FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-184376-10

Prospectus Supplement
(to Prospectus dated October 21, 2013)

$978,338,000 (Approximate)
COMM 2013-CCRE13 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

German American Capital Corporation
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Liberty Island Group I LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2013-CCRE13 Mortgage Trust
Issuing Entity

The COMM 2013-CCRE13 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2013-CCRE13 Mortgage Trust.  The issuing entity’s assets will primarily be 53 fixed-rate mortgage loans, secured by first liens on 73 commercial and multifamily properties.  The COMM 2013-CCRE13 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in January 2014.  Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this prospectus supplement under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:
Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date(2)
Class A-1	$ 51,735,000		1.259%(5)	November 2018
Class A-2	$ 187,219,000		3.039%(5)	December 2018
Class A-SB	$ 72,741,000		3.706%(5)	October 2023
Class A-3	$ 175,000,000		3.928%(5)	November 2023
Class A-4	$ 287,132,000		4.194%(5)	November 2023
Class X-A	$ 878,846,000	(6)	1.044%(6)	December 2023
Class A-M(8)	$ 105,019,000	(9)	4.449%(5)	December 2023
Class B(8)	$ 46,982,000	(9)	4.757%(5)	December 2023
Class PEZ(8)	$ 204,511,000	(9)	(5)	December 2023
Class C(8)	$ 52,510,000	(9)	4.757%(5)	December 2023

(Footnotes to table to begin on page xiii)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks.  See “Risk Factors” beginning on page S-45 of this prospectus supplement and page 10 of the prospectus.

With respect to this offering, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. are acting as the joint bookrunning managers and co-lead managers in the following manner:  Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 100% of each class of offered certificates and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0% of each class of offered certificates. CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and Nomura Securities International, Inc. are acting as co-managers.  The underwriters will offer the offered certificates in the amounts that set forth in this prospectus supplement, to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and Nomura Securities International, Inc. will be required to purchase the offered certificates (in the amounts that set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions.  Deutsche Mortgage & Asset Receiving Corporation expects to receive from the sale of the offered certificates approximately 107.963950261% of the initial aggregate certificate balance of the offered certificates with a principal balance, plus accrued interest, before deducting expenses payable by it.  The underwriters expect to deliver the offered certificates to purchasers on or about December 20, 2013.

Deutsche Bank Securities	Cantor Fitzgerald & Co.
Joint Bookrunning Managers and Co-Lead Managers

CastleOak Securities, L.P.	NOMURA	KeyBanc Capital Markets

Co-Managers

December 13, 2013

COMM 2013-CCRE13 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Oklahoma
1 property
$9,050,000
0.8% of total
North Dakota
2 properties
$11,068,983
1.0% of total
Missouri
1 property
$100,000,000
9.0% of total
Illinois
3 properties
$124,962,821
11.3% of total
Indiana
1 property
$30,000,000
2.7% of total
Michigan
1 property
$4,419,938
0.4% of total
Pennsylvania
7 properties
$73,775,663
6.7% of total
New York
2 properties
$139,200,000
12.6% of total
Oregon
1 property
$2,346,000
0.2% of total
Ohio
3 properties
$114,528,409
10.4% of total
New Jersey
9 properties
$49,700,000
4.5% of total
Delaware
1 property
$9,288,299
0.8% of total
California
13 properties
$183,544,066
16.6% of total
Georgia
2 properties
$13,235,000
1.2% of total
Arizona
1 property
$12,000,000
1.1% of total
Florida
2 properties
$11,350,000
1.0% of total
Texas
14 properties
$130,639,019
11.8% of total
Louisiana
5 properties
$63,723,237
5.8% of total
Alabama
3 properties
$18,240,000
1.6% of total
Tennessee
1 property
$3,795,762
0.3% of total
Mortgaged Properties by Property Type
Industrial 4.4%
Mixed Use 2.2%
Self Storage 6.9%
Office 28.4%
Multifamily 14.4%
Retail 20.4%
Hospitality 21.3%
0.2% – 2.0% of Initial Outstanding Pool Balance
2.1% – 5.0% of Initial Outstanding Pool Balance
5.1% – 10.0% of Initial Outstanding Pool Balance
10.1% – 16.6% of Initial Outstanding Pool Balance

EXECUTIVE SUMMARY	xiii	Property Value May Be Adversely
SUMMARY	S-1	Affected Even When Current
RISK FACTORS	S-45	Operating Income Is Not	S-53
General Risks	S-45	Risks Related to Tenants	S-53
The Offered Certificates May Not		Risks Related to Mortgage Loan
Be a Suitable Investment for		Concentration	S-61
You	S-45	Risks Related to Borrower
Risks Related to Market Conditions	S-45	Concentration	S-61
The Credit Crisis and Downturn in		Risks Relating to Property Type
the Real Estate Market Have		Concentration	S-62
Adversely Affected the Value of		Geographic Concentration
Commercial Mortgage-Backed		Exposes Investors to Greater
Securities	S-45	Risk of Default and Loss	S-62
The Volatile Economy and Credit		Office Properties Have Special
Crisis May Increase Loan		Risks	S-64
Defaults and Affect the Value		Hospitality Properties Have
and Liquidity of Your		Special Risks	S-65
Investment	S-46	Retail Properties Have Special
General Conditions in the		Risks	S-69
Commercial Real Estate		Multifamily Properties Have
Mortgage Markets May		Special Risks	S-73
Adversely Affect the		Self Storage Properties Have
Performance of the Offered		Special Risks	S-75
Certificates	S-47	Industrial Properties Have Special
Risks Related to the Mortgage Loans	S-48	Risks	S-76
Mortgage Loans Are Non-recourse		Mixed Use Properties Have
and Are Not Insured or		Special Risks	S-77
Guaranteed	S-48	Condominium Properties Have
The Offered Certificates Are		Special Risks	S-78
Limited Obligations and		Risks Related to Construction,
Payments Will Be Primarily		Development, Redevelopment,
Derived from the Mortgage		Renovation and Repairs at
Loans	S-48	Mortgaged Properties	S-79
Commercial Lending Is Dependent		Competition May Adversely Affect
upon Net Operating Income	S-49	the Performance of the
Mortgage Loans Have Not Been		Mortgaged Property	S-80
Reunderwritten Since		Options and Other Purchase
Origination	S-51	Rights May Affect Value or
The Prospective Performance of		Hinder Recovery with Respect
the Commercial, Multifamily		to the Mortgaged Properties	S-80
and Manufactured Housing		The Sellers of the Mortgage Loans
Community Mortgage Loans		Are Subject to Bankruptcy or
Included in the Issuing Entity		Insolvency Laws That May
Should Be Evaluated		Affect the Issuing Entity’s
Separately from the		Ownership of the Mortgage
Performance of the Mortgage		Loans	S-81
Loans in Any of the Depositor’s		Environmental Issues at the
Other Trusts	S-51	Mortgaged Properties May
Some Mortgaged Properties May		Adversely Affect Payments on
Not Be Readily Convertible to		Your Certificates	S-81
Alternative Uses	S-52	Potential Issuing Entity Liability
Limitations of Appraisals	S-52	Related to a Materially Adverse
		Environmental Condition	S-83

Borrower May Be Unable To		State Law Limitations Entail
Repay the Remaining Principal		Certain Risks	S-97
Balance on the Maturity Date		Mortgage Loans Secured by
or Anticipated Repayment Date		Leasehold Interests May
and Longer Amortization		Expose Investors to Greater
Schedules and Interest-Only		Risks of Default and Loss	S-98
Provisions May Increase Risk	S-84	Potential Absence of Attornment
Risks Relating to Borrower		Provisions Entails Risks	S-99
Organization or Structure	S-85	Risks Related to Zoning Laws	S-100
Tenancies in Common May Hinder		Risks Related to Litigation and
Recovery	S-86	Condemnation	S-100
Risks Related to Additional Debt	S-86	Prior Bankruptcies, Defaults or
Bankruptcy Proceedings Entail		Other Proceedings May Be
Certain Risks	S-88	Relevant to Future
Risks Related to Loan Sponsor		Performance	S-101
Guaranties	S-89	Risks Relating to Costs of
Lack of Skillful Property		Compliance with Applicable
Management Entails Risks	S-90	Laws and Regulations	S-102
Risks of Inspections Relating to		Risks Related to Conflicts of Interest	S-103
Property	S-90	Potential Conflicts of Interest of
World Events and Natural (or		the Master Servicer and the
Other) Disasters Could Have		Special Servicer	S-103
an Adverse Impact on the		Special Servicer May Be Directed
Mortgaged Properties and		To Take Actions	S-103
Could Reduce the Cash Flow		The Servicing of the 60 Hudson
Available To Make Payments		Street Loan Combination Will
on the Certificates	S-90	Shift to Others	S-104
Inadequate Property Insurance		Potential Conflicts of Interest of
Coverage Could Have an		the Operating Advisor	S-105
Adverse Impact on the		Potential Conflicts of Interest of
Mortgaged Properties	S-91	the Underwriters and Their
Risks Associated with Blanket		Affiliates	S-106
Insurance Policies or		Potential Conflicts of Interest in the
Self-Insurance	S-93	Selection of the Underlying
Availability of Terrorism Insurance	S-93	Mortgage Loans	S-107
Appraisals and Market Studies		Related Parties May Acquire
Have Certain Limitations	S-95	Certificates or Experience
Increases in Real Estate Taxes		Other Conflicts	S-107
Due to Termination of a PILOT		Conflicts Between Property
Program or Other Tax		Managers and the Borrowers	S-109
Abatement Arrangements May		Conflicts Between
Reduce Payments to		Certificateholders and Holders
Certificateholders	S-95	of Companion Loans	S-109
Risks Related to Enforceability	S-96	Other Potential Conflicts of
Risks Related to Enforceability of		Interest	S-110
Prepayment Premiums, Yield		Risks Related to the Offered
Maintenance Charges and		Certificates	S-112
Defeasance Provisions	S-96	Legal and Regulatory Provisions
The Master Servicer or the Special		Affecting Investors Could
Servicer May Experience		Adversely Affect the Liquidity of
Difficulty in Collecting Rents		the Offered Certificates	S-112
upon the Default and/or		Risks Related to Prepayments and
Bankruptcy of a Borrower	S-96	Repurchases of Mortgage
Risks Related to Mortgage Loans		Loans	S-114
Secured by Multiple Properties	S-96	Limited Obligations	S-116
		Yield Considerations	S-116

Optional Early Termination of the		Changes to REMIC Restrictions
Issuing Entity May Result in an		on Loan Modifications May
Adverse Impact on Your Yield		Impact an Investment in the
or May Result in a Loss	S-117	Certificates	S-124
A Mortgage Loan Seller May Not		Risks Relating to Lack of
Be Able To Make a Required		Certificateholder Control over
Repurchase or Substitution of a		the Issuing Entity	S-125
Defective Mortgage Loan	S-118	Different Timing of Mortgage Loan
Any Loss of Value Payment Made		Amortization Poses Certain
by a Mortgage Loan Seller May		Risks	S-125
Prove To Be Insufficient to		Ratings of the Offered Certificates .	S-125
Cover All Losses on a		Combination or “Layering” of
Defective Mortgage Loan	S-118	Multiple Risks May Significantly
Risks Related to Borrower Default ..	S-118	Increase Risk of Loss	S-127
Risks Related to Modification of		THE SPONSORS, MORTGAGE LOAN
Mortgage Loans with Balloon		SELLERS AND ORIGINATORS	S-127
Payments	S-119	German American Capital
Risks Related to Certain		Corporation	S-127
Payments	S-120	General	S-127
Risks of Limited Liquidity and		GACC’s Securitization Program	S-128
Market Value	S-120	Review of GACC Mortgage Loans	S-129
The Limited Nature of Ongoing		GACC’s Underwriting Standards	S-130
Information May Make It		Compliance with Rule 15Ga-1
Difficult for You To Resell Your		under the Exchange Act	S-134
Certificates	S-120	Cantor Commercial Real Estate
Risks Related to Factors		Lending, L.P.	S-135
Unrelated to the Performance		General	S-135
of the Certificates and the		CCRE Lending’s Loan Origination
Mortgage Loans, Such as		and Acquisition History	S-135
Fluctuations in Interest Rates		Review of CCRE Mortgage Loans	S-136
and the Supply and Demand of		CCRE Lending’s Underwriting
CMBS Generally	S-121	Standards	S-137
Credit Support May Not Cover All		Assessments of Property
Types of Losses	S-121	Condition	S-138
There Are Risks Relating to the		Compliance with Rule 15Ga-1
Exchangeable Certificates	S-121	under the Exchange Act	S-142
Subordination of the Class A-M,		KeyBank National Association	S-142
Class B and Class C Trust		General	S-142
Components Will Affect the		KeyBank’s Securitization Program.	S-143
Timing of Distributions and the		Review of KeyBank Mortgage
Application of Losses on the		Loans	S-143
Class X-A, Class X-B,		KeyBank’s Underwriting
Class A-M, Class B, Class C		Guidelines and Process	S-144
and Class PEZ Certificates	S-122	Exceptions	S-147
Disproportionate Benefits May Be		Repurchase Requests	S-147
Given to Certain Classes	S-122	Liberty Island Group I LLC	S-147
The Amount of Credit Support Will		General	S-147
Be Limited	S-122	Liberty Island’s Securitization
REMIC Status	S-123	Program	S-148
State and Local Tax		Liberty Island’s Underwriting
Considerations	S-123	Standards and Processes	S-149
Certain Federal Tax Consideration		Review of Mortgage Loans for
Regarding Original Issue		Which Liberty Island is the
Discount	S-123	Sponsor	S-152
Tax Considerations Related to		Repurchase Requests	S-153
Foreclosure	S-124	THE DEPOSITOR	S-154

v

THE ISSUING ENTITY	S-154	Prepayment Premiums and Yield
THE SERVICERS	S-156	Maintenance Charges	S-239
Generally	S-156	Application Priority of Mortgage
The Master Servicer and the Special		Loan Collections or Loan
Servicer	S-156	Combination Collections	S-241
Replacement of the Special Servicer	S-160	Assumed Final Distribution Date	S-243
The Primary Servicers	S-162	Realized Losses	S-243
THE TRUSTEE	S-165	Prepayment Interest Shortfalls	S-245
Certain Matters Regarding the		Subordination	S-247
Trustee	S-167	Appraisal Reductions	S-248
Resignation and Removal of the		Delivery, Form and Denomination	S-252
Trustee	S-167	Book-Entry Registration	S-253
THE CERTIFICATE ADMINISTRATOR		Definitive Certificates	S-255
AND CUSTODIAN	S-168	Certificateholder Communication	S-256
Certain Matters Regarding the		Access to Certificateholders’
Certificate Administrator	S-169	Names and Addresses	S-256
Trustee and Certificate Administrator		Special Notices	S-256
Fee	S-170	Retention of Certain Certificates by
PAYING AGENT, CERTIFICATE		Affiliates of Transaction Parties	S-256
REGISTRAR, CUSTODIAN AND		YIELD AND MATURITY
AUTHENTICATING AGENT	S-170	CONSIDERATIONS	S-256
THE OPERATING ADVISOR	S-171	Yield Considerations	S-256
CERTAIN RELATIONSHIPS AND		Weighted Average Life	S-259
RELATED TRANSACTIONS	S-172	Certain Price/Yield Tables	S-261
DESCRIPTION OF THE MORTGAGE		Yield Sensitivity of the Class X-A
POOL	S-174	Certificates	S-262
General	S-174	THE POOLING AND SERVICING
Security for the Mortgage Loans	S-178	AGREEMENT	S-263
Significant Obligors	S-179	General	S-263
Significant Mortgage Loans	S-179	Special Note Regarding the 60
Sale of the Mortgage Loans	S-179	Hudson Street Loan Combination	S-263
Loan Combinations/Split-Loan		Servicing of the Mortgage Loans and
Structures	S-184	Serviced Loan Combinations;
60 Hudson Street Loan		Collection of Payments	S-263
Combination	S-184	The Directing Holder	S-266
Saint Louis Galleria Loan		Limitation on Liability of Directing
Combination	S-187	Holder	S-271
Kalahari Resort Loan Combination..	S-194	The Operating Advisor	S-272
The 175 West Jackson Loan		General	S-272
Combination	S-196	Role of Operating Advisor While
Additional Mortgage Loan Information..	S-198	No Control Termination Event
Certain Terms and Conditions of the		Has Occurred and Is
Mortgage Loans	S-205	Continuing	S-272
Changes in Mortgage Pool		Role of Operating Advisor While a
Characteristics	S-218	Control Termination Event Has
DESCRIPTION OF THE OFFERED		Occurred and Is Continuing	S-272
CERTIFICATES	S-218	Annual Report	S-274
General	S-218	Replacement of the Special
Exchanges of Exchangeable		Servicer	S-275
Certificates	S-221	Termination of the Operating
Distributions	S-222	Advisor For Cause	S-275
Fees and Expenses	S-230	Rights upon Operating Advisor
Distribution of Excess Interest	S-239	Termination Event	S-276
Class A-SB Planned Principal		Termination of the Operating
Balance	S-239	Advisor Without Cause	S-277

Resignation of the Operating		Taxation of the Exchangeable
Advisor	S-277	Certificates		S-334
Operating Advisor Compensation	S-278	Further Information; Taxation of
Advances	S-278	Foreign Investors		S-335
Accounts	S-284	CERTAIN STATE AND LOCAL TAX
Enforcement of “Due-On-Sale” and		CONSIDERATIONS		S-335
“Due-On-Encumbrance” Clauses	S-286	ERISA CONSIDERATIONS		S-335
Inspections	S-288	LEGAL INVESTMENT		S-337
Insurance Policies	S-288	METHOD OF DISTRIBUTION
Assignment of the Mortgage Loans	S-291	(UNDERWRITER CONFLICTS OF
Representations and Warranties;		INTEREST)		S-338
Repurchase; Substitution	S-291	LEGAL MATTERS		S-339
Certain Matters Regarding the		RATINGS		S-340
Depositor, the Master Servicer, the		LEGAL ASPECTS OF MORTGAGE
Special Servicer and the		LOANS IN CALIFORNIA, NEW
Operating Advisor	S-293	YORK, TEXAS, ILLINOIS AND OHIO		S-341
Servicer Termination Events	S-296	INDEX OF DEFINED TERMS		S-345
Rights upon a Servicer Termination
Event	S-297	ANNEX A-1 –	CERTAIN
Waivers of Servicer Termination			CHARACTERISTICS
Events and Operating Advisor			OF THE MORTGAGE
Termination Events	S-300		LOANS	A-1-1
Amendment	S-300	ANNEX A-2 –	CERTAIN POOL
No Downgrade Confirmation	S-302		CHARACTERISTICS
Evidence of Compliance	S-304		OF THE MORTGAGE
Voting Rights	S-304		LOANS AND
Realization Upon Mortgage Loans	S-305		MORTGAGED
Sale of Defaulted Mortgage Loans			PROPERTIES	A-2-1
and Serviced REO Properties	S-307	ANNEX A-3 –	CLASS A-SB PLANNED
Modifications	S-309		PRINCIPAL BALANCE	A-3-1
Optional Termination	S-312	ANNEX B –	DESCRIPTION OF THE
Servicing Compensation and			TOP 20 MORTGAGE
Payment of Expenses	S-313		LOANS	B-1
Special Servicing	S-314	ANNEX C –	GLOBAL CLEARANCE,
Master Servicer and Special			SETTLEMENT AND
Servicer Permitted To Buy			TAX DOCUMENTATION
Certificates	S-322		PROCEDURES	C-1
Servicing of the Non-Serviced		ANNEX D –	DECREMENT TABLES	D-1
Mortgage Loans	S-322	ANNEX E –	PRICE/YIELD TABLES	E-1
Reports to Certificateholders;		ANNEX F –	MORTGAGE LOAN
Available Information	S-323		SELLER
Certificate Administrator Reports	S-323		REPRESENTATIONS
Information Available			AND WARRANTIES	F-1
Electronically	S-326	ANNEX G –	EXCEPTIONS TO
Other Information	S-329		MORTGAGE LOAN
Master Servicer’s Reports	S-329		SELLER
Exchange Act Filings	S-330		REPRESENTATIONS
Governing Law; Waiver of Jury Trial;			AND WARRANTIES	G-1
and Consent to Jurisdiction	S-331
USE OF PROCEEDS	S-331
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-331
General	S-331
Tax Status of Offered Certificates	S-332
Taxation of Offered Certificates	S-332

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT

Information about the certificates offered in this prospectus supplement is contained in two separate documents that progressively provide more detail:  (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates.  The Annexes to this prospectus supplement are incorporated into and are a part of this prospectus supplement.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates.  This prospectus supplement and the accompanying prospectus form a part of that registration statement.  However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement.  For further information regarding the documents referred to in this prospectus supplement, you should refer to our registration statement and the exhibits to it.  Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

This prospectus supplement is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement.  The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

In this prospectus supplement:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this prospectus supplement, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR

RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

WITHIN THE UNITED KINGDOM, THIS PROSPECTUS SUPPLEMENT IS DIRECTED ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR (II) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

 Each underwriter has represented and agreed, that:

      (a)       in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA“)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”).  THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS.

x

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

 In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

(a)       to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)       to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

(c)       in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision (i), the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES.  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.  AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED PRIVATE CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF

THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS SUPPLEMENT MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING.  IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IN THE PRC.  ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS SUPPLEMENT OR ANY OTHER DOCUMENT.  NEITHER THIS PROSPECTUS SUPPLEMENT NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

EXECUTIVE SUMMARY

          This Executive Summary does not include all of the information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement relating to the certificates offered by this prospectus supplement and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)	Approximate Initial Credit Support	Description of Pass-Through Rate	Assumed Final Distribution Date(2)	Approximate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)
Offered Certificates
A-1	$51,735,000	30.000%(4)	Fixed(5)	November 2018	1.259%	2.80	1 – 59
A-2	$187,219,000	30.000%(4)	Fixed(5)	December 2018	3.039%	4.90	59 – 60
A-SB	$72,741,000	30.000%(4)	Fixed(5)	October 2023	3.706%	7.54	60 – 118
A-3	$175,000,000	30.000%(4)	Fixed(5)	November 2023	3.928%	9.87	114 – 119
A-4	$287,132,000	30.000%(4)	WAC CAP(5)	November 2023	4.194%	9.89	119 – 119
X-A	$878,846,000(6)	N/A	Variable(6)	December 2023	1.044%	N/A	N/A
A-M(8)	$105,019,000(9)	20.500%	WAC CAP(5)	December 2023	4.449%	9.91	119 – 120
B(8)	$46,982,000(9)	16.250%	WAC(5)	December 2023	4.757%	9.97	120 – 120
PEZ(8)	$204,511,000(9)	11.500%(4)	(5)	December 2023	NAP	9.94	119 – 120
C(8)	$52,510,000(9)	11.500%(4)	WAC(5)	December 2023	4.757%	9.97	120 – 120
Non-Offered Certificates(7)
X-B	$154,765,000(6)	N/A	Variable(6)	December 2023	0.000%	N/A	N/A
X-C	$71,856,197(6)	N/A	Variable(6)	December 2023	0.611%	N/A	N/A
D	$55,273,000	6.500%	WAC(5)	December 2023	4.757%	9.97	120 – 120
E	$22,110,000	4.500%	WAC(5)	December 2023	4.757%	9.97	120 – 120
F	$9,673,000	3.625%	WAC CAP(5)	December 2023	3.874%	9.97	120 – 120
G	$40,073,197	0.000%	WAC CAP(5)	December 2023	3.874%	9.97	120 – 120
SLG(10)	$20,000,000	N/A	Fixed(5)(11)	November 2018	3.943315%	4.89	59 – 59
V(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
R(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
LR(12)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate; subject to a variance of plus or minus 5.0%.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based upon the assumption that no mortgage loan is prepaid prior to its stated maturity date or anticipated repayment date, as applicable, and otherwise based on modeling assumptions described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See “Yield and Maturity Considerations” in this prospectus supplement.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this prospectus supplement, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(4)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in the aggregate. The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $52,510,000.

(5)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class SLG certificates will be fixed at their initial pass-through rate of 1.259%, 3.039%, 3.706%, 3.928% and 3.943315%, respectively, per annum. For any distribution date, the pass-through rates on the Class A-4 and Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) (a) with respect to the Class A-4 certificates, 4.194% and (b) with respect to the Class A-M Certificates, 4.449%. For any distribution date, the pass-through rate on the Class B, Class C, Class D and Class E certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs For any distribution date, the pass-through rates on the Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 3.874%. The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates.

(6)
The Class X-A, Class X-B and Class X-C certificates will not have certificate balances. None of the Class X-A, Class X-B or Class X-C certificates will be entitled to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this prospectus supplement.

(7)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus supplement.

(8)
Up to the full certificate balance of the Class A-M, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M, Class B and Class C certificates, in each case, only in the proportions and the manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(9)
On the closing date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $105,019,000, $46,982,000 and $52,510,000, respectively. The Class A-M, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the Class A-M, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively. The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-M, Class B and Class C certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust components that is represented by the Class A-M, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange. The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange, and is not included in the certificate balance of the certificates set forth on the cover page of this prospectus supplement. The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(10)	The Class SLG certificates will only receive distributions from, and will only incur losses with respect to, the junior non-pooled component of the Saint Louis Galleria mortgage loan.

(11)	For any distribution date, the pass-through rate on the Class SLG certificates will be the net mortgage rate of the junior non-pooled component of the Saint Louis Galleria mortgage loan.

(12)
The Class V, Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating. The Class V certificates represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this prospectus supplement. The Class V certificates will not be entitled to distributions in respect of interest other than excess interest. The Class R and Class LR certificates represent the residual interests in each Trust REMIC, as further described in this prospectus supplement. The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

          The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool(1)

Outstanding Pool Balance as of the Cut-off Date(2)	$1,105,467,197
Number of Mortgage Loans	53
Number of Mortgaged Properties	73
Average Cut-off Date Mortgage Loan Balance	$20,857,872
Weighted Average Mortgage Rate(3)	4.8247%
Weighted Average Cut-off Date Remaining Term to Maturity or ARD (in months)(4)	109
Weighted Average U/W NCF Debt Service Coverage Ratio (5)	2.10x
Weighted Average Cut-off Date Loan-to-Value Ratio(5)(6)(7)	60.8%
Weighted Average Cut-off Date U/W NOI Debt Yield(5)(6)(7)	12.7%

(1)	Statistical information in this table does not include the junior non-pooled component of the Saint Louis Galleria mortgage loan.

(2)	Subject to a permitted variance of plus or minus 5.0%.

(3)
Calculated with respect to only the interest rate for the Saint Louis Galleria senior pooled component, which is 3.379377%, and not the interest rate for the Saint Louis Mortgage junior non-pooled component.

(4)	Calculated with respect to an anticipated repayment date for 2 mortgage loans, representing approximately 11.7% of the outstanding pool balance as of the cut-off date.

(5)
In the case of 4 mortgage loans, collectively representing approximately 37.5% of the outstanding pool balance as of the cut-off date, each with one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan not included in the issuing entity; provided, that with respect to the Saint Louis Galleria mortgage loan, the debt service coverage ratio, debt yield and debt service coverage ratio includes the Saint Louis Galleria senior pari passu companion loan but does not include the Saint Louis Galleria junior non-pooled component.

(6)
In the case of 1 mortgage loan, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the loan-to value ratio for such mortgage loan has been calculated based on an “as-stabilized” appraised value of $31.75 million.

(7)
In the case of 2 mortgage loans, representing approximately 3.9% and 0.8%, respectively, of the outstanding pool balance as of the cut-off date, the loan-to value ratio for such mortgage loan has been calculated based on an “as-complete” appraised value of $58.3 million and $12.9 million, respectively.

SUMMARY

          This summary highlights selected information from this prospectus supplement and does not include all of the relevant information you need to consider in making your investment decision. You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

Title of Certificates	COMM 2013-CCRE13 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2013-CCRE13 Mortgage Trust, a New York common law trust. The issuing entity will be formed on the closing date pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer. See “The Issuing Entity” in this prospectus supplement.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500. See “The Depositor” in this prospectus supplement and “The Depositor” in the prospectus.

Sponsors
German American Capital Corporation, a Maryland corporation, Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, KeyBank National Association, a national banking association and Liberty Island Group I LLC, a Delaware limited liability company, each have acted as a sponsor with respect to the issuance of the certificates. The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor. The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates. See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Mortgage Loan Sellers
German American Capital Corporation, a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider and authenticating agent.

Cantor Commercial Real Estate Lending, L.P., a sponsor and an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters.

KeyBank National Association, a sponsor, primary servicer and an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Liberty Island Group I LLC, a sponsor and an affiliate of Prudential Asset Resources, Inc., a primary servicer.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	German American Capital Corporation(1)	19	$621,496,539	56.2%
	Cantor Commercial Real Estate Lending, L.P	25	$317,787,791	28.7%
	German American Capital Corporation/Liberty Island Group I LLC(2)	1	$99,846,826	9.0%
	KeyBank National Association	8	$66,336,041	6.0%
	Total	53	$1,105,467,197	100.0%

	(1)		Does not include the Saint Louis Galleria junior non-pooled component.

	(2)
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, which is evidenced by four notes, German American Capital Corporation is transferring two of the four notes to the issuing entity, which notes, collectively, have an outstanding principal balance as of the cut-off date of $49,923,413, and Liberty Island Group I LLC is transferring the other two notes to the issuing entity, which notes, collectively have an outstanding principal balance as of the cut-off date of $49,923,413.

Cantor Commercial Real Estate Lending, L.P. and its successors and assigns will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P., other than the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Lloyd Crossing, Garden Ridge HQ, Park Plaza, Courtyards at San Jose and Scott and White Healthcare Clinics, representing approximately 2.7%, 2.1%, 1.6%, 0.6% and 0.4%, respectively, of the outstanding pool balance as of the cut-off date. Such amount will not be part of available funds to make distributions on the certificates. See “Description of the Offered Certificates—Distributions” and “—Fees and Expenses” in this prospectus supplement.

Originators
Each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, was co-originated by German American Capital Corporation and Prudential Mortgage Capital Company, LLC, and Prudential Mortgage Capital Company, LLC subsequently transferred its interest to Liberty Island Group I LLC.

See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Master Servicer
Wells Fargo Bank, National Association, a national banking association, will act as master servicer under the pooling and servicing agreement for this transaction. See “The Servicers—The Master Servicer and the Special Servicer” in this prospectus supplement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Duke Energy Center, 550 South Tryon Street, 14th Floor, MAC D1086-120, Charlotte, North Carolina 28202.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than with respect to any non-serviced mortgage loans that are part of loan combinations): (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout. In addition, the master servicer will be the primary party responsible for making principal and interest advances and property advances under the pooling and servicing agreement with respect to the mortgage loans (other than any non-serviced mortgage loan) that it is servicing, subject in each case to a nonrecoverability determination. The fee of the master servicer with respect to the mortgage loans and the serviced companion loans will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates). The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The 60 Hudson Street loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. It is expected that after the securitization of the related pari passu companion loan designated as Note A-2, the 60 Hudson Street loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into connection with that securitization. With respect to the 60 Hudson Street mortgage loan, after the securitization of the related pari passu companion loan designated as Note A-2, the master servicer will be entitled to receive a primary servicing fee under the related pooling and servicing agreement, payable monthly from the related mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Each of the Saint Louis Galleria loan combination and the Kalahari Resort loan combination will be serviced by the master servicer under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

The 175 West Jackson loan combination is being serviced by Wells Fargo Bank, National Association, as master servicer, under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust. With respect to the 175 West Jackson mortgage loan, the COMM 2013-CCRE12 master servicer will be entitled to receive a primary servicing fee under the COMM 2013-CCRE12 pooling and servicing agreement (which fee will accrue at a rate equal to 0.070% per annum on an actual/360 basis), payable monthly from the 175 West Jackson mortgage loan, prior to application of such interest to make payments on the certificates. See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Special Servicer
Wells Fargo Bank, National Association, a national banking association. Wells Fargo Bank, National Association, a national banking association will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than with respect to any non-serviced mortgage loans that are part of loan combinations). See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this prospectus supplement. Wells Fargo Bank, National Association was appointed to be the special servicer by the initial directing holder. The principal west coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage special servicing offices of Wells Fargo Bank, National Association are located at, MACD 1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

The 60 Hudson Street loan combination will initially be specially serviced by the special servicer under the pooling and servicing agreement for this transaction. After the securitization of the related pari passu companion loan designated as Note A-2, the 60 Hudson Street loan combination will be specially serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—Loan  Combinations/Split-Loan Structures” in this prospectus supplement.

If the 60 Hudson Street mortgage loan or any related pari passu companion loan becomes specially serviced prior to the securitization of the related pari passu companion loan designated as Note A-2, the special servicer will be responsible for the servicing and administration of the 60 Hudson Street loan combination and will be entitled to compensation as described under the pooling and servicing agreement and the related intercreditor agreement.  If the 60 Hudson Street loan combination is being specially serviced when the related pari passu companion loan designated as Note A-2 is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.  See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the 60 Hudson Street Loan Combination Will Shift to Others” in this prospectus supplement.

Each of the Saint Louis Galleria loan combination and the Kalahari Resort loan combination will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

The 175 West Jackson loan combination will be specially serviced by LNR Partners, LLC, as special servicer under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan and the junior non-pooled component of the Saint Louis Galleria mortgage loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly.  The special servicing fee for each specially serviced loan (including any related serviced companion loan and the junior non-pooled component of the Saint Louis Galleria mortgage loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan and the junior non-pooled component of the Saint Louis Galleria mortgage loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer).  The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan and the junior non-pooled component of the Saint Louis Galleria mortgage loan) as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus supplement, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds.  The liquidation fee for each specially serviced loan (including any serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.  Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders.  See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.

The party acting as special servicer with respect to the 175 West Jackson loan combination pursuant to the COMM 2013-CCRE12 Mortgage Trust and the party acting as special servicer with respect to the 60 Hudson Street mortgage loan after the securitization of the pari passu companion loan designated as Note A-2 will be entitled to receive similar, though not identical, special servicing compensation pursuant to such pooling and servicing agreements.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Primary Servicers
KeyBank National Association, a national banking association, will act as primary servicer with respect to the mortgage loans which are being transferred to the issuing entity by KeyBank National Association.  These mortgage loans represent 6.0% of the outstanding pool balance as of the cut-off date.  See “The Servicers—The Primary Servicers” in this prospectus supplement.  The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-4220.  The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Prudential Asset Resources, Inc., a Delaware corporation and a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC, will act as primary servicer with respect to the mortgage loan which is being transferred to the issuing entity by Liberty Island Group I LLC.  This mortgage loan represents 9.0% of the outstanding pool balance as of the cut-off date.  See “The Servicers—The Primary Servicers” in this prospectus supplement.  The principal servicing office of Prudential Asset Resources, Inc.,  is located at 2100 Ross Avenue, Suite 250, Dallas, Texas 75201.  The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Trustee
U.S. Bank National Association, a national banking association.  The corporate trust offices of U.S. Bank National Association are located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.  Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to any non-serviced mortgage loans that are part of loan combinations).  In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.  See “The Trustee” in this prospectus supplement.

The initial mortgagee of record with respect to the 60 Hudson Street mortgage loan will be U.S. Bank National Association in its capacity as trustee under the pooling and servicing agreement for this transaction.  After the securitization of the related pari passu companion loan designated as Note A-2, the mortgagee of record with respect to the 60 Hudson Street mortgage loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The mortgagee of record with respect to the 175 West Jackson mortgage loan is presently U.S. Bank National Association, in its capacity as the trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust Securitization. See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

Certificate Administrator
and Custodian
Deutsche Bank Trust Company Americas, a New York banking corporation.  The corporate trust offices of Deutsche Bank Trust Company Americas, are located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration DB13CC, and its telephone number is (714) 247-6000.

The certificate administrator will be responsible for:  (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934.  In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar.  See “The Certificate Administrator and Custodian” in this prospectus supplement.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0020% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.  The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor	Situs Holdings, LLC, a Delaware limited liability company.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 60 Hudson Street loan combination), at any time during the period when a “Control Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this prospectus supplement and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

(iii)
based on the operating advisor’s review of certain information described in this prospectus supplement, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations (other than the 60 Hudson Street loan combination) were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform level basis with respect to the resolution and liquidation of specially serviced loans.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than the 60 Hudson Street loan combination), after the occurrence and continuance of a “Consultation Termination Event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (other than any non-serviced mortgage loan and the 60 Hudson Street mortgage loan but including the junior non-pooled component of the Saint Louis Galleria mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this prospectus supplement, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this prospectus supplement.

Significant Obligor
The mortgaged property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, secures a mortgage loan that represents approximately 11.3% of the outstanding pool balance as of the cut-off date.  See “Description of the Mortgage Pool—Significant Obligors” in this prospectus supplement and “Description of the Top 20 Mortgage Loans” in Annex B to this prospectus supplement.

Directing Holder
With respect to each mortgage loan (other than with respect to any non-serviced mortgage loan) or serviced loan combination (other than the 60 Hudson Street loan combination), the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement.  With respect to each mortgage loan that is part of a non-serviced loan combination and the 60 Hudson Street mortgage loan, the directing holder will be as specified in the definition of “Directing Holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

The controlling class is the most subordinate of the Class E, Class F and Class G certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class.  No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), the consent rights of the directing holder will terminate, and if no consultation termination event has occurred, the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event” has occurred and is continuing (i.e., when no class of the Class E, Class F and Class G certificates has an outstanding certificate balance (as reduced by any realized losses (but without regard to appraisal reduction amounts) allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class), all of the rights of the directing holder will terminate.  See “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

It is anticipated that Eightfold Real Estate Capital Fund III, L.P. or its affiliate will (i) purchase at least a majority of the Class E certificates and all of the Class F, Class G and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination (other than the 60 Hudson Street loan combination).

With respect to the 175 West Jackson mortgage loan, the directing holder under the COMM 2013-CCRE12 pooling and servicing agreement, currently LNR Securities Holdings, LLC, is the directing holder of the 175 West Jackson loan combination.

With respect to the 60 Hudson Street mortgage loan, the holder of the related pari passu companion loan is the directing holder of the 60 Hudson Street loan combination.

In the case of the Saint Louis Galleria loan combination and the Kalahari Resort loan combination, the holders of the related companion loan(s) will have certain consultation rights with respect to the servicing of the related loan combination described under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

Underwriters
Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and Nomura Securities International, Inc. are the underwriters. Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent. Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller. KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a sponsor, mortgage loan seller and primary servicer. The underwriters are required to purchase the certificates offered in this prospectus supplement from the depositor (in the amounts set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement), subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, which is the depositor, are held by DB U.S. Financial Markets Holding Corporation.

German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., one of the underwriters, Deutsche Mortgage & Asset Receiving Corporation, the depositor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and mortgage loan seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of each other.

KeyBank National Association, a sponsor, mortgage loan seller and primary servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters.

Liberty Island Group I LLC, a sponsor and mortgage loan seller, is an affiliate of Prudential Asset Resources, Inc., a primary servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation), the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., one of the underwriters, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of December 16, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to six (6) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.9% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Pursuant to an interim servicing agreement between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, ten (10) of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 41.8% of the outstanding pool balance as of the cut-off date.

Pursuant to an interim servicing agreement between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, six (6) of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 11.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and, Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, one (1) of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 2.1% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

U.S. Bank National Association, the trustee, and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. If such is the case at the time the certificates are issued, then Cantor Commercial Real Estate Lending, L.P. will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens. As of December 16, 2013, U.S. Bank National Association is the repurchase agreement counterparty with respect to three (3) of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 3.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of Cantor Commercial Real Estate Lending, L.P. mortgage loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of certificates).

Situs Holdings, LLC, which is acting as the operating advisor, assisted German American Capital Corporation with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the operating advisor, assisted Cantor Commercial Real Estate Lending, L.P. with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association, which is acting as the master servicer and the special servicer, assisted Eightfold Real Estate Capital Fund III, L.P., or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association, is acting as the master servicer and the special servicer in this transaction and also acts as the master servicer and the certificate administrator and custodian under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust, which includes the 175 West Jackson pari passu companion loan.

Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with Liberty Island Group I LLC, or with a wholly-owned subsidiary or other affiliate of Liberty Island Group I LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC. The mortgage loan that Liberty Island Group I LLC will transfer to the depositor is subject to such repurchase facility and proceeds received by Liberty Island Group I LLC in connection with the transfer of the related mortgage loan to the depositor will be used, among other things, to reacquire such mortgage loan, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association, in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, Liberty Island Group I LLC, or a wholly-owned subsidiary or other affiliate of Liberty Island Group I LLC, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to the mortgage loan that Liberty Island Group I LLC will transfer to the depositor. This hedging arrangement will terminate in connection with the transfer of the mortgage loan pursuant to this securitization transaction.

U.S. Bank National Association is acting as the trustee, and also acts as trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust, which includes the 175 West Jackson pari passu companion loan.

With respect to the 60 Hudson Street mortgage loan representing approximately 11.3% of the initial outstanding pool balance, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-2.

With respect to the Saint Louis Galleria mortgage loan representing approximately 9.0% of the initial outstanding pool balance, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-2.

With respect to the Kalahari Resort mortgage loan representing approximately 9.0% of the initial outstanding pool balance, (i) German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-3 and (ii) Liberty Island Group I LLC or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-4. Prudential Asset Resources, Inc. acts as the interim servicer with respect to the Note A-3 and Note A-4.

With respect to the 175 West Jackson companion loan representing approximately 8.1% of the initial outstanding pool balance, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-2-B.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in December 2013 and the date of origination of each mortgage loan.

Closing Date	On or about December 20, 2013.

Distribution Date	The fourth business day following the determination date in each month, commencing in January 2014. The initial distribution date will be January 10, 2014.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in January 2014.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class LR and Class R certificates) and each trust component, the calendar month immediately preceding the month in which the distribution date occurs. Calculations of interest due in respect of each class of certificates (other than the Class V, Class LR and Class R certificates) and each trust component will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2013-CCRE13 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	•	Class A-1

	•	Class A-2

	•	Class A-SB

	•	Class A-3

	•	Class A-4

	•	Class X-A

	•	Class A-M

	•	Class B

	•	Class PEZ

	•	Class C

The trust to be created by the depositor will consist of a total of 20 classes, the following of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class SLG, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 53 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 73 commercial and multifamily properties.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria will be divided into a pooled component having a cut-off date balance of $100,000,000, which is referred to as the “Saint Louis Galleria senior pooled component” in this prospectus supplement, and a junior non-pooled component having a cut-off date balance of $20,000,000, which is referred to as the “Saint Louis Galleria junior non-pooled component” in this prospectus supplement. The Saint Louis Galleria senior pooled component will be pooled together with the other mortgage loans, and interest and principal received in respect of the Saint Louis Galleria senior pooled component will be available to make distributions in respect of each class of certificates other than the Class SLG certificates, respectively. Payments of interest and principal received in respect of the Saint Louis Galleria junior non-pooled component will be available to make distributions in respect of the Class SLG certificates. Losses with respect to the Saint Louis Galleria mortgage loan will be allocated first to the Saint Louis Galleria junior non-pooled component and then, pro rata (based on outstanding principal balance), to the Saint Louis Galleria senior pooled component and the Saint Louis Galleria senior pari passu companion loan. Losses with respect to the other mortgage loans will not be allocated to the Saint Louis Galleria junior non-pooled component.

Although the Saint Louis Galleria junior non-pooled component is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this prospectus supplement, the Saint Louis Galleria junior non-pooled component is not reflected in this prospectus supplement and the term “mortgage loan” in that context does not include the Saint Louis Galleria junior non-pooled component.

Certificate Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$ 51,735,000
	Class A-2	$ 187,219,000
	Class A-SB	$ 72,741,000
	Class A-3	$ 175,000,000
	Class A-4	$ 287,132,000
	Class X-A	$ 878,846,000
	Class A-M	$ 105,019,000(1)
	Class B	$ 46,982,000(1)
	Class PEZ	$ 204,511,000(1)
	Class C	$ 52,510,000(1)

(1)
The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange for the Class PEZ certificates. The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date. The initial certificate principal balances of the Class A-M, Class B and Class C trust components are $105,019,000, $46,982,000 and $52,510,000, respectively.

The certificates that are not offered in this prospectus supplement (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this prospectus supplement.

The Class X-A, Class X-B and Class X-C certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B and Class X-C certificates will represent the right to receive distributions of interest accrued as described in this prospectus supplement on their respective notional balance.

The notional balance of the Class X-A certificates will equal the aggregate certificate balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, Class A-M trust component (without regard to any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates) outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $878,846,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balance of the Class B and Class C trust components (without regard to any exchange of Class A-M,

Class B and Class C certificates for Class PEZ certificates), and Class D certificates outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $154,765,000.

The notional balance of the Class X-C certificates will equal the aggregate certificate balance of the Class E, Class F and Class G certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $71,856,197.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which (other than for the Class SLG certificates) is set forth or otherwise described below:

●
The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-SB and Class A-3 certificates will be fixed at their initial pass-through rate of 1.259%, 3.039%, 3.706% and 3.928%, respectively, per annum. The pass-through rates on the Class A-4 and Class A-M certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) (a) with respect to the Class A-4 certificates, 4.194% and (b) with respect ot the Class A-M certificates, 4.449%. The pass-through rate on the Class B, Class C, Class D and Class E certificates will be a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs. The pass-through rates on the Class F and Class G certificates will be a per annum rate equal to the lesser of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs and (ii) 3.874%.

	●	The pass-through rate for the Class SLG certificates will be fixed at the SLG net rate, which is a per annum rate equal to 3.943315%.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately 1.044% per annum, (ii) Class X-B certificates will equal approximately 0.000% per annum and (iii) Class X-C certificates will equal approximately 0.611% per annum.

●
The pass-through rate for each of the Class X-A, Class X-B and Class X-C certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates and

Class X-C strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates and Class X-C certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4 certificates or the Class A-M trust component, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B or Class C trust components, or Class D certificates, respectively. Each of the components of the Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class E, Class F or Class G certificates, respectively. For purposes of the accrual of interest on the Class X-A, Class X-B and Class X-C certificates for each distribution date, the applicable Class X-A strip rate, Class X-B strip rate or Class X-C strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (but not the Saint Louis Galleria junior non-pooled component) for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or trust component.

●
The Class X-B certificates will not be entitled to any distributions other than a possible share of any prepayment premiums and yield maintenance charges collected on the mortgage, as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

●
For a more detailed discussion of the Class X-A strip rates, the Class X-B strip rates and the Class X-C strip rates and the pass-through rates applicable to the Class X-A, Class X-B and Class X-C certificates, see “Description of the Offered Certificates—Distributions” in this prospectus supplement.

●
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates, respectively.

●
The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this prospectus supplement.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Assumed Final Distribution
Date;
The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	November 2018
	Class A-2	December 2018
	Class A-SB	October 2023
	Class A-3	November 2023
	Class A-4	November 2023
	Class X-A	December 2023
	Class A-M	December 2023
	Class B	December 2023
	Class PEZ	December 2023
	Class C	December 2023

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates, other than the Class SLG, Class V, Class R and Class LR certificates, from available funds (excluding any amounts attributable to the Saint Louis Galleria junior non-pooled component) in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement;

The Class SLG certificates will only be entitled to distributions from amounts collected on and allocated to the Saint Louis Galleria junior non-pooled component and such amounts will generally not be available to make distributions on any other class of certificates.

A description of the principal and interest entitlement of each class of certificates offered in this prospectus supplement for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Fees and Expenses—Distribution of Available Funds” in this prospectus supplement.

The Class PEZ certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.

None of the Class X-A, Class X-B and Class X-C certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class LR and Class R certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this prospectus supplement will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this prospectus supplement and “Yield and Maturity Considerations” in the accompanying prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class SLG, Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: other than with respect to the Saint Louis Galleria junior non-pooled component, (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B or Class X-C certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates or trust component comprising a component of the notional balance of any of the

Class X-A, Class X-B or Class X-C certificates will reduce the notional balances of the Class X-A, Class X-B or Class X-C certificates and, therefore, the amount of interest those classes accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this prospectus supplement.

(2)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates.

(3)
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-M trust component will be made pro rata to the Class A-M certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-M trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this prospectus supplement.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of excess interest and the CCRE Strips and the Saint Louis Galleria junior non-pooled component) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class SLG, Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus supplement.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer is required to advance delinquent monthly payments on a mortgage loan (including the Saint Louis Galleria junior non-pooled component) if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer is also not required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this prospectus supplement, subject to a recoverability determination. With respect to each mortgage loan (including the Saint Louis Galleria junior non-pooled component) or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement (see also “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—the 60 Hudson Street Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—the 175 West Jackson Loan Combination—Advancing”)) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is non-recoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of non-recoverability. The trustee will be entitled to conclusively rely on the determination of non-recoverability made by either the master servicer or the special servicer. With respect to any non-serviced loan combination, the master servicer and the trustee will be entitled to conclusively rely on any determination of non-recoverability made by a master servicer or special servicer of a pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an “approved master servicer or special servicer” by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this prospectus supplement and thus will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement. Non-recoverable advances made in respect of a mortgage loan other than the Saint Louis Galleria mortgage loan may not be reimbursed directly from any collections on the Saint Louis Galleria mortgage loan allocable to the Saint Louis Galleria junior non-pooled component and any non-recoverable advances made in respect of the Saint Louis Galleria mortgage loan may not be reimbursed directly from any other collection on the other mortgage loans except for a pro rata portion of such advance allocable to the Saint Louis Galleria senior pooled component. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this prospectus supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this prospectus supplement.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the applicable pooling and servicing agreement, under which it is serviced, relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. Generally, the existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this prospectus supplement:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this prospectus supplement with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the 60 Hudson Street mortgage loan, Saint Louis Galleria mortgage loan, the Kalahari Resort mortgage loan and the 175 West Jackson mortgage loan, each of which is secured by a mortgaged property that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loans have been calculated based on such mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

The assets of the issuing entity will also include the Saint Louis Galleria junior non-pooled component. Although the Saint Louis Galleria junior non-pooled component will be an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus supplement, the Saint Louis Galleria junior non-pooled component is not reflected in this prospectus supplement and the term “mortgage loan” in that context does not include the Saint Louis Galleria junior non-pooled component unless otherwise indicated. The Saint Louis Galleria junior non-pooled component supports only the Class SLG certificates. Information in the tables in this prospectus supplement excludes the Saint Louis Galleria junior non-pooled component unless otherwise stated.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this prospectus supplement, unless otherwise indicated.

All Mortgage Loans

Number of Mortgage Loans	53
Number of Mortgaged Properties	73
Number of Fully Amortizing Mortgage Loans	0
Number of Amortizing Balloon Mortgage Loans(1)	32
Number of Interest-Only Mortgage Loans(2)	3
Number of Partial Interest-Only Mortgage Loans(3)	18
Aggregate Principal Balance	$1,105,467,197
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,173,702
Maximum Mortgage Loan Balance	$125,000,000
Average Mortgage Loan Principal Balance	$20,857,872
Range of Mortgage Rates(8)
Minimum Mortgage Rate(8)	3.3794%
Maximum Mortgage Rate(8)	5.6670%
Weighted Average Mortgage Rate(8)	4.8247%
Range of Remaining Terms to Maturity or ARD(4)
Minimum Remaining Term(4)	59 months
Maximum Remaining Term(4)	120 months
Weighted Average Remaining Terms to Maturity or ARD(4)	109 months
Range of Remaining Amortization Terms(5)
Minimum Remaining Amortization Term(5)	179 months
Maximum Remaining Amortization Term(5)	360 months
Weighted Average Remaining Amortization Term(5)	349 months
Range of Cut-off Date Loan-to-Value Ratios (6)(8)(9)(10)
Minimum Cut-off Date Loan-to-Value Ratio(6)(8)(9)(10)	28.7%
Maximum Cut-off Date Loan-to-Value Ratio (6)(8)(9)(10)	75.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(6)(8)(9)(10)	60.8%
Range of U/W NCF Debt Service Coverage Ratios(6)(7)(8)
Minimum U/W NCF Debt Service Coverage Ratio(6)(7)(8)	1.20x
Maximum U/W NCF Debt Service Coverage Ratio(6)(7)(8)	4.53x
Weighted Average U/W NCF Debt Service Coverage
Ratio(6)(7)(8)	2.10x
Range of U/W NOI Debt Yields(6)(8)
Minimum U/W NOI Debt Yield(6)(8)	8.3%
Maximum U/W NOI Debt Yield(6)(8)	21.4%
Weighted Average U/W NOI Debt Yield(6)(8)	12.7%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Includes 3 mortgage loans, representing approximately 21.6% of the outstanding pool balance as of the cut-off date, each of which pays interest only through its maturity date or anticipated repayment date. Includes one anticipated repayment date mortgage loan, representing approximately 11.3% of the outstanding pool balance as of the cut-off date.

(3)
Includes 18 mortgage loans (one of which is an anticipated repayment date mortgage loan), representing approximately 36.2% of the outstanding pool balance as of the cut-off date, which pay interest only for a portion of their term. The interest only period for such mortgage loans ranges from 11 months to 71 months following the cut-off date.

(4)	Calculated with respect to an anticipated repayment date for 2 mortgage loans, representing approximately 11.7% of the outstanding pool balance as of the cut-off date.

(5)
Excludes 3 mortgage loans, representing approximately 21.6% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its maturity date or anticipated repayment date.

(6)
In the case of 4 mortgage loans, collectively representing approximately 37.5% of the outstanding pool balance as of the cut-off date, each of which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for such mortgage loans have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan(s) not included in the issuing entity, provided, that with respect to the Saint Louis Galleria mortgage loan, the debt service coverage ratio, debt yield and debt service coverage ratio includes the Saint Louis Galleria senior pari passu companion loan but does not include the Saint Louis Galleria junior non-pooled component.

(7)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

(8)
For the Saint Louis Galleria mortgage loan, the loan-to-value ratios, debt service coverage ratios, mortgage rate and debt yields have been calculated based on the Saint Louis Galleria senior pooled component only.

(9)
In the case of 1 mortgage loan, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as stabilized” appraised value of $31.75 million. The “as- is” appraised value is $28.0 million. Based on the “as-is” appraised value, the loan-to-value ratio for such mortgage loan is 85.7%.

(10)
In the case of 2 mortgage loans, representing approximately 3.9% and 0.8%, respectively, of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” appraised value of $58.3 million and $12.9 million, respectively. The “as-is” appraised value is $55.5 million and $11.8 million, respectively. Based on the “as-is” appraised value, the loan-to-value ratio for such mortgage loan is 78.4% and 76.7%, respectively.

B. Loan Combinations/
Split-Loan Structures
The mortgage loans secured by the mortgaged properties identified as 60 Hudson Street, Saint Louis Galleria, Kalahari Resort and Convention Center and 175 West Jackson on Annex A-1 to this prospectus supplement also secure one or more companion loans that will not be included in the mortgage pool.

The mortgage loan secured by the mortgaged property identified as 60 Hudson Street on Annex A-1 to this prospectus supplement is evidenced by (1) a promissory note designated as Note A-1 (referred to in this prospectus supplement as the “60 Hudson Street mortgage loan”) with an outstanding principal balance as of the cut-off date of $125,000,000, representing approximately 11.3% of the outstanding pool balance as of the cut-off date and (2) a pari passu companion loan evidenced by a promissory note designated as Note A-2, which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $155,000,000, which is currently held by German American Capital Corporation. The 60 Hudson Street mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “60 Hudson Street loan combination,” a “loan combination”, a “serviced loan combination” (prior to the securitization of the 60 Hudson Street companion loan designated as Note A-2) and a “non-serviced loan combination”

(after the securitization of the 60 Hudson Street companion loan designated as Note A-2). The 60 Hudson Street companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). After the securitization of the 60 Hudson Street companion loan designated as Note A-2, the 60 Hudson Street loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization and the related intercreditor agreement. For additional information regarding the 60 Hudson Street loan combination, see “Description of the Mortgage Pool— Loan Combinations/Split-Loan Structures—The 60 Hudson Street Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as Saint Louis Galleria on Annex A-1 to this prospectus supplement is evidenced by (1) a promissory note designated as Note A-1 (referred to in this prospectus supplement as the “Saint Louis Galleria mortgage loan”) with an outstanding principal balance as of the cut-off date of $120,000,000 and (2) a senior pari passu companion loan evidenced by a promissory note designated as Note A-2 (which is generally senior to the junior non-pooled component of the Saint Louis Galleria mortgage loan), which will not be included in the issuing entity (referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”), with an outstanding principal balance as of the cut-off date of $95,000,000, which is currently held by German American Capital Corporation. The senior pooled component of the Saint Louis Galleria mortgage loan (but not the junior non-pooled component of the Saint Louis Galleria mortgage loan) and the related companion loan are pari passu in right of payment. The Saint Louis Galleria mortgage loan and the Saint Louis Galleria senior pari passu companion loan are collectively referred to in this prospectus supplement as the “Saint Louis Galleria loan combination,” a “loan combination”, a “serviced loan combination”. The Saint Louis Galleria companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Saint Louis Galleria loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—The Saint Louis Galleria Loan Combination” in this prospectus supplement.

In addition, the Saint Louis Galleria mortgage loan will be divided into a senior pooled component A-1A having a cut-off date balance of $100,000,000, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, which is referred to as the “Saint Louis Galleria senior pooled component” in this prospectus supplement, and a junior non-pooled component A-1B having a cut-off date balance of $20,000,000, which is referred to as the “Saint Louis Galleria junior non-pooled component” in this prospectus supplement. The Saint Louis Galleria senior pooled component and the Saint Louis Galleria senior pari passu companion loan are pari passu in right of payment with each other and are each generally senior to the Saint Louis Galleria junior non-pooled component in right of payment of interest and principal, as applicable, received in respect of the Saint Louis Galleria loan combination.

The components of the Saint Louis Galleria mortgage loan are as set forth below.

	Cut-Off Date
Saint Louis Galleria	Principal Amount or	Component
Components	Notional Balance	Interest Rate
Saint Louis Galleria Senior
Pooled Component	$100,000,000	3.379377%
Saint Louis Galleria Junior
Non-Pooled Component	$20,000,000	3.977315%

The Saint Louis Galleria senior pooled component will be pooled together with the other mortgage loans and interest and principal received in respect of the Saint Louis Galleria senior pooled component will be available to make distributions in respect of each class of certificates other than the Class SLG certificates. Payments of interest and principal, as applicable, received in respect of the Saint Louis Galleria junior non-pooled component will be available to make distributions in respect of the Class SLG certificates.

The pooling and servicing agreement will govern the servicing of the Saint Louis Galleria mortgage loan. For additional information regarding the Saint Louis Galleria loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—The Saint Louis Galleria Loan Combination” in this prospectus supplement.

The mortgage loan secured by the mortgaged property identified as Kalahari Resort and Convention Center on Annex A-1 to this prospectus supplement is evidenced by (1) four promissory notes designated as Note A-1, Note A-2, Note A-5 and Note A-6 (collectively, referred to in this prospectus supplement as the “Kalahari Resort mortgage loan”) with an outstanding principal balance as of the cut-off date of $99,846,826, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, and (2) pari passu companion loans evidenced by two promissory notes designated as Note A-3 and Note A-4, which will not be included in the issuing entity (collectively, referred to in this prospectus supplement as a “pari passu companion loan” or “companion loan”); Note A-3, with an outstanding principal balance as of the cut-off date of $14,977,024 is currently held by German American Capital Corporation and Note A-4, with an outstanding principal balance as of the cut-off date of $14,977,024 is currently held by Liberty Island Group I LLC. The Kalahari Resort mortgage loan and the related companion loan are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “Kalahari Resort loan combination,” a “loan combination”, or a “serviced loan combination”. The Kalahari Resort companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement). For additional information regarding the Kalahari Resort loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—The Kalahari Resort Loan Combination” in this prospectus supplement.

The mortgaged property identified as 175 West Jackson on Annex A-1 to this prospectus supplement secures (1) a promissory note designated as Note A-2-A (referred to in this prospectus supplement as the “175 West Jackson mortgage loan”), with an outstanding principal balance as of the cut-off date of $90,000,000, representing approximately 8.1% of the outstanding pool balance as of the cut-off date, (2) a pari passu companion loan evidenced by a promissory note designated as Note A-1 with an outstanding principal balance as of the cut-off date of $150,000,000, which is currently held by the COMM 2013-CCRE12 Mortgage Trust and (3) a pari passu companion loan evidenced by a promissory note designated as Note A-2-B, which will not be included in the issuing entity, with an outstanding principal balance as of the cut-off date of $40,000,000, which is currently being held by German American Capital Corporation. The 175 West Jackson mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this prospectus supplement as the “175 West Jackson loan combination,” a “loan combination” and a “non-serviced loan combination.” For additional information regarding the 175 West Jackson loan combination, see “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—175 West Jackson Loan Combination” in this prospectus supplement.

C. ARD Loans
Each mortgage loan identified on Annex A-1 to this prospectus supplement as an “ARD” loan provides that if such subject mortgage loan is not paid in full as of a specified date, referred to herein as an “anticipated repayment date” or “ARD” then (i) the non default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service (which may include scheduled principal and is based on the initial interest rate) and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not in itself constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans will consist of mortgage loans secured by first liens on mortgaged properties.

E. Non-recourse
Substantially all of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, which would include mortgaged properties constituting the borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property or (ii) either (a) a leasehold estate in a portion of the mortgaged property and a fee estate in a portion of the mortgaged property or (b) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below:

	Number of	Aggregate Cut-	% of Initial
Interest of Borrower	Mortgaged	off Date	Outstanding
Encumbered	Properties	Balance(1)	Pool Balance(1)
Fee Simple(2)	68	$988,211,668	89.4%
Fee Simple/Leasehold	1	$84,899,929	7.7%
Leasehold	4	$32,355,600	2.9%
Total	73	$1,105,467,197	100.0%

	(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the ground lessor in such mortgaged property.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

			% of Initial
	Number of	Aggregate Cut-off	Outstanding
	Mortgaged	Date	Pool
Property Type	Properties	Balance(1)	Balance(1)
Office	17	$336,228,295	30.4%
Data Center	1	$125,000,000	11.3%
CBD	3	$117,170,000	10.6%
Suburban	11	$78,644,187	7.1%
Medical	2	$15,414,109	1.4%
Hospitality	8	$235,895,909	21.3%
Full Service	3	$199,230,246	18.0%
Limited Service	4	$28,768,197	2.6%
Extended Stay	1	$7,897,466	0.7%
Retail	12	$225,915,711	20.4%
Anchored(2)	10	$204,215,711	18.5%
Unanchored	2	$21,700,000	2.0%
Multifamily	15	$159,331,045	14.4%
Self Storage	16	$75,905,736	6.9%
Industrial	4	$48,190,500	4.4%
Mixed Use	1	$24,000,000	2.2%
Retail/Office/Multifamily	1	$24,000,000	2.2%
Total/Weighted Average	73	$1,105,467,197	100.0%

	(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	Includes anchored, shadow anchored and single tenant properties.

H. Property Locations
The mortgaged properties are located in 20 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

			% of Initial
	Number of		Outstanding
	Mortgaged	Aggregate Cut-off	Pool
State/Location	Properties	Date Balance(1)	Balance(1)
California	13	$183,544,066	16.6%
New York	2	$139,200,000	12.6%
Texas	14	$130,639,019	11.8%
Illinois	3	$124,962,821	11.3%
Ohio	3	$114,528,409	10.4%
Missouri	1	$100,000,000	9.0%
Pennsylvania	7	$73,775,663	6.7%
Louisiana	5	$63,723,237	5.8%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

I. Due Dates	Monthly payments of principal and/or interest on each mortgage loan are due as shown below with the indicated grace periods.

	Default	Number of	Aggregate	% of Initial
	Grace	Mortgage	Cut-off Date	Outstanding
Due Date	Period Days	Loans	Balance	Pool Balance
6th	0	44	$939,131,156	85.0%
1st	0	4	$112,800,000	10.2%
1st	5	5	$53,536,041	4.8%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each mortgage loan.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Number		% of Initial
	of	Aggregate	Outstanding
	Mortgage	Cut-off Date	Pool
Type of Amortization	Loans	Balance	Balance
Amortizing Balloon (1)	32	$466,556,034	42.2%
Interest Only, then Amortizing(2)	17	$395,461,163	35.8%
Interest-Only, ARD	1	$125,000,000	11.3%
Interest-Only	2	$114,200,000	10.3%
Interest-Only, then Amortizing,
ARD(3)	1	$4,250,000	0.4%
Total	53	$1,105,467,197	100.0%

(1)	Does not include mortgage loans that are interest-only through the related maturity date or partial interest-only mortgage loans.

(2)	Includes 17 mortgage loans that pay interest-only for the first 11 to 71 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity. Each such mortgage loan therefore has an expected balloon balance at the maturity date.

(3)	Includes 1 mortgage loan that pays interest-only for the first 24 months after the cut-off date and thereafter provides for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to anticipated repayment date. Such mortgage loan therefore has an expected balloon balance at the anticipated repayment date.

K. Modified and
Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

L. Properties Underwritten
Based on Projections of
Future Income
Seven (7) of the mortgage loans, representing approximately 6.2% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

M. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

Defeasance and Prepayment

			% of Initial
	Number of	Aggregate	Outstanding
	Mortgage	Cut-off Date	Pool
	Loans	Balance	Balance
Lockout/Defeasance(1)(4)(5)	51	$1,004,446,669	90.9%
Lockout/Defeasance or Yield
Maintenance(1)(3)	1	$99,846,826	9.0%
Lockout/Yield Maintenance(2)	1	$1,173,702	0.1%
Total	53	$1,105,467,197	100.0%

(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

(2)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 11 months following the cut-off date.

(3)	Includes 1 mortgage loan, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, that permits the related borrower to prepay the subject mortgage loan in full beginning at least two years following the related mortgage loan’s first payment date (which prepayment is to be accompanied by a yield maintenance charge if such prepayment is made prior to the prepayment open period). The mortgage loan also permits the related borrower, at its option, to defease the subject mortgage loan following a defeasance lock-out period that ends no earlier than the second anniversary of the closing date.

(4)	Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance).

(5)	This includes one mortgage loan, representing 1.6% of the outstanding pool balance as of the cut-off date, which requires the borrower to prepay approximately $1,240,000 plus yield maintenance, in the event certain holdback reserve conditions are not satisfied before the third anniversary of the first payment date. See “Description of the Mortgage Pool–Certain Terms and Conditions of the Mortgage Loans–Prepayment Provisions” in this prospectus supplement.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

Lock-Out Period for Yield Maintenance Loans

Except as described in the footnotes below, each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in some cases, at least 1% of the prepaid amount), in certain circumstances, following a lock-out period as indicated in the following table:

Mortgage Loan	Aggregate Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut-off Date)
Kalahari Resort and Convention Center(1)	$99,846,826	9.0%	24
Big 5 El Cerrito(2)	$1,173,702	0.1%	11

(1)
The related borrower may prepay the subject mortgage loan in full beginning at least two years following the related mortgage loan’s first payment date (which prepayment is to be accompanied by a yield maintenance charge if such prepayment is made prior to the prepayment open period). The mortgage loan also permits the related borrower, at its option, to defease the subject mortgage loan following a defeasance lock-out period that ends no earlier than the second anniversary of the closing date.

(2)
After expiration of the lockout period but prior to December 6, 2020, the borrower has the option to prepay the mortgage loan accompanied by the greater of the yield maintenance charge and 1% of the amount prepaid; on or after December 6, 2020, the borrower has the option to prepay the mortgage loan, together with a yield maintenance charge.

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last four scheduled payment dates (through and including the maturity date or the anticipated repayment date).

N. Certain Variances from
Underwriting Standards
The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this prospectus supplement, except as described under “—GACC’s Underwriting Standards—Exceptions.”

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, as to which German American Capital Corporation and Liberty Island Group I LLC are each a mortgage loan seller, the Kalahari Resort mortgage loan was originated in accordance with, or in a manner consistent with, German American Capital Corporation’s underwriting standards, as described under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards.”

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this prospectus supplement, except as described under “—CCRE Lending’s Underwriting Standards—Exceptions.”

The mortgage loans that KeyBank National Association will be selling to the depositor were originated in accordance with KeyBank National Association’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators— KeyBank National Association—KeyBank’s Underwriting Standards” in this prospectus supplement, except as described under “—KeyBank’s Underwriting Standards—Exceptions.”

O. Mortgage Loans with
Related Borrowers
Four (4) groups of mortgage loans have related borrowers, that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest groups representing approximately 2.7%, 1.7% and 0.7%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate(1)	Remaining Term	U/W NCF DSCR(1)	Cut-off Date LTV(1)	LTV Ratio at Maturity or ARD(1)	Cut-off Date U/W NOI Debt Yield(1)
60 Hudson Street	$125,000,000	11.3%	4.0000%	119	4.53x	28.7%	28.7%	19.3%
Saint Louis Galleria	$100,000,000	9.0%	3.3794%	59	3.58x	43.4%	43.4%	12.7%
Kalahari Resort and Convention Center	$99,846,826	9.0%	5.6100%	119	2.06x	55.5%	42.5%	17.8%
175 West Jackson	$90,000,000	8.1%	5.0860%	119	1.44x	68.3%	60.6%	10.6%
Hilton Universal Studios	$84,899,929	7.7%	5.1100%	119	1.71x	66.4%	54.9%	13.2%
iStorage Portfolio 3	$51,750,000	4.7%	5.0280%	120	1.34x	67.0%	58.0%	8.9%
Esplanade at City Park	$43,500,000	3.9%	4.8400%	120	1.36x	74.6%	68.6%	8.7%
Lloyd Crossing	$30,000,000	2.7%	5.1165%	120	1.37x	69.1%	62.6%	9.8%
Morgan Houston Portfolio	$30,000,000	2.7%	5.0100%	119	1.45x	75.0%	64.2%	10.0%
STG Portfolio	$25,000,000	2.3%	5.5955%	120	1.37x	67.7%	56.7%	11.1%

Total/Wtd. Avg.	$679,996,755	61.5%	4.7119%	110	2.43x	55.9%	49.3%	13.6%

(1)
In the case of the 60 Hudson Street mortgage loan, the Saint Louis Galleria mortgage loan, the Kalahari Resort mortgage loan and the 175 West Jackson mortgage loan, representing approximately 11.3%, 9.0%, 9.0%, and 8.1%, respectively, of the outstanding pool balance as of the cut-off date, each which has one or more pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields for each such mortgage loan have been calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan not included in the issuing entity. In addition, with respect to the Saint Louis Galleria mortgage loan, the debt service coverage ratios, loan-to-value ratios, debt yields and mortgage rate for each such mortgage loan have been calculated without regard to the Saint Louis Galleria junior non-pooled component.

For a brief summary of the twenty (20) largest mortgage loans (including the ten (10) such mortgage loans described above) in the pool of mortgage loans, see Annex B to this prospectus supplement.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this prospectus supplement.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans (including the Saint Louis Galleria junior non-

pooled component) as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including the Saint Louis Galleria junior non-pooled component and all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates (including the Class SLG certificates). If the Class A-1 through Class D certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the Class SLG certificates), excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-C certificates, the Class X-C certificates) for the mortgage loans (including the Saint Louis Galleria junior non-pooled component) and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment, including the “master servicer make whole amount”, to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement and “Description of the Certificates—Termination” in the prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this prospectus supplement with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, as to which German American Capital Corporation and Liberty Island Group I LLC are each a mortgage loan seller with respect to its respective note, each mortgage loan seller will only be obligated to repurchase the specific note as to which it is acting as mortgage loan seller.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans and, with respect to the Saint Louis Galleria mortgage loan, the Saint Louis Galleria junior non-pooled component) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this prospectus supplement under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under a mortgage loan and the holder of a subordinate companion loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

In addition, with respect to the 60 Hudson Street mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer (or, after the securitization of the 60 Hudson Street companion loan, the special servicer with respect to such securitization) will be entitled (but not required) to sell such mortgage loan together with the related companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

In addition, with respect to each of the Kalahari Resort mortgage loan and the Saint Louis Galleria mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be entitled (but not required) to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

In addition, with respect to the 175 West Jackson mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the applicable other special servicer will be entitled (but not required) to sell the mortgage loan together with the related companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates with each other or with any borrower, borrower sponsor or loan guarantor;

	●	the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F and Class G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this prospectus supplement.

Material Federal Income
Tax Consequences
Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the excess interest and the related distribution account, (ii) the Class A-M, Class B and Class C trust components and the related distribution account and (iii) the CCRE Strips) as three separate REMICs, known as the “Saint Louis Galleria Mortgage Loan REMIC,” the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest. The Upper-Tier REMIC will issue regular interests and a residual interest.

Certain Upper-Tier REMIC regular interests, specifically, the Class A-M, Class B and Class C trust components, together with certain other assets will be held as a portion of the issuing entity separate and apart from the three REMICs. In the opinion of counsel, the portion of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-M, Class B, Class PEZ and Class C certificates and (ii) excess interest, which is beneficially owned by the holders of the Class V certificates, and related amounts in the Class V Distribution Account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.

Federal income tax consequences of an investment in the certificates offered in this prospectus supplement include:

●
Each class of offered certificates (other than the Class A-M, Class B, Class PEZ and Class C certificates) and the Class A-M, Class B and Class C trust components will constitute a class of “regular interest” in the Upper-Tier REMIC.

● The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class D, Class E, Class F, Class G, Class X-A, Class X-B and Class X-C certificates will be issued with original issue discount for federal income tax purposes, that the Class C trust component will be issued with de minimis original issue discount for federal income tax purposes and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class SLG certificates and Class A-M and Class B trust components will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this prospectus supplement could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this prospectus supplement; provided that certain conditions are satisfied. See “ERISA Considerations” in this prospectus supplement and “Certain ERISA Considerations” in the prospectus.

Ratings
It is a condition to the issuance of the offered certificates that each class of the offered certificates receive investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates.

See “Ratings” in this prospectus supplement and “Rating” in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding. It is expected that fees for such ratings surveillance will be paid by the depositor.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

A rating assigned to any class of certificates by a rating agency that has not been engaged by the depositor to do so may be lower than the rating assigned by the rating agencies engaged by the depositor.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered

Certificates” and “Ratings” in this prospectus supplement and “Rating” in the prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and the prospectus.

Denominations; Clearance
and Settlement
The certificates offered in this prospectus supplement will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ certificates) of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C certificates and (ii) $100,000 with respect to the Class X-A certificates. The Class PEZ certificates do not have a minimum denomination. However, in connection with an exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates and vice versa, each of the Class A-M, Class B and Class C certificates exchanged (in the case of the Class A-M, Class B or Class C certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, Egypt recently underwent a change in government following widespread protests and other countries in the Middle East, including Syria, are experiencing social unrest.  It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any person or entity.

All of the mortgage loans are or should be considered to be non-recourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  The repayment of a mortgage loan secured by a residential cooperative property, if any, typically depends upon the payments received by the cooperative corporation from its tenants/shareholders, including any special assessments against the mortgaged property.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Seven (7) of the mortgage loans, representing approximately 6.2% of the outstanding pool balance as of the cut-off date, are secured in whole or in part by mortgaged properties for which (i) construction or major renovation was completed within 12 calendar months prior to the cut-off date and the related mortgaged property has no prior operating history or (ii) the borrower or an affiliate acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired property.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the loan-to value ratio for such mortgage loan has been calculated based on an “as-stabilized” appraised value of $31.75 million.

●	In the case of two (2) mortgaged properties identified on Annex A-1 to this prospectus supplement as Esplanade at City Park and Stonegate Village Apartments, representing approximately 3.9% and 0.8%, respectively, of the outstanding pool balance as of the cut-off date, the loan-to value ratios for such mortgage loans have been calculated based on an “as-complete” appraised value of $58.3 million and $12.9 million, respectively.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this prospectus supplement is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this prospectus supplement for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this prospectus supplement.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as  an office property used substantially as a data center) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.  For example, restaurants are not easily convertible to alternative uses.  See “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  For example, the mortgaged property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, which secures a mortgage loan representing approximately 11.3% of the outstanding pool balance as of the cut-off date, is designated a historic landmark by the New York City Landmarks Preservation Commission.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government office building or government leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  As of the closing date, all of the mortgage loans will have appraisals dated within the prior 8 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect both “as-stabilized” and “as-is” values although the appraised value reflected in this prospectus supplement with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this prospectus supplement and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because: (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are five (5) mortgaged properties, collectively securing approximately 4.9% of the outstanding pool balance as of the cut-off date, that are each leased to a single tenant.  With respect to one such mortgaged property, identified on Annex A-1 to this prospectus supplement as Big 5 El Cerrito, securing approximately 0.1% of the outstanding pool balance as of the cut-off date, such single tenant lease expires before the related mortgage loan maturity date or anticipated repayment date.  There are four (4) mortgaged properties, collectively securing approximately 3.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property.  See Annex A-1 to this prospectus supplement for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space.  In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” below.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.  For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time.  If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this prospectus supplement.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Set forth below are examples of mortgaged properties at which at least 20% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower:

●
The mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Universal Studios, which secures a mortgage loan representing approximately 7.7% of the outstanding pool balance as of the cut-off date, is leased in its entirety from the related fee borrower, as lessor, to the related leasehold borrower, as lessee, and the related hotel is operated by the lessee borrower.

●
The mortgaged property identified on Annex A-1 to this prospectus supplement as Hampton Inn Pittsburgh Airport, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, is leased in its entirety from the related fee borrower, as lessor, to the related leasehold borrower, as lessee, and the related hotel is operated by the lessee borrower.

●
The mortgaged property identified on Annex A-1 to this prospectus supplement as Residence Inn Pittsburgh Cranberry, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, is leased in its entirety from the related fee borrower, as lessor, to the related leasehold borrower, as lessee, and the related hotel is operated by the lessee borrower.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 6th and Rio Retail, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, approximately 69.0% of the net leasable area at the mortgaged property is leased to an affiliate of the borrower, which entity operates a lounge/restaurant at the mortgaged property.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads.  Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●
space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

For example, if a borrower agreed with a particular tenant that it would not lease space at the mortgaged property to a competitor of that tenant, the borrower may be precluded from leasing vacant space to a viable tenant if that tenant is deemed to be a competitor of the current tenant.

There are also risks associated with unique types of tenants.  For example, certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  For example:

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Lancaster Commerce Center, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the fourth largest tenant based on the net rentable area, The Salvation Army, is a 501(c)(3) organization that operates food distribution, disaster relief, and rehabilitation centers throughout the United States and engages in anti-human trafficking and children’s programs.  The organization is funded through kettle donations, corporate contributions and the sale of goods donated to Salvation Army Family Stores.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 1020-1084 N Delaware Ave, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the largest tenant, CCTC (Children’s Crisis Treatment Center), and the fourth largest tenant, Visiting Nurses (PHMC), are not-for-profit institutions that lease space at the mortgaged property and rely on, among other things, donations from individuals and other organizations to make monthly lease payments.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Akron Centre Plaza, representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the second and fourth largest tenants based on the net rentable area, The Young Men’s Christian Association (commonly known as the YMCA), and Community Legal Aid Services, respectively, are charitable institutions that lease space at the mortgaged property and rely on, among other things, donations from individuals, law firms and foundations to make monthly lease payments.

●
In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as STG Portfolio-Beaverton and STG Portfolio-Lakeside Drive, each representing approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), certain tenants listed on Annex A-1 are religious or other not for profit institutions that may rely on donations to make monthly lease payments, including (in each case based on net rentable area): the largest tenant of the STG Portfolio-Beaverton property, National Psoriasis Foundation; the largest tenant at the STG Portfolio-Lakeside Drive property, Abundant Grace Fellowship Ministries; and the fourth largest tenant at the STG Portfolio-Lakeside Drive property, Brazilian Baptist Church of East Bay.

There may be other mortgaged properties that are leased to tenants that are charitable or non-profit institutions, some of which tenants are identified on Annex A-1 to this prospectus supplement.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain tenants currently may be in a “free rent” or rent abatement period or have a rent abatement period in the future.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  For example, with respect to certain of the top 20 mortgage loans and tenants listed on Annex A-1:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 175 West Jackson, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the largest tenant, Classified Ventures, LLC, occupying approximately 9.7% of net rentable area, has a free rent period for a portion of its space from December 1, 2013 to December 31, 2013. The fifth largest tenant, Sedgwick, occupying approximately 6.1% of net rentable area, has a free rent period for 80,174 sq. ft. of its space from June 1, 2016 to September 30, 2016 and a free rent period for 7,901 sq. ft. of its space from September 1, 2013 to March 31, 2014. In addition, certain smaller tenants are in a rent abatement period. The borrower did not deposit any amounts to cover the respective free rent periods. However, the mortgage loan documents provide for a cash sweep up to $1,000,000 into a free rent reserve and the guarantor provided a guaranty for the payment of any debt service shortfall during the respective free rent periods.

●
With respect to the mortgaged properties which secure a mortgage loan identified on Annex A-1 to this prospectus supplement as STG Portfolio, representing approximately 2.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), (i) Alliance Capital Partners Corporation, the third largest tenant at the STG Portfolio-Beaverton mortgaged property, has a free rent period with respect to 3,018 square feet through December 2013, (ii) Larson, Vandersloot & Rivers, the fourth largest tenant at the STG Portfolio-Blume Drive mortgaged property, has a free rent period with respect to 3,601 square feet for August 2014, (iii) Public Employees Union, Local One, the third largest tenant at the STG Portfolio-Lakeside Drive mortgaged property, has a free rent period with respect to 4,538 square feet for February 2014 and (iv) Stillwater Ecosystem, the second largest tenant at the STG Portfolio-Telegraph Avenue mortgaged property, has a free rent period with respect to 10,728 square feet through December 2013.  The borrower deposited an amount equal to $46,720 to cover the respective free rent periods.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1-Acadian Centre, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the University of Phoenix, the largest tenant, is not obligated to pay rent until March 1, 2014.  At the closing of the related mortgage loan, the borrower deposited $222,079 into reserves to cover this period.  With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1—Corporate Atrium, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), Clear Channel Communications, the largest tenant, at the mortgaged property, will receive a one-month rent abatement on March 1, 2014 and on March 1, 2018.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Park Plaza, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the fifth largest tenant, Medical Staffing Network Healthcare, LLC, occupying approximately 4.3% of the net rentable area at the mortgaged property, is not obligated to pay rent until January 2014.  At the closing of the related mortgage loan, the borrower deposited $29,157 into a free rent reserve, which will be released to the borrower if, within three months of the mortgage loan closing date, (a) the tenant has begun paying rent and (b) the lender has received the related tenant estoppel; provided that the three month period may be extended by an additional three months if the borrower provides evidence that it is diligently working to satisfy the conditions.  In the event such conditions are not met within the time period specified, such amount will be held by lender as additional collateral for the mortgage loan.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1020-1084 N Delaware Ave, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Visiting Nurses (PHMC), is not obligated to pay rent with respect to 6,854 square feet for October 2014, October 2015, October 2016 and October 2017.  At the closing of the related mortgage loan, the borrower deposited $162,212 into a reserve.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office and industrial properties are set forth on Annex A-1 to this prospectus supplement.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example, with respect to certain of the top 20 mortgage loans and the tenants listed on Annex A-1 to this prospectus supplement, the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, which secures a mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, (i) the third largest tenant, H&M, occupying 2.8% of the mortgaged property by net rentable area, has the right to terminate its lease for 120 days following December 31, 2013, with 90 days prior written notice, provided its sales for the calendar year 2013 fail to exceed $5,165,200 and (ii) the fifth largest tenant, Love Culture, occupying 2.7% of the mortgaged property by net rentable area, has the right to terminate its lease for 120 days following November 30, 2015, with 90 days prior written notice, provided its sales for the trailing 12 months ended November 30, 2015 fail to equal or exceed $2,500,000. As of August 31, 2013 H&M had sales of approximately $5,271,000 and Love Culture had sales of approximately $2,448,000.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 175 West Jackson, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the largest tenant, Classified Ventures, LLC, occupying approximately 9.7% of net rentable area, has the option to terminate its lease (i) with respect to 40,814 sq. ft. of 18th floor space, on June 30, 2015 with 12 months prior notice and payment of a termination fee of (a) $348,382.50 on or before December 31, 2014 and (b) $348,382.50 on or before December 31, 2015, (ii) with respect to 31,877 sq. ft. of sixth floor space and 67,687 sq. ft. of eighth floor space, on June 30, 2015 with notice given on or before April 1, 2014 and payment of a termination fee of (a) $1,026,120 on or before April 1, 2014 and (b) $1,026,120 on or before June 30, 2015 and (iii) with respect to 28,581 of 18th floor space, on December 31, 2015 with 12 months prior notice and payment of a termination fee equal to unamortized costs under the lease at 8% interest per annum. The third largest tenant, TWG Holdings, Inc., occupying approximately 9.1% of the net rentable area, may terminate its lease on April 30, 2019 upon 12 months’ prior notice and a fee of $4,464,022. The fourth largest tenant, the Securities and Exchange Commission, occupying approximately 7.1% of net rentable area, may terminate its lease at any time after January 31, 2015 with no less than six months prior notice without a termination fee; however, for every $1.00 per square foot of tenant allowance used by the tenant, the Securities Exchange Commission’s right to exercise the termination option is delayed by six months.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Park Plaza, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the largest tenant, Travelers Indemnity Company, occupying approximately 57.8% of net rentable area, has a one-time option to terminate its lease (i) with respect to up to 15% of the leased premises at any time after December 31, 2015 with written notice on or before March 2015 and payment of a termination fee consisting of unamortized tenant improvements, leasing commissions and rent abatement, in each case, related to the portion of the premises being surrendered and (ii) with respect to the entire lease, as of December 31, 2016 with notice by February 29, 2016 and a termination fee of unamortized tenant improvements, leasing commissions, rent abatement and a surrender fee (estimated at $15 per square foot).

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 1020-1084 N Delaware Ave, which secures a mortgage loan representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the fourth largest tenant, Visiting Nurses (PHMC), occupying approximately 5.2% of net rentable area, has the right to terminate its lease effective 120 days after providing written notice if the tenant has definitively lost a majority of its funding for the Philadelphia Nurse Family Partnership Program.  At least ten days prior to the termination date, the tenant is required to pay a termination fee equal to one month of annual base rent at the rate which otherwise would have been payable as of the early termination date plus the unamortized transaction costs.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1—Acadian Centre, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the largest tenant, the University of Phoenix, occupying 38.1% of the mortgaged property by net rentable area, has a one-time option to terminate its lease effective June 30, 2018, upon nine months notice and payment of a termination fee equal to the sum of the unamortized portion of leasing commissions, tenant allowances and free rent.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1—Corporate Atrium, representing approximately 0.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the second largest tenant, the FDIC, occupying 11.0% of the mortgaged property by net rentable area, has the right to terminate its lease with at least six months prior notice and payment of a termination fee equal to the unamortized tenant improvement costs.  The third largest tenant, U.S. Airforce, Navy & Marines, occupying 10.0% of the mortgaged property by net rentable area, has the right to terminate its lease at any time with at least 30 days notice.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1—Corporate II, representing approximately 0.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the fourth largest tenant, Medical Resources & Guidance, Inc, occupying 7.6% of the mortgaged property by net rentable area, has the right to terminate its lease with at least 60 days notice in the event that its government funding is no longer available.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as STG Portfolio-Beaverton, representing approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount),  the largest tenant, National Psoriasis Foundation, occupying approximately 37.4% of net rentable area at that mortgaged property, has an option to terminate its lease effective December 31, 2018 with 180 days prior notice, subject to the payment of any remaining tenant improvements and leasing commissions.

The footnotes to Annex A-1 to this prospectus supplement identify certain of the non-contingent early termination provisions related to the five (5) largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the five largest tenants shown on Annex A-1 for the ten (10) largest mortgage loans.

There are risks associated with leases with the government or a government agency.  Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government.  Solely with respect to the top twenty (20) mortgage loans, we are not aware of any government tenants listed on Annex A-1 to this prospectus supplement, that have an appropriations clause in its lease.

There are risks associated with leases with tenants that are not yet in occupancy.  With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises.  If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease.  This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan.  For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing the twenty (20) largest mortgage loans:

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures approximately 2.2% of the outstanding pool balance as of the cut-off date, the largest tenant, Garden of Eden, has signed a lease for, but has not yet taken occupancy of its space representing approximately 19,417 square feet.  It is anticipated that the tenant will take occupancy on or before November 7, 2014.  The borrower deposited $526,000 into a reserve account (which amount was sufficient to pay approximately 14 months of rent) and is required to make additional quarterly deposits equal to the quarterly rent amount due under the Garden of Eden lease.  Amounts in the reserve account may be used towards the payment of monthly debt service, to the extent that cash flow is insufficient.  Amounts in the reserve account may be returned to the borrower, provided no event of default is occurring, after the tenant has taken occupancy, is paying rent, is continuously operating, and has delivered a satisfactory tenant estoppel.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this prospectus supplement.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this prospectus supplement) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.  The 10 largest mortgage loans represent approximately 61.5% of the outstanding pool balance as of the cut-off date.  The 20 largest mortgage loans represent approximately 79.1% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The 20 largest mortgage loans are described in Annex B to this prospectus supplement.  Each of the mortgage loans other than the 10 largest mortgage loans represents no more than 2.2% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Four (4) groups of mortgage loans are made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the largest 3 groups representing approximately 2.7%, 1.7% and 0.7%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this prospectus supplement for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	Seventeen (17) office properties, representing approximately 30.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Eight (8) hospitality properties, representing approximately 21.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twelve (12) retail properties, representing approximately 20.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Fifteen (15) multifamily properties, representing approximately 14.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Sixteen (16) self storage properties, representing approximately 6.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Four (4) industrial properties, representing approximately 4.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	One (1) mixed use property, representing approximately 2.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in twenty (20) separate states.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California.	13	$183,544,066	16.6%
New York	2	$139,200,000	12.6%
Texas.	14	$130,639,019	11.8%
Illinois	3	$124,962,821	11.3%
Ohio.	3	$114,528,409	10.4%
Missouri.	1	$100,000,000	9.0%
Pennsylvania.	7	$73,775,663	6.7%
Louisiana.	5	$63,723,237	5.8%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in California, New York, Texas, Illinois and Ohio, see “Legal Aspects of Mortgage Loans in California, New York, Texas, Illinois and Ohio” in this prospectus supplement.  Except as set forth in the chart above, no state or location contains more than 4.5% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, Louisiana, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, Louisiana, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties.  For example, with respect to the two (2) mortgaged properties located in New York State, both of those mortgaged properties, representing approximately 12.6% of the outstanding pool balance as of the cut-off date, are located in New York City.  With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City.  Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers.  In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city. The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New York City. The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates. A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value. Conversely, a strong market could lead to increased building and increased competition for tenants. In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

Office Properties Have Special Risks

There are seventeen (17) office properties, representing approximately 30.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain of the office properties are occupied by tenants that utilize the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  The performance of a medical office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical office property.  In addition, the performance of a medical office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical office properties.

Certain of the office properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a restaurant.  For information regarding certain risks associated with restaurant tenants, see “—Retail Properties Have Special Risks—Certain Risks of Restaurant Tenants” in this prospectus supplement.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain Risks of Retail Bank Branches.  Three (3) of the office properties, representing approximately 3.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), include significant tenants that are bank branches, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property and are listed on Annex A-1 to this prospectus supplement.  Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease default or terminations in the event of a downturn in the banking industry than they would if the tenant base were more diversified.  This, in turn, could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Hospitality Properties Have Special Risks

There are eight (8) hospitality properties, securing approximately 21.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Three (3) hospitality properties, securing approximately 18.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service.  Four (4) hospitality properties, securing approximately 2.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.  One (1) hospitality property, securing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), is considered extended stay.

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	8	$235,895,909	21.3%
Full Service	3	$199,230,246	18.0%
Limited Service	4	$28,768,197	2.6%
Extended Stay	1	$7,897,466	0.7%

Various factors may adversely affect the economic performance of a hospitality property, including:

●      adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●     poor property management;

●      the construction of competing hotels or resorts;

●      continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●      conversion to alternative uses which may not be readily made;

●      a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●      changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●      ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●      desirability of particular locations;

●      leases with restaurant or club operators that may be a draw to a hospitality property;

●      location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●      relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.  For example:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, which mortgage loan represents approximately 9.0% of the outstanding pool balance as of the cut-off date, the mortgaged property includes 59 condominium units (177 rooms) owned by one of the related borrowers.  Additionally, a portion of the underwritten net revenue at such mortgaged property is derived from the rental of 133 third-party owned condominium units (399 rooms), which unit owners have entered into rental pooling agreements with one of the related borrowers, wherein such borrower has agreed to rent and manage those condominium units or rooms to guests of the resort in exchange for 50% of the rental revenue attributable to such units or rooms.  The remaining 50% of such rental revenue is pooled amongst the condominium owners (including the borrower owning the 59 condominium units) that are participating in the rental pooling program and is distributed to the owners based on the number of condominiums that are owned and in the program.  Such agreements are entirely voluntary, and there is no guaranty that such third parties will continue to engage the related borrower as the manager under the rental pooling agreements or that such borrower will continue to receive the portion of the rents derived therefrom.  Additionally, in the event that the owners of such third-party condominium units were to decide not to rent their units, there is no guaranty that the number of guests at such mortgaged property (and the revenue tied to such guests) would not decline.

Pursuant to the related mortgage loan documents, the borrower granted a security interest in all of its assets, including the income from the rental management program that it receives from the Kalahari Resort and Convention Center as security for the mortgage loan. Because the mortgage lender’s interest in any income from the rental management will not qualify as an interest in real property or as personal property incidental to real property, upon a foreclosure the REMIC regulations will restrict the issuing entity from taking title to such pledged interests. Therefore, upon the occurrence of a mortgage loan event of default and an ensuing foreclosure, the issuing entity will not be permitted to take title to any of these pledged interests, but rather will be required to exercise the legal remedies available to it under applicable law to continue to receive the income from the rental management program, or sell such pledged interests and apply the proceeds toward the repayment of the mortgage loan. Depending on market conditions, the proceeds from the sale of such pledged interests could be less than the proceeds that would be received if the special servicer would have foreclosed on such interests and sold them at a later date.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods.  There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.  Certain of the mortgage loans secured by hospitality properties provide for such seasonality reserves.  For example, with respect to the top 20 mortgage loans:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, which secures a mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the borrower is required to deposit $403,438 into a seasonal working capital reserve in June, July and August of any year if the debt service coverage ratio is less than or equal to 1.95x at the end of the first calendar quarter of such year.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Carmel Mission Inn, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the borrower deposited $400,000 at the mortgage loan closing into a seasonality reserve and if the reserve falls below $400,000, the borrower is required to make monthly deposits equal to the lesser of $75,000 or remaining gross revenue after payment of debt service, required reserve funds and operating expenses, subject to a reserve cap of $400,000.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company.  Six (6) of the hospitality properties, securing approximately 11.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement.  Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●       the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●       the public perception of the franchise or management company or hotel chain service mark; and

●       the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.  For example:

●
In the case of the mortgaged properties which secure a mortgage loan identified on Annex A-1 to this prospectus supplement as Yedla Hospitality Portfolio, representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the Marriott Courtyard Decatur property is subject to a franchise agreement with Marriott International, Inc. that expires on February 15, 2021, and, the Hampton Inn Huntsville property is subject to a franchise agreement with HLT Existing Franchise Holding LLC, as successor-in-interest to Promus Hotels, Inc., that expires on August 11, 2017.

●
In the case of the mortgaged property which secures a mortgage loan identified on Annex A-1 to this prospectus supplement as Hampton Inn Pittsburgh Airport, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a franchise agreement with Hampton Inns Franchise LLC that expires on November 30, 2023.

No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.  For example:

●
In the case of the mortgaged properties which secure a mortgage loan identified on Annex A-1 to this prospectus supplement as Yedla Hospitality Portfolio, representing approximately 1.6% of the outstanding pool balance as of the cut-off date, the Marriott Courtyard Decatur property franchise agreement was placed in default by Marriott International, Inc. on February 22, 2013 (prior to mortgage loan origination) due to scores received on a guest satisfaction survey related to maintenance.  On August 30, 2013 the borrower received notice that the franchise agreement was no longer in default, but that the hotel remained in a probationary period for 18 months.  The borrower’s failure to comply with the terms set forth in the August 30, 2013 notice letter may result in a fine and/or termination of the franchise agreement, provided that prior to any such termination of the franchise agreement the franchisor will provide the borrower with multiple opportunities to cure.

Additionally, the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Carmel Mission Inn, representing approximately 1.3% of the outstanding initial pool balance, is not associated with a national franchise.

Certain Risks of Water Parks.  With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, which secures a mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the mortgaged property contains a water park as an integral component of the resort.  Water parks can have higher fixed costs than other hospitality properties or amusement properties in connection with the operation, use and management of the water park facilities, and there is an increased risk that a decline in occupancy at the resort may have a more precipitous decline in net operating income at the mortgaged property as a result of such fixed costs than otherwise would be associated with other types of hospitality or amusement properties.  Additionally, the space occupied by the water park is generally quite substantial and specifically configured and may not be readily convertible to an alternative use in the event that a water park is no longer desirable, profitable or permitted at the mortgaged property.  There is no guaranty that the use and operation of the water park at such mortgaged property, and the management costs associated therewith, will not adversely affect the performance of the mortgage loan.

Retail Properties Have Special Risks

There are twelve (12) mortgaged properties that are retail properties, securing approximately 20.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  For a list of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants.  For risks related to office tenants, see “—Office Properties Have Special Risks” in this prospectus supplement.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement.  However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

Ten (10) of the retail mortgaged properties, representing approximately 18.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant. For identification of retail properties with a single tenant, see Annex A-1 to this prospectus supplement.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Lancaster Commerce Center, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, the shopping center that includes the mortgaged property is subject to certain reciprocal easement agreements concerning certain portions of the mortgaged property and certain adjoining properties governing access for common operation, cleaning, maintenance, repair, replacement and insurance of common areas of the shopping center, parking, and, pedestrian usage.

Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property.  Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

Certain Risks of Restaurant Tenants.  Eight (8) of the mortgaged properties, securing approximately 15.2% of the outstanding pool balance as of the cut-off date, include significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the related mortgaged property (by net rentable area leased) and included on Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Four (4) of the mortgaged properties, securing approximately 4.6% of the outstanding pool balance as of the cut-off date, include a health club, fitness center or exercise studio tenant as one of the five largest tenants at the mortgaged property.  For additional information regarding these tenants, see Annex A-1 to this prospectus supplement.  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Art Gallery Tenants.  One of the mortgaged properties identified on Annex A-1 as 525 West 22nd Street, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, is 100.0% occupied by 5 art gallery tenants.  Several factors may adversely affect the value and successful operation of an art gallery, including:

●	the quality and knowledge of the art gallery’s management;

●	the quality of the art available for display and sale;

●	the location of the art gallery, and decreases in the surrounding population or decreases in the number of tourists visiting the surrounding area;

●	decreased demand for artwork; and

●	changes in art buyers’ preferences.

Certain Risks of Movie Theater Tenants.  One (1) of the mortgaged properties, representing approximately 9.0% of the outstanding pool balance as of the cut-off date (by allocated loan amount), includes significant movie theater tenants, which tenants represent, one or more of the five largest tenants at the mortgaged property.  For additional information regarding these significant tenants, see Annex A-1 to this prospectus supplement.

Properties with movie theater tenants are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this prospectus supplement.

Certain Risks of Medical Tenants.  Certain of the retail properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which offices may perform out-patient medical procedures.  See “—Office Properties Have Special Risks” in this prospectus supplement for information regarding medical office tenants.

See Annex A-1 to this prospectus supplement for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Multifamily Properties Have Special Risks

There are fifteen (15) multifamily properties, securing approximately 14.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control.  These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this prospectus supplement.

A number of factors may adversely affect the value and successful operation of a cooperative property.  Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●
the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●
the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●
that, upon foreclosure, if a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties.  One (1) of the mortgage loans indicated above as secured by a multifamily mortgaged property, representing approximately 0.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are 10% or more occupied as student housing.  Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing.  Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).  Further, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of less than 12 months.

Self Storage Properties Have Special Risks

There are sixteen (16) self storage properties, representing approximately 6.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

 Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Industrial Properties Have Special Risks

There are four (4) industrial properties, representing approximately 4.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

 Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

 Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities.  Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses have tenants that are subject to risks unique to their business, which may include cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Mixed Use Properties Have Special Risks

There is one (1) mixed use property, representing approximately 2.2% of the outstanding pool balance as of the cut-off date.  The mixed use property contains two or more of the following property types: retail, multifamily or office.  To the extent a mixed use property has retail, multifamily or office components, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Office Properties Have Special Risks.”  See Annex A-1 to this prospectus supplement for the 5 largest office and/or retail tenants (by net rentable area leased) at each of the mixed use properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this prospectus supplement.

Condominium Properties Have Special Risks

In the case of four (4) of the mortgaged properties, representing approximately 13.6% of the outstanding pool balance as of the cut-off date, the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  For example, with respect to the top 15 mortgage loans, the related borrower does not have a majority of votes on the condominium board:

●
In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 as Kalahari Resort and Convention Center, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the borrower owns 59 of 192 condominium units, which represents a 30.7% voting interest.  Major actions by condominium association require a 50% vote of all unit owners.  The borrower, therefore, does not maintain a controlling interest in the association.  Additionally, the remaining 133 condominium units (399 rooms) have been sold to third party owners.  The 59 borrower-owned condominium units are not allowed to be sold and the property manager is responsible for the management and operation of all 491 rooms.  The 133 third-party condominium units (399 rooms) are not a part of the collateral for the mortgage loan, but the third-party owners of those condominiums have entered into rental pooling agreements with one of the related borrowers, wherein such borrower has agreed to rent and manage those condominium units to guests of the resort in exchange for 50% of the rental revenue attributable to such unit or room.  The remaining 50% of such rental revenue is pooled amongst the condominium owners (including the borrower owning the 59 condominium units) that are participating in the rental pooling program and is distributed to the owners based on the number of condominiums that are owned and in the program.  See “– Risks Related to the Mortgage Loans–Hospitality Properties Have Special Risks” in this prospectus supplement.

●	In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, a portion of the collateral includes 11 residential condominium units that are subject to a condominium regime consisting of 171 total units.  The 11 condominium units represents a 8.04% voting interest.  Actions by the unit owners require a majority vote.  As such, the borrower does not control the condominium board.  In addition, the mortgage loan permits the release of the 11 residential condominium units in connection with the sale of such units to third party homeowners, as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.  The rest of the collateral for the mortgage loan is not subject to a condominium regime. The relationship between the condominium regime and the non-condominium portion of the mortgaged property is governed by a reciprocal easement agreement.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, construction, development, redevelopment, renovation or repairs.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

 If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Lloyd Crossing, which secures a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the largest tenant, Home Depot, occupying approximately 31.0% of the net rentable area at the mortgaged property, leases the land beneath the improvements from the borrower under a ground lease.  This tenant has the option to purchase the related land upon the expiration of its ground lease on January 31, 2018 or during any extension term.  Upon Home Depot exercising this purchase option, the borrower may release the Home Depot portion of the property, provided, among other things, that the borrower pays the lender a release price equal to the lesser of (i) $3.1 million (less any transaction costs related to the transfer of the Home Depot parcel) and (ii) an amount resulting in a net operating income debt yield of 9.97% based on the greater of (a) underwritten operating expenses and (b) actual trailing-12 month operating expenses.  In addition, the Home Depot tenant has a right of first offer at the offered price, by written notice of the specific terms of an offer to sell, for any portion of the mortgaged property, or the entire mortgaged property, if the borrower decides to offer the mortgaged property or any portion of the mortgaged property for purchase.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Garden Ridge HQ, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, an affiliate of the borrower has a right of first offer for any future build-to-suit of the expansion space at the mortgaged property (approximately 442,000 sq. ft.).

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Carmel Mission Inn, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the underlying fee owner – and ground lessor – of the related mortgaged property maintains a right of first refusal to purchase the leasehold interest in the mortgaged property.  Such right of first refusal does not apply to an assignment to the lender at foreclosure or by deed-in-lieu of foreclosure, but does apply to a bidder at a foreclosure sale or a subsequent assignee of lender.

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Yedla Hospitality Portfolio-Hampton Inn Decatur, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), a retail tenant at the property, Applebee’s of North Alabama, Inc., has a right of first offer to purchase the portion of the mortgaged property it currently occupies if the borrower decides to sell such portion to a third party, provided that at least 90 days remain under such tenant’s lease terms.  The borrower must notify the tenant of any proposed sale and the tenant has 10 days after its receipt of such notice to elect to purchase its leased premises on conditions no less favorable to that offered to a third party.  The tenant has subordinated its purchase right to the mortgage loan, and such purchase right is not applicable in any foreclosure by the lender or designee.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)        take investigative and/or remedial action;

(b)        carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)        monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)        obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)        obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)         the circumstance or condition has been remediated in all material respects.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 12 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this prospectus supplement.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including: (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as STG Portfolio-Beaverton, representing approximately 0.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the Phase I identified a recognized environmental condition associated with an adjacent dry cleaner which has caused known soil, soil gas and groundwater contamination on the adjacent property.  The borrower has agreed to negotiate an access agreement with the Oregon Department of Environmental Quality (“ODEQ” ) so that the ODEQ may investigate potential contamination at the mortgaged property.  The borrower was informed that the ODEQ is responsible for the investigation and, if necessary, the mitigation of any contamination, and any associated costs.

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Madison Heights Self Storage, representing approximately 0.4% of the outstanding pool balance as of the cut-off date, the Phase II, which was completed in 2001, found that soil and groundwater at the mortgaged property contain certain contaminants associated with the former operation of various manufacturing and industrial tenants at the mortgaged property. The environmental consultant recommended that the related borrower prepare a Baseline Environmental Assessment and implement due care obligations which would serve to shield the borrower from liability for the existing contamination at the mortgaged property.  The Baseline Environmental

Assessment was submitted to the relevant governmental authority for approval, which was completed and approved on February 12, 2002.  The borrower has covenanted, in the related mortgage loan documents, to continue to implement the due care obligations, which include undertaking measures necessary to prevent exacerbation, taking actions necessary to prevent/mitigate exposure, and taking reasonable precautions against reasonably foreseeable acts of third parties with respect to existing conditions.  The failure to comply with the due care obligations will result in the mortgage loan becoming recourse to the guarantor.

With respect to the mortgaged properties identified in the bullet below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents:

●
In the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as STG Portfolio–Jacuzzi Street and STG Portfolio–Lakeside Drive, representing approximately 1.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), in lieu of a Phase II, the borrower obtained an environmental insurance policy from Steadfast Insurance Company with a term of 13 years, a limit of $4,000,000 and a deductible of $50,000. The environmental insurance policy covers the Jacuzzi Street property and the Lakeside Drive property.

There can be no assurance that the reserve or policy amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

With limited exception, all of the mortgage loans are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by an anticipated repayment date.  Accordingly, all of the mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize have amortization schedules that are significantly longer than their respective terms.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, Saint Louis Galleria, Kalahari Resort and Convention Center and 175 West Jackson, representing approximately 11.3%, 9.0%, 9.0% and 8.1%, respectively, of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.

These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  Most or all of the mortgage loans with original principal balances below $25 million do not require the related borrowers to currently have independent directors.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Tenancies in Common May Hinder Recovery

Three (3) mortgage loans, representing approximately 2.5% of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this prospectus supplement.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior

Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things. In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.

●
For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 175 West Jackson, which secures a mortgage loan representing approximately 8.1% of the outstanding pool balance as of the cut-off date, various tenants are in a free rent period (covering approximately $2.9 million in rents due during the respective free rent period).  The borrower did not deposit any amounts to cover the respective free rent periods.  However, the mortgage loan documents provide for a cash sweep up to $1,000,000 and the guarantor provided a guaranty for the payment of any shortfall in an amount up to the aggregate amount of rent abatements outstanding as of such payment date.  The borrower deposited $480,000 upfront and is required to deposit monthly $281,232 into the rollover reserve account.  In addition, the mortgage loan documents provide for a cash sweep into the rollover account any time that amounts in such account are less than $2,800,000 (which cash sweep amounts are from excess cash after the first $1,000,000 in excess cash is deposited into the free rent reserve described above).  The guarantor provided a guaranty of borrower’s tenant improvement and leasing commission obligations.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the loan sponsors provided a guaranty for $551,655 in lieu of reserving for unfunded tenant allowances.  The guaranty will terminate dollar-for-dollar as the borrower funds such amount to the applicable tenants.

There are numerous risks related to sponsor guarantees.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan. As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as 60 Hudson Street, representing approximately 11.3% of the outstanding pool balance as of the cut-off date, there is no non-recourse carveout guarantor.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In some cases a mortgaged property may be “self-managed” by the related borrower.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this prospectus supplement.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this prospectus supplement.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to four (4) of the mortgage loans, which collectively represent approximately 1.4% of the outstanding pool balance as of the cut-off date, certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA. We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this prospectus supplement.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this prospectus supplement for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Five (5) mortgage loans, representing approximately 13.1% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Five (5) mortgaged properties, representing approximately 10.6% of the outstanding pool balance in whole or in part as of the cut-off date (by allocated loan amount), secure a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be an air rights lease, in the related mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the related mortgaged property and the borrower’s fee simple interest in the remainder of the related mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

●
A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

●
The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.  Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Carmel Mission Inn, which secures a mortgage loan representing approximately 1.3% of the outstanding pool balance as of the cut-off date, the lessor under the ground lease encumbering the mortgaged property maintains a right of first refusal on the related borrower’s leasehold interest.  Such right of first refusal does not apply to an assignment to the lender at foreclosure or by deed-in-lieu of foreclosure, but does apply to a bidder at a foreclosure sale or a subsequent assignee of lender.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Harker Heights Medical Pavilion, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a fifty (50) year ground lease between the Borrower, as lessee, and HH/Killeen Health System, LLC, as lessor, which is not subordinated to the lender’s mortgage loan.  The hospital that is the owner of an adjacent parcel is the ground landlord under the ground lease, which contains medical office use restrictions relating to the Seton Medical Center.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as iStorage Portfolio 3 – iStorage Aston, which secures a mortgage loan representing approximately 0.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the borrower has a leasehold interest in the mortgaged property.  The related ground lessor has the right to require the removal or relocation of the improvements at its own expense if needed for its purpose as a utility company, so long as the removal or relocation does not materially interfere with the borrower’s operations at the mortgaged property.  The property’s sponsor has guaranteed the payment of any debt service in connection with loss related to this provision in the ground lease.  In addition, the borrower has not yet received a recognition agreement from the ground lessor’s fee mortgagee.  The borrower reserved $6,650,000, which funds will be released to the borrower provided, among other things, the lender has received (i) duly executed and delivered recognition and non-disturbance agreements and evidence of recordation of such agreements, (ii) affirmative title insurance coverage and/or endorsements to the applicable title insurance policy relating to the recognition agreement and the non-disturbance agreement that is in form and substance acceptable to the lender and (iii) payment or reimbursement of all costs and expense incurred by the lender in connection with satisfaction of (i) and (ii), above, including reasonable legal fees and expenses.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

 Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, which secures a mortgage loan representing approximately 11.3% of the outstanding pool balance as of the cut-off date, is a designated historic landmark and has restrictions related to renovation or construction.  Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius.  Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this prospectus supplement.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower.  Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default.  Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

●
For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Universal Studios, representing approximately 7.7% of the initial outstanding pool balance, one of the nonrecourse carveout guarantors, Sun Hill Properties, Inc. (Los Angeles), which is (i) the prior owner of the leasehold portion of the mortgaged property under the ground lease (and operator of the hotel at the mortgaged property), (ii) the current property manager and (iii) the owner of 100% of the ownership interests in the related leasehold owning borrower, is the defendant in two consolidated wage and hour lawsuits.  The plaintiffs’ contend, among other things, that they and the other non-exempt current and former employees did not receive adequate meal and rest breaks as required by law. The plaintiffs are seeking unpaid wages, penalties, attorneys’ fees and costs.  The plaintiffs are seeking, but have not received, class certification. Such litigation is currently ongoing. The nonrecourse carveout guarantors executed an indemnity agreement at the origination of such mortgage loan, which agreement indemnified the borrowers from any liability arising from the foregoing litigation and provided for the lender as a third-party beneficiary to such indemnity.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 as Abbotts Square, representing approximately 2.2% of the outstanding pool balance as of the cut-off date, one of the non-recourse carveout guarantors, Eric Blumenfeld, is currently the defendant in a litigation seeking repayment of an unrelated $37,000,000 loan, of which Mr. Blumenfeld is potentially liable for approximately $7,000,000 (the maximum potential shortfall after the sale of the foreclosed property).  Ronald L. Cantor, the other non-recourse carveout guarantor for the Abbotts Square mortgage loan, may be released as a guarantor under the recourse carveout guaranty and as an indemnitor under the environmental indemnity agreement, provided, among other things, (i) the borrower delivers evidence to the lender that the action captioned Blumenfeld v. Caplan and filed in the Court of Common Pleas for Philadelphia, July Term 2012, as No. 2989 has been completed as a result of a final, binding and non-appealable adjudication or other resolution, (ii) the borrower delivers evidence that Eric Blumenfeld has a net worth in excess of $25,000,000 and liquid assets in excess of $3,750,000 and (iii) the borrower and the guarantor certify to the lender that each such condition has been satisfied.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, as regards bankruptcy proceedings,

●
With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, which secures a mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, GGP Limited Partnership (“GGP” ), an affiliate of the sponsor, was party to the In re General Growth Properties, Inc. bankruptcy case, which case

GGP exited in November 2011 after raising equity.  In addition, the Saint Louis Galleria borrower was included in the bankruptcy and emerged on December 31, 2009.  The bankruptcy case did involve the Saint Louis Galleria mortgage loan and the Chapter 11 plans have been confirmed in relation to such bankruptcy cases.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such defaulted loan or were restructured in connection with the refinancing of that prior loan with the related mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure or is a refinancing of a mortgage loan or mortgaged properties that was used to refinance a previously delinquent mortgage loan.  For example:

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Morgan Houston Portfolio, representing approximately 2.7% of the outstanding pool balance as of the cut-off date, two of the mortgaged properties, Stone Ridge and University Green, were each previously securitized mortgage loans that were transferred to special servicers.  The previously securitized mortgage loan secured by the University Green property, which loan was included in the BACM 2008-1 trust, was paid off at par.  The previously securitized loan secured by the Stone Ridge property, however, was purchased at a discount, which resulted in an approximately $3,900,000 loss to the MLMT 2007-C1 trust in May 2013.  The related mortgage loan, in part, refinanced the loans previously originated by other lenders to (a) pay off at par the previously securitized mortgage loan secured by the University Green property and (b) finance the purchase at a discount of the loan secured by the Stone Ridge property.

●
With respect to mortgaged property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures a mortgage loan representing 2.2% of the outstanding pool balance as of the cut-off date, one of the borrowers had a prior loan secured by a portion of the related mortgaged property, which prior loan had an outstanding principal balance of $24.5 million. In 2011, in connection with refinancing the prior loan, such borrower negotiated a discounted payoff of $19 million in satisfaction of the prior loan.  The mortgage loan included in the issuing entity did not refinance the prior loan that was paid off at a discount.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings).  There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan.  Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities.  See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.  In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans.  The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates.  The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan, and in the case of the Saint Louis Galleria mortgage loan, to the extent the directing holder is the holder of the Class SLG certificates) will be controlled by the controlling class certificateholders.  The directing holder may have interests in conflict with those of all of some of the other certificateholders.  As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class SLG, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class SLG, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class SLG, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-M, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-M, Class B or Class C trust component as a single “Class” for such purpose.  See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.  It is expected that Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination (other than the 60 Hudson Street loan combination).

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.  As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates.  However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the Pooling and Servicing Agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

The Servicing of the 60 Hudson Street Loan Combination Will Shift to Others

The servicing of the 60 Hudson Street loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the 60 Hudson Street companion loan designated as Note A-2 is securitized in a separate securitization.  At that time, servicing responsibilities for the 60 Hudson Street loan combination will shift to the master servicer and special servicer under such securitization and will be governed exclusively by the pooling and servicing agreement related to such securitization and the 60 Hudson Street loan combination intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer have been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the controlling class representative will not have any consent or approval rights with respect to the servicing of the 60 Hudson Street loan combination, and the holder of the pari passu companion loan designated as Note A-2 or the controlling party in the related securitization of such pari passu companion loan designated as Note A-2 or such other party specified in the related intercreditor agreement will have rights similar to those granted to the controlling class representative in this transaction.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—The 60 Hudson Street Loan Combination” in this prospectus supplement.

If any of the 60 Hudson Street mortgage loan or the related pari passu companion loans become specially serviced prior to the securitization of the pari passu companion loan designated as Note A-2, the special servicer will be required to service and administer the 60 Hudson Street loan combination and any related REO property in the same manner as any other specially serviced loan or serviced REO property and will be entitled to all rights and compensation earned with respect to such loan combination as set forth under the pooling and servicing agreement.  Prior to the securitization of the pari passu companion loan designated as Note A-2, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the 60 Hudson Street loan combination will no longer be serviced pursuant to the pooling and servicing agreement.  If the 60 Hudson Street loan combination is being specially serviced when the related pari passu companion loan designated as Note A-2 is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Potential Conflicts of Interest of the Operating Advisor

Situs Holdings, LLC has been appointed as the initial operating advisor.  See “The Operating Advisor” in this prospectus supplement.  With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than The 60 Hudson Street loan combination), if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer.  Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination (other than The 60 Hudson Street loan combination), if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents.  The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender).  See “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with a borrower or a parent of a borrower.  Furthermore, affiliates of the operating advisor may, from time to time, represent borrowers of loans that are not assets of the trust in restructuring discussions with various special servicers of commercial mortgage securitization transactions (including Wells Fargo Bank, National Association) where Situs Holdings, LLC is not the operating advisor. Each of these relationships may create a conflict of interest.

Additionally, the operating advisor or its affiliates service or special service and are expected to continue to service or special service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans.  Consequently, personnel of the operating advisor, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the operating advisor.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates.  Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates.  If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  German American Capital Corporation and its affiliates are playing several roles in this transaction.  Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a mortgage loan seller and a sponsor, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the underwriters, are affiliates of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and sponsor.  KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, sponsor and primary servicer.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this prospectus supplement and “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof (the “B-Piece Buyer”), the anticipated investor in the majority of the Class E certificates and all of the Class F, Class G and Class V certificates, were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets.  The asset pool as originally proposed by the sponsors was adjusted based on some of these requests.  In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates.  Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors.  In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.  The B-Piece Buyer performed due diligence solely for its own benefit.  The B-Piece Buyer has no liability to any person or entity for conducting its due diligence.  The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms.  Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan.  The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan) and serviced loan combinations (other than the 60 Hudson Street loan combination) and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this prospectus supplement.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates.  Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates.  The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate.  In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement) and appoint a successor, which may be an affiliate of such holder.  However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates.  See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this prospectus supplement.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this prospectus supplement.  In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds.  The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity.  Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken.  In general, the servicers are not required to act in a manner more favorable to the certificates offered in this prospectus supplement or any particular class of certificates that are subordinate to the certificates offered in this prospectus supplement.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans.  The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity.  The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity.  Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans.  This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates.  In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates.  Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates.  In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity.  Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates.  The sponsors will sell the mortgage loans to the depositor.  To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates.  The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.  See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the 60 Hudson Street mortgage loan, representing approximately 11.3% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures a pari passu companion loan.  German American Capital Corporation, one of the mortgage loan sellers, is expected to hold the related companion loan designated as Note A-2 as of the date of initial issuance of the offered certificates (and which as of the date of the initial issuance of the offered certificates is expected to be the controlling note).  The 60 Hudson Street mortgage loan and its related pari passu companion loans will initially be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as the 60 Hudson Street mortgage loan and its related pari passu companion loans are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to the 60 Hudson Street mortgage loan will require the approval of the holders of the related pari passu companion loans.  After the securitization of the 60 Hudson Street companion loan designated as Note A-2, the 60 Hudson Street loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the 60 Hudson Street mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, you will have less control over the servicing of the 60 Hudson Street mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

With respect to the Saint Louis Galleria mortgage loan, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one senior pari passu companion loan.  German American Capital Corporation, one of the mortgage loan sellers, will hold the related senior pari passu companion loan as of the date of initial issuance of the offered certificates.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the Kalahari Resort mortgage loan, representing approximately 9.0% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures one pari passu companion loan.  German American Capital Corporation, one of the mortgage loan sellers, will hold the related companion loan designated as Note A-3 and Liberty Island Group I LLC, one of the

mortgage loan sellers, will hold the related companion loan designated as Note A-4 as of the date of initial issuance of the offered certificates.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures” in this prospectus supplement.

With respect to the 175 West Jackson mortgage loan, representing approximately 8.1% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two pari passu companion loans.  The 175 West Jackson mortgage loan and its related pari passu companion loans will be serviced pursuant to the pooling and servicing agreement related to the COMM 2013-CCRE12 Mortgage Trust.  German American Capital Corporation is expected to hold the other pari passu companion loan, which is a non-controlling pari passu companion loan.  This other pooling and servicing agreement provides for a servicing arrangement that is similar but not identical to that under the pooling and servicing agreement for this transaction.  Certain decisions to be made with respect to the 175 West Jackson mortgage loan will require the approval of the related controlling class representative or such other party specified in the related intercreditor agreement or such pooling and servicing agreement.  As a result, you will have less control over the servicing of the 175 West Jackson mortgage loan than you would have if such mortgage loan were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this prospectus supplement.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and mortgage loan seller, Deutsche Bank Securities Inc., one of the underwriters, Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent) and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Cantor Commercial Real Estate Lending, L.P. will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of December 16, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to six (6) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 11.9% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

U.S. Bank National Association, the trustee, and certain other third parties, provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then Cantor Commercial Real Estate Lending, L.P. will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of December 16, 2013, U.S. Bank National Association is the repurchase agreement counterparty with respect to three (3) of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with Liberty Island Group I LLC, or with a wholly-owned subsidiary or other affiliate of Liberty Island Group I LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC.  The mortgage loan that Liberty Island Group I LLC will transfer to the depositor is subject to such repurchase facility and proceeds received by Liberty Island Group I LLC in connection with the transfer of the related mortgage loan to the depositor will be used, among other things, to reacquire such mortgage loan, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association, in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, Liberty Island Group I LLC, or a wholly-owned subsidiary or other affiliate of Liberty Island Group I LLC, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to the mortgage loan that Liberty Island Group I LLC will transfer to the depositor.  This hedging arrangement will terminate in connection with the transfer of the mortgage loan pursuant to this securitization transaction.

Pursuant to certain interim servicing agreement between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, ten (10) of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 41.8% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank National Association on the other hand, KeyBank National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by German American Capital Corporation and those affiliates thereof, including, prior to their inclusion in the issuing entity, six (6) of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 11.6% of the outstanding pool balance as of the cut-off date

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Cantor Commercial Real Estate Lending, L.P. and those affiliates thereof, including, prior to their inclusion in the issuing entity, one (1) of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 2.1% of the outstanding pool balance as of the cut-off date.

Wells Fargo Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Wells Fargo Bank, National Association, is acting as the master servicer and the special servicer in this transaction and also acts as the master servicer and the certificate administrator and custodian under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust, which includes the 175 West Jackson pari passu companion loan.

Wells Fargo Bank, National Association may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliates the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Situs Holdings, LLC, which is acting as the operating advisor, assisted German American Commercial Capital with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Situs Holdings, LLC, which is acting as the operating advisor, assisted Cantor Commercial Real Estate Lending, L.P. with due diligence and underwriting relating to certain of the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association, which is acting as the master servicer and the special servicer, assisted Eightfold Real Estate Capital Fund III, L.P. or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

U.S. Bank National Association is acting as the trustee, and also acts as trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust securitization, which includes the 175 West Jackson pari passu companion loan.

With respect to the 60 Hudson Street mortgage loan and the 175 West Jackson mortgage loan representing approximately 11.3% and 8.1%, respectively, of the outstanding pool balance as of the cut-off date, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-2 and Note A-2-B, respectively.

With respect to the Saint Louis Galleria mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, German American Capital Corporation or certain of its affiliates will, as of the date of initial issuance of the offered certificates, hold the related companion loan designated as Note A-2.

With respect to the Kalahari Resort mortgage loan representing approximately 9.0% of the outstanding pool balance as of the cut-off date, German American Capital Corporation and Liberty Island Group I LLC, or certain of their respective affiliates will, as of the date of initial issuance of the offered certificates, each hold the related companion loan designated as Note A-3 and Note A-4, respectively.  Prudential Asset Resources, Inc. acts as the interim servicer with respect to Note A-3 and Note A-4.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.  For example:

●	New Article 122a of European Union Directive 2006/48/EC (“Article 122a”) (as implemented by the member states of the European Economic Area (“EEA” )) applies, in general, to newly issued securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date only where new assets are added or substituted after December 31, 2014.  Article 122a restricts an EEA-regulated credit institution and consolidated group affiliates thereof from investing in a securitization  unless the originator, sponsor or original lender in respect of that securitization has explicitly disclosed to such regulated credit institution and its consolidated group affiliates that it will retain, on an ongoing basis, a net economic interest of not less than 5% (or such higher percentage as may be required by the national law of the relevant EEA member state) in that securitization in the manner contemplated by Article 122a.  Article 122a also requires that a regulated credit institution and its consolidated group affiliates be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the certificates it has acquired and the underlying exposures, and that procedures have been established for such due diligence to be conducted on an ongoing basis.  Requirements similar to the retention requirement in Article 122a are scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers, EEA-regulated insurance and reinsurance undertakings.  For the purpose of this provision, all such requirements, together with the Article 122a requirements, are referred to as the “Securitization Retention Requirements.”  Failure to comply with one or more of the requirements set out in Article 122a may result in the imposition of a penal capital charge with respect to the investment made in the securitization by the relevant regulated credit institution and its consolidated group affiliates.  Article 122a will be replaced by Articles 404-410 of the European Union Capital Requirements Regulation 575/2013 which will apply to both EEA-regulated credit institutions and EEA-regulated investment firms from January 1, 2014.  Similar requirements to those set out in Article 122a apply to EEA-regulated alternative investment fund managers under the European Union Alternative Investment Fund Managers Directive 2011/61/EU (which was required to be implemented by EEA Member States by July 22, 2013). None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a 5% net economic interest in the transaction in accordance with the requirements of Article 122a or take any other action which may be required by a regulated credit institution and its consolidated group affiliates for the purposes of their compliance with Article 122a.  This may have a negative impact on the regulatory capital position of a regulated credit institution and its consolidated group affiliates and on the value and liquidity of the offered certificates in the secondary market.  Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a and the suitability of the offered certificates for investment.  None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers, or any of the transaction parties makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations.  New regulations have been proposed, some of which have been adopted as final rules while others remain pending.  Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking law to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, subject to certain conformance periods.  Implementing rules under Section 619 have been proposed but not yet adopted.  The Volcker Rule and the regulations adopted thereunder may restrict certain purchases or sales of securities generally (including commercial mortgage-backed securities) and derivatives by banking entities if conducted on a proprietary trading basis.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.  See “Legal Investment” in this prospectus supplement.

 Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows
With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon the satisfaction of certain conditions.  For example, the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as Yedla Hospitality Portfolio, representing approximately 1.6% of the outstanding pool balance as of the cut-off date, has an earnout escrow established at origination in the amount of $1.24 million, which amount may be released to the borrower if, on or before January 6, 2017, all PIP work is completed and the mortgaged property is maintaining an NOI DSCR of at least 1.50x and a NCF debt yield of at least 11.5%.  If such conditions are not satisfied, the mortgage loan documents require the borrower to use the earnout escrow amount to prepay the mortgage loan together with the applicable yield maintenance premium.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan.  See “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans.  For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder, or purchases of defaulted mortgage loans.  See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates.  The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans.   See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield.  Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

●
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this prospectus supplement.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this prospectus supplement.  Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium.  There is no assurance that voluntary or involuntary prepayments will not occur.  The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans;

●	the length of any prepayment lock-out period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.  Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance.  Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 certificates and Class A-M trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates.  A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity.  The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus supplement.  Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.  See “Description of the Offered Certificates—General” in this prospectus supplement.

Yield Considerations

The yield to maturity on any certificate offered in this prospectus supplement will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate.  The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

●	the interest rate for such certificate;

●
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

●	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

●
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

●	the timing and severity of any appraisal reductions; and

●	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this prospectus supplement may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount.  If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment.  If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield.  If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield.  The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.  Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans.  The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans.  Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates.  Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase.  Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan.  See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this prospectus supplement.

Any realized loss or shortfall on the Class A-M, Class B or Class C trust components will be experienced by the Class PEZ Certificates to the extent of their percentage interest in such trust components.  See “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity.  We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination.  Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us.  Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so; provided, that with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, which was co-originated by German American Capital Corporation and Prudential Mortgage Capital Company, LLC, which subsequently transferred its portion of the loan to Liberty Island Group I LLC, each of such mortgage loan sellers will be obligated to take those remedial actions only with respect to its 50% interest in such mortgage loan that it sold to the issuing entity.  We cannot provide assurances that the mortgage loan seller will have the financial ability to effect such repurchases or substitutions.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax.  See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986), the related mortgage loan seller may make a loss of value payment to the issuing entity.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects.  Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●	the aggregate amount of distributions on the offered certificates;

●	their yield to maturity;

●	the rate of principal payments on the offered certificates; and

●	their weighted average life.

Losses on the mortgage loans (in the case of the Saint Louis Galleria mortgage loan, allocable to the Saint Louis Galleria senior pooled component) will be allocated to the Class G, Class F, Class E and Class D certificates, the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) and the Class A-M trust component (and correspondingly, to the Class A-M certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class A-M trust component), in that order, reducing amounts otherwise payable to each class.  Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C certificates based on their respective entitlements pro rata.  However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C trust components and Class D certificates and the notional balance of the Class X-C certificates is based on the certificate balances of the Class E, Class F and Class G certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B and Class X-C certificates are entitled, respectively, notwithstanding that the Class X-B and Class X-C certificates are senior in right of payment to such classes of certificates.  Similarly, any losses allocated to the Class A-M trust component will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates and the Class PEZ certificates (to the extent of its percentage interest in the Class A-M trust component).

Each class of certificates (other than the Class G, Class V, Class SLG, Class R and Class LR certificates) and the Class A-M, Class B and Class C trust components, are senior to certain other classes of certificates or trust components in respect of the right to receive distributions and the allocation of losses.  If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, such yield could be negative.  In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject, however, to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this prospectus supplement.  The master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan.  There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate.  There can be no assurance that any extension or modification will increase the present value of recoveries in a given case.  Neither the master servicer nor the special servicer will have the ability to extend or modify the non-serviced mortgage loans, because the related non-serviced loan combinations will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement.  Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this prospectus supplement, whether such delay is due to borrower default or to modification of the non-serviced mortgage loans by the master servicer or special servicer servicing such non-serviced mortgage loans, will likely extend the weighted average life of such class of certificates.  See “Yield and Maturity Considerations” in this prospectus supplement and in the accompanying prospectus.

Risks Related to Certain Payments

To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip.  If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement.  There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates.  While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so.  There is no assurance that a secondary market for the offered certificates will develop.  Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates.  Lack of liquidity could result in a precipitous drop in the market value of the offered certificates.  In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis.  The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this prospectus supplement can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.  Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this prospectus supplement.  Moreover, such credit support may not cover all potential losses or risks.  For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.  Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect the characteristics of the Class A-M, Class B and Class C certificates.  The Class PEZ, Class A-M, Class B and Class C certificates are referred to in this prospectus supplement as “Exchangeable Certificates”.  As a result, the Class PEZ certificates will be subject to the same risks as the Class A-M, Class B and Class C certificates described in this prospectus supplement.  Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange Exchangeable Certificates:

●	At the time of a proposed exchange, a certificateholder must own Exchangeable Certificates in the requisite exchange proportion to make the desired exchange.

●
A certificateholder that does not own Exchangeable Certificates in the requisite exchange proportion may be unable to obtain the necessary Exchangeable Certificates or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchangeable Proportion.  Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable.  Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

●
Exchanges will no longer be permitted following the date when the then current principal balance of the Class A-M trust component (and, correspondingly, the Class A-M certificates and, to the extent evidencing an interest in the Class A-M trust component, the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

●	Certificates may only be held in authorized denominations.

Subordination of the Class A-M, Class B and Class C Trust Components Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class X-B, Class A-M, Class B, Class C and Class PEZ Certificates

As described in this prospectus supplement, if your certificates are Class A-M, Class B, Class C or Class PEZ certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-M certificates (and the holders of the Class PEZ certificates as holders of the Class A-M-PEZ percentage interest of the Class A-M trust component) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEZ certificates as holders of the Class B-PEZ percentage interest of the Class B trust component).  Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and the Class A-M trust component, the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates or trust component.  Because the notional amount of the Class X-B certificates is based upon the aggregate certificate balance of the Class B and Class C trust components and the Class D certificates, the Class X-B certificates will be adversely affected by losses allocated to such trust components or class of certificates.  See “Description of the Offered Certificates” in this prospectus supplement.  As a result, you will generally bear the effect of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances.  In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors.  However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels.  See “Description of the Offered Certificates—General” and “—Subordination” in this prospectus supplement.  If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter.  In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments.  The Internal Revenue Code of 1986 authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely.  Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements.  The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from the corresponding federal law, and this prospectus supplement does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.  We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.  Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received.  Accordingly, investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount.  See “Material Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax

Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the accompanying prospectus.

Tax Considerations Related to Foreclosure

If the issuing entity acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally be required to retain an independent contractor to operate and manage the mortgaged property.

Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  Furthermore, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub tenant or allocable to a non-customary service and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Saint Louis Galleria Mortgage Loan REMIC or the Lower-Tier REMIC to federal tax on such income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax.  No determination has been made whether any portion of the income from the mortgaged properties constitutes “rents from real property”.  In such event, the net proceeds available for distribution to certificateholders will be reduced.  The special servicer may permit the Saint Louis Galleria Mortgage Loan REMIC or the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus supplement.

In addition, if the issuing entity were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of the properties.  These state or local taxes may reduce net proceeds available for distribution with respect to the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage.  A REMIC may avoid such consequences, however, if the default of such mortgage is “reasonable foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”).  In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%.  One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan.  Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test.  To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release.  The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.”  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release.  This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement.  Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity.  The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity.  These parties may make decisions different from those that holders of any particular class of the certificates offered in this prospectus supplement would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing.  In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder.  It is not intended that the operating advisor act as a surrogate for the certificateholders.  Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.”  Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority.  This is so because, subject to the payment of the Class A-SB and Class PEZ certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction.  A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience.  Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued.  Future events could have an adverse impact on such ratings.  Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action.  If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of offered certificates.  The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies.  Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates.  See “Ratings” in this prospectus supplement.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in this prospectus supplement.

The depositor has requested a rating on each class of the offered certificates from three nationally recognized statistical rating organizations.  Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor.  The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations.  Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates.  Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus supplement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.  To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor”  or “Mortgage Loan Seller” ).  GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction, GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation.  GACC is an affiliate of the Depositor, Deutsche Bank Securities Inc., one of the Underwriters, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent.  The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.  In addition, it is expected that GACC will, as of the date of the initial issuance of the Certificates, hold the 175 West Jackson Companion Loan designated as Note A-2-B, the 60 Hudson Street Companion Loan, the Saint Louis Galleria Senior Pari Passu Companion Loan and one of the Kalahari Resort Companion Loans.  For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors.  GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for approximately ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage and Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.  The total amount of loans securitized by GACC from January 1, 2009 through November 29, 2013, is approximately $19.9 billion.

Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future.  In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization.  It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs.  Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this prospectus supplement), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be.  In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, as to which Liberty Island Group I LLC and GACC are each a Mortgage Loan Seller with respect to its respective Note, GACC will only be obligated to repurchase the Note as to which it is acting as Mortgage Loan Seller.  The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity.  In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.  See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of GACC Mortgage Loans

Overview.  GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus supplement.  GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”).  The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan.  The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process.  After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team.  The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus supplement regarding the GACC Mortgage Loans.  These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents.  In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy.  If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus supplement is accurate in all material respects.  GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.”  GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General.  GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties.  All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below.  However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan.  This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis.  In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit.  Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches.  A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market.  Unless otherwise specified in this prospectus supplement, all financial, occupancy and other information contained in this prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval.  Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies.  The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:
Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.30x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	70%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination.  Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event.  In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account.  In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years.  However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period.  With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types.  Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors.  See “Description of the Mortgage Pool” in this prospectus supplement and Annex A-1 to this prospectus supplement.

Escrow Requirements.  GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.  In most cases where the property is covered by blanket insurance, insurance reserves will not be required.  In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements.  In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow.  Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.25 per square foot
Retail	$0.20 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term.  To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.  In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports.  In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this prospectus supplement under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions.  Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, representing approximately 11.3% of the Initial Outstanding Pool Balance, the borrower is not required to make a deposit into a replacement reserve under the Mortgage Loan in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties.  GACC’s decision to include the Mortgage Loan in the transaction was based on the borrower being required to make deposits of $0.30 per square foot into the replacement reserve upon the earliest to occur of (i) the debt service coverage ratio falling below 1.50x or (ii) November 6, 2023, the anticipated repayment date.

With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Universal Studios, representing approximately 7.7% of the Initial Outstanding Pool Balance, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is 1.0% of prior month’s operating income in comparison to 4.0% of prior month’s operating income provided for in GACC’s underwriting guidelines for office properties; the monthly replacement reserve deposit percentage will increase by 1.0% from December 2014 each year through November 2016.  Beginning in December 2016 and thereafter, the monthly deposit will equal 4.0% of prior month’s gross revenues.  GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.71x in comparison to a DSCR of 1.50x provided for in GACC’s underwriting guidelines for hospitality properties, and the Cut-off Date LTV ratio of the Mortgage Loan is 66.4%, in comparison to an LTV ratio of 70.0% provided for in GACC’s underwriting guidelines for hospitality properties.

With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Esplanade at City Park, representing approximately 3.9% of the Initial Outstanding Pool Balance, the Cut-off Date LTV ratio is 74.6% in comparison to an LTV of 70.0% provided for in GACC’s underwriting guidelines for multifamily properties.  GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.36x in comparison to a DSCR of 1.20x provided for in GACC’s underwriting guidelines for multifamily properties, along with the financial strength of the related borrower.

With respect to the Mortgage Loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Commons at Little Falls, representing approximately 0.8% of the Initial Outstanding Pool Balance, the amount which the related borrower is required to deposit into a replacement reserve under the Mortgage Loan is $0.19 per square foot in comparison to $0.25 per square foot provided for in GACC’s underwriting guidelines for office properties.  GACC’s decision to include the Mortgage Loan in the transaction was based on the U/W NCF DSCR of 1.69x in comparison to a DSCR of 1.50x provided for in GACC’s underwriting guidelines for office properties, along with the financial strength of the related borrower.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2013.  GACC’s “Central Index Key” number is 0001541294.  The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including January 1, 2011 to and including September 30, 2013:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date.  The repurchase demand was rejected.  In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this prospectus supplement.  CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., and CastleOak Securities, L.P., two of the Underwriters.  CCRE Lending was formed in 2010.  Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P.  CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2013, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.9 billion, total liabilities of approximately $1.2 billion and total partners’ equity of approximately $761 million.  As of September 30, 2013, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $1.025 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, Deutsche Bank Trust Company Americas, the Certificate Administrator, Custodian, 17g-5 Information Provider, and Certificate Registrar and Authenticating Agent) and certain third party lenders provide warehouse financing to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities.  Some of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of December 16, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to six (6) CCRE Mortgage Loans, representing approximately 11.9% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 560 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $9.9 billion and has acted as a sponsor and mortgage loan seller on 18 fixed-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor.  CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations.  CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

Review of CCRE Mortgage Loans

Overview.  CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”).  The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus supplement, as further described below.  No sampling procedures were used in the review process.

Data Tape.  To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan.  The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process.  The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team.  The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus supplement regarding the CCRE Mortgage Loans.  These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents.  In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans.  Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel.  Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this prospectus supplement.

Other Review Procedures.  In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy.  With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions.  Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this prospectus supplement is accurate in all material respects.  CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria.  CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General.  CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending.  Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis.  The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer.  This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation.  Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines.  Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.  A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval.  All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others.  After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio.  CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan.  Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus supplement.  Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt.  Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements.  While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus supplement will reflect a calculation on the future (larger) amortizing loan payment.

Servicing.  Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization.  Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.  From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i) Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii) Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii) Engineering Assessment.  In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv) Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the

Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending.  Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012.  The CCRE Depositor’s Central Index Key is 0001515166.  With respect to the period from and including January 1, 2011 to and including September 30, 2013, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.  CCRE Lending most recently filed a Form ABS-15G on July 30, 2013.  CCRE Lending’s Central Index Key is 0001558761.  With respect to the period from and including January 1, 2011 to and including September 30 , 2013, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Cantor Commercial Real Estate Lending, L.P.” has been provided by CCRE Lending.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2012, KeyBank’s Real Estate Capital Group originated a total of $6.9 billion in permanent, bridge, development and construction commercial mortgage loans from 25 offices nationwide. Of this total, $3.9 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

  KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of November 30, 2013, KeyBank had originated approximately $13.0 billion of commercial mortgage loans that have been securitized in 55 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

  Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus supplement. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus supplement regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus supplement, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus supplement is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

  KeyBank’s Underwriting Guidelines and Process

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus supplement, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.

Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

  Exceptions

All of the KeyBank Mortgage Loans were originated in accordance with the underwriting standards set forth above.

  Repurchase Requests

KeyBank has filed its most recent Rule 15Ga-1 filing on August 13, 2013 and had no demand, repurchase, or replacement claims to report for the quarterly reporting period ending June 30, 2013.  Since KeyBank has no demand, repurchase or replacement claims to report KeyBank has no obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877.  With respect to the period from and including January 1, 2011 to and including September 30, 2013, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Liberty Island Group I LLC

General

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011.  Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a

Delaware limited liability company, which was formed in June 2011.  Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company, LLC (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans.  PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement.  An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination.  Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures.  These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”).  Please see “Liberty Island’s Underwriting Standards and Processes” section below for further detail.  Prudential Asset Resources, Inc. (“PAR”), an affiliate of PMCC, serviced the Liberty Island Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Mortgage Loans after securitization.  With respect to the Liberty Island Mortgage Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the Trust Fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility.  The Liberty Island mortgage loans are subject to such repurchase facility.  Liberty Island expects to use the proceeds from its sale of the Liberty Island mortgage loans to the Depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

  Liberty Island’s Securitization Program

This is the thirteenth commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets.  However, PMCC, an affiliate of Liberty Island and the Originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans.  As of the date of this prospectus supplement, PMCC filed its most recent Form ABS-15G with the SEC on February 11, 2013.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  PMCC’s CIK number is 0001549224.  In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage-backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

During 2012 and through 2013, Liberty Island contributed approximately $1,157,995,731 of mortgage loans to twelve commercial mortgage securitizations.  Liberty Island did not securitize any commercial mortgage loans prior to 2012 and has not been involved in the securitization of any other types of financial assets.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans.  The commercial mortgage loans that will be sold by Liberty Island to the Depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” PMCC will conduct due diligence review on Liberty Island’s behalf.  In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties.  Mortgage Loan Seller’s counsel will also review certain loan documentation and perform due diligence procedures.  If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution.  See “The

Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” and “Risk Factors—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan”.  In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to the Liberty Island Mortgage Loan.  See “—Certain Relationships and Related Transactions” below.

  Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.  Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.  For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “The Sponsors, Mortgage Loan Sellers and Originators” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan.  Areas of review and analysis include, without limitation, the following:  borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable).  PMCC performs an inspection or retains a third-party to perform an inspection of each property.

Loan Approval.  All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island.  The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition.  As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, PMCC will typically inspect or retain a third-party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties.  Depending on the findings of the Phase I assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report.  Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4.  The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third-party prepared zoning reports; and/or representations by the related borrower.  Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance.  Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards.  The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion.  The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism.  Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements.  Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments.  PMCC may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums.  PMCC may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  PMCC may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Exceptions.  Notwithstanding the discussion above, one or more of the Liberty Island Mortgage Loans may vary from, or do not comply with, Liberty Island’s underwriting guidelines described above.  In addition, in the case of one or more of the Liberty Island Mortgage Loans, Liberty Island or its originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, which secures a Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance as of the Cut-Off Date, such Mortgage Loan was originated in accordance with GACC’s underwriting standards under “—GACC’s Underwriting Standards”.

  Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview.  Liberty Island, in its capacity as the Sponsor of the Liberty Island Mortgage Loans, has conducted a review of the Liberty Island Mortgage Loans in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects.  Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Liberty Island Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties.  Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Liberty Island Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process.  Prior to securitization of each Liberty Island Mortgage Loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island Mortgage Loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Liberty Island, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by the Liberty Island relating to information in this prospectus supplement regarding the Liberty Island Mortgage Loans.  These procedures included:

●	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island and PMCC;

●
comparing numerical information regarding the Liberty Island Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Liberty Island Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Liberty Island Mortgage Loan, Liberty Island’s counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Liberty Island’s counsel reviewed the legal summaries for each Liberty Island Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, Liberty Island’s counsel reviewed Liberty Island’s representations and warranties set forth on Annex G to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Liberty Island’s counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv)  bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property;  and (v)  any existing or incipient material defaults.

Findings and Conclusions.  Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island Mortgage Loans in this prospectus supplement is accurate in all material respects.  Liberty Island also found and concluded with reasonable assurance that the Liberty Island Mortgage Loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria, except as described above under “Liberty Island’s Underwriting Standards and Processes—Exceptions.”

  Repurchase Requests

Liberty Island Group I LLC has no history as a securitizer prior to February 2012.  As of the date of this prospectus supplement, Liberty Island Group I LLC filed its most recent Form ABS-15G with the SEC on February 11, 2013, generally relating to the annual period which ended on December 31, 2012.  Such

Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of Liberty Island Group I LLC is 0001555501.  For the period from and including January 1, 2011 to and including September 30, 2013, Liberty Island Group I LLC does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Liberty Island Group I LLC” has been provided by Liberty Island.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”).  The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates.  The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005.  The telephone number is (212) 250-2500.  The Depositor’s capitalization is nominal.  All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending November 29, 2013, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $72.1 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.  The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans.  The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust.  The Depositor is required under that certain Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and Nomura Securities International, Inc., (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this prospectus supplement for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2013-CCRE13 Mortgage Trust (the “Issuing Entity”).  The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement.  The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this prospectus supplement.  Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth in this prospectus supplement under “The Pooling and Servicing Agreement—Amendment.”  The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  A discussion of the duties of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under “The Trustee,” “The Certificate Administrator and Custodian,” “The Operating Advisor,” “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested.  The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.  The fiscal year of the Issuing Entity is the calendar year.  The Issuing Entity has no executive officers or a Board of Directors.  It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity.  The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this prospectus supplement under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

 Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.”  The Depositor has been formed to be a special purpose bankruptcy remote entity.  In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)   Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)  If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.  Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions.  Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans.  See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this prospectus supplement.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer.  Each of the Master Servicer and the Special Servicer (other than the Non-Serviced Mortgage Loans) will be required to service and administer the Mortgage Loans and Serviced Loan Combinations for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.”  The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Loan Combinations to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement.  However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations.  Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer and the Special Servicer

Wells Fargo Bank, National Association (“Wells Fargo” ) will act as the master servicer (in such capacity, the “Master Servicer”) and the special servicer (in such capacity, the “Special Servicer”) for all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) to be deposited into the Trust Fund and the Serviced Companion Loans.  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer and special servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC®

format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 9/30/2013
By Approximate Number:	39,125	38,132	35,189	33,414
By Approximate Aggregate Unpaid Principal Balance (in billions):	$451.09	$437.68	$428.52	$428.97

Within this portfolio, as of September 30, 2013, are approximately 23,635 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $348.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2013, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).
Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
YTD Q3 2013	$340,622,524,216	$2,215,158,082	0.65%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years.  Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:
CMBS Pools	As of 12/31/2010	As of 12/31/2011	As of 12/31/2012	As of 9/30/2013
By Approximate Number	56	59	69	87
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$22.6	$31.6	$40.2	$54.1
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$1,081,410,457	$2,971,462,061	$2,256,422,115	$1,049,449,403

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:
	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer and the Special Servicer, as applicable, under the Pooling and Servicing Agreement, will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and Serviced Companion Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans and Serviced Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans and the Serviced Companion Loans or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer or special servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by CCRE Lending or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, some of the CCRE Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and GACC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the Issuing Entity, some of the GACC Mortgage Loans.

Wells Fargo, which is acting as the Master Servicer and the Special Servicer, assisted Eightfold Real Estate Capital Fund III, L.P., or certain of its affiliates with due diligence relating to certain of the Mortgage Loans to be included in the Mortgage Pool.

The foregoing information under this heading “—The Master Servicer and the Special Servicer” has been provided by Wells Fargo.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)     if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)     if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis; and

(c)     if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates or Trust Component) of the Sequential Pay Certificates and Class PEZ Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided, that the Operating Advisor will not be permitted to recommend the replacement of the Special Servicer for any Loan Combination so long as the holder of the related Companion Loan is the Loan Specific Directing Holder under the related Intercreditor Agreement; detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement).  The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website.  The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website.  If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity.  The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) its obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).  In the event of such termination, for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation.  In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this prospectus supplement.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

“Certificateholder Quorum”  means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates and the Class PEZ Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided, that for purposes of this definition, the Class A-M Certificates and the Class PEZ Component-A-M will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

The Primary Servicers

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to KeyBank Mortgage Loans (the “KeyBank Serviced Loans”).  KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.  KeyBank is not an affiliate of the Issuing Entity, the Depositor, any other Mortgage Loan Seller, the Trustee, the Certificate Administrator, the Paying Agent, the Custodian, the Special Servicer, the Operating Advisor, or any sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.
Loans	12/31/2010	12/31/2011	12/31/2012	6/30/2013
By Approximate Number	11,232	11,970	10,972	11,031
By Approximate Aggregate Principal Balance (in billions)	$117.6	$107.5	$101.6	$136.3

Within this servicing portfolio are, as of June 30, 2013, approximately 11,031 loans with a total principal balance of approximately $136.3 billion that are included in approximately 263 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2013, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS1” as a primary servicer.  Morningstar has assigned KeyBank the rankings of “MOR CS1” as master servicer and primary servicer.  S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans.  The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.
	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in the COMM 2013-CCRE13 transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Loans, generally responsible for the primary servicing functions with respect to the KeyBank Serviced Loans.  KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO Property.  KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the KeyBank Primary Servicing Agreement.  KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

The foregoing information under this sub-heading regarding KeyBank has been provided by KeyBank.

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to the Kalahari Resort Loan Combination.  PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan origination, underwriting and closing functions for the Mortgage Loan being deposited into the Issuing Entity by Liberty Island.  PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201. The company was formed in 2001 to consolidate Prudential’s disparate servicing operations.  PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loan portfolios owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch, S&P and Morningstar. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P	Morningstar
Master Servicer	CMS2+	Above Average	MOR CS2
Primary Servicer	CPS1	Strong	MOR CS1
Special Servicer	CSS2-	Above Average	N/A

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:

Year-End	2010	2011	2012	As of 09/30/2013 (Approx.)
CMBS	$13,047,207,197	$10,717,861,142	$10,178,085,964	$10,031,312,661
Total Loans	$66,600,906,918	$68,410,689,362	$70,124,273,375	$74,273,952,712

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time-to-time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary, service the liberty Island Mortgage Loans prior to securitization.

The information set forth under this sub-heading regarding PAR has been provided by PAR.

THE TRUSTEE

U.S. Bank National Association (“U.S. Bank”), a national banking association, will act as trustee (in such capacity, the “Trustee”) under the Pooling and Servicing Agreement.  U.S. Bancorp, with total assets exceeding $361 billion as of September 30, 2013, is the parent company of U.S. Bank, the fifth-largest commercial bank in the United States.  As of September 30, 2013, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and three international cities.  The Pooling and Servicing Agreement will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of September 30, 2013, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.9 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of September 30, 2013, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 593 issuances of commercial mortgage-backed securities with an outstanding aggregate principal balance of approximately $459,950,700,000.

In the past three years, U.S. Bank has not materially defaulted in any of its trustee obligations under any pooling and servicing agreement that are substantially similar to the Trustee’s obligations under the Pooling and Servicing Agreement.  In the past three years, U.S. Bank has not caused an early amortization or other performance triggering event because of servicing by the Trustee with respect to commercial mortgage-backed securities.

In its capacity as trustee on commercial mortgage securitizations, the Trustee is generally required to make an advance if the Master Servicer or Special Servicer fails to make a required advance.  In the past three years, U.S. Bank, in its capacity as trustee, has not been required to make an advance on a domestic commercial mortgage-backed securities transaction.

The foregoing information concerning the Trustee has been provided by the Trustee.  The Trustee does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Trustee) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “A” by Fitch, “A2” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch, “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement.  Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement.  Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all

Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.  In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).  If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder (if known to the Trustee) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder.  If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee.  In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.  Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement.  In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee.  The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee.  Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN

Deutsche Bank Trust Company Americas (“DBTCA”), a New York Banking Corporation, will act as the certificate administrator (in such capacity, the “Certificate Administrator”), the custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.  DBTCA is a New York banking corporation with its offices located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration–DB13CC, and its telephone number is (714) 247-6000.

DBTCA and its affiliates have provided corporate trust services since 1991.  DBTCA and its affiliates have previously been appointed to the role of trustee for over 1,900 mortgage-backed transactions and has significant experience in this area.  In 2011 through 2013, DBTCA and its affiliates have been appointed to act as trustee or certificate administrator on 62 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $55,694,893,908.  To the best of its knowledge, DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Certificate Administrator on behalf of the Certificateholders.

DBTCA will act as Custodian of the Mortgage Loan files pursuant to the Pooling and Servicing Agreement. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the Mortgage Loan files in secure, fire-resistant facilities. DBTCA will not physically segregate the Mortgage Loan files from other mortgage files in DBTCA’s custody but will keep them in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each Mortgage Loan file and will show that the Mortgage Loan Documents are held on behalf of the Issuing Entity.

DBTCA is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, Deutsche Mortgage & Asset Receiving Corporation and the Depositor.

The foregoing information concerning the Certificate Administrator and Custodian has been provided by the Certificate Administrator.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose unsecured long-term debt is rated at least “A” by Fitch, “A2” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, and (b) whose short-term unsecured debt is rated at least “F-1” by Fitch, “P-1” by Moody’s and, if rated by KBRA, an equivalent rating from KBRA, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this prospectus supplement (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.  The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts.  In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee).  If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator.  The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”).  The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0020% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period.  The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee.  In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”).  In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate

Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”).  The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date.  In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period.  In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.  The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan, for which custodial arrangements will be governed by the related pooling and servicing agreement).  The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity.  The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid.  The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Situs Holdings, LLC (“Situs Holdings”), a Delaware limited liability company, will act as operating advisor under the Pooling and Servicing Agreement (in that capacity, the “Operating Advisor”).

The principal executive offices of Situs Holdings are located at 4665 Southwest Freeway, Houston, Texas 77027.  Situs Holdings has a special servicer rating of “CSS2” from Fitch and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average.”  Situs Holdings is approved by Moody’s as a special servicer for CMBS transactions.  The primary special servicing operations of Situs Holdings are located in San Francisco, California.  As of October 2013, Situs Holdings directly managed 106 CMBS specially-serviced assets with an unpaid principal balance (“UPB”) of $1.26 billion and 302 non-performing whole loans of approximately $1.32 billion.  Situs Holdings is the named special servicer on 13 CMBS transactions with an UPB of approximately $19.62 billion.  Situs Holdings is the named operating advisor for 14 CMBS transactions and an aggregate UPB of approximately $17.5 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM”). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC.  SAM has a primary servicer rating of “CPS3+” and SAM is on S&P’s Select Servicer list as a United States Commercial Mortgage Primary Servicer ranked “Above Average.”  As of September 2013, SAM was the Primary Servicer for 956 loans with a UPB of approximately $10.2 billion.  Situs Serv L.P., an affiliate of SAM, was appointed the operating advisor for the first TALF securitization, DDR I Depositor LLC Trust 2009, a CMBS securitization with a UPB of approximately $400 million.

Unless otherwise noted, all the statistical information contained in this description is a composite of Situs Holdings and SAM and its affiliates (“Situs”). Situs is involved in the commercial real estate advisory business and engages principally in:

●	Real estate consulting

●	Primary Servicing

●	CMBS Special Servicing

●	Asset Management

●	Due Diligence and Underwriting

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries.  Situs has major offices located across the United States in San Francisco, New York and Houston as well as offices in London, Copenhagen and Frankfurt.  Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States government.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and special serviced loans and trust/operating advisor responsibilities.  Policies and procedures are reviewed annually and centrally managed.  Furthermore, Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time Situs Holdings may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business.  However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Situs Holdings or of which any of its property is the subject, that would have a material adverse effect on Situs Holdings’s business or its ability to serve as Operating Advisor under the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

Situs Holdings is not an affiliate of the Depositor, the Sponsors, the Underwriters, the Issuing Entity, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or any originator.

The information set forth in this prospectus supplement concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement.  Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this prospectus supplement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, the Depositor, DBTCA, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent are affiliates of each other.

CCRE Lending, a Sponsor and Mortgage Loan Seller, and Cantor Fitzgerald & Co. and CastleOak Securities, L.P., two of the Underwriters, are affiliates of each other.

KeyBank, a Sponsor, Mortgage Loan Seller and Primary Servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the Underwriters.

Liberty Island, a Sponsor and Mortgage Loan Seller, is an affiliate of PAR, a Primary Servicer.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters, and DBTCA, the Certificate Administrator, Custodian, 17g-5 Information Provider, Certificate Registrar and Authenticating Agent) and certain other third party lenders provide warehouse financing to certain affiliates of CCRE Lending through various repurchase facilities.  Some of the CCRE Mortgage Loans are (or will be prior to the Closing Date) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, acquire the warehoused CCRE Mortgage Loans from certain affiliates of CCRE Lending, and those affiliates of CCRE Lending will, in turn, use the funds that they receive from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of December 16, 2013, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to six (6) CCRE Mortgage Loans, which represents approximately 11.9% of the Initial Outstanding Pool Balance (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the Certificates).

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, ten (10) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 41.8% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain of the mortgage loans owned from time to time by GACC and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, six (6) of the Mortgage Loans to be contributed to this securitization by GACC, representing approximately 11.6% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain of the mortgage loans owned from time to time by CCRE Lending and those affiliates thereof, including, prior to their inclusion in the Issuing Entity, one (1) of the Mortgage Loans to be contributed to this securitization by CCRE Lending, representing approximately 2.1% of the Initial Outstanding Pool Balance.

Wells Fargo may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

U.S. Bank National Association, the trustee, and certain other third party lenders, provide warehouse financing to certain affiliates of CCRE Lending through various repurchase facilities. Some of the mortgage loans that CCRE Lending will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  If such is the case at the time the certificates are issued, then CCRE Lending will use the proceeds from its sale of mortgage loans to the depositor to, among other things, acquire the warehoused mortgage loans from those affiliates and those affiliates will, in turn, use the funds that they receive in connection with such acquisitions to, among other things, reacquire the warehoused mortgage loans from the repurchase agreement counterparties free and clear of any liens.  As of December 16, 2013, U.S. Bank National Association is the repurchase agreement counterparty with respect to three (3) of the Mortgage Loans that CCRE Lending will transfer to the depositor, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of CCRE Mortgage Loans subject to each of those repurchase facilities may increase or decrease prior to the issuance of the certificates).

Wells Fargo is the purchaser under a repurchase agreement with Liberty Island, or with a wholly-owned subsidiary or other affiliate of Liberty Island, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island.  The mortgage loan that Liberty Island will transfer to the Depositor is subject to such repurchase facility and proceeds received by Liberty Island in connection with the transfer of the related Mortgage Loan to the Depositor will be used, among other things, to reacquire such Mortgage Loan, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo, in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, Liberty Island, or a wholly-owned subsidiary or other affiliate of Liberty Island, is party to an interest rate hedging arrangement with Wells Fargo with respect to the Mortgage Loan that Liberty Island will transfer to the Depositor.  This hedging arrangement will terminate in connection with the transfer of the Mortgage Loan pursuant to this securitization transaction.

Situs Holdings assisted GACC with due diligence and underwriting relating to certain of the Mortgage Loans to be included in the Mortgage Pool.

Situs Holdings assisted CCRE Lending with due diligence and underwriting relating to certain of the Mortgage Loans to be included in the Mortgage Pool.

Wells Fargo, which is acting as the Master Servicer and the Special Servicer, assisted the B-Piece Buyer with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Wells Fargo is acting as the Master Servicer and the Special Servicer, and also acts as master servicer and certificate administrator under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust, which includes the 175 West Jackson Lead Companion Loan.

U.S. Bank National Association is acting as the Trustee, and also acts as trustee under the pooling and servicing agreement entered into in connection with the COMM 2013-CCRE12 Mortgage Trust, which includes the 175 West Jackson Lead Companion Loan.

With respect to the 60 Hudson Street Mortgage Loan representing approximately 11.3% of the Initial Outstanding Pool Balance, it is expected that GACC or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-2.  With respect to the Saint Louis Galleria Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance, it is expected that GACC or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-2.  With respect to the Kalahari Resort Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance, (i) GACC or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-3, (ii) Liberty Island or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-4 and (iii) PAR acts as interim servicer with respect to Note A-3 and Note A-4.  With respect to the 175 West Jackson Mortgage Loan representing approximately 8.1% of the Initial Outstanding Pool Balance, it is expected that GACC or certain of its affiliates will, as of the date of initial issuance of the Offered Certificates, hold the related Companion Loan designated as Note A-2-B.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of (i) a pool (the “Mortgage Pool”) of 53 fixed-rate mortgage loans, (which includes the Saint Louis Galleria Senior Pooled Component (as defined below) but does not include any Companion Loan or the Saint Louis Galleria Junior Non-Pooled Component (as defined below)) and (ii) the Saint Louis Galleria Junior Non-Pooled Component, in each case (each such mortgage loan currently part of the Mortgage Pool (including the Saint Louis Galleria Senior Pooled Component), together with the Saint Louis Galleria Junior Non-Pooled Component, a “Mortgage Loan,” and collectively, the “Mortgage Loans”), secured by first liens on 73 commercial and multifamily properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”).  The Mortgage Pool (which, for the avoidance of doubt, does not include the Saint Louis Galleria Junior Non-Pooled Component) has an aggregate principal balance as of the Cut-off Date of approximately $1,105,467,197 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%.  The principal balances of the Mortgage Loans (other than the Saint Louis Galleria Junior Non-Pooled Component) as of the later of the related due date of such Mortgage Loan in December 2013 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,173,702 to $125,000,000 and the average Cut-off Date Balance will be $20,857,872 subject to a variance of plus or minus 5.0%.  The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during December 2013 are timely made.  All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.  All percentages of the Mortgage Pool referred to in this prospectus supplement without further description are approximate percentages of the Initial Outstanding Pool Balance.  Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate.  Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The 60 Hudson Street Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.  On and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the related Intercreditor Agreement.

The Saint Louis Galleria Loan Combination and the Kalahari Resort Loan Combination will each be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The 175 West Jackson Loan Combination will be serviced pursuant to the pooling and servicing agreement related to the COMM 2013-CCRE12 Mortgage Trust and the related Intercreditor Agreement.

“A Loan”:  means with respect to any Loan Combination, the mortgage note (or notes) included in the Issuing Entity that is senior in right of payment to the related B Loan or any other subordinated notes to the extent set forth in the related Intercreditor Agreement.  There are no A Loans related to the Issuing Entity.

“B Loan”:  means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is subordinated in right of payment to the related A Loan to the extent set forth in the related Intercreditor Agreement.  There are no B Loans related to the Issuing Entity.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement” means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holder of the related A Loan(s) and the holder of the related B Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or Non-Serviced Pari Passu Companion Loan(s) relating to the relative rights of such holders.  The 60 Hudson Street Intercreditor Agreement, the Saint Louis Galleria Intercreditor Agreement, the Kalahari Resort Intercreditor Agreement and the 175 West Jackson Intercreditor Agreement, as the context may require, are each an Intercreditor Agreement related to a Mortgage Loan included in the Issuing Entity.

“Loan Combination” means each of the 60 Hudson Street Loan Combination, the Saint Louis Galleria Loan Combination, the Kalahari Resort Loan Combination and the 175 West Jackson Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The 175 West Jackson Companion Loan and, on and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be the only Non-Serviced Companion Loans.  Prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be a Serviced Companion Loan.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement.  References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The 175 West Jackson Loan Combination and, on and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be the only Non-Serviced Loan Combinations.  Prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be a Serviced Loan Combination.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement.  The 175 West Jackson Mortgage Loan and, on and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Mortgage Loan will be the only Non-Serviced Mortgage Loans included in the Issuing Entity.  Prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Mortgage Loan will not be a Non-Serviced Mortgage Loan but will instead be a Mortgage Loan serviced under the Pooling and Servicing Agreement.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Saint Louis Galleria Companion Loan, the Kalahari Resort Companion Loan and, prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be the only Serviced Companion Loans related to the Issuing Entity.  On and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be a Non-Serviced Companion Loan.

“Serviced Loan Combination”  means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more pari passu mortgage notes not included in the Issuing Entity.  References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes.  The Saint Louis Galleria Loan Combination, the Kalahari Resort Loan Combination and, prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be the only Serviced Loan Combinations related to the Issuing Entity.  On and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be a Non-Serviced Loan Combination.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally payable on a pari passu basis with a Mortgage Loan (with respect to the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component) included in the

Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The Saint Louis Galleria Senior Pari Passu Companion Loan, the Kalahari Resort Companion Loan and, prior to the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be the only Serviced Pari Passu Companion Loans related to the Issuing Entity.  On and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Companion Loan will be a Non-Serviced Companion Loan.

“Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement.  There are no Subordinate Companion Loans related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan (with respect to the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component) included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement.  The 175 West Jackson Companion Loan, the 60 Hudson Street Companion Loan, the Saint Louis Galleria Senior Pari Passu Companion Loan and the Kalahari Resort Companion Loan, and are the Pari Passu Companion Loans related to the Issuing Entity.

The Issuing Entity’s assets will include the Saint Louis Galleria Mortgage Loan, which has been divided pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement into the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Junior Non-Pooled Component.  The Saint Louis Galleria Senior Pooled Component will be pooled with the other Mortgage Loans to support the Regular Certificates other than the Class SLG Certificates.  The Saint Louis Galleria Junior Non-Pooled Component will only support the Class SLG Certificates.  Although the Saint Louis Galleria Junior Non-Pooled Component is an asset of the Issuing Entity, unless otherwise indicated, for purposes of numerical and statistical information contained in this prospectus supplement, the Saint Louis Galleria Junior Non-Pooled Component is not reflected in this prospectus supplement and the term “Mortgage Loan” in that context does not include the Saint Louis Galleria Junior Non-Pooled Component.  For the purpose of the information presented in this prospectus supplement with respect to the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, the DSCR, LTV and debt yield includes the Saint Louis Galleria Senior Pari Passu Companion Loan but does not include the Saint Louis Galleria Junior Non-Pooled Component.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”).  Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, which would include Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property, or (ii) either (a) a leasehold estate in a portion of the Mortgaged Property and a fee estate in a portion of the Mortgaged Property or (b) a leasehold estate in the Mortgaged Property and no mortgage on the related fee estate, as set forth below:
Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	68	$988,211,668	89.4%
Fee Simple/Leasehold	1	$84,899,929	7.7%
Leasehold	4	$32,355,600	2.9%
Total	73	$1,105,467,197	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the ground lessor in such Mortgaged Property.

In general, any Mortgage Loan secured by Mortgaged Properties located in Maryland, if any, may have been structured as an indemnity deed of trust (an “IDOT”).  The IDOT is structured so that the lender makes the loan to an affiliate of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a deed of trust on the property owner’s property.  Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities.  In the case of a Mortgage Loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.
Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6th	0	44	$939,131,156	85.0%
1st	0	4	$112,800,000	10.2%
1st	5	5	$ 53,536,041	4.8%

As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan.  The information in the foregoing table is based on the related Mortgage Loan Documents.  Certain jurisdictions may impose a statutorily longer grace period.  See Annex A-1 to this prospectus supplement for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates.  Each Mortgage Loan is or should be considered to be non-recourse.  In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan.  Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties.  For purposes of the information contained in this prospectus supplement, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable.  In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts (such accounts, “Reserve Accounts”).  In many cases, this additional collateral may be returned to the borrower prior to the related asset maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan.  However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage.  In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property.  Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property.  See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by

Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this prospectus supplement.

Significant Obligors

The Mortgaged Property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, secures a Mortgage Loan that represents approximately 11.3% of the Initial Outstanding Pool Balance.  See “Description of the Top 20 Mortgage Loans—60 Hudson Street” in Annex B to this prospectus supplement.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans, which represent, in the aggregate, approximately 61.5% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans
Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate(1)	Remaining Term	U/W NCF DSCR(1)	Cut-off Date LTV(1)	LTV Ratio at Maturity(1)	Cut-off Date U/W NOI Debt Yield(1)
60 Hudson Street.	$125,000,000	11.3%	4.0000%	119	4.53x	28.7%	28.7%	19.3%
Saint Louis Galleria	$100,000,000	9.0%	3.3794%	59	3.58x	43.4%	43.4%	12.7%
Kalahari Resort and Convention Center	$99,846,826	9.0%	5.6100%	119	2.06x	55.5%	42.5%	17.8%
175 West Jackson	$90,000,000	8.1%	5.0860%	119	1.44x	68.3%	60.6%	10.6%
Hilton Universal Studios	$84,899,929	7.7%	5.1100%	119	1.71x	66.4%	54.9%	13.2%
iStorage Portfolio 3	$51,750,000	4.7%	5.0280%	120	1.34x	67.0%	58.0%	8.9%
Esplanade at City Park	$43,500,000	3.9%	4.8400%	120	1.36x	74.6%	68.6%	8.7%
Lloyd Crossing	$30,000,000	2.7%	5.1165%	120	1.37x	69.1%	62.6%	9.8%
Morgan Houston Portfolio	$30,000,000	2.7%	5.0100%	119	1.45x	75.0%	64.2%	10.0%
STG Portfolio	$25,000,000	2.3%	5.5955%	120	1.37x	67.7%	56.7%	11.1%
Total/Wtd. Avg.	$679,996,755	61.5%	4.7119%	110	2.43x	55.9%	49.3%	13.6%

(1)
In the case of the 60 Hudson Street Mortgage Loan, the Saint Louis Galleria Mortgage Loan, the Kalahari Resort Mortgage Loan and the 175 West Jackson Mortgage Loan, representing approximately 11.3%, 9.0%, 9.0% and 8.1%, respectively, of the Initial Outstanding Pool Balance, each with one or more pari passu Companion Loan(s) that are not included in the Issuing Entity, the DSCR, LTV and debt yields for each Mortgage Loan have been calculated based on the Mortgage Loan included in the Issuing Entity and any related pari passu Companion Loans not included in the Issuing Entity; provided that, with respect to the Saint Louis Galleria Mortgage Loan, the DSCR, LTV ratios, mortgage rate and debt yields for such Mortgage Loan have been calculated without regard to the Saint Louis Galleria Junior Non-Pooled Component.

No other Mortgage Loan had an outstanding principal balance as of the Cut-off Date which exceeds 2.2% of the Initial Outstanding Pool Balance.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from GACC, CCRE Lending, KeyBank and Liberty Island (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to four separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the Closing Date between the applicable Mortgage Loan Seller and the Depositor.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:
Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
German American Capital Corporation(1).	19	$621,496,539	56.2%
Cantor Commercial Real Estate Lending, L.P	25	$317,787,791	28.7%
German American Capital Corporation/Liberty Island Group I LLC(2)	1	$99,846,826	9.0%
KeyBank National Association	8	$66,336,041	6.0%
Total	53	$1,105,467,197	100.0%

(1)	Does not include the Saint Louis Galleria Junior Non-Pooled Component.

(2)
In the case of the Kalahari Resort Mortgage Loan, representing approximately 9.0% of the Initial Outstanding Pool Balance, which is evidenced by four Notes, GACC is transferring two of the four Notes to the Issuing Entity, which Notes, collectively, have a Cut-off Date Balance of $49,923,413, and Liberty Island is transferring the other two Notes to the Issuing Entity, which Notes, collectively, have a Cut-off Date Balance of $49,923,413.

Each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

In the case of the Kalahari Resort Mortgage Loan, GACC and PMCC co-originated the loan.  PMCC subsequently transferred its portion of the loan to Liberty Island and each of GACC and Liberty Island are acting as a Mortgage Loan Seller with respect to its portion of such Mortgage Loan.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York.  Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment, as the case may be.  In the case of the Kalahari Resort Mortgage Loan, as to which Liberty Island and GACC are each a Mortgage Loan Seller with respect to its respective Notes, Liberty Island and GACC will only be obligated to repurchase the respective Notes as to which it is acting as Mortgage Loan Seller.  See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this prospectus supplement.

The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments.  Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 8-month period prior to the Cut-off Date (except for the Baton Rouge Office Portfolio Pool I Mortgage Loan, representing approximately 1.8% of the Initial Outstanding Pool Balance, which was within 14-months prior to the Cut-off Date).  In some cases these assessments or updates revealed the existence of material environmental conditions.  The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this prospectus supplement, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

In the case of the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as STG Portfolio– Jacuzzi Street and STG Portfolio–Lakeside Drive, which secure approximately 0.9% and 0.2%, respectively, of the Initial Outstanding Pool Balance by Allocated Loan Amount, an environmental insurance policy was obtained with respect to the related Mortgaged Properties in lieu of obtaining a Phase II Environmental Site Assessment.  For additional information regarding mortgaged properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this prospectus supplement.  Subject to certain conditions and exclusions, the environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period.  Subject to certain conditions and exclusions and any deductible, the environmental insurance policy generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, the coverage may be limited to the lesser of the outstanding loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable.  See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Some Mortgage Loans provide that the liability of the environmental indemnitors will terminate upon the satisfaction of certain conditions or as of a certain date.  In addition, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, which secures a Mortgage Loan representing approximately 11.3% of the Initial Outstanding Pool Balance, there is no environmental indemnitor separate from the related borrower.

The information contained in this prospectus supplement regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates.  There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Property Condition Assessments.  The Mortgage Loan Sellers have informed the Depositor that, except with respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio I, which secures a Mortgage Loan representing approximately 1.8% of the Initial Outstanding Pool Balance, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 8-month period prior to the Cut-off Date.  Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property.  With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures.  The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment.  In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

In addition, in the case of certain Mortgage Loans, the related borrower is undertaking significant tenant improvements.  In some (but not all) instances, cash reserves were established with the lender to fund such tenant improvements.

Appraisals and Market Analysis.  The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 8-month period prior to the Cut-off Date.  Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed.  In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value.  There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this prospectus supplement.

Property, Liability and Other Insurance.  In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that:  (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the

Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation.  In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a  tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance.  Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.  Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this prospectus supplement.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war.  In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization.  For example, with respect to thirty-three (33) of the Mortgage Loans, which collectively represent approximately 70.1% of the Initial Outstanding Pool Balance, certain insurance for the related Mortgaged Property (or, if applicable, some of the related Mortgaged Properties) is under a borrower’s blanket insurance policy.  With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy.  The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy.  Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this prospectus supplement.

Certain Variances from the Underwriting Guidelines.  Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators--German American Capital Corporation—GACC’s Underwriting Standards” or “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” or “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” or “—Liberty Island Group I LLC—Liberty Island’s Underwriting Standards and Processes” or, as applicable, in this prospectus supplement.

Loan Combinations/Split-Loan Structures

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance(1)	Companion Loan Cut-off Date Balance(1)	Loan Combination Cut- off Date Balance		Loan Combination U/W NCF DSCR(1)	Loan Combination Cut-off Date LTV Ratio(1)	Loan Combination Cut-off Date U/W NOI Debt Yield(1)	Additional Mezzanine Debt
60 Hudson Street	$125,000,000	$155,000,000	$280,000,000		4.53x	28.7%	19.3%	None
Saint Louis Galleria	$100,000,000	$95,000,000	$215,000,000	(2)	3.58x	43.4%	12.7%	None
Kalahari Resort and Convention Center	$99,846,826	$29,954,048	$129,800,874		2.06x	55.5%	17.8%	None
175 West Jackson	$90,000,000	$190,000,000	$280,000,000		1.44x	68.3%	10.6%	None

(1)      With respect to the Saint Louis Galleria Mortgage Loan, the $20,000,000 Saint Louis Galleria Junior Non-Pooled Component is excluded.  The Loan Combination Cut-off Date U/W NCF DSCR, Loan Combination Cut-off Date LTV Ratio and Loan Combination U/W NOI Debt Yield including the $20,000,000 Saint Louis Galleria Junior Non-Pooled Component are 3.19x, 47.9% and 11.5%, respectively.
(2)      Includes the $20,000,000 Saint Louis Galleria Junior Non-Pooled Component.

60 Hudson Street Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, representing approximately 11.3% of the Initial Outstanding

Pool Balance, with a Cut-off Date Balance of $125,000,000 (the “60 Hudson Street Mortgage Loan”), is part of a loan combination comprised of two promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “60 Hudson Street Mortgaged Property”).  The 60 Hudson Street Mortgage Loan is evidenced by Note A-1.  The mortgage loan evidenced by Note A-2, with an original principal balance of $155,000,000, which is currently held by GACC, a Sponsor and a Mortgage Loan Seller, is referred to in this prospectus supplement as the “60 Hudson Street Companion Loan” and is pari passu in right of payment with the 60 Hudson Street Mortgage Loan.  The 60 Hudson Street Mortgage Loan and the 60 Hudson Street Companion Loan are collectively referred to in this prospectus supplement as the “60 Hudson Street Loan Combination.”  The 60 Hudson Street Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 60 Hudson Street Loan Combination (the “60 Hudson Street Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 60 Hudson Street Noteholder (the “60 Hudson Street Intercreditor Agreement”).

Servicing.  The 60 Hudson Street Loan Combination will be serviced as follows:

(a)
from and after the Closing Date, but prior to the date that the 60 Hudson Street Note A-2 is included in a securitization trust (the “60 Hudson Street Note A-2 Securitization Date” ), the 60 Hudson Street Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, and

(b)
from and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the 60 Hudson Street Note A-2 (the “60 Hudson Street Pooling and Servicing Agreement”) and, subject to the terms of the 60 Hudson Street Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 60 Hudson Street Noteholder will be effected in accordance with the 60 Hudson Street Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the 60 Hudson Street Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the 60 Hudson Street Mortgage Loan (but not on the 60 Hudson Street Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) prior to the 60 Hudson Street Note A-2 Securitization Date, Property Advances with respect to the 60 Hudson Street Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

After the 60 Hudson Street Note A-2 Securitization Date:

(a)
the Master Servicer or the Trustee, as applicable, will continue to be responsible for making P&I Advances on the 60 Hudson Street Mortgage Loan (but not on the 60 Hudson Street Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and

(b)
the master servicer or the trustee, as applicable, under the 60 Hudson Street Pooling and Servicing Agreement will be obligated to make (i) any required principal and interest advances on the 60 Hudson Street Note A-2 as required under the terms of the 60 Hudson Street Pooling and Servicing Agreement (but not on the 60 Hudson Street Mortgage Loan) and (ii) property advances with respect to the 60 Hudson Street Loan Combination, in each case unless a similar determination of nonrecoverability is made under the 60 Hudson Street Pooling and Servicing Agreement..

With respect to the 60 Hudson Street Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the 60 Hudson Street Companion Loan.  If the Master Servicer determines that a proposed P&I Advance with respect to the 60 Hudson Street Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the 60 Hudson Street Companion Loan written notice of such determination, promptly and in any event within the time permitted by the 60 Hudson Street Intercreditor Agreement.

Distributions.  The 60 Hudson Street Intercreditor Agreement sets forth the respective rights of each of the 60 Hudson Street Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 60 Hudson Street Loan Combination will be applied to the 60 Hudson Street Mortgage Loan and the 60 Hudson Street Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement, the 60 Hudson Street Pooling and Servicing Agreement and the 60 Hudson Street Intercreditor Agreement, as applicable).

Consultation and Control.  The directing holder under the 60 Hudson Street Intercreditor Agreement with respect to the 60 Hudson Street Loan Combination (such party, the “60 Hudson Street Directing Holder”) will initially be the holder of the 60 Hudson Street Note A-2, and from and after the 60 Hudson Street Note A-2 Securitization Date, will be the controlling class representative or such other party specified in the 60 Hudson Street Pooling and Servicing Agreement.  Certain decisions to be made with respect to the 60 Hudson Street Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement or the 60 Hudson Street Pooling and Servicing Agreement, as applicable, will require the approval of the 60 Hudson Street Directing Holder.

Pursuant to the terms of the 60 Hudson Street Intercreditor Agreement, the 60 Hudson Street Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer or, from and after the 60 Hudson Street Note A-2 Securitization Date, the special servicer under the 60 Hudson Street Pooling and Servicing Agreement is required to provide to the 60 Hudson Street Directing Holder within the same time frame it is required to provide such notices, information and reports to the 60 Hudson Street Directing Holder and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the 60 Hudson Street Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the 60 Hudson Street Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the 60 Hudson Street Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the 60 Hudson Street Non-Controlling Note Holder’s consultation rights described above, the Special Servicer or the special servicer under the 60 Hudson Street Pooling and Servicing Agreement, as applicable, is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the 60 Hudson Street Noteholders .

Notwithstanding the foregoing consultation rights, no direction or objection by the 60 Hudson Street Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, or the master servicer or the special servicer, as applicable, under the 60 Hudson Street Pooling and Servicing Agreement, to violate any provision of any related mortgage loan documents, applicable law, the Pooling and Servicing Agreement or the 60 Hudson Street Pooling and Servicing Agreement, as applicable, the 60 Hudson Street Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator or trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement or the 60 Hudson Street Pooling and Servicing Agreement, as applicable.

In addition to the consultation rights of the 60 Hudson Street Non-Controlling Note Holder described above, the 60 Hudson Street Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer or, from and after the 60 Hudson Street Note A-2 Securitization Date, the master servicer or special servicer, as applicable, under the 60 Hudson Street Pooling and Servicing Agreement, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, or, from and after the 60 Hudson Street Note A-2 Securitization Date, the master servicer or special servicer, as applicable, under the 60 Hudson Street Pooling and Servicing Agreement, as applicable, in which servicing issues related to the 60 Hudson Street Loan Combination may be discussed.

The “60 Hudson Street Non-Controlling Note Holder” means, with respect to the 60 Hudson Street Loan Combination, the Controlling Class Representative.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 60 Hudson Street Intercreditor Agreement, if the 60 Hudson Street Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or, after the 60 Hudson Street Note A-2 Securitization Date pursuant to the terms of the 60 Hudson Street Pooling and Servicing Agreement, the Special Servicer, or the special servicer under the 60 Hudson Street Pooling and Servicing Agreement, will be entitled (but not required) to sell the 60 Hudson Street Mortgage Loan together with the 60 Hudson Street Companion Loan as a single whole loan.  The 60 Hudson Street Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The 60 Hudson Street Directing Holder will have the right, with or without cause, to replace the special servicer for the 60 Hudson Street Loan Combination and appoint a replacement special servicer for the 60 Hudson Street Loan Combination in lieu thereof without the consent of the 60 Hudson Street Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the 60 Hudson Street Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

Saint Louis Galleria Loan Combination

General.  The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria (the “Saint Louis Galleria Mortgaged Property”), secures a mortgage loan with an aggregate original principal balance of $215,000,000 that is comprised of two notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, collectively referred to in this prospectus supplement as the “Saint Louis Galleria Loan Combination.”  The two notes that constitute the Saint Louis Galleria Loan Combination are (a) Note A-1 with an original principal balance of $120,000,000 (the “Saint Louis Galleria Mortgage Loan”) and (b) Note A-2 with an original principal balance of $95,000,000 (the “Saint Louis Galleria Senior Pari Passu Companion Loan”) which is currently held by GACC.  Under the Saint Louis Galleria Intercreditor Agreement, the Saint Louis Galleria Mortgage Loan is further split into two components consisting of (a) a senior pooled component A-1A with a Cut-off Date Balance of $100,000,000 and representing 9.0% of the Initial Outstanding Pool Balance (the “Saint Louis Galleria Senior Pooled Component”), that will be pooled with the other Mortgage Loans and interest and principal in respect of which will be available to make distributions in respect of the Certificates (other than the Class SLG Certificates and the Class V Certificates) and (b) a junior non-pooled component A-1B with a Cut-off Date Balance of $20,000,000 (the “Saint Louis Galleria Junior Non-Pooled Component”), that will not be pooled with the other Mortgage Loans and the interest and principal in respect of which will be available to make distributions only in respect of the Class SLG Certificates.  Pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement, the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan are pari passu in right of payment with each other and are each generally senior in right of payment to the

Saint Louis Galleria Junior Non-Pooled Component as described below.  The Saint Louis Galleria Senior Pari Passu Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.  The Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan will each accrue interest at a rate equal to 3.379377% per annum (the “Saint Louis Galleria Senior Pari Passu Rate”).  The Saint Louis Galleria Junior Non-Pooled Component will accrue interest at a rate equal to 3.977315% per annum (the “Saint Louis Galleria Junior Non-Pooled Rate”). The Saint Louis Galleria Junior Non-Pooled Component is coterminous with the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan.

For the purpose of the information presented in this prospectus supplement with respect to the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, the loan-to-value ratio, debt yield and debt service coverage ratio includes the Saint Louis Galleria Senior Pari Passu Companion Loan but does not include the Saint Louis Galleria Junior Non-Pooled Component.

The holders of the Saint Louis Galleria Loan Combination (the “Saint Louis Galleria Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Saint Louis Galleria Noteholder (the “Saint Louis Galleria Intercreditor Agreement”).

Servicing.  The Saint Louis Galleria Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and the Saint Louis Galleria Intercreditor Agreement.  Subject to the terms of the Saint Louis Galleria Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Saint Louis Galleria Noteholder will be effected in accordance with the Pooling and Servicing Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Junior Non-Pooled Component (but not on the Saint Louis Galleria Senior Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance with respect to collections on the Saint Louis Galleria Mortgage Loan; and (ii) Property Advances with respect to the Saint Louis Galleria Loan Combination, in each case unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance with respect to collections on the Saint Louis Galleria Loan Combination.

Distributions.  The right of the holder of the Saint Louis Galleria Mortgage Loan to receive payments of interest, principal and other amounts with respect to the Saint Louis Galleria Junior Non-Pooled Component generally will at all times be junior, subject and subordinate to the rights of the Saint Louis Galleria Noteholders to receive payments of interest, principal and other amounts with respect to the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan as set forth in the Saint Louis Galleria Intercreditor Agreement.  Subject to such subordination and the terms of the Saint Louis Galleria Intercreditor Agreement, if no Saint Louis Galleria Sequential Pay Event, as determined by the Master Servicer or the Special Servicer, as applicable, has occurred and is continuing, all amounts tendered by the related borrower or otherwise available for payment on the Saint Louis Galleria Loan Combination (generally, net of amounts, if any, then due and payable pursuant to the Pooling and Servicing Agreement to the parties to the Pooling and Servicing Agreement, including, without limitation, Master Servicing Fees, Special Servicing Fees, if applicable, reimbursement of costs and expenses, reimbursement of Property Advances and interest thereon at the advance rate and certain other amounts), whether received in the form of monthly payments, a balloon payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other instrument serving as security on the Saint Louis Galleria Loan Combination, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain will be distributed by the Master Servicer for payment in the following order of priority without duplication (and payments will be made at such times as are set forth in the Pooling and Servicing Agreement):

first, pro rata, to (a) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component in an amount equal to (1) the amount of accrued and unpaid interest on the Saint Louis Galleria Senior Pooled Component Principal Balance at the Saint Louis Galleria Senior Pari Passu Rate (net of the Servicing Fee Rate) (the “Saint Louis Galleria Senior Pari Passu Net Rate”) and (b) the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount equal to the amount of accrued and unpaid interest on the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance at the Saint Louis Galleria Senior Pari Passu Net Rate to be allocated based on their respective interest entitlements;

second, pro rata, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component  and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount equal to their respective Saint Louis Galleria Percentage Interest of principal payments received, if any, with respect to the Saint Louis Galleria Loan Combination, to be applied in reduction of the Saint Louis Galleria Senior Pooled Component Principal Balance (and correspondingly to a reduction of the Saint Louis Galleria Mortgage Loan Principal Balance) and the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance;

third, pro rata, to holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component  and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan up to their respective share of the amount of any unreimbursed costs and expenses paid by such Saint Louis Galleria Noteholders (in the case of the holder of the Saint Louis Galleria Mortgage Loan being limited to the Saint Louis Galleria Percentage Interest for the Saint Louis Galleria Senior Pooled Component of such costs and expenses);

fourth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component in an amount equal to the accrued and unpaid interest on the Saint Louis Galleria Junior Non-Pooled Component Principal Balance at the Saint Louis Galleria Junior Non-Pooled Rate (net of the Servicing Fee Rate) (the “Saint Louis Galleria Junior Non-Pooled Net Rate”);

fifth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component in an amount equal to the applicable Saint Louis Galleria Percentage Interest of principal payments received, if any, with respect to the Saint Louis Galleria Loan Combination, to be applied in reduction of the Saint Louis Galleria Junior Non-Pooled Component Principal Balance (and correspondingly to a reduction of the Saint Louis Galleria Mortgage Loan Principal Balance);

sixth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component up to its respective share of the amount of any unreimbursed costs and expenses paid by such Saint Louis Galleria Noteholder (limited to the Saint Louis Galleria Percentage Interest for the Saint Louis Galleria Junior Non-Pooled Component of such costs and expenses);

seventh, pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Senior Pooled Component and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan, pro rata, in an amount equal to their respective Saint Louis Galleria Percentage Interest (in each case prior to the application of funds as contemplated in the Saint Louis Galleria Intercreditor Agreement) of any prepayment premium, to the extent paid by the related borrower and (ii) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component in an amount equal to the Saint Louis Galleria Percentage Interest of the Saint Louis Galleria Junior Non-Pooled Component (prior to the application of funds contemplated in the Saint Louis Galleria Intercreditor Agreement) of any prepayment premium, to the extent paid by the related borrower;

eighth, to the extent default interest actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, any such default interest shall be paid pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Senior Pooled Component in an amount calculated on the Saint Louis Galleria Senior Pooled Component Principal Balance on such payment date (prior to the application of funds contemplated in the Saint Louis Galleria Intercreditor Agreement) at the excess of the default rate over the Saint Louis Galleria Senior Pari Passu Rate, (ii) the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount calculated on the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance at the excess of the default rate over the Saint Louis Galleria Senior Pari Passu Rate and (iii) the holder of the Saint Louis

Galleria Mortgage Loan in respect Saint Louis Galleria Junior Non-Pooled Component in an amount calculated on the Saint Louis Galleria Junior Non-Pooled Component Principal Balance on such payment date at the excess of the default rate over the Saint Louis Galleria Junior Non-Pooled Rate, to be allocated based on the respective default interest entitlements as described above;

ninth, if the proceeds of any foreclosure sale or any liquidation of a Saint Louis Galleria Loan Combination or Saint Louis Galleria Mortgaged Property that are allocated to the Saint Louis Galleria Loan Combination exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the Saint Louis Galleria Junior Non-Pooled Component Principal Balance has been reduced, such excess amount shall be paid to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component in an amount up to the reduction, if any, of the Saint Louis Galleria Junior Non-Pooled Component Principal Balance as a result of such workout, plus the interest on such amount that would have accrued and been payable to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component under clause fourth above had the Saint Louis Galleria Junior Non-Pooled Component Principal Balance not been reduced pursuant to a workout;

tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Trust Fund Expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Saint Louis Galleria Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, are required to be paid to the holder of the Saint Louis Galleria Mortgage Loan and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan, pro rata, based on their respective Saint Louis Galleria Percentage Interests; and

eleventh, if any excess amount is available to be distributed in respect of the Saint Louis Galleria Loan Combination, and is not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount shall be paid pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component, (ii) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component and (iii) the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan, in each case, in accordance with its respective Saint Louis Galleria Percentage Interests.

Subject to the terms of the Saint Louis Galleria Intercreditor Agreement, if a Saint Louis Galleria Sequential Pay Event, as determined by the Master Servicer or Special Servicer, as applicable, and as set forth in the Pooling and Servicing Agreement, shall have occurred and be continuing, all amounts tendered by related borrowers or otherwise and available for payment on or with respect to or in connection with the Saint Louis Galleria Loan Combination all amounts tendered by the related borrower or otherwise available for payment on the Saint Louis Galleria Loan Combination (generally, net of amounts, if any, then due and payable pursuant to the Pooling and Servicing Agreement to the parties to the Pooling and Servicing Agreement, including, without limitation, Master Servicing Fees, Special Servicing Fees, if applicable, reimbursement of costs and expenses, reimbursement of Property Advances and interest thereon at the advance rate and certain other amounts), whether received in the form of monthly payments, a balloon payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other instrument serving as security on the Saint Louis Galleria Loan Combination, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain shall be distributed by the Master Servicer in the following order of priority without duplication (and payments shall be made at such times as are set forth in the Pooling and Servicing Agreement):

first, pro rata, to (a) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component in an amount equal to (1) the amount of accrued and unpaid interest on the Saint Louis Galleria Senior Pooled Component  Principal Balance at the Saint Louis Galleria Senior Pari Passu Net Rate and (b) the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount equal to the amount of accrued and unpaid interest on the Saint Louis Galleria Senior Pari Passu

Companion Loan Principal Balance at the Saint Louis Galleria Senior Pari Passu Net Rate to be allocated based on their respective interest entitlements;

second, pro rata, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount equal to all principal payments received, if any, with respect to the Saint Louis Galleria Loan Combination until the Saint Louis Galleria Senior Pooled Component Principal Balance and the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance have been reduced to zero;

third, pro rata, to holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan up to their respective share of the amount of any unreimbursed costs and expenses paid by such Saint Louis Galleria Noteholders (in the case of the holder of the Saint Louis Galleria Mortgage Loan being limited to the Saint Louis Galleria Percentage Interest for the Saint Louis Galleria Senior Pooled Component of such costs and expenses);

fourth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component in an amount equal to the amount of accrued and unpaid interest on Saint Louis Galleria Junior Non-Pooled Component Principal Balance at the Saint Louis Galleria Junior Non-Pooled Net Rate;

fifth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component in an amount equal to all remaining principal payments received, if any, with respect to the Saint Louis Galleria Loan Combination, until the Saint Louis Galleria Junior Non-Pooled Component Principal Balance has been reduced to zero;

sixth, to the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component up to its respective share of the amount of any unreimbursed costs and expenses paid by such Saint Louis Galleria Noteholder (limited to the Saint Louis Galleria Percentage Interest for the Saint Louis Galleria Junior Non-Pooled Component of such costs and expenses)

seventh, pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component and the holder of the Saint Louis Galleria Mortgage Loan, pro rata, in an amount equal to their respective Saint Louis Galleria Percentage Interest (in each case prior to the application of funds contemplated in the Saint Louis Galleria Intercreditor Agreement) of any prepayment premium, to the extent paid by the related borrower and (ii) the holder of the Saint Louis Galleria Mortgage Loan in respect Saint Louis Galleria Junior Non-Pooled Component in an amount equal to the Saint Louis Galleria Percentage Interest for the Saint Louis Galleria Junior Non-Pooled Component (prior to the application of funds contemplated in the Saint Louis Galleria Intercreditor Agreement) of any prepayment premium, to the extent paid by the related borrower;

eighth, to the extent default interest actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, any such default interest shall be paid pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component in an amount calculated on the Saint Louis Galleria Senior Pooled Component Principal Balance on such payment date (prior to the application of funds contemplated in the Saint Louis Galleria Intercreditor Agreement) at the excess of the default rate over the Saint Louis Galleria Senior Pari Passu Rate, (ii) the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan in an amount calculated on the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance at the excess of the default rate over the Saint Louis Galleria Senior Pari Passu Rate and (iii) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component in an amount calculated on the Saint Louis Galleria Junior Non-Pooled Component Principal Balance on such payment date at the excess of the default rate over the Saint Louis Galleria Junior Non-Pooled Rate, to be allocated based on the respective default interest entitlements as described above;

ninth, if the proceeds of any foreclosure sale or any liquidation of a Saint Louis Galleria Loan Combination or Saint Louis Galleria Mortgaged Property that are allocated to the Saint Louis Galleria Loan Combination exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the Saint Louis Galleria Junior Non-Pooled Component Principal Balance has been reduced, such excess amount shall be paid to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component in an amount up to the reduction, if any, of the Saint Louis Galleria Junior Non-Pooled Component Principal Balance as a result of such workout, plus the interest on such amount that would have accrued and been payable to the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Junior Non-Pooled Component under sub-paragraph (iv) above had the Saint Louis Galleria Junior Non-Pooled Component Principal Balance not been reduced pursuant to a workout;

tenth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any Additional Trust Fund Expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Saint Louis Galleria Loan Combination), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holder of the Saint Louis Galleria Mortgage Loan and the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan, pro rata, based on their respective Saint Louis Galleria Percentage Interests; and

eleventh, if any excess amount is available to be distributed in respect of the Saint Louis Galleria Loan Combination, and is not otherwise applied in accordance with the foregoing clauses  first through tenth, any remaining amount shall be paid pro rata, to (i) the holder of the Saint Louis Galleria Mortgage Loan in respect of Saint Louis Galleria Senior Pooled Component, (ii) the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component and (iii) the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan, in each case, in accordance with its respective Saint Louis Galleria Percentage Interests.

In accordance with the foregoing rights to receive amounts collected on the Saint Louis Galleria Loan Combination, (a) amounts allocated to the Saint Louis Galleria Senior Pooled Component will be available to make distributions of principal and interest on each Class of Certificates (other than the Class SLG Certificates and the Class V Certificates) and (b) amounts allocated to the Saint Louis Galleria Junior Non-Pooled Component will be available to make distributions on the Class SLG Certificates as described in this prospectus supplement.

“Saint Louis Galleria Percentage Interest”  means, (i) with respect to the Saint Louis Galleria Mortgage Loan and any date of determination, a fraction, expressed as a percentage, in which the numerator is the Saint Louis Galleria Mortgage Loan Principal Balance and the denominator is the outstanding principal balance of the Saint Louis Galleria Loan Combination, (ii) with respect to the Saint Louis Galleria Senior Pari Passu Companion Loan, with respect to any date of determination, a fraction, expressed as a percentage, in which the numerator is the Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance and the denominator is the outstanding principal balance of the Saint Louis Galleria Loan Combination, (iii) with respect to the Saint Louis Galleria Senior Pooled Component, with respect to any date of determination, a fraction, expressed as a percentage, in which the numerator is the Saint Louis Galleria Senior Pooled Component Principal Balance and the denominator is the outstanding principal balance of the Saint Louis Galleria Loan Combination, and (iv) with respect to the Saint Louis Galleria Junior Non-Pooled Component, with respect to any date of determination, a fraction, expressed as a percentage, in which the numerator is the Saint Louis Galleria Junior Non-Pooled Component Principal Balance and the denominator is the outstanding principal balance of the Saint Louis Galleria Loan Combination.

“Saint Louis Galleria Mortgage Loan Principal Balance”  means at any time of determination, $120,000,000 less any payments of principal thereon received by the holder of the Saint Louis Galleria Mortgage Loan and any reductions in such amount allocated thereto in connection with a workout or proposed workout of the Saint Louis Galleria Loan Combination pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement.

 “Saint Louis Galleria Senior Pari Passu Companion Loan Principal Balance”  means at any time of determination, $95,000,000 less any payments of principal thereon received by the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan and any reductions in such amount allocated thereto in connection with a workout or proposed workout of the Saint Louis Galleria Loan Combination pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement.

 “Saint Louis Galleria Senior Pooled Component Principal Balance”  means at any time of determination, $100,000,000 less any payments of principal thereon received by the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Senior Pooled Component and any reductions in such amount allocated thereto in connection with a workout or proposed workout of the Saint Louis Galleria Loan Combination pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement.

 “Saint Louis Galleria Junior Non-Pooled Component Principal Balance”  means at any time of determination, $20,000,000 less any payments of principal thereon received by the holder of the Saint Louis Galleria Mortgage Loan in respect of the Saint Louis Galleria Junior Non-Pooled Component and any reductions in such amount allocated thereto in connection with a workout or proposed workout of the Saint Louis Galleria Loan Combination pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement.

“Saint Louis Galleria Sequential Pay Event” means any event of default with respect to an obligation to pay money due under the Saint Louis Galleria Loan Combination, any other event of default for which the Saint Louis Galleria Loan Combination is actually accelerated or any other event of default which causes the Saint Louis Galleria Loan Combination to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Saint Louis Galleria Loan Combination.

Consultation and Control.  The directing holder under the Saint Louis Galleria Intercreditor Agreement with respect to the Saint Louis Galleria Loan Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Saint Louis Galleria Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement, the Saint Louis Galleria Non-Directing Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Directing Holder within the same time frame it is required to provide such notices, information and reports to the Directing Holder and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the Saint Louis Galleria Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Saint Louis Galleria Non-Directing Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Saint Louis Galleria Non-Directing Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Saint Louis Galleria Non-Directing Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Saint Louis Galleria Noteholders.

In addition to the consultation rights of the Saint Louis Galleria Non-Directing Holder described above, the Saint Louis Galleria Non-Directing Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Saint Louis Galleria Loan Combination are discussed.

 The “Saint Louis Galleria Non-Directing Holder” means, with respect to the Saint Louis Galleria Senior Pari Passu Companion Loan, (i) until the Saint Louis Galleria Senior Pari Passu Companion Loan is included in a securitization, the holder of the Saint Louis Galleria Senior Pari Passu Companion Loan and (ii) if the Saint Louis Galleria Senior Pari Passu Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Saint Louis Galleria Senior Pari Passu Companion Loan under the Saint Louis Galleria Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Saint Louis Galleria Intercreditor Agreement, if the Saint Louis Galleria Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the Saint Louis Galleria Mortgage Loan together with the Saint Louis Galleria Senior Pari Passu Companion Loan as a single whole loan.  The Saint Louis Galleria Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of any Saint Louis Galleria Non-Directing Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Saint Louis Galleria Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Termination of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Saint Louis Galleria Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Saint Louis Galleria Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

Kalahari Resort Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, representing approximately 9.0% of the Initial Outstanding Pool Balance, with an original principal balance of $100,000,000 and a Cut-off Date Balance of $99,846,826 (the “Kalahari Resort Mortgage Loan”), is part of a loan combination comprised of six promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Kalahari Resort Mortgaged Property”).  The Kalahari Resort Mortgage Loan is evidenced by (a) Note A-1, with an original principal balance of $25,000,000 and a Cut-off Date Balance of $24,961,707 and Note A-5, with an original principal balance of $25,000,000 and a Cut-off Date Balance of $24,961,707, each of which will be contributed to the Issuing Entity by GACC, a Sponsor and Mortgage Seller and (b) Note A-2, with an original principal balance of $25,000,000 and a Cut-off Date Balance of $24,961,707 and Note A-6, with an original principal balance of $25,000,000 and a Cut-off Date Balance of $24,961,707, each of which will be contributed to the Issuing Entity by Liberty Island, a Sponsor and Mortgage Seller.  The portion of the Kalahari Resort Loan Combination (as defined below) evidenced by Note A-3, with an original principal balance of $15,000,000 and a Cut-off Date Balance of $14,977,024, which is currently held by GACC and Note A-4, with an original principal balance of $15,000,000 and a Cut-off Date Balance of $14,977,024, which is currently held by Liberty Island, are each referred to in this prospectus supplement as a “Kalahari Resort Companion Loan” and are collectively referred to in this prospectus supplement as the “Kalahari Resort Companion Loan” and are pari passu in right of payment with the Kalahari Resort Mortgage Loan.  The Kalahari Resort Mortgage Loan and the Kalahari Resort Companion Loan are collectively referred to in this prospectus supplement as the “Kalahari Resort Loan Combination.”  The Kalahari Resort Companion Loan will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Kalahari Resort Loan Combination (the “Kalahari Resort Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Kalahari Resort Noteholder (the “Kalahari Resort Intercreditor Agreement”).

Servicing.  The Kalahari Resort Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement.  Subject to the terms of the Kalahari Resort Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Kalahari Resort Noteholder will be effected in accordance with the Pooling and Servicing Agreement.  PAR will have the right to service, as primary servicer, the Kalahari Resort Loan Combination pursuant to the terms of a primary servicing agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making:  (i) P&I Advances on the Kalahari Resort Mortgage Loan (but not on the Kalahari Resort Companion Loan) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance; and (ii) Property Advances with respect to the Kalahari Resort Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pooling and Servicing Agreement.

Distributions.  The Kalahari Resort Intercreditor Agreement sets forth the respective rights of each of the Kalahari Resort Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Kalahari Resort Loan Combination will be applied to the Kalahari Resort Mortgage Loan and the Kalahari Resort Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the applicable pooling and servicing agreement and the Kalahari Resort Intercreditor Agreement).

Consultation and Control.  The directing holder under the Kalahari Resort Intercreditor Agreement with respect to the Kalahari Resort Loan Combination will be the Controlling Class Representative.  Certain decisions to be made with respect to the Kalahari Resort Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement, will require the approval of the Controlling Class Representative.

Pursuant to the terms of the Kalahari Resort Intercreditor Agreement, the Kalahari Resort Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the Special Servicer is required to provide to the Controlling Class Representative within the same time frame it is required to provide such notices, information and reports to the Controlling Class Representative and (ii) to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the Kalahari Resort Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report.  The consultation right of the Kalahari Resort Non-Controlling Note Holder will expire 10 business days after the delivery by the Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Kalahari Resort Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Kalahari Resort Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Kalahari Resort Mortgage Loan and the Kalahari Resort Companion Loan.

In addition to the consultation rights of the Kalahari Resort Non-Controlling Note Holder described above, the Kalahari Resort Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Kalahari Resort Loan Combination may be discussed.

The “Kalahari Resort Non-Controlling Note Holder” means, with respect to each Kalahari Resort Companion Loan, (i) until the applicable Kalahari Resort Companion Loan is included in a securitization, the holder of such Kalahari Resort Companion Loan and (ii) if the applicable Kalahari Resort Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such Kalahari Resort Companion Loan under the Kalahari Resort Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Kalahari Resort Intercreditor Agreement, if the Kalahari Resort Loan Combination becomes a Defaulted Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be entitled (but not required) to sell the Kalahari Resort Mortgage Loan together with the Kalahari Resort Companion Loan as a single whole loan.  The Kalahari Resort Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The Controlling Class Representative will have the right, with or without cause, to replace the Special Servicer and appoint a replacement special servicer in lieu thereof without the consent of the Kalahari Resort Non-Controlling Note Holder as long as such replacement special servicer is a “qualified servicer” (as described in the Kalahari Resort Intercreditor Agreement) and satisfies the other conditions set forth in the Pooling and Servicing Agreement.

The 175 West Jackson Loan Combination

General.  The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 175 West Jackson, representing approximately 8.1% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $90,000,000 (the “175 West Jackson Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “175 West Jackson Mortgaged Property”).  The 175 West Jackson Mortgage Loan is evidenced by Note A-2-A.  The mortgage loan evidenced by (i) Note A-1, with an original principal balance of $150,000,000 (the “175 West Jackson Lead Companion Loan”), which is currently included in the COMM 2013-CCRE12 mortgage trust and (ii) Note A-2-B, with an original principal balance of $40,000,000, which is currently held by GACC, are collectively referred to in this prospectus supplement as the “175 West Jackson Companion Loans”, and are pari passu in right of payment with the 175 West Jackson Mortgage Loan. The 175 West Jackson Mortgage Loan and the 175 West Jackson Companion Loans are collectively referred to in this prospectus supplement as the “175 West Jackson Loan Combination.”  The 175 West Jackson Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the 175 West Jackson Loan Combination (the “175 West Jackson Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each 175 West Jackson Noteholder (the “175 West Jackson Intercreditor Agreement”).

Servicing.  The 175 West Jackson Loan Combination is primary serviced by the current master servicer and special servicer, Wells Fargo Bank, National Association (the “COMM 2013-CCRE12 Master Servicer”), and specially serviced by LNR Partners, LLC (the “COMM 2013-CCRE12 Special Servicer”), pursuant to the pooling and servicing agreement entered into between the Depositor, the COMM 2013-CCRE12 Master Servicer, the COMM 2013-CCRE12 Special Servicer, U.S. Bank National Association, as trustee (the “COMM 2013-CCRE12 Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian (the “COMM 2013-CCRE12 Certificate Administrator”) and Park Bridge Lender Services LLC, as operating advisor (the “COMM 2013-CCRE12 Operating Advisor”) in connection with the COMM 2013-CCRE12 mortgage trust (into which the 175 West Jackson Lead Companion Loan has been deposited) (the “COMM 2013-CCRE12 Pooling and Servicing Agreement”), and, subject to the terms of the 175 West Jackson Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any 175 West Jackson Noteholder will be effected in accordance with the COMM 2013-CCRE12 Pooling and Servicing Agreement and the 175 West Jackson Intercreditor Agreement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be responsible for making P&I Advances on the 175 West Jackson Mortgage Loan (but not on the 175 West Jackson Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance and will have no obligation to make Property Advances.

With respect to the 175 West Jackson Mortgage Loan, the Master Servicer will generally be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicers of the related Companion Loans.  If the Master Servicer determines that a proposed P&I Advance with respect to the 175 West Jackson Mortgage Loan, if made, or any outstanding P&I Advance with respect to such Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the related Companion Loans written notice of such determination, promptly and in any event within the time permitted by the applicable Intercreditor Agreement.  If the Master Servicer receives written notice from any such servicers that it has determined, with respect to the related Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided that the Master Servicer and the Trustee may conclusively rely on such determination.

The COMM 2013-CCRE12 Master Servicer or the COMM 2013-CCRE12 Trustee, as applicable, will be obligated to make property advances with respect to the 175 West Jackson Loan Combination, in each case unless a similar determination of nonrecoverability is made under the COMM 2013-CCRE12 Pooling and Servicing Agreement.

Distributions.  The 175 West Jackson Intercreditor Agreement sets forth the respective rights of each of the 175 West Jackson Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the 175 West Jackson Loan Combination will be applied to the 175 West Jackson Mortgage Loan and the 175 West Jackson Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the COMM 2013-CCRE12 Master Servicer and the COMM 2013-CCRE12 Special Servicer in accordance with the terms of the COMM 2013-CCRE12 Pooling and Servicing Agreement and the 175 West Jackson Intercreditor Agreement).

Consultation and Control.  The directing holder under the 175 West Jackson Intercreditor Agreement with respect to the 175 West Jackson Loan Combination will be the controlling class representative or such other party specified in the COMM 2013-CCRE12 Pooling and Servicing Agreement (such party, the “COMM 2013-CCRE12 Directing Holder”).  Certain decisions to be made with respect to the 175 West Jackson Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the COMM 2013-CCRE12 Pooling and Servicing Agreement, will require the approval of the COMM 2013-CCRE12 Directing Holder.

Pursuant to the terms of the 175 West Jackson Intercreditor Agreement, each 175 West Jackson Non-Controlling Note Holder will have the right to (i) to receive copies of all notices, information and reports that the COMM 2013-CCRE12 Special Servicer is required to provide to the COMM 2013-CCRE12 Directing Holder within the same time frame it is required to provide such notices, information and reports to the COMM 2013-CCRE12 Directing Holder and (ii) to be consulted by the COMM 2013-CCRE12 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the 175 West Jackson Intercreditor Agreement and the implementation by the COMM 2013-CCRE12 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of each 175 West Jackson Non-Controlling Note Holder will expire 10 business days after the delivery by the COMM 2013-CCRE12 Special Servicer of notice and information relating to the matter subject to consultation, whether or not the related 175 West Jackson Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding each 175 West Jackson Non-Controlling Note Holders’ consultation rights described above, the COMM 2013-CCRE12 Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 175 West Jackson Mortgage Loan and each 175 West Jackson Companion Loan.

Notwithstanding anything herein or in the 175 West Jackson Intercreditor Agreement to the contrary, no direction or objection by any 175 West Jackson Non-Controlling Note Holder may require or cause the COMM 2013-CCRE12 Master Servicer or the COMM 2013-CCRE12 Special Servicer, as applicable, to violate any provision of the related mortgage loan documents, applicable law, the COMM 2013-CCRE12 Pooling and Servicing Agreement, the 175 West Jackson Intercreditor Agreement or the REMIC provisions, including without limitation the COMM 2013-CCRE12 Master Servicer’s or COMM 2013-CCRE12 Special Servicer’s obligation to act in accordance with the servicing standard under the COMM 2013-CCRE12 Pooling and Servicing Agreement.

In addition to the consultation rights of each 175 West Jackson Non-Controlling Note Holder described above, each 175 West Jackson Non-Controlling Note Holder will have the right to annual conference calls with the COMM 2013-CCRE12 Master Servicer or COMM 2013-CCRE12 Special Servicer, as applicable, under the COMM 2013-CCRE12 Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to the COMM 2013-CCRE12 Master Servicer or COMM 2013-CCRE12 Special Servicer, as applicable, in which servicing issues related to the 175 West Jackson Loan Combination may be discussed.

The “175 West Jackson Non-Controlling Note Holder” means, (a) with respect to the 175 West Jackson Note A-2-B, (i) until such 175 West Jackson Companion Loan is included in a securitization, the holder of such 175 West Jackson Companion Loan and (ii) if such 175 West Jackson Companion Loan is included in a securitization, the party entitled under such securitization to exercise the rights granted to the holder of such 175 West Jackson Companion Loan under the 175 West Jackson Intercreditor Agreement and (b) with respect to the 175 West Jackson Mortgage Loan, the Controlling Class Representative (or its designee).

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the 175 West Jackson Intercreditor Agreement, if the 175 West Jackson Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2013-CCRE12 Pooling and Servicing Agreement, the COMM 2013-CCRE12 Special Servicer will be entitled (but not required) to sell the 175 West Jackson Mortgage Loan together with the 175 West Jackson Companion Loans as a single whole loan.  Each 175 West Jackson Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer.  The COMM 2013-CCRE12 Directing Holder will have the right, with or without cause, to replace the COMM 2013-CCRE12 Special Servicer then acting with respect to the 175 West Jackson Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the 175 West Jackson Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the 175 West Jackson Intercreditor Agreement) and satisfies the other conditions set forth in the COMM 2013-CCRE12 Pooling and Servicing Agreement.

Additional Mortgage Loan Information

General.  The information in this prospectus supplement (including the Annexes to this prospectus supplement) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties.  Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property.  With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600.  The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers.  Such information and operating statements were generally unaudited.  The sum of the amounts in any charts throughout this prospectus supplement, including the Annexes to this prospectus supplement, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this prospectus supplement and in the Annexes to this prospectus supplement.  In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity.  No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus supplement with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loans.  Each Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as having an “ARD” (each, an “ARD Loan” ), provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates.  The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date.  There can be no assurance that the borrower will pay the ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of each ARD Loan after the Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of each ARD Loan, plus any compound interest thereon at the Revised Rate, to the extent permitted by applicable law.

Definitions.  For purposes of this prospectus supplement, including the information presented in the Annexes to this prospectus supplement, the indicated terms have the following meanings:

(a)     “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this prospectus supplement for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any).

(b)     “ADR” means, for any hospitality property, average daily rate.

(c)     “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)     “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or in the case of an ARD Loan, it’s Anticipated Repayment Date, the aggregate interest payments scheduled to be due on the

Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period.  Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence.  In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan and in the case of the Saint Louis Galleria Mortgage Loan, Annual Debt Service is calculated without regard to the Saint Louis Galleria Junior Non-Pooled Component).

(e)    “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller.  In certain cases, the appraisals state an “as stabilized” value as well as an “as-complete” or “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property.  The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified.  In most such cases, the applicable Mortgage Loan Seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs.  No representation is made that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

(f)     “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, at the Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)    “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)    “CREFC® License Fee Rate” means 0.0005% per annum.

(i)     “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regards to any related Subordinate Companion Loan).  For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Spit-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, loan-to-value ratios were calculated with respect to such Mortgage Loan including only the Saint Louis Galleria Senior Pooled Component.  For a calculation of the loan-to-value ratio for the Saint Louis Galleria Mortgage Loan that takes into account the Saint Louis Galleria Junior Non-Pooled Component, see Annex B to this prospectus supplement.

(j)     “Cut-off Date U/W NCF Debt Yield”, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, debt yield was calculated with respect to such Mortgage Loan including only the Saint Louis Galleria Senior Pooled Component.  For a calculation of the debt yield for the Saint Louis Galleria Mortgage Loan that takes into account the Saint Louis Galleria Junior Non-Pooled Component, see Annex B to this prospectus supplement.

(k)     “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, debt yield was calculated with respect to such Mortgage Loan including only the Saint Louis Galleria Senior Pooled Component.  For a calculation of the debt yield for the Saint Louis Galleria Mortgage Loan that takes into account the Saint Louis Galleria Junior Non-Pooled Component, see Annex B to this prospectus supplement.

(l)      “GLA” means gross leasable area.

(m)    “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the Revised Rate and, with respect to the Saint Louis Galleria Senior Pooled Component or the Saint Louis Galleria Junior Non-Pooled Component, their respective rates as set forth in “Description of the Mortgage Pool-Loan Combinations/Split-Loan Structures—Saint Louis Galleria Loan Combination” in this prospectus supplement.  Unless otherwise indicated, for purposes of numerical and statistical information contained in this prospectus supplement, the Saint Louis Galleria Junior Non-Pooled Component is not reflected in this prospectus supplement and the term “Mortgage Loan” in that context does not include the Saint Louis Galleria Junior Non-Pooled Component.

(n)     “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease).  With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.  There are no Leased Fee Mortgage Loans in the Mortgage Pool.

(o)     “LTV Ratio at Maturity or ARD,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  In the case of an ARD Loan, the LTV Ratio at Maturity or the Anticipated Repayment Date is calculated with respect to the Balloon Balance on the Anticipated Repayment Date.  In the case of a Mortgage Loan that is part of a Loan Combination (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regard to any related Subordinate Companion Loan), unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan.  For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage

Loan, unless otherwise indicated, loan-to-value ratios were calculated including only the Saint Louis Galleria Senior Pooled Component.  For a calculation of the Balloon LTV for the Saint Louis Galleria Mortgage Loan that takes into account the Saint Louis Galleria Junior Non-Pooled Component, see Annex B to this prospectus supplement.

(p)     “MSA” means metropolitan statistical area.

(q)     “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified).  In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)     “NRA” means net rentable area.

(s)     “Occupancy” means the percentage of Square Feet, Units, Rooms, Pads or Beds, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this prospectus supplement as the “Occupancy As-of Date”).  The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.  The Occupancy presented in this prospectus supplement may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent.  The Occupancy may exclude area currently under renovation.  Information on Annex A-1 to this prospectus supplement concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)     “RevPar” means, for any hospitality property, revenues per available room.

(u)     “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office, multifamily/retail or industrial/self storage or other special purpose property, the square footage of the net rentable or leasable area.

(v)     “T-12” and “TTM” each means trailing 12 months.

(w)     “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable.  Annex A-1 to this prospectus supplement indicates which Mortgage Loans are ARD Loans.

(x)     “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable.  Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)     “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller.  In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments).  The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus supplement.  Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control.  In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease.  In some cases, the Underwritten Net Operating Income set forth in this prospectus supplement for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination.  From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs.  In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information.  In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements.  In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.  In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)     “Units“ or “Rooms“ or “Pads“ or “Beds”  means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c)  in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds.

(aa)     “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Saint Louis Galleria Senior Pooled Component only.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  The Underwritten NCF DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(bb)     “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan).  For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations/Split-Loan Structures” above.  In the case of the Saint Louis Galleria Mortgage Loan, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Saint Louis Galleria Senior Pooled Component only.

The Underwritten NOI DSCRs are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability.  See the definition of “U/W NCF DSCR” in this prospectus supplement for more information regarding the evaluation of debt service coverage ratios.

(cc)     “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this prospectus supplement.

(dd)     “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest.  All of the Mortgage Loans, representing approximately 100.0% of the Initial Outstanding Pool Balance, accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Except in the case of Mortgage Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal.  The Mortgage Loans provide for one or more of the following:

Thirty-two (32) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 42.2% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity date.

Three (3) Mortgage Loans, representing approximately 21.6% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date or Anticipated Repayment Date.

Eighteen (18) Mortgage Loans, representing approximately 36.2% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 11 months to 71 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity date or Anticipated Repayment Date.

The ARD Loans each provide for an increase in the related interest rate after the applicable Anticipated Repayment Date.  The Excess Interest with respect to each ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid.  Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates.  See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below.  In addition, after the Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of such ARD Loan until such balance is reduced to zero.

Prepayment Provisions.  The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 7 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”).  All of the Yield Maintenance Loans (as defined below) prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”).  All of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”); provided that under certain circumstances as noted in paragraph (a) below, a Defeasance Loan may permit prepayment with yield maintenance prior to the Defeasance Lock-out Period. Any Yield Maintenance Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”.  The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months.  The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

●
Fifty-one (51) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 90.9% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”  In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization) and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 105 to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.  With respect to one of these Mortgage Loans, representing 1.6% of the Initial Outstanding Pool Balance, such Mortgage Loan requires the related borrower to prepay approximately $1,240,000 of the Mortgage Loan, together with a Yield Maintenance Charge, if certain holdback reserve conditions are not satisfied before the third anniversary of the first payment date of the Mortgage Loan, as described above under “Risk Factors—Risks Related to the Offered Certificates—Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Escrows.”  Certain Defeasance Loans permit the partial release of a portion of a Mortgaged Property, in some cases, prior to the expiration of the Lock-Out Period, with the payment of a Yield Maintenance Charge.  Such Mortgage Loans are treated as Defeasance Loans and not Yield Maintenance Loans in this prospectus supplement.

●
One (1) of the Mortgage Loans, representing approximately 9.0% of the Initial Outstanding Pool Balance, (i) permits defeasance after the Defeasance Lock-Out Period until the commencement of the related Open Period for such Mortgage Loan and (ii) voluntary prepayment after the expiration of the Yield Maintenance Lock-Out Period until commencement of the  related Open Period for such Mortgage Loan, which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

●
One (1) of the Mortgage Loans (the “Yield Maintenance Loan”), representing approximately 0.1% of the Initial Outstanding Pool Balance, permits voluntary prepayment of the Mortgage Loan after the expiration of the Yield Maintenance Lock-Out Period (i) prior to December 6, 2020 when such prepayment is accompanied by the greater of a Yield Maintenance Charge or 1.0% of the prepayment amount and (ii) on or after December 6, 2020 until the commencement of the related Open Period for such Mortgage Loan when accompanied by a Yield Maintenance Charge , which period is set forth on Annex A-1 to this prospectus supplement under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid.  However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in some cases not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date, or date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date, or the date preceding the commencement of the open period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii) or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan.  In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date), as set forth in Annex A-1 to this prospectus supplement.

Furthermore, certain Mortgage Loans may permit prepayments even during a Lock-Out Period in connection with (i) a property release, or (ii) a severance of cross-collateralization including in connection with the sale of a Mortgaged Property and the assumption of the related Mortgage Loan or allocable portion thereof.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date (or Anticipated Repayment Date, as applicable) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property.  The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan.  However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan.  The Mortgage Loans generally do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation.  Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan.  There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property.  In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan.  In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans are sometimes additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios.  In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers.  For additional information, see Annex A-1 to this prospectus supplement.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases.  Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date (the “Release Date”) (i) all principal due on such Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986 (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance.  In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral.  Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or  portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 105% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage.  With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date.  In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or related Anticipated Repayment Date, as applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents.  If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this prospectus supplement.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

 (a)     The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release).  For example:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, which secures a Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance, the related borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more parcels that adjoin the shopping center acquired by the borrower upon satisfaction of specified conditions including, among other things, (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Mortgaged Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures a Mortgage Loan representing approximately 2.2% of the Initial Outstanding Pool Balance, the related borrower may obtain the release of a second floor parking area (which space was not included in the appraised value or considered in connection with the Mortgage Loan underwriting) in connection with the redevelopment of such portion of the Mortgaged Property as multifamily apartments subject to a condominium regime, provided that, among other things, (i) after giving effect to such release, (a) the NOI debt service coverage ratio is no less than 1.30x, (b) the LTV ratio is no greater than 76.0% and (c) the NCF debt yield is no less than 8.0%, (ii) the lender receives evidence that each of Garden of Eden, Chef’s Table, Petco and Comedy Club have taken possession of their space, have delivered an acceptable estoppel, are paying rent, are continuously operating and no default exists under any such lease and (iii) lender has reviewed and approved all development documents and condominium documents in connection with the conversion of such release parcel into a condominium regime.

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as the Flats at Cotton Council, which secures a Mortgage Loan representing approximately 0.3% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a vacant, non-income producing parcel that was not included in the underwriting of the Mortgage Loan from the lien of the mortgage, provided that, among other conditions, (a) the remaining Mortgaged Property complies with zoning and applicable legal requirements, (b) the released parcel is a legally subdivided parcel from the Mortgaged Property and is on a separate tax lot, and (c) after giving effect to such release, (1) the LTV ratio will not be greater than the lesser of (i) the LTV ratio immediately preceding such sale and (ii) 72.0% and (2) the DSCR will not be less than the greater of (i) the DSCR immediately preceding such sale and (ii) 1.30x.

 (b)     The release of all or a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loans), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge.  For example:

●
With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Abbotts Square, which secures a Defeasance Loan representing approximately 2.2% of the Initial Outstanding Pool Balance, the borrower may obtain the release of up to 11 residential units currently subject to a condominium regime upon the sale of a unit to a third party, subject to, among other things, (i) a partial prepayment in an amount equal to the greater of (a) the net sales proceeds and (b) the release price applicable to such unit, in either case, plus the applicable Yield Maintenance Charge, and (ii) after giving effect to such release, (a) the NOI debt service coverage ratio is no less than 1.30x and (b) the NCF debt yield is no less than 8.0%.

(c)     The release of all or a portion of the Mortgaged Property in connection with a substitution of another property for the Mortgaged Property.  For example:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, which secures a Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance, the borrower may substitute other parcels in place of one or more of the parcels currently securing the Mortgage Loan if the borrower satisfies certain conditions and requirements, including, among other conditions, (i) there is no event of default, (ii) the exchanged parcel is vacant, non-income producing and unimproved and is reasonably equivalent in use, value and condition to the parcel or parcels to be released and (iii) the LTV ratio of the remaining Mortgaged Property (after giving effect to such substitution) is equal to or less than 125% unless the substitution parcel has a fair market value equal to or greater than the fair market value of the released parcel.

(d)     The release of all or a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions of the Mortgage Loan.  For example:

●
With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lloyd Crossing, which secures approximately 2.7% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a portion of the Mortgaged Property currently leased to Home Depot in 2018 during any extension term, provided that, among other things, at the time of release: (i) Home Depot has exercised its option to purchase the land beneath its improvements and (ii) the borrower pays the lender a release price equal to the lesser of (a) $3.1 million (less any transaction costs related to the transfer of this portion of the Mortgaged Property to Home Depot) and (b) an amount resulting in a NOI debt yield of 9.97% based on the greater of (x) underwritten operating expenses and (y) actual trailing-12 month operating expenses.

●
With respect to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Baton Rouge Office Portfolio Pool 1, which secure a Mortgage Loan representing approximately 1.8% of the Initial Outstanding Pool Balance (by allocated loan amount), the borrower may obtain the release of the Corporate II Mortgaged Property in connection with a sale of such Mortgaged Property to an unaffiliated and unrelated third party, subject to, among other things, (a) partial prepayment in an amount equal to 120% of the allocated loan amount for the Corporate II Mortgaged Property, (b) payment to lender of a prepayment fee equal to 3% of the prepaid amount, (c) after giving effect to such release, (i) the debt service coverage ratio is no less than 1.59x and (ii) the debt yield is no less than 9.62%, unless borrower posts cash or a letter of credit in an amount, that if applied to the outstanding principal balance of the Mortgage Loan would be sufficient to satisfy the foregoing tests and (d) after giving effect to such release, the loan to value ratio is equal to or less than 125%.

Addition of Real Property to the Mortgaged Property.

Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property.  For example: in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, which secures a Mortgage Loan representing approximately 9.0% of the Initial Outstanding Pool Balance, the related borrower may add one or more parcels of land that constitutes an integral part of, or adjoins, the shopping center and is not owned by the borrower on the date of origination (“Expansion Parcel” ) upon satisfaction of specified conditions including, among other things, (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel, and (iii) the expansion shall not adversely affect the DSCR except in a de minimis manner.

Escrows.  Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements.  For information regarding certain escrows, see Annex A-1 to this prospectus supplement.  In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property.  In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing.  The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 60 Hudson Street, representing approximately 11.3% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures one related Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—60 Hudson Street Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Saint Louis Galleria, representing approximately 9.0% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures one related Pari Passu Companion Loan.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—Saint Louis Galleria Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, representing approximately 9.0% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures two related Pari Passu Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—Kalahari Resort Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 175 West Jackson, representing approximately 8.1% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures two related Pari Passu Companion Loans.  See “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—175 West Jackson Loan Combination” in this prospectus supplement.

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hilton Universal Studios, representing approximately 7.7% of the Initial Outstanding Pool Balance, one of the related borrowers, owning the fee interest in the Mortgaged Property, received $7,000,000 in financing from the County of Los Angeles in connection with such borrower’s participation in a government program called Property Assessed Clean Energy program (“PACE”). Such financing was in the form of a taxable bond, secured by fixed annual assessments on the Mortgaged Property in the amount of approximately (i) $1,062,280 for the year 2015, and (ii) $660,750 for each year thereafter, which assessments are payable in conjunction with and in addition to the property tax bill.  While the amounts owed under such financing cannot be accelerated in the event of a default, the lien of the PACE financing is senior in priority to the lien of the related Mortgage Loan.

The Mortgage Loan Sellers have informed the Depositor that they are aware of the following other debt that is not secured by the related Mortgaged Property:

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Woodlands Centre, which secures a Mortgage Loan representing approximately 0.6% of the Initial Outstanding Pool Balance, the borrower has obtained two unsecured, subordinate loans from affiliates in the amount of $580,000 and $820,000, respectively, each of which is subject to a subordination and standstill agreement.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this prospectus supplement.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following borrower entities (or the direct parent) in which another entity is the holder of a preferred equity investment in the borrower (or direct parent).

●
In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Carmel Mission Inn, which secures a Mortgage Loan representing approximately 1.3% of the Initial Outstanding Pool Balance, the ownership structure includes $2.1 million of preferred limited partner investors, which represent 25% of the total equity. The preferred limited partner investors receive a non-compounded 10.0% preferred return from available cash flow after payments due to the lender. In the event of a capital transaction, preferred limited partner investors receive accrued and unpaid preferred returns plus a bonus return. After the preferred return and bonus return have been paid, preferred limited partner investors then receive a distribution of cash attributable to the capital transaction in proportion and to the extent of their respective invested capital. The preferred limited partner investors do not have enforcement rights or the ability for a change of control.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are not aware of any existing mezzanine debt.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
Saint Louis Galleria(1)	$100,000,000	9.0%	Yes	2.23x	45.5%	N/A
Lloyd Crossing(2)(3)	$30,000,000	2.7%	Yes	1.40x	75.0%	N/A
Park Plaza(3)	$18,000,000	1.6%	Yes	1.40x	75.0%	N/A
El Gran Sol	$17,835,000	1.6%	Yes	1.25x	75.0%	8.5%
El Sol del Prado	$12,386,000	1.1%	Yes	1.25x	75.0%	9.0%
Washington Valley Apartments	$9,450,000	0.9%	Yes	1.65x	73.0%	15.25%
Dickinson 16(4)	$1,618,983	0.1%	Yes	1.65x	65.0%	15.0%

(1)	Mezzanine debt is permitted beginning with the payment date in June 2014.
(2)	In connection with the sale of the Mortgaged Property to a third party buyer, Mezzanine lender must have total assets in excess of $400,000,000 and equity of at least $250,000,000.

(3)	Mezzanine loan cannot exceed an amount equal to the greater of (i) the amount whereby the LTV will not exceed 75.0% and (ii) 75.0% of the purchase price paid for the Mortgaged Property.
(4)	Mezzanine debt may only be incurred in connection with the transfer and assumption of the Mortgage Loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement that generally would be expected to provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the subject mortgage loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan.  The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan.  The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property transfers and pledges of the Mortgage Loan to non-qualified entities.  In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e).  Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.  The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents.

Certain Mortgage Loans permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this prospectus supplement.

Performance Escrows and Letters of Credit.  In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels.  The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to review the determination by the Master Servicer that such conditions have or have not been satisfied.  Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service.  This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan.  For additional information, see Annex A-1 to this prospectus supplement.  See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this prospectus supplement.  If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions.  The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld).  See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower.  The Pooling and Servicing Agreement requires the Master Servicer (with respect to non-Specially Serviced Loans other than any Non-Serviced Mortgage Loans) and the Special Servicer (with respect Specially Serviced Loans other than any Non-Serviced Mortgage Loans, but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property.  Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption.  The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs.  Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.  For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this prospectus supplement.

For example, in the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Stonegate Village Apartments, which secures a mortgage loan representing approximately 0.8% of the Initial Outstanding Pool Balance, 118 units of the 240 unit multifamily property are subject to low income rent restrictions

Delinquency.  As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations.  Four (4) groups of Mortgage Loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the 3 largest groups representing approximately 2.7%, 1.7% and 0.7%, respectively, of the Initial Outstanding Pool Balance.  With respect to each group of common ownership, the related mortgaged properties are managed by the same property manager.  See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this prospectus supplement.

Single-Tenant Mortgaged Properties.  Five (5) Mortgaged Properties, representing approximately 4.9% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant.  Each of those Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not.  See Annex A-1 to this prospectus supplement for Mortgage Loan maturity dates and the lease expiration dates.  In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location.  The Mortgaged Properties are located throughout 20 states with the largest concentration by Initial Outstanding Pool Balance located in California.  See “Mortgaged Properties by State and/or Location” in Annex A-2 to this prospectus supplement “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this prospectus supplement for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose.  Thirty-five (35) of the Mortgage Loans, representing approximately 75.8% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.  Fifteen (15) of the Mortgage Loans, representing approximately 18.9% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property.  One (1) of the Mortgage Loans, representing approximately 4.7% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s refinancing of a previous mortgage loan and the acquisition of a portfolio of Mortgaged Properties.  Two (2) of the Mortgage Loans, representing approximately 0.6% of the Initial Outstanding Pool Balance, was originated in connection with the borrower’s recapitalization.    In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections.  Seven (7) of the Mortgage Loans, representing approximately 6.2% of the Initial Outstanding Pool Balance, are secured in whole or in part by Mortgaged Properties for which (i) construction or major renovation was completed within 12 calendar months prior to the Cut-off Date and the related Mortgaged Property has no prior operating history or (ii) the borrower or an affiliate acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired property.

Modified Loans.  As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Changes in Mortgage Pool Characteristics

The description in this prospectus supplement, including Annex A-1 and Annex A-2 to this prospectus supplement, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date.  Prior to the issuance of the Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this prospectus supplement if the Depositor deems such removal necessary or appropriate or if it is prepaid.  This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus supplement.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC.  In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the mortgage loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates.  Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES
General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F, Class G and Class SLG Certificates (collectively, the “Regular Certificates”), (ii) the Class A-M, Class B, Class PEZ and Class C Certificates (collectively, the “Exchangeable Certificates”), (iii) the Class V Certificates and (iv) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates, the Exchangeable Certificates and the Class V Certificates, the “Certificates”).  Only the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates (the “Offered Certificates”) are offered hereby.  The Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class SLG, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things:  (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strips); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Serviced Companion Loans through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) and the Class PEZ Certificates will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:
Class	Initial Certificate Balance(1)		Approximate Percentage of Initial Certificate Balance(1)	Approximate Initial Credit Support
Offered Certificates
A-1	$51,735,000		4.680%	30.000%(2)
A-2	$187,219,000		16.936%	30.000%(2)
A-SB	$72,741,000		6.580%	30.000%(2)
A-3	$175,000,000		15.830%	30.000%(2)
A-4	$287,132,000		25.974%	30.000%(2)
A-M(3)	$105,019,000	(4)	9.500%	20.500%
B(3)	$46,982,000	(4)	4.250%	16.250%
PEZ(3)	$204,511,000	(4)	18.500%	11.500%(2)
C(3)	$52,510,000	(4)	4.750%	11.500%(2)
Non-Offered Certificates(5)
D	$55,273,000		5.000%	6.500%
E	$22,110,000		2.000%	4.500%
F	$9,673,000		0.875%	3.625%
G	$40,073,197		3.625%	0.000%

(1)	Does not include the Saint Louis Galleria Junior Non-Pooled Component.
(2)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in the aggregate.  The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C Trust Component, which will have an initial outstanding balance on the Closing Date of $52,510,000.

(3)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates, in each case, only in the proportions and the manner described under “—Exchanges of Exchangeable Certificates” in this prospectus supplement.

(4)
On the Closing Date, the Issuing Entity will issue the Class A-M, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $105,019,000, $46,982,000 and $52,510,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components.  Each Class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C Trust Components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components.  Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly.  The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such Class without giving effect to any exchange.  The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M, Class B and Class C Certificates, representing the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

(5)
The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this prospectus supplement.  The Class SLG Certificates are not reflected in the chart and are not offered by this prospectus supplement.

The Class X-A, Class X-B and Class X-C Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates and the Class A-M Trust Component will constitute a separate component of the Notional Balance of the Class X-A Certificates.  The total initial Notional Balance of the Class X-A Certificates will be approximately $878,846,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B and Class C Trust Components, and Class D Certificates outstanding from time to time.  In general, the Certificate Balance of each such Trust Component and Class of Certificates will constitute a separate component of the Notional Balance of the Class X-B Certificates.  The total initial Notional Balance of the Class X-B Certificates will be approximately $154,765,000.

The Notional Balance of the Class X-C Certificates will equal the aggregate Certificate Balances of the Class E, Class F and Class G Certificates outstanding from time to time.  In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates.  The total initial Notional Balance of the Class X-C Certificates will be approximately $71,856,197.

The initial Certificate Balances of the Class A-M, Class B and Class C Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class PEZ Certificates.  The initial Certificate Balance of the Class PEZ Certificates represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange.  As discussed in this prospectus supplement, the Class PEZ Certificates will only receive distributions of principal and interest that are distributable to the percentage interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” in this prospectus supplement.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Trust Component may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates or Trust Component.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component.  Similarly, the Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B and Class C Trust Components, and Class D Certificates, and the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class E, Class F and Class G Certificates.

The “Class A-M Percentage Interest” means, the quotient of the Certificate Balance of the Class A-M Certificates divided by the Certificate Balance of the Class A-M Trust Component.  As of the Closing Date, the Class A-M Percentage Interest is expected to be 100.0%.

“Class A-M Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-M,” with a Pass-Through Rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 4.449%.  The Class A-M Certificates will represent beneficial ownership of the Class A-M Percentage Interest of the Class A-M Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.  The Class A-M Trust Component will be held in the Grantor Trust.

The “Class A-M-PEZ Percentage Interest” means 100.0% minus the Class A-M Percentage Interest.  As of the Closing Date, the Class A-M-PEZ Percentage Interest is expected to be 0.0%.

The “Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component.  As of the Closing Date, the Class B Percentage Interest is expected to be 100.0%.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with a Pass-Through Rate equal to the Weighted Average Net Mortgage Pass-Through Rate.  The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component.  The Class B Trust Component will be held in the Grantor Trust.

The “Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest.  As of the Closing Date, the Class B-PEZ Percentage Interest is expected to be 0.0%.

The “Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component.  As of the Closing Date, the Class C Percentage Interest is expected to be 100.0%.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with a Pass-Through Rate equal to the Weighted Average Net Mortgage Pass-Through Rate.  The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component.  The Class C Trust Component will be held in the Grantor Trust.

The “Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest.  As of the Closing Date, the Class C-PEZ Percentage Interest is expected to be 0.0%.

 “Class PEZ Component” means any of the Class PEZ Component A-M, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-M” means the portion of the Class A-M Trust Component equal to the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-M Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly.  However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-M Trust Component (and, correspondingly, the Class A-M Certificates and, to the extent evidencing an interest the Class A-M Trust Component, the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

Following the Closing Date, Class A-M, Class B and Class C Certificates that collectively evidence  a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) shall be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates shall be exchangeable on the books of DTC for Class A-M, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered.  For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that Certificate (or, in the case of a Class PEZ Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There shall be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement.  In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form and Denomination” in this prospectus supplement.  In addition, the Depositor shall have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, Yield Maintenance Charges and Excess Liquidation Proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the Holders of the Class PEZ Certificates on such Distribution Date.  In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.  See “—Distributions” in this prospectus supplement.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class PEZ Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this prospectus supplement.

Procedures and Fees

If a Certificateholder wishes to exchange Class A-M, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-M, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at the e-mail address specified on the Certificate Administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month.  In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date.  The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered.  The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

Distributions

Method, Timing and Amount.  Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in January 2014 (each, a “Distribution Date”).  All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”); provided that with respect to the Distribution Date occurring in January 2014, the Record Date will be the Closing Date.  Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder.  The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution.  All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding

Certificates of that Class based on their respective Percentage Interests.  The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial certificate or notional balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class, and with respect to the Class V, Class R and Class LR certificates is equal to the percentage interest set forth on the face of the Certificate.  For these purposes on any date of determination, the “initial certificate or notional balance” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial certificate or notional balance” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Balance or Notional Balance, as applicable, of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination.

The aggregate distribution to be made with respect to the Regular Certificates (other than the Class SLG Certificates) on any Distribution Date will equal the Available Funds.  The “Available Funds” for any Distribution Date will be the sum of the following amounts (not including any amount allocable to the Saint Louis Galleria Junior Non-Pooled Component pursuant to the terms of the related Intercreditor Agreement): (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below); and (vi)  for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)   all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this prospectus supplement under “The Pooling and Servicing Agreement—Advances”;

(b)   the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this prospectus supplement under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)   all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)   to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)   all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)    Prepayment Premiums and Yield Maintenance Charges;

(g)   any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)   all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)    the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Saint Louis Galleria Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)    with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this prospectus supplement under “The Pooling and Servicing Agreement—Accounts”;

(k)   Excess Interest; and

(l)    the CCRE Strips.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan.  The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination” and “—

Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period.  See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this prospectus supplement.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”).  Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans.  With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds.  In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan (other than the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Lloyd Crossing, Garden Ridge HQ, Park Plaza, Courtyards at San Jose and Scott and White Healthcare Clinics, representing approximately 2.7%, 2.1%, 1.6%, 0.6% and 0.4%, respectively, of the Initial Outstanding Pool Balance as of the Cut-off Date).

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders.  In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity.  Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in January 2014.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities.  As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date.  Calculations of interest due in respect of the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component will be made on the basis of a 360 day year consisting of twelve 30 day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or Trust Component is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date.  No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is the per annum rate at which interest accrues on such Class of Certificates or Trust Components during any Interest Accrual Period.  The Pass-Through Rates for the Class A-M Certificates and the Class A-M Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same.  The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same.  The Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class SLG Certificates will be fixed at 1.259%, 3.039%, 3.706%, 3.928% and 3.943315%, respectively.  The Pass-Through Rates applicable to the Class A-4 and Class A-M Certificates will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Rate and (ii) (a) with respect to the Class A-4 Certificates, 4.194% and (b) with respect to the Class A-M Certificates, 4.449%.  The Pass-

Through Rate applicable to the Class B, Class C, Class D and Class E Certificates will, at all times, equal the Weighted Average Net Mortgage Pass-Through Rate.  The Pass-Through Rate applicable to the Class F and Class G Certificates will be a per annum rate equal to the lesser of (i) the Weighted Average Net Mortgage Pass-Through Rate and (ii) 3.874%.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately 1.044% per annum.  The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and Class A-M Trust Component, respectively.  The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for any Distribution Date is expected to be at all times equal to zero, although the Class X-B Certificates will entitle Holders to a possible share of Prepayment Premiums and Yield Mainenance Charges collected on the Mortgage Loans, as and to the extent described herein under “Descriptions of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately 0.611% per annum.  The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-C Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date).  Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class E, Class F and Class G Certificates, respectively.  The applicable Class X-C Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate.  The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans (other than the Saint Louis Galleria Junior Non-Pooled Component) of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans (other than the Saint Louis Galleria Junior Non-Pooled Component) as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such

Mortgage Loan (or, in the case of the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Senior Pari Passu Rate) or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan, the Administrative Fee Rate, the related Pari Passu Loan Primary Servicing Fee Rate with respect to any Non-Serviced Mortgage Loan and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate.  For purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.  For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class SLG, Class V, Class R or Class LR Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans (or, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only), the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2014), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January.  The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this prospectus supplement under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

 The “Mortgage Rate” with respect to each Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component or Serviced Companion Loan, as applicable, and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component or Serviced Companion Loan, as applicable, during such period (in the absence of a default), as set forth in the related Note (or in the case of the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component, or the Saint Louis Galleria Senior Pari Passu Companion Loan, as set forth in the related Intercreditor Agreement) from time to time without regard to any Default Interest or any Excess Interest.  The initial Mortgage Rate is set forth on Annex A-1 to this prospectus supplement.  The initial Mortgage Rate for the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan is equal to the “Saint Louis Galleria Senior Pari Passu Rate” which is a rate equal to 3.379377% per annum.  The initial Mortgage Rate for the Saint Louis Galleria Junior Non-Pooled Component is equal to the “Saint Louis Galleria Junior Non-Pooled Rate” which is a rate equal to 3.977315% per annum.

 “Saint Louis Galleria Junior Non-Pooled Net Rate” with respect to the Saint Louis Galleria Junior Non-Pooled Component means the Saint Louis Galleria Junior Non-Pooled Rate minus the Servicing Fee Rate for the Saint Louis Galleria Mortgage Loan.

 “SLG Net Rate” with respect to the Saint Louis Galleria Junior Non-Pooled Component means the Saint Louis Galleria Junior Non-Pooled Net Rate, minus, the Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate and CREFC® License Fee Rate.  The SLG Net Rate will be a per annum rate equal to 3.943315%.

 “Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan means the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer).

 The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication (but excluding any amounts received or advanced with respect to the Saint Louis Galleria Junior Non-Pooled Component):

(a)   the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)   the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)   the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this prospectus supplement under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)   the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)   the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)    all other Principal Prepayments received in the related Collection Period; and

(g)   any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus supplement;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan

Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan (including, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Junior Non-Pooled Component) on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (including the Saint Louis Galleria Junior Non-Pooled Component but excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation/Master Servicer
All late payment fees and Net Default Interest accrued on Mortgage Loans or Serviced Companion Loans that are not Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
		From time to time	The related fees.

100% of any Modification Fees on Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such

Type/Recipient	Amount	Frequency	Source of Payment
fees where the consent of the Special Servicer is required).
100% of defeasance fees.

100% of any assumption fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required) and 100% of any assumption application fees on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans.

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on all Mortgage Loans that are not Specially Serviced Loans and the related Serviced Companion Loans (but only 50% of such fees where the consent of the Special Servicer is required).

100% of any amounts collected for checks returned for insufficient funds.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
Monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Workout Fee/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		Monthly	The related collection of principal or interest.

Liquidation Fee/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses  and subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this prospectus supplement.
		Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Special Servicing Compensation/Special Servicer
All late payment fees and Net Default Interest accrued on Specially Serviced Loans to the extent collected by the Issuing Entity and not used to pay first, interest on advances on the related Mortgage Loan or Serviced Companion Loan, and then, certain additional expenses of the Issuing Entity on the related Mortgage Loan or Serviced Companion Loan.
		From time to time	The related fees.

100% of any Modification Fees on Specially Serviced Loans and related Serviced Companion Loans.

50% of any Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

100% of any assumption fees and 100% of assumption application fees on Specially Serviced Loans.

50% of any assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

Type/Recipient	Amount	Frequency	Source of Payment

100% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Specially Serviced Loans.

50% of any loan service transaction fees, beneficiary statement charges and/or similar items (but excluding prepayment premiums and yield maintenance charges) on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans where the consent of the Special Servicer is required.

	All interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		From time to time	Paid by related borrower.

CREFC® License Fee
Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.
		Monthly	Payment of interest on the related Mortgage Loan.

Expenses

Reimbursement of Property Advances/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making

Type/Recipient	Amount	Frequency	Source of Payment
the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled.  If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master

Servicer or Special Servicer will be treated as Realized Losses and/or, with respect to any amounts allocable to the Saint Louis Galleria Junior Non-Pooled Component, SLG Realized Losses, as applicable.  The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date.  CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strips at any time.  On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strips with respect to the related Collection Period.  The CCRE Strips will be subordinate to the Master Servicing Fee and special servicing compensation.  In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall shall be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Distribution of Available Funds.  On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB and Class A-3 Certificates pursuant to clauses (1), (2), (3)

and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero; and

(6)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Sixth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Seventh, concurrently, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component, until the Certificate Balance of the Class A-M Trust Component is reduced to zero;

Eighth, concurrently, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Ninth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eleventh, concurrently, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Twelfth, concurrently, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Thirteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fourteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fifteenth, concurrently, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-third, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero.  The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates) and Class PEZ Certificates is (or will be) reduced to zero.  None of the Class X-A, Class X-B or Class X-C Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to each ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “Distributions—Distributions of Available Funds” in this prospectus supplement.  The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this prospectus supplement.  These balances were calculated using, among other things, the Modeling Assumptions.  Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3.  We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3.  In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans (or in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components (and correspondingly to (1) the Class A-M and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component, (2) the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component and (3) the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in the following manner:  such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates or such Trust Component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums (other than with respect to the Saint Louis Galleria Mortgage Loan, any such amounts allocated to the Saint Louis Galleria Junior Non-Pooled Component pursuant to the related Intercreditor Agreement) or the Yield Maintenance Charges (other than with respect to the Saint Louis Galleria Mortgage Loan, any such amounts allocated to the Saint Louis Galleria Junior Non-Pooled

Component pursuant to the related Intercreditor Agreement), as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums (other than with respect to the Saint Louis Galleria Mortgage Loan, any such amounts allocated to the Saint Louis Galleria Junior Non-Pooled Component pursuant to the related Intercreditor Agreement) collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)           first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and the Class A-M Trust Component on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)           second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Trust Components and Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)           third, to the Class X-C Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of the Saint Louis Galleria Mortgage Loan and allocated to the Saint Louis Galleria Junior Non-Pooled Component pursuant to the terms of the related Intercreditor Agreement during the related Collection Period will be required to be distributed by the Certificate Administrator solely to the holders of the Class SLG Certificates.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan (or in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) and for any of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) or any Trust Component will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or such Trust Component exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pari Passu Rate on the Saint Louis Galleria Senior Pooled Component) exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pari Passu Rate on the Saint Louis Galleria Senior Pooled Component), then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan (in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pari Passu Rate on the Saint Louis Galleria Senior Pooled Component), but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan.  In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of Serviced Loan Combinations (including the Saint Louis Galleria Loan Combination), Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated from principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below.  The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this prospectus supplement.

The Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults.  Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth on the cover of this prospectus supplement were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this prospectus supplement under “Yield and Maturity Considerations—Weighted Average Life”).  Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s).  The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.  Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date.  As referred to in this prospectus supplement, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (with respect to the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component only) (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution

Date.  Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class G Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth, to the Class D Certificates, fifth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), sixth, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), seventh, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, based on their respective Certificate Balances.  Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

●	interest on Advances (to the extent not covered by Default Interest and late payment fees);

●	additional servicing compensation (including the Special Servicing Fee);

●	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

●	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

●	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this prospectus supplement or otherwise.

The Certificate Balance of the Class SLG Certificates will be reduced without distribution on any Distribution Date to the extent of any SLG Realized Loss allocated to such Class on such Distribution Date. “SLG Realized Loss” with respect to any Distribution Date and the Saint Louis Galleria Junior Non-Pooled Component means the amount, if any, by which the Certificate Balance of the Class SLG Certificates after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Saint Louis Galleria Junior Non-Pooled Component immediately following the Determination Date preceding such Distribution Date.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class SLG, Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).  Notwithstanding the foregoing, with respect to the Saint Louis Galleria Mortgage Loan, the excess of any Prepayment Interest Shortfall over the portion of the compensating interest payment for Saint Louis Galleria Mortgage Loan in the applicable period will be allocated first, to the Saint Louis Galleria Junior Non-Pooled Component and then, pro rata to the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan (based on their interest entitlements for such Distribution Date without giving effect to any such allocation of Prepayment Interest Shortfall); the portion of such excess allocated to the Saint Louis Galleria Senior Pooled Component will be included in the Net Prepayment Interest Shortfall allocated to the Regular Certificates (other than the Class SLG Certificates) and the portion of such excess allocated to the Saint Louis Galleria Junior Non-Pooled Component will be allocated to the Class SLG Certificates.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates and

the Class A-M Trust Component included in the calculation of the Notional Balance of such Class of Certificates or Trust Component on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class B and Class C Trust Components and Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates or Trust Component on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.  The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E, Class F and Class G Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component, Serviced Companion Loan or Serviced Loan Combination, as applicable, will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component, Serviced Companion Loan or Serviced Loan Combination, as applicable, that have been distributed to the the holders of Certificates (other than the Class SLG Certificates) or holders of the SLG Certificates, as applicable, on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related Intercreditor Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period.  Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.  In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the

Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate (or with respect to the Saint Louis Galleria Junior Non-Pooled Component, the SLG Net Rate) on the Stated Principal Balance of such Mortgage Loan, the Saint Louis Galleria Senior Pooled Component, the Saint Louis Galleria Junior Non-Pooled Component or Serviced Companion Loan, as applicable, for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate (or with respect to the Saint Louis Galleria Junior Non-Pooled Component, the SLG Net Rate)) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions, such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or Serviced Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, (iii) subsequent to a default under the related Mortgage Loan Documents if the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard or (iv) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower-Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Mortgage Loan that is a Specially Serviced Loan) or Serviced Companion Loans (other than a Serviced Companion Loan that is a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee (calculated for this purpose at 0.0050% (one half basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan.  The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount.  The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Exchangeable Certificates and the Class SLG Certificates) and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class.  Any Net Prepayment Interest Shortfall allocated to the Class C Trust Component will be allocated pro rata to the Class C Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class C Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class B Trust Component will be allocated pro rata to the Class B Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class B Trust Component.  Any Net Prepayment Interest Shortfall allocated to the Class A-M Trust Component will be allocated pro rata to the Class A-M Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class A-M Trust Component.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Regular Certificates (other than the Class SLG Certificates and the Exchangeable Certificates) and the Trust Components), on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates.  Each Class of Subordinate Certificates (other than the Class G Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority, subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  This subordination will be effected in two ways:  (i) by the preferential right of the holders of a Class of Regular Certificates (other than the Class SLG Certificates) and the Trust Components to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class, Regular Interest or Trust Component on such date prior to any distribution being made on such Distribution Date in respect of any Classes or Trust Components subordinate to such Class of Regular Certificates or Trust Components, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this prospectus supplement.  No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce.  Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates by the Subordinate Certificates.

Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated.  An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, is the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this prospectus supplement) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal.  On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.  The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination.  Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, in accordance with the terms of the related intercreditor agreement to notionally reduce the related outstanding principal balance thereof to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any; provided that any Appraisal Reduction Amount calculated with respect to the Saint Louis Galleria Loan Combination will be allocated first to the Saint Louis Galleria Junior Non-Pooled Component to notionally reduce the outstanding principal balance thereof to zero, and then, pro rata (in proportion to the principal balance of the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan), to the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this prospectus supplement, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or Trust Components then outstanding (i.e., (i) in respect of the Mortgage Loans, other than the Saint Louis Galleria Junior Non-Pooled Component, first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-C Certificates and (ii) with respect to the Saint Louis Galleria Junior Non-Pooled Component, to the Class SLG Certificates).

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and the Trust Components in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates).  With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Principal Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request.  Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with respect to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties.  The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal.  If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity.  In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above.  If the Master Servicer receives notice of an appraisal reduction event and the related appraisal reduction amount for a Non-Serviced Mortgage Loan, the existence of an appraisal reduction in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates (subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement).  If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan.  With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement.  With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Trust, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of such Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated.  With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that:  (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ Certificates) of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B and Class C Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof.  The Class PEZ Certificates do not have a minimum denomination.  However, in connection with an exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-M, Class B and Class C Certificates exchanges (in the case of the Class A-M, Class B or Class C Certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co.  No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”  Unless and until

Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants.  The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or any person known to a responsible officer of the Certificate Registrar to be affiliated with any such party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation  or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding; (c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee).  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems.  Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.  DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.  For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this prospectus supplement.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants.  In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC.  Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC.  DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates.  Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates.  Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time.  None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates.  Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”).  Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.  The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder.  The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates.  Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General.  The yield on any Offered Certificate will depend on:  (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate.  The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this prospectus supplement.  The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans.  Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this prospectus supplement and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments.  The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations).  The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity).  Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates and the Class PEZ Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans.  Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates and the Class PEZ Certificates) while workouts are negotiated or foreclosures are completed.  See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this prospectus supplement and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus.  Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular.  The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

In addition, although the borrowers under each ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date.  The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided that the applicable Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents.  See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding.  As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate.  An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield.  In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity.  As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls.  The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans.  Except as described herein, losses and other shortfalls on the Mortgage Loans (other than with respect to the Saint Louis Galleria Mortgage Loan, but including those allocable to the Saint Louis Galleria Senior Pooled Component, if any) will generally be allocated to Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B and Class X-C Certificates based on their respective entitlements pro rata.  Further, any Net Prepayment Interest Shortfall (other than with respect to the Saint Louis Galleria Mortgage Loan, but including those allocable to the Saint Louis Galleria Senior Pooled Component, if any) for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates (other than the Exchangeable Certificates and the Class SLG Certificates) and the Trust Components, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates or such Trust Component for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Losses and shortfalls on the Saint Louis Galleria Loan Combination will generally be allocated under the related Intercreditor Agreement as follows:  first, to the Saint Louis Galleria Junior Non-Pooled Component, and then, pro rata (based on their respective principal balances) to the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan.  Further, Prepayment Interest Shortfalls for each Distribution Date with respect to the Saint Louis Galleria Loan Combination will be allocated on such Distribution Date first, to the Saint Louis Galleria Junior Non-Pooled Component and then, pro rata (based on their interest entitlements for such Distribution Date without giving effect to any such allocation of Prepayment Interest Shortfall) to the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan.

Certain Relevant Factors.  The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this prospectus supplement and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan.  If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate or the Class PEZ Certificates (if the Pass-Through Rate of any Trust Component is affected by the Weighted Average Net Mortgage Pass-Through Rate) could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans.  The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions.  Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest.  As described under “Description of the Offered Certificates—Distributions” in this prospectus supplement, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds.  Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate or Class PEZ Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor.  For purposes of this prospectus supplement, the weighted average life of a Sequential Pay Certificate or Class PEZ Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate.  Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.  If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month.  Therefore, the weighted average life of the Sequential Pay Certificates and the Class PEZ Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model.  The model used in this prospectus supplement is the Constant Prepayment Rate (“CPR”) model.  The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate.  As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to the ARD Loan, the Anticipated Repayment Date.  The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period or Yield Maintenance Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages.  There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period or Yield Maintenance Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period or Yield Maintenance Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this prospectus supplement indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates.  The tables have been prepared on the basis of the information set forth in this prospectus supplement under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this prospectus supplement and the following assumptions (collectively, the “Modeling Assumptions”):

(a)           the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this prospectus supplement;

(b)           the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)           all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in January 2014;

(d)           there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)           prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)           all Mortgage Loans accrue interest under the method specified in Annex A-1 to this prospectus supplement.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this prospectus supplement;

(g)           no party exercises its right of optional termination described in this prospectus supplement and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)           no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)           no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)           there are no additional expenses of the Issuing Entity;

(k)          distributions on the Certificates are made on the 10th calendar day in each month, commencing in January 2014;

(l)           no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any or Yield Maintenance Period, if any;

(m)         the Closing Date is December 20, 2013;

(n)          each ARD Loan is paid in full on its Anticipated Repayment Date; and

(o)          with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, the CREFC® License Fee and the CCRE Strip accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this prospectus supplement, the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates may mature earlier or later than indicated by the tables.  It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate.  In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied.  In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this prospectus supplement.  Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages.  In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this prospectus supplement, or that the aggregate purchase prices of the Offered Certificates will be as assumed.  Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this prospectus supplement indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class PEZ and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this prospectus supplement show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 20, 2013 to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this prospectus supplement from and including December 1, 2013 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered.  Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time.  A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates.  There can be no assurance that the Mortgage Loans will prepay at any particular rate.  Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions.  It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest).  Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table.  Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of December 20, 2013 to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including December 1, 2013 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates.  Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this prospectus supplement, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern.  For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this prospectus supplement.  Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios.  Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of December 1, 2013 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates.  The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Special Note Regarding the 60 Hudson Street Loan Combination

As to particular servicing matters, the discussion under this heading ‘‘The Pooling and Servicing Agreement” is applicable with respect to the 60 Hudson Street Loan Combination only while the Pooling and Servicing Agreement governs the servicing of the 60 Hudson Street Loan Combination.  As described under ‘‘Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the 60 Hudson Street Loan Combination Will Shift to Others” in this prospectus supplement, on and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be serviced pursuant to the 60 Hudson Street Pooling and Servicing Agreement, and the provisions of the 60 Hudson Street Pooling and Servicing Agreement may be different than the terms of the Pooling and Servicing Agreement, although the 60 Hudson Street Loan Combination will still need to be serviced in compliance with the requirements of the related 60 Hudson Street Intercreditor Agreement, as described under “Description of the Mortgage Pool—Loan Combinations/Split Loan Structures—The 60 Hudson Street Loan Combination” in this prospectus supplement.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments
The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loans) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loans, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan and with respect to the Saint Louis Galleria Loan Combination, taking into account the subordinate nature of the Saint Louis Galleria Junior Non-Pooled Component) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

●	in accordance with the higher of the following standards of care:

(i)
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan and with respect to the Saint Louis Galleria Loan Combination, taking into account the subordinate nature of the Saint Louis Galleria Junior Non-Pooled Component)), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

(ii)
the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan and with respect to the Saint Louis Galleria Loan Combination, taking into account the subordinate nature of the Saint Louis Galleria Junior Non-Pooled Component)), taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

●	but without regard to any potential conflict of interest arising from:

(i)
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

(ii)	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

(iii)	the Master Servicer’s obligation to make Advances;

(iv)	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(v)	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

(vi)	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

(vii)
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For descriptions of the servicing of the 175 West Jackson Mortgage Loan and the 60 Hudson Street Mortgage Loan following the 60 Hudson Street Note A-2 Securitization Date, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys.  Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited sub-servicing duties in the future with respect to the CCRE Strip Pool.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment.  The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures.  Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything herein or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer's responsibilities hereunder.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder, or due to any failure to approve an action by the Directing Holder, or due to an objection by the Directing Holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, a Mortgage Loan Seller, the Issuing Entity, the Operating Advisor, the Certificate Administrator or the Trustee or their respective affiliates to any claim, suit or liability, (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Serviced Loan Combinations as come into and continue in default;

(b)           any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan or Serviced Loan Combination;

(c)           any sale of a Defaulted Mortgage Loan or REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement) for less than the applicable Repurchase Price;

(d)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)           any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(f)            any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)           any property management company changes (with respect to a Mortgage Loan or Serviced Loan Combination with a Stated Principal Balance greater than $2,500,000) or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve under the Mortgage Loan Documents);

(h)           releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)            any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(j)            any determination of an Acceptable Insurance Default;

(k)           the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)            any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)          any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In the case of any Loan Combination, so long as the related Companion Loan Holder is the Directing Holder with respect to the Loan Combination, such Companion Loan Holder may have consent rights with respect to certain servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative will have no consent and/or consultation rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder.  Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor.  Such consultation will not be binding on the Special Servicer.

With respect to each Non-Serviced Loan Combination (including the 60 Hudson Street Loan Combination both before and after the 60 Hudson Street Note A-2 Securitization Date), the Controlling Class Representative, will have certain non-binding consultation rights with respect to the servicing of such Non-Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.  With respect to each Serviced Loan Combination, the related Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

The “Directing Holder” means:

(a)      with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or the 60 Hudson Street Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), the Controlling Class Representative, and

(b)      with respect to the 60 Hudson Street Loan Combination, the related Loan-Specific Directing Holder.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loans or the 60 Hudson Street Mortgage Loan) and Serviced Loan Combinations (other than the 60 Hudson Street Loan Combination) is expected to be the B-Piece Buyer.  The Directing Holder will be responsible for its own expenses.

“Loan-Specific Directing Holder” means, with respect to any Serviced Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.  Prior to the 60 Hudson Street Note A-2 Securitization Date, the “directing holder” with respect to the 60 Hudson Street Loan Combination will be the holder of the 60 Hudson Street Note A-2 (which, as of the Closing Date, is expected to be GACC).  On and after the 60 Hudson Street Note A-2 Securitization Date, there will be no Loan-Specific Directing Holder under the Pooling and Servicing Agreement with respect to the 60 Hudson Street Loan Combination.

“Non-Controlling Note Holder” means each of the Saint Louis Galleria Non-Controlling Note Holder and the Kalahari Resort Non-Controlling Note Holder as the context may require and as applicable.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as

determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

The initial Controlling Class Representative will be Eightfold Real Estate Capital Fund III, L.P. or an affiliate thereof, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of each Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates).

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates.  The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur under the following circumstances, with respect to any Mortgage Loan or Serviced Loan Combination, at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described below; provided that prior to the 60 Hudson Street Note A-2 Securitization Date, no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 60 Hudson Street Loan Combination and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 60 Hudson Street Loan Combination.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder.  However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party.  The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request.  Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the

Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity.  The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will occur under the following circumstances, with respect to any Mortgage Loan or Serviced Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described below; provided that prior to the 60 Hudson Street Note A-2 Securitization Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Holder related to the 60 Hudson Street Loan Combination and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Holder related to the 60 Hudson Street Loan Combination.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Notwithstanding anything to the contrary described in this prospectus supplement, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates.  During such waiver period a Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).  Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder.  The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative.  Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns.  Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment.  However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)           may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)           may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)           does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)           may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)           will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this prospectus supplement and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder.  The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan.  By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.  Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V Certificates and the Class R Certificates, or (2) upon termination of the Issuing Entity.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this prospectus supplement.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)           promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)           promptly reviewing each Final Asset Status Report; and

(c)           reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

The Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan or the 60 Hudson Street Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)           the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this prospectus supplement;

(b)           the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)           the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer.  In connection with the foregoing,

 (i)     after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)      if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)     if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)           the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination) was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception.  Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.  It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the

Pooling and Servicing Agreement and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loans) or Serviced Loan Combinations (other than the 60 Hudson Street Loan Combination) were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination (other than the 60 Hudson Street Loan Combination), after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this prospectus supplement.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)           any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)           any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)           the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)           the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody's Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Service (“S&P”), (including, in the case of Situs Holdings, LLC, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder or an affiliate of the Depositor, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative or the Directing Holder and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee.  If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor.  The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder within one business day of such appointment.

The Operating Advisor may not at any time be the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of any of them.  The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates.  Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders.  Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).  The Certificate Administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website.  The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class V and the Class R Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.  If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation.  If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.  The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans and the 60 Hudson Street Mortgage Loan) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan or the 60 Hudson Street Mortgage Loan), 0.0015%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights.  The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower.  If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents.  The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees and the CCRE Strip) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below.  In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan.  Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses.  Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments.  The Special Servicer will not be required or permitted to make any Advance.  The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

Subject to certain limitations with respect to the Saint Louis Galleria Loan Combination, with respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from the proceeds of the related Subordinate Companion Loan, if any, second, from the proceeds of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make principal or interest advances with respect to any delinquent payment amounts due on any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property.  The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations.  With respect to any Non-Serviced Loan Combination, the applicable servicer under the related pooling and servicing agreement will be obligated to make property advances with respect to such Non-Serviced Loan Combination.  See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—the 175 West Jackson Loan Combination—Advancing” and “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures—the 60 Hudson Street Loan Combination—Advancing” in this prospectus supplement.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from collections on, and proceeds of, the related Subordinate Companion Loan (or with respect to the Saint Louis Galleria Loan Combination, the Saint Louis Galleria Junior Non-Pooled Component), if any, second, from collections on, and proceeds of, the related Mortgage Loan (with respect to the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Senior Pooled Component) and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans; provided further that, with respect to the Saint Louis Galleria Loan Combination the Master Servicer and the Trustee, as applicable, will be entitled to recover (a) any P&I Advance made with respect to the Saint Louis Galleria Junior Non-Pooled Component that it subsequently determines to be a Nonrecoverable Advance only out of general funds allocable to such Mortgage Loan (but not the Saint Louis Galleria Senior Pari Passu Companion Loan) on deposit in the custodial account established with respect to the Saint Louis Galleria Loan Combination, first, from principal collections, and then, from interest and other collections; and (b) any Property Advance made with respect to the Saint Louis Galleria Loan Combination and any P&I Advance made with respect to the Saint Louis Galleria Senior Pooled Component that it subsequently determines to be a Nonrecoverable Advance first, out of general funds in the custodial account established with respect to the Saint Louis Galleria Loan Combination (in the case of a P&I Advance only from amounts allocated to the Saint Louis Galleria Senior Mortgage Loan) and then, out of general funds on deposit in the Collection Account in respect of the other Mortgage Loans, first, from principal collections and then, from interest and other collections.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer.  The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower, (ii) from late payment fees on the related Mortgage Loan paid by the borrower, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans).  The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates.  If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss or with respect to the Saint Louis Galleria Mortgage Loan, a SLG Realized Loss, as applicable.  The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO

Properties.  The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination.  Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender).  If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances.  Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates.  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”).  Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Loan Combinations and the Saint Louis Galleria Mortgage Loan, each of the Master Servicer and the Trustee will be entitled to recover any Advance (including P&I Advances with respect to the Saint Louis Galleria Junior Non-Pooled Component) made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections; provided that, neither the Master Servicer nor the Trustee will be entitled to recover (i) any Nonrecoverable Advance made in respect of the Saint Louis Galleria Mortgage Loan from any other collections on the Mortgage Loans except for a pro rata portion of such Advances allocable to the Saint Louis Galleria Senior Pooled Component of the Saint Louis Galleria Mortgage Loan and (ii) any Nonrecoverable Advance made in respect of a Mortgage Loan other than the Saint Louis Galleria Mortgage Loan from any collections on the Saint Louis Galleria Mortgage Loan allocable to the Saint Louis Galleria Junior Non-Pooled Component.  If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months).  At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately.  The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement.  In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”),(A) if with respect to a Serviced Loan Combination which includes a Subordinate Companion Loan, first, only out of principal collections on the Subordinate Companion Loan, then, out of principal collections in the Collection Account, and (B) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Services Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, with respect to both clauses (A) and (B) above, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination; provided that, neither the Master Servicer nor the Trustee will be entitled to recover (i) any Workout Delayed Reimbursement Amounts in respect of the Saint Louis Galleria Mortgage Loan from any other collections on the Mortgage Loans except for a pro rata portion of such Advances allocable to the Saint Louis Galleria Senior Pooled Component of the Saint Louis Galleria Mortgage Loan and (ii) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan other than the Saint Louis Galleria Mortgage Loan from any collections on the Saint

Louis Galleria Mortgage Loan allocable to the Saint Louis Galleria Junior Non-Pooled Component.  In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries.  In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is non-recoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes.  Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans.  The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer.  Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances.  Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination.  If the Master Servicer determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicer of the related Non-Serviced Loan Combination written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement.  If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a

Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account.  The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee.  To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this prospectus supplement.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Interest Reserve Account.  The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class SLG and Class V Certificates).  The Interest Reserve Account may be a subaccount of the Distribution Account.  The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan (other than with respect to the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Junior Non-Pooled Component) that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts.  Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest.  The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name for the benefit of the Class V Certificateholders.  The Class V Distribution Account may be a subaccount of the Distribution Account.  On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to each ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Exchangeable Distribution Account.  The Certificate Administrator is required to establish and maintain the “Exchangeable Distribution Account” in its own name for the benefit of Class PEZ certificateholders.  The Exchangeable Distribution Account may be a sub-account of the Distribution Account.  None of the Offered Certificates will represent ownership interests in such account.

The Certificate Administrator will also establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Saint Louis Galleria Mortgage Loan REMIC

Distribution Account “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account”  and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, the Saint Louis Galleria Mortgage Loan REMIC Distribution Account,  the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be held in the name of the Trustee (or the Master Servicer or Certificate Administrator on behalf of the Trustee) on behalf of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Saint Louis Galleria Mortgage Loan REMIC Distribution Account and the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests.  Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Saint Louis Galleria Mortgage Loan REMIC Distribution Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “F1” by Fitch, “P-1” by Moody’s and the equivalent by KBRA (if then rated by KBRA), in the case of accounts in which deposits have a maturity of 30 days or less or, in the case of accounts in which deposits have a maturity of more than 30 days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depositary institution or trust company are rated no less than “F1” by Fitch), “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA), (ii) an account or accounts maintained with Deutsche Bank Trust Company Americas, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (iii) an account or accounts maintained with Wells Fargo Bank, National Association, a wholly owned subsidiary of Wells Fargo & Co., so long as such depository’s long-term unsecured debt rating is at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt-obligations of the subsidiary are rated no less than “F-1” by Fitch), “A2” by Moody’s and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for more than 30 days) or such depository’s short-term deposit or short-term unsecured debt rating shall be at least “F1” by Fitch, “P-1” from Moody’s and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for 30 days or less), (iv) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (v) with respect solely to the KeyBank Mortgage Loans being sub-serviced pursuant to the KeyBank Primary Servicing Agreement, an account or accounts maintained with KeyBank so long as (a) the aggregate Stated Principal Balance of such KeyBank Mortgage Loans is no greater than 10% of the aggregated Stated Principal Balance of all the Mortgage Loans and (b) KeyBank’s long-term unsecured debt rating is at least “A3” from Moody’s (if rated by Moody’s) and the equivalent by KBRA (if then rated by KBRA), (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(v) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vii) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

“KeyBank Primary Servicing Agreement”:  That certain Primary Servicing Agreement, dated as of December 1, 2013, between Wells Fargo, as master servicer, and KeyBank, as primary servicer, relating to the KeyBank Mortgage Loans.

“PAR Primary Servicing Agreement”:  That certain Primary Servicing Agreement, dated as of December 1, 2013, between Wells Fargo, as master servicer, and PAR, as primary servicer, relating to the Kalahari Resort Mortgage Loan.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Interest Reserve Account, the Class V Distribution Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account.  The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement.  The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency.  The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis

(discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause.  If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Master Servicer’s or the Special Servicer’s servicing standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Fitch or Moody’s with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans that represent one of the ten largest Mortgage Loans or group of cross-collateralized Mortgage Loans based on Stated Principal Balance or is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization).  To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or the Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses.  In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), provided certain conditions are satisfied.  Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Fitch or Moody’s with respect to any Mortgage Loan that represents one of the ten largest Mortgage Loans or groups of cross-collateralized Mortgage Loans based on Stated Principal Balance or is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization.  To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance.  However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; (subject, in the case of any Serviced Loan Combination, to the allocation provisions of the related intercreditor agreement).  Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in 2014 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months.  The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections.  With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Companion Loans from the holders of such Serviced Companion Loans.  The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property.  Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing, (i) the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

 (ii)    if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)    the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)    except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement);

 (v)    to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)    any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this prospectus supplement)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO Loan or the Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months.  However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A-” by Fitch, “A2” by Moody’s and no lower than its equivalent by KBRA (if then rated by KBRA), and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement.  However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to four separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”).  See “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates.  On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan); except that the Mortgage Loan Documents with respect to the 60 Hudson Street Loan Combination will be delivered to the Custodian on or prior to the Closing Date, and such Mortgage Loan Documents (other than the Note evidencing the Mortgage Loan included in the Issuing Entity) will be transferred to the custodian related to the applicable securitization on the 60 Hudson Street Note A-2 Securitization Date.  The Custodian will hold such documents in trust for the benefit of the holders of the Certificates.  The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders.  Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this prospectus supplement, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this prospectus supplement.

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties described in Annex F to this prospectus supplement made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be).  Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect), the affected Mortgage Loan Seller must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  See “—Servicing Compensation and Payment of Expenses” below in this prospectus supplement.  Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this prospectus supplement relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach.  Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects.  Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects.  A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Kalahari Resort and Convention Center, each Mortgage Loan Seller’s obligation referred to in the immediately preceding sentence will be such Mortgage Loan Seller’s pro rata share based on such Mortgage Loan Seller’s percentage interest in such mortgage loan as of the date of the applicable Mortgage Loan Purchase Agreement.

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan.  None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller will fulfill such obligations.  See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.  If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC and the Saint Louis Galleria Mortgage Loan REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).   The resigning Master Servicer, Special Servicer or

Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party.  The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”.  No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement.  The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled.  If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses and/or SLG Realized Losses, as applicable.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder.  The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement).  If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor

Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, certificate administrator and trustee of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity.  Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and  Companion Loan Securities, as applicable, thereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.  In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable.  Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any

Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)           with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)           with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)           any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)           any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)           certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)           (i) Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Companion Loan Securities, or (B) placed one or more Classes of Certificates or Companion Loan Securities on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within sixty (60) days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B) above, citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; or (ii) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating of at least “CMS3” or “CSS3”, respectively, from Fitch and such rating is not reinstated within sixty (60) days; and

(g)           so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 51% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling

Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. Upon (i) written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights to conduct a vote to terminate the Master Servicer or the Special Servicer, as applicable, in connection with the occurrence and continuance of a Servicer Termination Event and (ii) payment by such holders to the Certificate Administrator and the Trustee of the reasonable fees and expenses to be incurred by the Certificate Administrator and the Trustee in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and conduct the solicitation of votes of all Certificates, within 180 days of the posting of such notice, in such regard.  In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination.  Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled.  If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities).  Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting.  The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses and/or SLG Realized Losses, as applicable.  All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses.  If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)           to cure any ambiguity or to correct any error;

(b)           to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)           to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)           to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)           to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)           in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency.  The Pooling and Servicing Agreement requires that no such amendment shall cause the Saint Louis Galleria Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”),  certain lower courts have held that  the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988.  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.  Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA.  It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this prospectus supplement the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Saint Louis Galleria Mortgage Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade

Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (iii) KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies.  In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request.  Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any

Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place.  The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement.  All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation.  At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency.  With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement.  In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement.  Notwithstanding the foregoing, the Trustee shall not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it.  See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class SLG, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B and Class X-C Certificates; provided, that for purposes of such allocations, the Class A-M Certificates and the Class PEZ Component A-M of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”.  Voting Rights will be allocated to the Class PEZ Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.  No Voting Rights will be allocated to the Class SLG, Class V, Class R or Class LR Certificates.  Non-U.S. holders of Exchangeable Certificates will be required to irrevocably appoint a “U.S. person” (for federal income tax purposes) to vote on any matter requiring the vote of such non-U.S. holder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.  The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)           such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property.  However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner.  If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property.  If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property.  The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent.  The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property.  Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.  Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this prospectus supplement as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes.  After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax.  The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders.  Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs.  The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this prospectus supplement.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property.  The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property.  To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such

Property Advance would be nonrecoverable.  Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled to sell such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders.  The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan.  The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan.  Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person.  In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal.  The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance.  The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination.  Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person.  No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the 175 West Jackson Mortgage Loan becomes a Defaulted Mortgage Loan, the special servicer with respect to the COMM 2013-CCRE12 Mortgage Trust will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the related pooling and servicing agreement.

If the 60 Hudson Street Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer (or, on or after the 60 Hudson Street Note A-2 Securitization Date, the special servicer with respect to such other securitization) will be entitled (but not required) to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the related pooling and servicing agreement.

If the Saint Louis Galleria Mortgage Loan or the Kalahari Resort Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be entitled (but not required) to sell the applicable Mortgage Loan together with the related Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the Pooling and Servicing Agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan.  In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan.  The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan (including the Saint Louis Galleria Junior Non-Pooled Component) or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination .

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this prospectus supplement, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in November 2046 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non-material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with respect to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this prospectus supplement.  When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent.  When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer.  With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this prospectus supplement) and the holders of the Serviced Companion Loans (as described under “—Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures”) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this prospectus supplement), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)           approving routine leasing activity with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)           approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)           approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)           subject to other restrictions in this prospectus supplement regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)           approving non-material modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance permitted by the terms of the Pooling and Servicing Agreement, and is subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause either Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)           approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)           granting waivers of minor covenant defaults (other than financial covenants);

(h)           as permitted under the Mortgage Loan Documents, payment from any escrow or reserve, or approving disbursements of any earnout or holdback amounts in accordance with the related Mortgage Loan Documents, except (i) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion or (ii) releases of earnout or holdback amount applicable to certain Mortgage Loans identified in the Pooling and Servicing Agreement;

(i)           approving a change of the property manager at the request of the related borrower so long as (i) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, and (ii) the subject Mortgage Loan or Serviced Loan Combination does not have an outstanding principal balance in excess of the lesser of $5,000,000 or 2% of the then aggregate principal balance of the Mortgage Loans; and

(j)           any non-material modifications, waivers or amendments not provided for in clauses (a) through (i) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this prospectus supplement.

See also “—The Directing Holder” and “—The Operating Advisor” above in this prospectus supplement for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans (including the Saint Louis Galleria Junior  Non-Pooled Component) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date.  Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right.  The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity.  The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (which (1) will include the Class SLG Certificates, but exclude the Class V, Class R and Class LR Certificates and (2) with respect to the Class X-C Certificates will be sufficient if such Certificateholder has taken an assignment of the Voting Rights of the Class X-C Certificates) (provided, that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class X-A, Class X-B, Class B, Class PEZ, Class C and Class D Certificates and the Trust Components are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-C Certificates, the holders of the Class X-C Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates.  Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties.  Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website).  Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date.  With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including the Class SLG Certificates and Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses, SLG Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the

Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-M, Class B, Class C and Class D Certificates and the Trust Components have been reduced to zero; provided, further, that if the Certificateholders of the Class X-C Certificates have assigned all of the Voting Rights of the Class X-C Certificates to the Holder of 100% of the then outstanding Class SLG, Class E, Class F and Class G Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class SLG, Class E, Class F and Class G Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account).  The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate.  The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this prospectus supplement under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan (including the Saint Louis Galleria Junior Non-Pooled Component) and will include the Master Servicing Fee and any primary servicing fee payable to the Master Servicer or the applicable primary servicer.  The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan (including the Saint Louis Galleria Junior Non-Pooled Component), and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds; and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan.  In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement.  The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan.  If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.”  With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement.  In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement.  The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this prospectus supplement under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement).  The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer.  For a description of the Special Servicer, see “The Servicers—The Master and the Special Servicer” in this prospectus supplement.

Servicing Transfer Event.  The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property.  The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this prospectus supplement, to include any Mortgage Loan (including, in the case of the Saint Louis Galleria Mortgage Loan, the Saint Louis Galleria Junior Non-Pooled Component, but excluding any Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

 (i)     either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

 (ii)     any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

 (iii)     the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

 (iv)     the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

  (v)     the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

 (vi)     the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

 (vii)     a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)     the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to a Serviced Loan Combination will generally be delayed if the holder of any related Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable.  See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under the related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan.  If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan.  The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report.  The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer.  Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement.  If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval.  For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender).  In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard.  The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have.  Notwithstanding the foregoing, with respect to any Serviced

Loan Combination, the Directing Holder shall be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor.  The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation.  Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.  The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

If any of the 60 Hudson Street Mortgage Loan or the 60 Hudson Street Companion Loan becomes a Specially Serviced Loan prior to the 60 Hudson Street Note A-2 Securitization Date, then the 60 Hudson Street Loan Combination will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the Special Servicer will be entitled to receive the same special servicing compensation for the 60 Hudson Street Loan Combination as if the 60 Hudson Street Companion Loan were a mortgage loan under the Pooling and Servicing Agreement.  On and after the 60 Hudson Street Note A-2 Securitization Date, the 60 Hudson Street Loan Combination will be serviced under the 60 Hudson Street Pooling and Servicing Agreement and the 60 Hudson Street Loan Combination will no longer be serviced pursuant to the Pooling and Servicing Agreement.  If the 60 Hudson Street Loan Combination is being specially serviced when the 60 Hudson Street Companion Loan is securitized, the Special Servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Loan Combination, including its pro rata share of any liquidation or workout fees and its pro rata share of any additional servicing compensation as well as all surviving indemnity and other rights in respect of such special servicing role.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.  The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of

“Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout.  In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount.  In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer with respect to each Specially Serviced Loan, REO Loan or Mortgage Loan repurchased by a Mortgage Loan Seller, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”).  The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan.  In addition, the Liquidation Fee will be subject to the cap described below.

The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity).

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

●
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

●
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

●
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

●
in the case of a Serviced Loan Combination, the purchase of the related Mortgage Loan by a related Serviced Companion Loan Noteholder, or the applicable designee, as applicable, pursuant to the related intercreditor or co-lending agreement prior to the expiration of certain time periods set forth in the related intercreditor agreement or co-lending agreement (up to 90 days), or if such intercreditor agreement or co-lending agreement does not specify a time period, within 90 days after the date the purchase option first becomes exercisable, provided, however, that any Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower or the mezzanine lender,

●
with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,

●
with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan,

●
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

●
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.  The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000.  For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

●
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	100% of assumption application fees on Specially Serviced Loans,

●
100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

●	any interest or other income earned on deposits in the REO Accounts, and

●
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees).  For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within two business days following the related Determination Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period.  Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates.  Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates.  The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to the Non-Serviced Mortgage Loans.  The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations/Split-Loan Structures” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)           the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)           the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)           the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Regular Certificates allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)           the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)           the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)            the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)           the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)           the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)      (i) the Available Funds and the available funds for the Class SLG Certificates for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and any Trust Component and with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)            the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates or any Trust Component allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)           the accrued Interest Accrual Amount in respect of each Class of Regular Certificates for such Distribution Date and the aggregate amount of the CCRE Strips for such Distribution Date;

(l)            the Pass-Through Rate for each Class of Regular Certificates and Trust Component for the Distribution Date;

(m)          the Principal Distribution Amount for the Distribution Date;

(n)           the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss or SLG Realized Loss, as applicable, on the Distribution Date;

(o)           the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Regular Certificates immediately following the Distribution Date;

(p)           the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)           the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)            the amount of any remaining unpaid Interest Shortfalls for each Class of Regular Certificates as of the Distribution Date;

(s)           a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)            a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)           the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses or SLG Realized Loss, as applicable;

(v)            as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)           the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)           the then-current credit support levels for each Class of Sequential Pay Certificates and each Trust Component;

(y)           the original and then-current ratings of each Class of Certificates;

(z)           with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)           the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)           with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss or SLG Realized Loss, as applicable, attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)           the amount of the distribution on the Distribution Date to the holders of the Class V and Residual Certificates;

(dd)           material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)           the identity of the Operating Advisor;

(ff)           the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)           an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)           the identity of the Controlling Class;

(ii)           the identity of the Controlling Class Representative; and

(jj)           such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement.  The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website.  The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement.  Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that this prospectus supplement, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)        the following “deal documents”:

●	this prospectus supplement;

●
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)        the following SEC filings:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)        the following “periodic reports”:

●	the Distribution Date Statements;

●	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

●	the annual reports prepared by the Operating Advisor;

(d)        the following “additional documents”:

●	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

●
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)        the following “special notices”:

●
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this prospectus supplement;

●
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

●	notice of final payment on the Certificates;

●	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

●
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

●	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the Issuing Entity;

●	any notice of the occurrence and continuance of a Control Termination Event;

●	any notice of the occurrence and continuance of a Consultation Termination Event;

●	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

●	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)         the “Investor Q&A Forum”; and

(g)        solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the Other Certificate Administrator to forward to the applicable party under the related Other Pooling and Servicing Agreement.  The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry.  In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website.  Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at https://tss.sfs.db.com/investpublic.  The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates.  Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable.  In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer.  The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them.  In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source.  Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (800) 735-7777.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager or affiliate or agent thereof be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of this prospectus supplement and the accompanying prospectus and (2) is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)           any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)           the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)           the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)           any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933 (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above.  Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning January 2014), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request.  The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date.  Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)           Annually, on or before June 30 of each year, commencing in 2014, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan, Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.  The Master Servicer (or the Special Servicer in the case of Specially Serviced Loans and Serviced REO Properties) is required to use its commercially reasonable efforts to obtain annual and other periodic operating statements and related rent rolls and will be required to promptly update the CREFC® Operating Statement Analysis Report; provided, however, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis (commencing with the quarter ending March 31, 2014) or update with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines.

(b)           Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year end 2014), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns.  The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act.  Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.”  (SEC File No. 333-184376).  Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference

Room at 100 F Street, N.E., Washington, D.C. 20549.  Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York.  Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement.  Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

USE OF PROCEEDS

The net proceeds from the sale of the Offered Certificates will be used by the Depositor to pay part of the purchase price for the Mortgage Loans.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules.  The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively.  This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Three separate real estate mortgage investment conduit (“REMIC”) elections (the “Saint Louis Galleria Mortgage Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity.  The Saint Louis Galleria Mortgage Loan REMIC will hold the Saint Louis Mortgage Loan, proceeds thereof held in the Collection Account, the Saint Louis Galleria Mortgage Loan REMIC Distribution Account and any related REO Property, will issue certain classes of regular interests (the “Saint Louis Galleria Mortgage Loan REMIC Regular Interests” ) to the Lower-Tier REMIC, and will issue a sole class of residual interest in such Trust REMIC, represented by the Class LR Certificates.  The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest, the CCRE Strips and the Saint Louis Galleria Mortgage Loan), the Saint Louis Galleria Mortgage Loan REMIC Regular Interests and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC.  The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class SLG Certificates and the Class A-M, Class B and Class C Trust Components as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions.  Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, the COMM 2013-CCRE12 Pooling and Servicing Agreement, and, on and after the 60 Hudson Street Note A-2 Securitization Date, compliance with the 60 Hudson Street Pooling and Servicing Agreement, as applicable, and the applicable Intercreditor Agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, counsel to the Depositor:  (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Saint Louis Galleria Mortgage Loan REMIC Lower-Tier Regular Interest will constitute a “regular interest” in the Saint Louis Galleria Mortgage Loan REMIC, each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-C, Class D, Class E, Class F, Class G, Class SLG Certificates and the Class A-M, Class B and Class C Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Saint Louis Galleria Mortgage Loan REMIC and the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC.  In addition, in the opinion of Sidley Austin LLP, (i) the portions of the Issuing Entity consisting of (a) the Class A-M, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account), and (b) the Excess Interest (and related amounts in the Class V Distribution Account) will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (iii) the Class A-M Certificates will represent a undivided beneficial interests in the Class A-M Percentage Interest of the Class A-M Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, (iv) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-M-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-M, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account, and (v) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.”  Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans.  As of the Closing Date, fifteen (15) of the Mortgaged Properties, representing approximately 14.4% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance (by allocated loan amount), are multifamily properties.  Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates.  Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).  In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments.  Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General.  The Offered Certificates will represent, and, in the case of the Exchangeable Certificates, will represent beneficial ownership interests of all or a portion of one or more, regular interests in the Upper-Tier REMIC.  For purposes of the following discussion, the treatment described applies to a Class

PEZ Certificateholder’s interest in the Class A-M, Class B and Class C Trust Components and also applies to the Class A-M, Class B, and Class C Certificateholder’s interest in the related Trust Component.  See “—Taxation of the Exchangeable Certificates” below.  In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate.  The Offered Certificates will represent newly originated debt instruments for federal income tax purposes.  Offered Certificateholders must use the accrual method of accounting with respect to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount.  Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.  The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act.  Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates.  Investors are encouraged to consult their own tax advisors about the discussions in this prospectus supplement and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income.  The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.”  The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date.  The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates.  The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments.  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest.  However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”).  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class D, Class E, Class F and Class G Certificates will be issued with original issue discount and that the Class C Trust Component will be issued with a de minimis amount of original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A, Class X-B and Class X-C Certificates as having no qualified stated interest.  Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on the Class X-A, Class X-B and Class X-C Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  Holders of Class X-A, Class X-B and Class X-C Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium.  An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus.  It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class SLG Certificates and Class A-M and Class B Trust Components will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums.  Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this prospectus supplement.  It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium.  Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate.  The Internal Revenue Service may disagree with these positions.  Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-M Trust Component in the case of a Class A-M Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate).  Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described herein.

The Class PEZ Certificates will represent beneficial ownership interests in all three of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component.  The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Certificates, as described herein.  See “Taxation of Offered Certificates” above.  A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.  Similarly, on the sale of such Class PEZ Certificate, the Holder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale.  Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates for the Class PEZ Exchangeable Certificates, and the exchange of the Class PEZ Exchangeable Certificates for the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates will not be taxable.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law.  There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates.  The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, (collectively, the “Exemption”) for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters.  The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied.  The assets described in the Exemption include mortgage loans such as the Mortgage Loans.  However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)           the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)           the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)           the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)           the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans.  The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)           the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)           the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)           certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)           certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.  However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase.  As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates.  A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment.  See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an Underwriting Agreement (the “Underwriting Agreement”), to be dated December 13, 2013, between the Depositor, German American Capital Corporation, Deutsche Bank Securities Inc., Cantor Fitzgerald & Co., CastleOak Securities, L.P., KeyBanc Capital Markets Inc. and Nomura Securities International, Inc. (collectively, the “Underwriters”), the Underwriters have agreed to purchase, and the Depositor has agreed to sell to the Underwriters, the Offered Certificates.  It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about December 20, 2013, against payment therefor in immediately available funds.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Certificate Balance (or, in the case of the Class X-A Certificates, the Notional Balance) of each Class of Offered Certificates set forth below, subject in each case to a variance of 5.0%:
Class	Deutsche Bank Securities Inc.	Cantor Fitzgerald & Co.	CastleOak Securities, L.P.	KeyBanc Capital Markets Inc.	Nomura Securities International, Inc.
Class A-1	$ 38,000,000	$ 13,735,000	$ 0	$ 0	$ 0
Class A-2	$ 185,969,000	$ 1,250,000	$ 0	$ 0	$ 0
Class A-SB	$ 72,741,000	$ 0	$ 0	$ 0	$ 0
Class A-3	$ 158,000,000	$ 17,000,000	$ 0	$ 0	$ 0
Class A-4	$ 277,132,000	$ 10,000,000	$ 0	$ 0	$ 0
Class A-M	$ 105,019,000	$ 0	$ 0	$ 0	$ 0
Class B	$ 46,982,000	$ 0	$ 0	$ 0	$ 0
Class X-A	$ 878,846,000	$ 0	$ 0	$ 0	$ 0

The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor’s registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

The distribution of the Offered Certificates by the Underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately 107.963950261% of the aggregate Certificate Balance of the Offered Certificates with a principal balance, plus accrued interest.  Each Underwriter may effect such transactions by selling its Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent.  In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation.  Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The Underwriting Agreement or a separate indemnification agreement provides that the Depositor and the Mortgage Loan Sellers will indemnify the Underwriters against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.  The primary source of ongoing information available to investors concerning the Offered Certificates will be the reports distributed by the Certificate Administrator discussed in this prospectus supplement under “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information.”  Except as described in this prospectus supplement under “The

Pooling and Servicing Agreement—Reports to Certificateholders; Available Information,” there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.  In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.  The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a Sponsor and Mortgage Loan Seller, the Depositor and Deutsche Bank Trust Company Americas, the certificate administrator, custodian, 17g-5 information provider, certificate registrar and authenticating agent.  Cantor Fitzgerald & Co. and CastleOak Securities, L.P. are affiliates of Cantor Commercial Real Estate Lending, L.P., a Sponsor and Mortgage Loan Seller.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 3 business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Deutsche Bank Securities Inc., one of the Underwriters and one of the joint bookrunning managers with respect to 100% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (ii) Cantor Fitzgerald & Co., one of the Underwriters and one of the joint bookrunning managers with respect to 0% of each Class of Offered Certificates and co-lead managers with respect to each Class of Offered Certificates, (iii) CastleOak Securities, L.P., one of the Underwriters and one of the co-managers, (iv) KeyBanc Capital Markets Inc., one of the Underwriters and one of the co-managers and (v) Nomura Securities International, Inc., one of the Underwriters and one of the co-managers.  That flow of funds will occur by means of the collective effect of the payment by the Underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in its capacity as a Sponsor, of the purchase price for the GACC Mortgage Loans, (ii) the payment by the Depositor to Cantor Commercial Real Estate Lending, L.P., an affiliate of Cantor Fitzgerald & Co. and CastleOak Securities, L.P., in its capacity as a Sponsor, of the purchase price for the CCRE Mortgage Loans and (iii) the payment by the Depositor to KeyBank National Association, an affiliate of KeyBanc Capital Markets, in its capacity as a Sponsor, of the purchase price for the KeyBank Mortgage Loans.  In addition, proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of CCRE Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire certain of the financed CCRE Mortgage Loans from, and make payments to, an affiliate of Deutsche Bank Securities Inc., as the repurchase agreement counterparty.  As result of the circumstances described above, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the Underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this prospectus supplement.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York.  Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates will receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the Offered Certificates (together, the “Rating Agencies”):

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding.  Fees for such ratings surveillance will be prepaid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates.  Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question.  A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls.  The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield.  In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest.  In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses.  In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates.  The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time.  Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs.  Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates.  Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.  If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this prospectus supplement.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency.  In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained.  See the definition of “No Downgrade Confirmation” in this prospectus supplement.  In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this prospectus supplement.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA,
NEW YORK, TEXAS, ILLINOIS AND OHIO

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 16.6% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), New York (representing approximately 12.6% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), Texas (representing approximately 11.8% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), Illinois (representing approximately 11.3% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and Ohio (representing approximately 10.4% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature.  This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.  This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.  On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).  Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse door of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.  The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 A.M. and 4 P.M. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under

Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor and any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage in Illinois is accomplished by judicial foreclosure. There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the Illinois Mortgage Foreclosure Law (Article 15 of the Illinois Code of Civil Procedure) on such terms and conditions as specified by the court on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. A sale may be conducted by any judge, sheriff or private third-party. The notice of sale shall set forth, among other things, the time and location of such sale. Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. Illinois does recognize a right of redemption, but such right may be waived by a borrower in the mortgage. Illinois does not have a “one action rule” or “anti-deficiency legislation.” Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court shall enter a personal judgment for deficiency against any party (i) if otherwise authorized and (ii) to the extent requested in the complaint and proven upon presentation of a report of sale and to the extent personally served.  In certain circumstances, the lender may have a receiver appointed.

Commercial mortgage loans in Ohio are generally secured by mortgages on the related real estate, and such mortgages are foreclosed judicially. A suit to foreclose a mortgage is initiated with the filing, in the county in which the real estate is located, of a complaint against, and the service of a summons and complaint upon, the owner of the real estate and all parties with a recorded interest in the real estate. Along with the complaint, the filing plaintiff must include a preliminary judicial lien report or a commitment of an owner’s fee policy of title insurance (practice varies from county to county) that is prepared by a title company and includes, among other things, a complete legal description of each parcel of real estate to be sold at the judicial sale as well as the home addresses of all record owners and lienholders. In many counties, the plaintiff must also file proof of ownership of the original note. If no answers to the complaint are filed, a judgment by default foreclosing the mortgage may be filed. If an answer is filed, any disputes raised by the answer must be determined judicially by summary disposition, if appropriate, or by trial. Once a judgment foreclosing the mortgage has been filed, the plaintiff files a praecipe with the clerk of courts requesting that an order and notice of sale of the real estate be issued by the clerk of the courts to the sheriff of the county in which the foreclosure judgment was entered. An advertisement of the foreclosure sale is published once a week for three to five consecutive weeks (practice varies from county to county) beginning at least 30 days prior to the sale in a newspaper of general circulation in the county in which the judgment was entered and in which the real estate is located. The notice of the sale, with a copy of the advertisement of sale that is to be published, is normally sent by restricted and regular mail to the owner of the real estate and all parties claiming an interest in the real estate. The sheriff appoints three disinterested feeholders who must agree on the value of the related property. The sale is conducted by the sheriff’s office at the courthouse in the county in which the judgment was rendered, on the property or elsewhere as ordered by the court. The property must sell for at least two-thirds of the appraised value; and if the minimum bid is not received, the property must be reappraised and auctioned again. A party may petition the court for relief from the minimum bid requirement after an unsuccessful sale. Any delinquent real estate taxes on the real estate must be paid out of the proceeds of the sheriff’s sale. If the mortgagee bids its debt, the mortgagee is not required to pay the purchase price, but is required to pay off prior liens, taxes and sheriff’s costs. After the sale, a return is filed by the sheriff conducting the sale. A motion to confirm the sale must be filed with the court issuing the order of sale. If the court finds that the sale was performed in conformity with law and equity, the court will issue an order confirming the sale, which cuts off the equity of redemption. Upon the entry of an order confirming the sale, the sheriff conducting the sale will issue a sheriff’s deed to the real estate to the successful purchaser at the sale.

INDEX OF DEFINED TERMS

175 West Jackson Companion Loan	S-196	Balloon LTV	S-201
175 West Jackson Intercreditor		Bankruptcy Code	S-155
Agreement	S-196	Base Interest Fraction	S-240
175 West Jackson Lead Companion		Beds	S-203
Loan	S-196	B-Piece Buyer	S-107
175 West Jackson Loan		CBE	S-261
Combination	S-196	CCRE Data Tape	S-136
175 West Jackson Mortgage Loan	S-196	CCRE Deal Team	S-136
175 West Jackson Mortgaged		CCRE Depositor	S-142
Property	S-196	CCRE Financing Affiliates	S-135
175 West Jackson Non-Controlling		CCRE Lending	S-135
Note Holder	S-198	CCRE Mortgage Loans	S-135
175 West Jackson Noteholders	S-196	CCRE Strip	S-225
17g-5 Information Provider	S-328	CCRE Strip Pool	S-225
2010 PD Amending Directive	xi	CCRE Strip Rate	S-225
60 Hudson Street Companion Loan	S-185	Certificate Administrator	S-168
60 Hudson Street Directing Holder	S-186	Certificate Balance	S-219
60 Hudson Street Intercreditor		Certificate Owners	S-255
Agreement	S-185	Certificate Registrar	S-171, S-253
60 Hudson Street Loan Combination	S-185	Certificateholder	S-253
60 Hudson Street Mortgage Loan	S-185	Certificateholder Quorum	S-161
60 Hudson Street Mortgaged		Certificates	S-218
Property	S-185	Certifying Certificateholder	S-256
60 Hudson Street Non-Controlling		Class	S-218
Note Holder	S-187	Class A-M Percentage Interest	S-220
60 Hudson Street Note A-2		Class A-M Trust Component	S-220
Securitization Date	S-185	Class A-M-PEZ Percentage Interest	S-220
60 Hudson Street Noteholders	S-185	Class B Percentage Interest	S-220
60 Hudson Street Pooling and		Class B Trust Component	S-220
Servicing Agreement	S-185	Class B-PEZ Percentage Interest	S-221
A Loan	S-175	Class C Percentage Interest	S-221
Acceptable Insurance Default	S-92	Class C Trust Component	S-221
Administrative Fee Rate	S-199	Class C-PEZ Percentage Interest	S-221
ADR	S-199	Class PEZ Component	S-221
Advance Rate	S-280	Class PEZ Component A-M	S-221
Advances	S-279	Class PEZ Component B	S-221
Allocated Loan Amount	S-199	Class PEZ Component C	S-221
Annual Debt Service	S-199	Class V Distribution Account	S-284
Anticipated Repayment Date	S-199	Class X-A Strip Rates	S-227
Appraisal Reduction Amount	S-226, S-248	Class X-C Strip Rates	S-227
Appraised Value	S-200	Clearstream	S-43, S-253
Appraised-Out Class	S-251	Clearstream Participants	S-255
ARD Loan	S-199	Closing Date	S-154
Article 122a	S-112	CMBS	S-128, S-143
Asset Status Report	S-316	Code	S-209
Assumed Final Distribution Date	S-243	Collection Account	S-284
Assumed Scheduled Payment	S-230	Collection Period	S-225
Authenticating Agent	S-171	COMM 2013-CCRE12 Certificate
Available Funds	S-223	Administrator	S-196
B Loan	S-175	COMM 2013-CCRE12 Directing
Balloon Balance	S-200	Holder	S-197
Balloon Loan	S-224

COMM 2013-CCRE12 Master		Distribution Date Statement	S-323
Servicer	S-196	DMARC	S-128
COMM 2013-CCRE12 Operating		DSCR	S-138, S-204
Advisor	S-196	DTC	S-43
COMM 2013-CCRE12 Pooling and		Due Date	S-178
Servicing Agreement	S-196	EEA	x, S-112
COMM 2013-CCRE12 Special		Eligible Operating Advisor	S-276
Servicer	S-196	ERISA	S-335
COMM 2013-CCRE12 Trustee	S-196	EU PROSPECTUS DIRECTIVE	x
Companion Loan	S-175	Euroclear	S-43
Companion Loan Securities	S-287	Euroclear Participants	S-255
Consultation Termination Event	S-269	Excess Interest	S-199
Control Eligible Certificates	S-270	Excess Liquidation Proceeds	S-307
Control Termination Event	S-270	Excess Liquidation Proceeds
Controlling Class	S-269	Account	S-285
Controlling Class Certificateholder	S-269	Exchange Act	S-134
Controlling Class Representative	S-268	Exchange Date	S-222
Corrected Mortgage Loan	S-316	Exchangeable Certificates	S-121, S-218
CPR	S-259	Exchangeable Distribution Account	S-284
CREFC NOI Adjustment Worksheet	S-330	Exchangeable Proportion	S-221
CREFC®	S-323	Exemption	S-335
CREFC® Investor Reporting		Exemption Rating Agency	S-336
Package	S-325	Expansion Parcel	S-212
CREFC® License Fee	S-200	FDIC	S-155
CREFC® License Fee Rate	S-200	FIEL	xi
CREFC® Operating Statement		Final Asset Status Report	S-274
Analysis Report	S-330	Fitch	S-276
Crossover Date	S-239	Form 8-K	S-218
Current LTV	S-200	FSMA	x
Custodian	S-168	GAAP	S-199
Cut-off Date	S-175	GACC	S-127
Cut-off Date Balance	S-175	GACC Data Tape	S-129
Cut-off Date Loan-to-Value Ratio	S-200	GACC Deal Team	S-129
Cut-off Date LTV	S-200	GACC Mortgage Loans	S-128
Cut-off Date LTV Ratio	S-200	GGP	S-101
Cut-off Date U/W NCF Debt Yield	S-200	GLA	S-201
Cut-off Date U/W NOI Debt Yield	S-201	Grantor Trust	S-332
DBRS	S-276	Holders	S-255
DBTCA	S-168	IDOT	S-177
Debt Service Coverage Ratio	S-204	Indirect Participants	S-254
Default Interest	S-226	Initial Outstanding Pool Balance	S-175
Default Rate	S-226	Initial Rate	S-199
Defaulted Mortgage Loan	S-308	Intercreditor Agreement	S-175
Defeasance	S-209	Interest Accrual Amount	S-226
Defeasance Collateral	S-209	Interest Accrual Period	S-226
Defeasance Option	S-209	Interest Payment Differential	S-207
Definitive Certificate	S-252	Interest Rate	S-201
Department	S-335	Interest Reserve Account	S-284
Depositaries	S-254	Interest Shortfall	S-226
Depositor	S-154	Interested Person	S-308
Determination Date	S-226	Investor Certification	S-328
Directing Holder	S-268	Investor Q&A Forum	S-327
Disclosable Special Servicer Fees	S-321	Investor Registry	S-327
Discount Rate	S-206	IO Group YM Distribution Amount	S-240
Distribution Account	S-284	Issuing Entity	S-154
Distribution Date	S-222	Kalahari Resort Companion Loan	S-194

Kalahari Resort Intercreditor		Mortgage Loan Purchase
Agreement	S-195	Agreements	S-291
Kalahari Resort Loan Combination	S-194	Mortgage Loan Seller	S-127
Kalahari Resort Mortgage Loan	S-194	Mortgage Loan Sellers	S-179
Kalahari Resort Mortgaged Property	S-194	Mortgage Loans	S-175
Kalahari Resort Non-Controlling		Mortgage Pool	S-174
Note Holder	S-196	Mortgage Rate	S-228
Kalahari Resort Noteholders	S-195	Mortgaged Properties	S-175
KBRA	S-276	Mortgaged Property	S-175
KeyBank	S-142	MSA	S-202
KeyBank Data Tape	S-143	Net Default Interest	S-226
KeyBank Mortgage Loans	S-143	Net Mortgage Pass-Through Rate	S-227
KeyBank Primary Servicing		Net Operating Income	S-202
Agreement	S-286	Net Prepayment Interest Excess	S-247
KeyBank Review Team	S-143	Net Prepayment Interest Shortfall	S-247
KeyBank Serviced Loans	S-162	Net REO Proceeds	S-225
Leased Fee	S-201	No Downgrade Confirmation	S-304
Liberty Island	S-147	NOI	S-202
Liberty Island Data Tape	S-152	NOI Date	S-202
Liberty Island Deal Team	S-152	Non-Controlling Note Holder	S-268
Liberty Island Mortgage Loans	S-148	Non-Offered Certificates	S-219
Liberty Island’s Parent	S-147	Nonrecoverable Advance	S-281
Liquidation Fee	S-318	Non-Reduced Certificates	S-161
Liquidation Proceeds	S-318	Non-Serviced Companion Loan	S-176
Loan Combination	S-176	Non-Serviced Loan Combination	S-176
Loan-Specific Directing Holder	S-268	Non-Serviced Mortgage Loan	S-176
Loan-to-Value Ratio	S-200	non-U.S. holder	C-3
Loss of Value Payment	S-293	Note	S-177
Lower-Tier Distribution Account	S-285	Notional Balance	S-219
Lower-Tier Regular Interests	S-331	NRA	S-202
Lower-Tier REMIC	S-40, S-331	NRSRO	S-298
LTV	S-138	NRSRO Certification	S-328
LTV Ratio	S-200	Occupancy	S-202
LTV Ratio at Maturity or ARD	S-201	Occupancy As-of Date	S-202
MAI	S-251	ODEQ	S-83
Major Decision	S-266	Offered Certificateholder	S-333
Master Servicer	S-156	Offered Certificates	S-218
Master Servicer Prepayment		Offsetting Modification Fees	S-321
Interest Shortfall Amount	S-246	OID Regulations	S-333
Master Servicer Remittance Date	S-278	Operating Advisor	S-171
Master Servicing Fee	S-313	Operating Advisor Consulting Fee	S-278
Master Servicing Fee Rate	S-313	Operating Advisor Fee	S-278
Material Breach	S-292	Operating Advisor Fee Rate	S-278
Material Document Defect	S-292	Operating Advisor Standard	S-274
Maturity Date LTV	S-201	Operating Advisor Termination
Modeling Assumptions	S-260	Event	S-275
Modification Fees	S-321	P&I Advance	S-278
Modified Mortgage Loan	S-252	Pads	S-203
Monthly Payment	S-224	PAR	S-148
Moody’s	S-276	PAR Primary Servicing Agreement	S-286
Morningstar	S-276	Pari Passu Companion Loan	S-177
Mortgage	S-177	Pari Passu Loan Primary Servicing
Mortgage Loan Documents	S-291	Fee Rate	S-229
Mortgage Loan Purchase		Participants	S-253
Agreement	S-179	Pass-Through Rate	S-226
		Paying Agent	S-168, S-170

Percentage Interest	S-223	S&P	S-276
Permitted Encumbrances	S-178	Saint Louis Galleria Intercreditor
Permitted Special Servicer/Affiliate		Agreement	S-188
Fees	S-322	Saint Louis Galleria Junior Non-
Plan	S-335	Pooled Component	S-187
Planned Principal Balance	S-239	Saint Louis Galleria Junior Non-
PMCC	S-148	Pooled Component Principal
PML	S-140, S-150	Balance	S-193
Pooling and Servicing Agreement	S-263	Saint Louis Galleria Junior Non-
PRC	xi	Pooled Net Rate	S-189, S-228
Prepayment Assumption	S-333	Saint Louis Galleria Junior Non-
Prepayment Interest Excess	S-246	Pooled Rate	S-188, S-228
Prepayment Interest Shortfall	S-245	Saint Louis Galleria Loan
Prepayment Premium	S-207	Combination	S-187
Prime Rate	S-280	Saint Louis Galleria Mortgage Loan	S-187
Principal Distribution Amount	S-229	Saint Louis Galleria Mortgage Loan
Principal Prepayments	S-225	Principal Balance	S-193
Private Certificates	S-218	Saint Louis Galleria Mortgage Loan
Privileged Information	S-274	REMIC	S-40, S-331
Privileged Information Exception	S-274	Saint Louis Galleria Mortgage Loan
Privileged Person	S-328	REMIC Distribution Account	S-285
Property Advances	S-279	Saint Louis Galleria Mortgage Loan
Prospectus Directive	xi	REMIC Regular Interests	S-331
PWP	S-148	Saint Louis Galleria Mortgaged
Qualified Affiliate	S-296	Property	S-187
qualified intermediary	C-3	Saint Louis Galleria Non-Directing
Qualified Substitute Mortgage Loan	S-293	Holder	S-194
Rating Agencies	S-340	Saint Louis Galleria Noteholders	S-188
REA	S-70	Saint Louis Galleria Percentage
Realized Loss	S-243	Interest	S-192
Record Date	S-222	Saint Louis Galleria Senior Pari
Regular Certificates	S-218	Passu Companion Loan	S-187
Related Proceeds	S-281	Saint Louis Galleria Senior Pari
Release Date	S-209	Passu Companion Loan Principal
Relevant Implementation Date	xi	Balance	S-193
RELEVANT PERSONS	x	Saint Louis Galleria Senior Pari
REMIC	S-123, S-331	Passu Net Rate	S-189
REMIC Regulations	S-331	Saint Louis Galleria Senior Pari
Removed Mortgage Loan	S-292	Passu Rate	S-188, S-228
REO Account	S-218	Saint Louis Galleria Senior Pooled
REO Loan	S-230	Component	S-187
REO Property	S-218	Saint Louis Galleria Senior Pooled
REO Tax	S-306	Component Principal Balance	S-193
Replacement Mortgage Loan	S-292	Saint Louis Galleria Sequential Pay
Repurchase Price	S-292	Event	S-193
Requesting Holders	S-251	SAM	S-171
Requesting Party	S-302	SEC	S-134
Reserve Accounts	S-178	Securities Act	S-329
Residual Certificates	S-218	Securitization Retention
Restricted Group	S-337	Requirements	S-113
Restricted Party	S-274	SEL	S-140, S-150
Revised Rate	S-199	Sequential Pay Certificate	S-218
RevPar	S-202	Sequential Pay Certificates	S-218
Rooms	S-203	Serviced Companion Loan	S-176
Rule 17g-5	S-300	Serviced Loan Combination	S-176
Rules	S-254

Serviced Pari Passu Companion		Trustee/Certificate Administrator
Loan	S-176	Fee Rate	S-170
Serviced REO Property	S-218	TTM	S-202
Servicer Termination Events	S-296	U.S. Bank	S-165
Servicing Compensation	S-313	U.S. Obligations	S-207
Servicing Fee	S-313	U.S. person	C-3
Servicing Fee Rate	S-313	U.S. withholding agent	C-3
Servicing Standard	S-265	U/W EGI	S-204
Servicing Transfer Event	S-315	U/W NCF	S-202
SF	S-202	U/W NCF Debt Yield	S-200
Similar Law	S-335	U/W NCF DSCR	S-204
Situs	S-171	U/W NOI	S-202
Situs Holdings	S-171	U/W NOI Debt Yield	S-201
SLG Net Rate	S-229	U/W NOI DSCR	S-204
SLG Realized Loss	S-244	U/W Revenue	S-204
Small Loan Appraisal Estimate	S-249	Underwriters	S-154, S-338
SMMEA	S-337	Underwriting Agreement	S-338
Sole Certificateholder	S-312	Underwritten NCF	S-202
Special Servicer	S-156	Underwritten NCF Debt Yield	S-200
Special Servicing Fee	S-317	Underwritten NCF DSCR	S-204
Specially Serviced Loan	S-314	Underwritten Net Cash Flow	S-202
Sponsor	S-127	Underwritten Net Operating Income	S-202
Sponsors	S-179	Underwritten NOI	S-202
Sq. Ft	S-202	Underwritten NOI Debt Yield	S-201
Square Feet	S-202	Underwritten NOI DSCR	S-204
Stated Principal Balance	S-245	Units	S-203
Subordinate Certificates	S-247	Unliquidated Advance	S-283
Subordinate Companion Loan	S-177	Unscheduled Payments	S-224
Sub-Servicing Entity	S-297	Updated Appraisal	S-249
T-12	S-202	Upper-Tier Distribution Account	S-285
Term to Maturity	S-202	Upper-Tier REMIC	S-40, S-331
Terms and Conditions	S-255	Voting Rights	S-304
TIA	S-301	Weighted Average Net Mortgage
TIA Applicability Determination	S-301	Pass-Through Rate	S-227
Tranche Percentage Interest	S-221	Wells Fargo	S-156
TRIPRA	S-93	Withheld Amounts	S-284
Trust Component	S-221	Workout Fee	S-317
Trust REMIC	S-40	Workout-Delayed Reimbursement
Trust REMICs	S-331	Amount	S-282
Trustee	S-165	Yield Maintenance Charge	S-206
Trustee/Certificate Administrator
Fee	S-170

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed					Interest
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity or	Property	Property	Interest	Total	Additional	Administrative	Accrual
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	ARD Balance($)	Type	Type(5)	Rate	Strip	Strip	Fee Rate(6)	Basis
Loan	1	60 Hudson Street(28)	11.3%	1	GACC	GACC	125,000,000	125,000,000	125,000,000	Office	Data Center	4.00000%	0.1025%	0.0000%	0.1025%	Actual/360
Loan	2	Saint Louis Galleria(28)	9.0%	1	GACC	GACC	100,000,000	100,000,000	100,000,000	Retail	Super Regional Mall	3.37938%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	1	GACC/LIG	GACC/LIG	100,000,000	99,846,826	76,394,773	Hospitality	Full Service	5.61000%	0.0590%	0.0000%	0.0590%	Actual/360
Loan	4	175 West Jackson(28)	8.1%	1	GACC	GACC	90,000,000	90,000,000	79,805,543	Office	CBD	5.08600%	0.1025%	0.0000%	0.1025%	Actual/360
Loan	5	Hilton Universal Studios	7.7%	1	GACC	GACC	85,000,000	84,899,929	70,121,570	Hospitality	Full Service	5.11000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	6	iStorage Portfolio 3	4.7%	10	CCRE	CCRE	51,750,000	51,750,000	44,810,594	Self Storage	Self Storage	5.02800%	0.1240%	0.0200%	0.1040%	Actual/360
Property	6.01	iStorage Burlington	0.7%	1	CCRE	CCRE	8,000,000	8,000,000		Self Storage	Self Storage
Property	6.02	iStorage Washington Township	0.5%	1	CCRE	CCRE	6,000,000	6,000,000		Self Storage	Self Storage
Property	6.03	iStorage Blackwood	0.5%	1	CCRE	CCRE	5,600,000	5,600,000		Self Storage	Self Storage
Property	6.04	iStorage Cape May	0.5%	1	CCRE	CCRE	5,600,000	5,600,000		Self Storage	Self Storage
Property	6.05	iStorage Smithville	0.5%	1	CCRE	CCRE	5,400,000	5,400,000		Self Storage	Self Storage
Property	6.06	iStorage West Deptford	0.4%	1	CCRE	CCRE	4,600,000	4,600,000		Self Storage	Self Storage
Property	6.07	iStorage Howell	0.4%	1	CCRE	CCRE	4,500,000	4,500,000		Self Storage	Self Storage
Property	6.08	iStorage Mullica Hill	0.4%	1	CCRE	CCRE	4,500,000	4,500,000		Self Storage	Self Storage
Property	6.09	iStorage Aston	0.4%	1	CCRE	CCRE	4,500,000	4,500,000		Self Storage	Self Storage
Property	6.10	iStorage Akron	0.3%	1	CCRE	CCRE	3,050,000	3,050,000		Self Storage	Self Storage
Loan	7	Esplanade at City Park	3.9%	1	GACC	GACC	43,500,000	43,500,000	40,019,508	Multifamily	Mid-Rise	4.84000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	8	Lloyd Crossing	2.7%	1	CCRE	CCRE	30,000,000	30,000,000	27,182,130	Retail	Anchored	5.11650%	0.1240%	0.0000%	0.1240%	Actual/360
Loan	9	Morgan Houston Portfolio	2.7%	3	GACC	GACC	30,000,000	30,000,000	25,662,105	Multifamily	Garden	5.01000%	0.0140%	0.0000%	0.0140%	Actual/360
Property	9.01	The Veranda	1.2%	1	GACC	GACC	13,500,000	13,500,000		Multifamily	Garden
Property	9.02	Stone Ridge	0.9%	1	GACC	GACC	9,525,000	9,525,000		Multifamily	Garden
Property	9.03	University Green	0.6%	1	GACC	GACC	6,975,000	6,975,000		Multifamily	Garden
Loan	10	STG Portfolio	2.3%	5	CCRE	CCRE	25,000,000	25,000,000	20,942,978	Various	Various	5.59550%	0.1240%	0.0200%	0.1040%	Actual/360
Property	10.01	Jacuzzi Street	0.9%	1	CCRE	CCRE	10,487,000	10,487,000		Industrial	Flex
Property	10.02	Telegraph Avenue	0.8%	1	CCRE	CCRE	8,351,000	8,351,000		Office	Suburban
Property	10.03	Beaverton	0.2%	1	CCRE	CCRE	2,346,000	2,346,000		Office	Suburban
Property	10.04	Blume Drive	0.2%	1	CCRE	CCRE	1,950,000	1,950,000		Office	Suburban
Property	10.05	Lakeside Drive	0.2%	1	CCRE	CCRE	1,866,000	1,866,000		Industrial	Flex
Loan	11	Abbotts Square	2.2%	1	CCRE	CCRE	24,000,000	24,000,000	20,912,858	Mixed Use	Retail/Office/Multifamily	5.28050%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	12	Lancaster Commerce Center	2.2%	1	KeyBank	KeyBank	24,000,000	23,967,349	21,897,137	Retail	Shadow Anchored	4.32000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	13	Garden Ridge HQ	2.1%	1	CCRE	CCRE	23,237,500	23,237,500	21,776,966	Industrial	Warehouse/Distribution	4.79900%	0.1340%	0.0000%	0.1340%	Actual/360
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	4	GACC	GACC	20,250,000	20,223,237	18,523,816	Office	Suburban	4.48000%	0.0140%	0.0000%	0.0140%	Actual/360
Property	14.01	Acadian Centre	0.6%	1	GACC	GACC	7,187,838	7,178,338		Office	Suburban
Property	14.02	Corporate Atrium	0.6%	1	GACC	GACC	6,677,027	6,668,202		Office	Suburban
Property	14.03	Citiplace II	0.3%	1	GACC	GACC	3,320,270	3,315,882		Office	Suburban
Property	14.04	Corporate II	0.3%	1	GACC	GACC	3,064,865	3,060,814		Office	Suburban
Loan	15	Yedla Hospitality Portfolio	1.6%	3	CCRE	CCRE	18,240,000	18,240,000	13,963,202	Hospitality	Limited Service	5.66700%	0.1240%	0.0200%	0.1040%	Actual/360
Property	15.01	Marriott Courtyard Decatur	0.8%	1	CCRE	CCRE	9,240,000	9,240,000		Hospitality	Limited Service
Property	15.02	Hampton Inn Huntsville	0.4%	1	CCRE	CCRE	4,550,000	4,550,000		Hospitality	Limited Service
Property	15.03	Hampton Inn Decatur	0.4%	1	CCRE	CCRE	4,450,000	4,450,000		Hospitality	Limited Service
Loan	16	Park Plaza	1.6%	1	CCRE	CCRE	18,000,000	18,000,000	16,198,303	Office	Suburban	4.75000%	0.1340%	0.0000%	0.1340%	Actual/360
Loan	17	El Gran Sol	1.6%	1	GACC	GACC	17,835,000	17,835,000	15,337,030	Multifamily	Garden	4.76000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	18	1020-1084 N Delaware Ave	1.6%	1	CCRE	CCRE	17,300,000	17,300,000	14,281,912	Office	CBD	5.13000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	19	Otter Creek Shopping Center	1.5%	1	GACC	GACC	17,000,000	16,962,821	14,054,847	Retail	Anchored	5.17500%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	20	Carmel Mission Inn	1.3%	1	GACC	GACC	14,500,000	14,483,492	13,429,669	Hospitality	Full Service	5.29000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	21	525 West 22nd Street	1.3%	1	CCRE	CCRE	14,200,000	14,200,000	14,200,000	Retail	Unanchored	5.19150%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	22	Albertson's San Diego	1.2%	1	GACC	GACC	12,750,000	12,734,680	10,480,764	Retail	Single Tenant	5.00000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	23	Earthbound Farm Yuma	1.1%	1	CCRE	CCRE	12,600,000	12,600,000	10,408,553	Industrial	Warehouse/Distribution	5.15000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	24	El Sol del Prado	1.1%	1	GACC	GACC	12,386,000	12,386,000	10,651,216	Multifamily	Garden	4.76000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	25	Plaza Riviera	1.1%	1	CCRE	CCRE	12,000,000	11,985,651	9,872,610	Office	Suburban	5.02600%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	26	Harker Heights Medical Pavilion	1.0%	1	KeyBank	KeyBank	10,650,000	10,637,109	8,743,079	Office	Medical	4.96000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	1	GACC	GACC	10,528,197	10,528,197	9,322,659	Hospitality	Limited Service	5.02000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	28	Windsor Landing Apartments	0.9%	1	GACC	GACC	10,500,000	10,500,000	8,917,323	Multifamily	Garden	5.21000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	29	Akron Centre Plaza	0.9%	1	KeyBank	KeyBank	9,870,000	9,870,000	8,155,987	Office	CBD	5.16000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	30	Washington Valley Apartments	0.9%	1	CCRE	CCRE	9,450,000	9,450,000	7,139,620	Multifamily	Garden	5.40750%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	31	Commons at Little Falls	0.8%	1	GACC	GACC	9,300,000	9,288,299	8,543,688	Office	Suburban	4.75000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	32	Stonegate Village Apartments	0.8%	1	GACC	GACC	9,050,000	9,050,000	7,988,894	Multifamily	Garden	4.88000%	0.0540%	0.0000%	0.0540%	Actual/360
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	1	GACC	GACC	7,897,466	7,897,466	6,993,162	Hospitality	Extended Stay	5.02000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	34	6th and Rio Retail	0.7%	1	CCRE	CCRE	7,500,000	7,500,000	6,196,761	Retail	Unanchored	5.15600%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	35	Parkwood Plaza	0.6%	1	CCRE	CCRE	6,900,000	6,892,159	5,726,876	Retail	Shadow Anchored	5.30000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	36	Woodlands Centre	0.6%	1	CCRE	CCRE	6,500,000	6,500,000	6,118,704	Office	Suburban	5.17200%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	37	Courtyards at San Jose	0.6%	1	CCRE	CCRE	6,200,000	6,200,000	5,715,176	Multifamily	Garden	4.96950%	0.0840%	0.0000%	0.0840%	Actual/360
Loan	38	Brooks Edge Plaza	0.5%	1	CCRE	CCRE	5,500,000	5,500,000	4,804,426	Retail	Anchored	5.38200%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	39	Metro Village Apartments	0.5%	1	KeyBank	KeyBank	5,150,000	5,150,000	4,717,133	Multifamily	Garden	4.56000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	40	Sedona Ridge	0.5%	1	GACC	GACC	5,040,000	5,033,717	4,115,759	Multifamily	Garden	4.80000%	0.0140%	0.0000%	0.0140%	Actual/360
Loan	41	Eden of Easton Apartments	0.4%	1	KeyBank	KeyBank	4,850,000	4,811,583	3,892,503	Multifamily	Garden	4.29000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	42	Scott and White Healthcare Clinics	0.4%	1	CCRE	CCRE	4,777,000	4,777,000	4,415,644	Office	Medical	5.15300%	0.0940%	0.0000%	0.0940%	Actual/360
Loan	43	Metro Mini Storage The Woodlands	0.4%	1	CCRE	CCRE	4,750,000	4,744,449	3,923,607	Self Storage	Self Storage	5.15000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	44	Madison Heights Self Storage	0.4%	1	CCRE	CCRE	4,425,000	4,419,938	3,668,483	Self Storage	Self Storage	5.26400%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	45	Walgreens - Silsbee, TX	0.4%	1	KeyBank	KeyBank	4,250,000	4,250,000	3,678,422	Retail	Single Tenant	5.01000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	46	Mini Stor San Rafael	0.4%	1	CCRE	CCRE	4,000,000	3,995,264	3,296,642	Self Storage	Self Storage	5.08000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	1	KeyBank	KeyBank	3,936,000	3,936,000	3,255,608	Self Storage	Self Storage	5.19000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	48	Flats at Cotton Council	0.3%	1	CCRE	CCRE	3,800,000	3,795,762	3,163,872	Multifamily	Student Housing	5.40000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	49	Keep It Self Storage - Van Nuys	0.3%	1	KeyBank	KeyBank	3,714,000	3,714,000	3,071,985	Self Storage	Self Storage	5.19000%	0.0190%	0.0000%	0.0190%	Actual/360
Loan	50	Metro Mini Storage College Station	0.3%	1	CCRE	CCRE	3,350,000	3,346,085	2,767,176	Self Storage	Self Storage	5.15000%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	51	Burns Corners Shopping Center	0.2%	1	CCRE	CCRE	2,735,000	2,735,000	2,077,337	Retail	Shadow Anchored	5.44200%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	52	Dickinson 16	0.1%	1	CCRE	CCRE	1,625,000	1,618,983	696,306	Multifamily	Garden	5.12400%	0.1240%	0.0200%	0.1040%	Actual/360
Loan	53	Big 5 El Cerrito	0.1%	1	GACC	GACC	1,175,000	1,173,702	979,831	Retail	Single Tenant	5.45000%	0.0140%	0.0000%	0.0140%	Actual/360

A-1-1

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Original	Remaining	Original	Remaining	First				Annual	Monthly	Remaining
Property			Initial Pool	Term to	Term to	Amortization	Amortization	Payment	Maturity	ARD Loan	Final	Debt	Debt	Interest Only
Flag	ID	Property Name	Balance	Maturity or ARD	Maturity or ARD	Term	Term	Date	or ARD Date(7)	(Yes/No)(7)	Maturity Date(7)	Service($)(8)	Service($)(8)	Period
Loan	1	60 Hudson Street(28)	11.3%	120	119	0	0	12/06/2013	11/06/2023	Yes	11/06/2043	5,069,444	422,454	119
Loan	2	Saint Louis Galleria(28)	9.0%	60	59	0	0	12/01/2013	11/01/2018	No	11/01/2018	3,426,313	285,526	59
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	120	119	300	299	12/06/2013	11/06/2023	No	11/06/2023	7,448,087	620,674
Loan	4	175 West Jackson(28)	8.1%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	5,854,570	487,881	35
Loan	5	Hilton Universal Studios	7.7%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	5,544,357	462,030
Loan	6	iStorage Portfolio 3	4.7%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	3,344,297	278,691	24
Property	6.01	iStorage Burlington	0.7%
Property	6.02	iStorage Washington Township	0.5%
Property	6.03	iStorage Blackwood	0.5%
Property	6.04	iStorage Cape May	0.5%
Property	6.05	iStorage Smithville	0.5%
Property	6.06	iStorage West Deptford	0.4%
Property	6.07	iStorage Howell	0.4%
Property	6.08	iStorage Mullica Hill	0.4%
Property	6.09	iStorage Aston	0.4%
Property	6.10	iStorage Akron	0.3%
Loan	7	Esplanade at City Park	3.9%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	2,751,388	229,282	60
Loan	8	Lloyd Crossing	2.7%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	1,958,271	163,189	48
Loan	9	Morgan Houston Portfolio	2.7%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	1,934,759	161,230	17
Property	9.01	The Veranda	1.2%
Property	9.02	Stone Ridge	0.9%
Property	9.03	University Green	0.6%
Loan	10	STG Portfolio	2.3%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	1,721,386	143,449
Property	10.01	Jacuzzi Street	0.9%
Property	10.02	Telegraph Avenue	0.8%
Property	10.03	Beaverton	0.2%
Property	10.04	Blume Drive	0.2%
Property	10.05	Lakeside Drive	0.2%
Loan	11	Abbotts Square	2.2%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	1,595,792	132,983	24
Loan	12	Lancaster Commerce Center	2.2%	60	59	360	359	12/01/2013	11/01/2018	No	11/01/2018	1,428,614	119,051
Loan	13	Garden Ridge HQ	2.1%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	1,462,861	121,905	71
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	60	59	360	359	12/06/2013	11/06/2018	No	11/06/2018	1,228,359	102,363
Property	14.01	Acadian Centre	0.6%
Property	14.02	Corporate Atrium	0.6%
Property	14.03	Citiplace II	0.3%
Property	14.04	Corporate II	0.3%
Loan	15	Yedla Hospitality Portfolio	1.6%	120	120	300	300	01/06/2014	12/06/2023	No	12/06/2023	1,366,031	113,836
Property	15.01	Marriott Courtyard Decatur	0.8%
Property	15.02	Hampton Inn Huntsville	0.4%
Property	15.03	Hampton Inn Decatur	0.4%
Loan	16	Park Plaza	1.6%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	1,126,758	93,897	47
Loan	17	El Gran Sol	1.6%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	1,117,720	93,143	23
Loan	18	1020-1084 N Delaware Ave	1.6%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	1,130,994	94,249
Loan	19	Otter Creek Shopping Center	1.5%	120	118	360	358	11/06/2013	10/06/2023	No	10/06/2023	1,117,038	93,086
Loan	20	Carmel Mission Inn	1.3%	60	59	360	359	12/06/2013	11/06/2018	No	11/06/2018	965,150	80,429
Loan	21	525 West 22nd Street	1.3%	120	120	0	0	01/06/2014	12/06/2023	No	12/06/2023	747,432	62,286	120
Loan	22	Albertson's San Diego	1.2%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	821,337	68,445
Loan	23	Earthbound Farm Yuma	1.1%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	825,592	68,799
Loan	24	El Sol del Prado	1.1%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	776,231	64,686	23
Loan	25	Plaza Riviera	1.1%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	775,313	64,609
Loan	26	Harker Heights Medical Pavilion	1.0%	120	119	360	359	12/01/2013	11/01/2023	No	11/01/2023	682,937	56,911
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	679,757	56,646	36
Loan	28	Windsor Landing Apartments	0.9%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	692,658	57,722	11
Loan	29	Akron Centre Plaza	0.9%	120	120	360	360	01/01/2014	12/01/2023	No	12/01/2023	647,443	53,954
Loan	30	Washington Valley Apartments	0.9%	60	60	180	180	01/06/2014	12/06/2018	No	12/06/2018	921,016	76,751
Loan	31	Commons at Little Falls	0.8%	60	59	360	359	12/06/2013	11/06/2018	No	11/06/2018	582,158	48,513
Loan	32	Stonegate Village Apartments	0.8%	120	119	360	360	12/06/2013	11/06/2023	No	11/06/2023	575,050	47,921	35
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	509,903	42,492	36
Loan	34	6th and Rio Retail	0.7%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	491,756	40,980
Loan	35	Parkwood Plaza	0.6%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	459,792	38,316
Loan	36	Woodlands Centre	0.6%	60	60	360	360	01/06/2014	12/06/2018	No	12/06/2018	426,958	35,580	12
Loan	37	Courtyards at San Jose	0.6%	60	60	360	360	01/06/2014	12/06/2018	No	12/06/2018	398,010	33,167
Loan	38	Brooks Edge Plaza	0.5%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	369,869	30,822	24
Loan	39	Metro Village Apartments	0.5%	60	60	360	360	01/01/2014	12/01/2018	No	12/01/2018	315,339	26,278
Loan	40	Sedona Ridge	0.5%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	317,318	26,443
Loan	41	Eden of Easton Apartments	0.4%	120	114	360	354	07/01/2013	06/01/2023	No	06/01/2023	287,673	23,973
Loan	42	Scott and White Healthcare Clinics	0.4%	120	120	360	360	01/06/2014	12/06/2023	No	12/06/2023	313,110	26,093	60
Loan	43	Metro Mini Storage The Woodlands	0.4%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	311,235	25,936
Loan	44	Madison Heights Self Storage	0.4%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	293,681	24,473
Loan	45	Walgreens - Silsbee, TX	0.4%	120	120	360	360	01/01/2014	12/01/2023	Yes	01/01/2035	274,091	22,841	24
Loan	46	Mini Stor San Rafael	0.4%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	260,026	21,669
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	120	120	360	360	01/01/2014	12/01/2023	No	12/01/2023	259,064	21,589
Loan	48	Flats at Cotton Council	0.3%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	256,058	21,338
Loan	49	Keep It Self Storage - Van Nuys	0.3%	120	120	360	360	01/01/2014	12/01/2023	No	12/01/2023	244,452	20,371
Loan	50	Metro Mini Storage College Station	0.3%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	219,503	18,292
Loan	51	Burns Corners Shopping Center	0.2%	120	120	300	300	01/06/2014	12/06/2023	No	12/06/2023	200,408	16,701
Loan	52	Dickinson 16	0.1%	120	119	180	179	12/06/2013	11/06/2023	No	11/06/2023	155,467	12,956
Loan	53	Big 5 El Cerrito	0.1%	120	119	360	359	12/06/2013	11/06/2023	No	11/06/2023	79,617	6,635

A-1-2

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Crossed								FIRREA	Cut-off
Property			Initial Pool		Cash	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Balance	Lockbox(9)	Management(10)	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date(13)	(Yes/No)	Ratio(11)(13)	Maturity or ARD(11)(13)
Loan	1	60 Hudson Street(28)	11.3%	Hard	In Place	No		4.76x	4.53x	0	6	977,000,000	09/11/2013	Yes	28.7%	28.7%
Loan	2	Saint Louis Galleria(28)	9.0%	Hard	Springing	No		3.70x	3.58x	0	1	449,000,000	09/16/2013	Yes	43.4%	43.4%
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	Hard	Springing	No		2.39x	2.06x	0	6	233,700,000	07/29/2013	Yes	55.5%	42.5%
Loan	4	175 West Jackson(28)	8.1%	Hard	In Place	No		1.62x	1.44x	0	6	410,000,000	06/24/2013	Yes	68.3%	60.6%
Loan	5	Hilton Universal Studios	7.7%	Hard	Springing	No		2.02x	1.71x	0	6	127,800,000	08/21/2013	Yes	66.4%	54.9%
Loan	6	iStorage Portfolio 3	4.7%	Soft	Springing	No		1.38x	1.34x	0	6	77,250,000	Various	Yes	67.0%	58.0%
Property	6.01	iStorage Burlington	0.7%									12,000,000	10/10/2013	Yes
Property	6.02	iStorage Washington Township	0.5%									8,640,000	10/11/2013	Yes
Property	6.03	iStorage Blackwood	0.5%									6,600,000	10/11/2013	Yes
Property	6.04	iStorage Cape May	0.5%									6,590,000	10/10/2013	Yes
Property	6.05	iStorage Smithville	0.5%									7,010,000	10/10/2013	Yes
Property	6.06	iStorage West Deptford	0.4%									6,950,000	10/11/2013	Yes
Property	6.07	iStorage Howell	0.4%									11,200,000	10/10/2013	Yes
Property	6.08	iStorage Mullica Hill	0.4%									7,190,000	10/11/2013	Yes
Property	6.09	iStorage Aston	0.4%									7,170,000	10/12/2013	Yes
Property	6.10	iStorage Akron	0.3%									3,900,000	10/12/2013	Yes
Loan	7	Esplanade at City Park	3.9%	Soft	Springing	No		1.38x	1.36x	0	6	58,300,000	10/25/2014	Yes	74.6%	68.6%
Loan	8	Lloyd Crossing	2.7%	Hard	Springing	No		1.50x	1.37x	0	6	43,400,000	10/16/2013	Yes	69.1%	62.6%
Loan	9	Morgan Houston Portfolio	2.7%	Soft	In Place	No		1.54x	1.45x	0	6	40,000,000	08/28/2013	Yes	75.0%	64.2%
Property	9.01	The Veranda	1.2%									18,000,000	08/28/2013	Yes
Property	9.02	Stone Ridge	0.9%									12,700,000	08/28/2013	Yes
Property	9.03	University Green	0.6%									9,300,000	08/28/2013	Yes
Loan	10	STG Portfolio	2.3%	Soft Springing Hard	Springing	No		1.61x	1.37x	0	6	36,910,000	Various	Yes	67.7%	56.7%
Property	10.01	Jacuzzi Street	0.9%									14,830,000	10/07/2013	Yes
Property	10.02	Telegraph Avenue	0.8%									11,810,000	10/07/2013	Yes
Property	10.03	Beaverton	0.2%									3,910,000	10/07/2013	Yes
Property	10.04	Blume Drive	0.2%									3,250,000	10/02/2013	Yes
Property	10.05	Lakeside Drive	0.2%									3,110,000	10/07/2013	Yes
Loan	11	Abbotts Square	2.2%	Hard	Springing	No		1.25x	1.20x	0	6	31,750,000	11/01/2014	Yes	75.6%	65.9%
Loan	12	Lancaster Commerce Center	2.2%	Hard	Springing	No		1.77x	1.53x	5	1	37,700,000	08/15/2013	Yes	63.6%	58.1%
Loan	13	Garden Ridge HQ	2.1%	Hard	Springing	No		1.55x	1.38x	0	6	35,750,000	10/01/2013	Yes	65.0%	60.9%
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	Hard	Springing	No		1.90x	1.68x	0	6	28,150,000	09/06/2013	Yes	71.8%	65.8%
Property	14.01	Acadian Centre	0.6%									10,750,000	09/06/2013	Yes
Property	14.02	Corporate Atrium	0.6%									9,250,000	09/06/2013	Yes
Property	14.03	Citiplace II	0.3%									4,450,000	09/06/2013	Yes
Property	14.04	Corporate II	0.3%									3,700,000	09/06/2013	Yes
Loan	15	Yedla Hospitality Portfolio	1.6%	Hard	Springing	No		1.52x	1.34x	0	6	27,100,000	08/06/2013	Yes	67.3%	51.5%
Property	15.01	Marriott Courtyard Decatur	0.8%									11,000,000	08/06/2013	Yes
Property	15.02	Hampton Inn Huntsville	0.4%									7,200,000	08/06/2013	Yes
Property	15.03	Hampton Inn Decatur	0.4%									8,900,000	08/06/2013	Yes
Loan	16	Park Plaza	1.6%	Hard	Springing	No		1.93x	1.76x	0	6	24,000,000	10/14/2013	Yes	75.0%	67.5%
Loan	17	El Gran Sol	1.6%	Soft	Springing	No	Yes - A	1.74x	1.62x	0	6	24,050,000	10/08/2013	Yes	74.2%	63.8%
Loan	18	1020-1084 N Delaware Ave	1.6%	Hard	Springing	No		1.52x	1.37x	0	6	24,300,000	09/26/2013	Yes	71.2%	58.8%
Loan	19	Otter Creek Shopping Center	1.5%	Hard	In Place	No		1.56x	1.41x	0	6	23,000,000	08/28/2013	Yes	73.8%	61.1%
Loan	20	Carmel Mission Inn	1.3%	Hard	Springing	No		1.97x	1.68x	0	6	24,800,000	09/26/2013	Yes	58.4%	54.2%
Loan	21	525 West 22nd Street	1.3%	Hard	Springing	No		1.57x	1.55x	0	6	25,000,000	11/01/2013	Yes	56.8%	56.8%
Loan	22	Albertson's San Diego	1.2%	Hard	Springing	No		1.31x	1.31x	0	6	17,500,000	09/10/2013	Yes	72.8%	59.9%
Loan	23	Earthbound Farm Yuma	1.1%	Hard	In Place	No		1.53x	1.40x	0	6	17,850,000	10/10/2013	Yes	70.6%	58.3%
Loan	24	El Sol del Prado	1.1%	Soft	Springing	No	Yes - A	2.01x	1.86x	0	6	17,180,000	10/08/2013	Yes	72.1%	62.0%
Loan	25	Plaza Riviera	1.1%	Hard	Springing	No		1.51x	1.43x	0	6	16,500,000	07/18/2013	Yes	72.6%	59.8%
Loan	26	Harker Heights Medical Pavilion	1.0%	Soft	Springing	No		1.53x	1.38x	5	1	15,500,000	05/20/2013	Yes	68.6%	56.4%
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	Hard	Springing	No	Yes - B	2.73x	2.47x	0	6	16,000,000	10/01/2013	Yes	65.8%	58.3%
Loan	28	Windsor Landing Apartments	0.9%	Springing Soft	Springing	No		1.32x	1.25x	0	6	14,000,000	09/19/2013	Yes	75.0%	63.7%
Loan	29	Akron Centre Plaza	0.9%	Hard	Springing	No		1.81x	1.33x	5	1	14,100,000	10/18/2013	Yes	70.0%	57.8%
Loan	30	Washington Valley Apartments	0.9%	Soft	Springing	No		1.77x	1.75x	0	6	13,900,000	09/16/2013	Yes	68.0%	51.4%
Loan	31	Commons at Little Falls	0.8%	Hard	Springing	No		1.77x	1.69x	0	6	13,400,000	09/11/2013	Yes	69.3%	63.8%
Loan	32	Stonegate Village Apartments	0.8%	Springing Soft	Springing	No		1.77x	1.64x	0	6	12,900,000	02/26/2014	Yes	70.2%	61.9%
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	Hard	Springing	No	Yes - B	3.32x	3.04x	0	6	12,500,000	10/01/2013	Yes	63.2%	55.9%
Loan	34	6th and Rio Retail	0.7%	Hard	In Place	No		1.58x	1.53x	0	6	9,900,000	10/01/2013	Yes	75.8%	62.6%
Loan	35	Parkwood Plaza	0.6%	Hard	Springing	No		1.43x	1.37x	0	6	9,400,000	09/10/2013	Yes	73.3%	60.9%
Loan	36	Woodlands Centre	0.6%	Hard	Springing	No		1.56x	1.40x	0	6	8,690,000	10/02/2013	Yes	74.8%	70.4%
Loan	37	Courtyards at San Jose	0.6%	Springing Soft	Springing	No		2.22x	2.15x	0	6	10,200,000	10/01/2013	Yes	60.8%	56.0%
Loan	38	Brooks Edge Plaza	0.5%	Soft Springing Hard	Springing	No		2.37x	2.14x	0	6	13,200,000	10/10/2013	Yes	41.7%	36.4%
Loan	39	Metro Village Apartments	0.5%	Springing Soft	Springing	No		1.53x	1.44x	0	1	7,000,000	10/25/2013	Yes	73.6%	67.4%
Loan	40	Sedona Ridge	0.5%	Soft	Springing	No		2.15x	1.79x	0	6	8,400,000	09/05/2013	Yes	59.9%	49.0%
Loan	41	Eden of Easton Apartments	0.4%	Soft	Springing	No		2.24x	1.74x	5	1	7,900,000	04/22/2013	Yes	60.9%	49.3%
Loan	42	Scott and White Healthcare Clinics	0.4%	Springing Hard	Springing	No		1.60x	1.59x	0	6	8,380,000	09/17/2013	Yes	57.0%	52.7%
Loan	43	Metro Mini Storage The Woodlands	0.4%	Soft	Springing	No	Yes - C	1.42x	1.38x	0	6	6,500,000	09/20/2013	Yes	73.0%	60.4%
Loan	44	Madison Heights Self Storage	0.4%	Springing Soft	Springing	No		1.51x	1.47x	0	6	5,900,000	04/23/2013	Yes	74.9%	62.2%
Loan	45	Walgreens - Silsbee, TX	0.4%	Hard	In Place	No		1.32x	1.31x	5	1	5,900,000	10/16/2013	Yes	72.0%	62.3%
Loan	46	Mini Stor San Rafael	0.4%	Springing Hard	Springing	No		2.31x	2.27x	0	6	7,320,000	10/02/2013	Yes	54.6%	45.0%
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	NAP	NAP	No	Yes - D	1.39x	1.36x	0	1	5,320,000	10/24/2013	Yes	74.0%	61.2%
Loan	48	Flats at Cotton Council	0.3%	Hard	In Place	No		1.41x	1.34x	0	6	5,700,000	09/18/2013	Yes	66.6%	55.5%
Loan	49	Keep It Self Storage - Van Nuys	0.3%	NAP	NAP	No	Yes - D	1.37x	1.35x	0	1	5,420,000	10/24/2013	Yes	68.5%	56.7%
Loan	50	Metro Mini Storage College Station	0.3%	Soft	Springing	No	Yes - C	1.51x	1.46x	0	6	5,000,000	09/20/2013	Yes	66.9%	55.3%
Loan	51	Burns Corners Shopping Center	0.2%	Hard	Springing	No		1.62x	1.51x	0	6	3,900,000	08/27/2013	Yes	70.1%	53.3%
Loan	52	Dickinson 16	0.1%	Soft	Springing	No		1.98x	1.95x	0	6	2,500,000	10/24/2013	Yes	64.8%	27.9%
Loan	53	Big 5 El Cerrito	0.1%	Hard	In Place	No		1.97x	1.77x	0	6	3,100,000	09/30/2013	Yes	37.9%	31.6%

A-1-3

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool						Year	Year
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code	Built	Renovated
Loan	1	60 Hudson Street(28)	11.3%	60 Hudson Street	New York	New York	NY	10013	1928-1930	2013
Loan	2	Saint Louis Galleria(28)	9.0%	1155 Saint Louis Galleria	St. Louis	St. Louis	MO	63117	1986	2006, 2011
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	7000 Kalahari Drive	Sandusky	Erie	OH	44870	2005	2011
Loan	4	175 West Jackson(28)	8.1%	175 West Jackson Boulevard	Chicago	Cook	IL	60604	1912, 1928	2001
Loan	5	Hilton Universal Studios	7.7%	555 Universal Hollywood Drive	Los Angeles	Los Angeles	CA	91608	1983	NAP
Loan	6	iStorage Portfolio 3	4.7%	Various	Various	Various	Various	Various	Various	Various
Property	6.01	iStorage Burlington	0.7%	902 Sunset Road	Burlington	Burlington	NJ	08016	1998	2013
Property	6.02	iStorage Washington Township	0.5%	469 Hurffville-Crosskeys Road	Sewell	Gloucester	NJ	08080	2002	2012
Property	6.03	iStorage Blackwood	0.5%	801 North Black Horse Pike	Blackwood	Camden	NJ	08012	2004	2012
Property	6.04	iStorage Cape May	0.5%	340 Fulling Mill Road	Rio Grande	Cape May	NJ	08251	2005	2012
Property	6.05	iStorage Smithville	0.5%	36 South New York Road	Absecon	Atlantic	NJ	08205	1988-2006	2012
Property	6.06	iStorage West Deptford	0.4%	1701 Crown Point	Thorofare	Gloucester	NJ	08086	1992	2013
Property	6.07	iStorage Howell	0.4%	2464 Route 9	Howell	Monmouth	NJ	07731	2000	2013
Property	6.08	iStorage Mullica Hill	0.4%	295 Bridgeton Pike	Mullica Hill	Gloucester	NJ	08062	2000	2012
Property	6.09	iStorage Aston	0.4%	2520 Market Street	Aston	Delaware	PA	19014	2002	2012
Property	6.10	iStorage Akron	0.3%	4353 Oregon Pike	Ephrata	Lancaster	PA	17522	1981-1985, 2001	2012
Loan	7	Esplanade at City Park	3.9%	3443 Esplanade Avenue	New Orleans	Orleans	LA	70119	1973	2008
Loan	8	Lloyd Crossing	2.7%	6636-6650 East Lloyd Expressway	Evansville	Vanderburgh	IN	47715	1996	NAP
Loan	9	Morgan Houston Portfolio	2.7%	Various	Various	Various	TX	Various	Various	2010-2012
Property	9.01	The Veranda	1.2%	3700 9th Avenue North	Texas City	Galveston	TX	77590	2002	2010-2012
Property	9.02	Stone Ridge	0.9%	1115 Highway 146 North	Texas City	Galveston	TX	77590	1982	2010-2012
Property	9.03	University Green	0.6%	1620 Bay Area Boulevard	Houston	Harris	TX	77058	1977	2010-2012
Loan	10	STG Portfolio	2.3%	Various	Various	Various	Various	Various	Various	NAV
Property	10.01	Jacuzzi Street	0.9%	5327 Jacuzzi Street	Richmond	Contra Costa	CA	94804	1946	NAV
Property	10.02	Telegraph Avenue	0.8%	2855 Telegraph Avenue	Berkeley	Alameda	CA	94705	1962	NAV
Property	10.03	Beaverton	0.2%	6600 Southwest 92nd Avenue	Beaverton	Washington	OR	97223	1980	NAV
Property	10.04	Blume Drive	0.2%	3220 Blume Drive	Richmond	Contra Costa	CA	94806	1981	NAV
Property	10.05	Lakeside Drive	0.2%	4175 Lakeside Drive	Richmond	Contra Costa	CA	94806	1987	NAV
Loan	11	Abbotts Square	2.2%	200-10 Lombard Street	Philadelphia	Philadelphia	PA	19147	1985	2004
Loan	12	Lancaster Commerce Center	2.2%	SWC 10th Street West and West Avenue K	Lancaster	Los Angeles	CA	93534	1986-1992	NAP
Loan	13	Garden Ridge HQ	2.1%	1600 East Plano Parkway	Plano	Collin	TX	75074	1983, 1986	2011
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	Various	Baton Rouge	East Baton Rouge Parish	LA	Various	Various	NAP
Property	14.01	Acadian Centre	0.6%	2431 South Acadian Thruway	Baton Rouge	East Baton Rouge Parish	LA	70808	1982-1983	NAP
Property	14.02	Corporate Atrium	0.6%	5555 Hilton Avenue	Baton Rouge	East Baton Rouge Parish	LA	70808	1983	NAP
Property	14.03	Citiplace II	0.3%	6300 Corporate Boulevard	Baton Rouge	East Baton Rouge Parish	LA	70809	2000	NAP
Property	14.04	Corporate II	0.3%	5615 Corporate Boulevard	Baton Rouge	East Baton Rouge Parish	LA	70808	1972	NAP
Loan	15	Yedla Hospitality Portfolio	1.6%	Various	Various	Various	AL	Various	Various	2013
Property	15.01	Marriott Courtyard Decatur	0.8%	1209 Courtyard Circle Southwest	Decatur	Morgan	AL	35603	2001	2013
Property	15.02	Hampton Inn Huntsville	0.4%	501 Boulevard South	Huntsville	Madison	AL	35802	1998	2013
Property	15.03	Hampton Inn Decatur	0.4%	2401 Beltline Road Southwest	Decatur	Morgan	AL	35601	1998	2013
Loan	16	Park Plaza	1.6%	215 Shuman Boulevard	Naperville	DuPage	IL	60563	1982	2001, 2008
Loan	17	El Gran Sol	1.6%	10881 Richmond Drive	Houston	Harris	TX	77042	1979	2011-2013
Loan	18	1020-1084 N Delaware Ave	1.6%	1020-1084 North Delaware Avenue	Philadelphia	Philadelphia	PA	19125	1920	2010
Loan	19	Otter Creek Shopping Center	1.5%	200-268 South Randall Road	Elgin	Kane	IL	60123	1988	1992
Loan	20	Carmel Mission Inn	1.3%	3665 Rio Road	Carmel	Monterey	CA	93923	1968	2008
Loan	21	525 West 22nd Street	1.3%	525 West 22nd Street	New York	New York	NY	10011	1930	2012-2013
Loan	22	Albertson's San Diego	1.2%	655 14th Street	San Diego	San Diego	CA	92101	2006	NAP
Loan	23	Earthbound Farm Yuma	1.1%	3701 South Avenue 3 1/2 East	Yuma	Yuma	AZ	85365	2001, 2004, 2006	NAP
Loan	24	El Sol del Prado	1.1%	10615 Meadowglen Lane	Houston	Harris	TX	77042	1979	2011-2013
Loan	25	Plaza Riviera	1.1%	1611 South Catalina Avenue	Redondo Beach	Los Angeles	CA	90277	1987	2008
Loan	26	Harker Heights Medical Pavilion	1.0%	800 West Central Texas Expressway	Killeen	Bell	TX	76543	2012	NAP
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	8514 University Boulevard	Moon Township	Allegheny	PA	15108	1986	2013
Loan	28	Windsor Landing Apartments	0.9%	7124 Southlake Parkway	Morrow	Clayton	GA	30260	1990	NAP
Loan	29	Akron Centre Plaza	0.9%	50 South Main Street	Akron	Summit	OH	44308	1982	NAP
Loan	30	Washington Valley Apartments	0.9%	3315 & 3209 2nd Avenue East	Wiliston	Williams	ND	58801	2012-2013	NAP
Loan	31	Commons at Little Falls	0.8%	100, 201 and 301 Little Falls Drive	Wilmington	New Castle	DE	19808	2008	NAP
Loan	32	Stonegate Village Apartments	0.8%	7218 South 89th East Avenue	Tulsa	Tulsa	OK	74133	1997	NAP
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	1308 Freedom Road	Cranberry Township	Butler	PA	16066	1996	2006
Loan	34	6th and Rio Retail	0.7%	618 West 6th Street	Austin	Travis	TX	78701	1959	2013
Loan	35	Parkwood Plaza	0.6%	8456 Parkwood Hill Boulevard and 5800 and 5860 North Tarrant Parkway	Fort Worth	Tarrant	TX	76137	2009-2013	NAP
Loan	36	Woodlands Centre	0.6%	900 East Eighth Avenue	King of Prussia	Montgomery	PA	19406	1982	NAP
Loan	37	Courtyards at San Jose	0.6%	6701 St. Augustine Road	Jacksonville	Duval	FL	32217	1967	2008
Loan	38	Brooks Edge Plaza	0.5%	79 South Main Street	Marlboro	Monmouth	NJ	07746	2003	NAP
Loan	39	Metro Village Apartments	0.5%	222 North Hiawassee Road	Orlando	Orange	FL	32835	1983	2010-2012
Loan	40	Sedona Ridge	0.5%	11100 Walnut Hill Lane	Dallas	Dallas	TX	75238	1983	NAP
Loan	41	Eden of Easton Apartments	0.4%	4333 Chesford Road	Columbus	Franklin	OH	43224	1972	2010-2011
Loan	42	Scott and White Healthcare Clinics	0.4%	1001 & 1009 Arbor Park Drive	Belton	Bell	TX	76513	2013	NAP
Loan	43	Metro Mini Storage The Woodlands	0.4%	3750 FM 1488	The Woodlands	Montgomery	TX	77384	2008	NAP
Loan	44	Madison Heights Self Storage	0.4%	1020 West 13 Mile Road	Madison Heights	Oakland	MI	48071	1964	2002
Loan	45	Walgreens - Silsbee, TX	0.4%	496 Highway 96 South	Silsbee	Hardin	TX	77656	2009	NAP
Loan	46	Mini Stor San Rafael	0.4%	990 Andersen Drive	San Rafael	Marin	CA	94901	1976, 1979	2010
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	25333 Railroad Avenue	Santa Clarita	Los Angeles	CA	91350	1990	NAP
Loan	48	Flats at Cotton Council	0.3%	1918 North Parkway	Memphis	Shelby	TN	38112	1958	2002, 2012
Loan	49	Keep It Self Storage - Van Nuys	0.3%	6827 Woodley Avenue	Van Nuys	Los Angeles	CA	91406	1987	NAP
Loan	50	Metro Mini Storage College Station	0.3%	3101 Texas Avenue South	College Station	Brazos	TX	77845	2004	NAP
Loan	51	Burns Corners Shopping Center	0.2%	4294-4316 Lawrenceville Highway	Tucker	DeKalb	GA	30084	2007	NAP
Loan	52	Dickinson 16	0.1%	931 2nd Street East	Dickinson	Stark	ND	58601	2012	NAP
Loan	53	Big 5 El Cerrito	0.1%	11060 San Pablo Avenue	El Cerrito	Contra Costa	CA	94530	1981	NAP

A-1-4

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
				Net		Loan per Net
			% of	Rentable Area	Units	Rentable Area
Property			Initial Pool	(SF/Units	of	(SF/Units/	Prepayment Provisions	Trailing 12 Operating	Trailing 12	Trailing 12	Trailing 12	2012 Operating	2012	2012	2012
Flag	ID	Property Name	Balance	Rooms/Beds)	Measure	Rooms/Beds) ($)(11)	(# of payments)(14)	Statements Date	EGI ($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)
Loan	1	60 Hudson Street(28)	11.3%	1,098,735	Sq. Ft.	255	L(25), D(91), O(4)	T-12 8/31/2013	81,390,260	33,212,519	48,177,741	12/31/2012	72,306,152	34,106,447	38,199,705
Loan	2	Saint Louis Galleria(28)	9.0%	467,440	Sq. Ft.	417	L(25), D(31), O(4)	T-12 8/31/2013	33,908,652	11,195,746	22,712,905	12/31/2012	32,857,091	11,220,015	21,637,075
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	491	Rooms	264,360	L(25), DorYM1(91), O(4)	T-12 8/31/2013	81,082,252	53,891,403	27,190,849	12/31/2012	80,579,613	53,362,054	27,217,560
Loan	4	175 West Jackson(28)	8.1%	1,452,390	Sq. Ft.	193	L(25), D(91), O(4)	T-12 8/31/2013	48,657,641	21,648,977	27,008,664	12/31/2012	50,724,129	20,631,591	30,092,538
Loan	5	Hilton Universal Studios	7.7%	482	Rooms	176,141	L(25), D(91), O(4)	T-12 8/31/2013	43,213,185	32,858,012	10,355,173	12/31/2012	42,506,232	32,905,226	9,601,006
Loan	6	iStorage Portfolio 3	4.7%	889,645	Sq. Ft.	58	L(24), D(93), O(3)	T-12 9/30/2013	7,803,644	3,583,082	4,220,562	12/31/2012	6,788,876	3,451,668	3,337,208
Property	6.01	iStorage Burlington	0.7%	109,130	Sq. Ft.	73		T-12 9/30/2013	1,237,709	533,407	704,302	12/31/2012	1,038,761	435,854	602,907
Property	6.02	iStorage Washington Township	0.5%	100,809	Sq. Ft.	60		T-12 9/30/2013	887,265	391,218	496,047	12/31/2012	815,416	389,896	425,520
Property	6.03	iStorage Blackwood	0.5%	99,259	Sq. Ft.	56		T-12 9/30/2013	744,920	369,703	375,217	12/31/2012	675,825	384,744	291,081
Property	6.04	iStorage Cape May	0.5%	61,355	Sq. Ft.	91		T-12 9/30/2013	634,230	253,388	380,842	12/31/2012	522,125	247,172	274,953
Property	6.05	iStorage Smithville	0.5%	104,334	Sq. Ft.	52		T-12 9/30/2013	681,766	312,445	369,321	12/31/2012	587,254	313,862	273,392
Property	6.06	iStorage West Deptford	0.4%	96,636	Sq. Ft.	48		T-12 9/30/2013	676,159	345,743	330,416	12/31/2012	609,311	365,287	244,024
Property	6.07	iStorage Howell	0.4%	94,872	Sq. Ft.	47		T-12 9/30/2013	972,429	419,553	552,875	12/31/2012	786,246	404,714	381,532
Property	6.08	iStorage Mullica Hill	0.4%	113,505	Sq. Ft.	40		T-12 9/30/2013	641,796	339,825	301,971	12/31/2012	515,039	342,890	172,149
Property	6.09	iStorage Aston	0.4%	68,800	Sq. Ft.	65		T-12 9/30/2013	916,941	418,403	498,538	12/31/2012	862,218	374,164	488,054
Property	6.10	iStorage Akron	0.3%	40,945	Sq. Ft.	74		T-12 9/30/2013	410,430	199,397	211,033	12/31/2012	376,681	193,086	183,595
Loan	7	Esplanade at City Park	3.9%	440	Units	98,864	L(24), D(92), O(4)	T-12 9/30/2013	6,650,874	3,065,101	3,585,773	12/31/2012	6,477,498	2,866,034	3,611,464
Loan	8	Lloyd Crossing	2.7%	365,190	Sq. Ft.	82	L(24), D(92), O(4)	T-12 8/1/2013	4,446,882	1,334,851	3,112,031	12/31/2012	4,485,989	1,343,953	3,142,036
Loan	9	Morgan Houston Portfolio	2.7%	642	Units	46,729	L(25), D(91), O(4)	T-12 8/31/2013	5,323,781	2,318,543	3,005,238	12/31/2012	5,374,529	2,455,369	2,919,160
Property	9.01	The Veranda	1.2%	200	Units	67,500		T-12 8/31/2013	1,806,339	778,780	1,027,559	12/31/2012	1,829,350	873,334	956,016
Property	9.02	Stone Ridge	0.9%	248	Units	38,407		T-12 8/31/2013	1,992,404	871,440	1,120,963	12/31/2012	1,979,847	891,456	1,088,390
Property	9.03	University Green	0.6%	194	Units	35,954		T-12 8/31/2013	1,525,038	668,323	856,716	12/31/2012	1,565,333	690,579	874,753
Loan	10	STG Portfolio	2.3%	351,307	Sq. Ft.	71	L(24), D(93), O(3)	T-12 8/31/2013	4,756,894	2,139,858	2,617,035	12/31/2012	4,507,737	2,206,492	2,301,244
Property	10.01	Jacuzzi Street	0.9%	149,137	Sq. Ft.	70		T-12 8/31/2013	1,514,645	441,592	1,073,053	12/31/2012	1,394,471	458,724	935,747
Property	10.02	Telegraph Avenue	0.8%	83,557	Sq. Ft.	100		T-12 8/31/2013	1,756,355	974,720	781,635	12/31/2012	1,637,787	1,008,763	629,024
Property	10.03	Beaverton	0.2%	36,398	Sq. Ft.	64		T-12 8/31/2013	380,254	165,850	214,404	12/31/2012	482,874	184,420	298,453
Property	10.04	Blume Drive	0.2%	45,010	Sq. Ft.	43		T-12 8/31/2013	636,446	417,874	218,572	12/31/2012	597,688	386,790	210,898
Property	10.05	Lakeside Drive	0.2%	37,205	Sq. Ft.	50		T-12 8/31/2013	469,194	139,823	329,371	12/31/2012	394,917	167,794	227,122
Loan	11	Abbotts Square	2.2%	80,740	Sq. Ft.	297	L(24), D(93), O(3)	T-12 9/30/2013	2,821,921	1,056,944	1,764,977	12/31/2012	2,800,598	1,015,600	1,784,998
Loan	12	Lancaster Commerce Center	2.2%	272,408	Sq. Ft.	88	L(25), D(32), O(3)	T-12 7/31/2013	4,184,022	1,664,604	2,519,418	12/31/2012	4,165,976	1,556,366	2,609,610
Loan	13	Garden Ridge HQ	2.1%	541,000	Sq. Ft.	43	L(25), D(91), O(4)
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	239,419	Sq. Ft.	84	L(25), D(31), O(4)	T-4 4/30/2013 Ann.	3,900,735	1,790,178	2,110,557	12/31/2012	3,570,653	1,474,009	2,096,644
Property	14.01	Acadian Centre	0.6%	74,589	Sq. Ft.	96		T-4 4/30/2013 Ann.	1,514,586	497,277	1,017,309	12/31/2012	1,394,549	502,841	891,708
Property	14.02	Corporate Atrium	0.6%	76,447	Sq. Ft.	87		T-4 4/30/2013 Ann.	1,094,412	554,757	539,655	12/31/2012	1,160,388	474,475	685,913
Property	14.03	Citiplace II	0.3%	31,516	Sq. Ft.	105		T-4 4/30/2013 Ann.	639,816	336,708	303,108	12/31/2012	520,547	247,256	273,291
Property	14.04	Corporate II	0.3%	56,867	Sq. Ft.	54		T-4 4/30/2013 Ann.	651,921	401,436	250,485	12/31/2012	495,169	249,437	245,732
Loan	15	Yedla Hospitality Portfolio	1.6%	293	Rooms	62,253	L(24), D(93), O(3)	T-12 9/30/2013	6,071,899	3,976,975	2,094,924	12/31/2012	6,328,737	3,921,971	2,406,767
Property	15.01	Marriott Courtyard Decatur	0.8%	113	Rooms	81,770		T-12 9/30/2013	2,823,668	1,642,606	1,181,062	12/31/2012	2,752,714	1,584,035	1,168,679
Property	15.02	Hampton Inn Huntsville	0.4%	90	Rooms	50,556		T-12 9/30/2013	1,405,372	1,031,210	374,162	12/31/2012	1,930,204	1,197,579	732,626
Property	15.03	Hampton Inn Decatur	0.4%	90	Rooms	49,444		T-12 9/30/2013	1,842,858	1,303,159	539,700	12/31/2012	1,645,819	1,140,357	505,463
Loan	16	Park Plaza	1.6%	210,774	Sq. Ft.	85	L(25), D(91), O(4)	T-8 8/31/2013 Ann.	4,399,185	2,061,393	2,337,791	12/31/2012	4,263,552	1,913,368	2,350,184
Loan	17	El Gran Sol	1.6%	556	Units	32,077	L(25), D(91), O(4)	T-12 10/31/2013	3,718,311	2,078,390	1,639,921	12/31/2012	3,362,750	2,548,328	814,422
Loan	18	1020-1084 N Delaware Ave	1.6%	132,559	Sq. Ft.	131	L(24), D(93), O(3)	T-12 9/30/2013	1,884,271	612,845	1,271,426	12/31/2012	1,135,622	631,855	503,767
Loan	19	Otter Creek Shopping Center	1.5%	238,835	Sq. Ft.	71	L(26), D(90), O(4)	T-12 8/31/2013	2,327,065	896,346	1,430,719	12/31/2012	2,201,843	812,229	1,389,614
Loan	20	Carmel Mission Inn	1.3%	165	Rooms	87,779	L(25), D(31), O(4)	T-12 8/31/2013	6,942,421	4,836,398	2,106,023	12/31/2012	6,465,907	4,609,900	1,856,007
Loan	21	525 West 22nd Street	1.3%	16,225	Sq. Ft.	875	L(24), D(92), O(4)					12/31/2012	1,278,788	408,934	869,853
Loan	22	Albertson's San Diego	1.2%	42,973	Sq. Ft.	296	L(25), D(91), O(4)	T-8 8/31/2013 Ann.	1,085,068	11,059	1,074,009	12/31/2012	1,085,068	13,269	1,071,799
Loan	23	Earthbound Farm Yuma	1.1%	216,727	Sq. Ft.	58	L(24), D(92), O(4)
Loan	24	El Sol del Prado	1.1%	468	Units	26,466	L(25), D(91), O(4)	T-12 10/31/2013	3,057,925	1,657,319	1,400,607	12/31/2012	2,674,061	1,725,243	948,818
Loan	25	Plaza Riviera	1.1%	51,407	Sq. Ft.	233	L(25), D(90), O(5)	T-12 4/30/2013	1,475,632	363,187	1,112,445	12/31/2012	1,447,239	356,903	1,090,336
Loan	26	Harker Heights Medical Pavilion	1.0%	57,250	Sq. Ft.	186	L(25), D(92), O(3)	T-12 8/31/2013	1,432,748	372,451	1,060,297
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	127	Rooms	82,899	L(24), D(92), O(4)	T-12 8/31/2013	4,557,104	2,652,563	1,904,541	12/31/2012	4,223,802	2,469,495	1,754,307
Loan	28	Windsor Landing Apartments	0.9%	200	Units	52,500	L(25), D(88), O(7)	T-9 9/30/2013 Ann.	1,553,388	656,912	896,476	12/31/2012	1,484,860	623,290	861,571
Loan	29	Akron Centre Plaza	0.9%	195,658	Sq. Ft.	50	L(24), D(93), O(3)	T-12 9/30/2013	3,174,338	1,621,375	1,552,963	12/31/2012	3,095,108	1,522,667	1,572,441
Loan	30	Washington Valley Apartments	0.9%	72	Units	131,250	L(24), D(32), O(4)
Loan	31	Commons at Little Falls	0.8%	41,815	Sq. Ft.	222	L(25), D(31), O(4)	T-12 6/30/2013	1,283,304	277,162	1,006,142	12/31/2012	1,204,413	294,643	909,770
Loan	32	Stonegate Village Apartments	0.8%	240	Units	37,708	L(25), D(90), O(5)	T-12 6/30/2013	1,787,119	750,444	1,036,674	12/31/2012	1,757,282	765,255	992,027
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	96	Rooms	82,265	L(24), D(92), O(4)	T-12 8/31/2013	3,532,532	1,841,289	1,691,243	12/31/2012	3,768,961	1,974,158	1,794,803
Loan	34	6th and Rio Retail	0.7%	19,259	Sq. Ft.	389	L(24), D(92), O(4)
Loan	35	Parkwood Plaza	0.6%	28,450	Sq. Ft.	242	L(25), D(91), O(4)
Loan	36	Woodlands Centre	0.6%	55,542	Sq. Ft.	117	L(24), D(33), O(3)					12/31/2012	1,059,246	371,825	687,421
Loan	37	Courtyards at San Jose	0.6%	90	Units	68,889	L(24), D(33), O(3)	T-12 9/30/2013	1,361,769	399,935	961,834	12/31/2012	1,319,889	376,843	943,046
Loan	38	Brooks Edge Plaza	0.5%	69,589	Sq. Ft.	79	L(24), D(93), O(3)	T-12 9/30/2013	750,200	457,054	293,146	12/31/2012	516,851	426,838	90,013
Loan	39	Metro Village Apartments	0.5%	100	Units	51,500	L(24), D(33), O(3)	T-12 10/31/2013	906,986	390,025	516,961	12/31/2012	883,594	375,020	508,574
Loan	40	Sedona Ridge	0.5%	317	Units	15,879	L(25), D(91), O(4)	T-9 9/30/2013 Ann.	1,706,491	995,748	710,744	12/31/2012	1,540,425	1,000,624	539,801
Loan	41	Eden of Easton Apartments	0.4%	270	Units	17,821	L(30), D(87), O(3)	T-12 10/30/2013	1,739,871	1,055,215	684,657	12/31/2012	1,690,644	1,026,063	664,580
Loan	42	Scott and White Healthcare Clinics	0.4%	22,050	Sq. Ft.	217	L(24), D(91), O(5)
Loan	43	Metro Mini Storage The Woodlands	0.4%	85,613	Sq. Ft.	55	L(49), D(67), O(4)	T-12 9/30/2013	748,002	344,802	403,200	12/31/2012	682,364	415,887	266,477
Loan	44	Madison Heights Self Storage	0.4%	86,730	Sq. Ft.	51	L(25), D(90), O(5)	T-12 8/31/2013	787,680	326,184	461,496	12/31/2012	745,225	321,688	423,537
Loan	45	Walgreens - Silsbee, TX	0.4%	14,550	Sq. Ft.	292	L(24), D(93), O(3)
Loan	46	Mini Stor San Rafael	0.4%	943	Units	4,237	L(25), D(88), O(7)	T-12 9/30/2013	961,830	320,564	641,266	12/31/2012	947,012	379,342	567,670
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	48,220	Sq. Ft.	82	L(24), D(93), O(3)	T-12 9/30/2013	651,470	266,310	385,160	12/31/2012	654,872	254,390	400,481
Loan	48	Flats at Cotton Council	0.3%	130	Beds	29,198	L(25), D(92), O(3)	T-12 7/31/2013	654,232	254,603	399,629	12/31/2012	656,508	281,556	374,952
Loan	49	Keep It Self Storage - Van Nuys	0.3%	39,757	Sq. Ft.	93	L(24), D(93), O(3)	T-12 9/30/2013	665,481	295,815	369,666	12/31/2012	639,456	279,990	359,466
Loan	50	Metro Mini Storage College Station	0.3%	72,070	Sq. Ft.	46	L(49), D(67), O(4)	T-12 9/30/2013	590,525	295,573	294,952	12/31/2012	567,281	300,578	266,703
Loan	51	Burns Corners Shopping Center	0.2%	18,735	Sq. Ft.	146	L(24), D(92), O(4)	T-12 8/31/2013	624,736	270,849	353,887	12/31/2012	573,248	259,063	314,185
Loan	52	Dickinson 16	0.1%	16	Units	101,186	L(25), D(91), O(4)	T-12 8/1/2013	400,246	70,177	330,069
Loan	53	Big 5 El Cerrito	0.1%	16,665	Sq. Ft.	70	L(12), YM1(72), YM(32), O(4)	T-12 7/31/2013	193,261	26,209	167,052	12/31/2012	193,261	26,209	167,052

A-1-5

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	2011 Operating	2011	2011	2011	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	Balance	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)	Debt Yield(11)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)
Loan	1	60 Hudson Street(28)	11.3%	12/31/2011	73,773,030	35,532,414	38,240,617	19.3%	18.4%	82,437,370	87,761,118	33,732,823	54,028,294	274,684	2,300,260	51,453,350
Loan	2	Saint Louis Galleria(28)	9.0%	12/31/2011	29,749,343	11,298,171	18,451,171	12.7%	12.3%	23,468,123	36,327,725	11,594,416	24,733,308	93,314	726,294	23,913,700
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	12/31/2011	75,886,371	50,875,916	25,010,456	17.8%	15.4%	45,765,487	81,082,252	57,935,045	23,147,207	3,207,677		19,939,530
Loan	4	175 West Jackson(28)	8.1%	12/31/2011	53,454,392	20,914,111	32,540,281	10.6%	9.4%	50,211,569	51,741,773	22,199,010	29,542,763	435,717	2,850,830	26,256,216
Loan	5	Hilton Universal Studios	7.7%	12/31/2011	40,119,512	31,881,604	8,237,909	13.2%	11.2%	25,978,929	43,213,185	32,015,099	11,198,086	1,728,527		9,469,559
Loan	6	iStorage Portfolio 3	4.7%	12/31/2011	6,353,850	3,927,143	2,426,707	8.9%	8.7%	7,472,737	8,176,885	3,564,053	4,612,832	114,856		4,497,976
Property	6.01	iStorage Burlington	0.7%	12/31/2011	1,035,342	672,373	362,969			1,135,690	1,265,020	529,420	735,600	6,662		728,938
Property	6.02	iStorage Washington Township	0.5%	12/31/2011	800,315	443,780	356,535			868,320	930,334	382,301	548,033	15,090		532,943
Property	6.03	iStorage Blackwood	0.5%	12/31/2011	586,221	413,102	173,119			699,894	766,341	363,354	402,987	20,145		382,842
Property	6.04	iStorage Cape May	0.5%	12/31/2011	470,351	307,596	162,755			601,470	659,306	246,684	412,622	4,209		408,413
Property	6.05	iStorage Smithville	0.5%	12/31/2011	568,973	383,445	185,528			656,126	702,208	305,705	396,503	8,223		388,280
Property	6.06	iStorage West Deptford	0.4%	12/31/2011	598,090	370,778	227,312			663,854	731,282	358,788	372,494	5,881		366,613
Property	6.07	iStorage Howell	0.4%	12/31/2011	699,279	378,533	320,746			998,748	1,097,611	442,003	655,607	5,572		650,035
Property	6.08	iStorage Mullica Hill	0.4%	12/31/2011	487,954	349,905	138,049			626,822	688,050	336,513	351,537	41,679		309,858
Property	6.09	iStorage Aston	0.4%	12/31/2011	760,895	389,303	371,592			835,109	917,771	406,442	511,329	4,014		507,315
Property	6.10	iStorage Akron	0.3%	12/31/2011	346,430	218,328	128,102			386,704	418,962	192,843	226,119	3,381		222,738
Loan	7	Esplanade at City Park	3.9%	12/31/2011	6,183,442	2,972,591	3,210,851	8.7%	8.6%	6,601,080	6,818,643	3,023,722	3,794,921	44,000		3,750,921
Loan	8	Lloyd Crossing	2.7%	12/31/2011	4,224,429	1,436,680	2,787,749	9.8%	8.9%	3,329,543	4,472,522	1,525,873	2,946,650	88,190	174,805	2,683,654
Loan	9	Morgan Houston Portfolio	2.7%	12/31/2011	5,193,591	2,912,933	2,280,658	10.0%	9.3%	5,291,016	5,435,805	2,448,653	2,987,152	183,470		2,803,682
Property	9.01	The Veranda	1.2%	12/31/2011	1,919,088	904,233	1,014,855			1,968,756	1,917,394	781,861	1,135,534	50,000		1,085,534
Property	9.02	Stone Ridge	0.9%	12/31/2011	1,853,179	1,101,639	751,540			1,892,892	1,994,160	866,228	1,127,932	67,704		1,060,228
Property	9.03	University Green	0.6%	12/31/2011	1,421,324	907,062	514,263			1,429,368	1,524,250	800,564	723,686	65,766		657,920
Loan	10	STG Portfolio	2.3%	12/31/2011	4,900,760	2,291,065	2,609,695	11.1%	9.4%	5,093,649	4,983,396	2,207,285	2,776,111	70,261	351,307	2,354,543
Property	10.01	Jacuzzi Street	0.9%	12/31/2011	1,482,083	462,718	1,019,364			1,321,033	1,567,924	436,331	1,131,593	29,827	149,137	952,628
Property	10.02	Telegraph Avenue	0.8%	12/31/2011	1,960,031	1,075,416	884,616			2,082,986	1,763,967	969,969	793,998	16,711	83,557	693,729
Property	10.03	Beaverton	0.2%	12/31/2011	600,492	267,411	333,081			617,554	542,478	248,261	294,217	7,280	36,398	250,539
Property	10.04	Blume Drive	0.2%	12/31/2011	449,929	342,702	107,227			748,121	698,516	416,807	281,709	9,002	45,010	227,697
Property	10.05	Lakeside Drive	0.2%	12/31/2011	408,225	142,818	265,407			323,956	410,511	135,916	274,595	7,441	37,205	229,949
Loan	11	Abbotts Square	2.2%	12/31/2011	2,696,573	1,012,452	1,684,121	8.3%	8.0%	2,932,542	2,962,002	973,311	1,988,692	14,085	65,902	1,908,705
Loan	12	Lancaster Commerce Center	2.2%	12/31/2011	3,741,860	1,591,819	2,150,041	10.6%	9.1%	4,118,699	4,200,625	1,667,900	2,532,725	93,596	252,670	2,186,458
Loan	13	Garden Ridge HQ	2.1%					9.7%	8.7%	2,500,000	2,715,116	451,213	2,263,903	81,150	162,300	2,020,453
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	12/31/2011	3,333,493	1,503,124	1,830,368	11.6%	10.2%	4,502,731	3,893,123	1,554,688	2,338,435	47,884	221,111	2,069,441
Property	14.01	Acadian Centre	0.6%	12/31/2011	1,322,570	522,712	799,858			1,541,701	1,572,347	524,838	1,047,509
Property	14.02	Corporate Atrium	0.6%	12/31/2011	1,098,188	480,374	617,814			1,474,331	1,111,634	474,663	636,971
Property	14.03	Citiplace II	0.3%	12/31/2011	454,380	238,271	216,109			636,650	593,255	252,017	341,238
Property	14.04	Corporate II	0.3%	12/31/2011	458,355	261,767	196,588			850,048	615,888	303,170	312,717
Loan	15	Yedla Hospitality Portfolio	1.6%	12/31/2011	6,701,427	4,126,696	2,574,731	11.4%	10.1%	5,827,965	6,071,899	3,994,127	2,077,773	242,876		1,834,897
Property	15.01	Marriott Courtyard Decatur	0.8%	12/31/2011	2,693,617	1,656,600	1,037,017			2,674,724	2,823,668	1,655,724	1,167,945	112,947		1,054,998
Property	15.02	Hampton Inn Huntsville	0.4%	12/31/2011	2,002,871	1,262,207	740,664			1,399,035	1,405,372	1,026,275	379,097	56,215		322,882
Property	15.03	Hampton Inn Decatur	0.4%	12/31/2011	2,004,938	1,207,889	797,050			1,754,207	1,842,858	1,312,127	530,731	73,714		457,017
Loan	16	Park Plaza	1.6%	12/31/2011	4,142,797	1,941,150	2,201,647	12.1%	11.0%	2,991,277	4,141,645	1,968,716	2,172,929	42,155	152,225	1,978,550
Loan	17	El Gran Sol	1.6%	T-5 12/31/2011 Ann.	2,908,097	1,902,720	1,005,377	10.9%	10.1%	4,237,632	3,986,089	2,040,843	1,945,246	139,000		1,806,246
Loan	18	1020-1084 N Delaware Ave	1.6%	12/31/2011	812,580	488,916	323,664	9.9%	9.0%	2,598,925	2,731,348	1,015,740	1,715,608	34,558	132,561	1,548,488
Loan	19	Otter Creek Shopping Center	1.5%	12/31/2011	2,153,187	784,804	1,368,383	10.3%	9.3%	2,826,588	2,512,391	769,708	1,742,683	47,767	116,289	1,578,626
Loan	20	Carmel Mission Inn	1.3%	12/31/2011	5,865,083	4,356,545	1,508,538	13.1%	11.2%	5,974,956	6,942,421	5,038,889	1,903,532	277,697		1,625,835
Loan	21	525 West 22nd Street	1.3%	12/31/2011	1,211,914	392,718	819,195	8.3%	8.1%	1,565,170	1,519,256	344,695	1,174,561	3,245	16,225	1,155,091
Loan	22	Albertson's San Diego	1.2%	12/31/2011	1,085,068	9,629	1,075,439	8.5%	8.4%	1,152,966	1,396,826	320,071	1,076,756	4,297		1,072,458
Loan	23	Earthbound Farm Yuma	1.1%					10.0%	9.2%	1,449,420	1,304,478	39,134	1,265,344	21,673	86,691	1,156,980
Loan	24	El Sol del Prado	1.1%	T-5 12/31/2011 Ann.	2,366,722	1,789,332	577,390	12.6%	11.7%	3,649,548	3,290,671	1,727,331	1,563,340	117,000		1,446,340
Loan	25	Plaza Riviera	1.1%	12/31/2011	1,260,859	357,853	903,006	9.8%	9.3%	1,521,527	1,535,166	365,315	1,169,851	14,393	44,910	1,110,548
Loan	26	Harker Heights Medical Pavilion	1.0%					9.8%	8.8%	1,138,130	1,592,001	549,242	1,042,759	8,588	94,491	939,681
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	12/31/2011	4,588,300	2,624,704	1,963,596	17.7%	15.9%	4,544,028	4,557,104	2,698,134	1,858,970	182,284		1,676,686
Loan	28	Windsor Landing Apartments	0.9%	12/31/2011	1,455,565	665,633	789,932	8.7%	8.2%	1,548,455	1,563,625	651,157	912,468	50,000		862,468
Loan	29	Akron Centre Plaza	0.9%	12/31/2011	2,786,087	1,633,040	1,153,047	11.8%	8.7%	2,964,863	2,872,151	1,703,477	1,168,674	42,938	266,558	859,178
Loan	30	Washington Valley Apartments	0.9%					17.2%	17.0%	2,148,000	2,039,305	410,063	1,629,242	21,600		1,607,642
Loan	31	Commons at Little Falls	0.8%	12/31/2011	1,279,575	337,521	942,054	11.1%	10.6%	1,068,524	1,328,476	299,854	1,028,621	7,945	39,106	981,571
Loan	32	Stonegate Village Apartments	0.8%	12/31/2011	1,728,576	700,204	1,028,372	11.2%	10.4%	1,853,232	1,790,071	773,472	1,016,599	72,000		944,599
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	12/31/2011	3,755,643	2,008,287	1,747,356	21.4%	19.6%	3,471,358	3,532,532	1,841,289	1,691,243	141,301		1,549,942
Loan	34	6th and Rio Retail	0.7%					10.4%	10.1%	822,385	955,435	178,072	777,362	3,852	19,259	754,251
Loan	35	Parkwood Plaza	0.6%					9.5%	9.1%	738,100	928,233	270,142	658,091	5,690	24,224	628,177
Loan	36	Woodlands Centre	0.6%	12/31/2011	1,056,405	370,882	685,523	10.3%	9.2%	1,027,769	1,061,489	393,729	667,760	11,108	60,541	596,110
Loan	37	Courtyards at San Jose	0.6%	12/31/2011	1,203,847	370,740	833,107	14.2%	13.8%	1,347,262	1,287,670	404,782	882,888	27,000		855,888
Loan	38	Brooks Edge Plaza	0.5%	12/31/2011	1,153,918	486,311	667,607	15.9%	14.4%	985,144	1,357,075	480,233	876,842	13,918	69,589	793,335
Loan	39	Metro Village Apartments	0.5%	12/31/2011	798,643	347,894	450,749	9.4%	8.8%	950,242	906,015	422,321	483,695	30,400		453,295
Loan	40	Sedona Ridge	0.5%	12/31/2011	1,668,273	1,280,272	388,001	13.6%	11.3%	1,890,072	1,703,560	1,020,973	682,587	114,325		568,262
Loan	41	Eden of Easton Apartments	0.4%	12/31/2011	1,457,302	871,420	585,882	13.4%	10.4%	1,546,702	1,723,447	1,078,480	644,967	145,530		499,437
Loan	42	Scott and White Healthcare Clinics	0.4%					10.5%	10.4%	527,411	511,589	10,232	501,357	4,410		496,947
Loan	43	Metro Mini Storage The Woodlands	0.4%	12/31/2011	519,644	297,028	222,616	9.3%	9.1%	1,104,136	764,361	321,889	442,472	12,843		429,629
Loan	44	Madison Heights Self Storage	0.4%	12/31/2011	711,880	303,900	407,980	10.1%	9.8%	914,892	787,680	343,363	444,317	13,010		431,308
Loan	45	Walgreens - Silsbee, TX	0.4%					8.5%	8.5%	373,395	373,049	11,191	361,857	2,183		359,675
Loan	46	Mini Stor San Rafael	0.4%	12/31/2011	882,356	377,552	504,804	15.0%	14.8%	1,033,680	961,322	361,343	599,979	10,512		589,467
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	12/31/2011	650,760	255,683	395,078	9.1%	9.0%	708,679	644,175	285,155	359,020	5,880		353,140
Loan	48	Flats at Cotton Council	0.3%					9.5%	9.0%	637,182	614,555	253,793	360,762	18,000		342,762
Loan	49	Keep It Self Storage - Van Nuys	0.3%	12/31/2011	649,810	291,632	358,178	9.0%	8.9%	771,691	655,024	321,195	333,829	4,968		328,861
Loan	50	Metro Mini Storage College Station	0.3%	12/31/2011	548,849	284,987	263,862	9.9%	9.6%	804,996	604,305	273,658	330,647	10,811		319,836
Loan	51	Burns Corners Shopping Center	0.2%	12/31/2011	557,729	267,085	290,644	11.9%	11.1%	571,742	618,491	293,571	324,920	3,747	18,735	302,438
Loan	52	Dickinson 16	0.1%					19.0%	18.7%	412,512	391,886	83,722	308,164	4,800		303,364
Loan	53	Big 5 El Cerrito	0.1%	12/31/2011	192,640	25,588	167,052	13.4%	12.0%	167,052	189,717	32,692	157,025	3,310	12,413	141,302

A-1-6

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Ownership	Ground Lease	Ground Lease			Lease			Lease
Flag	ID	Property Name	Balance	Interest(15)	Expiration(16)	Extension Terms(16)	Largest Tenant(17)(20)(21)(22)	SF	Expiration(19)	2nd Largest Tenant(21)	SF	Expiration(19)
Loan	1	60 Hudson Street(28)	11.3%	Fee Simple			DataGryd	165,985	09/30/2032	Verizon/MCI Communications Services	125,456	12/31/2014
Loan	2	Saint Louis Galleria(28)	9.0%	Fee Simple			Blackfinn American Grille	20,207	01/31/2022	Galleria 6 Cinemas	19,624	08/31/2023
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	175 West Jackson(28)	8.1%	Fee Simple			Classified Ventures, LLC	140,378	06/30/2017	Grant Thornton	133,724	10/31/2015
Loan	5	Hilton Universal Studios	7.7%	Fee Simple/Leasehold	3/31/2057	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	iStorage Portfolio 3	4.7%	Various	4/30/2052	1 option, 10 years
Property	6.01	iStorage Burlington	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	iStorage Washington Township	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	iStorage Blackwood	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	iStorage Cape May	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.05	iStorage Smithville	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.06	iStorage West Deptford	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.07	iStorage Howell	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.08	iStorage Mullica Hill	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.09	iStorage Aston	0.4%	Leasehold			NAP	NAP	NAP	NAP	NAP	NAP
Property	6.10	iStorage Akron	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Esplanade at City Park	3.9%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Lloyd Crossing	2.7%	Fee Simple			Home Depot	113,170	01/31/2018	Kohl's	86,584	03/31/2017
Loan	9	Morgan Houston Portfolio	2.7%	Fee Simple
Property	9.01	The Veranda	1.2%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	9.02	Stone Ridge	0.9%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	9.03	University Green	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	STG Portfolio	2.3%	Fee Simple
Property	10.01	Jacuzzi Street	0.9%	Fee Simple			The Clothing Broker, Inc.	21,408	02/28/2015	The Floor Store, Inc.	20,160	01/31/2017
Property	10.02	Telegraph Avenue	0.8%	Fee Simple			Newfield Wireless, Inc.	14,459	09/30/2016	Stillwater Ecosystem	10,728	12/31/2018
Property	10.03	Beaverton	0.2%	Fee Simple			National Psoriasis Foundation	13,627	12/31/2020	Empire Marketing Solutions	3,488	10/31/2015
Property	10.04	Blume Drive	0.2%	Fee Simple			University HealthCare Alliance	11,537	09/30/2014	County of Contra Costa, Health Services Dept.	3,804	11/30/2016
Property	10.05	Lakeside Drive	0.2%	Fee Simple			Abundant Grace Fellowship Ministries	5,915	10/31/2015	Riviera Brokerage, Inc.	4,616	02/28/2014
Loan	11	Abbotts Square	2.2%	Fee Simple			Garden of Eden	19,417	08/31/2039	Chefs Table	7,364	12/31/2013
Loan	12	Lancaster Commerce Center	2.2%	Fee Simple			Ross	24,968	01/31/2019	AV Athletic Club	24,247	12/31/2014
Loan	13	Garden Ridge HQ	2.1%	Fee Simple			Garden Ridge	541,000	10/31/2033	NAP	NAP	NAP
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	Fee Simple
Property	14.01	Acadian Centre	0.6%	Fee Simple			University of Phoenix	28,411	06/30/2020	New York Life	16,567	04/30/2019
Property	14.02	Corporate Atrium	0.6%	Fee Simple			Clear Channel Communications	10,484	02/28/2021	FDIC	8,386	11/30/2014
Property	14.03	Citiplace II	0.3%	Fee Simple			Trace Security	12,737	03/31/2016	Southern Farm Bureau	7,862	05/14/2015
Property	14.04	Corporate II	0.3%	Fee Simple			Stonetrust Commercial Ins.	7,662	12/16/2014	CVS	5,338	11/30/2023
Loan	15	Yedla Hospitality Portfolio	1.6%	Fee Simple
Property	15.01	Marriott Courtyard Decatur	0.8%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Hampton Inn Huntsville	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Hampton Inn Decatur	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Park Plaza	1.6%	Fee Simple			Travelers Indemnity Company	121,876	12/31/2018	Transguard Insurance Co. of America, Inc.	26,225	04/30/2018
Loan	17	El Gran Sol	1.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	1020-1084 N Delaware Ave	1.6%	Fee Simple			CCTC	43,674	12/31/2027	Sugarhouse Casino	17,471	05/31/2014
Loan	19	Otter Creek Shopping Center	1.5%	Fee Simple			Burlington Coat Factory	70,000	03/31/2019	Hobby Lobby	57,900	03/31/2018
Loan	20	Carmel Mission Inn	1.3%	Leasehold	10/31/2073	None	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	525 West 22nd Street	1.3%	Fee Simple			Soho Fine Art Center, LLC d/b/a Eli Klein	5,192	01/31/2024	Danese Gallery LLC d/b/a Danese Corey	4,300	09/30/2023
Loan	22	Albertson's San Diego	1.2%	Fee Simple			Albertson's	42,973	10/19/2031	NAP	NAP	NAP
Loan	23	Earthbound Farm Yuma	1.1%	Fee Simple			Earthbound Farm Organic	216,727	09/30/2033	NAP	NAP	NAP
Loan	24	El Sol del Prado	1.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Plaza Riviera	1.1%	Fee Simple			National Health Quest	6,980	12/31/2015	Chez Melange LLC	5,683	05/31/2017
Loan	26	Harker Heights Medical Pavilion	1.0%	Leasehold	7/8/2061	2, 25-year extensions	HH/Killeen Health System, LLC	28,427	05/21/2022	Austin Heart, PLLC	8,166	09/14/2019
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Windsor Landing Apartments	0.9%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Akron Centre Plaza	0.9%	Fee Simple			JP Morgan Chase Bank	52,147	03/31/2018	YMCA	19,057	12/31/2022
Loan	30	Washington Valley Apartments	0.9%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Commons at Little Falls	0.8%	Fee Simple			American Honda Finance Corporation	25,815	11/30/2018	Children of America	10,000	08/31/2024
Loan	32	Stonegate Village Apartments	0.8%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	6th and Rio Retail	0.7%	Fee Simple			Rio	13,292	07/31/2023	Powder Room	5,649	01/31/2024
Loan	35	Parkwood Plaza	0.6%	Fee Simple			Sears Authorization Hometown Store, LLC	5,250	05/31/2014	Massage Envy Spa	3,375	10/31/2018
Loan	36	Woodlands Centre	0.6%	Fee Simple			CFM Direct/Merkle	16,726	12/31/2018	K.W. Tunnell Company	14,994	09/30/2018
Loan	37	Courtyards at San Jose	0.6%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Brooks Edge Plaza	0.5%	Fee Simple			Asian Food Market	25,881	03/31/2021	Workout World	23,796	07/31/2027
Loan	39	Metro Village Apartments	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Sedona Ridge	0.5%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Eden of Easton Apartments	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Scott and White Healthcare Clinics	0.4%	Fee Simple			Scott & White Healthcare (Family Practice Facility)	14,406	07/31/2028	Scott & White Healthcare (Pediatric Practice Facility)	7,644	06/30/2028
Loan	43	Metro Mini Storage The Woodlands	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Madison Heights Self Storage	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Walgreens - Silsbee, TX	0.4%	Fee Simple			Walgreens	14,550	01/31/2035	NAP	NAP	NAP
Loan	46	Mini Stor San Rafael	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Flats at Cotton Council	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Keep It Self Storage - Van Nuys	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	50	Metro Mini Storage College Station	0.3%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Burns Corners Shopping Center	0.2%	Leasehold	1/31/2018	8 options, 5 years each	Five Guys	2,400	05/31/2018	Koi Sushi & Hibachi Bar	2,000	08/31/2015
Loan	52	Dickinson 16	0.1%	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Big 5 El Cerrito	0.1%	Fee Simple			Big 5 Sporting Goods	16,665	01/31/2015	NAP	NAP	NAP

A-1-7

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease			Lease
Flag	ID	Property Name	Balance	3rd Largest Tenant(21)(22)	SF	Expiration(19)	4th Largest Tenant(21)	SF	Expiration(19)	5th Largest Tenant(21)	SF	Expiration(19)
Loan	1	60 Hudson Street(28)	11.3%	Sprint Communications	96,826	12/31/2022	Telx	91,929	10/31/2027	Zayo Colocation	43,156	07/31/2022
Loan	2	Saint Louis Galleria(28)	9.0%	H&M	12,913	01/31/2016	Urban Outfitters	12,623	01/31/2016	Love Culture	12,553	11/30/2020
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	175 West Jackson(28)	8.1%	TWG Holdings, Inc.	132,621	04/30/2022	Securities and Exchange Commission	102,613	01/31/2017	Sedgwick	88,075	05/31/2020
Loan	5	Hilton Universal Studios	7.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	iStorage Portfolio 3	4.7%
Property	6.01	iStorage Burlington	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.02	iStorage Washington Township	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.03	iStorage Blackwood	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.04	iStorage Cape May	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.05	iStorage Smithville	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.06	iStorage West Deptford	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.07	iStorage Howell	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.08	iStorage Mullica Hill	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.09	iStorage Aston	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	6.10	iStorage Akron	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	7	Esplanade at City Park	3.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Lloyd Crossing	2.7%	h.h. gregg	39,007	09/30/2019	PetSmart	26,279	01/31/2018	Staples	25,210	02/28/2017
Loan	9	Morgan Houston Portfolio	2.7%
Property	9.01	The Veranda	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.02	Stone Ridge	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	9.03	University Green	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	STG Portfolio	2.3%
Property	10.01	Jacuzzi Street	0.9%	Sengso Enterprise, Inc dba 101 Auto Body	12,850	12/31/2016	Mark Stern dba MG Recovery, LLC	6,867	01/31/2016	Flips N Flops	6,594	12/31/2014
Property	10.02	Telegraph Avenue	0.8%	Alta Bates Summit Medical Center	7,056	05/31/2014	Ansys, Inc.	5,829	12/31/2017	Imagize, LLC	3,579	07/31/2015
Property	10.03	Beaverton	0.2%	Alliance Capital Partners Corporation	3,018	09/30/2018	Marinepolis USA, Inc.	1,983	02/28/2017	Pitney Bowes, inc.	1,532	06/30/2014
Property	10.04	Blume Drive	0.2%	Petsas & Hill, CPAs, Inc.	3,798	10/31/2017	Larson, Vandersloot & Rivers	3,601	08/31/2014	Excellent Packaging, Inc.	3,423	05/31/2018
Property	10.05	Lakeside Drive	0.2%	Public Employees Union, Local One	4,538	08/31/2016	Brazilian Baptist Church of East Bay	3,109	01/14/2014	Mesa Electronics	2,644	12/31/2016
Loan	11	Abbotts Square	2.2%	TD Bank	6,600	07/31/2022	Citibank	4,830	12/31/2017	Rite Aide Drug	4,680	08/31/2015
Loan	12	Lancaster Commerce Center	2.2%	Factory 2 U	17,404	01/31/2020	The Salvation Army	14,400	04/30/2015	Big 5 Corp	13,128	01/31/2016
Loan	13	Garden Ridge HQ	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%
Property	14.01	Acadian Centre	0.6%	Hammond, Sills, Adkins & Guice, LLP	10,899	09/30/2020	DP Engineering	3,899	08/31/2016	Allstate Insurance	3,687	04/14/2014
Property	14.02	Corporate Atrium	0.6%	U.S. Airforce, Navy & Marines	7,668	09/30/2017	Pelican Finance of LA	5,918	04/30/2014	Keegan De Nicola, LLC	5,080	01/31/2015
Property	14.03	Citiplace II	0.3%	Brown & Brown of Louisiana, Inc	3,783	08/31/2017	Goss Financial	3,363	11/30/2015	NAP	NAP	NAP
Property	14.04	Corporate II	0.3%	Georgia Gulf Corp.	5,333	10/31/2017	Medical Resources & Guidance, Inc	4,296	12/31/2015	PTS Solutions	3,182	08/31/2014
Loan	15	Yedla Hospitality Portfolio	1.6%
Property	15.01	Marriott Courtyard Decatur	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.02	Hampton Inn Huntsville	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	15.03	Hampton Inn Decatur	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Park Plaza	1.6%	Berkley Underwriting Partners, LLC	18,516	02/28/2019	Connect Hearing, Inc.	11,764	02/14/2017	Medical Staffing Network Healthcare, LLC	9,020	12/31/2018
Loan	17	El Gran Sol	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	18	1020-1084 N Delaware Ave	1.6%	EBE Entertainment	14,806	10/31/2020	Visiting Nurses (PHMC)	6,854	09/30/2021	Shalom	5,973	02/14/2015
Loan	19	Otter Creek Shopping Center	1.5%	Big Lots	27,750	01/31/2018	Office Max	23,500	11/30/2018	The Salon Professional Academy	6,700	07/31/2017
Loan	20	Carmel Mission Inn	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	525 West 22nd Street	1.3%	Ameringer Yohe	3,137	07/31/2019	Yancey Richardson Fine Arts, Inc.	3,096	09/14/2023	New Art, LLC d/b/a Hansel and Gretel Picture Garden	500	09/30/2018
Loan	22	Albertson's San Diego	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Earthbound Farm Yuma	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	El Sol del Prado	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Plaza Riviera	1.1%	SYN Chiropractic Inc.	4,314	04/30/2016	Campbell, Cari; DBA: Dance Forever Studio	2,548	01/01/2017	T2 Technology Group, LLC	2,000	04/30/2016
Loan	26	Harker Heights Medical Pavilion	1.0%	Eyecare Institute, P.A.	4,504	05/21/2022	MLMD, P.A.	3,831	05/21/2022	HH/Killeen Health System, LLC	3,513	06/30/2022
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Windsor Landing Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Akron Centre Plaza	0.9%	Roderick Linton Belfance, LLP	14,303	12/31/2023	Community Legal Aid Services	14,303	10/31/2017	Summit Data Communications	14,303	06/30/2018
Loan	30	Washington Valley Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Commons at Little Falls	0.8%	Capers & Lemons	6,000	02/29/2024	NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Stonegate Village Apartments	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	34	6th and Rio Retail	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Parkwood Plaza	0.6%	Freebirds World Burrito	2,500	12/31/2023	T-Mobile West LLC	2,500	09/30/2019	Milestone Dental of Keller	2,200	01/31/2018
Loan	36	Woodlands Centre	0.6%	Imagefirst Uniform Rental Service	8,293	09/30/2020	Farmers Insurance Exchange	5,406	01/31/2016	Integrity Applications Inc	3,447	04/30/2018
Loan	37	Courtyards at San Jose	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	38	Brooks Edge Plaza	0.5%	Koo Restaurant	3,950	02/28/2023	Osteria	2,520	06/30/2024	Panda House	1,350	09/30/2016
Loan	39	Metro Village Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	40	Sedona Ridge	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Eden of Easton Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	42	Scott and White Healthcare Clinics	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	Metro Mini Storage The Woodlands	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Madison Heights Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	45	Walgreens - Silsbee, TX	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Mini Stor San Rafael	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	48	Flats at Cotton Council	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Keep It Self Storage - Van Nuys	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	50	Metro Mini Storage College Station	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	51	Burns Corners Shopping Center	0.2%	Starbucks	1,935	03/31/2018	Firehouse Subs	1,800	09/30/2018	Tucker Pizza	1,600	12/31/2014
Loan	52	Dickinson 16	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Big 5 El Cerrito	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-8

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of			Upfront	Monthly	Upfront	Monthly
Property			Initial Pool		Occupancy	Replacement	Replacement	TI/LC	TI/LC
Flag	ID	Property Name	Balance	Occupancy(18)	As-of Date	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)(25)	Reserves ($)(24)(25)
Loan	1	60 Hudson Street(28)	11.3%	74.8%	08/29/2013		Springing		Springing
Loan	2	Saint Louis Galleria(28)	9.0%	95.9%	08/31/2013		Springing		Springing
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	69.7%	08/31/2013	267,300	5.0% of the prior month's gross revenues (excluding gross revenues derived from the non-collateral condominiums)
Loan	4	175 West Jackson(28)	8.1%	91.8%	10/10/2013		8,184	480,000	281,232
Loan	5	Hilton Universal Studios	7.7%	85.2%	08/31/2013		1% of prior month's operating income
Loan	6	iStorage Portfolio 3	4.7%	79.0%	10/31/2013	830,000	9,583
Property	6.01	iStorage Burlington	0.7%	87.2%	10/31/2013
Property	6.02	iStorage Washington Township	0.5%	84.4%	10/31/2013
Property	6.03	iStorage Blackwood	0.5%	69.3%	10/31/2013
Property	6.04	iStorage Cape May	0.5%	93.9%	10/31/2013
Property	6.05	iStorage Smithville	0.5%	60.9%	10/31/2013
Property	6.06	iStorage West Deptford	0.4%	68.2%	10/31/2013
Property	6.07	iStorage Howell	0.4%	92.5%	10/31/2013
Property	6.08	iStorage Mullica Hill	0.4%	67.9%	10/31/2013
Property	6.09	iStorage Aston	0.4%	91.8%	10/31/2013
Property	6.10	iStorage Akron	0.3%	94.0%	10/31/2013
Loan	7	Esplanade at City Park	3.9%	97.0%	11/13/2013		10,303
Loan	8	Lloyd Crossing	2.7%	97.6%	10/21/2013		7,349		14,133
Loan	9	Morgan Houston Portfolio	2.7%	94.9%	09/17/2013		15,301
Property	9.01	The Veranda	1.2%	92.5%	09/17/2013
Property	9.02	Stone Ridge	0.9%	94.4%	09/17/2013
Property	9.03	University Green	0.6%	97.9%	09/17/2013
Loan	10	STG Portfolio	2.3%	87.1%	10/01/2013		5,855	1,300,000	29,276
Property	10.01	Jacuzzi Street	0.9%	93.9%	10/01/2013
Property	10.02	Telegraph Avenue	0.8%	78.0%	10/01/2013
Property	10.03	Beaverton	0.2%	86.9%	10/01/2013
Property	10.04	Blume Drive	0.2%	88.2%	10/01/2013
Property	10.05	Lakeside Drive	0.2%	78.8%	10/01/2013
Loan	11	Abbotts Square	2.2%	89.5%	11/22/2013		1,175	700,000	5,500
Loan	12	Lancaster Commerce Center	2.2%	82.5%	10/18/2013	7,800	7,800		20,400
Loan	13	Garden Ridge HQ	2.1%	100.0%	12/06/2013		Springing		Springing
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	82.1%	10/01/2013		4,987	11,698	22,942
Property	14.01	Acadian Centre	0.6%	98.4%	10/01/2013
Property	14.02	Corporate Atrium	0.6%	73.5%	10/01/2013
Property	14.03	Citiplace II	0.3%	88.0%	10/01/2013
Property	14.04	Corporate II	0.3%	68.9%	10/01/2013
Loan	15	Yedla Hospitality Portfolio	1.6%	58.9%	09/30/2013		1/12 of 4.0% of prior year's Gross Income
Property	15.01	Marriott Courtyard Decatur	0.8%	66.8%	09/30/2013
Property	15.02	Hampton Inn Huntsville	0.4%	52.6%	09/30/2013
Property	15.03	Hampton Inn Decatur	0.4%	57.3%	09/30/2013
Loan	16	Park Plaza	1.6%	93.8%	10/02/2013		3,513		Springing
Loan	17	El Gran Sol	1.6%	92.8%	10/24/2013		11,583
Loan	18	1020-1084 N Delaware Ave	1.6%	94.8%	10/15/2013		2,872	150,000	11,047
Loan	19	Otter Creek Shopping Center	1.5%	89.3%	09/26/2013		3,981		10,947
Loan	20	Carmel Mission Inn	1.3%	67.3%	08/31/2013		4% of the prior month's gross revenues
Loan	21	525 West 22nd Street	1.3%	100.0%	10/22/2013		270		1,352
Loan	22	Albertson's San Diego	1.2%	100.0%	12/06/2013		358
Loan	23	Earthbound Farm Yuma	1.1%	100.0%	12/06/2013		Springing		7,333
Loan	24	El Sol del Prado	1.1%	91.9%	10/20/2013		9,750
Loan	25	Plaza Riviera	1.1%	92.9%	10/17/2013		1,198	250,000	3,743
Loan	26	Harker Heights Medical Pavilion	1.0%	100.0%	09/30/2013	716	716	2,385	2,385
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	79.7%	08/31/2013		4% of the prior month's gross revenues
Loan	28	Windsor Landing Apartments	0.9%	93.0%	09/19/2013	35,000	4,167
Loan	29	Akron Centre Plaza	0.9%	97.9%	10/31/2013	3,578	3,578	500,000	12,702
Loan	30	Washington Valley Apartments	0.9%	94.4%	11/04/2013		1,800
Loan	31	Commons at Little Falls	0.8%	100.0%	10/03/2013		662		3,233
Loan	32	Stonegate Village Apartments	0.8%	94.2%	08/20/2013		6,000
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	80.2%	08/31/2013		4% of the prior month's gross revenues
Loan	34	6th and Rio Retail	0.7%	98.3%	09/18/2013		321		1,605
Loan	35	Parkwood Plaza	0.6%	100.0%	10/01/2013		474		2,134
Loan	36	Woodlands Centre	0.6%	100.0%	09/24/2013		926		8,500
Loan	37	Courtyards at San Jose	0.6%	100.0%	09/30/2013		2,250
Loan	38	Brooks Edge Plaza	0.5%	96.1%	10/28/2013		870	55,000	5,799
Loan	39	Metro Village Apartments	0.5%	96.0%	10/21/2013	2,533	2,533
Loan	40	Sedona Ridge	0.5%	89.6%	10/08/2013	175,000	9,527
Loan	41	Eden of Easton Apartments	0.4%	97.4%	10/29/2013	12,128	12,128
Loan	42	Scott and White Healthcare Clinics	0.4%	100.0%	10/01/2013		Springing
Loan	43	Metro Mini Storage The Woodlands	0.4%	81.1%	09/30/2013		1,070
Loan	44	Madison Heights Self Storage	0.4%	93.3%	09/11/2013		1,084
Loan	45	Walgreens - Silsbee, TX	0.4%	100.0%	12/06/2013
Loan	46	Mini Stor San Rafael	0.4%	98.2%	09/30/2013		Springing
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	78.0%	10/24/2013	490	490
Loan	48	Flats at Cotton Council	0.3%	98.5%	09/12/2013	18,000	Springing
Loan	49	Keep It Self Storage - Van Nuys	0.3%	83.5%	10/24/2013	414	414
Loan	50	Metro Mini Storage College Station	0.3%	73.5%	09/30/2013		901
Loan	51	Burns Corners Shopping Center	0.2%	87.2%	09/27/2013		312		1,561
Loan	52	Dickinson 16	0.1%	100.0%	10/02/2013		400
Loan	53	Big 5 El Cerrito	0.1%	100.0%	12/06/2013		Springing	175,000	Springing

A-1-9

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Tax	Tax	Insurance	Insurance	Engineering
Flag	ID	Property Name	Balance	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserve($)(23)
Loan	1	60 Hudson Street(28)	11.3%	4,569,336	942,594		Springing
Loan	2	Saint Louis Galleria(28)	9.0%		Springing		Springing
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	874,987	145,831	684,999	76,111	1,612,111
Loan	4	175 West Jackson(28)	8.1%	3,270,096	1,090,032	252,815	19,660
Loan	5	Hilton Universal Studios	7.7%	539,148	134,787	297,457	Springing
Loan	6	iStorage Portfolio 3	4.7%	176,667	88,334	45,476	4,134
Property	6.01	iStorage Burlington	0.7%
Property	6.02	iStorage Washington Township	0.5%
Property	6.03	iStorage Blackwood	0.5%
Property	6.04	iStorage Cape May	0.5%
Property	6.05	iStorage Smithville	0.5%
Property	6.06	iStorage West Deptford	0.4%
Property	6.07	iStorage Howell	0.4%
Property	6.08	iStorage Mullica Hill	0.4%
Property	6.09	iStorage Aston	0.4%
Property	6.10	iStorage Akron	0.3%
Loan	7	Esplanade at City Park	3.9%	580,329	54,300		24,479
Loan	8	Lloyd Crossing	2.7%	175,000	87,500	14,082	3,969	7,700
Loan	9	Morgan Houston Portfolio	2.7%	76,925	41,956		Springing	292,250
Property	9.01	The Veranda	1.2%
Property	9.02	Stone Ridge	0.9%
Property	9.03	University Green	0.6%
Loan	10	STG Portfolio	2.3%	118,500	21,250	45,343	9,925	360,000
Property	10.01	Jacuzzi Street	0.9%
Property	10.02	Telegraph Avenue	0.8%
Property	10.03	Beaverton	0.2%
Property	10.04	Blume Drive	0.2%
Property	10.05	Lakeside Drive	0.2%
Loan	11	Abbotts Square	2.2%	389,593	35,418	22,955	3,279
Loan	12	Lancaster Commerce Center	2.2%	117,330	58,665	45,937	7,656	293,006
Loan	13	Garden Ridge HQ	2.1%		Springing		Springing
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	174,535	15,867		Springing	4,375
Property	14.01	Acadian Centre	0.6%
Property	14.02	Corporate Atrium	0.6%
Property	14.03	Citiplace II	0.3%
Property	14.04	Corporate II	0.3%
Loan	15	Yedla Hospitality Portfolio	1.6%	35,000	11,667	35,156	5,022
Property	15.01	Marriott Courtyard Decatur	0.8%
Property	15.02	Hampton Inn Huntsville	0.4%
Property	15.03	Hampton Inn Decatur	0.4%
Loan	16	Park Plaza	1.6%	98,125	32,708		Springing
Loan	17	El Gran Sol	1.6%	156,174	27,571		Springing	42,240
Loan	18	1020-1084 N Delaware Ave	1.6%	145,292	14,529	10,384	3,461	114,094
Loan	19	Otter Creek Shopping Center	1.5%	54,099	27,050	28,759	2,876	10,640
Loan	20	Carmel Mission Inn	1.3%	47,500	23,750	11,785	11,785
Loan	21	525 West 22nd Street	1.3%		15,917	8,728	1,455
Loan	22	Albertson's San Diego	1.2%		Springing		Springing
Loan	23	Earthbound Farm Yuma	1.1%		Springing		Springing
Loan	24	El Sol del Prado	1.1%	110,505	20,340		Springing	50,880
Loan	25	Plaza Riviera	1.1%	34,800	8,700	2,500	417	6,250
Loan	26	Harker Heights Medical Pavilion	1.0%		19,075	29,120	3,640
Loan	27	Hampton Inn Pittsburgh Airport	1.0%		16,702		Springing
Loan	28	Windsor Landing Apartments	0.9%	9,239	9,239		Springing	84,375
Loan	29	Akron Centre Plaza	0.9%	190,420	31,737		Springing
Loan	30	Washington Valley Apartments	0.9%	102,669	9,334	18,940	2,368
Loan	31	Commons at Little Falls	0.8%	14,457	7,228		Springing
Loan	32	Stonegate Village Apartments	0.8%	115,351	10,486		Springing
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%		9,895		Springing
Loan	34	6th and Rio Retail	0.7%	14,000	3,500	4,100	513
Loan	35	Parkwood Plaza	0.6%		14,333	4,950	413
Loan	36	Woodlands Centre	0.6%	34,000	8,000	8,512	1,419
Loan	37	Courtyards at San Jose	0.6%	50,293	5,029	31,244	4,463	18,750
Loan	38	Brooks Edge Plaza	0.5%	46,667	23,334	12,531	1,790
Loan	39	Metro Village Apartments	0.5%	10,215	5,108	13,299	3,022
Loan	40	Sedona Ridge	0.5%	103,963	9,451	8,796	8,796	53,619
Loan	41	Eden of Easton Apartments	0.4%		5,737	33,356	3,336	56,575
Loan	42	Scott and White Healthcare Clinics	0.4%		Springing		Springing
Loan	43	Metro Mini Storage The Woodlands	0.4%	6,167	6,167		Springing
Loan	44	Madison Heights Self Storage	0.4%	8,625	8,625	625	625
Loan	45	Walgreens - Silsbee, TX	0.4%		Springing		Springing
Loan	46	Mini Stor San Rafael	0.4%		Springing		Springing
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	9,721	3,240	3,674	612
Loan	48	Flats at Cotton Council	0.3%	23,767	Springing	14,181	Springing
Loan	49	Keep It Self Storage - Van Nuys	0.3%	9,170	3,057	2,556	365
Loan	50	Metro Mini Storage College Station	0.3%	4,334	4,334		Springing
Loan	51	Burns Corners Shopping Center	0.2%	11,000	2,750	6,708	671	2,000
Loan	52	Dickinson 16	0.1%	22,667	2,267	4,813	637
Loan	53	Big 5 El Cerrito	0.1%		Springing		Springing

A-1-10

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Other
Property			Initial Pool	Other	Reserves
Flag	ID	Property Name	Balance	Reserves ($)(23)(24)(25)	Description(23)(24)(25)
Loan	1	60 Hudson Street(28)	11.3%	Springing	Income Tax Reserve (Springing Monthly: 20% of Excess Cash Flow)
Loan	2	Saint Louis Galleria(28)	9.0%
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	806,876	Debt Service (Upfront: 806,876); Seasonal (Springing Monthly June-August: 403,438); Condo Reserve (Springing Monthly: 1/12 of Condo Expenses)
Loan	4	175 West Jackson(28)	8.1%	Excess Cash	Free Rent Reserve (Monthly: Excess Cash)
Loan	5	Hilton Universal Studios	7.7%	12,699,937	PIP Reserve (Upfront: 12,699,937)
Loan	6	iStorage Portfolio 3	4.7%	6,650,000	Ground Lease Holdback (Upfront: 6,650,000) Ground Lease Reserve (Springing Monthly: Excess Cash Flow)
Property	6.01	iStorage Burlington	0.7%
Property	6.02	iStorage Washington Township	0.5%
Property	6.03	iStorage Blackwood	0.5%
Property	6.04	iStorage Cape May	0.5%
Property	6.05	iStorage Smithville	0.5%
Property	6.06	iStorage West Deptford	0.4%
Property	6.07	iStorage Howell	0.4%
Property	6.08	iStorage Mullica Hill	0.4%
Property	6.09	iStorage Aston	0.4%
Property	6.10	iStorage Akron	0.3%
Loan	7	Esplanade at City Park	3.9%	2,200,000	Renovation Reserve (Upfront: 2,200,000)
Loan	8	Lloyd Crossing	2.7%	Springing	Kohl's Lease Reserve (Springing Monthly: Excess Cash Flow)
Loan	9	Morgan Houston Portfolio	2.7%
Property	9.01	The Veranda	1.2%
Property	9.02	Stone Ridge	0.9%
Property	9.03	University Green	0.6%
Loan	10	STG Portfolio	2.3%	46,720	Free Rent Reserve (Upfront: 46,720)
Property	10.01	Jacuzzi Street	0.9%
Property	10.02	Telegraph Avenue	0.8%
Property	10.03	Beaverton	0.2%
Property	10.04	Blume Drive	0.2%
Property	10.05	Lakeside Drive	0.2%
Loan	11	Abbotts Square	2.2%	2,712,000	Holdbacks (Upfront: 1,526,000); Garden of Eden (Upfront: 975,000); Occupancy (Upfront: 111,000; Springing Monthly: Excess Cash Flow); Citibank (Upfront: 100,000)
Loan	12	Lancaster Commerce Center	2.2%	316,133	Upfront Tenant Reserves (Upfront: 232,133); Styles for Less Holdback (Upfront: 24,000); Styles for Less TI/LC Reserve (Upfront: 60,000)
Loan	13	Garden Ridge HQ	2.1%
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	222,079	Free Rent Reserve (Upfront: 222,079)
Property	14.01	Acadian Centre	0.6%
Property	14.02	Corporate Atrium	0.6%
Property	14.03	Citiplace II	0.3%
Property	14.04	Corporate II	0.3%
Loan	15	Yedla Hospitality Portfolio	1.6%	3,185,000	PIP Reserve (Upfront: 1,945,000); Earnout Reserve (Upfront: 1,240,000)
Property	15.01	Marriott Courtyard Decatur	0.8%
Property	15.02	Hampton Inn Huntsville	0.4%
Property	15.03	Hampton Inn Decatur	0.4%
Loan	16	Park Plaza	1.6%	29,157	Medical Staffing Holdback (Upfront: 29,157); Traveler's Reserve (Springing Monthly: Excess Cash Flow)
Loan	17	El Gran Sol	1.6%
Loan	18	1020-1084 N Delaware Ave	1.6%	1,753,052	Occupancy Reserve (Upfront: 1,250,000); Rent Abatement Reserve (Upfront: 162,212); Outstanding Tenant Obligations (Upfront: 340,840)
Loan	19	Otter Creek Shopping Center	1.5%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	20	Carmel Mission Inn	1.3%	1,650,000	Property Renovation (Upfront: 1,200,000); Seasonality (Upfront: 400,000; Monthly: 75,000); Ground Rent (Upfront: 50,000; Monthly: Springing)
Loan	21	525 West 22nd Street	1.3%	100,000	Free Rent Reserve (Upfront: 80,000); Condo Common Charge Reserve (Upfront: 20,000, Monthly: 6,556)
Loan	22	Albertson's San Diego	1.2%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Common Charges Account (Springing Monthly: 1/12 of budgeted Common Charges)
Loan	23	Earthbound Farm Yuma	1.1%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	24	El Sol del Prado	1.1%
Loan	25	Plaza Riviera	1.1%
Loan	26	Harker Heights Medical Pavilion	1.0%	11,750	Ground Rent Reserve (Upfront: 11,750); Killeen Reserve Fund (Springing: Excess Cash)
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	900,000	PIP Reserve (Upfront: 900,000)
Loan	28	Windsor Landing Apartments	0.9%
Loan	29	Akron Centre Plaza	0.9%	718,217	Rent Free (Upfront: 570,519); Krugliak (Upfront: 3,730); Summit Data (Upfront: 25,788); Roderick (Upfront: 104,612); Blue Frog (Upfront: 13,568)
Loan	30	Washington Valley Apartments	0.9%
Loan	31	Commons at Little Falls	0.8%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	32	Stonegate Village Apartments	0.8%	750,000	Property Renovation Reserve (Upfront: 750,000)
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	3,300,000	PIP Reserve (Upfront: 3,300,000)
Loan	34	6th and Rio Retail	0.7%	359,019	Powder Room TILC (Upfront: 257,404, Springing Monthly: Excess Cash Flow); Free Rent Reserve (Upfront: 71,615); Landlord Work Reserve (Upfront: 30,000)
Loan	35	Parkwood Plaza	0.6%	110,882	Massage Envy TI (Upfront: 84,375); Sears Rent Credit (Upfront: 11,575); Freebirds Rent (Upfront: 10,907); Vapor Galleria Rent (Upfront: 4,025)
Loan	36	Woodlands Centre	0.6%	20,200	Free Rent Reserve (Upfront: 20,200, Monthly: 3,500); Merkle/Tunnell Reserve (Monthly: Springing)
Loan	37	Courtyards at San Jose	0.6%	200,000	Liquidity Holdback Reserve (Upfront: $200,000)
Loan	38	Brooks Edge Plaza	0.5%	441,146	Debt Service Reserve (Upfront: 369,869); Workout World Prepaid Rent Reserve (71,277)
Loan	39	Metro Village Apartments	0.5%
Loan	40	Sedona Ridge	0.5%
Loan	41	Eden of Easton Apartments	0.4%	3,800	Credit Check Reserve (Upfront: 2,500); O&M Program Reserve (Upfront: 1,300)
Loan	42	Scott and White Healthcare Clinics	0.4%
Loan	43	Metro Mini Storage The Woodlands	0.4%
Loan	44	Madison Heights Self Storage	0.4%
Loan	45	Walgreens - Silsbee, TX	0.4%
Loan	46	Mini Stor San Rafael	0.4%
Loan	47	Keep It Self Storage - Santa Clarita	0.4%
Loan	48	Flats at Cotton Council	0.3%	42,676	Debt Service Reserve (Upfront: 42,676)
Loan	49	Keep It Self Storage - Van Nuys	0.3%
Loan	50	Metro Mini Storage College Station	0.3%	20,000	DSCR Reserve (Upfront: 20,000)
Loan	51	Burns Corners Shopping Center	0.2%	47,560	Walgreens Tax Reserve (Upfront: 35,000); Ground Rent Reserve (Upfront: 12,560, Monthly: 12,560)
Loan	52	Dickinson 16	0.1%
Loan	53	Big 5 El Cerrito	0.1%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)

A-1-11

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(27)	Report Date	Purpose	Sponsor
Loan	1	60 Hudson Street(28)	11.3%	09/04/2013	09/04/2013	Refinance	60 Hudson Owner LLC
Loan	2	Saint Louis Galleria(28)	9.0%	09/30/2013	09/27/2013	Refinance	GGPLP L.L.C.
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	08/01/2013	08/01/2013	Refinance	Todd R. Nelson; Shari L. Nelson
Loan	4	175 West Jackson(28)	8.1%	07/05/2013	07/02/2013	Refinance	Strategic Investment Property Fund, Inc.
Loan	5	Hilton Universal Studios	7.7%	10/17/2013	10/11/2013	Refinance	Universal Paragon Corporation; Sun Hill Properties, Inc. (Los Angeles)
Loan	6	iStorage Portfolio 3	4.7%			Refinance/Acquisition	Christopher P. Miller; Storage Quest Investments Limited Partnership
Property	6.01	iStorage Burlington	0.7%	11/04/2013	10/18/2013
Property	6.02	iStorage Washington Township	0.5%	10/30/2013	10/18/2013
Property	6.03	iStorage Blackwood	0.5%	10/30/2013	10/18/2013
Property	6.04	iStorage Cape May	0.5%	10/30/2013	10/18/2013
Property	6.05	iStorage Smithville	0.5%	11/05/2013	10/18/2013
Property	6.06	iStorage West Deptford	0.4%	10/30/2013	10/18/2013
Property	6.07	iStorage Howell	0.4%	11/05/2013	10/18/2013
Property	6.08	iStorage Mullica Hill	0.4%	10/30/2013	10/18/2013
Property	6.09	iStorage Aston	0.4%	10/29/2013	10/18/2013
Property	6.10	iStorage Akron	0.3%	11/04/2013	10/18/2013
Loan	7	Esplanade at City Park	3.9%	10/25/2013	10/23/2013	Acquisition	George W. Banks; David N. Khoury
Loan	8	Lloyd Crossing	2.7%	10/29/2013	10/29/2013	Refinance	Adrian Brown; Jerome Gershman
Loan	9	Morgan Houston Portfolio	2.7%			Refinance	Robert C. Morgan
Property	9.01	The Veranda	1.2%	09/06/2013	09/09/2013
Property	9.02	Stone Ridge	0.9%	09/06/2013	09/05/2013
Property	9.03	University Green	0.6%	09/06/2013	09/05/2013
Loan	10	STG Portfolio	2.3%			Refinance	John Ziegler
Property	10.01	Jacuzzi Street	0.9%	11/22/2013	10/11/2013
Property	10.02	Telegraph Avenue	0.8%	11/22/2013	10/11/2013
Property	10.03	Beaverton	0.2%	11/22/2013	10/11/2013
Property	10.04	Blume Drive	0.2%	11/22/2013	10/11/2013
Property	10.05	Lakeside Drive	0.2%	11/22/2013	10/11/2013
Loan	11	Abbotts Square	2.2%	10/25/2013	10/28/2013	Refinance	Eric Blumenfeld; Ronald L. Cantor
Loan	12	Lancaster Commerce Center	2.2%	09/09/2013	09/05/2013	Acquisition	William R. Rothacker
Loan	13	Garden Ridge HQ	2.1%	10/25/2013	10/04/2013	Acquisition	AG Net Lease II Corp.
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%			Acquisition	Perry M. Waughtal
Property	14.01	Acadian Centre	0.6%	11/02/2012	11/01/2012
Property	14.02	Corporate Atrium	0.6%	10/31/2012	10/31/2012
Property	14.03	Citiplace II	0.3%	10/31/2012	10/31/2012
Property	14.04	Corporate II	0.3%	10/31/2012	10/30/2012
Loan	15	Yedla Hospitality Portfolio	1.6%			Refinance	Babu Kakani; Mohana Velagapudi; Koteswara Rao Yedla; Venkata Kantamneni
Property	15.01	Marriott Courtyard Decatur	0.8%	10/23/2013	08/09/2013
Property	15.02	Hampton Inn Huntsville	0.4%	10/23/2013	08/09/2013
Property	15.03	Hampton Inn Decatur	0.4%	10/23/2013	08/09/2013
Loan	16	Park Plaza	1.6%	10/31/2013	10/21/2013	Acquisition	Gimmel Investment Properties, LLLP
Loan	17	El Gran Sol	1.6%	10/14/2013	10/14/2013	Refinance	Michael E. Novelli; Ken Lawrence; Moriah Houston, LLC
Loan	18	1020-1084 N Delaware Ave	1.6%	10/14/2013	08/12/2013	Refinance	Michael Samschick
Loan	19	Otter Creek Shopping Center	1.5%	09/10/2013	09/11/2013	Refinance	Stelios Aktipis; Samuel J. Girgis
Loan	20	Carmel Mission Inn	1.3%	10/23/2013	10/08/2013	Acquisition	Craig Stevenson; Jimmy Kwong; Paul P. Lee
Loan	21	525 West 22nd Street	1.3%	11/21/2013	11/13/2013	Refinance	Philippe Weissberg; Jonathan Leitersdorf; Christopher Schlank
Loan	22	Albertson's San Diego	1.2%	10/09/2013	10/09/2013	Refinance	Leonardo Simpser; Luis Maizel
Loan	23	Earthbound Farm Yuma	1.1%	11/19/2013	11/18/2013	Acquisition	Gramercy Property Trust Inc.
Loan	24	El Sol del Prado	1.1%	10/14/2013	10/14/2013	Refinance	Michael E. Novelli; Ken Lawrence; Moriah Houston, LLC
Loan	25	Plaza Riviera	1.1%	10/18/2013	05/20/2013	Refinance	Jeffrey J. Ginsburg; Gregory T. Ginsburg
Loan	26	Harker Heights Medical Pavilion	1.0%	05/20/2013	05/23/2013	Refinance	Ren Investors, LTD
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	09/25/2013	09/25/2013	Acquisition	American Hotel Income Properties REIT Inc.
Loan	28	Windsor Landing Apartments	0.9%	09/25/2013	09/25/2013	Refinance	Brian Martin
Loan	29	Akron Centre Plaza	0.9%	11/01/2013	11/01/2013	Refinance	Ronald N. Weiser, individually and as Trustee of the Ronald N. Weiser Trust u/a/d June 7, 1983
Loan	30	Washington Valley Apartments	0.9%	09/18/2013	09/18/2013	Acquisition	David H. Feinberg
Loan	31	Commons at Little Falls	0.8%	09/16/2013	09/13/2013	Refinance	Spectrum Alliance, LP; Robert T. Wrigley
Loan	32	Stonegate Village Apartments	0.8%	09/16/2013	09/16/2013	Acquisition	Jason Post
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	09/25/2013	09/25/2013	Acquisition	American Hotel Income Properties REIT Inc.
Loan	34	6th and Rio Retail	0.7%	10/04/2013	10/03/2013	Refinance	Natin Paul
Loan	35	Parkwood Plaza	0.6%	09/19/2013	09/17/2013	Refinance	Rodney K. Jones
Loan	36	Woodlands Centre	0.6%	10/08/2013	10/08/2013	Refinance	Kevin J. Silverang
Loan	37	Courtyards at San Jose	0.6%	10/15/2013	10/11/2013	Refinance	Robert W. Sacks
Loan	38	Brooks Edge Plaza	0.5%	10/14/2013	10/11/2013	Recapitalization	Michael C. Haydinger
Loan	39	Metro Village Apartments	0.5%	10/30/2013	11/01/2013	Refinance	Gary S. Richman
Loan	40	Sedona Ridge	0.5%	09/13/2013	09/13/2013	Acquisition	Nova Eagle Multifamily Fund II, LLC
Loan	41	Eden of Easton Apartments	0.4%	05/08/2013	05/07/2013	Refinance	George Van Vliet
Loan	42	Scott and White Healthcare Clinics	0.4%	09/26/2013	09/25/2013	Acquisition	Robert F. Caldwell
Loan	43	Metro Mini Storage The Woodlands	0.4%	10/02/2013	10/01/2013	Refinance	C. Ray Drake
Loan	44	Madison Heights Self Storage	0.4%	10/01/2013	07/19/2013	Refinance	Kim E. Zeune
Loan	45	Walgreens - Silsbee, TX	0.4%	10/24/2013	10/23/2013	Acquisition	Timothy F. Haldeman; The Haldeman Family Revocable Trust
Loan	46	Mini Stor San Rafael	0.4%	10/15/2013	10/15/2013	Refinance	Michael J. Sandbach; Michael P. Egan
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	10/29/2013	10/31/2013	Refinance	Ben A. Dalby
Loan	48	Flats at Cotton Council	0.3%	09/24/2013	09/25/2013	Refinance	William M. Yandell, III; John A. Glassell
Loan	49	Keep It Self Storage - Van Nuys	0.3%	10/29/2013	11/01/2013	Refinance	Ben A. Dalby
Loan	50	Metro Mini Storage College Station	0.3%	10/02/2013	10/01/2013	Refinance	C. Ray Drake
Loan	51	Burns Corners Shopping Center	0.2%	08/28/2013	08/20/2013	Refinance	William D. McGee; W. Michael Caldwell
Loan	52	Dickinson 16	0.1%	09/23/2013	09/20/2013	Acquisition	N. Richard Kalikow
Loan	53	Big 5 El Cerrito	0.1%	10/14/2013	10/15/2013	Recapitalization	Bavak Land Company, LLC

A-1-12

COMM 2013-CCRE13

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Guarantor(26)
Loan	1	60 Hudson Street(28)	11.3%	60 Hudson Owner LLC
Loan	2	Saint Louis Galleria(28)	9.0%	GGPLP L.L.C.
Loan	3	Kalahari Resort and Convention Center(28)	9.0%	Todd R. Nelson; Shari L. Nelson
Loan	4	175 West Jackson(28)	8.1%	Strategic Investment Property Fund, Inc.
Loan	5	Hilton Universal Studios	7.7%	Universal Paragon Corporation; Sun Hill Properties, Inc. (Los Angeles)
Loan	6	iStorage Portfolio 3	4.7%	Christopher P. Miller; Storage Quest Investments Limited Partnership
Property	6.01	iStorage Burlington	0.7%
Property	6.02	iStorage Washington Township	0.5%
Property	6.03	iStorage Blackwood	0.5%
Property	6.04	iStorage Cape May	0.5%
Property	6.05	iStorage Smithville	0.5%
Property	6.06	iStorage West Deptford	0.4%
Property	6.07	iStorage Howell	0.4%
Property	6.08	iStorage Mullica Hill	0.4%
Property	6.09	iStorage Aston	0.4%
Property	6.10	iStorage Akron	0.3%
Loan	7	Esplanade at City Park	3.9%	George W. Banks; David N. Khoury
Loan	8	Lloyd Crossing	2.7%	Adrian Brown; Jerome Gershman
Loan	9	Morgan Houston Portfolio	2.7%	Robert C. Morgan
Property	9.01	The Veranda	1.2%
Property	9.02	Stone Ridge	0.9%
Property	9.03	University Green	0.6%
Loan	10	STG Portfolio	2.3%	John Ziegler
Property	10.01	Jacuzzi Street	0.9%
Property	10.02	Telegraph Avenue	0.8%
Property	10.03	Beaverton	0.2%
Property	10.04	Blume Drive	0.2%
Property	10.05	Lakeside Drive	0.2%
Loan	11	Abbotts Square	2.2%	Eric Blumenfeld; Ronald L. Cantor
Loan	12	Lancaster Commerce Center	2.2%	William R. Rothacker
Loan	13	Garden Ridge HQ	2.1%	AG Net Lease II Corp.
Loan	14	Baton Rouge Office Portfolio Pool 1	1.8%	Perry M. Waughtal
Property	14.01	Acadian Centre	0.6%
Property	14.02	Corporate Atrium	0.6%
Property	14.03	Citiplace II	0.3%
Property	14.04	Corporate II	0.3%
Loan	15	Yedla Hospitality Portfolio	1.6%	Babu Kakani; Mohana Velagapudi; Koteswara Rao Yedla; Venkata Kantamneni
Property	15.01	Marriott Courtyard Decatur	0.8%
Property	15.02	Hampton Inn Huntsville	0.4%
Property	15.03	Hampton Inn Decatur	0.4%
Loan	16	Park Plaza	1.6%	Gimmel Investment Properties, LLLP
Loan	17	El Gran Sol	1.6%	Michael E. Novelli; Ken Lawrence; Moriah Houston, LLC
Loan	18	1020-1084 N Delaware Ave	1.6%	Michael Samschick
Loan	19	Otter Creek Shopping Center	1.5%	Stelios Aktipis; Samuel J. Girgis
Loan	20	Carmel Mission Inn	1.3%	Craig Stevenson; Jimmy Kwong; Paul P. Lee
Loan	21	525 West 22nd Street	1.3%	Philippe Weissberg; Jonathan Leitersdorf; Christopher Schlank
Loan	22	Albertson's San Diego	1.2%	Leonardo Simpser; Luis Maizel
Loan	23	Earthbound Farm Yuma	1.1%	Gramercy Property Trust Inc.
Loan	24	El Sol del Prado	1.1%	Michael E. Novelli; Ken Lawrence; Moriah Houston, LLC
Loan	25	Plaza Riviera	1.1%	Jeffrey J. Ginsburg; Gregory T. Ginsburg
Loan	26	Harker Heights Medical Pavilion	1.0%	Ren Investors, LTD
Loan	27	Hampton Inn Pittsburgh Airport	1.0%	American Hotel Income Properties REIT Inc.
Loan	28	Windsor Landing Apartments	0.9%	Brian Martin
Loan	29	Akron Centre Plaza	0.9%	Ronald N. Weiser, individually and as Trustee of the Ronald N. Weiser Trust u/a/d June 7, 1983
Loan	30	Washington Valley Apartments	0.9%	David H. Feinberg
Loan	31	Commons at Little Falls	0.8%	Spectrum Alliance, LP; Robert T. Wrigley
Loan	32	Stonegate Village Apartments	0.8%	Jason Post
Loan	33	Residence Inn Pittsburgh Cranberry	0.7%	American Hotel Income Properties REIT Inc.
Loan	34	6th and Rio Retail	0.7%	Natin Paul
Loan	35	Parkwood Plaza	0.6%	Rodney K. Jones
Loan	36	Woodlands Centre	0.6%	Kevin J. Silverang
Loan	37	Courtyards at San Jose	0.6%	Robert W. Sacks
Loan	38	Brooks Edge Plaza	0.5%	Michael C. Haydinger
Loan	39	Metro Village Apartments	0.5%	Gary S. Richman
Loan	40	Sedona Ridge	0.5%	Nova Eagle Multifamily Fund II, LLC
Loan	41	Eden of Easton Apartments	0.4%	George Van Vliet
Loan	42	Scott and White Healthcare Clinics	0.4%	Robert F. Caldwell
Loan	43	Metro Mini Storage The Woodlands	0.4%	C. Ray Drake
Loan	44	Madison Heights Self Storage	0.4%	Kim E. Zeune
Loan	45	Walgreens - Silsbee, TX	0.4%	Timothy F. Haldeman; The Haldeman Family Revocable Trust
Loan	46	Mini Stor San Rafael	0.4%	Michael J. Sandbach; Michael P. Egan
Loan	47	Keep It Self Storage - Santa Clarita	0.4%	Ben A. Dalby
Loan	48	Flats at Cotton Council	0.3%	William M. Yandell, III; John A. Glassell
Loan	49	Keep It Self Storage - Van Nuys	0.3%	Ben A. Dalby
Loan	50	Metro Mini Storage College Station	0.3%	C. Ray Drake
Loan	51	Burns Corners Shopping Center	0.2%	William D. McGee; W. Michael Caldwell
Loan	52	Dickinson 16	0.1%	N. Richard Kalikow
Loan	53	Big 5 El Cerrito	0.1%	Bavak Land Company, LLC

A-1-13

FOOTNOTES TO ANNEX A-1
(1)
GACC—German American Capital Corporation or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; KeyBank—KeyBank National Association or one of its affiliates; LIG—Liberty Island Group I LLC or one of its affiliates.

(2)
GACC—German American Capital Corporation or one of its affiliates; CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; KeyBank—KeyBank National Association or one of its affiliates; LIG—Liberty Island Group I LLC or one of its affiliates.

(3)
Loan No. 1 – 60 Hudson Street – The Original Balance and Cut-off Date Balance of $125.0 million represent the Note A-1 of a $280.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the Note A-2 (which may be further divided) in the original principal amount of $155.0 million, which is expected to be held by GACC on the closing date.

Loan No. 2 – Saint Louis Galleria – The Original Balance and Cut-off Date Balance of $100.0 million represents the senior pooled component of the Note A-1 of a $215.0 million whole loan evidenced by two notes. The remaining junior non-pooled component of the Note A-1, with an Original Balance and Cut-off Date Balance of $20.0 million, is included in the Issuing Entity but is not pooled with the other Mortgage Loans included in the Mortgage Pool. The companion loan not included in the Issuing Entity is the Note A-2 (which may be further divided) in the original principal amount of $95.0 million, which is expected to be held by GACC on the closing date and is generally pari passu in right of payment to the $100.0 million senior pooled component.  Each of the senior pooled component of Note A-1 and the companion Note A-2 are generally senior in right of payment to the junior non-pooled component of Note A-1 as described in this prospectus supplement.

Loan No. 3 – Kalahari Resort and Convention Center – The Original Balance of $100.0 million and Cut-off Date Balance of $99.8 million represent the Note A-1, Note A-2, Note A-5 and Note A-6 of a $130.0 million whole loan evidenced by six pari passu notes. The pari passu companion loans are the Note A-3 in the original principal amount of $15.0 million, which is expected to be held by GACC or an affiliate on the closing date and the Note A-4 in the original principal amount of $15.0 million, which is expected to be held by LIG or an affiliate on the closing date.

Loan No. 4 – 175 West Jackson – The Original Balance and Cut-off Date Balance of $90.0 million represent the Note A-2-A of a $280.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the Note A-1 in the original principal amount of $150.0 million, which was securitized in the COMM 2013-CCRE12 mortgage trust, and the Note A-2-B in the original principal amount of $40.0 million, which is expected to be held by GACC on the closing date.

(4)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(5)	Loan No. 26 – Harker Heights Medical Pavilion – The Harker Heights Medical Pavilion Mortgaged Property is subject to a ground lease that contains medical office use restrictions.

(6)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the master servicing fee, sub-servicing fee, primary fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan, and with respect to any Non-Serviced Mortgage Loan, any related Pari Passu Loan Primary Servicing Fee Rate.

(7)
Loan No. 1 – 60 Hudson Street – The 60 Hudson Street Mortgage Loan has an ARD feature with an anticipated repayment date of November 6, 2023, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of November 6, 2043 of the greater of (i) 7.5000% and (ii) the sum of (a) the 10-year mid-market swap yield as of the anticipated repayment date and (b) 4.8300%.

Loan No. 45 – Walgreens – Silsbee, TX – The Walgreens – Silsbee, TX Mortgage Loan has an ARD feature with an anticipated repayment date of December 1, 2023, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of January 1, 2035, of the greater of (i) 7.51% or (ii) 2.50% plus the Treasury Rate for the week ending prior to the ARD date.

A-1-14

(8)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period.

(9)
“Hard” generally means, with respect to the Lockbox, that each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)
“In Place” means, with respect to Cash Management, that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(11)
Loan No. 1 – 60 Hudson Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate.

Loan No. 2 – Saint Louis Galleria – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the senior pooled component of the mortgage loan included in the Issuing Entity and the related pari passu companion loan in the aggregate but does not include the related junior non-pooled component of the mortgage loan included in the Issuing Entity.

Loan No. 3 – Kalahari Resort and Convention Center – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loans in the aggregate.

Loan No. 4 – 175 West Jackson – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area are calculated based on the mortgage loan included in the Issuing Entity and the related pari passu companion loans in the aggregate.

(12)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A 1 to this prospectus supplement.

A-1-15

(13)
Loan No. 7 – Esplanade at City Park – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Appraised Value and Appraisal As-of Date are based on the “As Complete” appraised value as of October 25, 2014 of $58,300,000 which reflects the completion of renovations which are expected to occur. At closing, the borrower reserved $2,200,000 ($5,000 per unit) for such planned capital improvements.

Loan No. 11 – Abbotts Square – The current “As-Is” value dated October 18, 2013 is $28,000,000. At the time of the appraisal, the Abbotts Square Mortgaged Property was undergoing various tenant improvements and renovations. Cut-Off Date LTV Ratio, LTV Ratio at Maturity or ARD, Appraised Value and Appraisal As-of Date are based on the “As Stabilized” value of $31,750,000, which consists of an “As Stabilized” value for the commercial component of the Mortgaged Property as of November 1, 2014, which is $29,150,000 (and assumes that the tenant improvements and renovations, all of which have been reserved for, have been completed) and the “As-Is” value for the residential component as of October 18, 2013, which is $2,600,000.

Loan No. 32 – Stonegate Village Apartments – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Appraised Value and Appraisal As-of Date are based on the “As Complete” appraised value as of February 26, 2014 of $12,900,000 which reflects the completion of renovations which are expected to occur. At closing, the borrower reserved $750,000 ($3,125 per unit) for such planned capital improvements.

(14)
Prepayment Provisions (# of payments) are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“DorYM1(x)” means at the borrower’s option may be defeased for x payments or prepaid for x payments with the payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) and certain of the Mortgage Loans permit the substitution of another property or addition of new collateral, in each case under various circumstances, as described in this prospectus supplement. For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this prospectus supplement.

Loan No. 1 – 60 Hudson Street – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2013. Defeasance of the full $280.0 million 60 Hudson Street Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 31, 2016. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected COMM 2013-CCRE13 securitization closing date in December 2013. The actual lockout period may be longer.

Loan No. 2 – Saint Louis Galleria – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2013. Defeasance of the full $215.0 million Saint Louis Galleria Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 7, 2016. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected COMM 2013-CCRE13 securitization closing date in December 2013. The actual lockout period may be longer.

A-1-16

Loan No. 2 – Saint Louis Galleria – The borrower has the right, at its own expense, to acquire one or more parcels to become additional collateral for the loan whereupon, after amending the mortgage, such parcel will constitute a portion of the Saint Louis Galleria Mortgaged Property. Such expansion is permitted if, among other requirements and conditions, such expansion does not adversely affect the DSCR with respect to the loan (except in a de minimis manner, as determined by lender).

Loan No. 3 – Kalahari Resort and Convention Center – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2013. Defeasance or yield maintenance of the full $130.0 million Kalahari Resort Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 6, 2017. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected COMM 2013-CCRE13 securitization closing date in December 2013. The actual lockout period may be longer.

Loan No. 4 – 175 West Jackson – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2013. Defeasance of the full $280.0 million 175 West Jackson Loan Combination is permitted after the date that is earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 11, 2016. For the purposes of this prospectus supplement, the assumed lockout period of 25 months is based on the expected COMM 2013-CCRE13 securitization closing date in December 2013. The actual lockout period may be longer.

Loan No. 8 – Lloyd Crossing – The release of the Home Depot anchor pad is permitted at any time provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents.

Loan No. 10 – STG Portfolio – After the expiration of the lockout period, the partial release of individual Mortgaged Properties with partial defeasance is permitted provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents.

Loan No. 11 – Abbotts Square – The release of residential condominium units is permitted at any time in connection with the sale of such units to a third party, provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents, including the payment of the applicable yield maintenance premium and release amount. The free release of the second floor parking area (which space was not included in the appraised value or loan underwriting) is permitted at any time provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents.

Loan No. 14 – Baton Rouge Office Portfolio Pool 1 – After the expiration of the lockout period (or with respect to the Corporate II Mortgaged Property, at any time), the release of individual Mortgaged Properties is permitted provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents, including partial defeasance of the related release amount, or with respect to the Corporate II Mortgaged Property only, the payment of a 3% prepayment fee.

Loan No. 15 – Yedla Hospitality Portfolio – After the expiration of the lockout period, the release of individual Mortgaged Properties is permitted with partial defeasance provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents. In the event borrower does not satisfy conditions for release of the earnout reserve (as described in footnote 21), the borrower is required to use the earnout reserve to prepay $1,240,000 of the principal balance of the Mortgage Loan plus the applicable yield maintenance premium.

Loan No. 48 – Flats at Cotton Council – The free release of a vacant, non-income producing parcel (that was not included in the loan underwriting) is permitted at any time provided the borrower satisfies certain conditions for release as set forth in the related mortgage loan documents.

(15)
Loan No. 5 – Hilton Universal Studios – The collateral for the Hilton Universal Studios Mortgage Loan consists of both the fee and leasehold interests in the Hilton Universal Studios Mortgaged Property. The fee owner, one of the co-borrowers, is obligated to lender under a fee mortgage.

(16)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 5 – Hilton Universal Studios – The Hilton Universal Studios Mortgaged Property is subject to a ground lease with an expiration date of March 31, 2057 and no extension options.

A-1-17

Loan No. 6 – iStorage Portfolio 3 – The iStorage Aston Mortgaged Property is subject to a ground lease with an expiration date of April 30, 2052 and one, ten-year extension option. The annual ground rent under the lease is currently $51,750. Annual rent is subject to CPI increases every 5 years throughout the initial term and extension terms, if applicable, provided that it will not increase by more than 15.0% over the previous 5 year period.

Loan No. 20 – Carmel Mission Inn – The Carmel Mission Inn Mortgaged Property is subject to a ground lease with an expiration date of October 31, 2073 and no extension options. The annual ground rent under the ground lease is currently equal to the greater of $330,000 or 6.5% of gross revenues, increasing to 6.75% of gross revenues in 2014.

Loan No. 26 – Harker Heights Medical Pavilion – The Harker Heights Medical Pavilion Mortgaged Property is subject to a ground lease with an expiration date of July 8, 2061 and two, 25-year extension options.  The annual ground rent under the lease is currently $10,500.  On the fifth anniversary of the rent commencement and on every fifth anniversary thereafter until expiration, or the extended term as applicable, the base rent shall be adjusted upward to an amount equal to 110% of the base rental in effect for the lease year immediately preceding such adjustment date.

Loan No. 51 – Burns Corners Shopping Center – The Burns Corners Shopping Center Mortgaged Property is subject to a ground lease with an expiration date of January 31, 2018 and eight, five-year automatic extension options. The annual ground rent under the lease is currently $150,721. Annual rent will increase at the beginning of each extension term by a rate of 105.0% of the rent which was in effect immediately prior to such extension term.

(17)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 34 – 6th & Rio Retail – The Largest Tenant, Rio, which is an affiliate of the borrower, leases approximately 69.0% of the net rentable area at the Mortgaged Property, for use as a restaurant and bar.

(18)
Loan No. 48 – Flats at Cotton Council – The multifamily property is used as student housing and is leased in its entirety to Victory University under a lease (the “University Lease”) that requires rent payments in February, March, April, August, September and October of each year. The University Lease expires July 31, 2015.

(19)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the borrower or upon the occurrence of certain contingencies including, without limitation, if the borrower violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non contingent termination options for those tenants listed in Annex A-1:

Loan No. 2 – Saint Louis Galleria – The 3rd Largest Tenant at the Saint Louis Galleria Mortgaged Property, H&M, has the right to terminate its lease during the 120 day period following December 31, 2013, with 90 days prior written notice, provided its sales for the calendar year 2013 fail to exceed $5,165,200. The 5th Largest Tenant at the Saint Louis Galleria Mortgaged Property, Love Culture, has the right to terminate its lease during the 120 day period following November 30, 2015, with 90 days prior written notice, provided its sales for the trailing 12 months ended November 30, 2015 fail to equal or exceed $2,500,000.

A-1-18

Loan No. 4 – 175 West Jackson – The Largest Tenant at the 175 West Jackson Mortgaged Property, Classified Ventures, LLC, has the option to terminate its lease (i) with respect to 40,814 sq. ft. of 18th floor space, on June 30, 2015 with 12 months prior notice and payment of a termination fee of (a) $348,382.50 on or before December 31, 2014 and (b) $348,382.50 on or before December 31, 2015, (ii) with respect to 31,877 sq. ft. of sixth floor space and 67,687 sq. ft. of eighth floor space, on June 30, 2015 with notice given on or before April 1, 2014 and payment of a termination fee of (a) $1,026,120 on or before April 1, 2014 and (b) $1,026,120 on or before June 30, 2015 and (iii) with respect to 28,581 of 18th floor space, on December 31, 2015 with 12 months prior notice and payment of a termination fee equal to unamortized costs under the lease at 8% interest per annum. The 2nd Largest Tenant, Grant Thornton, has the option to terminate its lease on October 31, 2015 with 12 months prior notice and payment of a termination fee equal to $25.00 PSF, 50% of which will be payable upon giving notice and the balance due on or before October 31, 2015. The 3rd Largest Tenant, TWG Holdings, Inc., has the option to terminate its lease on April 30, 2019 with 12 months prior notice and payment of a termination fee of $4,464,022, 50% of which will be payable upon giving notice and the balance due within six months thereafter. The 4th Largest Tenant, Securities and Exchange Commission, has the option to terminate its lease at any time after January 31, 2015 with no less than six months prior notice without a termination fee; however, for every $1.00 PSF of tenant allowance used by the tenant, the Securities and Exchange Commission’s right to exercise the termination option is delayed by six months.

Loan No. 10 – STG Portfolio – The Largest Tenant at the Beaverton Mortgaged Property, National Psoriasis Foundation, has an option to terminate its lease effective December 31, 2018 with 180 days prior notice and the payment of any remaining tenant improvements and leasing commissions.

Loan No. 14 – Baton Rouge Office Portfolio Pool 1 – The Largest Tenant at the Acadian Centre Mortgaged Property, University of Phoenix, has the option to terminate its lease as of June 30, 2018 with at least nine months prior notice and payment of a termination fee equal to the sum of the unamortized portion of leasing commissions, tenant allowances and free rent. The 2nd Largest Tenant at the Corporate Atrium Mortgaged Property, the FDIC, has the right to terminate its lease with at least six months prior notice and payment of a termination fee equal to the unamortized tenant improvement costs. The 3rd Largest Tenant at the Corporate Atrium Mortgaged Property, U.S. Airforce, Navy & Marines, has the right to terminate its lease at any time with at least 30 days notice. The 4th Largest Tenant at the Corporate II Mortgaged Property, Medical Resources & Guidance, Inc, has the right to terminate its lease with at least 60 days notice in the event that its government funding is no longer available.

Loan No. 16 – Park Plaza – The Largest Tenant, Travelers Indemnity Company, has the one-time right to terminate its lease effective December 31, 2016, with ten months written notice and subject to a termination fee equal to unamortized tenant improvement and leasing commissions, rent abatement and surrender fees, among other things.  The tenant also has the right to surrender up to 15% of its leased space at any time after December 31, 2015 with no less than ten months written notice and subject to a termination fee related to the portion of the premises being surrendered, among other things.

Loan No. 18 – 1020-1084 N Delaware Ave – The 4th Largest Tenant, Visiting Nurses (PHMC), has the right to terminate its lease effective 120 days after providing written notice if the tenant has definitively lost a majority of its funding for the Philadelphia Nurse Family Partnership Program. At least ten days prior to the termination date, the tenant is required to pay a termination fee equal to one month of annual base rent at the rate which otherwise would have been payable as of the early termination date plus the unamortized transaction costs.

Loan No. 29 – Akron Centre Plaza – The Largest Tenant, JP Morgan Chase Bank, has the one-time right to downsize the premises by one office floor effective March 31, 2015, with 9 months prior notice and payment of a fee.  The 3rd Largest Tenant, Roderick Linton Belfance, LLP, has the one-time right to terminate its lease effective July 1, 2021, with 6 months prior notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions.  In addition, the tenant has the one-time right to reduce the space to 11,000 rentable square feet effective 12/31/2015, with 6 months prior notice and payment of a fee equal to unamortized tenant improvements and leasing commissions.  The 4th Largest Tenant, Community Legal Aid Services, has the right to reduce or terminate its lease, with 30 days prior notice and payment of unamortized tenant improvements, if the Legal Services Corporation or Ohio Legal Assistance Foundation funding is reduced by a cumulative amount of 30% or more and is not replaced by other funding sources.

A-1-19

Loan No. 35 – Parkwood Plaza – The 3rd Largest Tenant, Freebirds World Burrito, has the right to terminate its lease effective December 18, 2018 with 45 days prior written notice provided that tenant gross sales for the tenant are less than $1.3 million for any trailing 12 month period and the tenant pays a termination fee equal to unamortized transaction costs. The 4th Largest Tenant, T-Mobile West LLC, has the one-time right to terminate its lease effective October 31, 2014 with at least 120 days written notice and subject to a termination fee of unamortized tenant improvement and leasing commissions.

Loan No. 36 – Woodlands Centre – The 5th Largest Tenant, Integrity Applications Inc, has the one-time right to terminate its lease with respect to 2,182 sq. ft. effective April 30, 2015 after providing nine months written notice and provided that the tenant has 10 or fewer employees working on US Government contracts in the building. Additionally, the tenant is required to pay a termination fee equal to unamortized transaction costs.

Loan No. 45 – Walgreens – Silsbee, TX – The Single Tenant, Walgreens, has the right to terminate its lease effective January 31, 2035, with 12 months prior notice.

(20)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:
Loan No. 23 – Earthbound Farm Yuma – The Single Tenant, Earthbound Farm Organic, is currently subleasing 68,000 sq. ft. to Field Fresh Farms, LLC through April 1, 2014.

(21)	The following major tenants shown on Annex A-1 are currently in a rent abatement or free rent period (or have a scheduled rent abatement or free rent period in the future):

Loan No. 4 – 175 West Jackson – The Largest Tenant, Classified Ventures, LLC, is in a free rent period with respect to 14,581 sq. ft. of 18th floor space through December 31, 2013. The 5th Largest Tenant, Sedgwick, is in a free rent period with respect to 7,901 sq. ft. through March 31, 2014 and with respect to 80,174 sq. ft., June 1, 2016 through September 30, 2016.

Loan No. 10 – STG Portfolio – The 3rd Largest Tenant at the Beaverton Mortgaged Property, Alliance Capital Partners Corporation, is in a free rent period with respect to 3,018 sq. ft. through December 2013. The 4th Largest Tenant at the Blume Drive Property, Larson, Vandersloot & Rivers, has free rent with respect to 3,601 sq. ft. for August 2014. The 3rd Largest Tenant at the Lakeside Drive Mortgaged  Property, Public Employees Union, Local One, has free rent with respect to 4,538 sq. ft. for February 2014. The 2nd Largest Tenant at the Telegraph Avenue Mortgaged Property, Stillwater Ecosystem, is in a free rent period with respect to 10,728 sq. ft. through December 2013.

Loan No. 14 – Baton Rouge Office Portfolio Pool 1 – The Largest Tenant at the Acadian Centre Mortgaged Property, University of Phoenix, is in a free rent period through March 1, 2014. At closing, the borrower reserved $222,079 related to this free rent.

Loan No. 16 – Park Plaza – The 5th Largest Tenant, Medical Staffing Network Healthcare, LLC, has free rent with respect to 9,020 sq. ft. for December 2013. The Park Plaza Loan is structured with a $29,157 rent abatement reserve.

Loan No. 18 – 1020-1084 N Delaware Ave – The 4th Largest Tenant, Visiting Nurses (PHMC), has free rent with respect to 6,854 sq. ft. for October 2013, October 2014, October 2015, October 2016 and October 2017. The 1020-1084 N Delaware Ave Loan is structured with a $162,212 rent abatement reserve.

Loan No. 29 – Akron Centre Plaza – The 3rd Largest Tenant, Roderick Linton Belfance, LLP, has free rent for 30 months with rent commencing in July 2016.  At closing, the borrower reserved $545,302 related to this free rent.

Loan No. 35 – Parkwood Plaza – The Largest Tenant, Sears Authorization Hometown Store, LLC, has a rent credit for 5,250 sq. ft. The Parkwood Plaza Loan is structured with an $11,575 rent credit reserve.

A-1-20

Loan No. 36 – Woodlands Centre – The Largest Tenant, CFM Direct/Merkle, has free rent with respect to 16,726 sq. ft. for months 13, 25, 26, 37, 38, 49, 50, 61, 62, and 63 of its lease. The 2nd Largest Tenant, K.W. Tunnell Company, has reduced rent with respect to 14,994 sq. ft. for months 19, 20, 28, 32, 33, 43, 44, 51, 56, 57 and 67 of its lease. The 3rd Largest Tenant, Imagefirst Uniform Rental Service, has free rent with respect to 8,293 sq. ft. for months 1, 2, 12, 13, 25, 26, 37, 49, 61, 73 and 85 of its lease. The Woodlands Centre Loan is structured with a $20,200 free rent reserve. Additionally, monthly rent reserves of $3,500 through December 6, 2014 and $2,100 from January 6, 2015 through June 6, 2016 will be collected.

(22)	The following major tenants shown on Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 11 – Abbotts Square – The Largest Tenant, Garden of Eden, has signed a lease for 19,417 sq. ft. with an estimated rent commencement date of December 2014. The Abbotts Square Loan is structured with a $526,000 rent reserve related to this tenant.

Loan No. 21 – 525 West 22nd Street – The Largest Tenant, Soho Fine Art Center, LLC d/b/a Eli Klein, has signed a lease for 5,192 sq. ft. with an anticipated rent commencement date of February 1, 2014. The 525 West 22nd Street Loan is structured with an $80,000 rent reserve related to this tenant.

Loan No. 35 – Parkwood Plaza – The 3rd Largest Tenant, Freebirds World Burrito, has signed a lease for 2,500 sq. ft. with a rent commencement date of December 18, 2013. The Parkwood Plaza Loan is structured with a $10,907 rent reserve related to this tenant.

(23)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 15 – Yedla Hospitality Portfolio – The Yedla Hospitality Portfolio Loan was structured with a $1.24 million earnout reserve. Funds from the earnout reserve may be disbursed to the borrower on or before January 6, 2017 and subject to, among other things, (i) the NOI DSCR is at least 1.50x, (ii) the NCF debt yield is at least 11.5% and (iii) all PIP work is completed. In the event the conditions above are not satisfied, the borrower is required to use the earnout reserve amount to prepay $1,240,000 of the principal balance of the mortgage loan, together with the applicable yield maintenance premium.

Loan No. 37 – Courtyards at San Jose – The Courtyards at San Jose Loan was structured with a $200,000 liquidity holdback reserve. Funds from the liquidity holdback reserve may be disbursed to the borrower at any time after January 6, 2014 and subject to, among other things, (i) average occupancy is at least 90.0% for the trailing twelve month period, (ii) the NOI DSCR is at least 1.50x and (iii) the NCF debt yield is at least 9.50%.

(24)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

Loan No. 3 – Kalahari Resort and Convention Center – If at the end of the first calendar quarter of each year the DSCR is less than or equal to 1.95x, the borrower will be required to deposit $403,438 into the Seasonal Working Capital Reserve in June, July and August of the same calendar year.

Loan No. 4 – 175 West Jackson – If the amount on deposit in the account for tenant improvements and leasing commissions is less than $2.8 million, the borrower will be required to deposit all available excess cash monthly into the tenant improvements and leasing commissions account. Additionally, if the amount on deposit in the free rent reserve is less than $1.0 million, the borrower is required to deposit all available excess cash monthly into the free rent reserve account.

Loan No. 5 – Hilton Universal Studios – On each monthly payment date, the borrower is required to deposit 1% of the prior month’s gross revenue into the replacement reserve during the first year of the loan term, 2% of the prior month’s gross revenue into the replacement reserve during the second year of the loan term, 3% of the prior month’s gross revenues into the replacement reserve during the third year of the loan term, and 4% of the prior month’s gross revenues into the replacement reserve on each monthly payment date thereafter.

A-1-21

Loan No. 8 – Lloyd Crossing – In the event that the replacement reserve balance falls below the replacement reserve cap of $185,000, the borrower will be required to make monthly deposits of 125.0% of the replacement reserve monthly deposit.

Loan No. 21 – 525 West 22nd Street – Commencing 12 months prior to the expiration of certain significant tenants’ leases (as specified in the mortgage loan documents), a “cash trap” into the TI/LC reserve will commence and continue until the “cash trap” trigger is cured. The monthly condominium common charge reserve represents 1/12th of the anticipated condominium common charges as determined by lender.

Loan No. 34 – 6th and Rio Retail – Upon the commencement of certain conditions specified in the mortgage loan documents, a “cash trap” into the TI/LC reserve will commence and continue until the “cash trap” trigger is cured.

Loan No. 36 – Woodlands Centre – The borrower is required to deposit monthly TI/LC reserves of $8,500 through December 6, 2014 and $6,146 from January 6, 2014 through the maturity date of the Woodlands Centre Mortgage Loan. The borrower is required to deposit monthly rent reserves of $3,500 through December 6, 2014 and $2,100 from January 6, 2015 through June 6, 2016.

Loan No. 40 – Sedona Ridge – If the amount on deposit in replacement reserve exceeds $315,000, the monthly replacement reserve deposit will be reduced to $7,925 until such time that the balance in the replacement reserve is equal to or less than $250,000, when it will be increased to $9,527.

Loan No. 48 – Flats at Cotton Council –Escrows for taxes, insurance and replacement reserves are collected on each payment date occurring in February, March, April, August, September and October of each calendar year.  If the lease with the university is no longer in effect or upon an event of default, the monthly tax, insurance and replacement reserves will be collected every month. Based on a monthly collection, the monthly tax and insurance reserves are currently estimated to be $3,000 and $2,055, respectively, and the monthly replacement reserve is $1,500.

Loan No. 51 – Burns Corners Shopping Center – Commencing 12 months prior to the expiration of certain significant tenants’ leases (as specified in the mortgage loan documents), a “cash trap” into the TI/LC reserve will commence and continue until the “cash trap” trigger is cured. The monthly ground rent reserve represents the amount payable under the ground lease for the month immediately following the month in which the payment date occurs. At the beginning of each ground lease extension term, the ground rent will be 105.0% of the rent which was in effect immediately prior to the extension term.

(25)	Certain of the mortgage loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.
Loan No. 4 – 175 West Jackson – At closing, the guarantor provided a guaranty for unpaid tenant improvements and leasing commissions and free rent amounts.

Loan No. 23 – Earthbound Farm Yuma – In lieu of the monthly rollover reserve, borrower may deposit a letter of credit in an amount of $88,000 per year. In order to continue to suspend the borrower’s obligation to fund the monthly rollover reserve, borrower is obligated to deliver a new letter of credit or increase the face of any existing letter of credit such that the total amount of the letter of credit equals $88,000 per year during the term. To avoid commencement of a cash trap related to certain specified significant tenants and in lieu of the monthly rollover reserve, borrower may deposit a letter of credit in the amount of $1,500,000.

Loan No. 26 – Harker Heights Medical Pavilion – To avoid commencement of a cash flow sweep 12 months prior to HH/Killeen Health System, LLC’s lease expiration and failure to renew lease, the mortgage loan documents permit the borrower to post a letter of credit in an amount equal to $383,280 in lieu of a cash flow sweep.

(26)
Loan No. 11 – Abbotts Square – One of the non-recourse carveout guarantors, Ronald L. Cantor, may be released as a guarantor upon the satisfaction of certain conditions. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Litigation and Condemnation” in this prospectus supplement.

A-1-22

(27)
With respect to the Mortgaged Properties identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this prospectus supplement.

Mortgaged
		Property Cut-	% of Initial
Loan		off Date	Outstanding	Maximum Policy	Premium Paid	Policy
No.	Mortgaged Properties	Balance	Pool Balance	Amount	in Full	Expiration Date
10	STG Portfolio – Lakeside Drive and Jacuzzi Street Properties	$12,353,000	1.1%(1)	$4,000,000	Yes	11/21/2026

(1)	Represents the allocated loan amount of the Lakeside Drive and Jacuzzi Street Mortgaged Properties.

(28)	Summary of Existing Pari Passu Debt

		Mortgage Loan	Companion	Loan Combination	Loan	Loan Combination Cut-	Loan Combination
Loan		Cut-off Date	Loan Cut-off	Cut-off Date	Combination U/W	off Date LTV	U/W NOI Debt
No.	Mortgage Loan	Balance(1)	Date Balance(1)	Balance	NCF DSCR(1)	Ratio(1)	Yield(1)
1	60 Hudson Street	$125,000,000	$155,000,000	$280,000,000	4.53x	28.7%	19.3%

2	Saint Louis Galleria	$100,000,000	$95,000,000	$215,000,000	3.58x	43.4%	12.7%

3	Kalahari Resort and Convention Center	$99,846,826	$29,954,048	$129,800,874	2.06x	55.5%	17.8%

4	175 West Jackson	$90,000,000	$190,000,000	$280,000,000	1.44x	68.3%	10.6%

(1)
With respect to the Saint Louis Galleria Mortgage Loan, the $20,000,000 Saint Louis Galleria Junior Non-Pooled Component is excluded. With respect to the Saint Louis Galleria Mortgage Loan, the Loan Combination U/W NCF DSCR, Loan Combination Cut-off Date LTV Ratio and Loan Combination U/W NOI Debt Yield including the $20,000,000 Saint Louis Galleria Junior Non-Pooled Component are 3.19x, 47.9% and 11.5% respectively.

A-1-23

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES(1)(2)

Range of Cut-off Date Balances

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
$1,173,702 - $9,999,999	25	$ 135,649,408	12.3%	5.0748%	103	1.69x	67.0%	56.8%
$10,000,000 - $24,999,999	18	$ 289,821,035	26.2%	4.9724%	107	1.51x	69.4%	60.5%
$25,000,000 - $39,999,999	3	$ 85,000,000	7.7%	5.2198%	120	1.40x	70.8%	61.4%
$40,000,000 - $49,999,999	1	$ 43,500,000	3.9%	4.8400%	120	1.36x	74.6%	68.6%
$50,000,000 - $64,999,999	1	$ 51,750,000	4.7%	5.0280%	120	1.34x	67.0%	58.0%
$65,000,000 - $125,000,000	5	$ 499,746,755	45.2%	4.5816%	107	2.81x	50.5%	44.6%
Total/Weighted Average	53	$ 1,105,467,197	100.0%	4.8247%	109	2.10x	60.8%	53.1%

Type of Mortgaged Properties(5)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Pads, Rooms or NRA	Cut-off Date Balance per # of Units, Beds, Rooms or NRA	Mortgage Rate	Stated Remaining Term (Mos.)(3)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
Office	17	$ 336,228,295	30.4%	3,722,564	$ 193	4.6386%	113	85.9%	2.62x	54.5%	49.1%
Data Center	1	$ 125,000,000	11.3%	1,098,735	$ 255	4.0000%	119	74.8%	4.53x	28.7%	28.7%
CBD	3	$ 117,170,000	10.6%	1,780,607	$ 172	5.0987%	119	92.8%	1.42x	68.9%	60.1%
Suburban	11	$ 78,644,187	7.1%	763,922	$ 127	4.8935%	92	90.4%	1.59x	71.9%	64.0%
Medical	2	$ 15,414,109	1.4%	79,300	$ 195	5.0198%	119	100.0%	1.45x	65.0%	55.3%
Hospitality	8	$ 235,895,909	21.3%	1,654	$ 192,243	5.3687%	115	75.3%	1.91x	61.2%	49.5%
Full Service	3	$ 199,230,246	18.0%	1,138	$ 213,929	5.3737%	115	76.1%	1.88x	60.4%	48.6%
Limited Service	4	$ 28,768,197	2.6%	420	$ 72,246	5.4302%	120	67.8%	1.75x	66.8%	54.0%
Extended Stay	1	$ 7,897,466	0.7%	96	$ 82,265	5.0200%	120	80.2%	3.04x	63.2%	55.9%
Retail	12	$ 225,915,711	20.4%	1,570,319	$ 312	4.2827%	86	94.9%	2.40x	56.5%	52.0%
Anchored(6)	10	$ 204,215,711	18.5%	1,534,835	$ 270	4.1874%	83	94.4%	2.49x	55.8%	51.3%
Unanchored	2	$ 21,700,000	2.0%	35,484	$ 707	5.1792%	120	99.4%	1.54x	63.4%	58.8%
Multifamily	15	$ 159,331,045	14.4%	3,541	$ 62,724	4.9115%	111	95.0%	1.54x	72.1%	62.5%
Self Storage	16	$ 75,905,736	6.9%	1,222,978	$ 282	5.0738%	120	82.1%	1.41x	67.6%	57.7%
Industrial	4	$ 48,190,500	4.4%	944,069	$ 53	5.0949%	120	97.9%	1.38x	67.2%	59.1%
Mixed Use	1	$ 24,000,000	2.2%	80,740	$ 297	5.2805%	120	89.5%	1.20x	75.6%	65.9%
Retail/Office/ Multifamily	1	$ 24,000,000	2.2%	80,740	$ 297	5.2805%	120	89.5%	1.20x	75.6%	65.9%
Total/Weighted Average	73	$ 1,105,467,197	100.0%			4.8247%	109	87.1%	2.10x	60.8%	53.1%

A-2-1

Mortgaged Properties by State and/or Location(5)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
California	13	$ 183,544,066	16.6%	5.0727%	107	1.59x	66.2%	56.0%
Southern(7)	6	$ 141,237,608	12.8%	4.9632%	109	1.60x	67.3%	56.5%
Northern(7)	7	$ 42,306,458	3.8%	5.4382%	99	1.57x	62.5%	54.0%
New York	2	$ 139,200,000	12.6%	4.1215%	119	4.23x	31.6%	31.6%
Texas	14	$ 130,639,019	11.8%	4.9401%	119	1.51x	70.7%	61.0%
Illinois	3	$ 124,962,821	11.3%	5.0497%	119	1.48x	70.0%	61.7%
Ohio	3	$ 114,528,409	10.4%	5.5158%	119	1.98x	57.0%	44.1%
Missouri	1	$ 100,000,000	9.0%	3.3794%	59	3.58x	43.4%	43.4%
Pennsylvania	7	$ 73,775,663	6.7%	5.1447%	115	1.65x	70.9%	61.7%
Louisiana	5	$ 63,723,237	5.8%	4.7258%	101	1.46x	73.7%	67.7%
New Jersey	9	$ 49,700,000	4.5%	5.0672%	120	1.43x	64.2%	55.6%
Indiana	1	$ 30,000,000	2.7%	5.1165%	120	1.37x	69.1%	62.6%
Alabama	3	$ 18,240,000	1.6%	5.6670%	120	1.34x	67.3%	51.5%
Georgia	2	$ 13,235,000	1.2%	5.2579%	119	1.30x	74.0%	61.6%
Arizona	1	$ 12,600,000	1.1%	5.1500%	120	1.40x	70.6%	58.3%
Florida	2	$ 11,350,000	1.0%	4.7837%	60	1.83x	66.6%	61.2%
North Dakota	2	$ 11,068,983	1.0%	5.3660%	69	1.78x	67.5%	48.0%
Delaware	1	$ 9,288,299	0.8%	4.7500%	59	1.69x	69.3%	63.8%
Oklahoma	1	$ 9,050,000	0.8%	4.8800%	119	1.64x	70.2%	61.9%
Michigan	1	$ 4,419,938	0.4%	5.2640%	119	1.47x	74.9%	62.2%
Tennessee	1	$ 3,795,762	0.3%	5.4000%	119	1.34x	66.6%	55.5%
Oregon	1	$ 2,346,000	0.2%	5.5955%	120	1.37x	67.7%	56.7%
Total/Weighted Average	73	$ 1,105,467,197	100.0%	4.8247%	109	2.10x	60.8%	53.1%

Range of U/W NCF DSCRs

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR	Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
1.20x - 1.39x	18	$304,101,659	27.5%	5.1266%	120	1.34x	70.2%	60.7%
1.40x - 1.44x	6	$143,198,472	13.0%	5.0821%	114	1.43x	70.0%	61.1%
1.45x - 1.54x	6	$71,968,372	6.5%	4.8340%	99	1.49x	70.7%	61.1%
1.55x - 1.64x	4	$45,862,000	4.1%	4.9582%	119	1.60x	66.2%	60.1%
1.65x - 1.74x	5	$133,706,540	12.1%	4.9797%	99	1.70x	66.4%	56.9%
1.75x - 1.84x	4	$33,657,419	3.0%	4.9665%	102	1.76x	69.5%	59.0%
1.85x - 1.99x	2	$14,004,983	1.3%	4.8021%	119	1.87x	71.3%	58.1%
2.00x - 4.53x	8	$358,967,754	32.5%	4.3772%	101	3.38x	43.1%	38.9%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10x	60.8%	53.1%

A-2-2

Range of Cut-off Date LTV Ratios(4)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
28.7% - 49.9%	4	$231,673,702	21.0%	3.7723%	93	4.05	x	35.4%	35.2%
50.0% - 54.9%	1	$3,995,264	0.4%	5.0800%	119	2.27	x	54.6%	45.0%
55.0% - 59.9%	5	$138,341,035	12.5%	5.4883%	113	1.94	x	56.1%	45.8%
60.0% - 64.9%	5	$44,495,381	4.0%	4.5608%	78	1.92	x	62.9%	55.4%
65.0% - 69.9%	14	$373,886,880	33.8%	5.1296%	116	1.51	x	67.4%	57.9%
70.0% - 75.8%	24	$313,074,934	28.3%	4.9805%	113	1.45	x	73.5%	63.6%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10	x	60.8%	53.1%

Range of LTV Ratios at Maturity or ARD(4)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
27.9% - 49.9%	9	$346,980,076	31.4%	4.3445%	102	3.38	x	42.3%	37.8%
50.0% - 54.9%	6	$134,585,420	12.2%	5.2340%	109	1.65	x	65.5%	54.0%
55.0% - 59.9%	16	$225,526,298	20.4%	5.0500%	112	1.52	x	67.1%	57.8%
60.0% - 70.4%	22	$398,375,403	36.0%	4.9771%	113	1.46	x	71.8%	63.5%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10	x	60.8%	53.1%

Range of Mortgage Rates

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(3)	U/W NCF DSCR		Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
3.3794% - 4.4999%	5	$274,002,169	24.8%	3.8420%	87	3.66	x	40.9%	39.7%
4.5000% - 4.9999%	11	$160,317,625	14.5%	4.8086%	112	1.56	x	71.0%	63.7%
5.0000% - 5.2499%	25	$455,610,525	41.2%	5.0941%	119	1.52	x	68.7%	59.0%
5.2500% - 5.6670%	12	$215,536,878	19.5%	5.5165%	113	1.73	x	61.8%	49.8%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10	x	60.8%	53.1%

Range of Remaining Terms to Maturity or ARD in Months(3)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
59 - 60	9	$195,262,377	17.7%	4.0552%	59	2.64	x	54.8%	51.6%
114 - 120	44	$910,204,821	82.3%	4.9898%	119	1.98	x	62.1%	53.4%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10	x	60.8%	53.1%

A-2-3

Original Terms to Maturity or ARD in Months(3)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio(4)	LTV Ratio at Maturity or ARD(4)
60	9	$195,262,377	17.7%	4.0552%	59	2.64	x	54.8%	51.6%
120	44	$910,204,821	82.3%	4.9898%	119	1.98	x	62.1%	53.4%
Total/Weighted Average	53	$1,105,467,197	100.0%	4.8247%	109	2.10	x	60.8%	53.1%

A-2-4

FOOTNOTES TO ANNEX A-2

(1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

(2)
With respect to the 60 Hudson Street Mortgage Loan, Saint Louis Galleria Mortgage Loan, Kalahari Resort Mortgage Loan and 175 West Jackson Mortgage Loan, loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Units, Beds, Rooms or NRA calculations include all related pari passu companion loans; provided that, with respect to the Saint Louis Galleria Mortgage Loan, the loan-to-value ratios, debt service coverage ratios and Cut-off Date Balance per number of Units, Beds, Rooms or NRA calculations do not include the Saint Louis Galleria Junior Non-Pooled Component which has a Cut-off Date principal balance of $20,000,000.  Calculations involving mortgage rates are made with respect to the rate for the Saint Louis Galleria Senior Pooled Component only and do not include the rate for the Saint Louis Galleria Junior Non-Pooled Component.

(3)	For the ARD Loans, the original term to maturity and remaining term to maturity are through the related Anticipated Repayment Date.

(4)
With respect to the Esplanade at City Park Mortgage Loan, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on “As Complete” appraised value of $58.3 million. With respect to the Abbotts Square Mortgage Loan, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on “As Stabilized” appraised value of $31.75 million. With respect to the Stonegate Village Apartments Mortgage Loan, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD have been calculated based on the “As Complete” appraised value of $12.9 million.

(5)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

(6)	Includes single tenant, shadow anchored and anchored properties.

(7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)
Initial Balance	72,741,000.00	39	72,741,000.00	78	52,326,910.21
1	72,741,000.00	40	72,741,000.00	79	51,083,235.19
2	72,741,000.00	41	72,741,000.00	80	49,934,928.65
3	72,741,000.00	42	72,741,000.00	81	48,781,498.15
4	72,741,000.00	43	72,741,000.00	82	47,522,515.58
5	72,741,000.00	44	72,741,000.00	83	46,358,322.76
6	72,741,000.00	45	72,741,000.00	84	45,088,878.44
7	72,741,000.00	46	72,741,000.00	85	43,913,828.32
8	72,741,000.00	47	72,741,000.00	86	42,733,534.57
9	72,741,000.00	48	72,741,000.00	87	41,249,369.52
10	72,741,000.00	49	72,741,000.00	88	40,057,193.17
11	72,741,000.00	50	72,741,000.00	89	38,760,546.86
12	72,741,000.00	51	72,741,000.00	90	37,557,266.30
13	72,741,000.00	52	72,741,000.00	91	36,249,825.90
14	72,741,000.00	53	72,741,000.00	92	35,035,343.14
15	72,741,000.00	54	72,741,000.00	93	33,815,440.31
16	72,741,000.00	55	72,741,000.00	94	32,491,841.84
17	72,741,000.00	56	72,741,000.00	95	31,260,590.10
18	72,741,000.00	57	72,741,000.00	96	29,925,959.66
19	72,741,000.00	58	72,741,000.00	97	28,683,258.84
20	72,741,000.00	59	72,741,000.00	98	27,435,011.66
21	72,741,000.00	60	72,740,321.12	99	25,889,194.66
22	72,741,000.00	61	71,714,587.78	100	24,628,484.89
23	72,741,000.00	62	70,684,270.43	101	23,265,219.12
24	72,741,000.00	63	69,347,963.62	102	21,992,800.32
25	72,741,000.00	64	68,307,076.05	103	20,618,152.50
26	72,741,000.00	65	67,161,417.44	104	19,333,921.32
27	72,741,000.00	66	66,110,759.92	105	18,043,957.91
28	72,741,000.00	67	64,955,604.15	106	16,652,255.44
29	72,741,000.00	68	63,895,090.33	107	15,350,324.77
30	72,741,000.00	69	62,829,836.66	108	13,946,989.25
31	72,741,000.00	70	61,660,492.28	109	12,632,985.68
32	72,741,000.00	71	60,585,253.30	110	11,313,116.62
33	72,741,000.00	72	59,377,227.99	111	9,702,319.36
34	72,741,000.00	73	58,265,918.98	112	8,369,376.32
35	72,741,000.00	74	57,149,651.55	113	6,935,894.50
36	72,741,000.00	75	55,825,184.82	114	5,590,604.84
37	72,741,000.00	76	54,698,032.08	115	4,155,178.29
38	72,741,000.00	77	53,464,593.40	116	2,807,063.41
				117	1,452,922.82
				118 and after	0.00

A-3-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Data Center Office
Sponsor:	60 Hudson Owner LLC			Collateral:	Fee Simple
Borrower:	60 Hudson Owner LLC			Location:	New York, NY
Original Balance(1):	$125,000,000			Year Built / Renovated:	1928-1930 / 2013
Cut-off Date Balance(1):	$125,000,000			Total Sq. Ft.:	1,098,735
% by Initial UPB:	11.3%			Property Management:	Colliers Tri-State Management LLC
Interest Rate(2):	4.0000%			Underwritten NOI:	$54,028,294
Payment Date:	6th of each month			Underwritten NCF:	$51,453,350
First Payment Date:	December 6, 2013			Appraised Value:	$977,000,000
Anticipated Repayment Date(2):	November 6, 2023			Appraisal Date:	September 11, 2013
Maturity Date:	November 6, 2043
Amortization(3):	Interest Only			Historical NOI
Additional Debt(1):	$155,000,000 Pari Passu Debt			Most Recent NOI:	$48,177,741 (T-12 August 31, 2013)
Call Protection(4):	L(25), D(91), O(4)			2012 NOI:	$38,199,705 (December 31, 2012)
Lockbox / Cash Management:	Hard / In Place			2011 NOI:	$38,240,617 (December 31, 2011)
				2010 NOI:	$37,431,384 (December 31, 2010)
Reserves(5)				2009 NOI:	$40,561,332 (December 31, 2009)
	Initial		Monthly	2008 NOI:	$41,745,396 (December 31, 2008)
Taxes:	$4,569,336		$942,594
Insurance:	$0		Springing	Historical Occupancy
Replacement:	$0		Springing	Current Occupancy:	74.8% (August 29, 2013)
TI/LC:	$0		Springing	2012 Occupancy:	73.0% (December 31, 2012)
Income Tax Reserve(6):	$0		Springing	2011 Occupancy:	72.3% (December 31, 2011)
				2010 Occupancy:	63.1% (December 31, 2010)
Financial Information(7)				2009 Occupancy:	64.8% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:		$255		2008 Occupancy:	76.7% (December 31, 2008)
Balloon Balance / Sq. Ft.:		$255
(1)       The Original Balance and Cut-off Date Balance of $125.0 million represent the non-controlling Note A-1 of the $280.0 million 60 Hudson Street Loan Combination evidenced by two pari passu notes. The pari passu companion loan is comprised of the controlling Note A-2 with an original principal balance of $155.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)       If the 60 Hudson Street Loan Combination is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 7.5000% and (ii) the sum of (i) the 10-year mid-market swap spread as of the Anticipated Repayment Date and (ii) 4.8300%.
(3)       Interest only though the Anticipated Repayment Date. After the occurrence of the Anticipated Repayment Date, the 60 Hudson Street Loan Combination amortizes on a 30-year schedule with monthly payments based on a 4.0000% interest rate. See “Anticipated Repayment Date” herein.
(4)       The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2013. Defeasance of the full $280.0 million 60 Hudson Street Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the pari passu companion loan and (ii) October 31, 2016. The 60 Hudson Street Loan Combination is freely prepayable on and after August 6, 2023.
(5)       See “Initial Reserves” and “Ongoing Reserves” herein.
(6)       See “Anticipated Repayment Date” herein.
(7)       DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 60 Hudson Street Loan Combination.
(8)       Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.37x and 3.21x, respectively.

Cut-off Date LTV:		28.7%
Balloon LTV:		28.7%
Underwritten NOI DSCR(8):		4.76x
Underwritten NCF DSCR(8):		4.53x
Underwritten NOI Debt Yield:		19.3%
Underwritten NCF Debt Yield:		18.4%
Underwritten NOI Debt Yield at Balloon:		19.3%
Underwritten NCF Debt Yield at Balloon:		18.4%

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
DataGryd	NR/NR/NR	165,985	15.1%	$66.31	18.1%	9/30/2032	(2)
Verizon/MCI Communications Services	A-/Baa1/BBB+	152,334	13.9%	$73.90	18.5%	Various	(3)
Telx	NR/B3/B-	98,853	9.0%	$75.51	12.3%	Various	(4)
Sprint Communications	B+/Ba2/BB-	96,826	8.8%	$70.00	11.1%	12/31/2022	(5)
Zayo Colocation	NR/NR/NR	43,156	3.9%	$106.22	7.5%	7/31/2022
Total Major Tenants		557,154	50.7%	$73.75	67.6%
Remaining Tenants		264,872	24.1%	$74.52	32.4%
Total Occupied Collateral		822,026	74.8%	$74.00	100.0%
Vacant		276,709	25.2%
Total		1,098,735	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
DataGryd has no early termination options and has three five-year renewal options with 18 months prior notice with the first renewal option rent at the greater of (i) the sum of (x) the annual fixed rent in effect during the final year of the initial lease term, plus (y) the amount equal to the number of rentable sq. ft. then covered by the lease, multiplied by $10.00, and (ii) fair market rent, multiplied by 60.0%, and the second and third renewal option rent at the greater of (i) the fixed rent during the previous renewal term and (ii) 100.0% of fair market rent.

(3)
Verizon/MCI Communications Services leases 125,456 sq. ft. of space with a lease expiration of December 31, 2014, 26,212 sq. ft. of space with a lease expiration of November 30, 2018 and 666 sq. ft. with a lease expiration of June 30, 2014. Verizon/MCI Communications Services has no early termination options and has one ten-year renewal option on 125,456 sq. ft. of its space which expires on December 31, 2014 at the greater of (i) 90% of the annual fixed rent payable during 2014 and (ii) fair market rent.

(4)
Telx leases 91,929 sq. ft. of data center space with a lease expiration of October 31, 2027 and 6,924 sq. ft. of office space with a lease expiration of May 1, 2019. Telx has no early termination options and has one five-year renewal option with 12 months prior notice at the greater of (i) the annual fixed rent in effect during the final year of the initial lease term and (ii) fair market rent.

(5)
Sprint Communications has no early termination options and has one ten-year renewal option with 18 months prior notice at the greater of (i) the annual fixed rent and tax escalation charges during the final year of the lease term and (ii) fair market rent.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	7	144,291	13.1%	144,291	13.1%	$74.25	17.6%	17.6%
2015	3	42,081	3.8%	186,372	17.0%	$79.05	5.5%	23.1%
2016	4	23,853	2.2%	210,225	19.1%	$81.85	3.2%	26.3%
2017	3	39,236	3.6%	249,461	22.7%	$74.69	4.8%	31.1%
2018	10	99,774	9.1%	349,235	31.8%	$73.16	12.0%	43.1%
2019	2	9,303	0.8%	358,538	32.6%	$66.16	1.0%	44.1%
2020	1	6,911	0.6%	365,449	33.3%	$53.00	0.6%	44.7%
2021	1	4,325	0.4%	369,774	33.7%	$73.54	0.5%	45.2%
2022	5	139,982	12.7%	509,756	46.4%	$81.17	18.7%	63.9%
2023	4	41,951	3.8%	551,707	50.2%	$73.26	5.1%	69.0%
Thereafter	25	270,319	24.6%	822,026	74.8%	$69.81	31.0%	100.0%
Vacant	NAP	276,709	25.2%	1,098,735	100.0%	NAP	NAP
Total / Wtd. Avg.	65	1,098,735	100.0%			$74.00	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

The Loan. The 60 Hudson Street loan (the “60 Hudson Street Loan”) is the non-controlling Note A-1 portion, in the original and cut-off date principal balances of $125.0 million, of a fixed rate loan in the aggregate principal amount of $280.0 million (the “60 Hudson Street Loan Combination”). The 60 Hudson Street Loan Combination is secured by the borrower’s fee simple interest in a 24-story data center and office building being operated chiefly as a carrier hotel (see description of a carrier hotel under “The Property” below) totaling 1,098,735 sq. ft. located at 60 Hudson Street in the TriBeCa neighborhood in Lower Manhattan, New York City (the “60 Hudson Street Property”). The 60 Hudson Street Loan Combination is evidenced by two pari passu notes. Only the Note A-1 will be included in the COMM 2013-CCRE13 mortgage trust. The controlling Note A-2, with an original and cut-off date principal balance of $155.0 million (the “60 Hudson Street Companion Loan”) is expected to be included in a future securitization. GACC has reserved the right to further split the Note A-2 into multiple notes.

The 60 Hudson Street Loan Combination has an anticipated repayment date of November 6, 2023 (the “Anticipated Repayment Date”) and a stated maturity date of November 6, 2043.  Prior to the Anticipated Repayment Date, the interest on the 60 Hudson Street Loan will accrue at a fixed rate of 4.0000% per annum and debt service will be paid on an interest only basis.  From and after the Anticipated Repayment Date, interest will accrue at an increased rate equal to the greater of (a) 7.5000% and (b) the sum of (1) the 10-year mid-market swap spread as of the Anticipated Repayment Date and (2) 4.8300%, and debt service will be paid on a 30-year amortization schedule with monthly payments based on the initial interest rate (see description of payments after the Anticipated Repayment Date under “Anticipated Repayment Date” below).

The proceeds of the 60 Hudson Street Loan Combination were used to retire $160.0 million of existing mortgage loan debt and pay defeasance costs of approximately $11.8 million, fund upfront reserves of approximately $4.6 million, pay closing costs of approximately $4.5 million and return approximately $99.2 million of equity to the sponsor. Based on the appraised value of $977.0 million as of September 11, 2013, the cut-off date LTV of the 60 Hudson Street Loan Combination is 28.7% and the remaining implied equity is $697.0 million. The most recent prior financing of the 60 Hudson Street Property was included in the WBCMT 2005-C20 transaction.

The relationship between the holders of the Note A-1 and Note A-2 are governed by an intercreditor agreement to be described under “Description of the Mortgage Pool―Loan Combinations/Split Loan Structures―60 Hudson Street Loan Combination” in the prospectus supplement.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
60 Hudson Street Loan	$125,000,000	$125,000,000	COMM 2013-CCRE13	No
60 Hudson Street Companion Loan	$155,000,000	$155,000,000	GACC	Yes
Total	$280,000,000	$280,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$280,000,000	100.0%	Loan Payoff	$160,000,000	57.1%
			Defeasance Costs	$11,770,331	4.2%
			Reserves	$4,569,336	1.6%
			Closing Costs	$4,454,781	1.6%
			Return of Equity	$99,205,552	35.4%
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%

The Borrower / Sponsor.    The borrower, 60 Hudson Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The borrower is controlled by Richard Czaja, co-president of The Stahl Organization, and Kenneth Carmel.

The Stahl Organization, a privately-held real estate company, was founded in 1949. Richard Czaja is a co-president of The Stahl Organization, where he has over 20 years of experience developing and managing real estate in New York City. The 60 Hudson Street Loan does not have a nonrecourse carve-out guarantor.

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

The Property.    The 60 Hudson Street Property consists of a 24-story carrier hotel totaling 1,098,735 sq. ft. located at 60 Hudson Street in the TriBeCa neighborhood of Lower Manhattan in New York City. The 60 Hudson Street Property occupies an entire city block and is bounded by Worth Street to the north, West Broadway to the east, Thomas Street to the south and Hudson Street to the west, with entrances on Hudson Street and West Broadway. Constructed from 1928-1930, the 60 Hudson Street Property was formerly known as the Western Union Building and served as the headquarters of the Western Union Company until 1973 and was designated in 1992 as a historic landmark by the New York City Landmarks Preservation Commission. The 60 Hudson Street Property features floor plates ranging from 30,000 to 60,000 sq. ft and as of August 29, 2013 was 74.8% leased under 65 separate leases. Approximately 5.4% of the net rentable area at the 60 Hudson Street Property is built out for office use.

Carrier hotels combine characteristics of traditional telecommunications facilities, which are used primarily for switching, as well as data centers, which are physical locations used to house computers designed to store data for an organization. Carrier hotels typically feature multiple telecommunications carriers in separate suites, with interconnection among the providers occurring via direct connections between suites or through the use of an intermediary “Meet-Me Room”. Zayo Colocation (d/b/a “zColo”) operates the 60 Hudson Street Property Meet-Me Room, which provides access to an estimated 300 network providers, including AT&T, Bell Canada, Equinix, Global Crossing Telecommunication, Level 3, Qwest Communications, Sprint Communications, Telx, Verizon Business, TW Telecom and XO Communications. Since 2010, the sponsors have invested in excess of $16.2 million in renovations to the 60 Hudson Street Property, including elevator modernization, installation of new cooling towers and lobby and corridor upgrades.

Environmental Matters.    The Phase I environmental report dated September 4, 2013 did not identify any recognized environmental conditions or require any remedial action other than the recommended continued implementation of the existing asbestos operations and maintenance plan already in place at the 60 Hudson Street Property.

Major Tenants.

DataGryd (165,985 sq. ft., 15.1% of NRA, 18.1% of U/W Base Rent) DataGryd, founded in 2012 by Peter Feldman, is headquartered at the 60 Hudson Street Property and is an industry leader in green design for data centers. DataGryd offers equipment-ready facilities for data center tenants which can be delivered in any power configuration and can be sub-divided or scaled up with additional power and cooling, as well as build-to-suit data center space which can be connected to DataGryd’s power and cooling infrastructure at the 60 Hudson Street Property. Since taking occupancy at the 60 Hudson Street Property, DataGryd has installed a 9MW gas-powered cogeneration plant and has plans to upgrade the building’s electrical infrastructure to handle up to 25MW of power. DataGryd’s onsite, EPA-certified natural gas combined cooling, heating and power plant transmits power to its users in an energy-efficient manner to reduce their operating costs by up to 30%.

DataGryd has no early termination options and has three five-year renewal options with 18 months prior notice with the first renewal option rent at the greater of (i) the sum of (x) the annual fixed rent in effect during the final year of the initial lease term, plus (y) the amount equal to the number of rentable sq. ft. then covered by the lease, multiplied by $10.00, or (ii) fair market rent, multiplied by 60.0%, and the second and third renewal option rent at the greater of (i) the fixed rent during the previous renewal term and (ii) 100.0% of fair market rent.

Verizon/MCI Communications Services (152,334 sq. ft., 13.9% of NRA, 18.5% of U/W Base Rent) MCI Communications Services, Inc. is a wholly owned subsidiary of Verizon Communications Inc. (hereafter, “Verizon”). Both MCI Communications Services, Inc. and predecessor entities to Verizon Communications Inc. have continuously leased space at the 60 Hudson Street Property since 1984 and 1986, respectively. Verizon is one of the world’s leading providers of communications, information and entertainment products and services to consumers, businesses and governmental agencies, with a presence in over 150 countries around the world and a global workforce of approximately 193,900 employees. Verizon’s consumer products include FiOS high-speed internet and Verizon Wireless 3G and 4G LTE networks, among others. Verizon’s enterprise offerings include infrastructure and cloud services as well as private Internet Protocol services, among others.

Verizon/MCI Communications Services leases 125,456 sq. ft. of space with a lease expiration of December 31, 2014, 26,212 sq. ft. of space with a lease expiration of November 30, 2018 and 666 sq. ft. with a lease expiration of June 30, 2014. Verizon/MCI Communications Services has no early termination options and has one ten-year renewal option on 125,456 sq. ft. of its space which expires on December 31, 2014 at the greater of (i) 90% of the annual fixed rent payable during 2014 and (ii) fair market rent.

Telx (98,853 sq. ft., 9.0% of NRA, 12.3% of U/W Base Rent) Founded in 2000, Telx is a leading provider of interconnection and secure data center services in strategic, high-demand North American markets. Telx operates a national portfolio of strategically located interconnection and colocation facilities. Telx’s NYC1 facility at the 60 Hudson Street Property serves as its flagship interconnection facility and offers low-latency access to more than 400 carriers, financial exchanges and application, media, content and software-as-a-service providers.

Telx leases 91,929 sq. ft. of data center space with a lease expiration of October 31, 2027 and 6,924 sq. ft. of office space with a lease expiration of May 1, 2019. Telx has no early termination options and has one five-year renewal option with 12 months prior notice at the greater of (i) the annual fixed rent in effect during the final year of the initial lease term or (ii) fair market rent.

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

The Market.    The 60 Hudson Street Property is located in the TriBeCa neighborhood of Lower Manhattan. Forty-two of the nation’s Fortune 500 companies are headquartered in New York City, including Verizon Communications, J.P. Morgan Chase & Co., Citigroup, Time Warner, MetLife and New York Life Insurance. New York City is the largest regional economy in the United States and the second largest city economy in the world, behind Tokyo, Japan. The financial, insurance, health care and real estate industries form the basis of New York’s economy, with high-tech industries such as internet services growing rapidly. New York is the leading international internet gateway in the United States because of its position at the terminus of the transatlantic fiber optic trunkline.

The 60 Hudson Street Property is located in the New York data center submarket of the larger Northeastern U.S. Region data center market. The market is comprised of 47 data center facilities with a total gross building area of 2,920,000 sq. ft. Key demand drivers for data center space in the New York submarket include the large number of financial, insurance and pharmaceutical firms which occupy a large amount of data center space, as well as the vast number of small and midsized internet enterprises and hosting firms that support the New York economy. In addition, New York serves as the key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in data center facilities in New York.

The 60 Hudson Street Property is located in the Downtown Manhattan office market within the City Hall office submarket. As of Q3 2013, the City Hall office submarket contained over 20.8 million sq. ft. of office space. Direct vacancy for Class B space in the City Hall office submarket was 0.8% compared to 6.0% for the Manhattan Class B office market as a whole, with asking rents for Class B space in the City Hall submarket of $41.98 PSF compared to $47.61 PSF for the overall Downtown Manhattan market average. There are no office projects currently under construction in the City Hall office submarket.

The appraiser identified three comparable data center properties in the New York market, which are presented in the subsequent chart.

Comparable Properties(1)
Property Name	60 Hudson Street Property(2)	111 Eighth Avenue	325 Hudson Street	375 Pearl Street
Distance from Subject	NAP	1.7 miles	0.6 miles	0.7 miles
Year Built / Renovated	1928-1930 / 2013	1931 / 1988	1969 / 2001	1975
Total Occupancy	74.8%	99.0%	97.0%	Sale-leaseback
Size (Sq. Ft.)	1,098,735	2,961,071	206,608	1,100,000
Major Tenants	DataGryd	Google	Verizon	Verizon
	Verizon	Sprint Communications	Level 3 Communications
	Telx	Level 3 Communications	Pearson
	Sprint Communications	Verizon	State University of New York
	Zayo Colocation
(1)	Source: Appraisal
(2)	Based on rent roll dated August 29, 2013

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/31/2013	U/W	U/W PSF
Base Rent(1)	$43,636,196	$44,002,454	$45,461,828	$53,731,323	$62,654,143	$57.02
Value of Vacant Space	0	0	0	0	19,783,227	18.01
Gross Potential Rent	$43,636,196	$44,002,454	$45,461,828	$53,731,323	$82,437,370	$75.03
Total Recoveries	3,190,679	3,876,879	3,622,132	4,285,449	4,009,275	3.65
Total Other Income	26,623,110	25,893,697	23,222,192	23,373,488	21,097,699	19.20
Less: Vacancy(2)	0	0	0	0	(19,783,227)	(18.01)
Effective Gross Income	$73,449,985	$73,773,030	$72,306,152	$81,390,260	$87,761,118	$79.87
Total Operating Expenses	36,018,601	35,532,414	34,106,447	33,212,519	33,732,823	30.70
Net Operating Income	$37,431,384	$38,240,617	$38,199,705	$48,177,741	$54,028,294	$49.17
TI/LC	0	0	0	0	2,300,260	2.09
Capital Expenditures	0	0	0	0	274,684	0.25
Net Cash Flow	$37,431,384	$38,240,617	$38,199,705	$48,177,741	$51,453,350	$46.83
Average Effective Annual Rent PSF	$62.94	$55.39	$56.68	$66.38	$74.00

(1)
U/W Base Rent includes $1,826,121 in contractual step rent through October 2014. U/W Base Rent is approximately $15.4 million higher than 2012 Base Rent, net of rent steps, due primarily to an increase in DataGryd’s rent which commenced in September 2012, accounting for approximately $6.3 million in base rent, an increase in Sprint Communications’ rent which commenced in January 2013, accounting for $4.4 million in base rent and an expansion by DataGryd occurring in October 2013 accounting for approximately $2.4 million in base rent.

(2)	U/W Vacancy represents 18.4% of gross income.

Property Management.    The 60 Hudson Street Property is managed by Colliers Tri-State Management LLC.

Lockbox / Cash Management.    The 60 Hudson Street Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the 60 Hudson Street Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default, (ii) upon the occurrence of the Anticipated Repayment Date or (iii) if there exists a Low Debt Service Period (as defined herein).

A “Low Debt Service Period” commences if the debt service coverage ratio is less than 1.50x and ends if the debt service coverage ratio, as determined by lender, is at least 1.60x for two consecutive quarters, calculated on an annualized three month trailing basis.

Initial Reserves.    At closing, the borrower deposited $4,569,336 into a tax reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of 1/12 of the estimated annual real estate taxes, which currently equates to $942,594 per month, into a tax reserve account. Upon the occurrence of (i) an event of default, (ii) the Anticipated Repayment Date or (iii) a Low Debt Service Period, the borrower will be required to deposit (a) $27,468 into a capital expenditure account and (b) $91,561 into an account for tenant improvements and leasing commissions. Additionally, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

Anticipated Repayment Date.   The 60 Hudson Street Loan Combination has an Anticipated Repayment Date of November 6, 2023, and a stated maturity date of November 6, 2043.  From and after the Anticipated Repayment Date, (i) the interest rate on the 60 Hudson Street Loan Combination will increase from the initial interest rate of 4.0000% to the greater of (a) 7.5000% and (b) the sum of (1) the 10-year mid-market swap spread as of the Anticipated Repayment Date and (2) 4.8300% (the portion of such increased interest in excess of the initial interest rate, together with any interest accruing thereon, “Excess Interest”), (ii) the 60 Hudson Street Loan Combination will begin amortizing on a 30-year schedule based on the initial interest rate (such principal and interest at the initial interest rate, “Regular Debt Service”), (iii) Excess Interest will be deferred until maturity or earlier payment from excess cash flow as described below, (iv) on each monthly payment date (a) 80% of excess cash flow after payment of the monthly installments of Regular Debt Service and funding of reserves and operating expenses shall be applied to reduce the outstanding principal balance of the 60 Hudson Street Loan Combination until the outstanding principal balance has been reduced to zero, and then to Excess Interest, and (b) the remaining 20% of excess cash flow will either (1) so long as (A) no event of default is continuing, (B) no Low Debt Service Period is continuing, (C) the debt yield is greater than 9.5% and (D) the debt service coverage ratio is at least equal to 1.15x, be deposited into an income tax reserve account for disbursement to the borrower for distributions to its direct and indirect equity owners on account of income tax liabilities of such equity owners arising from ownership in the 60 Hudson Street Property, or (2) be applied to reduce the outstanding principal balance of the 60 Hudson Street Loan Combination until the outstanding principal balance has been reduced to zero and then to Excess Interest if any of the conditions described in the foregoing clauses (A)-(D) are not satisfied.

60 Hudson Street New York, NY 10013	Collateral Asset Summary – Loan No. 1 60 Hudson Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 28.7% 4.53x 19.3%

CARTIFACT
60 Hudson Street
60 Hudson Street
New York, NY 10013
New York
MANHATTAN
West New York
Union City
Hoboken
Jersey City
Central Park
QUEENS
BROOKLYN
Hudson River
HUDSON SQUARE
TRIBECA
CIVIC CENTER
CITY HALL PARK
COLUMBUS PARK
WORLD TRADE CENTER MEMORIAL
WEST STREET
CANAL STREET
CHAMBERS STREET
HUDSON STREET
WEST BROADWAY
CHURCH STREET
BROADWAY
WORTH STREET
THOMAS STREET
DUANE STREET
READE STREET
WARREN STREET
MURRAY STREET
PARK PLACE
BARCLAY STREET
VESEY STREET
FULTON STREET
CORTLANDT STREET
LIBERTY STREET
GREENWICH STREET
SIXTH AVENUE (AVENUE OF THE AMERICAS)
ERICSSON PLACE
WORLD FINANCIAL CENTER
9A

(THIS PAGE INTENTIONALLY LEFT BLANK)

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Super Regional Mall
Sponsor:	GGPLP L.L.C.			Collateral:	Fee Simple
Borrower:	Saint Louis Galleria L.L.C.			Location:	St. Louis, MO
Original Balance(1):	$100,000,000			Year Built / Renovated:	1986 / 2006, 2011
Cut-off Date Balance(1):	$100,000,000			Total Sq. Ft.:	1,181,492
% by Initial UPB:	9.0%			Total Collateral Sq. Ft.(5):	467,440
Interest Rate:	3.379377%			Property Management:	General Growth Management, Inc.
Payment Date:	1st of each month			Underwritten NOI:	$24,733,308
First Payment Date:	December 1, 2013			Underwritten NCF:	$23,913,700
Maturity Date:	November 1, 2018			Appraised Value:	$449,000,000
Amortization:	Interest Only			Appraisal Date:	September 16, 2013
Additional Debt(1)(2):	$95,000,000 Pari Passu Debt;
	$20,000,000 Subordinate Secured Debt;			Historical NOI
	Future Mezzanine Debt Permitted			Most Recent NOI:	$22,712,905 (T-12 August 31, 2013)
Call Protection(3):	L(25), D(31), O(4)			2012 NOI:	$21,637,075 (December 31, 2012)
Lockbox / Cash Management:	Hard / Springing			2011 NOI:	$18,451,171 (December 31, 2011)
				2010 NOI:	$17,340,840 (December 31, 2010)
Reserves(4)				2009 NOI:	$19,398,054 (December 31, 2009)
	Initial	Monthly
Taxes:	$0	Springing		Historical Occupancy(8)
Insurance:	$0	Springing		Current Occupancy:	95.9% (August 31, 2013)
Replacement:	$0	Springing		2012 Occupancy:	94.1% (December 31, 2012)
TI/LC:	$0	Springing		2011 Occupancy:	89.6% (December 31, 2011)
				2010 Occupancy:	95.8% (December 31, 2010)
Financial Information(5)				2009 Occupancy:	88.8% (December 31, 2009)
		Senior	Loan
(1)   The Original Balance and Cut-off Date Balance of $100.0 million represent a portion of the aggregate $195.0 million senior pari passu portions of two notes and which, together with the $20.0 million junior non-pooled portion of the note included in this transaction, represent the aggregate $215.0 million original and cut-off date balance of the Saint Louis Galleria Loan Combination. For additional information on the Saint Louis Galleria Loan Combination, see “The Loan” herein.
(2)   See “Future Mezzanine Indebtedness Permitted” herein.
(3)   The lockout period will be at least 25 payments beginning with and including the first payment date of December 1, 2013. Defeasance of the full $215.0 million Saint Louis Galleria Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu senior or subordinate companion loan to be securitized and (ii) October 7, 2016.
(4)   See “Initial Reserves” and “Ongoing Reserves” herein.
(5)   DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate $195.0 million senior pari passu portions of the two notes that constitute the Saint Louis Galleria Loan Combination, but exclude the $20.0 million junior non-pooled portion of one of those notes.
(6)   Based on Total Collateral Sq. Ft. of 467,440. Excludes Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.
(7)   Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on an assumed 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 2.39x and 2.31x for the pari passu portions of the two notes that constitute the Saint Louis Galleria Loan Combination, respectively.
(8)   Current and historical occupancies based on Total Collateral Sq. Ft. of 467,440.

		Loan	Combination
Cut-off Date Balance / Sq. Ft.(6):		$417	$460
Balloon Balance / Sq. Ft.(6):		$417	$460
Cut-off Date LTV:		43.4%	47.9%
Balloon LTV:		43.4%	47.9%
Underwritten NOI DSCR(7):		3.70x	3.30x
Underwritten NCF DSCR(7):		3.58x	3.19x
Underwritten NOI Debt Yield:		12.7%	11.5%
Underwritten NCF Debt Yield:		12.3%	11.1%
Underwritten NOI Debt Yield at Balloon:		12.7%	11.5%
Underwritten NCF Debt Yield at Balloon:		12.3%	11.1%

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)(3)	Sales PSF(2)(3)(4)	Occupancy Cost (% of Sales)(2)(5)

Non-Collateral Anchors
Dillard’s	BBB-/Ba3/BB+	313,913	NAP	NAP	NAP	$26,000	$83	0.5%
Macy’s	BBB/Baa3/BBB	262,139	NAP	NAP	NAP	$57,000	$217	0.2%
Nordstrom	A-/Baa1/A-	138,000	NAP	NAP	NAP	$45,300	$328	0.1%

Theater
Galleria 6 Cinemas(4)	NR/NR/NR	19,624	4.2%	8/31/2023	$20.00	$2,358	$392,935	18.9%

Major Tenants
Blackfinn American Grille	NR/NR/NR	20,207	4.3%	1/31/2022	$17.78	$3,179	$157	15.1%
H&M	NR/NR/NR	12,913	2.8%	1/31/2016	$40.00	$5,271	$408	9.8%
Urban Outfitters	NR/NR/NR	12,623	2.7%	1/31/2016	$46.93	$4,780	$379	12.4%
Love Culture	NR/NR/NR	12,553	2.7%	11/30/2020	$48.67	$2,448	$195	25.0%
Forever 21	NR/NR/NR	11,798	2.5%	1/31/2020	$51.39	$3,674	$311	17.3%
Express(6)	NR/NR/BB	11,467	2.5%	1/31/2014	$30.00	$4,165	$363	18.9%
Victoria’s Secret	BB+/Ba1/BB+	11,138	2.4%	1/31/2016	$37.50	$6,766	$607	12.8%
The Cheesecake Factory	NR/NR/NR	10,104	2.2%	1/31/2023	$35.00	$10,356	$1,025	6.8%
Gap	BBB-/Baa3/BBB-	10,068	2.2%	5/31/2015	$82.82	$4,400	$437	22.0%
Subtotal		112,871	24.1%		$41.06	$45,038	$399	13.7%

In-line Tenants (<10,000 sq. ft.)		296,504	63.4%		$54.31	$134,478	$553	15.9%
Apple	NR/NR/NR	6,312	1.4%		$55.70	$32,247	$5,109	1.3%

Specialty Leasing		12,359	2.6%
ATM/Kiosks/Storage		436	0.1%
Total Occupied Collateral		448,106	95.9%

Vacant		19,334	4.1%
Total Collateral		467,440	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) are provided by the borrower and only include tenants reporting an entire 12 months of sales as of August 31, 2013. Based on a percentage of collateral square feet, approximately 82.4% of in-line tenants and 81.7% of total collateral tenants reported sales for the period.

(3)	Total Sales (000s) and Sales PSF figures for both collateral and non-collateral anchor tenants are estimates provided by the borrower.
(4)	Galleria 6 Cinemas Sales PSF figure represents sales per screen and is based on six screens.
(5)	Occupancy Cost (% of Sales) excludes utilities reimbursement.
(6)	The sponsor is currently negotiating a lease renewal with Express.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	17	26,780	5.7%	26,780	5.7%	$44.31	5.5%	5.5%
2015	21	63,784	13.6%	90,564	19.4%	$51.91	15.4%	20.9%
2016	18	65,792	14.1%	156,356	33.4%	$48.49	14.8%	35.8%
2017	13	30,849	6.6%	187,205	40.0%	$56.77	8.2%	43.9%
2018	5	24,761	5.3%	211,966	45.3%	$65.43	7.5%	51.5%
2019	5	16,496	3.5%	228,462	48.9%	$47.84	3.7%	55.2%
2020	10	39,250	8.4%	267,712	57.3%	$50.19	9.2%	64.3%
2021	17	48,714	10.4%	316,426	67.7%	$51.11	11.6%	75.9%
2022	13	42,525	9.1%	358,951	76.8%	$36.10	7.1%	83.1%
2023	14	70,770	15.1%	429,721	91.9%	$38.29	12.6%	95.7%
Thereafter	4	18,385	3.9%	448,106	95.9%	$50.57	4.3%	100.0%
Vacant	NAP	19,334	4.1%	467,440	100.0%	NAP	NAP
Total / Wtd. Avg.	137	467,440	100.0%			$47.94	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

The Loan.    The Saint Louis Galleria loan (the “Saint Louis Galleria Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 467,440 sq. ft. portion of a super regional mall located at 1155 Saint Louis Galleria in St. Louis, Missouri (the “Saint Louis Galleria Property”) with an original principal balance of $120.0 million and consisting of a senior pooled component in the amount of $100.0 million (the “Saint Louis Galleria Senior Pooled Component”) and a junior non-pooled component in the amount of $20.0 million (the “Saint Louis Galleria Junior Non-Pooled Component”). The Saint Louis Galleria Loan represents a portion of a fixed rate loan in the aggregate principal balance of $215.0 million comprised of two notes (the “Saint Louis Galleria Loan Combination”). The Saint Louis Galleria Loan Combination includes (i) the Saint Louis Galleria Senior Pooled Component which is the senior portion of one of the notes (Note A-1) that constitutes the Saint Louis Galleria Loan Combination, (ii)  a $95.0 million senior note (Note A-2) (the “Saint Louis Galleria Senior Pari Passu Companion Loan”) and (iii) the Saint Louis Galleria Junior Non-Pooled Component which is the junior portion of one of the notes (Note A-1) that constitutes the Saint Louis Galleria Loan Combination. The Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan are pari passu in right of payment with each other and are each generally senior in right of payment to the Saint Louis Galleria Junior Non-Pooled Component as and to the extent described in “Description of the Mortgage Pool – Loan Combinations/Split Loan Structures – The Saint Louis Galleria Loan Combination” in the prospectus supplement. Only the Saint Louis Galleria Loan will be included in the COMM 2013-CCRE13 mortgage trust and only the Saint Louis Galleria Senior Pooled Component (but not the Saint Louis Galleria Junior Non-Pooled Component) will be pooled with the other mortgage loans that back the offered certificates. The Saint Louis Galleria Junior Non-Pooled Component will be included in the COMM 2013-CCRE13 mortgage trust but will not be pooled with the other mortgage loans that back the offered certificates. The non-controlling Saint Louis Galleria Senior Pari Passu Companion Loan will not be included in the COMM 2013-CCRE13 mortgage trust and is expected to be included in a future securitization. The Saint Louis Galleria Loan Combination has a five-year term and is interest only for its entire term.  The Saint Louis Galleria Junior Non-Pooled Component accrues interest at a rate of 3.977315% per annum and is coterminous with the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Senior Pari Passu Companion Loan. The Saint Louis Galleria Junior Non-Pooled Component is interest only for its entire five-year term.

The proceeds of the Saint Louis Galleria Loan Combination, along with approximately $2.1 million in equity from the sponsor, were used to retire existing debt of approximately $216.2 million and fund closing costs of approximately $0.8 million. Based on the appraised value of $449.0 million as of September 16, 2013, the cut-off date LTV ratio is 43.4% for the Saint Louis Galleria Senior Pooled Component and the Saint Louis Galleria Pari Passu Companion Loan and, after adding the Saint Louis Galleria Junior Non-Pooled Component, the remaining implied equity including is $234.0 million. The most recent financing of the Saint Louis Galleria Property was included in the CSMC 2006-C1 transaction.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Saint Louis Galleria Senior Pooled Component	$100,000,000	$100,000,000	COMM 2013-CCRE13	Yes
Saint Louis Galleria Senior Pari Passu Companion Loan	$95,000,000	$95,000,000	GACC	No
Saint Louis Galleria Junior Non-Pooled Component	$20,000,000	$20,000,000	COMM 2013-CCRE13	No
Total	$215,000,000	$215,000,000

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Saint Louis Galleria Senior Pooled Component and Saint Louis Galleria Senior Pari Passu Companion Loan	$195,000,000	89.8%	Loan Payoff	$216,226,419	99.6%

Saint Louis Galleria Junior Non-Pooled Component	$20,000,000	9.2%	Closing Costs	$838,759	0.4%

Sponsor Equity	$2,065,177	1.0%
Total Sources	$217,065,177	100.0%	Total Uses	$217,065,177	100.0%

The Borrower / Sponsor.    The borrower, Saint Louis Galleria L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower is a joint venture between subsidiaries of General Growth Properties, Inc. (“GGP”) and the Canadian Pension Plan Investment Board (“CPPIB”). The nonrecourse carve-out guarantor (GGPLP L.L.C.) is a subsidiary of GGP.

Headquartered in Chicago, Illinois, GGP (NYSE: GGP) is a real estate investment trust focused on owning, managing, leasing and redeveloping regional malls throughout the United States. With a portfolio of 123 regional malls totaling approximately 124 million sq. ft, GGP is the second largest retail property REIT in the United States. In addition to the Saint Louis Galleria Property, other GGP malls include Ala Moana Center in Honolulu, Hawaii, Tyson’s Galleria in Washington D.C., Glendale Galleria in Los Angeles, California and Water Tower Place in Chicago, Illinois.

CPPIB is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 18 million Canadian contributors and beneficiaries. CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan and at arm’s length from governments.

The Property.    The Saint Louis Galleria Property consists of 467,440 collateral sq. ft. of a 1,181,492 sq. ft., three-story, super regional mall located approximately nine miles west of downtown St. Louis, Missouri and features 137 retailers including nationally recognized tenants such as H&M, Urban Outfitters, Forever 21, The Cheesecake Factory and Gap, among others. Additionally, the Saint Louis Galleria Property includes an independently run, boutique-style movie theater (Galleria 6 Cinemas) and a full food court.

The Saint Louis Galleria Property collateral excludes 313,913 sq. ft. of anchor space owned by Dillard’s, 262,139 sq. ft. of anchor space owned by Macy’s and 138,000 sq. ft. of anchor space owned by Nordstrom. Excluding these non-collateral anchor tenants, the Saint Louis Galleria Property is 95.9% occupied as of August 31, 2013. The Saint Louis Galleria Property was constructed in 1986 and renovated in 2006 and 2011. In 2011, approximately $66 million was invested into the Saint Louis Galleria Property to demolish a former Lord & Taylor anchor site and to add Nordstrom (not part of the collateral) in its place, expand a parking garage and reconfigure the mall entrance. There are 5,000 parking spaces at the Saint Louis Galleria Property, for a parking ratio of 4.23 per 1,000 sq. ft.

The subsequent chart represents historical sales PSF at the Saint Louis Galleria Property.

Historical Sales PSF(1)
	2010	2011	2012	T-12 8/31/2013	T-12 8/31/2013 Occupancy Cost
Dillard’s (Non-Collateral)(2)	NAV	$82	$83	NAV	NAP
Macy’s (Non-Collateral)(3)	NAV	$215	$217	NAV	NAP
Nordstrom (Non-Collateral)(4)	NAV	NAV	$328	NAV	NAP

Major Tenants (>10,000 sq. ft.)	$462	$444	$453	$399	13.7%

Galleria 6 Cinemas(5)	$354,779	$342,977	$398,515	$392,935	18.9%

In-line Tenants (<10,000 sq. ft.)	$516	$538	$558	$553	15.9%
Apple(6)	NAV	$4,889	$5,464	$5,109	1.3%
Total In-line Tenants(7)	$516	$681	$689	$668	13.0%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Dillard’s estimated gross sales for 2012 were $26.0 million versus the 2012 national average of $20.6 million in gross sales per store.
(3)	Macy’s estimated gross sales for 2012 were $57.0 million versus the 2012 national average of $29.3 million in gross sales per store.
(4)	Nordstrom’s estimated gross sales for 2012 were $45.3 million versus the 2012 national average of $44.5 million in gross sales per store. Nordstrom’s space was added in 2011.
(5)	Sales information represents sales per screen and is based on six screens.
(6)	Apple took occupancy in October 2010. Sales PSF for 2010 are not available.
(7)	Approximately 56.0%, 63.3%, 78.3% and 82.4% of in-line tenants by collateral sq. ft. reported sales in 2010, 2011, 2012 and as of trailing 12-month ended August 31, 2013, respectively.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Environmental Matters.    The Phase I environmental report dated September 30, 2013 recommended no further action at the Saint Louis Galleria Property.

The Market.    The Saint Louis Galleria Property is located approximately nine miles west of downtown St. Louis, with primary access via Brentwood Boulevard and Clayton Road, two primary traffic carriers in the neighborhood. Access to Interstate 64, which provides connection to downtown St. Louis, and Interstate 170, which provides connection to the Lambert-St. Louis International Airport, is located one block south of the Saint Louis Galleria Property. Washington University in St. Louis and Saint Louis University, with a combined student population of approximately 26,000 students, are each located within seven miles of the Saint Louis Galleria Property.

The primary trade area of the Saint Louis Galleria Property is considered to be a five-mile radius, which has a 2013 population of 291,113, and an average household income of $78,196. Within a one-mile radius, the average household income is $94,920. The St. Louis metropolitan statistical area is home to nine of the nation’s Fortune 500 corporations, with employment most heavily concentrated in trade, education and health services and professional and business services.

The chart below summarizes the Saint Louis Galleria Property’s competitive set. The closest primary competitive property, Plaza Frontenac, is also owned by GGP and CPPIB.

Competitive Set(1)
Name	Saint Louis Galleria Property	Plaza Frontenac	West County Center
Distance from Subject	NAP	3 miles	6 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built / Renovated	1986 / 2006, 2011	1974 / 1994	1969 / 2003
Occupancy	95.9%(2)	97.3%	98.0%
Size (Sq. Ft.)(3)	1,181,492	490,273	1,211,234
Anchors / Major Tenants(3)	Macy’s, Dillard’s, Nordstrom	Neiman Marcus, Saks Fifth Avenue	JC Penney, Macy’s, Dick’s Sporting Goods, Nordstrom
(1)	Source: Appraisal
(2)	Occupancy based on collateral of 467,440 sq. ft. as of the August 31, 2013 rent roll.
(3)	Includes Dillard’s (313,913 sq. ft.), Macy’s (262,139 sq. ft.) and Nordstrom (138,000 sq. ft.), which are not part of the collateral.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 8/31/2013	U/W	U/W PSF
Base Rent	$16,939,389	$19,540,193	$20,397,408	$21,483,310	$45.96
Step Rent(1)	0	0	0	403,408	0.86
Value of Vacant Space	0	0	0	1,581,405	3.38
Gross Potential Rent	$16,939,389	$19,540,193	$20,397,408	$23,468,123	$50.21
Total Recoveries	8,925,451	9,876,540	10,440,274	11,346,131	24.27
Total Other Income	3,959,588	3,624,826	3,192,799	3,094,875	6.62
Less: Bad Debt	(75,085)	(184,469)	(121,828)	0	0.00
Less: Mark to Market	0	0	0	0	0.00
Less: Vacancy(2)	0	0	0	(1,581,405)	(3.38)
Effective Gross Income	$29,749,343	$32,857,091	$33,908,652	$36,327,725	$77.72
Total Operating Expenses	11,298,171	11,220,015	11,195,746	11,594,416	24.80
Net Operating Income(3)	$18,451,171	$21,637,075	$22,712,905	$24,733,308	$52.91
TI/LC	0	0	0	726,294	1.55
Capital Expenditures	0	0	0	93,314	0.20
Net Cash Flow	$18,451,171	$21,637,075	$22,712,905	$23,913,700	$51.16

(1)	U/W Step Rent is based on rent steps through September 2014.
(2)	U/W Vacancy represents 4.2% of gross income.
(3)
The increase in U/W Net Operating Income over the trailing 12-month ended August 31, 2013 is primarily attributable to (i) an approximately $1.1 million increase in base rent due to recently opened tenants including Jos. A. Bank, Microsoft, Kay Jewelers, West Elm, The Children’s Place and Zumiez, (ii) scheduled rent increases of $403,408 and (iii) an approximately $0.9 million increase in recoveries due to increase in permanent occupancy and scheduled fixed CAM increases at the Saint Louis Galleria Property.

Property Management.    The Saint Louis Galleria Property is managed by General Growth Management, Inc, an affiliate of the borrower.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Lockbox / Cash Management.    The Saint Louis Galleria Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below).

A “Trigger Period” will exist (i) during a Cash Sweep Event Period (as defined below), (ii) if the DSCR falls below 1.50x, until such time that the DSCR is greater than 1.50x for two consecutive quarters, or (iii) upon an event of default under the mezzanine loan documents, if any, until such time that lender receives a notice from the mezzanine lender that the applicable default has been cured or waived.

All excess cash will remain in the lender controlled account and held as additional collateral for the Saint Louis Galleria Loan during a Cash Sweep Event Period. A “Cash Sweep Event Period” will exist (x) during an event of default under the loan documents or (y) upon a bankruptcy action of the borrower, guarantor or property manager, until such time that, (i) with respect to the borrower, the bankruptcy action has been discharged, stayed or dismissed or (ii) with respect to guarantor or property manager, such guarantor or property manager has been replaced in accordance with the loan documents.

Initial Reserves.    None.

Ongoing Reserves.    During a Trigger Period, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into the insurance reserve, (iii) $7,776 into a replacement reserve account, subject to a cap equal to 12 times the required monthly deposit amount and (iv) $38,770 into a TI/LC reserve account, subject to a cap equal to 12 times the required monthly deposit amount. In addition, upon acquisition of any Expansion Parcels, the borrower is required to deposit 110.0% of any estimated required repairs to such Expansion Parcel into the replacement reserve.

Current Mezzanine Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    The Saint Louis Galleria Loan documents permit future mezzanine debt secured by direct or indirect ownership interests in the borrower from and after the payment date in June 2014 subject to the satisfaction of certain conditions, including, among other things, that: (i) the combined LTV ratio is no greater than 45.5%, (ii) the combined DSCR is at least equal to 2.23x, (iii) the mezzanine debt is current pay only (with no PIK or similar features), (iv) if such mezzanine debt is subject to a floating rate of interest, the mezzanine borrower acquires and maintains an interest rate cap agreement reasonably acceptable to lender and in a notional amount not less than the outstanding principal balance of the mezzanine loan, (v) the mezzanine lender enters into an acceptable intercreditor agreement and (vi) the mezzanine loan is coterminous with or longer than the term of the Saint Louis Galleria Loan Combination.

Partial Release and Substitution.    The borrower may obtain the release of one or more vacant, non-income producing parcels or outlots and/or one or more parcels that adjoin the shopping center acquired by the borrower upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Saint Louis Galleria Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Class of Certificates and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels (each, an “Acquired Parcel”) as collateral for the Saint Louis Galleria Loan upon 30 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (ii) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) an environmental report acceptable to lender, (b) title insurance and (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, cash or a guaranty from the guarantor in an amount equal to 110% of any estimated repairs or remediation costs, as applicable are provided, (iii) the LTV ratio of the remaining Saint Louis Galleria Property (after giving effect to such substitution) is equal to or less than 125% unless the substitution parcel has a fair market value equal to or greater than the fair market value of the released parcel and (iv) the substitution does not adversely affect the DSCR of the Saint Louis Galleria Property except in a de minimis manner.

Acquired Expansion Parcels.    The borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins, the shopping center and is not owned by borrower on the date of origination of the Saint Louis Galleria Loan (“Expansion Parcel”), to become additional collateral for the Saint Louis Galleria Loan whereupon, after amending the mortgage, such parcel will constitute a portion of the Saint Louis Galleria Property, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel and (iii) the expansion does not adversely affect the DSCR except in a de minimis manner.

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

1155 Saint Louis Galleria St. Louis, MO 63117	Collateral Asset Summary – Loan No. 2 Saint Louis Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$100,000,000 43.4% 3.58x 12.7%

Saint Louis Galleria
1155 Saint Louis Galleria
St. Louis, MO 63117
Jennings
St. Ann
Overland
Olivette
University City
Clayton
Ladue
St. Louis
Webster Groves
Crestwood
Affton
University of Missouri St Louis
Memorial Park Cemetery
North Oaks Plaza
Oak Grove Cemetery
Valhalla Cemetery
Saint Peters Cemetery
Hawthorn Children's Psychiatric Hospital
Bethany Cemetery
US Army Reserve Center
Calvary Cemetery
Christian Hospital
Overland Plaza
Depaul Hospital
Homer G Phillips Hospital
Clayton School Stadium
Washington University
Fontbonne College
SSM St Mary's Health Center
Forest Park Hosital
St Louis Comm College
Saint Louis Children's Hospital
VA Medical Center John Cochran
St Louis University
Chaifetz Arena
Savvis Center
Saint Louis University Hospital
St Louis Marketplace
Saint Louis State Hospital
Hampton Village Plaza
Webster University
MacKenzie Pointe
Resurrection Cemetery
Yorkshire Village
General Grant Shopping Center
Saints Peter & Paul Cemetery
New St Marcus Cemetery
Our Redeemer Cemetery
Westfield Shoppingtown Crestwood
Grasso Plaza
Sunset Burial Park
Mississippi River
DELMAR BLVD
FOREST PARK
LINDELL BLVD
MANCHESTER AVE
CHOUTEAU AVE
NEWPORT AVE
LITZSINGER RD
CHIPPEWA ST
ARSENAL ST
SIDNEY ST
PAGE AVE
OLIVE BLVD
LADUE RD
MIDLAND BLVD
NATURAL BRIDGE AVE
WASHINGTON AVE
GRAVOIS RD
WEBER RD
HEEGE RD
St. Charles
Bridgeton
Hazelwood
Florissant
Spanish Lake
Berkeley
Ferguson
Jennings
Maryland Heights
Chesterfield
Creve Coeur
Frontenac
Manchester
Des Peres
Kirkwood
Valley Park
Fenton
Concord
Lemay
Mehlville
Cahokia
Dupo
MISSOURI
ILLINOIS
CARTIFACT

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Mortgage Loan Information				Property Information
Loan Seller:	GACC / LIG			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Full Service Hospitality
Sponsor:	Todd R. Nelson; Shari L. Nelson			Collateral:	Fee Simple
Borrower:	LMN Dev. SPE LLC; LMN Kondo Dev.			Location:	Sandusky, OH
	SPE LLC; Kalahari Management SPE			Year Built / Renovated:	2005 / 2011
	LLC			Total Rooms(4):	491
Original Balance(1):	$100,000,000			Property Management:	Kalahari Management Co., LLC
Cut-off Date Balance(1):	$99,846,826			Underwritten NOI:	$23,147,207
% by Initial UPB:	9.0%			Underwritten NCF:	$19,939,530
Interest Rate:	5.6100%			“As-is” Appraised Value:	$233,700,000
Payment Date:	6th of each month			“As-is” Appraisal Date:	July 29, 2013
First Payment Date:	December 6, 2013			“As Stabilized” Appraised Value(7):	$248,400,000
Maturity Date:	November 6, 2023			“As Stabilized” Appraisal Date(7) :	August 1, 2015
Amortization:	300 months
Additional Debt:	$30,000,000 Pari Passu Debt			Historical NOI
Call Protection(2):	L(25), D or YM1(91), O(4)			Most Recent NOI:	$27,190,849 (T-12 August 31, 2013)
Lockbox / Cash Management:	Hard / Springing			2012 NOI:	$27,217,560 (December 31, 2012)
				2011 NOI:	$25,010,456 (December 31, 2011)
Reserves(3)				2010 NOI:	$20,673,010 (December 31, 2010)
	Initial		Monthly
Taxes:	$874,987		$145,831	Historical Occupancy(8)
Insurance:	$684,999		$76,111	Current Occupancy:	69.7% (August 31, 2013)
Replacement(4):	$267,300	5.0% of prior month’s		2012 Occupancy:	70.2% (December 31, 2012)
		gross revenues		2011 Occupancy:	68.5% (December 31, 2011)
Required Repairs:	$1,612,111		NAP	2010 Occupancy:	68.6% (December 31, 2010)
Debt Service:	$806,876		NAP
(1)   The Original Balance of $100.0 million and Cut-off Date Balance of approximately $99.8 million represent the controlling notes (Note A-1, Note A-2, Note A-5 and Note A-6) of the $130.0 million Kalahari Resort Loan Combination evidenced by six pari passu notes. The non-controlling pari passu companion loan is comprised of two notes (Note A-3 and Note A-4) with an aggregate original principal balance of $30.0 million, which is expected to be included in one or more future transactions. For additional information on the pari passu companion loan, see “The Loan” herein.
(2)   The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2013. Defeasance or prepayment with yield maintenance of the full $130.0 million Kalahari Resort Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the pari passu companion loan and (ii) December 6, 2017. The Kalahari Resort Loan Combination is freely prepayable on and after August 6, 2023.
(3)   See “Initial Reserves” and “Ongoing Reserves” herein.
(4)   The gross revenues upon which the monthly replacement reserve deposit is calculated, exclude gross revenues derived from the non-collateral condominium units.
(5)   All DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Kalahari Resort Loan Combination.
(6)   The 491 rooms consist of 308 owned hotel rooms, 6 Nyumba Villas and 177 condominium rooms (from 59 condominium units that can each be divided into three rooms). There are a total of 192 condominium units (576 condominium rooms), of which, 59 condominium units (177 condominium rooms) are owned by one of the Kalahari Resort Borrowers. The remaining 133 condominium units (399 condominium rooms) have been sold to third party owners. Including the 399 condominium rooms from the 133 third party-owned condominium units, there are 890 rooms in aggregate. All Balance / Unit metrics are based on 491 rooms.
(7)   The “As Stabilized” Appraised Value is based on a stabilized ADR of $216.42 with a stabilized occupancy of 73.0%. Based on the Cut-off Date Balance of approximately $99.8 million, the “As Stabilized” LTV ratio is 52.3% based on the aggregate Kalahari Resort Loan Combination.
(8)   Historical Occupancy is based on a total of 890 rooms, with the exception of 2010 which is based on 884 rooms.

Seasonal Working Capital:	$0		Springing
Condominium Association:	$0		Springing

Financial Information(5)
Cut-off Date Balance / Room(6):		$264,360
Balloon Balance / Room(6):		$202,268
Cut-off Date LTV(7):		55.5%
Balloon LTV:		42.5%
Underwritten NOI DSCR:		2.39x
Underwritten NCF DSCR:		2.06x
Underwritten NOI Debt Yield:		17.8%
Underwritten NCF Debt Yield:		15.4%
Underwritten NOI Debt Yield at Balloon:		23.3%
Underwritten NCF Debt Yield at Balloon:		20.1%

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Historical Occupancy, ADR, RevPAR(1)
	Kalahari Resort Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	68.6%	$182.09	$124.92	65.5%	$184.21	$120.63	104.7%	98.8%	103.6%
2011	68.5%	$195.82	$134.11	65.8%	$193.11	$127.08	104.1%	101.4%	105.5%
2012	70.2%	$201.56	$141.52	68.1%	$197.06	$134.17	103.1%	102.3%	105.5%
(1)	Source: Appraisal.
(2)	The Kalahari Resort Property’s 2010 Occupancy, ADR and RevPAR are based on a total of 884 rooms, and the 2011 and 2012 Occupancy, ADR and RevPAR are based on a total of 890 rooms.

The Loan.     The Kalahari Resort and Convention Center loan was co-originated by GACC and Prudential Mortgage Capital Company, LLC who subsequently assigned its interest in the loan to Liberty Island Group I LLC (“LIG”), and consists of four $25.0 million controlling notes (Note A-1, Note A-2, Note A-5 and Note A-6) in the original aggregate principal amount of $100.0 million (collectively, the “Kalahari Resort Loan”), of a fixed rate loan in the original aggregate principal amount of $130.0 million (the “Kalahari Resort Loan Combination”). The Kalahari Resort Loan Combination is secured by the Kalahari Resort Borrowers’ fee simple interest in a 491-room full service hotel (including 177 rooms which are part of 59 condominium units owned by one of the related Kalahari Resort Borrowers) located at 7000 Kalahari Drive in Sandusky, Ohio (the “Kalahari Resort Property”). The $130.0 million Kalahari Resort Loan Combination is evidenced by Note A-1, Note A-2, Note A-5 and Note A-6 and two $15.0 million non-controlling pari passu notes (Note A-3 and Note A-4, and collectively, the “Kalahari Resort Companion Loan”). Only the Kalahari Resort Loan will be included in the COMM 2013-CCRE13 mortgage trust. The non-controlling Kalahari Resort Companion Loan is expected to be included in one or more future transactions. The Kalahari Resort Loan has a 10-year term and amortizes on a 25-year amortization schedule.

The Kalahari Resort Loan accrues interest at a fixed rate equal to 5.6100% and has a cut-off date balance of $99,846,826. The proceeds of the Kalahari Resort Loan Combination were used to retire approximately $78.3 million of existing mortgage loan debt, fund upfront reserves of approximately $4.2 million and pay closing costs of approximately $0.8 million. Based on the “As-is” appraised value of $233.7 million as of July 29, 2013, the cut-off date LTV ratio of the Kalahari Resort Loan Combination is 55.5% and the remaining implied equity is $103.7 million. Based on the “As Stabilized” appraised value of $248.4 million as of August 1, 2015, the “As Stabilized” cut-off date LTV ratio of the Kalahari Resort Loan Combination is 52.3%.

The relationship between the holders of the Kalahari Resort Loan and the Kalahari Resort Companion Loan are governed by an intercreditor agreement described under “Description of the Mortgage Pool―Loan Combinations― Kalahari Resort Loan Combination” in the prospectus supplement.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Kalahari Resort Loan(1)	$100,000,000	$99,846,826	COMM 2013-CCRE13	Yes
Kalahari Resort Companion Loan(2)	$30,000,000	$29,954,048	GACC / LIG	No
Total	$130,000,000	$129,800,874
(1)	The Kalahari Resort Loan consists of Note A-1, Note A-2, Note A-5 and Note A-6, each with the original principal balance of $25.0 million.
(2)	The Kalahari Resort Companion Loan consists of Note A-3 and Note A-4, each with the original principal balance of $15.0 million.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Combination Amount	$130,000,000	100.0%	Mortgage Loan Payoff	$78,293,266	60.2%
			Reserves	$4,246,273	3.3%
			Closing Costs	$823,934	0.6%
			Return of Equity	$46,636,527	35.9%
Total Sources	$130,000,000	100.0%	Total Uses	$130,000,000	100.0%

The Borrower / Sponsor.    The borrowers, LMN Dev. SPE LLC (the “Resort Borrower”), LMN Kondo Dev. SPE LLC (the “Condo Borrower”) and Kalahari Management SPE LLC (the “Management Borrower”, and together with the Resort Borrower and the Condo Borrower, the “Kalahari Resort Borrowers”), are single purpose Delaware limited liability companies, each structured to be bankruptcy-remote and with two independent directors in their organizational structure. The sponsors of the Kalahari Resort Borrowers and the nonrecourse carve-out guarantors are Todd R. Nelson and Shari L. Nelson.

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Todd R. Nelson has over 30 years of experience in the hospitality industry.  Mr. Nelson spent his career as an owner of restaurant and resort businesses.  In 1997, Mr. Nelson opened the Ramada RainTree Resort & Conference Center (“RainTree”), a 157-room, 11,000 square foot indoor water park facility in Wisconsin Dells, Wisconsin. Mr. Nelson sold the RainTree property in 1998 to fund his development of the Kalahari Resort Property. He opened a Kalahari resort in Wisconsin in May 2000 and the Kalahari Resort Property in May 2005. As owner and president of Kalahari Resorts, Todd R. Nelson has participated in the development of the Kalahari resort brand since its inception in 2000, and has overseen construction and expansion of the two resorts in Ohio and Wisconsin.

The Property.    The Kalahari Resort Property consists of a 308-room hotel complex, six 5-bedroom Nyumba villas, an indoor and outdoor water park, 143,312 square feet of flexible meeting space, ten food and beverage outlets totaling 27,452 square feet, an arcade, full-service spa, business center, fitness center, five retail stores an outdoor zoo and 177 rooms through 59 condominium units which are owned by the Condo Borrower and are each divisible into one, two or three-bedroom rentable guest rooms. There are 133 additional condominium units (399 rooms) that have been sold to third party owners. The 133 third-party condominium units (399 rooms) are not part of the collateral for the Kalahari Resort Loan, but the third-party owners of those condominiums have entered into rental pooling agreements with the Management Borrower, wherein the Management Borrower has agreed to rent and manage those condominium units to guests of the resort in exchange for 50% of the rental revenue attributable to such unit or room.  The remaining 50% of such rental revenue is pooled amongst the condominium owners (including the Condo Borrower for its 59 condominium units) that are participating in the rental pooling program and is distributed to the owners based on the number of condominiums that are owned and in the program.

The subsequent chart displays a breakdown of the Kalahari Resort Property components:

Kalahari Resort Property Unit Mix(1)
Number of Rooms
Hotel Rooms	308
59 Three-Room Condominium Units (sponsor-owned)	177
Five-Room Nyumba Villas	6
Total Sponsor-Owned Units	491
133 Three-Room Condominium Units (non-collateral privately-owned)	399
Total Units	890

Total Sq. Ft.
Indoor & Outdoor Waterpark	563,828
Meeting Rooms and Ballrooms	143,312
Amenities	98,146
Food & Beverage	27,452
Retail Stores (Five Stores)	4,747
Total Sq. Ft.	837,485
(1) Source: Appraisal.

The Kalahari Resort Property was originally constructed in 2005 and consisted of a 308-room hotel along with the indoor and outdoor waterpark components. The first phase of the condominium component opened in 2006, consisting of 96 three-bedroom units, as well as the first phase of the convention center, which consisted of numerous meeting spaces and a ballroom. At the end of 2007, the second phase of the condominium component opened with another 96 units as well as expansions to both the indoor and outdoor water park components. In 2009, the approximately 65,340 square foot outdoor animal park was built, featuring animals that guests can feed and ride. In 2010, the Safari Outdoor Adventure Park was introduced, which features a three-level ropes course with 48 elements spanning over 750 feet, a zip line with 200-400 foot zip rides over 60 feet in the air and two 32-foot climbing walls. In 2011, the Kalahari Resort Property underwent a $21.1 million expansion increasing the size of its convention center, as well as adding six 5-bedroom villas called the Nyumba Villas. Since 2005, the sponsor has spent approximately $187.4 million on capital expenditures and expansions. The below chart indicates the total expenditures spent on the Kalahari Resort Property.

Capital Expenditures
Description	Total Cost	Total Per Unit (491 Rooms)	% of Total
Land	$4,435,804	$9,034	2.4%
Site Work	10,984,415	$22,372	5.9%
Hotel, Lobby and Convention Center	98,867,521	$201,360	52.8%
Condominiums	16,272,996	$33,143	8.7%
Indoor and Outdoor Waterpark	51,879,052	$105,660	27.7%
FF&E	4,921,994	$10,024	2.6%
Total	$187,361,782	$381,592	100.0%

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

The convention center consists of 143,312 square feet of meeting space and is the largest meeting facility in the greater Sandusky area. The convention center features a 38,000 square foot grand ballroom/expo center, a 12,000 square foot junior ballroom, a 4,000 square foot outdoor plaza, 30,000 square feet of pre-function space and 14 meeting rooms. The facility can accommodate groups of up to 5,200 attendees. The breakdown in demand for the convention center space since 2011 is 34% SMERF (social, military, ethnic and fraternal), 26% corporate, 15% schools and sports, 12% association, 12% religious and 1% government.

The outdoor waterpark area features activity pools, hot tubs, expanded sun decks, sand volleyball courts, shuffleboard courts, private outdoor bungalows, and includes the adventure park with zip line towers, climbing walls and a ropes course. Features of the indoor waterpark include 13 water rides, indoor/outdoor whirlpool spas and hot tubs, a 12,000 sq. ft. wave pool, lazy river, an indoor/outdoor spa and swim up bar, and private cabanas that can be rented on a daily basis and feature comfortable furnishings, LCD televisions, refrigerators, food and beverage service, internet access and iPod docks. The indoor waterpark also features a texlon transparent roof, which allows in natural light. The Kalahari Resort Property was the first waterpark in the Midwest to add the FlowRider surfing attraction indoors, which allows guests to boogie board and surf on a stationary wave.

Environmental Matters.    The Phase I environmental report dated August 1, 2013 recommended no further action at the Kalahari Resort Property.

The Market.    The Kalahari Resort Property is located approximately 4.6 miles north of the Ohio Turnpike and seven miles from downtown Sandusky, Ohio within the Sandusky metropolitan statistical area (“Sandusky MSA”). As of 2012, the resident population of Erie County was estimated at around 77,000, with roughly 26,000 people living in the city of Sandusky. The 2012 unemployment rate for Sandusky was 7.6%, down from the 2009 unemployment rate of 12.6%.

According to a consensus bureau, more than 7.5 million trips are made to the Lake Erie Shores & Islands region, which includes Eerie and Ottawa counties, each year, making the region one of the most popular tourist destinations in the Midwest. Over two thirds of all visitors stay overnight and 36% stay two nights. A 2011 study indicated that, on average, 92% of all guests at the Kalahari Resort Property were from the Midwest and 70% were from within the state of Ohio. The Kalahari Resort Property is located around multiple tourist attractions in the region, including the Cedar Point Amusement Park, which is located approximately eight miles from the Kalahari Resort Property and has had approximately three million visitors per year since 2003. Other attractions in the area include the various Lake Erie Islands, the Maritime Museum of Sandusky, the Thomas Edison Birthplace Museum, multiple festivals throughout the year and the State Theatre in Sandusky, which hosts plays, films, orchestra and choral programs.

Based on certain industry reports, it is estimated that there were approximately 85.0 million attendees at North American indoor and outdoor waterparks during 2012, compared to an estimated 82.0 million attendees in 2011 and an estimated 79.0 million attendees in 2010. Ohio is home to nine indoor waterpark resorts, with an average room count of 325 rooms. The Kalahari Resort Property is one of the largest waterpark resorts in the country in terms of number of rooms and waterpark area. The eight other indoor waterpark resorts in Ohio range from 106 to 401 rooms and 15,000 to 79,000 square feet of waterpark space. The appraisal identified six competitive properties to the Kalahari Resort Property. A fourth waterpark, Maui Sands, is also located in Sandusky, but is smaller in size and was not included in the appraiser’s primary competitive set. The Great Wolf Lodge Sandusky and Castaway Bay Sandusky are located 2.3 and 5.6 miles, respectively, northwest of the Kalahari Resort Property. The Kalahari Wisconsin Dells property is a sponsor-owned resort that opened in 2000 and expanded in 2002, 2004 and 2008. The subsequent table lists the comparable properties and pertinent information about each property.

Primary Competitive Set(1)
Property	Location	# of Rooms	Year Opened	Indoor Aquatic Facility (Sq. Ft.)	Meeting Space (Sq. Ft.)	2012 Occupancy(2)	2012 ADR(2)	2012 RevPAR(2)
Kalahari Resort Property	Sandusky, OH	890	2005	174,500	143,312	70.2%	$201.56	$141.52
Great Wolf Lodge Sandusky	Sandusky, OH	271	2001	33,000	4,604	50% - 60%	$150 - $200	$100 - $150
Castaway Bay Sandusky	Sandusky, OH	237	2004	38,000	10,681	45% - 55%	$150 - $200	$50 - $100
Residence Inn Erie with Splash Lagoon	Erie, PA	78	1995	100,000	None	75% - 85%	$100 - $150	$50 - $100
Holiday Inn Express & Suites Erie with Splash Lagoon	Erie, PA	112	2002	100,000	900	70% - 80%	$100 - $150	$50 - $100
Great Wolf Lodge Mason	Mason, OH	401	2006	79,000	20,000	55% - 65%	$250 - $300	$150 - $200
Kalahari Wisconsin Dells	Wisconsin Dells, WI	756	2000	125,000	71,894	76.0%	$195	$149
(1)	Source: Appraisal.
(2)	Actual 2012 Occupancy, 2012 ADR and 2012 RevPAR are not available for the individual properties of the competitive set.

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/31/2013	U/W	U/W per Room(1)
Occupancy(1)	68.6%	68.5%	70.2%	69.7%	69.7%
ADR(1)	$182.09	$195.82	$201.56	$202.21	$202.21
RevPAR(1)	$124.92	$134.11	$141.52	$140.88	$140.88

Room Revenue	$40,307,630	$43,311,557	$46,099,899	$45,765,487	$45,765,487	$51,422
F&B Revenue	17,240,548	18,555,957	19,892,380	20,657,044	20,657,044	23,210
Waterpark	4,272,109	4,698,212	4,859,340	4,650,999	4,650,999	5,226
Retail	2,702,154	2,979,309	3,100,203	2,985,676	2,985,676	3,355
Other Revenue	5,329,185	6,341,337	6,627,792	7,023,046	7,023,046	7,891
Total Revenue	$69,851,627	$75,886,371	$80,579,613	$81,082,252	$81,082,252	$91,104
Operating Expenses	24,395,240	25,755,002	27,158,529	27,240,876	27,240,876	30,608
Undistributed Expenses	12,651,479	12,602,893	12,904,060	13,147,399	14,819,679	16,651
Franchise Fee(2)	0	0	0	0	2,288,274	2,571
Gross Operating Profit	$32,804,908	$37,528,477	$40,517,024	$40,693,977	$36,733,422	$41,274
Management Fee	2,095,549	2,276,591	2,417,388	2,432,468	2,432,468	2,733
Total Fixed Charges	10,036,350	10,241,430	10,882,076	11,070,661	11,153,747	12,532
Net Operating Income	$20,673,010	$25,010,456	$27,217,560	$27,190,849	$23,147,207	$26,008
FF&E	2,723,349	2,962,946	3,179,342	3,207,677	3,207,677	3,604
Net Cash Flow	$17,949,661	$22,047,510	$24,038,218	$23,983,172	$19,939,530	$22,404
(1)
Occupancy, ADR, RevPAR and U/W per Room are based on a total of 890 rooms, except for 2010 values, which are based on 884 rooms. The collateral includes a portion of the income stream (less operating expenses and management fees) derived from the rental of the 133 third party-owned condominium units and 100% of the income stream (less taxes, condominium association fees, operating expenses, management fees and FF&E) derived from the 59 borrower-owned condominium units.

(2)	The U/W Franchise Fee is based on 5.0% of total room revenue. The Kalahari Resort Property does not currently charge a franchise fee.

Property Management.    The Kalahari Resort Property is managed by Kalahari Management Co., LLC, a borrower affiliate. The Management Borrower entered into a sub-management agreement with the property manager delegating the management responsibilities of the borrower-owned condominiums and the third-party owned condominiums under the rental pool agreements described in “The Property” above.  Additionally, the Resort Borrower entered into a resort management agreement with the property manager for the management of the non-condominium portions of the Kalahari Resort Property.

Lockbox / Cash Management.    The Kalahari Resort Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account will be swept daily into the Kalahari Resort Borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will begin at any time that (i) an event of default occurs and is continuing, (ii) the debt service coverage ratio falls below 1.70x or (iii) the portion of the Kalahari Resort Property that is used as a water park ceases operations, other than for portions of such water park that may be temporarily closed due to certain permitted closures and will end, after a minimum of three months, upon (a) with respect to clause (i), the date the event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio is 1.80x for at least six consecutive months or (c) with respect to clause (iii), upon the lender’s receipt of evidence that such portion of the water park is fully operational.

Initial Reserves.    At closing, the Kalahari Resort Borrowers deposited (i) $874,987 into a tax reserve account, (ii) $684,999 into an insurance reserve account, (iii) $267,300 into a replacement reserve, (iv) $1,612,111 into a required repairs reserve and (v) $806,876 into a debt service reserve to be used to make the first monthly payment due on December 6, 2013.

Ongoing Reserves.    On a monthly basis, the Kalahari Resort Borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $145,831, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $76,111, into an insurance reserve account and (iii) 5.0% of the prior month’s gross revenues (excluding gross revenues derived from the non-collateral condominium units) into a replacement reserve account. Additionally, the Kalahari Resort Borrowers are required to make monthly deposits of $403,438 into the seasonal working capital reserve in June, July and August of any year if the debt service coverage ratio is less than or equal to 1.95x at the end of the first calendar quarter of such year. Further, the Kalahari Resort Borrowers are required to make monthly deposits of 1/12 of the estimated annual condominium charges into the condominium association reserve during a Trigger Period.

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Resort Lobby
Resort Entrance
The Reserve Restaurant & Bar
Safari Clothing
Concierge
Zakanaka Kids
Info
ATM
To Resort North Wing
Sands North/South Wings
Spa Kalahari
Lobby Lower Level/Waterpark Entrance
To Elevator and Convention Center
Front Desk
Kalahari Outpost
Candy Hut
Java Manjaro
Big 5 Lobby
To Elevator Resort South Wing
Great Karoo Marketplace Restaurant
Ivory Coast Lounge
Convention Center Entrance
WOOD ROOMS
6,985 total sq. ft.
Leopardwood
Sagewood
Aloeswood
Rosewood
Zebrawood
Zambezi Landing
Zambezi
BR Bar
Nile
Orange
RIVER ROOMS
11,823 total sq. ft.
North Parkway
West Parkway
East Parkway
Bar 6
Bar 4
Suite 6
Suite 5
Suite 4
Kilimanjaro Ballroom
38,232 total sq. ft.
Suite 1
Suite 2
Suite 3
Bar 1
Bar 3
South Parkway
ATM
North Foyer
Suite H
Suite G
Suite F
Suite E
Kalahari Ballroom
17,200 total sq. ft.
Suite A
Suite B
Suite C
Suite D
Indigo Bay
3,500 total sq. ft.
Cypress
3,400 total sq. ft.
West Foyer
East Foyer
South Foyer
Banyan
JAAMATI HUTS
4,800 total sq. ft.
Ironwood
Crown Palm
Grand Hall
Acacia
Executive Center
Portia
Guava
Atrium
Wisteria
Tamarind
Empress
Ebony
Mangrove
Business Center
Group Sales Office
To Resort Lobby/Waterpark
To Sands North/South Wings 2nd Level/Spa Kalahari
To Elevators

Site plan based on information provided by the borrower.

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

7000 Kalahari Drive Sandusky, Ohio 44870	Collateral Asset Summary – Loan No. 3 Kalahari Resort and Convention Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$99,846,826 55.5% 2.06x 17.8%

Kalahari Resort
and Convention Center
7000 Kalahari Drive
Sandusky, OH 44870
Sandusky
Lakeside
Marblehead
Cedar
Point
Kelleys Island Ferry
Pelee Island Ferry
LAKE ERIE
Firelands Regional
Medical Center
GRIFFING-SANDUSKY
AIRPORT
Sandusky
Cemetery
Sandusky
Mall
Huron
Bowling Green State
University Firelands
NASA PLUM
BROOK STATION
Milan
Norwalk
Monroeville
NORWALK-HURON
COUNTY AIRPORT
Fisher Titus
Medical Center
Detroit
MI
OH
CANADA
USA
Cleveland
Columbus
CARTIFACT.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Strategic Investment Property Fund, Inc.		Collateral:	Fee Simple
Borrower:	175 Jackson L.L.C.		Location:	Chicago, IL
Original Balance(1):	$90,000,000		Year Built / Renovated:	1912, 1928 / 2001
Cut-off Date Balance (1):	$90,000,000		Total Sq. Ft.:	1,452,390
% by Initial UPB:	8.1%		Property Management:	JMIC Corp.
Interest Rate:	5.0860%		Underwritten NOI:	$29,542,763
Payment Date:	6th of each month		Underwritten NCF:	$26,256,216
First Payment Date:	December 6, 2013		Appraised Value:	$410,000,000
Maturity Date:	November 6, 2023		Appraisal Date:	June 24, 2013
Amortization:	Interest only for first 36 months; 360
	months thereafter		Historical NOI
Additional Debt(1):	$190,000,000 Pari Passu Debt		Most Recent NOI:	$27,008,664 (T-12 August 31, 2013)
Call Protection(2):	L(25), D(91), O(4)		2012 NOI:	$30,092,538 (December 31, 2012)
Lockbox / Cash Management: Hard / In Place			2011 NOI:	$32,540,281 (December 31, 2011)
			2010 NOI:	$32,615,237 (December 31, 2010)
Reserves(3)			2009 NOI:	$34,377,528 (December 31, 2009)
	Initial	Monthly	2008 NOI:	$30,051,504 (December 31, 2008)
Taxes:	$3,270,096	$1,090,032
Insurance:	$252,815	$19,660	Historical Occupancy
Replacement:	$0	$8,184	Current Occupancy:	91.8% (October 10, 2013)
TI/LC:	$480,000	$281,232	2012 Occupancy:	89.8% (December 31, 2012)
Free Rent:	$0	Excess Cash	2011 Occupancy:	95.6% (December 31, 2011)
			2010 Occupancy:	96.1% (December 31, 2010)
Financial Information(4)			2009 Occupancy:	97.9% (December 31, 2009)
Cut-off Date Balance / Sq. Ft.:		$193	2008 Occupancy:	96.0% (December 31, 2008)
Balloon Balance / Sq. Ft.:		$171	(1)
The Original Balance and Cut-off Date Balance of $90.0 million represent the non-controlling Note A-2-A of the $280.0 million 175 West Jackson Loan Combination evidenced by three pari passu notes. The pari passu companion loan is comprised of the controlling Note A-1 with an original principal balance of $150.0 million, which was included in the COMM 2013-CCRE12 mortgage trust, and the non-controlling Note A-2-B with an original principal balance of $40.0 million, which is expected to be contributed to a future securitization. For additional information on the pari passu companion loan, see “The Loan” herein.

Cut-off Date LTV:		68.3%
Balloon LTV:		60.6%
Underwritten NOI DSCR(5):		1.62x
Underwritten NCF DSCR(5):		1.44x
Underwritten NOI Debt Yield:		10.6%
Underwritten NCF Debt Yield:		9.4%
Underwritten NOI Debt Yield at Balloon:		11.9%	(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of December 6, 2013. Defeasance of the full $280.0 million 175 West Jackson Loan Combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the pari passu companion loan and (ii) October 11, 2016. The 175 West Jackson Loan Combination is freely prepayable on and after August 6, 2023.
Underwritten NCF Debt Yield at Balloon:		10.6%

			(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(4)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 175 West Jackson Loan Combination.

			(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.05x and 1.82x, respectively.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Classified Ventures, LLC	NR/NR/NR	168,959	11.6%	$29.82	11.1%	Various(2)
Grant Thornton	NR/NR/NR	133,724	9.2%	$35.80	10.5%	10/31/2015(3)
TWG Holdings, Inc.	NR/NR/NR	132,621	9.1%	$30.41	8.9%	4/30/2022(4)
Securities and Exchange Commission	AAA/AAA/AA+	102,613	7.1%	$33.00	7.5%	1/31/2017(5)
Wolverine Trading	NR/NR/NR	88,734	6.1%	$37.82	7.4%	Various(6)
Sedgwick	NR/NR/NR	88,075	6.1%	$34.54	6.7%	5/31/2020
Total Major Tenants		714,726	49.2%	$33.08	52.1%
Remaining Tenants		617,939	42.5%	$35.22	47.9%
Total Occupied Collateral		1,332,665	91.8%	$34.07	100.0%
Vacant		119,725	8.2%
Total		1,452,390	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Classified Ventures, LLC leases 140,378 sq. ft. of space with a lease expiration of June 30, 2017 and 28,581 sq. ft. of space with a lease expiration of December 31, 2017. Classified Ventures, LLC has one five-year renewal option with notice given on or before June 30, 2016 at market rent and has the option to terminate its lease (i) with respect to 40,814 sq. ft. of 18th floor space, on June 30, 2015 with 12 months prior notice and payment of a termination fee of (a) $348,382.50 on or before December 31, 2014 and (b) $348,382.50 on or before December 31, 2015, (ii) with respect to 31,877 sq. ft. of sixth floor space and 67,687 sq. ft. of eighth floor space, on June 30, 2015 with notice given by April 1, 2014 and payment of a termination fee of (a) $1,026,120 on or before April 1, 2014 and (b) $1,026,120 on or before June 30, 2015 and (iii) with respect to 28,581 of 18th floor space, on December 31, 2015 with 12 months prior notice and payment of a termination fee equal to unamortized costs under the lease at 8% interest per annum.

(3)
Grant Thornton has the option to terminate its lease on October 31, 2015 with 12 months prior notice and payment of a termination fee equal to $25.00 PSF, 50% of which will be payable upon giving notice and the balance due on or before October 31, 2015. Grant Thornton has indicated it will terminate its lease on October 31, 2015.

(4)
TWG Holdings, Inc. has two five-year renewal options with 12 months prior notice at market rent and has the option to terminate its lease on April 30, 2019 with 12 months prior notice and payment of a termination fee of $4,464,022, 50% of which will be payable upon giving notice and the balance due within six months thereafter.

(5)
Securities and Exchange Commission has one five-year renewal option with one year prior notice at market rent and has the option to terminate its lease at any time after January 31, 2015 with six months prior notice without a termination fee; however, for every $1.00 PSF of tenant allowance used by the tenant, the Securities and Exchange Commission’s right to exercise the termination option is delayed by six months.

(6)
Wolverine Trading leases 74,646 sq. ft. of space with a lease expiration of May 31, 2020 and 14,088 sq. ft. of space with a lease expiration of October 31, 2024. Wolverine Trading has one five-year renewal option with notice given on or before November 30, 2018 at market rent.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	9	3,257	0.2%	3,257	0.2%	$58.99	0.4%	0.4%
2014	5	17,430	1.2%	20,687	1.4%	$20.97	0.8%	1.2%
2015	15	222,482	15.3%	243,169	16.7%	$35.57	17.4%	18.7%
2016	13	21,738	1.5%	264,907	18.2%	$39.42	1.9%	20.5%
2017	10	274,125	18.9%	539,032	37.1%	$31.18	18.8%	39.4%
2018	10	44,686	3.1%	583,718	40.2%	$42.84	4.2%	43.6%
2019	3	52,162	3.6%	635,880	43.8%	$33.74	3.9%	47.5%
2020	12	233,049	16.0%	868,929	59.8%	$35.55	18.2%	65.7%
2021	8	191,651	13.2%	1,060,580	73.0%	$34.67	14.6%	80.3%
2022	2	132,621	9.1%	1,193,201	82.2%	$30.41	8.9%	89.2%
2023	3	34,391	2.4%	1,227,592	84.5%	$44.26	3.4%	92.6%
Thereafter	8	105,073	7.2%	1,332,665	91.8%	$32.11	7.4%	100.0%
Vacant	NAP	119,725	8.2%	1,452,390	100.0%	NAP	NAP
Total / Wtd. Avg.	98	1,452,390	100.0%			$34.07	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

The Loan.     The 175 West Jackson loan (the “175 West Jackson Loan”) is the non-controlling Note A-2-A portion, in the original principal amount of $90.0 million, of a fixed rate loan in the aggregate principal amount of $280.0 million (the “175 West Jackson Loan Combination”). The 175 West Jackson Loan Combination is secured by the borrower’s fee simple interest in a 22-story Class A office building totaling 1,452,390 sq. ft. located at 175 West Jackson Boulevard in the central business district of Chicago, Illinois (the “175 West Jackson Property”). The 175 West Jackson Loan Combination is evidenced by three pari passu notes. Only the Note A-2-A, with an original principal balance of $90.0 million, will be included in the COMM 2013-CCRE13 mortgage trust. The controlling Note A-1, with an original principal balance of $150.0 million, is not included in the COMM 2013-CCRE13 mortgage trust and was included in the COMM 2013-CCRE12 mortgage trust. The non-controlling Note A-2-B, with an original principal balance of $40.0 million, is expected to be contributed to a future transaction. The 175 West Jackson Loan Combination has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period.

The 175 West Jackson Loan accrues interest at a fixed rate equal to 5.0860% and has a cut-off date balance of $90.0 million. The proceeds of the 175 West Jackson Loan Combination, along with approximately $3.8 million in equity from the sponsor, were used to retire approximately $269.6 million of existing mortgage loan debt and approximately $8.2 million in existing mezzanine debt, fund upfront reserves of approximately $4.0 million and pay closing costs of approximately $2.0 million. Based on the appraised value of $410.0 million as of June 24, 2013, the cut-off date LTV ratio of the 175 West Jackson Loan Combination is 68.3% and the remaining implied equity is $130.0 million. The most recent prior financing of the 175 West Jackson Property was included in the WBCMT 2004-C15 and WBCMT 2005-C16 transactions.

The relationship between the holders of the Note A-1 and Note A-2-A are governed by an intercreditor agreement to be described under “Description of the Mortgage Pool―Loan Combinations/Split Loan Structures―175 West Jackson Loan Combination” in the prospectus supplement.

Loan Combination Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$150,000,000	$150,000,000	COMM 2013-CCRE12	Yes
Note A-2-A	$90,000,000	$90,000,000	COMM 2013-CCRE13	No
Note A-2-B	$40,000,000	$40,000,000	GACC	No
Total	$280,000,000	$280,000,000

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Combination Amount	$280,000,000	98.7%	Mortgage Loan Payoff	$269,576,331	95.0%
Sponsor Equity	$3,751,291	1.3%	Mezzanine Loan Payoff	$8,211,673	2.9%
			Reserves	$4,002,912	1.4%
			Closing Costs	$1,960,375	0.7%
Total Sources	$283,751,291	100.0%	Total Uses	$283,751,291	100.0%

The Borrower / Sponsor.    The borrower, 175 Jackson L.L.C., is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Strategic Investment Property Fund, Inc. (“SIPF”). In addition to the nonrecourse carve-out guaranty and an environmental indemnity agreement, SIPF also provided a guaranty of certain of the borrower’s unfunded landlord obligations, outstanding commissions and tenant improvement allowances outstanding as of the date of origination. The borrower is permitted to replace SIPF under each of the nonrecourse carve-out guaranty and environmental indemnity agreement at any time during the term, subject to the satisfaction of certain conditions set forth in the loan documents, including, without limitation, lender’s receipt of a rating agency confirmation and such replacement guarantor satisfying certain net worth and liquidity requirements.

SIPF is owned by the Spitzer family of Switzerland and has real estate interests in properties in New York City, Chicago, Boston and Florida. As of December 31, 2012, SIPF’s interest in real estate entities totaled approximately $414.1 million and the fund had net worth and liquidity of approximately $406.9 million and approximately $6.4 million, respectively.

The Property.    The 175 West Jackson Property consists of a 22-story Class A office building totaling 1,452,390 sq. ft. located at 175 West Jackson Boulevard in the central business district of Chicago, Illinois. Occupying an entire city block with entrances on West Jackson Boulevard and West Quincy Street, the north half of the 175 West Jackson Property was constructed in 1912 and the south half was constructed in 1928. In 2001, the 175 West Jackson Property received an $85.0 million base building renovation.

As of October 10, 2013, the 175 West Jackson Property is 91.8% leased to 62 tenants and features 68,000 sq. ft. floor plates, one of the largest office footprints in Chicago. The ground floor features 45,607 sq. ft. of retail including national tenants such as CVS, Fifth Third Bank, Starbucks, Potbelly Sandwich and Qdoba. The 22nd floor of the 175 West Jackson Property features a conference center with an adjoining roof deck for social gatherings and business meetings. Other amenities offered to tenants at the 175 West Jackson Property include concierge services, catering facilities and 24-hour staffed security. Valet parking and full garage services are available via 250 parking spaces in a subterranean garage, which is leased to an operator and tenants are given preference in the use of the garage.

Environmental Matters.    The Phase I environmental report dated July 5, 2013 recommended no further action at the 175 West Jackson Property.

Major Tenants.

Classified Ventures, LLC (168,959 sq. ft., 11.6% of NRA, 11.1% of U/W Base Rent) Founded in 1997, Classified Ventures, LLC is owned by five media companies: A.H. Belo Corp., Gannett Co. Inc., Tribune Company, The McClatchy Company and The Washington Post Company. With over 1,400 employees in 41 states, Classified Ventures, LLC owns and operates Cars.com and Apartments.com.

Classified Ventures, LLC’s initial lease commenced in July 2000 with 67,687 sq. ft. of eighth floor space. Since 2000, Classified Ventures, LLC has expanded its space several times most recently in October 2013 with 28,581 sq. ft. of space on the 18th floor with a lease expiration of December 31, 2017. Classified Ventures, LLC’s remaining 140,378 sq. ft. has a lease expiration of June 30, 2017. Classified Ventures, LLC has one five-year renewal option with notice given on or before June 30, 2016 at market rent and has the option to terminate its lease (i) with respect to 40,814 sq. ft. of 18th floor space, on June 30, 2015 with 12 months prior notice and payment of a termination fee of (a) $348,382.50 on or before December 31, 2014 and (b) $348,382.50 on or before December 31, 2015, (ii) with respect to 31,877 sq. ft. of sixth floor space and 67,687 sq. ft. of eighth floor space, on June 30, 2015 with notice given by April 1, 2014 and payment of a termination fee of (a) $1,026,120 on or before April 1, 2014 and (b) $1,026,120 on or before June 30, 2015 and (iii) with respect to 28,581 sq. ft. of 18th floor space, on December 31, 2015 with 12 months prior notice and payment of a termination fee equal to unamortized costs under the lease at 8% interest per annum.

Grant Thornton (133,724 sq. ft., 9.2% of NRA, 10.5% of U/W Base Rent) Founded in Chicago in 1924, Grant Thornton is the US member firm of Grant Thornton International Ltd, an international independent audit, tax and advisory firm. Grant Thornton has more than 500 partners and 6,000 employees across its 54 offices in the United States. With annual revenues in excess of $1.2 billion, Grant Thornton has maintained steady growth in the US and has been consistently ranked as an employer of choice by publications such as the Chicago Tribune (“Best Places to Work”, 2011), Vault.com (“Best Accounting Firms to Work For” and “Accounting 50”, 2011-2013), Working Mother’s (“Best Companies”, 2005-2013) and Business Week (“50 Best Places to Launch a Career”, 2008, 2009), among others.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Grant Thornton’s initial lease commenced in February 2002 with 67,794 sq. ft. of space on the 20th floor. In April 2006, Grant Thornton expanded its space to include 65,930 sq. ft. of space on the 13th floor. Grant Thornton’s lease terms expire on October 31, 2015 with respect to both of these spaces. Grant Thornton has the option to terminate its lease on October 31, 2015 with 12 months prior notice and payment of a termination fee equal to $25.00 PSF, 50% of which will be payable upon giving notice and the balance due on or before October 31, 2015. Grant Thornton has indicated it will be terminating its lease on October 31, 2015.

TWG Holdings, Inc. (132,621 sq. ft., 9.1% of NRA, 8.9% of U/W Base Rent) Founded in 2006, TWG Holdings, Inc.’s lines of business includes underwriting insurance, such as insuring bank deposits, and shares in savings and loan associations.

TWG Holdings, Inc.’s lease commenced in September 2006 with 66,490 sq. ft. of 11th floor space and 66,131 sq. ft. of 12th floor space. TWG Holdings, Inc. has two five-year renewal options with 12 months prior notice at market rent and the option to terminate its lease on April 30, 2019 with 12 months prior notice and payment of a termination fee of $4,464,022, 50% of which will be payable upon giving notice and the balance due within six months thereafter.

The Market.    The 175 West Jackson Property is located in the Chicago-Naperville-Joliet metropolitan statistical area (“MSA”), a business center of the Midwest attracting many corporate headquarters operations and regional branches. Twenty seven of the nation’s Fortune 500 companies are headquartered in the Chicago region, including Walgreens, Boeing, Kraft Foods, Sears Holdings, Abbott Laboratories, Allstate, McDonald’s, Motorola and United Continental Holdings. In terms of total office inventory, the MSA is the second largest in the US after New York with approximately 218.3 million sq. ft. Unlike most other US markets, Chicago’s downtown core constitutes the largest concentration of office space within a metropolitan area, accounting for 56.2% of office space. Downtown Chicago is the center of the MSA’s transportation network with five interstate highways, eight suburban railroad commuter lines and six transit authority train lines. Given this accessibility, downtown Chicago, specifically within the West and Central Loop submarkets, serves as the primary location for corporate headquarters and businesses related to the insurance, finance, government, law and banking industries.

The 175 West Jackson Property is located in the Chicago office market specifically within the Central Loop office submarket. As of Q1 2013, the Central Loop office submarket contained over 44.4 million sq. ft. of office space, approximately 15.0 million sq. ft. of which is considered to be Class A. Vacancy for Class A space and overall office space within the submarket was lower than the overall Chicago market rate of 16.7%, at 11.7% and 14.6%, respectively. Overall average asking rents for Class A space and overall office space within the submarket were higher than the overall Chicago market average of $26.66 PSF, at $37.30 PSF and $30.58 PSF, respectively.

The appraiser identified eight comparable office leases, which are presented in the subsequent chart. The appraiser determined market rent for the 175 West Jackson Property to be $33.59 PSF.

Lease Comparables(1)
Property	Tenant	Location	Class	Year Built	Lease Area (Sq. Ft.)	Base Rent (PSF)	Lease Term (yrs)
175 West Jackson Property(2)	Various	Chicago, IL	A	1912, 1928	1,452,390	$34.07	12.5
30 West Monroe Street	Asset Allocation & Management	Chicago, IL	B	1958	12,888	$30.69	10.0
225 West Washington	Argo Group	Chicago, IL	B	1987	12,750	$33.73	5.5
30 North LaSalle Street	Tom Jones Company	Chicago, IL	B	1974	6,242	$28.23	11.0
30 West Monroe Street	JJ&H	Chicago, IL	B	1958	12,907	$30.44	12.5
One Financial Place	Associated Press	Chicago, IL	A	1984	11,847	$34.65	11.0
33 West Monroe Street	International Education of Students	Chicago, IL	B	1981	27,816	$29.00	10.0
Michigan Plaza	Intouch Solutions	Chicago, IL	B	1981	22,015	$30.47	5.4
10 South LaSalle Street	Chicago Title & Trust	Chicago, IL	B	1986	86,207	$29.00	7.0
(1)	Source: Appraisal
(2)	Based on rent roll dated October 10, 2013

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	T-12 8/31/2013	U/W	U/W PSF
Base Rent(1)	$44,796,623	$43,478,414	$42,431,726	$46,309,641	$31.89
Value of Vacant Space	0	0	0	3,901,928	2.69
Gross Potential Rent	$44,796,623	$43,478,414	$42,431,726	$50,211,569	$34.57
Total Recoveries	6,742,205	5,423,232	5,206,008	6,516,996	4.49
Total Other Income	1,915,564	1,822,483	1,019,907	896,506	0.62
Less: Mark to Market	0	0	0	(1,981,370)	(1.36)
Less: Vacancy(2)	0	0	0	(3,901,928)	(2.69)
Effective Gross Income	$53,454,392	$50,724,129	$48,657,641	$51,741,773	$35.63
Total Operating Expenses	20,914,111	20,631,591	21,648,977	22,199,010	15.28
Net Operating Income	$32,540,281	$30,092,538	$27,008,664	$29,542,763	$20.34
TI/LC	0	0	0	2,850,830	1.96
Capital Expenditures	0	0	0	435,717	0.30
Net Cash Flow	$32,540,281	$30,092,538	$27,008,664	$26,256,216	$18.08
Average Annual Rent PSF(3)	$30.84	$29.94	$29.22	$31.89

(1)	U/W Base Rent includes $900,104 in contractual step rent through September 2014.
(2)	U/W Vacancy represents 6.8% of gross income.
(3)	Average Annual Rent PSF was $31.18 PSF in 2010.

Property Management.    The 175 West Jackson Property is managed by JMIC Corp.

Lockbox / Cash Management.    The 175 West Jackson Loan is structured with a hard lockbox and in place cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the 175 West Jackson Loan documents.

Additionally, all excess cash will be swept into a lender controlled account (i) upon an event of default and (ii) if there exists a Low Debt Service Period (as defined herein).

A “Low Debt Service Period” commences if the debt service coverage ratio, as determined by lender, is less than 1.25x and ends if the debt service coverage ratio, as determined by lender, is at least 1.30x for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $3,270,096 into a tax reserve account, (ii) $252,815 into an insurance reserve account and (iii) $480,000 into a reserve for outstanding tenant improvements and leasing commissions.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $1,090,032 per month, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $19,660 per month, into an insurance reserve account, (iii) $8,184 into a replacement reserve account and (iv) $281,232 into an account for tenant improvements and leasing commissions. Additionally, if the amount on deposit in the free rent reserve account is less than $1.0 million, all available excess cash will be deposited each month into the free rent reserve. Further, if the amount on deposit in the account for tenant improvements and leasing commissions is less than $2.8 million, all available excess cash (after the free rent account contains at least $1.0 million) will be deposited into the tenant improvements and leasing commissions reserve account. At loan closing, the guarantor provided a guaranty for unpaid tenant improvements and leasing commissions and free rent amounts for the payment of any shortfall in an amount up to the aggregate amount of rent abatements outstanding as of such payment date.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

175 WEST JACKSON

FLOOR
TOTAL*
Mechanical
22
XHedge 1,815 SF Exp. 2/2014
Mgmt Office 3,164 SF
Sorenson 5,614 SF Exp. 9/2019
VFD Room 1,000 SF 12/2025
Networked Insights 14,500 SF Exp. 11/2014
Conference Room 3,170 SF
Leased 5,563 SF
Vacant 2,189 SF
37,015
21
Union Tank Car 57,346 SF Exp. 12/2024
Chiro One 2,750 SF Exp. 12/2021
Term Comm 2,575 SF Exp. 10/2015
Chattam 2,438 SF Exp. 1/2017
Storage 101 SF
The Matthews Group 4,046 SF Exp. 4/2019
69,256
20
Grant Thornton 67,794 SF Exp. 10/2015
67,794
19
MWH 67,716 SF Exp. 6/2015
67,716
18
Classified Ventures, LLC 69,395 SF Exp. 6/2017
69,395
17
Susquehanna Partners 35,777 SF Exp. 12/2021
HealthSpring 25,320 SF Exp. 11/2018
CIH 10,124 SF Exp. 7/2016
NRAEF Storage 240 SF Exp. 9/2016
71,461
16
Querrey Harrow 67,683 SF Exp. 7/2020
67,683
15
NRAEF 42,502 SF Exp. 12/2019
RTA 25,670 SF Exp. 10/2024
68,172
14
ESD 51,725 SF Exp. 5/2021
Great Point Trading 14,610 SF Exp. 10/2021
66,335
13
Grant Thornton 65,930 SF Exp. 10/2015
65,930
12
TWG Holdings, Inc. 66,131 SF Exp. 4/2022
66,131
11
Net Pop 590 SF
TWG Holdings, Inc. 66,490 SF Exp. 4/2022
67,080
10
Vacant 68,539 SF
68,539
9
Securities Exchange Commission 67,687 SF Exp. 1/2017
67,687
8
Classified Ventures, LLC 67,687 SF Exp. 6/2017
67,687
7
Sedgwick 68,792 SF Exp. 5/2020
68,792
6
SEC 34,926 SF Exp. 1/2017
Classified Ventures, LLC 31,877 SF Exp. 6/2017
66,803
5
Egus 300 SF Exp. 3/2014
Sedgwick 7,901 SF Exp. 5/2020
ST Residential 10,527 SF Exp. 6/2015
Vacant 48,997 SF
67,725
4
ABN AMRO 67,890 SF Exp. 12/2021
67,890
3
HACC 22,834 SF Exp. 5/2023
ABN AMRO 18,649 SF Exp. 12/2021
Sedgwick 11,382 SF Exp. 5/2020
Wolverine Trading 15,211 SF Exp. 5/2020
68,076
2
Wolverine Trading 58,679 SF Exp. 5/2020
RTA 14,088 SF Exp. 7/2020
Karroll's 30 SF
72,797
Lobby
Retail 45,705 SF
45,705
Basement
Parking Garage
0
Sub Basement
Mechanical
0
TOTAL SF
1,452,390
VACANT
BUILDING
2014
2015
2016
2017
2018
2019
2020+

* There is an additional 6,721 sq. ft. of storage space that is not shown in the stacking plan above.

Stacking plan based on information provided by the borrower.

175 West Jackson Boulevard Chicago, IL 60604	Collateral Asset Summary – Loan No. 4 175 West Jackson	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$90,000,000 68.3% 1.44x 10.6%

CHICAGO
THE LOOP
LAKESHORE EAST
CHICAGO RIVER
SOUTH BRANCH CHICAGO RIVER
175 West Jackson
175 West Jackson Boulevard
Chicago, IL 60604
W WACKER DR
E WACKER DR
W LAKE ST
E LAKE ST
W RANDOLPH ST
E RANDOLPH ST
W WASHINGTON ST
E WASHINGTON ST
W MADISON ST
E MADISON ST
W MONROE ST
E MONROE ST
W ADAMS ST
W JACKSON BLVD
E JACKSON BLVD
W VAN BUREN ST
E VAN BUREN ST
CONGRESS PKWY
W HARRISON ST
E HARRISON ST
POLK ST
Chase Bank
Grant Park
Millennium Park
The Art Institute Of Chicago
Property Types
Office
Retail
Hotel & Club
Cultural & Entertainment
Civic & Institutional
Educational Facilities
Medical
Religious
Prominent Residential
Residential
Parking
Transit
Development
Industrial
CARTIFACT.
ILLINOIS
INDIANA
Lake Michigan
Chicago

(THIS PAGE INTENTIONALLY LEFT BLANK)

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Full Service Hospitality
Sponsor:	Universal Paragon Corporation; Sun		Collateral:	Fee Simple / Leasehold
	Hill Properties, Inc. (Los Angeles)		Location:	Los Angeles, CA
Borrower:	Hillcrest Real Estate, LLC; Sun Hill		Year Built / Renovated:	1983 / NAP
	Real Estate, LLC		Total Rooms:	482
Original Balance:	$85,000,000		Property Management:	Sun Hill Properties, Inc. (Los Angeles)
Cut-off Date Balance:	$84,899,929		Underwritten NOI:	$11,198,086
% by Initial UPB:	7.7%		Underwritten NCF:	$9,469,559
Interest Rate:	5.1100%		“As-is” Appraised Value:	$127,800,000
Payment Date:	6th of each month		“As-is” Appraisal Date:	August 21, 2013
First Payment Date:	December 6, 2013		“As Stabilized” Appraised Value(4):	$159,900,000
Maturity Date:	November 6, 2023		“As Stabilized” Appraisal Date(4):	August 21, 2017
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(91), O(4)		Most Recent NOI:	$10,355,173 (T-12 August 31, 2013)
Lockbox / Cash Management:	Hard / Springing		2012 NOI:	$9,601,006 (December 31, 2012)
			2011 NOI:	$8,237,909 (December 31, 2011)
Reserves(1)			2010 NOI:	$7,750,134 (December 31, 2010)
	Initial	Monthly
Taxes:	$539,148	$134,787	Historical Occupancy
Insurance:	$297,457	Springing	Current Occupancy:	85.2% (August 31, 2013)
Replacement(2):	$0	1.0% of prior month’s	2012 Occupancy:	85.0% (December 31, 2012)
		gross revenues	2011 Occupancy:	83.5% (December 31, 2011)
PIP:	$12,699,937	NAP	2010 Occupancy:	80.5% (December 31, 2010)

(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   The monthly replacement reserve deposit percentage will increase by 1.0% in December of each year beginning in December 2014 through November 2016. Beginning in December 2016 and thereafter, the monthly deposit will equal 4.0% of prior month’s gross revenues.
(3)   The Cut-off Date LTV is based on the “As-is” Appraised Value of $127,800,000. The appraiser also determined an “As Complete” value of $136.8 million as of August 21, 2016, which is based on the expected completion of planned capital expenditures, and results in a Cut-off Date LTV of 62.1%.
(4)   The “As Stabilized” LTV ratio is 53.1% and is based on stabilized ADR of $218.30 with a stabilized occupancy of 84.0%.

Financial Information
Cut-off Date Balance / Room:		$176,141
Balloon Balance / Room:		$145,480
Cut-off Date LTV(3)(4):		66.4%
Balloon LTV:		54.9%
Underwritten NOI DSCR:		2.02x
Underwritten NCF DSCR:		1.71x
Underwritten NOI Debt Yield:		13.2%
Underwritten NCF Debt Yield:		11.2%
Underwritten NOI Debt Yield at Balloon:		16.0%
Underwritten NCF Debt Yield at Balloon:		13.5%

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

Historical Occupancy, ADR, RevPAR(1)
	Hilton Universal Studios Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	79.2%	$160.32	$126.90	74.0%	$145.66	$107.73	107.0%	110.1%	117.8%
2011	82.2%	$167.22	$137.42	77.7%	$152.64	$118.53	105.8%	109.6%	115.9%
2012	83.8%	$173.28	$145.14	78.3%	$157.22	$123.10	107.0%	110.2%	117.9%
T-12 August 2013	84.1%	$177.60	$149.44	77.9%	$160.58	$125.12	108.0%	110.6%	119.4%
(1)	Source: hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Hilton Universal Studios Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.     The Hilton Universal Studios loan (the “Hilton Universal Studios Loan”) is a fixed rate loan secured by the borrowers’ fee simple and leasehold interest in a 482-room full service hotel located at 555 Universal Hollywood Drive in Los Angeles, California (the “Hilton Universal Studios Property”) and had an original principal balance of $85.0 million. The Hilton Universal Studios Loan has a 10-year term and amortizes on a 30-year amortization. The Hilton Universal Studios Loan accrues interest at a fixed rate equal to 5.1100% and has a cut-off date balance of approximately $84.9 million. Loan proceeds were used to pay off previous debt of approximately $64.4 million, fund upfront reserves of approximately $13.5 million and pay closing costs of approximately $0.7 million. Based on an “As-is” appraised value of $127.8 million as of August 21, 2013, the cut-off date LTV ratio is 66.4%. Based on an “As Stabilized” appraised value of $159.9 million as of August 21, 2017, the “As Stabilized” LTV ratio is 53.1%. The most recent prior financing of the Hilton Universal Studios Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$85,000,000	100.0%	Mortgage Loan Payoff	$64,362,563	75.7%
			Reserves	$13,536,543	15.9%
			Closing Costs	$691,291	0.8%
			Return of Equity	$6,409,603	7.5%
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

The Borrower / Sponsor.    The borrowers, Hillcrest Real Estate, LLC and Sun Hill Real Estate, LLC, are each a single purpose Delaware limited liability company, each structured to be bankruptcy-remote and with two independent directors in their organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Universal Paragon Corporation (“UPC”) and Sun Hill Properties, Inc. (Los Angeles) (“Sun Hill LA”).

UPC is a real estate design and development firm based in San Francisco, California that acquires, entitles, develops, operates, and sells real estate with assets in northern and southern California.  UPC has three major development projects in the pipeline, including Brisbane Baylands, a 660-acre brownfield redevelopment project, Schlage Lock Redevelopment, a brownfield site that is being transitioned into a retail, office and housing development, and Executive Park, a mixed-use/housing project near Candlestick Point in San Francisco.

The Property.    The Hilton Universal Studios Property is located adjacent to Universal Studios Hollywood, and consists of a 482-room hotel complex, a fitness center, an outdoor swimming pool and whirlpool, gift shop, business center and four food & beverage outlets, ranging from a coffee bar to a full service restaurant. The full service restaurant, Café Sierra, is a three-meal restaurant that can seat 170 people and offers American and Mandarin cuisine. Additionally, the Hilton Universal Studios Property contains approximately 51,000 square feet of meeting space located in two areas, which can be broken up into a total of 19 different meeting rooms. All of the rooms offer views of Universal Studios Hollywood, CityWalk LA, or the Hollywood Hills. Standard room amenities at the Hilton Universal Studios Property include serenity beds, a 32” LCD television, mini fridge, arm chair and ottoman, coffee maker and complimentary high speed internet. In addition, there are 647 parking spaces for a parking ratio of 1.34 spaces per room.  The Hilton Universal Studios Loan is secured by a first priority mortgage in Hillcrest Real Estate, LLC’s fee simple interest in the land, consisting of approximately 5.25 acres, and Sun Hill Real Estate, LLC’s leasehold interest in the land and improvements. Sun Hill LA purchased the leasehold interest in the Hilton Universal Studios Property in 1990, and Hillcrest Development, LLC, the sole owner of Hillcrest Real Estate, LLC, subsequently purchased the fee simple interest in the land in 2009. Concurrently with the closing, the fee interest in the Hilton Universal Studios Property was conveyed to Hillcrest Real Estate, LLC, and the leasehold interest in the Hilton Universal Studios Property was conveyed to Sun Hill Real Estate, LLC.  The ground lease currently has approximately 43 years remaining on its term, expiring in March 2057. Since the borrowers collectively own both the land and the improvements, both are included as collateral for the Hilton Universal Studios Loan.

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

The Hilton Universal Studios Property is managed by Sun Hill LA, an affiliate of the borrowers, under the Hilton franchise flag. At closing, Sun Hill Real Estate, LLC executed a 20-year franchise renewal with Hilton that expires September 30, 2033. The franchise agreement was conditional upon Sun Hill Real Estate, LLC agreeing to an approximately $12.7 million ($26,348 per room) property improvement plan (“PIP”). The PIP, which is expected to be complete in 2016, will refresh all areas of the Hilton Universal Studios Property, but mainly a full renovation of the lobby, replacing all tile and carpeted flooring, furniture, lighting and artwork. Guestroom renovations will include replacement of all case goods, sofa seating, mattresses and decor.  The subsequent chart shows a breakdown of the PIP by area:

Property Improvement Plan Allocation
PIP Area	Amount ($)
Exterior	$166,641
Lobby	$725,791
Public Areas	$91,214
Food & Beverage	$754,765
Pre-Convene	$359,308
Meeting Spaces	$935,524
Pool & Fitness	$283,750
Back of House	$37,780
Guestroom Corridors	$1,241,091
Guestrooms / Suites	$6,163,865
Guestroom Bathrooms	$1,940,208
Total	$12,699,937

In addition to the Hilton franchise-required PIP, Hillcrest Real Estate, LLC is participating in a government-related Property Assessed Clean Energy program (“PACE”) that provides financing to encourage property owners to make energy-efficient capital improvements to their properties. Through the PACE program, Hillcrest Real Estate, LLC will modernize the elevators at the Hilton Universal Studios Property, as well as upgrade the HVAC system, LED lighting, install energy efficient roofing, low flow faucets and showers, windows and window glazing. The improvements will cost approximately $7.0 million ($14,523 per room) and the majority of the improvements are estimated to be completed by December 31, 2013, with the elevator modernization estimated to be completed in 2015.

The PACE program financing will be paid for in the form of an assessment which secures a taxable municipal bond. The financing will be paid semiannually and will increase the annual property tax bill by approximately $1.06 million in 2015, and thereafter a fixed payment of $660,750 per year. The additional $660,750 in tax payments has been underwritten. The first payment is not due until March 2, 2015. The installation of the improvements is also expected to reduce the Hilton Universal Studios Property’s annual electrical costs. In addition, Hillcrest Real Estate, LLC is eligible for rebates of up to $1.7 million from the local utility company if required improvements are in-place by year end 2013. As of the date hereof, the required improvements are on schedule to be complete by year-end. There is no mortgage lien associated with PACE.

Environmental Matters.    The Phase I environmental report dated October 17, 2013 recommended continued implementation of the general asbestos operations and maintenance plan at the Hilton Universal Studios Property.

The Market.    The Hilton Universal Studios Property is located approximately 3.5 miles north of Hollywood and approximately 10.0 miles northwest of Downtown Los Angeles. Los Angeles County ranks 18th on the list of the world’s largest economies and is the largest county in the nation in terms of population, totaling an estimated 9.8 million residents, about 26.3% of the State of California’s population. Los Angeles County is home to 21 of the nation’s Fortune 500 corporations. In 2013, The Walt Disney Company, Ingram Micro, and DirecTV were the largest Fortune 500 corporations in Los Angeles County. As of April 2013, the Los Angeles County unemployment rate was 9.9%, down from the 11.2% one-year prior.

Demand at the Hilton Universal Studios Property consists of 47.0% leisure, 30.0% commercial and 23.0% meeting and group. The primary demand generator for the area is Universal Studios Hollywood, a movie studio and theme park located adjacent to the Hilton Universal Studios Property. Universal Studios Hollywood was originally created to offer tours of the real Universal Studios soundstages and sets, which over the years developed into a theme park. Theme rides at Universal Studios include Transformers: The Ride 3D, King Kong 360 3D, Jurassic Park – The Ride, Shrek 4-D and Revenge of the Mummy – The Ride. Outside of the theme park is the Universal CityWalk, which is a three-block entertainment, dining, and shopping promenade that offers live music, more than 30 places to eat, six nightclubs, a 19-screen movie theater and over 30 places to shop. Universal Studios Hollywood was ranked the ninth most visited theme park in North America and the seventeenth most visited worldwide, with 5.9 million visitors in 2012, a 15.0% increase over 2011. Universal Studios Hollywood is investing $1.6 billion to bring the Wizarding World of Harry Potter attraction to the theme park. Construction on this attraction began in fall 2013.

The Hilton Universal Studios Property is located in the East Valley/Tri Cities submarket, the largest office submarket in the Los Angeles North area. The East Valley/Tri Cities submarket includes all of Glendale, Burbank and Pasadena, and is home to approximately 17.1 million square feet of office space. Commercial travelers are strongest Monday through Thursday nights and the typical stay is from one

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

to three days. Commercial demand is generated primarily by the wide variety of corporate tenants in the surrounding area. The largest generators of commercial room night demand in the Universal City area is generated by the office campuses nearby and in Burbank and are generally comprised by the entertainment and film industries. A large portion of the office space in this submarket is related to the entertainment industry. Six major studios are located within close proximity to the Hilton Universal Studios Property including Warner Brothers, NBC, Walt Disney, Universal Studios, CBS/MTM, and the DreamWorks Animation Campus. Meeting and group demand in the Los Angeles area is generated primarily by local businesses, and represents uses such as training sessions, small exhibits, product announcements, meetings and seminars. Meeting and group travelers typically achieve an average length of stay of three to five days. The subsequent chart presents primary competitors to the Hilton Universal Studios Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	2012 Occupancy(2)	2012 ADR(2)	2012 RevPAR(2)
Hilton Universal Studios Property(3)	482	1983	50,999	85.2%	$169.06	$144.01
Loews Hollywood	632	2001	50,000	75.0%	$192.00	$144.00
Hilton Glendale	351	1992	19,000	80.0%	$137.00	$109.60
Marriott Burbank Airport	488	1982	50,000	80.0%	$135.00	$108.00
Holiday Inn Universal Studios	256	1972	12,000	85.0%	$139.00	$118.15
Sheraton Universal City	449	1969	32,000	76.0%	$163.00	$123.88
Total/Wtd. Avg.	2,658			79.3%	$160.37	$127.17
(1)	Source: Appraisal
(2)	2012 Occupancy, 2012 ADR and 2012 RevPAR represent estimates from the appraiser.
(3)
The minor variances between the underwriting and the above table with respect to 2012 Occupancy, 2012 ADR and 2012 RevPAR at the Hilton Universal Studios Property are attributable to variances in reporting methodologies and/or timing differences.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/31/2013	U/W	U/W per Room
Occupancy	80.5%	83.5%	85.0%	85.2%	85.2%
ADR	$156.71	$163.17	$169.06	$173.25	$173.25
RevPAR	$126.11	$136.26	$143.62	$147.67	$147.67

Room Revenue	$22,186,970	$23,971,643	$25,336,092	$25,978,929	$25,978,929	$53,898
F&B Revenue	12,549,929	12,886,254	13,777,223	13,610,254	13,610,254	28,237
Other Revenue	3,269,803	3,261,615	3,392,918	3,624,002	3,624,002	7,519
Total Revenue	$38,006,702	$40,119,512	$42,506,232	$43,213,185	$43,213,185	$89,654
Operating Expenses	16,002,802	17,304,358	17,916,791	17,732,613	17,732,613	36,790
Undistributed Expenses(1)	11,408,598	11,670,847	11,976,961	12,068,757	10,640,733	22,076
Gross Operating Profit	$10,595,302	$11,144,307	$12,612,480	$13,411,815	$14,839,839	$30,788
Management Fee	1,140,201	1,203,585	1,275,187	1,296,396	1,296,396	2,690
Total Fixed Charges(1)	1,704,968	1,702,813	1,736,287	1,760,247	2,345,357	4,866
Net Operating Income	$7,750,134	$8,237,909	$9,601,006	$10,355,173	$11,198,086	$23,233
FF&E	1,520,268	1,604,780	1,700,249	1,728,527	1,728,527	3,586
Net Cash Flow	$6,229,865	$6,633,128	$7,900,757	$8,626,645	$9,469,559	$19,646
(1)
U/W Total Fixed Charges include $660,750 in additional taxes due to the PACE assessment. U/W Undistributed Expenses include utilities underwritten based on the    T-12 8/31/2013 amount less $660,750 in energy savings due to energy-efficient installations from the PACE program. Per an energy assessment, energy savings are estimated to be higher than $660,750.

Property Management.    The Hilton Universal Studios Property is managed by Sun Hill LA, a borrower affiliate.

Lockbox / Cash Management.    The Hilton Universal Studios Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by lender. Unless a Trigger Period (defined below) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will begin upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falls below 1.25x on the last day of any calendar quarter and will end upon (a) with respect to clause (i), the date the event of default has been cured and (b) with respect to clause (ii), the debt service coverage ratio is 1.30x for at least two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $539,148 into a tax reserve account, (ii) $297,457 into an insurance reserve account and (iii) $12,699,937 into a PIP reserve.

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $134,787, into a tax reserve account, which amount will increase if any new tax assessment installments owed by the borrower in connection with the PACE program causes the annual tax amount to increase and (ii) a percentage of the prior month’s gross revenues equal to (a) 1.0% from December 6, 2013 to November 6, 2014, (b) 2.0% from December 6, 2014 to November 6, 2015, (c) 3.0% from December 6, 2015 to November 6, 2016 and (d) 4.0% thereafter, into a replacement reserve account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

555 Universal Hollywood Drive Los Angeles, CA 91608	Collateral Asset Summary – Loan No. 5 Hilton Universal Studios	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$84,899,929 66.4% 1.71x 13.2%

BOB HOPE AIRPORT
Burbank Airport Station
DOWNTOWN BURBANK
Empire Center
Burbank Town Center
Downtown Burbank Station
Nickelodeon Studios
Burbank
NoHo Arts District
Television Academy Hall of Fame
NORTH HOLLYWOOD
VALLEY VILLAGE
Warner Bros. Ranch
Disney Studios
LA Equestrian Center
NBC Studios
Travel Town
VENTURA FWY
MEDIA DISTRICT
TOLUCA LAKE
Warner Bros. Studios
Mount Sinai Cemetery
Forest Lawn Cemetery
TUJUNGA VILLAGE
CBS Studios
Lakeside Country Club
Universal Studios Theme Park
Universal Studios
STUDIO CITY
Hilton Universal Studios
555 Universal Hollywood Drive
Los Angeles, CA 91608
HOLLYWOOD
HOLLYWOOD KNOLLS
GRIFFITH PARK
HOLLYWOODLAND
SANTA MONICA MOUNTAINS
Lake Hollywood
Griffith Observatory
Ford Amphitheatre
Hollywood Bowl
HOLLYWOOD FWY
BEACHWOOD CANYON
LAUREL CANYON
LOS FELIZ
Hollywood & Highland Center
WALK OF FAME
HOLLYWOOD
EAST HOLLYWOOD
TROUSDALE ESTATES
SUNSET HILLS
KTLA
West Hollywood
Henson Studios
Sunset & Gower Studios
Greystone Mansion
SUNSET STRIP
Raleigh Studios
Paramount Studios
Beverly Hills
MELROSE SHOPPING DISTRICT
Los Angeles
LARCHMONT VILLAGE
MELROSE
MID-CITY
Cedars-Sinai Medical Center
BEVERLY CENTER
CBS Television City
CARTIFACT
Los Angeles
Long Beach
Anaheim
Pasadena
PACIFIC OCEAN

(THIS PAGE INTENTIONALLY LEFT BLANK)

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

Mortgage Loan Information	Property Information
Loan Seller:	CCRE	Single Asset / Portfolio(6):	Portfolio of ten properties
Loan Purpose(1):	Refinance / Acquisition	Property Type:	Self Storage
Sponsor:	Christopher P. Miller; Storage Quest	Collateral(7):	Fee Simple / Leasehold
Investments Limited Partnership	Location:	New Jersey and Pennsylvania
Borrower:	Storage Quest New Jersey Limited	Year Built / Renovated:	1992-2006 / 2012, 2013
Partnership	Total Units(8):	7,519
Original Balance:	$51,750,000	Total Sq. Ft. (9):	889,645
Cut-off Date Balance:	$51,750,000	Property Management:	Storage Management and Leasing Co.
% by Initial UPB:	4.7%	LLC
Interest Rate:	5.0280%	Underwritten NOI:	$4,612,832
Payment Date:	6th of each month	Underwritten NCF:	$4,497,976
First Payment Date:	January 6, 2014	Appraised Value:	$77,250,000
Maturity Date:	December 6, 2023	Appraisal Date:	October 2013
Amortization:	Interest only for the first 24 months;
360 months thereafter	Historical NOI(10)
Additional Debt:	None	Most Recent NOI:	$4,220,562 (T-12 September 30, 2013)
Call Protection:	L(24), D(93), O(3)	2012 NOI:	$3,337,208 (December 31, 2012)
Lockbox / Cash Management:	Soft / Springing	2011 NOI:	$2,426,707 (December 31, 2011)
2010 NOI:	$2,681,261 (December 31, 2010)
Reserves(2)
Initial	Monthly	Historical Occupancy(10)(11)
Taxes:	$176,667	$88,334	Current Occupancy:	79.0% (October 31, 2013)
Insurance:	$45,476	$4,134	2012 Occupancy:	73.7% (December 31, 2012)
Capital Improvements(3):	$830,000	$9,583	2011 Occupancy:	58.3% (December 31, 2011)
Ground Lease Reserve:	$0	Springing	2010 Occupancy:	54.6% (December 31, 2010)
Ground Lease Holdback(4):	$6,650,000	NAP
(1)   At closing, the borrower refinanced existing debt on seven of the iStorage Portfolio 3 Properties and acquired the iStorage Burlington property for approximately $11.8 million. The remaining two properties that comprise the iStorage Portfolio 3 Loan were unencumbered and are being recapitalized in connection with the iStorage Portfolio 3 Loan.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   A capital improvements reserve account was established at closing including $728,516 for elective capital improvements and $101,484 of immediate repairs to the iStorage Portfolio 3 Properties, which represents 125% of the estimated costs of maintenance and repairs. The elective capital repair cost will be reimbursed to the borrower as requested upon completion of qualifying capital improvements within one year of the closing date.
(4)   The ground lease holdback represents 148% of the allocated loan amount for the iStorage Aston leasehold property ($4,500,000). Funds in the holdback reserve will be held by lender until the fee mortgagee (for the iStorage Aston leasehold property) provides a joinder agreement recognizing the iStorage Portfolio 3 Loan and provides the lender with standard protections as leasehold mortgagee.
(5)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.75x and 1.70x, respectively.
(6)   The iStorage Portfolio 3 Loan does not permit any property releases or substitutions.
(7)   Nine properties in which the borrower has fee simple interests, and one property, the iStorage Aston property, in which the borrower has a leasehold interest.
(8)   Total Units include 7,104 storage units and 415 parking and RV storage spaces.
(9)   Total Sq. Ft. excludes Sq. Ft. attributed to parking and RV storage spaces.
(10)  Seven of the iStorage Portfolio 3 Properties were acquired in July 2012, two in February 2013 and one was acquired at the closing of the iStorage Portfolio 3 Loan.
(11)  Historical and Current Occupancy based on Sq. Ft.

Financial Information
Cut-off Date Balance / Sq. Ft. (Unit):	$58 ($6,883)
Balloon Balance / Sq. Ft. (Unit):	$50 ($5,960)
Cut-off Date LTV:	67.0%
Balloon LTV:	58.0%
Underwritten NOI DSCR(5):	1.38x
Underwritten NCF DSCR(5):	1.34x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.7%
Underwritten NOI Debt Yield at Balloon:	10.3%
Underwritten NCF Debt Yield at Balloon:	10.0%

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

Portfolio Summary(1)
Property Name	Location	Year Acquired	Total Units	Total Sq. Ft.	Year Built / Renovated	Appraised Value	Occupancy at Acquisition(2)	Occupancy (SF / Unit)
iStorage Burlington(3)	Burlington, NJ	2013	1,091	109,130	1998 / 2013	$12,000,000	85%	87% / 85%
iStorage Howell	Howell, NJ	2013	860	94,872	2000 / 2013	$11,200,000	88%	93% / 88%
iStorage Washington Township	Sewell, NJ	2012	796	100,809	2002 / 2012	$8,640,000	77%	84% / 81%
iStorage Mullica Hill	Mullica Hill, NJ	2012	763	113,505	2000 / 2012	$7,190,000	50%	68% / 65%
iStorage Aston	Aston, PA	2012	598	68,800	2002 / 2012	$7,170,000	92%	92% / 90%
iStorage Smithville	Absecon, NJ	2012	826	104,334	2006 / 2012	$7,010,000	48%	61% / 52%
iStorage West Deptford	Thorofare, NJ	2013	815	96,636	1992 / 2013	$6,950,000	71%	68% / 66%
iStorage Blackwood	Blackwood, NJ	2012	775	99,259	2004 / 2012	$6,600,000	62%	69% / 74%
iStorage Cape May	Rio Grande, NJ	2012	536	61,355	2005 / 2012	$6,590,000	80%	94% / 81%
iStorage Akron	Ephrata, PA	2012	459	40,945	2001 / 2012	$3,900,000	90%	94% / 94%
Total / Wtd. Average:			7,519	889,645		$77,250,000	72%	79% / 77%
(1)	The iStorage Portfolio 3 Loan does not permit any property releases or substitutions.
(2)	Occupancy at Acquisition is based on units, and includes all unit types.
(3)
The iStorage Burlington property was acquired in conjunction with the closing of the iStorage Portfolio 3 Loan (November 20, 2013). As such, Occupancy at Acquisition represents October 31, 2013 occupancy.

The Loan. The iStorage Portfolio 3 loan (the “iStorage Portfolio 3 Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interests (the iStorage Aston property is the only leasehold property) in an approximately 889,645 sq. ft., 7,519-unit self storage portfolio located in New Jersey and Pennsylvania (the “iStorage Portfolio 3 Properties”) with an original principal balance of $51.75 million. The iStorage Portfolio 3 Loan has a 10-year term and after an initial two-year interest only period, amortizes on a 30-year schedule. The iStorage Portfolio 3 Loan accrues interest at a fixed rate equal to 5.0280% and has a Cut-off Date Balance of $51.75 million. Loan proceeds were used to retire existing debt of approximately $25.2 million, purchase the iStorage Burlington property, return approximately $12.6 million of equity to the sponsors, fund upfront reserves and pay closing costs.  Based on the appraised value of approximately $77.3 million from appraisals completed in October 2013, the Cut-off Date LTV is 67.0% with remaining implied equity of approximately $25.5 million.  The most recent prior financing of the iStorage Portfolio 3 Properties was not included in a securitization except for the iStorage Burlington property which was in the BSCMS 2006-PW11 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$51,750,000	100.0%	Loan Payoff(1)	$25,167,576	48.6%
			Acquisition(1)	$11,798,957	22.8%
			Reserves	$1,052,143	2.0%
			Closing Costs	$1,161,266	2.2%
			Return of Equity(2)	$12,570,059	24.3%
Total Sources	$51,750,000	100.0%	Total Uses	$51,750,000	100.00%
(1)
At closing, the borrower refinanced existing debt on seven of the iStorage Portfolio 3 Properties and acquired the iStorage Burlington property for approximately $11.8 million. The remaining two properties that comprise the iStorage Portfolio 3 Loan were unencumbered.

(2)
The Return of Equity includes the ground lease holdback reserve of $6.65 million, which will be returned to the borrower when the fee mortgagee (for the ground-leased iStorage Aston property) provides a joinder agreement recognizing the iStorage Portfolio 3 Loan and provides the lender with standard protections as leasehold mortgagee.

The Borrower / Sponsor.    The borrower, Storage Quest New Jersey Limited Partnership, is a Nevada limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsors of the borrower and the non-recourse carve-out guarantors are Christopher P. Miller and Storage Quest Investments Limited Partnership.

Christopher P. Miller is one of the principals of iStorage, a national self storage company with 52 facilities in ten states. iStorage specializes in purchasing distressed storage facilities and repositioning them through capital improvements, technological enhancements, efficient management and leasing.  Mr. Miller has been involved in the commercial real estate industry since 1994, including the ownership and management of 6,000 multifamily and 20,000 self storage units.

In July 2012, the borrower purchased a 50.005% ownership interest in seven of the ten iStorage Portfolio 3 Properties. In February 2013, two additional assets, iStorage West Deptford and iStorage Howell were contributed to the partnership. The tenth asset, iStorage Burlington, was acquired in conjunction with the iStorage Portfolio 3 Loan closing for approximately $11.8 million. The borrower began managing the iStorage Burlington property in August of 2013. The iStorage Portfolio 3 Properties were originally acquired and developed by Horace Long from 1994-2007; he remains in the transaction as a 49.995% partner. The borrower has subsequently invested $1.4 million in capital expenditures (exclusive of the $830,000 capital improvement reserve associated with this loan) to

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

renovate the properties and improve performance. Renovations include parking lot repairs, electrical and data systems upgrades, signage upgrades, renovation of the leasing offices, property wide Wi-Fi and security system upgrades.

The Property. The iStorage Portfolio 3 Loan is secured by the fee simple interests in nine self storage properties and the leasehold interest in one self storage property, together consisting of approximately 889,645 sq. ft. The iStorage Portfolio 3 Properties are located across two states, with eight located in New Jersey and two in Pennsylvania. The iStorage Portfolio 3 Properties range from 40,945 sq. ft. to 113,505 sq. ft. or 459 units to 1,091 units. Unit mixes include interior and exterior storage units (18.0% climate controlled), as well as boat and RV parking. As of October 31, 2013, the iStorage Portfolio 3 Properties were 79.0% leased based on total sq. ft. and 76.6% leased based on total units.

Unit Mix
Property Name	Total Sq. Ft.	Total Units	Climate Controlled Units	Non-Climate Controlled Units	Parking/ RV Units
iStorage Burlington	109,130	1,091	104	896	91
iStorage Howell	94,872	860	51	775	34
iStorage Washington Township	100,809	796	217	579	0
iStorage Mullica Hill	113,505	763	196	539	28
iStorage Aston	68,800	598	79	511	8
iStorage Smithville	104,334	826	199	555	72
iStorage West Deptford	96,636	815	154	643	18
iStorage Blackwood	99,259	775	227	491	57
iStorage Cape May	61,355	536	93	352	91
iStorage Akron	40,945	459	30	413	16
Total / Wtd. Average:	889,645	7,519	1,350	5,754	415

Environmental Matters.  The Phase I environmental reports, dated between October and November 2013, recommended no further action, except with respect to the iStorage Howell, iStorage Smithville and iStorage Akron properties, where the Phase I environmental reports recommended the development and implementation of an asbestos operation and maintenance plan, which is in-place for all, and with respect to the iStorage Cape May property, where the Phase I environmental report recommended the development and implementation of a lead in drinking water operation and maintenance plan, which is in place.

The Market.  The U.S. self storage market encompassed over 50,000 self storage facilities totaling approximately 3.0 billion square feet in 2012 according to the Self-Storage Almanac 2013 (MiniCo, Inc.).  The customer base for self storage is broken down into four categories: residential, commercial, student, and military, of which residential represents approximately 69.0% of the unit mix. On a weighted average basis, the monthly rent per unit and monthly rent PSF at the iStorage Portfolio 3 Properties are 20.2% and 31.0% below market respectively. Across the portfolio within a three-mile radius, the average population was 45,306 and the median household income was $68,655. The subsequent chart depicts market information compared to the iStorage Portfolio 3 Properties.

Market Comparison
				Market Comparables(1)			3-Mile Radius(1)
Property Name	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy(2)	Monthly Rent Per Unit	Monthly Rent PSF	Occupancy	Population	Median Household Income
iStorage Burlington	$85	$0.81	87%	$97	$1.06	83%	68,006	$59,693
iStorage Howell	$95	$0.86	93%	$98	$0.99	94%	40,309	$84,245
iStorage Washington Township	$89	$0.72	84%	$98	$0.94	81%	62,028	$80,521
iStorage Mullica Hill	$74	$0.48	68%	$105	$0.82	83%	13,841	$106,151
iStorage Aston	$119	$1.03	92%	$123	$1.23	88%	75,668	$51,515
iStorage Smithville	$65	$0.50	61%	$120	$1.20	78%	15,417	$57,772
iStorage West Deptford	$70	$0.59	68%	$109	$1.08	87%	47,626	$55,104
iStorage Blackwood	$76	$0.57	69%	$101	$0.85	84%	77,501	$61,666
iStorage Cape May	$95	$0.80	94%	$115	$0.94	93%	20,882	$50,646
iStorage Akron	$66	$0.74	94%	$71	$0.85	86%	20,651	$55,705
Wtd. Average:	$83	$0.69	79%	$104	$1.00	85%	45,306	$68,655
(1)	Source Appraisals.
(2)	Occupancy based on Sq. Ft.

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2010	2011	2012	T-12 9/30/2013	U/W(2)	U/W PSF
Base Rent	$6,319,678	$5,764,046	$6,237,313	$7,178,734	$7,472,737	$8.40
Value of Vacant Space	0	0	0	0	0	0.00
Gross Potential Rent	$6,319,678	$5,764,046	$6,237,313	$7,178,734	$7,472,737	$8.40
Total Recoveries	0	0	0	0	0	0.00
Total Other Income(3)	457,358	589,804	551,563	624,910	704,148	0.79
Less: Vacancy	0	0	0	0	0	0.00
Effective Gross Income	$6,777,036	$6,353,850	$6,788,876	$7,803,644	$8,176,885	$9.19
Total Operating Expenses	4,095,775	3,927,143	3,451,668	3,583,082	3,564,053	4.01
Net Operating Income	$2,681,261	$2,426,707	$3,337,208	$4,220,562	$4,612,832	$5.19
Capital Expenditures	0	0	0	0	114,856	0.13
Net Cash Flow	$2,681,261	$2,426,707	$3,337,208	$4,220,562	$4,497,976	$5.06
(1)	Seven of the iStorage Portfolio 3 Properties were acquired in July 2012, two in February 2013 and one was acquired at the closing of the iStorage Portfolio 3 Loan.
(2)
Underwriting based on T-6 Annualized rental income as of October 31, 2013 and T-12 actual expenses as of September 30, 2013, which reflects an occupancy rate of 79.0% compared to the weighted average market occupancy of 85.0%.

(3)	Total Other Income consists primarily of tenant insurance sales as well as standard self storage products including boxes and other moving supplies.

Property Management.    The iStorage Portfolio 3 Properties are managed by Storage Management and Leasing Co. LLC, an affiliate of iStorage and the borrower.

Lockbox / Cash Management.    The iStorage Portfolio 3 Loan is structured with a soft lockbox and springing cash management.  In place cash management is required during the continuation of (i) an event of default, (ii) a bankruptcy action of the borrower, principal, guarantor or manager until, in the case of the manager only, the borrower engages a suitable replacement manager, (iii) a Ground Lease Trigger Event (as defined below), or (iv) the failure of the borrower to maintain a debt service coverage ratio for two consecutive calendar quarters of 1.15x.

With respect to the Ground Lease Trigger Event (as defined below), the ground lessor at the iStorage Aston property has the right to require the removal or relocation of the improvements at its own expense if needed for its purpose as a utility company, so long as the removal or relocation does not materially interfere with the borrower’s operations at the property.

A “Ground Lease Trigger Event” commences if (i) the ground lessor at the iStorage Aston property requires the removal or relocation of all or any portion of the iStorage Aston property improvements, or the ground lessor has given notice of its intention to exercise any such right and (ii) the debt service coverage ratio of the remaining properties is less than 1.40x at the end of any calendar quarter. All excess cash will be swept into the ground lease reserve account upon the commencement of a Ground Lease Trigger Event, subject to a cap of $406,875, which is equal to one year of allocated debt service for the iStorage Aston property.  The Ground Lease Trigger Event will end if (i) the debt service coverage ratio for the nine iStorage Portfolio 3 Properties, excluding the iStorage Aston property, is greater than or equal to 1.40x at the end of two consecutive calendar quarters or (ii) with respect to the iStorage Aston property, (a) the NOI decreases by no more than 10% as of the end of two consecutive calendar quarters after commencement of the removal or relocation work, (b) no more than 10% of the rentable square footage is affected and (c) the debt service coverage ratio for iStorage Portfolio 3 Properties is greater than or equal to 1.45x at the end of two consecutive calendar quarters.  In addition to the cash flow sweep, the sponsors have provided a guarantee for losses associated with this ground lease provision.

Initial Reserves. At closing, the borrower deposited (i) $176,667 into a tax reserve account and (ii) $45,476 into an insurance reserve account.

Additionally, a capital improvements reserve account of $830,000 was established at closing including $728,516 for elective capital improvements and $101,484 of immediate repairs to the iStorage Portfolio 3 Properties, which represents 125% of the estimated costs of maintenance and repairs. Money for the elective capital improvements will be returned to the borrower as requested upon completion of qualifying capital improvements within one year after the closing date. If the capital improvements are not completed within one year, the lender may (i) continue to hold the reserve amount as additional security or (ii) withdraw the funds and apply them to the completion of capital improvements or the reduction of principal.

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

The iStorage Portfolio 3 Loan is structured with a ground lease reserve of $6,650,000 related to the iStorage Aston property, which is equal to 148% of the allocated loan amount. Funds in the reserve will be released to the borrower if (i) there is no event of default and (ii) lender has received (a) a duly executed and delivered recognition agreement from the fee mortgagee and evidence of recordation of the recognition agreement, (b) duly executed and delivered non-disturbance agreement and evidence of recordation of the non-disturbance agreement, (c) affirmative title insurance coverage and/or endorsements to the applicable title insurance policy relating to the recognition agreement and the non-disturbance agreement that is in form and substance acceptable to lender and (d) payment or reimbursement of all costs and expenses incurred by the lender in connection with the satisfaction of (a), (b) and (c) above, including reasonable legal fees and expenses.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $88,334 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premium, which currently equates to $4,134 into an insurance reserve account and (iii) $9,583 into a replacement reserve account.

Ground Lease.   The iStorage Aston property is subject to a long term ground lease. The lessor on the ground lease is PECO Energy Company, an affiliate of Exelon Corporation. The lease commenced in April 2002 with a 50-year initial term and one 10-year extension. Upon the extension being exercised, the effective expiration would be April 2062. The ground rent is currently $51,750 per year, and will increase every five years based on CPI.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release.   None.

Substitution.   None.

New Jersey Pennsylvania	Collateral Asset Summary – Loan No. 6 iStorage Portfolio 3	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$51,750,000 67.0% 1.34x 8.9%

Edison
Hillsborough
Reading
Franconia
Buckingham
Princeton
Marlboro
Doylestown
Pottstown
Ewing
Trenton
Warminster
Southampton
Levittown
Howell
Ephrata
Bensalem
Burlington Township
Jackson
Lancaster
Elkins Park
Lakewood
Radnor Township
Willingboro
Toms River
Talmage
Coatesville
Cinnaminson
West Chester
Upper Darby
Camden
Whiting
PENNSYLVANIA
Cherry Hill
Bayville
Philadelphia
Aston
Blackwood
NEW JERSEY
Thorofare
Atco
Wilmington
Sewell
Ocean Acres
Brookside
Newark
Glassboro
Mullica Hill
Williamstown
Hammonton
Elkton
Glasgow
Pennsville
Havre de Grace
Absecon
Vineland
Bridgeton
Pleasantville
Millville
Atlantic City
MARYLAND
Somers Point
Ocean City
Dover
Delaware Bay
ATLANTIC OCEAN
DELAWARE
Villas
CARTIFACT.

iSTORAGE PORTFOLIO

	Property Name	Address	City/State	Zip Code
1	iStorage Burlington	902 Sunset Road	Burlington, NJ	08016
2	iStorage Washington Township	469 Hurffville-Crosskeys Road	Sewell, NJ	08080
3	iStorage Blackwood	801 North Black Horse Pike	Blackwood, NJ	08012
4	iStorage Cape May	340 Fulling Mill Road	Rio Grande, NJ	08251
5	iStorage Smithville	36 South New York Road	Absecon, NJ	08205
6	iStorage West Deptford	1701 Crown Point	Thorofare, NJ	08086
7	iStorage Howell	2464 Route 9	Howell, NJ	07731
8	iStorage Mullica Hill	295 Bridgeton Pike	Mullica Hill, NJ	08062
9	iStorage Aston	2520 Market Street	Aston, PA	19014
10	iStorage Akron	4353 Oregon Pike	Ephrata, PA	17522

(THIS PAGE INTENTIONALLY LEFT BLANK)

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Mid-Rise Multifamily
Sponsor:	George W. Banks; David N. Khoury		Collateral:	Fee Simple
Borrower:	PRCP-NS New Orleans, LLC		Location:	New Orleans, LA
Original Balance:	$43,500,000		Year Built / Renovated:	1973 / 2008
Cut-off Date Balance:	$43,500,000		Total Units(4):	440
% by Initial UPB:	3.9%		Property Management:	Priderock Capital Management, LLC
Interest Rate:	4.8400%		Underwritten NOI:	$3,794,921
Payment Date:	6th of each month		Underwritten NCF:	$3,750,921
First Payment Date:	January 6, 2014		Appraised Value(5):	$58,300,000
Maturity Date:	December 6, 2023		Appraisal Date(5):	October 25, 2014
Amortization:	Interest only for first 60 months, 360
	months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$3,585,773 (T-12 September 30, 2013)
Call Protection:	L(24), D(92), O(4)		2012 NOI:	$3,611,464 (December 31, 2012)
Lockbox / Cash Management:	Soft / Springing		2011 NOI:	$3,210,851 (December 31, 2011)
			2010 NOI:	NAP
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$580,329	$54,300	Current Occupancy:	97.0% (November 13, 2013)
Insurance:	$0	$24,479	2012 Occupancy:	97.4% (December 31, 2012)
Replacement:	$0	$10,303	2011 Occupancy:	98.5% (December 31, 2011)
Renovation Reserve:	$2,200,000	NAP	2010 Occupancy:	NAP
			(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information			(2)	Based on the “As Completed” value. Based on the current “As-is” Appraised Value of $55.5 million, the Cut-off Date LTV and Balloon LTV are 78.4% and 72.1%, respectively.
Cut-off Date Balance / Unit:	$98,864
Balloon Balance / Unit:	$90,953		(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.78x and 1.76x, respectively.
Cut-off Date LTV(2):	74.6%
Balloon LTV(2):	68.6%		(4)	Includes 437 apartment units and three commercial units which are leased to a salon and sundry shop.
Underwritten NOI DSCR(3):	1.38x
Underwritten NCF DSCR(3):	1.36x		(5)
The appraiser determined a value of $58.3 million assuming the completion of approximately $2.2 million of capital improvements to the Esplanade at City Park Property, which was reserved at closing. The appraiser’s “As-is” Appraised Value as of October 25, 2013 was $55.5 million.

Underwritten NOI Debt Yield:	8.7%
Underwritten NCF Debt Yield:	8.6%
Underwritten NOI Debt Yield at Balloon:	9.5%
Underwritten NCF Debt Yield at Balloon:	9.4%

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

The Loan.    The Esplanade at City Park loan (the “Esplanade at City Park Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 440-unit mid-rise multifamily property located at 3443 Esplanade Avenue in New Orleans, Louisiana (the “Esplanade at City Park Property”) and has an original principal balance of $43.5 million. The Esplanade at City Park Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60 month interest only period. The Esplanade at City Park Loan accrues interest at a fixed rate equal to 4.8400% and has a cut-off date balance of $43.5 million. Loan proceeds were used to acquire the Esplanade at City Park Property for $53.5 million, fund upfront reserves of approximately $2.8 million and pay closing costs of approximately $2.2 million. The sponsor contributed approximately $15.0 million to complete the acquisition. Based on an “As Complete” appraised value of $58.3 million as of October 25, 2014, the cut-off date LTV ratio is 74.6% and the remaining implied equity is approximately $14.8 million. The most recent prior financing of the Esplanade at City Park Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$43,500,000	74.4%	Purchase Price	$53,500,000	91.5%
Sponsor Equity	$14,951,668	25.6%	Renovation Reserve	$2,200,000	3.8%
			Other Reserves	$580,329	1.0%
			Closing Costs	$2,171,339	3.7%
Total Sources	$58,451,668	100.0%	Total Uses	$58,451,668	100.0%

The Borrower / Sponsor.    The borrower, PRCP-NS New Orleans, LLC, is a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure, and is a joint venture between affiliates of Priderock Capital Partners, LLC and NorthStar Real Estate Income Trust, Inc. The sponsors of the borrower and the nonrecourse carve-out guarantors are George W. Banks and David N. Khoury, jointly and severally.

Priderock Capital Partners, LLC (“Priderock”) was founded in 2008 to manage and invest in multifamily apartment communities for third-party institutional and high net worth investors. The Priderock senior management team has acquired and managed over 15,000 multifamily units and developed over 24,000 units nationwide and currently manages over 2,500 units across five states. George W. Banks is a principal and co-founder of Priderock and has over 40 years of real estate experience, including the development of over 12,000 multifamily units. David N. Khoury is a principal and co-founder of Priderock and has prior experience financing over $1.5 billion of commercial properties.

NorthStar Real Estate Income Trust, Inc. is a public, non-traded REIT formed to originate, invest in and manage a diversified portfolio of commercial real estate debt, sponsored by NorthStar Realty Finance Corp. (“NorthStar”). NorthStar is a diversified commercial real estate investment and asset management company that is organized as an internally managed REIT (NYSE: NRF). NorthStar’s primary business lines include originating, structuring, acquiring and managing senior and subordinate commercial real estate debt investments as well as direct and indirect ownership of commercial real estate including healthcare, net lease, manufactured housing communicates, multifamily and other real estate assets. As of September 30, 2013, NorthStar had approximately $10.1 billion in assets under management, including $3.5 billion in its real estate portfolio.

The Property.    The Esplanade at City Park Property consists of one seven-story, Class A apartment building located in New Orleans, Louisiana, adjacent to the New Orleans City Park. The Esplanade at City Park Property was constructed in 1973 and renovated in 2008 and contains 437 apartment units and three commercial units, which include a salon and sundry shop. As of November 13, 2013, the Esplanade at City Park Property was 97.0% occupied (two units serve as model units and were not counted as occupied). Common area amenities at the Esplanade at City Park Property include a clubhouse, 24-hour fitness center, business center, library, swimming pool, recreation rooms and laundry room. Individual unit amenities include in-unit washer and dryer hook-ups, electric oven/range combination, garbage disposal, dishwasher, microwave and refrigerator/freezer. Parking is provided via 352 surface spaces, for an overall parking ratio of 0.80 parking spaces per unit.

The $2.2 million renovation reserve will be primarily used for unit upgrades including upgrading 133 standard units to premium units, including installation of granite countertops, slate/ceramic bathroom flooring, new kitchen fixtures, cabinets and appliances and carpet replacement, and upgrade 175 deluxe units to premium units, which includes the installation of granite countertops, slate/ceramic bathroom flooring and new kitchen fixtures. In addition to the unit upgrades, new common area upgrades will include an upgrade to the laundry facilities, installation of a cyber café, Wi-Fi throughout the common areas, and new flat screen televisions, furniture and a pool table for the clubhouse.

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupancy(2)	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
Studio	131	29.8%	96.2%	510	$932	$1.83
1 BD / 1 BA	167	38.0%	98.8%	730	$1,117	$1.53
2 BD / 2 BA	111	25.2%	96.4%	1,120	$1,568	$1.40
3 BD / 2 BA	28	6.4%	92.9%	1,485	$2,095	$1.41
Commercial	3	0.7%	100.0%	583	$638	$1.09
Total / Wtd. Avg.	440	100.0%	97.0%	810	$1,232	$1.58
(1)	Based on a rent roll dated November 13, 2013.
(2)	Two units serve as model units and were not counted as occupied.

Environmental Matters.    The Phase I environmental report dated October 25, 2013 recommended no further action at the Esplanade at City Park Property.

The Market.   The Esplanade at City Park Property is located within the Orleans Parish. The New Orleans-Metairie-Kenner metropolitan area (the “MSA”) had a 2012 population of approximately 1.2 million people (26.1% of the total population of the state of Louisiana) and has experienced annual growth of 1.6% since 2002. The 2013 population within a 3-mile radius of the Esplanade at City Park Property is 159,358 people a 2012 median household income of $34,919. The 2012 unemployment rate for the MSA was 6.5%, down from 7.3% in 2010. Tourism plays a large part in New Orleans’ economy. Major attractions in New Orleans can be found in the French Quarter, which contains many popular hotels, bars, and nightclubs. Notable tourist attractions in the French Quarter include Bourbon Street, Jackson Square, St. Louis Cathedral, the French Market and Preservation Hall. The New Orleans area is home to numerous celebrations, the most popular of which is Mardi Gras. The largest of the city’s many music festivals is the New Orleans Jazz & Heritage Festival, commonly referred to as “Jazz Fest”, which is one of the largest music festivals in the nation.

Additional demand drivers include the Port of New Orleans and approximately 15 colleges and universities within the city of New Orleans, including Tulane University and Loyola University New Orleans. Over 50,000 students are enrolled in the region’s two- and four-year degree granting institutions. The Tulane University School of Medicine and Louisiana State University School of Medicine generate a pool of medical professionals in the area. The city’s location along the Mississippi River has helped make New Orleans one of the largest and busiest ports in the world. The New Orleans region accounts for a significant portion of the nation’s oil refining and petrochemical production, and serves as a corporate base for onshore and offshore petroleum and natural gas production.

Located less than two miles away from the Esplanade at City Park Property is the BioDistrict New Orleans, which will be easily accessible by both car and public transportation. The BioDistrict New Orleans, which is scheduled to be completed in 2015, is a state-enabled economic development spanning 1,500 acres across downtown and the Mid-City market areas of New Orleans. BioDistrict New Orleans is focused on the development of a biosciences industry in New Orleans that will provide world-class biosciences research and development, and will create jobs for professionals, managers and workers representing a wide range of skills. The BioDistrict New Orleans district will include the new Southeast Louisiana Veterans Health Care Center, University Medical Center (UMC), Louisiana Cancer Center, and BioInnovation Center, and is estimated to create 34,000 direct and indirect jobs, generate $3.3 billion in economic activity, and demand for additional housing.

The overall New Orleans Metro market comprises an inventory of 84,916 units as of 3Q 2013 with an average occupancy of 93.9%. This amount has been relatively unchanged since a YE2011 inventory of 84,796. The Esplanade at City Park Property is located in the Central New Orleans Apartment submarket, which has an average occupancy level of 97.7% with an effective rent of $1,197 per unit, and with approximately 6.6% of properties offering concessions. Among properties of the same 1970s vintage, the average rent per unit was $1,122 per unit in 3Q 2013, compared to the Esplanade at City Park Property’s average rent per unit of $1,232. Historically, large concessions were provided to tenants at the Esplanade at City Park Property on an ongoing basis, but the borrower will not offer concessions. The appraiser determined overall market rent at the Esplanade at City Park Property to be $1,433 per unit.

Competitive Set(1)
Name	Esplanade at City Park Property(2)	American Can Apartments	The Crescent Club	1201 Canal Street Condominiums	The Saratoga	Civic Lofts & Penthouses	The Saulet
Distance from Subject	NAP	0.6 miles	1.8 miles	2.6 miles	2.9 miles	3.2 miles	4.2 miles
Year Built / Renovated	1973 / 2008	1929	2008	1903	1956	1920	2002
Total Occupancy	97.0%	94%	96%	100%	85%	100%	98%
No. of Units	440	268	228	122	155	72	702
Avg. Unit Size (Sq. Ft.)	810	863	692	851	733	1,394	876
Avg. Rent/Unit	$1,232	$1,341	$1,035	$1,831	$1,486	$1,963	$1,406
Avg. Rent PSF	$1.58	$1.55	$1.50	$2.15	$2.03	$1.41	$1.61
(1)	Source: Appraisal
(2)	Based on rent roll dated November 13, 2013.

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2011	12/31/2012	T-12 9/30/2013	U/W	U/W per Unit
Gross Potential Rent(1)	$7,460,313	$7,466,686	$7,507,269	$6,601,080	$15,002
Allowable Other Income	334,260	331,084	306,596	309,410	703
Utility Reimbursements	36,006	117,299	128,457	130,392	296
Less: Concessions(1)	(1,196,368)	(1,137,954)	(1,047,424)	0	0
Less: Vacancy and Credit Loss(2)	(450,769)	(299,617)	(244,024)	(222,238)	(505)
Effective Gross Income	$6,183,442	$6,477,498	$6,650,874	$6,818,643	$15,497
Total Operating Expenses	2,972,591	2,866,034	3,065,101	3,023,722	$6,872
Net Operating Income	$3,210,851	$3,611,464	$3,585,773	$3,794,921	$8,625
Capital Expenditures	0	0	0	44,000	100
Net Cash Flow	$3,210,851	$3,611,464	$3,585,773	$3,750,921	$8,525

(1)
U/W Gross Potential Rent is based on the actual rents net of concessions, per the October 22, 2013 rent roll. Historically, large concessions were provided to tenants on an ongoing basis. The borrower will not offer concessions as rent is in line with market rent.

(2)	U/W Vacancy and Credit Loss includes $6,601 of credit loss and represents 3.4% of Gross Potential Rent.

Property Management.    The Esplanade at City Park Property is managed by Priderock Capital Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Esplanade at City Park Loan is structured with a soft lockbox and springing cash management. The borrower or manager is required to deposit all gross revenues into a clearing account, within two business days of receipt. Funds deposited into the clearing account will be swept on a daily basis to the borrower’s operating account unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept into an account controlled by the lender. During the continuance of an event of default or a Low Debt Service Period (as defined below), all excess cash will be swept into a lender controlled account.

A “Trigger Period” will begin upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio falling below 1.20x as of the last day of any calendar quarter and will end upon (a) with respect to clause (i), the date the event of default has been cured and (b) with respect to clause (ii), the date that the debt service coverage ratio is calculated to be 1.25x or greater for two consecutive calendar quarters.

A “Low Debt Service Period” will begin if the debt service coverage ratio falls below 1.10x as of the last day of any calendar quarter and will end upon the debt service coverage ratio being 1.15x or greater for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $580,329 into a tax reserve account, and (ii) $2,200,000 into a renovation reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $54,300, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $24,479, into an insurance reserve account and (iii) $10,303 ($281 per unit annually) into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

3443 Esplanade Avenue New Orleans, LA 70119	Collateral Asset Summary – Loan No. 7 Esplanade at City Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$43,500,000 74.6% 1.36x 8.7%

CARTIFACT
Esplanade at City Park
3443 Esplanade Avenue
New Orleans, LA 70119
New Orleans
New Orleans City Park
New Orleans Museum of Art
Tad Gormley Stadium
Carousel Garden Amusement Park
Delgado Community College City Park
Louisiana State Charity Cemetery
Fair Grounds Race Course
Xavier University Of Louisiana
Mercedes Benz Superdome
New Orleans Arena
Louisiana State University School Of Medicine
New Orleans City Hall
New Orleans Public Library
Hyatt Regency New Orleans
Mahalia Jackson Theatre
Municipal Auditorium
Louis Armstrong Park
St Louis Cathedral
Jean Lafitte National Historical Park And Preserve
Jackson Square
Harrah's Casino
Aquarium Of The Americas
Riverwalk Marketplace
Ernest N. Morial Convention Center
Contemporary Arts Center
Mississippi River
Gretna Ferry
NORTA STREETCAR
N Broad Ave
Esplanade Ave
Canal St
Orleans Ave
St Bernard Ave
Elysian Fields Ave
Convention Center Blvd
Tchoupitoulas St
St Charles Ave
Carondelet St
Baronne St
Washington Ave
Earhart Blvd
MISSISSIPPI
LOUISIANA
Baton Rouge
Hammond
Jackson
Franklinton
Poplarville
Hattiesburg
McComb
Gulfport
Slidell
Donaldsonville
Laplace
Kenner
New Orleans
Thibodaux
Raceland
Houma
Morgan City
Pierre Part
Gulf of Mexico

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Adrian Brown; Jerome Gershman			Collateral:	Fee Simple
Borrower:	Lloyd Crossing Shopping Center LLC			Location:	Evansville, IN
Original Balance:	$30,000,000			Year Built / Renovated:	1996 / NAP
Cut-off Date Balance:	$30,000,000			Total Sq. Ft.(5):	365,190
% by Initial UPB:	2.7%			Property Management:	G.B. Manager’s, Inc.
Interest Rate:	5.1165%			Underwritten NOI:	$2,946,650
Payment Date:	6th of each month			Underwritten NCF:	$2,683,654
First Payment Date:	January 6, 2014			Appraised Value:	$43,400,000
Maturity Date:	December 6, 2023			Appraisal Date:	October 16, 2013
Amortization:	Interest only for first 48 months; 360
	months thereafter			Historical NOI
Additional Debt(1):	Future Mezzanine Debt Permitted			Most Recent NOI:	$3,112,031 (T-12 August 1, 2013)
Call Protection(2):	L(24), D(92), O(4)			2012 NOI:	$3,142,036 (December 31, 2012)
Lockbox / Cash Management:	Hard / Springing			2011 NOI:	$2,787,749 (December 31, 2011)
				2010 NOI:	$3,227,003 (December 31, 2010)
Reserves(3)
	Initial		Monthly	Historical Occupancy
Taxes:	$175,000		$87,500	Current Occupancy:	97.6% (October 21, 2013)
Insurance:	$14,082		$3,969	2012 Occupancy:	99.1% (December 31, 2012)
Immediate Repair:	$7,700		NAP	2011 Occupancy:	99.1% (December 31, 2011)
Replacement:	$0		$7,349	2010 Occupancy:	98.7% (December 31, 2010)
TI/LC:	$0		$14,133	(1) See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
Kohl’s Lease:	$0		Springing	(2) Partial release is permitted. See “Partial Release” herein.
				(3) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information				(4) Based on amortizing debt service payments. Based on the currently interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.72x, respectively
Cut-off Date Balance / Sq. Ft.:		$82
Balloon Balance / Sq. Ft.:		$74
(5)   Total Sq. Ft. of 365,190 includes the Home Depot anchor pad and four restaurant outparcels, totaling 139,062 sq. ft., which operate under ground leases. All of the ground leased sites are occupied by single tenant users that own and maintain their improvements.

Cut-off Date LTV:		69.1%
Balloon LTV:		62.6%
Underwritten NOI DSCR(4):		1.50x
Underwritten NCF DSCR(4):		1.37x
Underwritten NOI Debt Yield:		9.8%
Underwritten NCF Debt Yield:		8.9%
Underwritten Balloon NOI Debt Yield:		10.8%
Underwritten Balloon NCF Debt Yield:		9.9%

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

Tenant Summary(1)
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(2)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(3)	Sales PSF(3)	Occupancy Cost (% of Sales)(3)

Anchor Tenants
Home Depot(4)(5)	A-/A3/A	113,170	31.0%	1/31/2018	$2.92	NAV	NAV	NAV
Kohl’s(6)	BBB+/Baa1/BBB+	86,584	23.7%	3/31/2017	$8.25	$24,084	$278	4.4%
Total		199,754	54.7%		$5.23	$24,084	$278

Major Tenants (≥ 10,000 sq. ft.)
h.h. gregg	NR/NR/NR	39,007	10.7%	9/30/2019	$10.50	$12,229	$314	4.6%
PetSmart	NR/NR/BB+	26,279	7.2%	1/31/2018	$12.48	NAV	NAV	NAV
Staples	BBB/Baa2/BBB	25,210	6.9%	2/28/2017	$10.85	NAV	NAV	NAV
Party City	NR/B3/B	11,751	3.2%	4/30/2018	$17.60	$2,600	$221	9.8%
CVS	BBB+/Baa1/BBB+	10,690	2.9%	3/31/2017	$16.67	$6,000	$561	3.7%
Subtotal		112,937	30.9%		$12.36	$20,829	$339

In-line Tenants (<10,000 sq. ft.)(4)		43,624	11.9%		$16.82	$775	$217	9.7%

Total Occupied Collateral		356,315	97.6%

Vacant		8,875	2.4%
Total Collateral		365,190	100.0%

(1)	Based on rent roll as of October 21, 2013.
(2)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(3)
Kohl’s and h.h. gregg Total Sales (000s) and Sales PSF were provided by the borrower as of T-12 January 31, 2013 and September 30, 2013, respectively. Total Sales (000s) and Sales PSF for remaining tenants were estimates provided by the borrower as of December 31, 2012. Occupancy Cost (% of Sales) is based on Annual U/W Base Rent PSF and U/W expense recoveries. In-line Tenants Total Sales (000s), Sales PSF and Occupancy Cost (% of Sales) represent 6.8% of total occupied-inline sq. ft.

(4)
Home Depot, as well as four restaurant outparcels, totaling 139,062 sq. ft., operate under ground leases. All of the ground leased sites are occupied by single tenant users that own and maintain their improvements and pay ground rent to the borrower.

(5)
Home Depot has six, five-year renewal options with 12 months prior notice. Home Depot has a purchase option upon its ground lease expiration in 2018 and during any extended term, if applicable. See “Partial Release” herein.

(6)
Kohl’s has five, five-year renewal options with six months prior notice. A cash flow sweep will commence upon the date Kohl’s provides notice of its intent to vacate the space, the date Kohl’s “goes dark”, or if net sales fall below $183 PSF on a trailing 12 month basis.

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2013	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	1	3,443	0.9%	3,443	0.9%	$18.66	2.0%	2.0%
2015	1	2,436	0.7%	5,879	1.6%	$15.93	1.2%	3.2%
2016	0	0	0.0%	5,879	1.6%	$0.00	0.0%	3.2%
2017(3)	4	130,341	35.7%	136,220	37.3%	$9.77	40.1%	43.4%
2018(4)	6	164,790	45.1%	301,010	82.4%	$6.60	34.3%	77.6%
2019	2	41,024	11.2%	342,034	93.7%	$10.90	14.1%	91.7%
2020	3	12,681	3.5%	354,715	97.1%	$18.46	7.4%	99.1%
2021	0	0	0.0%	354,715	97.1%	$0.00	0.0%	99.1%
2022	1	1,600	0.4%	356,315	97.6%	$18.25	0.9%	100.0%
2023	0	0	0.0%	356,315	97.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	356,315	97.6%	$0.00	0.0%	100.0%
Vacant	NAP	8,875	2.4%	365,190	100.0%	NAP	NAP
Total / Wtd. Avg.	18	365,190	100.0%			$8.91	100.0%
(1)	Based on rent roll as of October 21, 2013.
(2)
Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)
Home Depot has six, five-year renewal options with 12 months prior notice. Home Depot also has a purchase option upon its ground lease expiration in 2018 and during any extended term, if applicable. See “Partial Release” herein.

(4)
Kohl’s has five, five-year renewal options with six months prior notice. A cash flow sweep will commence upon the date Kohl’s provides notice of its intent to vacate the space, the date Kohl’s “goes dark”, or if net sales fall below $183 PSF on a trailing 12 month basis.

The Loan.  The Lloyd Crossing loan (the “Lloyd Crossing Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a  two-building retail power center, anchor pad and four outparcels, containing 365,190 sq. ft., located in Evansville, Indiana (the “Lloyd Crossing Property”) with an original principal balance of $30.0 million. The Lloyd Crossing Property is anchored by Home Depot and Kohl’s and shadow anchored by Walmart Supercenter, which is not part of the collateral. The Lloyd Crossing Loan accrues interest at fixed rate equal to 5.1165% and has a cut-off date balance of $30.0 million. The Lloyd Crossing Loan has a 10-year term and amortizes on a 30-year amortization schedule, after an initial 48 month interest only period. Loan proceeds were used to retire existing debt of approximately $16.3 million, fund reserves, pay closing costs and return approximately $13.0 million of equity to the borrower. Based on the appraised value of $43.4 million as of October 16, 2013, the cut-off date LTV ratio is 69.1% with remaining implied equity of $13.4 million. The most recent prior financing of the Lloyd Crossing Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	100.0%	Loan Payoff	$16,317,886	54.4%
			Reserves	$196,782	0.7%
			Closing Costs	$470,757	1.6%
			Return of Equity	$13,014,575	43.4%
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

The Borrower / Sponsor.  The borrower, Lloyd Crossing Shopping Center LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The sponsors of the borrower and non-recourse carve-out guarantors are Adrian Brown and Jerome L. Gershman. Both sponsors are former executives at Melvin Simon and Associates, the predecessor of the Simon Property Group. In 1993, Mr. Brown and Mr. Gershman formed Gershman Brown Crowley, Inc. (“GBC”). Headquartered in Indianapolis, GBC is a commercial real estate development and brokerage firm specializing in retail, residential, institutional, warehouse and office projects. The sponsors developed the Lloyd Crossing Property in 1996.

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

The Property.  The Lloyd Crossing Property consists of a two-building retail power center, anchor pad and four outparcels, containing 365,190 sq. ft. of total leasable area. The Lloyd Crossing Property is located along East Lloyd Expressway in Evansville, Indiana. Developed in 1996 by the sponsors, the Lloyd Crossing Property was 97.6% occupied as of October 21, 2013. The Lloyd Crossing Property is anchored by Home Depot and Kohl’s and shadow anchored by Walmart Supercenter, which is not part of the collateral. Additional tenants at the Lloyd Crossing Property include several nationally recognized tenants such as h.h. gregg, PetSmart, Staples, Party City and CVS, among others. Kohl’s, the second largest tenant at the Lloyd Crossing Property, reported T-12 January 31, 2013 sales of $278 PSF, approximately 54.4% greater than the Kohl’s 2012 national average of $180 PSF. Approximately, 81.9% of the net rentable area at the Lloyd Crossing Property is occupied by tenants that have been in occupancy for over 15 years at the Lloyd Crossing Property.

The Home Depot anchor pad and four restaurant outparcels operate under ground leases. All of the ground leased sites are occupied by single tenant users that own and maintain their own improvements.

Environmental Matters.  The Phase I environmental report dated October 29, 2013 recommended no further action at the Lloyd Crossing Property.

The Market.  The Lloyd Crossing Property is located in Evansville, Indiana, the third largest city within Indiana. The Lloyd Crossing Property is situated in a highly visible and accessible location along the Lloyd Expressway, the primary east/west roadway connecting the local area with downtown Evansville and Newburgh. The immediate area around the Lloyd Crossing Property is influenced by the concentration of several shopping centers, including East Lloyd Commons, a power center anchored by Best Buy, Gordman’s, and Michael’s and Evansville Pavilion, a power center anchored by Target, Babies R’ Us, Borders, Dick’s Sporting Goods and T.J. Maxx. The Lloyd Crossing Property is located in the Eastside submarket of Evansville. As of 3Q 2013, the Eastside submarket represented over 46.0% of the existing retail inventory and offered the only malls and power centers in Evansville. Vacancy for all retail space in Evansville has decreased from a peak of 9.7% in 3Q 2011 to 7.5% in 3Q 2013. The Eastside submarket reported a retail vacancy rate of 7.5% in 3Q 2013.

As of August 2013, the unemployment rate in Vanderburgh County was 7.1%, which was less than the unemployment rate for the state of Indiana. Within a five-mile radius of the Lloyd Crossing Property, the population was 116,983 with median household income of $40,014 as of 2013. The appraiser identified four comparable retail centers within a 3.0 mile radius of the Lloyd Crossing Property with an average occupancy of 97.4%. The appraiser’s competitive set is detailed below:

Comparable Set(1)
Name	Lloyd Crossing Property	Burkhardt Plaza	East Lloyd Commons	1031 N. Green River Road	Eastwood Plaza
Distance from Subject	NAP	0.5 miles	0.4 miles	1.8 miles	2.3 miles

City, State	Evansville, IN	Evansville, IN	Evansville, IN	Evansville, IN	Evansville, IN

Year Built / Renovated	1996 / NAP	2003 / NAP	2005 / NAP	2007 / NAP	1986 / NAP

Total Occupancy(2)	97%	81%	100%	100%	97%

Total Size (Sq. Ft.)(2)	365,190	24,840	159,682	8,120	58,000

Anchors	Home Depot, Kohl’s, Walmart Supercenter (shadow-anchor)	Sam’s Club (shadow-anchor)	Gordman’s, Best Buy, Michael’s, Guitar Center	NAP	La-Z-Boy Furniture Gallery
(1)	Source: Appraisal
(2)
Total Occupancy and Total Size (Sq. Ft.) for the Lloyd Crossing Property include the Home Depot anchor pad and four restaurant outparcels, totaling 139,062 sq. ft., which operate under ground leases. All of the ground leased sites are occupied by single tenant users that operate and maintain their own improvements.

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/1/2013	U/W	U/W PSF
Base Rent(1)(2)	$4,319,138	$4,224,429	$4,485,989	$3,103,706	$3,174,230	$8.69
Value of Vacant Space	0	0	0	0	155,313	0.43
Gross Potential Rent	$4,319,138	$4,224,429	$4,485,989	$3,103,706	$3,329,543	$9.12
Total Recoveries(2)	0	0	0	1,278,176	1,363,459	3.73
Total % Rents(2)	0	0	0	65,000	65,000	0.18
Total Other Income	0	0	0	0	0	0.00
Less: Vacancy & Credit Loss(3)	0	0	0	0	(285,480)	(0.78)
Effective Gross Income	$4,319,138	$4,224,429	$4,485,989	$4,446,882	$4,472,522	$12.25
Total Operating Expenses	1,092,135	1,436,680	1,343,953	1,334,851	1,525,873	4.18
Net Operating Income	$3,227,003	$2,787,749	$3,142,036	$3,112,031	$2,946,650	$8.07
TI/LC	0	0	0	0	174,805	0.48
Capital Expenditures	0	0	0	0	88,190	0.24
Net Cash Flow	$3,227,003	$2,787,749	$3,142,036	$3,112,031	$2,683,654	$7.35

(1)	U/W Base Rent includes $49,927 in contractual rent steps through December 31, 2014.
(2)	Base Rent includes Total Recoveries and Total % Rents for 2010 - 2012.
(3)
U/W Vacancy & Credit Loss is based on an economic vacancy of 6.0% of gross revenue, greater than the appraiser’s concluded vacancy of 3.0%. The Lloyd Crossing Property is 97.6% physically occupied as of October 21, 2013.

Property Management.  The Lloyd Crossing Property is managed by G.B. Manager’s, Inc., an affiliate of the borrower.

Lockbox / Cash Management.  The Lloyd Crossing Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager, (iii) the occurrence of a Kohl’s Lease Trigger Event (as defined below) or (iv) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.15x. In addition, a full excess cash sweep will occur upon the continuation of the events specified in clauses (i), (ii) or (iii).

A “Kohl’s Lease Trigger Event” will occur upon (i) any bankruptcy action involving Kohl’s, (ii) net sales on a trailing 12 month basis falling below $183 PSF, (iii) the date Kohl’s gives notice of its intent to vacate, “go dark” or terminate its lease or (iv) the date Kohl’s vacates or “goes dark.”

Initial Reserves.  At closing, the borrower deposited (i) $175,000 into a tax reserve account, (ii) $14,082 into an insurance reserve account and (iii) $7,700 into an immediate repair reserve account.

Ongoing Reserves.  On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $87,500, (ii) 1/12 of the required insurance premiums, which currently equates to $3,969, (iii) $7,349 into a replacement reserve account, subject to a cap of $185,000 and (iv) $14,133 into a TI/LC reserve, subject to a cap of $750,000. Additionally, all excess cash flow will be deposited into a Kohl’s lease reserve account during a Kohl’s Lease Trigger Event.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted.  The Lloyd Crossing Loan documents permit future mezzanine debt in connection with a sale of the Lloyd Crossing Property to, and assumption of the Lloyd Crossing Loan by a third party provided, among other things, (i) the combined DSCR is at least 1.40x, (ii) the combined LTV does not exceed 75.0% and (iii) the total debt does not exceed 75.0% of the purchase price paid.

Partial Release. The borrower may obtain the release of the Home Depot anchor pad upon Home Depot exercising its purchase option in 2018 (or during any extended term, if applicable). The purchase option permits Home Depot to purchase the land beneath its improvements together with any related rights and easements for $3.1 million upon providing at least 90 days written notice to the borrower. In connection with the release, the borrower is required to, among other things, pay lender a release price equal to the lesser of (a) $3.1 million (less any transaction costs related to the transfer of the Home Depot parcel) and (b) an amount resulting in an NOI debt yield based on the original balance of the Lloyd Crossing Loan, after giving effect to the release, that is no less than 9.97% based on the greater of (x) underwritten operating expenses and (y) actual trailing-12 operating expenses.

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

6636-6650 East Lloyd Expressway Evansville, IN 47715	Collateral Asset Summary – Loan No. 8 Lloyd Crossing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 69.1% 1.37x 9.8%

CARTIFACT
Lloyd Crossing
6636-6650 East Lloyd Expressway
Evansville, IN 47715
Evansville
INDIANA
KENTUCKY
Elberfeld
Darmstadt
Chandler
Newburgh
Henderson
EVANSVILLE REGIONAL AIRPORT
Goebel Soccer Complex
Eastland Mall
Deaconess Gateway Hospital
Deaconess Hospital
University Of Evansville
St Mary's Medical Center
Washington Square Shopping Center
Bosse Field
University Of Southern Indiana
Ohio River
64
41
164
57
62
66
261
60
9004
9005
Indianapolis
St. Louis
Louisville
Evansville
Nashville
Paducah

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of three properties
Loan Purpose:	Refinance			Property Type:	Garden Multifamily
Sponsor:	Robert C. Morgan			Collateral:	Fee Simple
Borrower:	Veranda Apartments LLC; Morgan			Location:	Texas City, TX and Houston, TX
	Stone Ridge Apartments LLC; Morgan			Year Built / Renovated:	Various / 2010-2012
	University Green Apartments LLC			Total Units:	642
Original Balance:	$30,000,000			Property Management:	Morgan Management, LLC
Cut-off Date Balance:	$30,000,000			Underwritten NOI:	$2,987,152
% by Initial UPB:	2.7%			Underwritten NCF:	$2,803,682
Interest Rate:	5.0100%			Appraised Value:	$40,000,000
Payment Date:	6th of each month			Appraisal Date:	August 28, 2013
First Payment Date:	December 6, 2013
Maturity Date:	November 6, 2023			Historical NOI
Amortization:	Interest only for first 18 months; 360			Most Recent NOI:	$3,005,238 (T-12 August 31, 2013)
	months thereafter			2012 NOI:	$2,919,160 (December 31, 2012)
Additional Debt:	None			2011 NOI:	$2,280,658 (December 31, 2011)
Call Protection:	L(25), D(91), O(4)			2010 NOI:	$2,468,248 (December 31, 2010)
Lockbox / Cash Management:	Soft / In Place
				Historical Occupancy
Reserves(1)				Current Occupancy:	94.9% (September 17, 2013)
	Initial		Monthly	2012 Occupancy:	91.6% (December 31, 2012)
Taxes:	$76,925		$41,956	2011 Occupancy:	88.1% (December 31, 2011)
Insurance:	$0		Springing	2010 Occupancy:	90.5% (December 31, 2010)
Required Repairs:	$292,250		NAP
(1)   See “Initial Reserves” and “Ongoing Reserves” herein.
(2)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.96x and 1.84x, respectively.

Replacement:	$0		$15,301

Financial Information
Cut-off Date Balance / Unit:		$46,729
Balloon Balance / Unit:		$39,972
Cut-off Date LTV:		75.0%
Balloon LTV:		64.2%
Underwritten NOI DSCR(2):		1.54x
Underwritten NCF DSCR(2):		1.45x
Underwritten NOI Debt Yield:		10.0%
Underwritten NCF Debt Yield:		9.3%
Underwritten NOI Debt Yield at Balloon:		11.6%
Underwritten NCF Debt Yield at Balloon:		10.9%

Property Summary
Property Name	Location	Units	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
The Veranda	Texas City, TX	200	2002 / 2010-2012	$13,500,000	$18,000,000	92.5%
Stone Ridge	Texas City, TX	248	1982 / 2010-2012	9,525,000	12,700,000	94.4%
University Green	Houston, TX	194	1977 / 2010-2012	6,975,000	9,300,000	97.9%
Total / Wtd. Average:		642		$30,000,000	$40,000,000	94.9%
(1)	As of the September 17, 2013 rent roll

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

The Loan. The Morgan Houston Portfolio loan (the “Morgan Houston Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 642-unit garden multifamily portfolio located at 3700 9th Avenue North and 1115 Highway 146 North in Texas City, Texas and at 1620 Bay Area Boulevard in Houston, Texas (the “Morgan Houston Portfolio Properties”) with an original principal balance of $30.0 million. The Morgan Houston Portfolio Loan has a 10-year term and, after an initial 18-month interest only period, amortizes on a 30-year schedule. The Morgan Houston Portfolio Loan accrues interest at a fixed rate equal to 5.0100% and has a cut-off date balance of $30.0 million. The Morgan Houston Portfolio Loan proceeds were used to retire existing debt of approximately $27.8 million, fund upfront reserves of approximately $0.4 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $40.0 million as of August 28, 2013, the cut-off date LTV is 75.0% and the remaining implied equity is $10.0 million. The most recent financing of the Stone Ridge property was included in the MLMT 2007-C1 transaction, the most recent financing of the University Green property was included in the BACM 2008-1 transaction and the most recent financing of The Veranda property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	100.0%	Loan Payoff	$27,832,282	92.8%
			Reserves	369,175	1.2%
			Closing Costs	988,028	3.3%
			Return of Equity	810,515	2.7%
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

The Borrower / Sponsor.    The borrowers, Veranda Apartments LLC, Morgan Stone Ridge Apartments LLC and Morgan University Green Apartments LLC, are single purpose Delaware limited liability companies structured to be bankruptcy-remote, each with two independent directors in its organizational structure.  The borrowers are owned 100.0% by Morgan Texas Realty LLC, a New York limited liability company, which is owned by The Robert Morgan Limited Partnership III (45%), The RJM Fund LLC (30%) and Herbert Morgan II LLC (25%). Robert C. Morgan is the sponsor of the borrower and the nonrecourse carve-out guarantor.

Robert C. Morgan has over 30 years of experience as an owner, operator, and developer of investment real estate. Mr. Morgan founded Morgan Management, LLC in 1998 in Rochester, New York. Morgan Management, LLC started in the manufactured home communities market and expanded into RV resorts, residential apartment communities, self-storage facilities, and commercial office and shopping plazas. Robert C. Morgan has acquired and currently owns and manages a private portfolio of institutional-grade investment real estate including approximately 21,000 multifamily units as well as a significant assortment of manufactured housing communities, and commercial, retail, office, medical office, self-storage and hotel properties.

The Properties. The Morgan Houston Portfolio Properties include two garden apartment complexes located in Texas City, Texas and one garden apartment complex in Houston, Texas with a total of 642 units.  The sponsor purchased the Morgan Houston Portfolio Properties in June 2007 for an aggregate price of approximately $46.3 million. A summary of each property is below.

Unit Mix Summary – The Veranda(1)
Unit Type	# of Units	% of Total	Occupied Units(2)	Occupancy(2)	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	104	52.0%	93	89.4%	765	$714	$0.94
2 Bed / 2 Bath	72	36.0%	68	94.4%	1,048	$894	$0.85
3 Bed / 2 Bath	24	12.0%	24	100.0%	1,323	$1,067	$0.81
Total / Wtd. Avg.	200	100.0%	185	92.5%	934	$821	$0.89
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

The Veranda is a 200-unit, Class A- garden complex comprised of 11 two- and three-story buildings located at 3700 9th Avenue North in Texas City, Texas, approximately 34 miles southeast of the Houston CBD.  The improvements include a clubhouse/leasing office, swimming pool, indoor basketball court, fitness center, media room, and detached garages, carports and access gates. The property was built in 2002 and is 92.5% occupied as of September 17, 2013. The sponsor invested approximately $204,296 in capital improvements from 2010 to 2012, which included apartment improvements, carpet and vinyl replacement, appliance and cabinet replacement, and landscaping and outdoor improvements. Unit amenities include a standard appliance package, pantry, walk-in closets, ceiling fans, patio/balcony, extra storage area, faux wood flooring, and washer/dryer. Select units feature a built in computer desk. In addition, there are 374 open surface parking spaces, as well as 32 carports and 18 detached garages, for a total of 424 spaces, for a parking ratio of 2.12 parking spaces per unit.

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

Unit Mix Summary – Stone Ridge(1)
Unit Type	# of Units	% of Total	Occupied Units(2)	Occupancy(2)	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	160	64.5%	155	96.9%	596	$581	$0.99
2 Bed / 2 Bath	88	35.5%	79	89.8%	886	$735	$0.83
Total / Wtd. Avg.	248	100.0%	234	94.4%	699	$636	$0.93
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

Stone Ridge is a 248-unit, Class B garden complex comprised of 17 two-story buildings located at 1115 Highway 146 North in Texas City, Texas, approximately 34 miles southeast of the Houston CBD.  The improvements include a leasing office, swimming pool, BBQ grilling area and perimeter fencing with access gates. The property was built in 1982 and is 94.4% occupied as of September 17, 2013. The sponsor invested approximately $307,841 in capital improvements from 2010 to 2012, which included carpet and vinyl replacement, appliance and cabinet repair/replacement, and foundation/water-proofing. Unit amenities include a standard appliance package, patio/balcony, faux wood flooring, ceiling fans and a washer/dryer. Select units feature additional storage space, walk-in closets and a fireplace. In addition, there are 500 parking spaces, for a parking ratio of 2.02 parking spaces per unit.

Unit Mix Summary – University Green(1)
Unit Type	# of Units	% of Total	Occupied Units(2)	Occupancy(2)	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
Studio / 1 Bath	24	12.4%	24	100.0%	424	$505	$1.19
1 Bed / 1 Bath	96	49.5%	93	96.9%	637	$589	$0.93
2 Bed / 1 Bath	48	24.7%	47	97.9%	832	$710	$0.85
2 Bed / 2 Bath	16	8.2%	16	100.0%	946	$819	$0.87
2 Bed / 1.5 Bath	10	5.2%	10	100.0%	988	$819	$0.83
Total / Wtd. Avg.	194	100.0%	190	97.9%	702	$639	$0.93
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

University Green is a 194-unit, Class B garden complex comprised of 18 two-story buildings located at 1620 Bay Area Boulevard in Houston, Texas, approximately 20 miles southeast of the Houston CBD.  The improvements include a leasing office, swimming pool, three laundry facilities, and a fitness center. The property was built in 1977 and is 97.9% occupied as of September 17, 2013. The sponsor invested approximately $452,825 in capital improvements from 2010 to 2012, which included HVAC wall unit replacement, carpet and vinyl replacement, roof replacement, and concrete repairs. Unit amenities include a standard appliance package and a patio/balcony. Select units feature additional storage space, faux wood flooring, ceiling fans, and vaulted ceilings. In addition, there are 262 parking spaces, for a parking ratio of 1.35 parking spaces per unit.

Environmental Matters. The Phase I environmental reports dated September 6, 2013 recommended no further action at The Veranda property, implementing an asbestos operations and maintenance plan at the Stone Ridge property and implementing operations and maintenance plans for asbestos and lead-based paint at the University Green property.

The Market.     The Morgan Houston Portfolio Properties are located within the Houston –Sugar Land – Baytown metropolitan statistical area (“MSA”). The MSA had a 2013 population of approximately 6.3 million and has experienced an annual population growth rate of 2.2% since 2000, which is higher than the state of Texas annual population growth rate of 1.8% during the same time period.  The 2013 median household income for the MSA is $57,203, and median household income within a three-mile radius of The Veranda, Stone Ridge and University Green properties is $43,590, $43,590 and $68,293, respectively. The July 2013 unemployment rate in the MSA was 6.5% and was below the state of Texas (6.7%) and national (7.7%) unemployment rates for the same time period. Transportation around Houston is serviced by the Metropolitan Transit Authority, which provides over 900 buses and a light rail service. Additionally, there are four major rail systems that serve Houston, as well as AMTRAK which offers service to major cities outside of Houston. The Houston airport system is the ninth largest in the United States and 12th largest in the world. George Bush Intercontinental Airport is located approximately 23 miles north of downtown Houston and was named the fourth-fastest growing airport in the world.

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

The Veranda and Stone Ridge.  The Veranda and Stone Ridge properties are located in the Galveston/Texas City submarket. Located approximately three miles west of both The Veranda and Stone Ridge properties is the College of Mainland, which enrolls approximately 6,000 students each year, though both properties have a small student concentration of approximately 2.0% each. Additionally, the local area includes the Kinder Morgan Energy, the third largest energy company (based on combined enterprise value) in North America, Mainland Medical Center, and Marathon Oil Refinery, one of the biggest refining facilities in the country, with a capacity of approximately 475,000 barrels a day. The local neighborhood has several primary thoroughfares that provide travel throughout the neighborhood and nearby communities including Interstate 45, State Highway 146, State Highway 3 and State Highway 197. The estimated 2013 population within a three-mile radius of The Veranda and Stone Ridge properties is 43,589, with a median household income of $43,590. As of Q2 2013, the Galveston/Texas City submarket has an inventory of 16,370 units and average occupancy of 90.5%, up 0.2% from Q2 2012. The 5-year occupancy within the submarket has also averaged 90.5%. Average monthly rent in the submarket is $717 per unit ($0.87 PSF), up 1.9% over Q2 2012.

The appraiser reviewed 28 properties, totaling 8,554 units, within a 15-mile radius of The Veranda property. Quoted market rents for these properties ranged from $0.87 PSF to $1.50 PSF, with an average of $1.13 PSF, while occupancies ranged from 91.0% to 98.0%, with an average of 96.0%. The appraiser determined the overall effective market rent for The Veranda property to be $840 per unit ($0.91 PSF). The below chart shows a summary of the competitive properties:

The Veranda Competitive Set(1)
Name	The Veranda	Windsor Estates	Costa Mariposa	Avana at South Shore	Greystar Beacon Lakes	Ravello at Tuscan Lakes
Year Built / Renovated	2002	2000	2009	2007	2008	2006
Total Occupancy	92.5%(2)	97.0%	91.0%	96.0%	95.0%	97.0%
Units	200	400	282	316	360	244
Average Rent per Unit	$821	$879	$852	$1,157	$1,020	$1,101
Average Rent PSF	$0.89	$0.90	$0.87	$1.03	$1.05	$1.11
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

The appraiser reviewed 15 properties, totaling 2,636 units, within a five-mile radius of the Stone Ridge property. Quoted market rents for these properties ranged from $0.67 PSF to $0.92 PSF, with an average of $0.81 PSF, while occupancies ranged from 55.0% to 96.0%, with an average of 88.0%. The appraiser determined the overall effective market rent for the Stone Ridge property to be $646 per unit ($0.94 PSF). The below chart shows a summary of the competitive properties:

Stone Ridge Competitive Set(1)
Name	Stone Ridge	Ashton Park	Baypointe Manor	Breakers	Parkwood
Year Built / Renovated	1982	1976	1978	1983	1976
Total Occupancy	94.4%(2)	68.0%	96.0%	96.0%	95.0%
Units	248	240	168	272	128
Average Rent per Unit	$636	$619	$639	$631	$597
Average Rent PSF	$0.93	$0.86	$0.87	$0.89	$0.84
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

University Green. The University Green property is located in the Clear Lake submarket, approximately 20 miles southeast of the Houston CBD. Located less than two miles to the east of the University Green property is the Lyndon B. Johnson Space Center, a National Aeronautics and Space Administration’s center for human spaceflight training, research and flight control. The center consists of a complex of 100 buildings constructed on 1,620 acres. The Johnson Space Center is home to the United States astronaut corps and is responsible for training astronauts from both the U.S. and its international partners. Approximately 3,200 civil servants, including 110 astronauts, are employed at Johnson Space Center. Additionally, the local area includes the University of Houston – Clear Lake, which has an enrollment of more than 8,000 students, and Ellington Field Joint Reserve Base. The University Green property has little to no student concentration and an approximate 2% military concentration. The local neighborhood has several primary thoroughfares that provide travel throughout the neighborhood and nearby communities including Interstate 45, State Highway 3 and State Highway 8. The estimated 2013 population within a three-mile radius of the University Green property is 75,011, with a median household income of $68,293.

As of Q2 2013, the Clear Lake submarket has an inventory of 25,396 units and average occupancy of 94.2%, up 0.7% from Q2 2012. The 5-year occupancy within the submarket has averaged 91.8%. Average monthly rent in the submarket is $869 per unit ($0.99 PSF), up 4.2% over Q2 2012.

The appraiser reviewed 26 properties, totaling 7,827 units, within a three-mile radius of the University Green property. Quoted market rents for these properties ranged from $0.73 PSF to $1.19 PSF, with an average of $0.93 PSF, while occupancies ranged from 48.0% to 98.0%, with an average of 93.0%. The appraiser determined the overall effective market rent for the University Green property to be $639 per unit ($0.93 PSF). The below chart shows a summary of the competitive properties:

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

University Green Competitive Set(1)
Name	University Green	Hamptons	The Bays	Harbortree	Clear Lake Village	Presidio at Clear Lake
Year Built / Renovated	1977	1977	1963	1973	1976	1968
Total Occupancy	97.9%(2)	95.0%	87.0%	48.0%	94.0%	92.0%
Units	194	347	279	151	342	313
Average Rent per Unit	$639	$864	$724	$835	$531	$711
Average Rent PSF	$0.93	$0.87	$0.82	$1.00	$0.77	$0.81
(1)	Source: Appraisal
(2)	Occupancy as of the September 17, 2013 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2010	2011	2012	T-12 8/31/2013	U/W	U/W per Unit
Gross Potential Rent	$4,521,313	$4,420,198	$4,660,699	$4,803,578	$5,291,016	$8,241
Total Recoveries	353,086	363,015	330,756	158,974	158,974	$248
Total Other Income	381,659	410,378	383,074	575,330	575,330	$896
Less: Concessions	0	0	0	(214,102)	(187,860)	($293)
Less: Vacancy & Credit Loss(1)	0	0	0	0	(401,656)	($626)
Effective Gross Income	$5,256,058	$5,193,591	$5,374,529	$5,323,781	$5,435,805	$8,467
Total Operating Expenses	2,787,810	2,912,933	2,455,369	2,318,543	2,448,653	$3,814
Net Operating Income	$2,468,248	$2,280,658	$2,919,160	$3,005,238	$2,987,152	$4,653
Capital Expenditures	160,500	160,500	160,500	160,500	183,470	$286
Net Cash Flow	$2,307,748	$2,120,158	$2,758,660	$2,844,738	$2,803,682	$4,367

(1)	U/W Vacancy & Credit Loss includes $21,533 of credit loss and represents 7.6% of Gross Potential Rent.

Property Management.    The Morgan Houston Portfolio Properties are managed by Morgan Management, LLC, a borrower affiliate.

Lockbox / Cash Management.    The Morgan Houston Portfolio Loan is structured with a soft lockbox and in place cash management. All rent and revenues received by the borrower or manager from residential tenants will be deposited into a lockbox account controlled by the lender within one business day of receipt. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

Additionally, all excess cash will be swept into a lender controlled account upon (i) an event of default under the Morgan Houston Portfolio Loan or (ii) if the debt service coverage ratio is less than 1.20x on the last day of the calendar quarter and will end if (a) with respect to clause (i) above, the respective event of default has been cured or waived and no other event of default is then occurring or (b) with respect to clause (ii) above, the debt service coverage ratio is at least 1.25x for two consecutive quarters.

Initial Reserves.    At closing, the borrower deposited (i) $76,925 into a tax reserve account and (ii) $292,250 into a required repairs account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $41,956, into a tax reserve account and (ii) $15,301 into a replacement reserve. In addition, the borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.  None.

Partial Release.  None.

Substitution of Collateral.  None.

Various	Collateral Asset Summary – Loan No. 9 Morgan Houston Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 75.0% 1.45x 10.0%

CARTIFACT
The Woodlands
Shenandoah
Oak Ridge North
Porter Heights
Patton Village
Woodbranch
Roman Forest
Plum Grove
Dayton Lakes
Kenefick
Tomball
Splash Town
Spring
Frontier Days Amusement Park
Dayton
Liberty
Kohrville
North Houston
Willowbrook Mall
GEORGE BUSH INTERCONTINENTAL AIRPORT
Humble
Atascocita
Greenspoint Mall
N SAM HOUSTON TOLLWAY
Sam Houston Race Park
Satsuma
Jersey Village
Aldine
HARDY TOLL RD
EASTEX FWY
Crosby
Sheldon
Barrett
BEAUMONT RD
Old River-Winfree
Mont Belvieu
Northline Mall
Highlands
Channelview
Baytown
Cove
Cloverleaf
Memorial City Shopping Center
Hilshire Village
KATY FWY
Hedwig Village
Hunters Creek Village
Bunker Hill Village
Jacinto City
Houston
Galena Park
Baytown
Beach City
The Galleria
West University Place
Univ of Houston
Houston Zoo
Reliant Park
WESTPARK TOLLWAY
Alief
Sharpstown Center
Bellaire
Pasadena
W PASADENA FWY
Deer Park
Morgan's Point
La Porte
Six Flags Astroworld
WILLIAM P HOBBY AIRPORT
South Houston
Meadows Place
Stafford
SOUTHWEST FWY
SOUTH FWY
ELLINGTON FIELD
Shoreacres
Taylor Lake Village
Seabrook
El Lago
S SAM HOUSTON TOLLWAY
Brookside Village
Fifth Street
Sugar Land
Missouri City
FORT BEND PKWY
Pearland
LBJ Space Ctr
Nassau Bay
Clear Lake Shores
Kemah
Webster
Fresno
Friendswood
Bacliff
San Leon
Arcola
Thompsons
Sienna Plantation
Manvel
League City
Dickinson
Texas City
Iowa Colony
Alvin
Hillcrest
Santa Fe
La Marque
Bayou Vista
Galveston
Tiki Island
Hitchcock
Moody Gardens
Trinity Bay
Galveston Bay
Gulf of Mexico
TOMBALL PKWY
BELTWAY 8
HEMPSTEAD RD
SOUTHWEST FWY

MORGAN HOUSTON PORTFOLIO

1	The Veranda	3700 9th Avenue North	Texas City, TX 77590
2	Stone Ridge	1115 Highway 146 North	Texas City, TX 77590
3	University Green	1620 Bay Area Boulevard	Houston, TX 77058

(THIS PAGE INTENTIONALLY LEFT BLANK)

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of five properties
Loan Purpose:	Refinance		Property Type:	Flex Industrial / Suburban Office
Sponsor:	John Ziegler		Collateral:	Fee Simple
Borrower:	STG 4175 Lakeside, LLC; STG 2855		Location:	Richmond, CA; Berkeley, CA;
	Telegraph, LLC; STG 5327 Jacuzzi,			Beaverton, OR
	LLC; STG 3220 Blume, LLC; STG		Year Built / Renovated:	1946-1987 / NAV
	Beaverton, LLC		Total Sq. Ft.:	351,307
Original Balance:	$25,000,000		Property Management:	STG Asset Management, Inc.
Cut-off Date Balance:	$25,000,000		Underwritten NOI:	$2,776,111
% by Initial UPB:	2.3%		Underwritten NCF:	$2,354,543
Interest Rate:	5.5955%		Appraised Value:	$36,910,000
Payment Date:	6th of each month		Appraisal Date:	October 2013
First Payment Date:	January 6, 2014
Maturity Date:	December 6, 2023		Historical NOI(5)
Amortization:	360 months		Most Recent NOI:	$2,617,035 (T-12 August 31, 2013)
Additional Debt:	None		2012 NOI:	$2,301,244 (December 31, 2012)
Call Protection(1):	L(24), D(93), O(3)		2011 NOI:	$2,609,695 (December 31, 2011)
Lockbox / Cash Management:	Soft Springing Hard / Springing		2010 NOI:	$2,497,525 (December 31, 2010)

Reserves(2)			Historical Occupancy(6)
	Initial	Monthly	Current Occupancy:	87.1% (October 1, 2013)
Taxes:	$118,500	$21,250	2012 Occupancy:	85.8% (December 31, 2012)
Insurance:	$45,343	$9,925	2011 Occupancy:	82.7% (December 31, 2011)
Replacement:	$0	$5,855	2010 Occupancy:	91.5% (December 31, 2010)
TI/LC(3):	$1,300,000	$29,276
(1)   Partial release is permitted. See “Partial Release” herein.
(2)   See “Initial Reserves” and “Ongoing Reserves” herein.
(3)   The borrower deposited $1.3 million into an upfront rollover reserve at closing for approved general tenant improvements and leasing commissions incurred in connection with future tenant turnover or lease renewals. Monthly rollover reserve deposits are capped at $1.76 million excluding the initial rollover reserve deposit provided (i) the STG Portfolio Properties are not less than 90.0% occupied and (ii) the borrower maintains a debt service coverage ratio of at least 1.30x.
(4)   The borrower deposited $46,720 for remaining existing free rent periods associated with recent tenant leasing at the STG Portfolio Properties.
(5)   The sponsor purchased the Blume Drive Property in 2011 and the Beaverton Property in 2013. 2010 NOI excludes the Blume Drive Property, 2011 NOI includes five months annualized cash flows for the Blume Drive Property and Most Recent NOI includes six months annualized cash flow for the Beaverton Property. Underwritten NOI and Underwritten NCF are based on the borrower rent roll dated October 1, 2013.
(6)   The sponsor purchased the Blume Drive Property in 2011 and the Beaverton Property in 2013. As such, 2010 Occupancy excludes the Blume Drive and Beaverton Properties and 2011 and 2012 Occupancy excludes the Beaverton Property.

Required Repairs:	$360,000	NAP
Free Rent(4):	$46,720	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$71
Balloon Balance / Sq. Ft.:	$60
Cut-off Date LTV:	67.7%
Balloon LTV:	56.7%
Underwritten NOI DSCR:	1.61x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	9.4%
Underwritten NOI Debt Yield at Balloon:	13.3%
Underwritten NCF Debt Yield at Balloon:	11.2%

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

Property Summary
Property	Sq. Ft.	Year Built / Renovated	Property Type	Allocated Loan Amount	Appraised Value	Occupancy(1)
Jacuzzi Street	149,137	1946 / NAV	Flex Industrial	$10,487,000	$14,830,000	93.9%
Telegraph Avenue	83,557	1962 / NAV	Suburban Office	$8,351,000	$11,810,000	78.0%
Beaverton	36,398	1980 / NAV	Suburban Office	$2,346,000	$3,910,000	86.9%
Blume Drive	45,010	1981 / NAV	Suburban Office	$1,950,000	$3,250,000	88.2%
Lakeside Drive	37,205	1987 / NAV	Flex Industrial	$1,866,000	$3,110,000	78.8%
Total / Wtd. Avg.	351,307			$25,000,000	$36,910,000	87.1%
(1)	Based on rent roll dated October 1, 2013.

Tenant Summary
Tenant	Rating (Fitch/Moody’s/S&P)	Property	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(1)	% of Total U/W Base Rent(1)	Lease Expiration
The Clothing Broker, Inc.	NR/NR/NR	Jacuzzi Street	21,408	6.1%	$8.02	4.0%	2/28/2015
The Floor Store, Inc.	NR/NR/NR	Jacuzzi Street	20,160	5.7%	$9.93	4.7%	1/31/2017
Newfield Wireless, Inc.	NR/NR/NR	Telegraph Avenue	14,459	4.1%	$22.75	7.6%	9/30/2016
National Psoriasis Foundation	NR/NR/NR	Beaverton	13,627	3.9%	$15.70	5.0%	12/31/2020(2)
Sengso Enterprise, Inc	NR/NR/NR	Jacuzzi Street	12,850	3.7%	$8.10	2.4%	12/31/2016
Total Major Tenants			82,504	23.5%	$12.35	23.7%
Remaining Tenants			223,325	63.6%	$14.70	76.3%
Total Occupied Collateral			305,829	87.1%	$14.07	100.0%
Vacant			45,478	12.9%
Total			351,307	100.0%

(1)	U/W Base Rent PSF and % of Total U/W Base Rent does not include $15,657 and $30,389 of antenna income expiring in 2014 and 2019, respectively.
(2)
National Psoriasis Foundation has the option to terminate its lease effective December 31, 2018 with 180 days prior notice subject to payment of any remaining unamortized tenant improvements and leasing commissions.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	7	7,483	2.1%	7,483	2.1%	$16.20	2.8%	2.8%
2013	2	3,300	0.9%	10,783	3.1%	$9.52	0.7%	3.5%
2014	32	81,182	23.1%	91,965	26.2%	$13.69	25.8%	29.4%
2015	24	59,359	16.9%	151,324	43.1%	$11.70	16.1%	45.5%
2016	15	67,664	19.3%	218,988	62.3%	$13.52	21.3%	66.8%
2017	10	45,591	13.0%	264,579	75.3%	$14.49	15.4%	82.1%
2018	9	26,074	7.4%	290,653	82.7%	$19.73	12.0%	94.1%
2019	1	0	0.0%	290,653	82.7%	$0.00	0.0%	94.1%
2020	2	15,176	4.3%	305,829	87.1%	$16.72	5.9%	100.0%
2021	0	0	0.0%	305,829	87.1%	$0.00	0.0%	100.0%
2022	0	0	0.0%	305,829	87.1%	$0.00	0.0%	100.0%
2023	0	0	0.0%	305,829	87.1%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	305,829	87.1%	$0.00	0.0%	100.0%
Vacant	NAP	45,478	12.9%	351,307	100.0%	NAP	NAP
Total / Wtd. Avg.	102	351,307	100.0%			$14.07	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent does not include $15,657 and $30,389 of antenna income expiring in 2014 and 2019, respectively.

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

The Loan.    The STG Portfolio loan (the “STG Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in five office and industrial properties totaling 351,307 sq. ft. located in Richmond, California, Berkeley, California and Beaverton, Oregon (each, a “Property”, and collectively, the “STG Portfolio Properties” or the “Portfolio”) with an original principal balance of $25.0 million. The STG Portfolio Loan has a 10-year term and amortizes on a 30-year schedule.  The STG Portfolio Loan accrues interest at a fixed rate equal to 5.5955% and has a cut-off date balance of $25.0 million.  Loan proceeds were used to refinance existing debt of approximately $22.1 million, fund upfront reserves of approximately $1.9 million, pay closing costs of approximately $0.9 million and return equity to the sponsor. Based on the appraised value of approximately $36.9 million as of October 2013, the cut-off date LTV is 67.7% and the remaining implied equity is approximately $11.9 million. The most recent prior financing of the STG Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$25,000,000	100.0%	Loan Payoff	$22,131,877	88.5%
			Reserves	$1,870,563	7.5%
			Closing Costs	$888,028	3.6%
			Return of Equity	$109,532	0.4%
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

The Borrower / Sponsor.    The borrowers, STG 4175 Lakeside, LLC, STG 2855 Telegraph, LLC, STG 5327 Jacuzzi, LLC, STG 3220 Blume, LLC and STG Beaverton, LLC are each a single purpose Delaware limited liability company structured to be bankruptcy remote, each with one independent director in its organizational structure. The sponsor of the borrowers and the non-recourse carve-out guarantor is John Ziegler, the founder of STG Asset Management, Inc.

STG Asset Management, Inc. is part of the STG Group (“STG”), a privately held and funded commercial real estate investment group that specializes in property rehabilitation, renovation, lease-up and management.  STG operates primarily in Northern California with assets located throughout the Western United States. STG is owned by John Ziegler who has over 30 years of experience in owning and managing commercial real estate. The company currently owns 21 assets, comprising approximately 4.7 million sq. ft.

The Properties.    The STG Portfolio Properties consist of three office and two industrial properties totaling approximately 351,307 sq. ft. located in Richmond, California (the “Jacuzzi Street Property”, the “Blume Drive Property” and the “Lakeside Drive Property”), Berkeley, California (the “Telegraph Avenue Property”) and Beaverton, Oregon (the “Beaverton Property”). The STG Portfolio Properties are currently 87.1% leased to 102 tenants at an average rental rate of $14.07 PSF.  No individual tenant occupies more than 6.1% of the net rentable area (“NRA”) or accounts for more than 7.6% of U/W Base Rent.  The sponsor purchased the properties from 1998 to 2013 for a total cost of approximately $17.6 million and has invested approximately $5.7 million of capital improvements, resulting in a total cost of $23.3 million.

Jacuzzi Street Property (42.5% of Portfolio NRA, 28.6% of U/W Base Rent) The Jacuzzi Street Property, located at 5327 Jacuzzi Street in Richmond, California, is a 149,137 sq. ft. multi-tenant industrial warehouse and office property constructed in 1946 on an 8.21 acre site that is 93.9% leased to 41 tenants.  The Jacuzzi Street Property consists of four industrial buildings totaling 141,639 sq. ft. (95.0% of the Jacuzzi Street Property NRA) and one office building totaling 7,498 sq. ft. (5.0% of the Jacuzzi Street Property NRA).  The sponsor acquired the Jacuzzi Street Property in 1998 for $4.38 million and has since invested $1.45 million in capital improvements.  The Jacuzzi Street Property industrial space has clear heights ranging from 15 feet to 20 feet and 20 ground level doors.

The STG Portfolio Loan’s largest tenant, The Clothing Broker, Inc., occupies 21,408 sq. ft. (14.4% of the Jacuzzi Street Property NRA) expiring on February 28, 2015.  The Clothing Broker, Inc. is a clothing retailer offering casual and formal attire for boys, men and big & tall.

The STG Portfolio Loan’s second largest tenant, The Floor Store, Inc. occupies 20,160 sq. ft. (13.5% of the Jacuzzi Street Property NRA) expiring on January 31, 2017.  The Floor Store, Inc. is a flooring retailer offering carpet, hardwood, laminate, natural stone, ceramic tile, sheet vinyl and rugs as well as installation.  The Floor Store, Inc. has been family owned for over 27 years and operates six showrooms in the San Francisco Bay area.

Telegraph Avenue Property (23.8% of Portfolio NRA, 37.6% of U/W Base Rent) The Telegraph Avenue Property, located at 2855 Telegraph Avenue in Berkeley, California, is a 83,557 sq. ft. multi-tenant six-story office building constructed in 1962 on a 1.51 acre site that is 78.0% leased to 23 tenants.  The Telegraph Avenue Property is located along the eastern side of Telegraph Avenue, a four-lane major arterial, between Oregon Street and Russell Street.  The borrower acquired the Telegraph Avenue Property in 2005 for $6.4 million and has since invested $3.21 million in capital improvements.

The STG Portfolio Loan’s third largest tenant, Newfield Wireless, Inc., occupies 14,459 sq. ft. (17.3% of the Telegraph Avenue Property NRA) expiring on September 30, 2016.  Headquartered at the Telegraph Avenue Property, Newfield Wireless, Inc. is a software vendor and radio frequency consultant to wireless operators across the United States.

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

Beaverton Property (10.4% of Portfolio NRA, 12.4% of U/W Base Rent) The Beaverton Property, located at 6600 Southwest 92nd Avenue in Beaverton, Oregon, is a 36,398 sq. ft. low-rise office building constructed in 1980 on a 2.08 acre site that is 86.9% leased to 12 tenants.  The Beaverton Property is located on a corner location along Southwest 92nd Avenue and Southwest Scholls Ferry Road.  The borrower acquired the Beaverton Property in 2013 for $3.02 million and has since invested $126,319 in capital improvements.

The STG Portfolio Loan’s fourth largest tenant, the National Psoriasis Foundation, occupies 13,627 sq. ft. (37.4% of the Beaverton Property NRA) expiring on December 31, 2020.  The National Psoriasis Foundation is a non-profit, voluntary health agency dedicated to finding a cure for psoriasis and psoriatic arthritis and eliminating their effects through research, advocacy and education.

Blume Drive Property (12.8% of Portfolio NRA, 15.3% of U/W Base Rent) The Blume Drive Property, located at 3220 Blume Drive in Richmond, California, is a 45,010 sq. ft. multi-tenant low-rise office building constructed in 1981 on a 3.02 acre site that is 88.2% leased to 17 tenants.  The Blume Drive Property is located at the northeast corner of Blume Drive and Klose Way, both major arterials. The borrower acquired the Blume Drive Property in 2011 for $2.7 million and has since invested $295,860 in capital improvements.

Lakeside Drive Property (10.6% of Portfolio NRA, 6.0% of U/W Base Rent) The Lakeside Drive Property, located at 4175 Lakeside Drive in Richmond, California, is a 37,205 sq. ft. flex industrial building constructed in 1987 on a 2.86 acre site that is 78.8% leased to nine tenants.  The Lakeside Drive Property is comprised of 27,904 sq. ft. (75.0% of Lakeside Drive Property NRA) of office space and 9,301 sq. ft. (25.0% of Lakeside Drive Property NRA) of flex industrial space.  The Lakeside Drive Property has frontage and visibility along Lakeside Drive and Richmond Parkway, a major arterial.  The borrower acquired the Lakeside Drive Property in 1999 for $1.04 million and has since invested $652,171 in capital improvements.  The Lakeside Drive Property industrial space has clear heights ranging from nine to 15 feet.

Environmental Matters.   In addition to an environmental guaranty executed by the sponsor for all properties, the borrower purchased an environmental insurance policy covering environmental concerns recognized by the STG Portfolio Properties’ Phase I environmental reports dated November 22, 2013 for the Jacuzzi Street and Lakeside Drive Properties. The Phase I environmental reports for the Telegraph Avenue and Blume Drive Properties dated November 22, 2013 identified no environmental concerns and were therefore not included under the environmental insurance policy. The Phase I environmental report for the Beaverton Property identified contamination caused by a dry cleaner at an adjacent property and recommended the borrower provide the Oregon Department of Environmental Quality (the “ODEQ”) with access to the Beaverton Property for investigation.  The ODEQ has taken responsibility for investigation and mitigation, if warranted. The cost of any such mitigation would be paid by the ODEQ. “See Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the accompanying prospectus supplement.

The Market.  The STG Portfolio Properties are located in three cities within two different states.  The following chart compares market data to the STG Portfolio Properties.

STG Portfolio Market Comparison(1)
		Market		Occupancy		Rental Rate PSF
Property Name	Property Type		Submarket	Phys.	Market	U/W	Market
Jacuzzi Street	Flex Industrial	East Bay / Oakland	Richmond / San Pablo	93.9%	93.0%	$8.89	$8.40
Telegraph Avenue	Suburban Office	East Bay / Oakland	Berkeley	78.0%	90.0%	$24.85	$24.36
Beaverton	Suburban Office	Portland	217 Corridor / Beaverton	86.9%	92.0%	$16.15	$16.00
Blume Drive	Suburban Office	East Bay / Oakland	Richmond / San Pablo	88.2%	90.0%	$16.76	$15.60
Lakeside Drive	Flex Industrial	East Bay / Oakland	Richmond / San Pablo	78.8%	88.0%	$8.95	$7.80
Total / Wtd. Avg.				87.1%	91.3%	$14.07	$13.84
(1)	Source: Appraisal

Richmond / San Pablo Industrial and Office Submarket.  The Richmond / San Pablo industrial submarket contains an overall inventory of 3.6 million sq. ft. and is part of the greater 57.0 million sq. ft. East Bay / Oakland industrial market.  No new supply was added in Q3 2013 and there are no new industrial projects under development in the Richmond / San Pablo submarket.  The appraiser concluded an overall occupancy rate of 93.0% and a market rental rate of $8.40 PSF for the Jacuzzi Street Property and an overall occupancy rate of 88.0% and a market rental rate of $7.80 PSF for the Lakeside Drive Property. The appraiser concluded the Blume Drive Property had an overall occupancy rate of 90.0% and a market rental rate of $15.60 PSF.

Berkeley Office Submarket.  The Berkeley office submarket contains an overall inventory of 5.6 million sq. ft. with no new supply added in the trailing 12 months as of Q3 2013. The Berkeley office submarket absorbed 78,000 sq. ft. within Q3 2013 decreasing vacancy to 10.0%.  The appraiser concluded an overall occupancy of 90.0% and a market rental rate of $24.36 PSF.

217 Corridor / Beaverton Office Submarket.  The 217 Corridor / Beaverton office submarket contains an overall inventory of approximately 4.1 million sq. ft. and is part of the greater 123.6 million sq. ft. Portland office submarket.  The appraiser concluded an overall occupancy rate of approximately 92.0% and a market rental rate of $16.00 PSF.

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2011	2012	T-12 8/31/2013	U/W	U/W PSF
Base Rent(2)	$4,351,596	$3,911,878	$4,105,941	$4,348,814	$12.38
Value of Vacant Space	0	0	0	744,835	2.12
Gross Potential Rent	$4,351,596	$3,911,878	$4,105,941	$5,093,649	$14.50
Total Recoveries	476,108	554,318	604,618	598,929	1.70
Total Other Income	73,057	41,541	46,335	35,653	0.10
Less: Vacancy(3)	0	0	0	(744,835)	(2.12)
Effective Gross Income	$4,900,760	$4,507,737	$4,756,894	$4,983,396	$14.19
Total Operating Expenses	2,291,065	2,206,492	2,139,858	2,207,285	6.28
Net Operating Income	$2,609,695	$2,301,244	$2,617,035	$2,776,111	$7.90
TI/LC	0	0	0	351,307	1.00
Capital Expenditures	0	0	0	70,261	0.20
Net Cash Flow	$2,609,695	$2,301,244	$2,617,035	$2,354,543	$6.70

(1)
The sponsor purchased the Blume Drive Property in 2011 and the Beaverton Property in 2013.  2011 Net Cash Flow includes five months annualized cash flows for the Blume Drive Property and T-12 8/31/2013 Net Cash Flow includes six months annualized cash flow for the Beaverton Property.

(2)	U/W Base Rent includes $194,685 of contractual rent steps through October 31, 2014.
(3)
U/W Vacancy represents in-place vacancy of 13.1% of gross income.  The STG Portfolio Properties are currently 87.1% physically occupied.  The weighted average appraiser concluded occupancy is currently 91.3%.

Property Management.    The STG Portfolio Properties are managed by STG Asset Management, Inc., an affiliate of the sponsor.

Lockbox / Cash Management.    The STG Portfolio Loan is structured with a soft springing hard lockbox and springing cash management.  A hard lockbox, in place cash management and a full excess cash flow sweep will occur during the continuation of (i) an event of default, (ii) any bankruptcy action of the borrower, principal, guarantor or manager or (iii) the failure by the borrower to maintain a debt service coverage ratio for one calendar quarter of at least 1.20x; provided that once the hard lockbox is in place, the borrower will be required to instruct tenants to continue to make payments directly to the lockbox account until the STG Portfolio Loan is paid in full.

Initial Reserves.    At closing, the borrower deposited (i) $118,500 into a tax reserve account, (ii) $45,343 into an insurance reserve account, (iii) $1,300,000 into a rollover reserve account for future leasing costs, (iv) $360,000 into a required repairs reserve account and (v) $46,720 into a free rent reserve account for outstanding free rent related to recent leasing at the STG Portfolio Properties.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $21,250, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $9,925, into an insurance reserve account, (iii) $5,855 into a replacement reserve account, and (iv) $29,276 into a rollover reserve account.  Monthly rollover reserve deposits are capped at $1.76 million excluding the initial rollover reserve deposit provided (i) the STG Portfolio Properties are not less than 90.0% occupied and (ii) the borrower maintains a debt service coverage ratio of at least 1.30x.

Current Mezzanine or Subordinate Indebtedness.   None.

Future Mezzanine or Subordinate Indebtedness Permitted.   None.

Partial Release.  After the expiration of the lockout period, the borrower may obtain the release of any of the STG Portfolio Properties provided, among other things, (i) the Beaverton Property, Blume Drive Property and Lakeside Drive Property are released prior to the release of either or both of (x) the Jacuzzi Street Property and (y) the Telegraph Avenue Property, and (ii) the borrower partially defeases the STG Portfolio Loan in an amount equal to the greater of (x) 125% of the Allocated Loan Amount (as defined below), and (y) an amount  such that, after the release, (1) the debt service coverage ratio of the remaining STG Portfolio Properties is greater than or equal to the greater of (a) 1.40x and (b) the debt service coverage ratio immediately preceding the release, and (2) the loan to value ratio of the remaining STG Portfolio Properties is less than or equal to the lesser of (a) 65.0% and (b) the loan to value ratio immediately prior to the release. The Allocated Loan Amounts are as follows: Jacuzzi Street Property - $10,487,000; Telegraph Avenue Property - $8,351,000; Beaverton Property - $2,346,000; Blume Drive Property - $1,950,000; Lakeside Drive Property - $1,866,000.

California Oregon	Collateral Asset Summary – Loan No. 10 STG Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 67.7% 1.37x 11.1%

CARTIFACT
San Rafael
San Pablo
Richmond
Mill Valley
Martinez
Concord
Pleasant Hill
Walnut Creek
El Cerrito
Tiburon
Lafayette
Orinda
Berkeley
Emeryville
Piedmont
Oakland
Danville
PACIFIC OCEAN
San Francisco
Alameda
San Francisco Bay
OAKLAND INTERNATIONAL AIRPORT
San Leandro

Cedar Mill
West Haven -Sylvan
Cedar Hills
Portland
DOWNTOWN
Lloyd Center
West Slope
Raleigh Hills
Beaverton
Garden Home -Whitford
Metzger
Milwaukie
Reed College
Washington Square

STG PORTFOLIO

	Property Name	Address	City/State	Zip Code
1	Jacuzzi Street	5327 Jacuzzi Street	Richmond, CA	94804
2	Telegraph Avenue	2855 Telegraph Avenue	Berkeley, CA	94705
3	Beaverton	6600 Southwest 92nd Avenue	Beaverton, OR	97223
4	Blume Drive	3220 Blume Drive	Richmond, CA	94806
5	Lakeside Drive	4175 Lakeside Drive	Richmond, CA	94806

(THIS PAGE INTENTIONALLY LEFT BLANK)

200-10 Lombard Street Philadelphia, PA 19147	Collateral Asset Summary – Loan No. 11 Abbotts Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,000,000 75.6% 1.20x 8.3%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Retail / Office / Multifamily Mixed Use
Sponsor:	Eric Blumenfeld; Ronald L. Cantor			Collateral:	Fee Simple
Borrower:	Stobba Residential Associates, L.P.;			Location:	Philadelphia, PA
	Stobba Associates, L.P.			Year Built / Renovated:	1985 / 2004
Original Balance:	$24,000,000			Total Sq. Ft.:	80,740
Cut-off Date Balance:	$24,000,000			Property Management:	EB Realty Management Corp.
% by Initial UPB:	2.2%			Underwritten NOI:	$1,988,692
Interest Rate:	5.2805%			Underwritten NCF:	$1,908,705
Payment Date:	6th of each month			“As-is” Appraised Value:	$28,000,000
First Payment Date:	January 6, 2014			“As-is” Appraisal Date:	October 18, 2013
Maturity Date:	December 6, 2023			“As Stabilized” Appraised Value(5):	$31,750,000
Amortization:	Interest only for first 24 months; 360			“As Stabilized” Appraisal Date(5):	November 1, 2014
	months thereafter
Additional Debt:	None			Historical NOI
Call Protection(1):	L(24), D(93), O(3)			Most Recent NOI:	$1,764,977 (T-12 September 30, 2013)
Lockbox / Cash Management(2):	Hard / Springing			2012 NOI:	$1,784,998 (December 31, 2012)
				2011 NOI:	$1,684,121 (December 31, 2011)
Reserves				2010 NOI:	$1,762,053 (December 31, 2010)
	Initial		Monthly
Taxes:	$389,593		$35,418	Historical Occupancy
Insurance:	$22,955		$3,279	Current Occupancy:	89.5% (November 22, 2013)
Replacement:	$0		$1,175	2012 Occupancy:	82.0% (December 31, 2012)
TI/LC:	$700,000		$5,500	2011 Occupancy:	89.0% (December 31, 2011)
Other Reserve(3):	$2,712,000		NAP	2010 Occupancy:	96.1% (December 31, 2010)
Occupancy Reserve(4):	$0		Springing
(1)   The borrower may obtain a release of individual residential condominium units in connection with the sale of units provided, among other things, (i) borrower pays to lender, together with the applicable  yield maintenance premium, an amount equal to the greater of (a) 100% of the net sales proceeds of such unit and (b) 125% of the allocated loan amount of such unit and (ii) after the release, (a) the NOI DSCR is equal to or greater than 1.30x and (b) the NCF debt yield is equal to or greater than 8.0%. The borrower may also obtain the free release of one level of the parking garage (which has been excluded from NCF and Appraised Value) provided, among other things, the satisfaction of the conditions in clause (ii) above apply and Garden of Eden, Chefs Table, Petco and the comedy club are in occupancy and paying rent.
(2)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy actions of borrower, principal, guarantor or manager, (iii) failure by the borrower to maintain a DSCR of at least 1.20x for two consecutive calendar quarters or (iv) a Tenant Cash Trap Period. A “Tenant Cash Trap Period” means, with respect to Citibank or TD Bank the date that is earlier to occur of (i) 12 months prior to each lease expiration date, (ii) the date the tenant is required to notify the borrower of its intent to renew or terminate, (iii) the date the tenant “goes dark”, (iv) the date the tenant is subject to a bankruptcy action, (v) the date the tenant gives notice of its intent to terminate its lease or (vi) the date the tenant’s lease expires and with respect to Garden of Eden, the earlier to occur of clauses (ii), (iii), (iv), (v) and (vi) above and Garden of Eden failing to deliver an acceptable estoppel 14 months from the closing date.
(3)   Comprised of $1,000,000 that is subject to executed leases for two new retail tenants and one renewal retail tenant, $1,501,000 for tenant improvements and leasing commissions as well as free rent with respect to the new Garden of Eden Lease and $211,000 of post-closing obligations.
(4)   The borrower is required to deposit all excess cash into the Occupancy Reserve upon a Tenant Cash Trap Period.
(5)   The Cut-off Date LTV and Balloon LTV are based on the “As Stabilized” appraised value of $31.75 million which assumes various tenant improvements and leasing activity have been completed, all of which were reserved for at closing.
(6)   Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.55x and 1.49x, respectively.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$297
Balloon Balance / Sq. Ft.:		$259
Cut-off Date LTV(5):		75.6%
Balloon LTV(5):		65.9%
Underwritten NOI DSCR(6):		1.25x
Underwritten NCF DSCR(6):		1.20x
Underwritten NOI Debt Yield:		8.3%
Underwritten NCF Debt Yield:		8.0%
Underwritten NOI Debt Yield at Balloon:		9.5%
Underwritten NCF Debt Yield at Balloon:		9.1%

TRANSACTION HIGHLIGHTS
■
Property.  The Abbotts Square collateral is comprised of approximately 57,000 sq. ft. of ground floor retail, 9,000 sq. ft. of office space, 14 multifamily units and two levels of parking totaling 318 spaces.

■
Recent Leasing. Since November 2013, leases totaling 38,228 sq. ft. (47.3% of non-multifamily NRA) have been executed or renewed, including a 25.8-year lease for 19,417 sq. ft. (24.0% of NRA) to Garden of Eden, a full service grocer with four locations in New York.

■
Tenancy. TD Bank (8.2% of NRA; rated NR/A3/A by Fitch/Moody’s/S&P) and Citibank (6.0%; A/Baa2/A-) have been tenants at the Abbotts Square property since 2002 and 2007 respectively. Together the two tenants account for 29.5% of in place base rent. Other national tenants at the property include Wawa and Rite Aid, which reported sales of $536 PSF as of T-12 August 31, 2013.

■
Location. The Abbotts Square property is located in the Center City submarket of Philadelphia, in close proximity to Rittenhouse Square, the historic district and the company headquarters of Cigna (rated BBB/Baa2/A- by Fitch/Moody’s/S&P), Aramark and Comcast (rated BBB+/A3/A-).

SWC 10th Street West and West Avenue K Lancaster, CA 93534	Collateral Asset Summary – Loan No. 12 Lancaster Commerce Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,967,349 63.6% 1.53x 10.6%

Mortgage Loan Information			Property Information
Loan Seller:	KeyBank		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Shadow Anchored Retail
Sponsor:	William R. Rothacker		Collateral:	Fee Simple
Borrower:	CP Antelope Shops LLC		Location:	Lancaster, CA
Original Balance:	$24,000,000		Year Built / Renovated:	1986-1992 / NAP
Cut-off Date Balance:	$23,967,349		Total Sq. Ft.:	272,408
% by Initial UPB:	2.2%		Property Management:	1st Commercial Realty Group, Inc.
Interest Rate:	4.3200%		Underwritten NOI:	$2,532,725
Payment Date:	1st of each month		Underwritten NCF:	$2,186,458
First Payment Date:	December 1, 2013		“As-is” Appraised Value:	$37,700,000
Maturity Date:	November 1, 2018		“As-is” Appraisal Date:	August 15, 2013
Amortization:	360 months		“As Stabilized” Appraised Value(3):	$42,600,000
Additional Debt:	None		“As Stabilized” Appraisal Value Date(3):	December 1, 2014
Call Protection:	L(25), D(32), O(3)
Lockbox / Cash Management(1):	Hard / Springing		Historical NOI
			Most Recent NOI:	$2,519,418 (T-12 July 31, 2013)
Reserves			2012 NOI:	$2,609,610 (December 31, 2012)
	Initial	Monthly	2011 NOI:	$2,150,041 (December 31, 2011)
Taxes:	$117,330	$58,665	2010 NOI:	$3,058,993 (December 31, 2010)
Insurance:	$45,937	$7,656
Replacement:	$7,800	$7,800	Historical Occupancy
TI/LC:	$0	$20,400	Current Occupancy:	82.5% (October 18, 2013)
Required Repairs:	$293,006	NAP	2012 Occupancy:	81.7% (December 31, 2012)
Athletic Club Reserve:	$100,000	NAP	2011 Occupancy:	81.3% (December 31, 2011)
TI and Rent Holdback(2):	$216,133	NAP	2010 Occupancy:	79.4% (December 31, 2010)

(1)   Cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower or manager, or (iii) the DSCR based on the trailing three month period is less than 1.15x.
(2)   The borrower deposited $192,133 for outstanding tenant allowances owed to four tenants and $24,000 for free rent given to one tenant.
(3)   The Cut-off Date “As Stabilized” LTV ratio is 56.3% and the Balloon “As Stabilized” LTV ratio is 51.4%.

Financial Information
Cut-off Date Balance / Sq. Ft.:	$88
Balloon Balance / Sq. Ft.:	$80
Cut-off Date LTV(3):	63.6%
Balloon LTV(3):	58.1%
Underwritten NOI DSCR:	1.77x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	10.6%
Underwritten NCF Debt Yield:	9.1%
Underwritten Balloon NOI Debt Yield:	11.6%
Underwritten Balloon NCF Debt Yield:	10.0%

TRANSACTION HIGHLIGHTS
■
Location.  The property is located in Lancaster, CA, approximately 69 miles northeast of the Los Angeles CBD.  The property is located in a concentrated retail sector immediately east of Antelope Valley Freeway (State Highway 14), the primary freeway that serves the Antelope Valley region.  The site has multiple access points along five streets that are located throughout the retail center.  Average daily traffic volume is estimated to be approximately 65,000 on the Antelope Valley Freeway (State Highway 14), 28,260 along Avenue K West and 21,060 along 10th Street West.  The estimated population within a five-mile radius is 169,776 with an estimated average household income of $67,901.

■
Tenancy.  The property is 82.5% leased by 43 tenants, and no individual tenant comprises more than 9.2% of the net rentable area.  The property is shadow anchored by Target and Big Lots (not part of the collateral), and includes major tenants Ross (rated A- by S&P), AV Athletic Club, Big 5 Corp, and Kaiser Foundation Health (rated A+/A+ by Fitch/S&P).

■	Sponsor Equity. The sponsor contributed $9.1 million of cash equity to acquire the property for $32.0 million.

1600 East Plano Parkway Plano, TX 75074	Collateral Asset Summary – Loan No. 13 Garden Ridge HQ	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,237,500 65.0% 1.38x 9.7%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition			Property Type:	Warehouse / Industrial
Sponsor(1):	Angelo, Gordon & Co.			Collateral:	Fee Simple
Borrower:	AGNL Decor, L.P.			Location:	Plano, TX
Original Balance:	$23,237,500			Year Built / Renovated:	1983, 1986 / 2011
Cut-off Date Balance:	$23,237,500			Total Sq. Ft.:	541,000
% by Initial UPB:	2.1%			Property Management(5):	Self-managed
Interest Rate:	4.7990%			Underwritten NOI:	$2,263,903
Payment Date:	6th of each month			Underwritten NCF:	$2,020,453
First Payment Date:	December 6, 2013			Appraised Value:	$35,750,000
Maturity Date:	November 6, 2023			Appraisal Date:	October 1, 2013
Amortization:	Interest only for first 72 months; 360
	months thereafter			Historical NOI(6)
Additional Debt:	None			Most Recent NOI(7):	$2,500,000 (October 17, 2013)
Call Protection:	L(25), D(91), O(4)			2012 NOI:	NAP
Lockbox / Cash Management(2):	Hard / Springing			2011 NOI:	NAP
				2010 NOI:	NAP
Reserves(3)
	Initial		Monthly	Historical Occupancy
Taxes:	$0		Springing	Current Occupancy:	100.0% (December 6, 2013)
Insurance:	$0		Springing	2012 Occupancy:	100.0% (December 31, 2012)
Replacement:	$0		Springing	2011 Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0		Springing	2010 Occupancy:	100.0% (December 31, 2010)

(1)   The carve-out guarantor is AG Net Lease II Corp., a subsidiary of Angelo, Gordon & Co.
(2)  Cash management will be triggered upon a Cash Management Period. A “Cash Management Period” will occur upon (i) any event of default, (ii) any bankruptcy action of borrower, principal, guarantor, property manager or the Garden Ridge tenant, (iii) the Garden Ridge tenant “going dark” after the end of October 2020 or (iv) failure by borrower to maintain a DSCR of at least 1.15x for two consecutive calendar quarters.
(3)   During a Cash Management Period, the borrower will be required to make monthly deposits of (i) 1/12 of annual real estate taxes and insurance premiums, (ii) $6,763 into the replacement reserve and (iii) $13,525 into the rollover reserve.
(4)   Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.00x and 1.79x, respectively.
(5)   The property is self-managed by the tenant, Garden Ridge.
(6)  The sponsor purchased the property in October 2013 from Garden Ridge. As part of the sale-leaseback transaction, Garden Ridge executed a 20-year NNN lease. As such, Historical NOI is not applicable.
(7)   Represents annual NNN rent based on in-place lease as of October 17, 2013. Annual rent increases by 2.0% each year.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$43
Balloon Balance / Sq. Ft.:		$40
Cut-off Date LTV:		65.0%
Balloon LTV:		60.9%
Underwritten NOI DSCR(4):		1.55x
Underwritten NCF DSCR(4):		1.38x
Underwritten NOI Debt Yield:		9.7%
Underwritten NCF Debt Yield:		8.7%
Underwritten NOI Debt Yield at Balloon:		10.4%
Underwritten NCF Debt Yield at Balloon:		9.3%

TRANSACTION HIGHLIGHTS
■
Tenancy. The property is 100.0% occupied by Garden Ridge, L.P. (“Garden Ridge”) on a 20-year NNN lease with four 5-year renewal options. The lease is guaranteed by Garden Ridge Corporation, a wholly owned subsidiary company of GRD Holdings III Corporation (rated NR/B2/B by Fitch/Moody’s/S&P). Garden Ridge is a big box specialty retailer of home décor products. The property is the sole distribution center for the chain’s 65 stores located in 20 states throughout the Midwest and Southeast. Garden Ridge has occupied the property since May 2010. Additionally, the tenant is planning to implement an approximately $5.0 million automated sorting system in 2014 that will increase the efficiency of the plant.

■
Sponsorship.  The guarantor of the loan is AG Net Lease II Corp., a subsidiary of Angelo, Gordon & Co. Angelo, Gordon & Co. is a privately held registered investment advisor dedicated to alternative investing founded in 1988 that currently manages assets of approximately $24.0 billion. The sponsor purchased the property in October 2013 for a total cost of approximately $35.8 million. The sponsor has approximately $12.6 million of cash equity remaining in the property.

■
Market. The property is located in the Dallas/Fort Worth (“DFW”) industrial market, which has over 695.0 million net rentable sq. ft. and a market vacancy of 7.9% as of 2Q 2013. For the 11th straight quarter, the DFW industrial market posted positive net absorption, resulting in the lowest industrial vacancy rate since 2001. With an estimated population of 6.7 million, the DFW region is the largest metropolitan area in Texas and the fourth largest in the United States. In March 2013, Forbes ranked DFW as one of the top 10 fastest growing areas.

■
Location.  The property is located approximately 20 miles north of downtown Dallas along State Highway 190 (President George Bush Turnpike), which connects Interstate 20 with Interstate Highway 30. North Central Expressway is approximately one mile from the property and runs north/south through the state of Texas. The Dallas/Fort Worth International Airport is approximately a 30-minute drive.

Baton Rouge, LA	Collateral Asset Summary – Loan No. 14 Baton Rouge Office Portfolio Pool 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,223,237 71.8% 1.68x 11.6%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of four properties
Loan Purpose:	Acquisition		Property Type:	Suburban Office
Sponsor:	Perry M. Waughtal		Collateral:	Fee Simple
Borrower:	SHRLA, LLC		Location:	Baton Rouge, LA
Original Balance:	$20,250,000		Year Built / Renovated:	Various / NAP
Cut-off Date Balance:	$20,223,237		Total Sq. Ft.:	239,419
% by Initial UPB:	1.8%		Property Management:	Songy HighRoads, LLC
Interest Rate:	4.4800%		Underwritten NOI:	$2,338,435
Payment Date:	6th of each month		Underwritten NCF:	$2,069,441
First Payment Date:	December 6, 2013		“As-is” Appraised Value:	$28,150,000
Maturity Date:	November 6, 2018		“As-is” Appraisal Date:	September 6, 2013
Amortization:	360 months		“As Stabilized” Appraised Value(6):	$29,150,000
Additional Debt:	None		“As Stabilized” Appraisal Date(6):	September 6, 2015
Call Protection(1):	L(25), D(31), O(4)
Lockbox / Cash Management(2):	Hard / Springing		Historical NOI
			Most Recent NOI:	$2,110,557 (T-4 April 30, 2013 YTD Ann.)
Reserves			2012 NOI:	$2,096,644 (December 31, 2012)
	Initial	Monthly	2011 NOI(7):	$1,830,368 (December 31, 2011)
Taxes:	$174,535	$15,867	2010 NOI:	$2,476,012 (December 31, 2010)
Insurance(3):	$0	Springing
Replacement(4):	$0	$4,987	Historical Occupancy
TI/LC(5):	$11,698	$22,942	Current Occupancy:	82.1% (October 1, 2013)
Required Repairs:	$4,375	NAP	2012 Occupancy:	84.7% (December 31, 2012)
Free Rent:	$222,079	NAP	2011 Occupancy(7):	77.1% (December 31, 2011)
			2010 Occupancy:	83.7% (December 31, 2010)
Financial Information
(1)   On or after January 6, 2016 (or at any time with respect to the Corporate II property), the borrower may release any of the properties (but no more than one property unless  the Corporate II property has previously been released), so long as, among other things, (i) there is no continuance of an event of default, (ii) the DSCR for the remaining properties will not be less than the greater of (a) the DSCR immediately preceding such sale and (b) 1.59x, (iii) the LTV for the remaining properties will not be more than 71.9% (which will be waived if the debt yield for the remaining properties is at least 11.5%), (iv) with respect to a release of only the Corporate II property, the debt yield for the remaining properties is no less than 9.62%, (v) payment of principal equal to the applicable release amount and the payment of any applicable prepayment fee and (vi) following the release, LTV meets REMIC guidelines.
(2)   Cash management will be triggered (i) during the continuance of an event of default or (ii) if the DSCR falls below 1.15x on the last day of any calendar quarter until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)   The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(4)   The replacement reserve is subject to a cap of $119,709.
(5)   The TI/LC reserve is subject to a cap of $700,000.
(6)   The “As Stabilized” Cut-off Date LTV is 69.4% and is based on the Corporate Atrium property achieving a stabilized occupancy of 90.0% and the Corporate II property achieving a stabilized occupancy of 85.0%.
(7)   The 2011 NOI and 2011 Occupancy dropped after three tenants totaling 17,776 square feet vacated the Corporate II property in 2010 and 2011.

Cut-off Date Balance / Sq. Ft.:	$84
Balloon Balance / Sq. Ft.:	$77
Cut-off Date LTV(6):	71.8%
Balloon LTV:	65.8%
Underwritten NOI DSCR:	1.90x
Underwritten NCF DSCR:	1.68x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	10.2%
Underwritten NOI Debt Yield at Balloon:	12.6%
Underwritten NCF Debt Yield at Balloon:	11.2%

TRANSACTION HIGHLIGHTS
■
Tenancy.  The portfolio consists of four suburban office buildings located in Baton Rouge, Louisiana. As of October 1, 2013, the portfolio is 82.1% occupied by approximately 41 tenants. The top three tenants are University of Phoenix (28,411 sq. ft., 11.9% of NRA, 17.8% of underwritten base rent), New York Life (16,567 sq. ft., 6.9% of NRA, 8.6% of underwritten base rent) and Trace Security (12,737 sq. ft., 5.3% of NRA, 6.6% of underwritten base rent). Since 2009, there have been 33 leases signed totaling 138,097 square feet with an average rent of $19.15 PSF.

■
Location.  All of the properties are located in the Greater Baton Rouge South submarket which is the largest submarket in Baton Rouge with 876 buildings totaling approximately 8.9 million square feet, and an overall average vacancy of 11.5%. Each property has access to Interstate Highway 10, which provides access to downtown Baton Rouge, New Orleans and the New Orleans International Airport.

■
Sponsor Investments. The sponsor purchased the properties for approximately $27.8 million ($116 PSF). The sponsor, Perry M. Waughtal, is a partner of Songy Partners Limited and was previously the CFO and Vice Chairman of Development and Operations of Gerald Hines Interests Limited Partnership for over 30 years. In 2000, he joined Kinder-Morgan Energy Partners and has served as the Director of Kinder Morgan Management, LLC since 2001. Songy HighRoads, LLC was formed in 1992 and specializes in the acquisition and development of office, hospitality and mixed-use projects in the southeastern United States. Since 1992, Songy HighRoads, LLC has acquired or developed more than 5.0 million square feet of space through its projects.

Decatur & Huntsville Alabama	Collateral Asset Summary – Loan No. 15 Yedla Hospitality Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,240,000 67.3% 1.34x 11.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of three properties
Loan Purpose:	Refinance		Property Type:	Limited Service Hospitality
Sponsor:	Babu Kakani; Mohana Velagapudi;		Collateral:	Fee Simple
	Koteswara Rao Yedla; Venkata		Location:	Decatur & Huntsville, AL
	Kantamneni		Year Built / Renovated:	1998, 2001 / 2013
Borrower:	Beltline Properties III, LLC; Enterprise		Total Rooms:	293
	Lodging Company, L.L.C.; Huntsville		Property Management:	Yedla Management Company, Inc.
	Hotel Company II, LLC		Underwritten NOI:	$2,077,773
Original Balance:	$18,240,000		Underwritten NCF:	$1,834,897
Cut-off Date Balance:	$18,240,000		“As-Is” Appraised Value:	$27,100,000
% by Initial UPB:	1.6%		“As-Is” Appraisal Date:	August 6, 2013
Interest Rate:	5.6670%		“As Stabilized” Appraised Value(5):	$33,000,000
Payment Date:	6th of each month		“As Stabilized” Appraisal Date(5):	August 2015 & August 2016
First Payment Date:	January 6, 2014
Maturity Date:	December 6, 2023		Historical NOI(6)
Amortization:	300 months		Most Recent NOI:	$2,094,924 (T-12 September 30, 2013)
Additional Debt:	None		2012 NOI:	$2,406,767 (December 31, 2012)
Call Protection(1):	L(24), D(93), O(3)		2011 NOI:	$2,574,731 (December 31, 2011)
Lockbox / Cash Management(2):	Hard / Springing		2010 NOI:	NAV

Reserves			Historical Occupancy(6)
	Initial	Monthly	Most Recent Occupancy:	58.9% (T-12 September 30, 2013)
Taxes:	$35,000	$11,667	2012 Occupancy:	62.5% (December 31, 2012)
Insurance:	$35,156	$5,022	2011 Occupancy:	68.7% (December 31, 2011)
FF&E:	$0	1/12 of 4.0% of prior	2010 Occupancy:	NAV
		year’s gross income
(1)   On any date after the lockout period ends, the borrower may obtain the release of an individual property with partial defeasance in an amount equal to the greater of (a) 125.0% of the allocated loan amount and (b) 100.0% of the net sales proceeds, provided, among other things, (i) the LTV immediately following the release is no greater than 67.0%, (ii) the NOI DSCR following the release is equal to or greater than 1.50x and (iii) the NCF debt yield following the release is equal to or greater than 12.0%.
(2)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager, (iii) commencement of a Franchise Agreement Trigger Period or (iv) failure by the borrower to maintain a DSCR of at least 1.25x for two consecutive calendar quarters for all properties as a whole. A “Franchise Agreement Trigger Period” will commence one year prior to the expiration of each franchise agreement, resulting in (i) February 15, 2020 with respect to the Marriott Courtyard Decatur property, (ii) December 31, 2023 with respect to the Hampton Inn Decatur property and (iii) August 11, 2016 with respect to the Hampton Inn Huntsville property.
(3)   Funds in the earnout reserve may be released to the borrower on or before January 6, 2017 if, among other things, (i) the NOI DSCR is at least 1.50x, (ii) the NCF debt yield is at least 11.5% and (iii) all PIP work is completed. In the event the conditions above are not satisfied, the borrower is required to use the earnout escrow amount to prepay $1,240,000 of the principal balance of the mortgage loan, together with the applicable yield maintenance premium.
(4)   Based on the “As-Is” Appraised Value.
(5)   The “As Stabilized” Appraised Value assumes, among other things, the completion of ongoing PIPs, resulting in a stabilized occupancy. The Cut-off Date LTV and Balloon LTV calculations based on the “As Stabilized” Appraised Value are 55.3% and 42.3%, respectively.
(6)   The decrease in Historical NOI and Historical Occupancy is primarily due to the commencement of PIPs in 2012 and 2013 at all three properties, resulting in a disruption in operations and offline rooms. Adjusted occupancy based on online rooms during the renovations for the Hampton Inn Decatur, Marriott Courtyard Decatur, and Hampton Inn Huntsville are approximately 76.0%, 70.7% and 66.7%, respectively.

PIP:	$1,945,000	NAP
Earnout(3):	$1,240,000	NAP

Financial Information
Cut-off Date Balance / Room:		$62,253
Balloon Balance / Room:		$47,656
Cut-off Date LTV(4)(5):		67.3%
Balloon LTV(4)(5):		51.5%
Underwritten NOI DSCR:		1.52x
Underwritten NCF DSCR:		1.34x
Underwritten NOI Debt Yield:		11.4%
Underwritten NCF Debt Yield:		10.1%
Underwritten NOI Debt Yield at Balloon:		14.9%
Underwritten NCF Debt Yield at Balloon:		13.1%

TRANSACTION HIGHLIGHTS
■
Properties.  The Yedla Hospitality Portfolio consists of three limited service lodging properties, totaling 293 guestrooms, located in northern Alabama. Hampton Inn Decatur and Marriott Courtyard Decatur are located in Decatur, Alabama, where General Electric, United Launch Alliance and the 3M Company, among others, have operations. Hampton Inn Huntsville is located in Huntsville, Alabama, home to NASA’s Marshall Space Flight Center and Cummings Research Park, the second largest R&D park in the United States.

■
Recently Renovated. Each of the properties were developed by the sponsors and either recently completed or are currently undergoing PIP renovations, totaling approximately $5.1 million ($17,293 per key). The sponsors developed each of the properties for a total cost basis, including the PIP renovations, of approximately $23.8 million ($81,109 per key). Renovations include remodeling of guestrooms, lobbies, common areas and kitchens.

■
Management. Yedla Management Company, Inc. (“YMC”) has over 25 years of experience managing hotel franchises, including Starwood, Marriott and Hilton. YMC’s current portfolio consists of nine hotels located in Alabama and central Florida.

■
Performance. As of the trailing 12 month period ending September 2013, the Marriott Courtyard Decatur outperformed its competitive set in terms of occupancy, ADR and RevPAR with penetration rates of 117.8%, 136.8% and 161.1%, respectively. Over the same period, the Hampton Inn Decatur outperformed its competitive set in terms of ADR and RevPAR with penetration rates of 136.4% and 115.7%, respectively. Although the Hampton Inn Huntsville was undergoing a PIP renovation during the same period, the property achieved ADR and RevPAR penetration rates of 106.4% and 97.0%, respectively.

215 Shuman Boulevard Naperville, IL 60563	Collateral Asset Summary – Loan No. 16 Park Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,000,000 75.0% 1.76x 12.1%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Suburban Office
Sponsor:	Gimmel Investment Properties, LLLP		Collateral:	Fee Simple
Borrower:	BRI 1858 Park Plaza, LLC		Location:	Naperville, IL
Original Balance:	$18,000,000		Year Built / Renovated:	1982 / 2001, 2008
Cut-off Date Balance:	$18,000,000		Total Sq. Ft.:	210,774
% by Initial UPB:	1.6%		Property Management:	Beacon Real Estate Services, LLC
Interest Rate:	4.7500%		Underwritten NOI:	$2,172,929
Payment Date:	6th of each month		Underwritten NCF:	$1,978,550
First Payment Date:	December 6, 2013		Appraised Value:	$24,000,000
Maturity Date:	November 6, 2023		Appraisal Date:	October 14, 2013
Amortization:	Interest Only for first 48 months; 360
	months thereafter		Historical NOI
Additional Debt(1):	Future Mezzanine Debt Permitted		Most Recent NOI:	$2,337,791 (T-8 August 31, 2013 Ann.)
Call Protection:	L(25), D(91), O(4)		2012 NOI:	$2,350,184 (December 31, 2012)
Lockbox / Cash Management(2):	Hard / Springing		2011 NOI:	$2,201,647 (December 31, 2011)
			2010 NOI:	$2,449,789 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$98,125	$32,708	Current Occupancy(7):	93.8% (October 2, 2013)
Insurance(3):	$0	Springing	2012 Occupancy:	89.5% (December 31, 2012)
Replacement:	$0	$3,513	2011 Occupancy:	93.0% (December 31, 2011)
TI/LC(4):	$0	Springing	2010 Occupancy:	87.6% (December 31, 2010)
Free Rent Reserve:	$29,157	NAP
(1)   Mezzanine debt is permitted in connection with the sale of the property provided, among other things, (i) the combined LTV ratio does not exceed 75.0%, (ii) the total debt does not exceed 75.0% of the purchase price paid and (iii) the combined 30-year amortizing DSCR is at least 1.40x.
(2)   Cash management will be triggered upon (i) any event of default, (ii) any bankruptcy action or insolvency of borrower, guarantor or property manager, (iii) failure by the borrower to maintain a DSCR of at least 1.15x for two consecutive quarters or (iv) the occurrence of a Traveler’s Trigger Event (as defined below).
(3)   If an acceptable blanket insurance policy is no longer in place, the borrower will be required to deposit 1/12 of the estimated annual insurance premiums into the insurance reserve monthly.
(4)   Commencing on January 6, 2015, the borrower will deposit $30,738 monthly into the TI/LC reserve. An additional $22,647 will be deposited monthly between June 6, 2017 and December 6, 2017, subject to a cap of $1,250,000.
(5)   Excess Cash will be swept into the Traveler’s Reserve upon a “Traveler’s Trigger Event”. A Traveler’s Trigger Event will commence upon (i) bankruptcy action by Traveler’s (ii) if on the date that is 12 months prior to the Traveler’s lease expiration, Traveler’s has not renewed its lease or been replaced with a tenant or tenants that satisfy acceptable lease terms and (iii) Traveler’s giving written notice of its intent to terminate.
(6)   Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.51x and 2.28x, respectively.
(7)   A tenant at the Park Plaza property which occupies 18,516 sq. ft. (8.8% of NRA) has exercised its option to terminate its lease effective 8/31/2014 resulting in an effective occupancy of 85.0%. This tenant was excluded from UW NCF. The appraiser concluded a stabilized occupancy of 90.0% at the Park Plaza property.

Traveler’s Reserve(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$85
Balloon Balance / Sq. Ft.:	$77
Cut-off Date LTV:	75.0%
Balloon LTV:	67.5%
Underwritten NOI DSCR(6):	1.93x
Underwritten NCF DSCR(6):	1.76x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	13.4%
Underwritten NCF Debt Yield at Balloon:	12.2%

TRANSACTION HIGHLIGHTS
■
Sponsorship. The sponsor, Gimmel Investment Properties, LLLP, is an affiliate of Beacon Investment Properties, LLC (“Beacon”). Beacon is a real estate investment and property development group based in Hallandale Beach, Florida. Beacon was established in 2003 and currently manages approximately 7.0 million sq. ft. of commercial property.

■
Credit Tenancy. Traveler’s Indemnity Company (“Traveler’s”, 57.8% of NRA; rated A/A2/A by Fitch/Moody’s/S&P), the largest tenant at the Park Plaza property, has been in occupancy since 1983. In 2012, Traveler’s extended its lease and upgraded its space with over $2.0 million of renovations including new carpeting and workstations.

■	Sponsor Equity. The sponsor acquired the property for a total cost of $24.0 million with approximately $6.0 million ($28.47 PSF) of cash equity remaining.
■	Amenities. The Park Plaza property offers underground executive parking, a cafeteria and a fitness center.
■
Location. The Park Plaza property is located in Naperville, Illinois, approximately 30 miles west of downtown Chicago and ten miles west of O’Hare International Airport. The Park Plaza property is located in the Chicago Metropolitan office market, which is the third largest in the country. Within a three-mile radius of the Park Plaza property, the population is approximately 70,000 people, with a median household income of approximately $80,000.

10881 Richmond Drive Houston, TX 77042	Collateral Asset Summary – Loan No. 17 El Gran Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,835,000 74.2% 1.62x 10.9%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Garden Multifamily
Sponsor(1):	Michael E. Novelli; Ken Lawrence;		Collateral:	Fee Simple
	Moriah Houston, LLC		Location:	Houston, TX
Borrower:	AM Walnut Bend, LLC		Year Built / Renovated:	1979 / 2011-2013
Original Balance:	$17,835,000		Total Units:	556
Cut-off Date Balance:	$17,835,000		Property Management:	Ascension Commercial Real Estate, L.P.
% by Initial UPB:	1.6%		Underwritten NOI:	$1,945,246
Interest Rate:	4.7600%		Underwritten NCF:	$1,806,246
Payment Date:	6th of each month		Appraised Value:	$24,050,000
First Payment Date:	December 6, 2013		Appraisal Date:	October 8, 2013
Maturity Date:	November 6, 2023
Amortization:	Interest only for first 24 months; 360		Historical NOI
	months thereafter		Most Recent NOI:	$1,639,921 (T-12 October 31, 2013)
Additional Debt(2):	Future Mezzanine Debt Permitted		2012 NOI(6):	$814,422 (December 31, 2012)
Call Protection:	L(25), D(91), O(4)		2011 NOI(7):	$1,005,377 (T-5 December 31, 2011 Ann.)
Lockbox / Cash Management(3):	Soft / Springing		2010 NOI:	NAV

Reserves			Historical Occupancy
	Initial	Monthly	Current Occupancy:	92.8% (October 24, 2013)
Taxes:	$156,174	$27,571	2012 Occupancy:	84.8% (December 31, 2012)
Insurance(4):	$0	Springing	2011 Occupancy:	74.6% (December 31, 2011)
Replacement:	$0	$11,583	2010 Occupancy:	NAV
Required Repairs:	$42,240	NAP
(1)   The sponsors are also the sponsors under the mortgage loan identified on Annex A-1 as El Sol del Prado, which has a cut-off date balance of $12,386,000.
(2)   Future mezzanine debt is permitted to be obtained by an affiliate of the mortgage borrower provided, among other things, that (i) the combined LTV is not greater than 75.0%, (ii) the combined DSCR is not less than 1.25x and (iii) the combined debt yield is not less than 8.5%.
(3)   Cash management will be triggered (i) during the continuance of an event of default or (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.15x for two consecutive calendar quarters.
(4)   The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(5)   Based on amortizing debt service payments. Based on current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.26x and 2.10x, respectively.
(6)   2012 NOI includes higher operating expenses over 2011 due to the extensive renovation project.
(7)   The sponsor acquired the El Gran Sol property in July 2011. The 2011 NOI is based on August 2011 through December 2011 figures annualized.

Financial Information
Cut-off Date Balance / Unit:		$32,077
Balloon Balance / Unit:		$27,585
Cut-off Date LTV:		74.2%
Balloon LTV:		63.8%
Underwritten NOI DSCR(5):		1.74x
Underwritten NCF DSCR(5):		1.62x
Underwritten NOI Debt Yield:		10.9%
Underwritten NCF Debt Yield:		10.1%
Underwritten NOI Debt Yield at Balloon:		12.7%
Underwritten NCF Debt Yield at Balloon:		11.8%

TRANSACTION HIGHLIGHTS
■
Amenities and Improvements. The El Gran Sol property is located approximately 10 miles west of the Houston central business district, and consists of a 556 unit, Class B garden apartment community with 31 two-story and two single-story buildings.  Amenities include four swimming pools, a fitness area, five laundry rooms, a clubhouse, carports and controlled access entry. There are approximately 1,120 parking spaces for a parking ratio of 2.01 spaces per unit.

■
Renovations. The sponsors acquired the El Gran Sol property in July 2011 as part of a fifteen property portfolio, and have invested approximately $3.0 million ($5,387 per unit) in capital improvements since acquisition. Major improvements include foundation repairs, roofing repairs, replacement of boiler components, parking area repairs, plumbing and landscape upgrades, and interior upgrades. Unit interior upgrades include replacement of the carpet, tile and kitchen appliances, carpentry refinishing, and installation of faux wood floors. At the time of acquisition, the El Gran Sol property had an occupancy rate of 75.6%. As of the October 24, 2013 rent roll the El Gran Sol property had an occupancy rate of 92.8%.

■
Market Location. The Houston MSA had a July 2013 unemployment rate of 6.2%, with major employers including ExxonMobil, BP America, ConocoPhillips, Cabot Oil & Gas and Global Santa Fe. The El Gran Sol property is located in the Westchase submarket (the “Submarket”). Primary access to the Submarket is provided by the Sam Houston Parkway/Beltway 8, the Westpark Toll Road and Westheimer Road, among others. The Submarket has an existing inventory of 14,092 units with a total of 761 units constructed since January 2008. Average submarket occupancy as of October 2013 was 94.3%, up from 91.0% at year-end 2012. Within a three-mile radius of the El Gran Sol property, the 2013 population is 211,115, with a median household income of $40,821.

■
Experienced Sponsorship. Ascension Commercial Real Estate, L.P. (“ACRE”) is a turnaround specialty and property management company focused on multifamily properties. With over 100 years of combined experience in commercial real estate, the principals have knowledge and experience in various facets of the industry, including over 40 real estate partnerships. ACRE has renovated properties totaling over 5,000 units in the past four years and currently has over 9,000 units under ownership/management.

1020-1084 North Delaware Avenue Philadelphia, PA 19125	Collateral Asset Summary – Loan No. 18 1020-1084 N Delaware Ave	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,300,000 71.2% 1.37x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Michael Samschick		Collateral:	Fee Simple
Borrower:	1080 Delaware Ave Associates, L.P.		Location:	Philadelphia, PA
Original Balance:	$17,300,000		Year Built / Renovated:	1920 / 2010
Cut-off Date Balance:	$17,300,000		Total Sq. Ft.:	132,559
% by Initial UPB:	1.6%		Property Management:	Core Realty, Inc.
Interest Rate:	5.1300%		Underwritten NOI:	$1,715,608
Payment Date:	6th of each month		Underwritten NCF:	$1,548,488
First Payment Date:	January 6, 2014		Appraised Value:	$24,300,000
Maturity Date:	December 6, 2023		Appraisal Date:	September 26, 2013
Amortization:	360 months
Additional Debt:	None		Historical NOI(4)
Call Protection:	L(24), D(93), O(3)		Most Recent NOI:	$1,271,426 (T-12 September 30, 2013)
Lockbox / Cash Management(1):	Hard / Springing		2012 NOI:	$503,767 (December 31, 2012)
			2011 NOI:	$323,664 (December 31, 2011)
Reserves			2010 NOI:	$346,656 (December 31, 2010)
	Initial	Monthly
Taxes:	$145,292	$14,529	Historical Occupancy(4)
Insurance:	$10,384	$3,461	Current Occupancy:	94.8% (October 15, 2013)
Required Repairs:	$114,094	NAP	2012 Occupancy:	45.0% (December 31, 2012)
Replacement:	$0	$2,872	2011 Occupancy:	45.0% (December 31, 2011)
TI/LC(2):	$150,000	$11,047	2010 Occupancy:	39.0% (December 31, 2010)
Tenant Obligations(3):	$1,753,052	NAP
(1)   Cash management and an excess cash flow sweep will be triggered upon (i) any event of default, (ii) any bankruptcy action of borrower or guarantor, (iii) failure by borrower to maintain a DSCR of at least 1.15x for two consecutive quarters or (iv) the 7-Eleven tenant is not in occupancy, open for business and paying full unabated rent by May 1, 2014.
(2)   Monthly TI/LC collections subject to a cap of $300,000.
(3)   Includes $340,840 of outstanding tenant improvements, $1,250,000 for rent related to the three tenants that have signed leases but not yet taken occupancy and $162,212 of abated rent for recently executed leases.
(4)   The sponsor acquired the property in July 2008 when it was approximately 20.0% occupied. Subsequent to the acquisition the sponsor invested $11.3 million over a five-year period, resulting in lease up to a current occupancy of 94.8%.
(5)   The increase from 2012 Occupancy to Current Occupancy and 2012 NOI to Most Recent NOI is primarily the result of four newly executed leases totaling 53,679 sq. ft. (40.5% of total sq. ft.) and $950,670 (39.2% of U/W base rent).

Financial Information
Cut-off Date Balance / Sq. Ft.:	$131
Balloon Balance / Sq. Ft.:	$108
Cut-off Date LTV:	71.2%
Balloon LTV:	58.8%
Underwritten NOI DSCR:	1.52x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	9.0%
Underwritten NOI Debt Yield at Balloon:	12.0%
Underwritten NCF Debt Yield at Balloon:	10.8%

TRANSACTION HIGHLIGHTS
■
Property. The property consists of five interconnecting loft style office buildings spanning 132,559 sq. ft., with 163 parking spaces, located in Philadelphia, Pennsylvania.  The sponsor acquired the property in July 2008 and subsequently renovated and repositioned the property for $11.3 million ($85.37 PSF).

■
Tenancy.  The property is currently 94.8% occupied by 14 office tenants and three retail tenants.  Children’s Crisis Treatment Center (“CCTC”), which occupies 32.9% of NRA and represents 31.5% of U/W base rent, executed a 15-year lease in December 2012 and has invested approximately $2.0 million in the build out of its space in order to consolidate operations from three locations around Philadelphia.

■
Experienced Sponsorship. Michael Samschick has been an active real estate developer in Philadelphia for over 30 years. The sponsor has a total cost basis of approximately $22.6 million, resulting in remaining cash equity of approximately $5.3 million. The sponsor is in the process of redeveloping over seven blocks of real estate along the Delaware River Waterfront into an urban entertainment district for an estimated cost of approximately $600.0 million.

■
Market.  The 1020-1084 N Delaware Ave property is located on Delaware Avenue in the Riverfront district within the Northeast Philadelphia office submarket. As of 2Q 2013, the Northeast Philadelphia office submarket reported a 12.1% vacancy rate, an improvement over the four-year high of 14.7% in 4Q 2009.

200-268 South Randall Road Elgin, IL 60123	Collateral Asset Summary – Loan No. 19 Otter Creek Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$16,962,821 73.8% 1.41x 10.3%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Anchored Retail
Sponsor:	Stelios Aktipis; Samuel J. Girgis			Collateral:	Fee Simple
Borrower:	Otter Creek Shopping Center LLC			Location:	Elgin, IL
Original Balance:	$17,000,000			Year Built / Renovated:	1988 / 1992
Cut-off Date Balance:	$16,962,821			Total Sq. Ft.:	238,835
% by Initial UPB:	1.5%			Property Management:	Accretion, L.L.C.
Interest Rate:	5.1750%			Underwritten NOI:	$1,742,683
Payment Date:	6th of each month			Underwritten NCF:	$1,578,626
First Payment Date:	November 6, 2013			“As-is” Appraised Value:	$23,000,000
Maturity Date:	October 6, 2023			“As-is” Appraisal Date:	August 28, 2013
Amortization:	360 months			“As Stabilized” Appraised Value(3):	$24,500,000
Additional Debt:	None			“As Stabilized” Appraisal Date(3):	September 1, 2014
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place			Historical NOI
				Most Recent NOI:	$1,430,719 (T-12 August 31, 2013)
Reserves				2012 NOI:	$1,389,614 (December 31, 2012)
	Initial		Monthly	2011 NOI:	$1,368,383 (December 31, 2011)
Taxes:	$54,099		$27,050	2010 NOI:	$1,212,139 (December 31, 2010)
Insurance:	$28,759		$2,876
Replacement:	$0		$3,981	Historical Occupancy
TI/LC(1):	$0		$10,947	Current Occupancy:	89.3% (September 26, 2013)
Required Repairs:	$10,640		NAP	2012 Occupancy:	89.0% (December 31, 2012)
Lease Sweep Reserve(2):	$0		Springing	2011 Occupancy:	84.0% (December 31, 2011)
				2010 Occupancy:	86.0% (December 31, 2010)
Financial Information
(1)   The TI/LC reserve is subject to a reserve cap of $400,000.
(2)   The borrower is required to deposit all excess cash into a Lease Sweep Reserve during a Lease Sweep Period. A “Lease Sweep Period” will occur upon the date Burlington Coat Factory, Hobby Lobby or any replacement tenant to either such tenant (i) is required to give notice of its exercise of a renewal option, (ii) exercises its right to terminate its lease, (iii) gives notice of its intent to surrender, cancel or terminate its lease, (iv) goes dark or (v) is insolvent.
(3)   The “As Stabilized” LTV is 69.2% and is based on the property achieving a stabilized occupancy of 95.0%.

Cut-off Date Balance / Sq. Ft.:		$71
Balloon Balance / Sq. Ft.:		$59
Cut-off Date LTV(3):		73.8%
Balloon LTV:		61.1%
Underwritten NOI DSCR:		1.56x
Underwritten NCF DSCR:		1.41x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		9.3%
Underwritten NOI Debt Yield at Balloon:		12.4%
Underwritten NCF Debt Yield at Balloon:		11.2%

TRANSACTION HIGHLIGHTS
■
Tenancy.  The property is a single-story, multi-tenant shopping center totaling 238,835 square feet, constructed in 1988 and renovated in 1992. As of the September 26, 2013 rent roll, the property was 89.3% occupied by 20 tenants and is anchored by Burlington Coat Factory and Hobby Lobby with two junior anchors, Big Lots and Office Max. Since April 2012, 18 tenants totaling 210,664 square feet (88.2% of total square feet) have either signed new leases, renewed their spaces, or declined termination options. Big Lots moved to the property in November 2012, with the sponsor investing $842,490 ($30 PSF) to build out the space.  Office Max has been at the property since it was developed in 1998, and exercised a five-year extension option that began in November 2013. In addition, there are 1,222 parking spaces for a parking ratio of 5.12 spaces per 1,000 square feet.

■
Location.  The property is located along South Randall Road, a primary thoroughfare in the market, and is shadow anchored by Target. Access to Interstate 90 is located approximately three miles north of the property.  The 2013 population within a five mile radius of the property is 152,315 with a median household income of $82,669. The primary competitive properties within the submarket consist of four shopping centers totaling 709,221 square feet with an average occupancy of 97.2%. Additionally, the appraiser concluded the actual rent for the Otter Creek Shopping Center property to be 5.2% below market.

■
Sponsor Investments. The sponsor purchased the property in 2007 for $22.8 million ($95.46 PSF) and has invested an additional $4.8 million into the property since acquisition. These investments include tenant improvements of approximately $3.2 million, leasing commissions of approximately $0.5 million, and capital improvements of approximately $1.2 million. At acquisition, the anchor space was vacant and the sponsor re-tenanted this space with Burlington Coat Factory and Big Lots.

3665 Rio Road Carmel, CA 93923	Collateral Asset Summary – Loan No. 20 Carmel Mission Inn	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,483,492 58.4% 1.68x 13.1%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Full Service Hospitality
Sponsor:	Craig Stevenson; Jimmy Kwong;		Collateral(4):	Leasehold
	Paul P. Lee		Location:	Carmel, CA
Borrower:	MI Carmel Holdings, LLC		Year Built / Renovated:	1968 / 2008
Original Balance:	$14,500,000		Total Rooms:	165
Cut-off Date Balance:	$14,483,492		Property Management:	Waterford Hotels and Inns, LLC
% by Initial UPB:	1.3%		Underwritten NOI:	$1,903,532
Interest Rate:	5.2900%		Underwritten NCF:	$1,625,835
Payment Date:	6th of each month		Appraised Value:	$24,800,000
First Payment Date:	December 6, 2013		Appraisal Date:	September 26, 2013
Maturity Date:	November 6, 2018
Amortization:	360 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,106,023 (T-12 August 31, 2013)
Call Protection:	L(25), D(31), O(4)		2012 NOI:	$1,856,007 (December 31, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2011 NOI:	$1,508,538 (December 31, 2011)
			2010 NOI:	$1,430,054 (December 31, 2010)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$47,500	$23,750	Current Occupancy:	67.3% (August 31, 2013)
Insurance:	$11,785	$11,785	2012 Occupancy:	65.3% (December 31, 2012)
FF&E:	$0	4.0% of prior month’s	2011 Occupancy:	63.6% (December 31, 2011)
		gross revenues	2010 Occupancy:	62.2% (December 31, 2010)
Property Renovation:	$1,200,000	NAP
(1)   Cash management will begin during a Trigger Period. A “Trigger Period” will occur (i) during the continuance of an event of default or (ii) if the DSCR falls below 1.20x on the last day of any calendar quarter until such time that the DSCR is at least 1.25x for two consecutive calendar quarters.
(2)   The borrower shall make monthly deposits into the seasonality reserve equal to the lesser of $75,000 or remaining gross revenue after payment of debt service, required reserve funds and operating expenses, subject to a seasonality reserve cap of $400,000.
(3)   During a Trigger Period, the borrower is required to make monthly deposits into the ground rent reserve equal to the ground rent payable for the current month.
(4)   The collateral for the mortgage loan is encumbered by a ground lease which will expire October 31, 2073 with no options to renew.

Seasonality(2):	$400,000	Lesser of $75,000 or
		excess cash
Ground Rent(3):	$50,000	Springing

Financial Information
Cut-off Date Balance / Room:		$87,779
Balloon Balance / Room:		$81,392
Cut-off Date LTV:		58.4%
Balloon LTV:		54.2%
Underwritten NOI DSCR:		1.97x
Underwritten NCF DSCR:		1.68x
Underwritten NOI Debt Yield:		13.1%
Underwritten NCF Debt Yield:		11.2%
Underwritten NOI Debt Yield at Balloon:		14.2%
Underwritten NCF Debt Yield at Balloon:		12.1%

TRANSACTION HIGHLIGHTS
■
Location. The Carmel Mission Inn property is located in Carmel, California, which is located on Monterey Bay along the Pacific coast in Central California. Tourism in the Monterey area is a $2 billion industry that attracts an estimated four million visitors a year. The area has over 25 golf courses, the Monterey Bay National Marine Sanctuary, the Monterey Jazz Festival, the Steinbeck Center and the Monterey Peninsula which includes Big Sur, State Highway 1 and the 17-Mile Drive. Carmel, California is rated a top ten destination in the United States by Conde Naste Traveler. In addition, a moratorium was passed in early 2011 restricting new or expanding water connections in Monterey County. Any new commercial lodging product is subject to community approval.

■
Hotel Amenities. The Carmel Mission Inn property was built in 1968 and consists of a 165-room full service hotel with 4,670 square feet of meeting space, a food and beverage outlet, swimming pool and fitness room. In addition, there are 163 parking spaces for a ratio of 0.99 spaces per room. The sponsor purchased the Carmel Mission Inn property for $20.25 million and is planning a $1.5 million capital renovation, including improvements to guestrooms, the exterior and landscaping. A reserve was established at closing with an upfront deposit of $1.2 million to be used on the planned renovations.

■	Performance. As of the trailing 12-month period ending August 31, 2013, the Carmel Mission Inn property had occupancy, ADR and RevPAR of 67.3%, $147.31 and $100.71, respectively.
■
Preferred Equity. The ownership structure includes $2.1 million of preferred limited partner investors, which represent 25.0% of the total equity. The preferred limited partner investors receive a non-compounded 10.0% preferred return from available cash flow after payments due to the lender. In the event of a capital transaction, preferred limited partner investors receive accrued and unpaid preferred returns plus a bonus return. After the preferred return and bonus return have been paid, preferred limited partner investors then receive a distribution of cash attributable to the capital transaction in proportion and to the extent of their respective invested capital. The preferred limited partner investors do not have enforcement rights or the ability for a change of control.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2013-CCRE13 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.  Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.  Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants.  Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants.  Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)           from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

(b)           from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(c)           from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(d)           from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

   (i)       if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)    stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)    certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

 (1)      certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

 (2)      providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)   if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

 (1)      stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

 (2)      certifying that the nonqualified intermediary is not acting for its own account,

 (3)      certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

 (4)      providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(e)           from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	86%	86%	86%	86%	86%
December 2015	70%	70%	70%	70%	70%
December 2016	49%	49%	49%	49%	49%
December 2017	25%	25%	25%	25%	25%
December 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.80	2.79	2.79	2.79	2.79

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.89	4.88	4.86	4.67

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	82%	82%	82%	82%	82%
December 2020	62%	62%	62%	62%	62%
December 2021	41%	41%	41%	41%	41%
December 2022	19%	19%	19%	19%	19%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.54	7.54	7.54	7.54	7.54

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.87	9.83	9.77	9.70	9.60

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.88	9.64

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.90	9.89	9.89	9.67

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.92	9.72

Percentages of the Initial Certificate Balance
of the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.94	9.94	9.93	9.92	9.70

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR
Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial	100%	100%	100%	100%	100%
December 2014	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.74

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.0000%	1.6199%	1.6213%	1.6213%	1.6213%	1.6213%
99.2500%	1.5271%	1.5281%	1.5281%	1.5281%	1.5281%
99.5000%	1.4347%	1.4353%	1.4353%	1.4353%	1.4353%
99.7500%	1.3426%	1.3429%	1.3429%	1.3429%	1.3429%
100.0000%	1.2508%	1.2507%	1.2507%	1.2507%	1.2507%
100.2500%	1.1593%	1.1589%	1.1589%	1.1589%	1.1589%
100.5000%	1.0682%	1.0674%	1.0674%	1.0674%	1.0674%
100.7500%	0.9774%	0.9763%	0.9763%	0.9763%	0.9763%
101.0000%	0.8869%	0.8855%	0.8854%	0.8854%	0.8854%
Weighted Average Life (years)	2.80	2.79	2.79	2.79	2.79

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.0000%	2.6014%	2.6008%	2.5996%	2.5977%	2.5807%
102.2500%	2.5471%	2.5464%	2.5451%	2.5430%	2.5239%
102.5000%	2.4930%	2.4922%	2.4907%	2.4884%	2.4673%
102.7500%	2.4390%	2.4381%	2.4365%	2.4340%	2.4109%
103.0000%	2.3852%	2.3842%	2.3825%	2.3797%	2.3546%
103.2500%	2.3315%	2.3305%	2.3286%	2.3256%	2.2985%
103.5000%	2.2779%	2.2769%	2.2748%	2.2716%	2.2426%
103.7500%	2.2246%	2.2234%	2.2212%	2.2178%	2.1867%
104.0000%	2.1713%	2.1701%	2.1678%	2.1642%	2.1311%
Weighted Average Life (years)	4.90	4.89	4.88	4.86	4.67

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.0000%	3.4139%	3.4139%	3.4139%	3.4139%	3.4138%
102.2500%	3.3761%	3.3761%	3.3761%	3.3761%	3.3759%
102.5000%	3.3384%	3.3384%	3.3384%	3.3384%	3.3382%
102.7500%	3.3009%	3.3009%	3.3009%	3.3009%	3.3006%
103.0000%	3.2634%	3.2634%	3.2634%	3.2634%	3.2631%
103.2500%	3.2260%	3.2260%	3.2260%	3.2260%	3.2258%
103.5000%	3.1888%	3.1888%	3.1888%	3.1888%	3.1885%
103.7500%	3.1516%	3.1516%	3.1516%	3.1516%	3.1513%
104.0000%	3.1146%	3.1146%	3.1146%	3.1146%	3.1143%
Weighted Average Life (years)	7.54	7.54	7.54	7.54	7.54

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
100.0000%	3.9481%	3.9480%	3.9480%	3.9479%	3.9478%
100.2500%	3.9171%	3.9169%	3.9167%	3.9164%	3.9160%
100.5000%	3.8861%	3.8859%	3.8855%	3.8851%	3.8844%
100.7500%	3.8553%	3.8549%	3.8544%	3.8538%	3.8528%
101.0000%	3.8246%	3.8241%	3.8234%	3.8226%	3.8214%
101.2500%	3.7939%	3.7933%	3.7925%	3.7915%	3.7900%
101.5000%	3.7634%	3.7626%	3.7617%	3.7605%	3.7587%
101.7500%	3.7329%	3.7321%	3.7310%	3.7296%	3.7275%
102.0000%	3.7025%	3.7016%	3.7003%	3.6988%	3.6964%
Weighted Average Life (years)	9.87	9.83	9.77	9.70	9.60

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.0000%	3.9691%	3.9691%	3.9691%	3.9689%	3.9636%
102.2500%	3.9385%	3.9385%	3.9385%	3.9382%	3.9323%
102.5000%	3.9079%	3.9079%	3.9079%	3.9076%	3.9011%
102.7500%	3.8774%	3.8774%	3.8774%	3.8771%	3.8700%
103.0000%	3.8470%	3.8470%	3.8470%	3.8467%	3.8390%
103.2500%	3.8167%	3.8167%	3.8167%	3.8164%	3.8080%
103.5000%	3.7865%	3.7865%	3.7865%	3.7861%	3.7772%
103.7500%	3.7564%	3.7564%	3.7564%	3.7560%	3.7464%
104.0000%	3.7264%	3.7264%	3.7264%	3.7259%	3.7158%
Weighted Average Life (years)	9.89	9.89	9.89	9.88	9.64

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
6.3500%	5.2300%	5.1928%	5.1487%	5.0867%	4.6620%
6.3625%	5.1776%	5.1403%	5.0961%	5.0341%	4.6089%
6.3750%	5.1252%	5.0879%	5.0437%	4.9816%	4.5561%
6.3875%	5.0731%	5.0357%	4.9914%	4.9293%	4.5034%
6.4000%	5.0211%	4.9837%	4.9394%	4.8771%	4.4508%
6.4125%	4.9693%	4.9318%	4.8874%	4.8251%	4.3985%
6.4250%	4.9176%	4.8801%	4.8357%	4.7733%	4.3463%
6.4375%	4.8661%	4.8286%	4.7841%	4.7217%	4.2942%
6.4500%	4.8148%	4.7772%	4.7327%	4.6702%	4.2424%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
102.0000%	4.2251%	4.2249%	4.2246%	4.2246%	4.2198%
102.2500%	4.1942%	4.1939%	4.1935%	4.1935%	4.1882%
102.5000%	4.1633%	4.1630%	4.1626%	4.1626%	4.1567%
102.7500%	4.1325%	4.1321%	4.1317%	4.1317%	4.1253%
103.0000%	4.1018%	4.1014%	4.1010%	4.1010%	4.0940%
103.2500%	4.0712%	4.0708%	4.0703%	4.0703%	4.0628%
103.5000%	4.0406%	4.0402%	4.0397%	4.0397%	4.0316%
103.7500%	4.0102%	4.0097%	4.0092%	4.0092%	4.0006%
104.0000%	3.9798%	3.9793%	3.9788%	3.9788%	3.9696%
Weighted Average Life (years)	9.91	9.90	9.89	9.89	9.67

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
101.5000%	4.7269%	4.7271%	4.7273%	4.7262%	4.7258%
101.7500%	4.6953%	4.6955%	4.6957%	4.6944%	4.6935%
102.0000%	4.6638%	4.6640%	4.6641%	4.6627%	4.6613%
102.2500%	4.6323%	4.6325%	4.6327%	4.6311%	4.6293%
102.5000%	4.6010%	4.6012%	4.6013%	4.5996%	4.5973%
102.7500%	4.5697%	4.5699%	4.5700%	4.5682%	4.5654%
103.0000%	4.5385%	4.5387%	4.5388%	4.5369%	4.5336%
103.2500%	4.5074%	4.5076%	4.5077%	4.5057%	4.5019%
103.5000%	4.4765%	4.4767%	4.4768%	4.4745%	4.4703%
Weighted Average Life (years)	9.97	9.97	9.97	9.92	9.72

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
99.0000%	4.8210%	4.8212%	4.8215%	4.8215%	4.8248%
99.2500%	4.7886%	4.7889%	4.7892%	4.7891%	4.7919%
99.5000%	4.7564%	4.7566%	4.7569%	4.7567%	4.7590%
99.7500%	4.7242%	4.7244%	4.7247%	4.7245%	4.7262%
100.0000%	4.6922%	4.6924%	4.6926%	4.6924%	4.6935%
100.2500%	4.6602%	4.6604%	4.6606%	4.6604%	4.6609%
100.5000%	4.6283%	4.6285%	4.6287%	4.6284%	4.6284%
100.7500%	4.5966%	4.5967%	4.5969%	4.5966%	4.5960%
101.0000%	4.5649%	4.5650%	4.5652%	4.5649%	4.5637%
Weighted Average Life (years)	9.94	9.94	9.93	9.92	9.70

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR
Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.5000%	5.3804%	5.3806%	5.3809%	5.3813%	5.3921%
96.7500%	5.3467%	5.3470%	5.3472%	5.3477%	5.3578%
97.0000%	5.3132%	5.3134%	5.3137%	5.3141%	5.3237%
97.2500%	5.2798%	5.2800%	5.2803%	5.2807%	5.2896%
97.5000%	5.2464%	5.2467%	5.2469%	5.2474%	5.2557%
97.7500%	5.2132%	5.2134%	5.2137%	5.2142%	5.2218%
98.0000%	5.1801%	5.1803%	5.1806%	5.1810%	5.1881%
98.2500%	5.1471%	5.1473%	5.1476%	5.1480%	5.1545%
98.5000%	5.1142%	5.1144%	5.1146%	5.1151%	5.1209%
Weighted Average Life (years)	9.97	9.97	9.97	9.97	9.74

ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this prospectus supplement. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this prospectus supplement or, if not defined in this prospectus supplement, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement.  Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions.  The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after December 3, 2013.

(5)
Lien; Valid Assignment.  Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust.  Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower.  Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G  (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below).  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens.  It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing).  Except as set forth in Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits.  There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings.  If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be.  Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above.  No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property.  Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments.  All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan.  As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits.  All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks.  The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance.  Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower  is required to maintain insurance  in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-”  by Standard & Poor’s Ratings Service in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related

Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee.  Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots.  Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access  via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments.  To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.  No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations.  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws.  The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust.  With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance.  To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage

Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits.  Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily and manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.  The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations.  The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii)  intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases.  The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls.  Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt in each case as set forth on Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Annex G or (iv) Permitted Encumbrances.  The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity.  Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)
Defeasance.  With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases.   For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or  modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii)  is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing.  The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting.  The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date.  To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower.  With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)
Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal.  The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date.  The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)
Advance of Funds by the Seller.  After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents).  Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	60 Hudson Street	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan, in the original principal amount of $155,000,000.
2	Saint Louis Galleria	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan, in the original principal amount of $95,000,000.
3	Kalahari Resort and Convention Center	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan evidenced by two promissory notes, each with a principal balance as of the cut-off date of $14,977,024.
4	175 West Jackson	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures two pari passu companion loans, in the aggregate original principal amount of $190,000,000.
20	Carmel Mission Inn	(5) Lien; Valid Assignment
The Mortgaged Property, which is comprised of the related Borrower’s leasehold interest under a ground lease, is subject to a right of first refusal maintained by the underlying fee owner – and ground lessor – of the Mortgaged Property.

5	Hilton Universal Studios	(5) Lien; Valid Assignment
One of the related borrowers owning the fee interest in the Mortgaged Property, received $7,000,000 in financing from the County of Los Angeles in connection with such borrower’s participation in a government program called Property Assessed Clean Energy program (“PACE”). Such financing was in the form of a taxable bond, secured by fixed annual assessments on the Mortgaged Property in the amount of approximately (i) $1,062,280 for the year 2015, and (ii) $660,750 for each year thereafter, which assessments are payable in conjunction with and in addition to the property tax bill.  The lien of the PACE financing is senior in priority to the lien of the related Mortgage Loan.

G-1-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
5	Hilton Universal Studios	(6) Permitted Liens; Title Insurance
One of the related borrowers owning the fee interest in the Mortgaged Property, received $7,000,000 in financing from the County of Los Angeles in connection with such borrower’s participation in a government program called Property Assessed Clean Energy program (“PACE”). Such financing was in the form of a taxable bond, secured by fixed annual assessments on the Mortgaged Property in the amount of approximately (i) $1,062,280 for the year 2015, and (ii) $660,750 for each year thereafter, which assessments are payable in conjunction with and in addition to the property tax bill.  The lien of the PACE financing is senior in priority to the lien of the related Mortgage Loan.

20	Carmel Mission Inn	(6) Permitted Liens; Title Insurance
The Mortgaged Property, which is comprised of the related Borrower’s leasehold interest under a ground lease, is subject to a right of first refusal maintained by the underlying fee owner – and ground lessor – of the Mortgaged Property.

14	Baton Rouge Office Portfolio Pool 1	(10) Condition of Property	The property condition assessment for each Mortgaged Property was prepared approximately fourteen (14) months prior to the Cut-off Date.
5	Hilton Universal Studios	(13) Actions Concerning Mortgage Loan
One of the nonrecourse carveout guarantors, Sun Hill Properties, Inc. (Los Angeles), which is (i) the prior owner of leasehold portion of the Mortgaged Property under the ground lease (and operator of the hotel at the Mortgaged Property), (ii) the current property manager and (iii) the owner of 100% of the ownership interests in the related leasehold owning borrower, is the defendant in two consolidated wage and hour lawsuits.  The plaintiffs’ contend, among other things, that they and the other non-exempt current and former employees did not receive adequate meal and rest breaks as required by law. The plaintiffs are seeking unpaid wages, penalties, attorneys’ fees and costs.  The plaintiffs are seeking, but have not received, class certification. Such litigation is currently ongoing.

3	Kalahari Resort and Convention Center	(16) Insurance
Insurance coverage may be provided by T.H.E. Insurance Company for general liability coverage with respect to theme park and water park activities, so long as they maintain a rating of “A-:VII” with AM Best.

G-1-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	60 Hudson Street	(26) Recourse Obligations	The loan documents do not provide for recourse to any individual or other entity other than the related Borrower.
2	Saint Louis Galleria	(27) Mortgage Releases
The Borrower may obtain, subject to conditions in the Loan Documents, the release of vacant, non-income producing parcels that are currently part of the Mortgaged Property in substitution for newly acquired parcels provided, among other things, such substitution parcels are reasonably equivalent in use, value and condition to the parcel or parcels to be released.

2	Saint Louis Galleria	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, based on the aggregate outstanding principal amount of the Mortgage Loan and the subordinate mezzanine loan, (i) the LTV ratio does not exceed 45.5%, (ii) the DSCR is not less than 2.23x, and (iii) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

17	El Gran Sol	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, based on the aggregate outstanding principal amount of the Mortgage Loan and the subordinate mezzanine loan, (i) the LTV ratio does not exceed 75%, (ii) the DSCR is not less than 1.25x, (iii) the Debt Yield is not less than 8.5% and (iv) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

24	El Sol del Prado	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, based on the aggregate outstanding principal amount of the Mortgage Loan and the subordinate mezzanine loan, (i) the LTV ratio does not exceed 75%, (ii) the DSCR is not less than 1.25x, (iii) the Debt Yield is not less than 8.5% and (iv) the mezzanine lender enters into an intercreditor agreement reasonably satisfactory to the lender.

27 and 33	Hampton Inn Pittsburgh Airport and Residence Inn Pittsburgh Cranberry	(39) Organization of Borrower	The Borrowers under the related Mortgage Loans are Affiliates of each other.
17 and 24	El Gran Sol and El Sol del Prado	(39) Organization of Borrower	The Borrowers under the related Mortgage Loans are Affiliates of each other.

G-1-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	60 Hudson Street	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan, in the original principal amount of $155,000,000.
2	Saint Louis Galleria	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan, in the original principal amount of $95,000,000.
3	Kalahari Resort and Convention Center	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan evidenced by two promissory notes, each with a principal balance as of the cut-off date of $14,977,024.
4	175 West Jackson	(43) Cross-Collateralization	The Mortgage Loan also secures two pari passu companion loans, in the aggregate original principal amount of $190,000,000.

G-1-4

ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6.09	iStorage Aston	(5) Lien; Valid Assignment	See Exceptions to Representation 34.
6.09	iStorage Aston	(6) Permitted Liens; Title Insurance	See Exceptions to Representation 34.
13	Garden Ridge HQ	(16) Insurance	The Mortgage Loan Documents do not require the borrower or sole tenant to carry business interruption insurance for so long as the tenant’s lease does not allow for the abatement of rent.
21	525 West 22nd Street	(16) Insurance
The insurance provisions in the Mortgage Loan documents are subject to the condominium documents. The borrower does not have control of the condominium board; however, the borrower provided a full proxy to the lender to vote its interests in the event of a casualty or condemnation.

Various	Various	(16) Insurance
Certain of the Mortgage Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $250,000 (or in some cases, a smaller amount) and the cost to restore is also less than $250,000 (or such smaller amount as specified in the related Mortgage Loan Documents).

Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6	iStorage Portfolio 3	(24) Local Law Compliance
The use of a portion of the Cape May property (constituting less than 5% of revenues from the Cape May property at the time of the Mortgage Loan closing) used for parking/storage of campers, trailers and boats is in violation of zoning ordinances.  The borrower has submitted an application to amend the site plan to allow for this use.  The Mortgage Loan Documents provide for recourse to the borrower and the guarantor for losses arising from any the failure of any iStorage Portfolio 3 property to comply in all material respects with applicable zoning ordinances and building code requirements.

8	Lloyd Crossing	(27) Mortgage Releases
The borrower may obtain the release of a portion of the Mortgaged Property currently leased to Home Depot in 2018 and during any extension term provided, among other things, (i) Home Depot has exercised its option to purchase the land beneath its improvements, and (ii) the borrower pays lender a release price equal to the lesser of (a) $3.1 million (less any transaction costs related to the transfer of the Home Depot parcel) and (b) an amount resulting in a net operating income debt yield of 9.97% based on the greater of (x) underwritten operating expenses and (y) actual trailing-12 month operating expenses.

16	Park Plaza	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt in connection with a sale of the Mortgaged Property provided, among other things, (i) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan (a) the loan to value (“LTV”) ratio is not more than 75% and (b) the debt service coverage ratio (“DSCR”) is at least 1.40x, (ii) the mezzanine loan amount may not exceed the greater of (x) the amount whereby the LTV ratio will not exceed 75% and (y) 75% of the purchase price paid by the transferee and (iii) mezzanine lender enters into an acceptable intercreditor agreement.

30	Washington Valley Apartments	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt, provided, among other things, (i) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan (a) the LTV ratio is not more than 73%, (b) the DSCR is not less than 1.65x and (c) the debt yield is not less than 15.25% and (ii) the mezzanine lender enters into an acceptable intercreditor agreement.

G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
52	Dickinson 16	(30) Due on Sale or Encumbrance
The Mortgage Loan Documents permit future mezzanine debt in connection with a sale of the Mortgaged Property, provided, among other things, (i) based on the aggregate outstanding principal amount of the Mortgage Loan and the mezzanine loan (a) the LTV ratio is not more than 65%, (b) the DSCR is not less than 1.65x and (c) the debt yield is not less than 15.00% and (ii) mezzanine lender enters into an acceptable intercreditor agreement.

36	Woodlands Centre	(31) Single-Purpose Entity	The borrower obtained two unsecured subordinate loans from affiliates ($580,000 and $820,000) in each case subject to a subordination and standstill agreement.
6.09	iStorage Aston	(34a) Ground Leases
The ground lessor under the ground lease (a local utility) has the right to reasonably require the removal or relocation of the ground lessee’s improvements at the Aston property in connection with the ground lessor’s electrical facilities at the property. However, the ground lease provides that any expansion or relocation of the ground lessor’s existing facilities may not materially interfere with the borrower’s use of the Mortgaged Property and further provides that the ground lessor is required to pay all costs of any required relocation of the borrower’s improvements.

G-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6.09	iStorage Aston	(34d) Ground Leases
The ground lessor’s fee interest in the Aston property is subject to a mortgage in favor of U.S. Bank, as trustee (the “Fee Mortgagee”).  The Mortgage Loan Seller has requested but the Fee Mortgagee has not yet delivered a Joinder to the ground lessor’s Estoppel and Recognition Agreement (the “Joinder”) and a Non-Disturbance Agreement (the “Non-Disturbance Agreement”), which Joinder provides that in the event the Fee Mortgagee succeeds to the ground lessor’s interest in the property, it will be subject to the borrower’s and leasehold mortgagee’s rights under the ground lease, as affected by the ground lessor’s Estoppel and Recognition Agreement. In connection with the borrower’s failure to deliver the executed Joinder and Non-Disturbance Agreement at the Mortgage Loan closing, the borrower escrowed $6,650,000 with lender, which amount will be released to the borrower at such time as the borrower has delivered each of the following, provided that no event of default exists and that all of the borrower’s representations and warranties remain true and accurate in all material respects: (i) a duly executed Joinder and evidence of recordation of the Joinder in the appropriate land records, (ii) a duly executed Non-Disturbance Agreement and evidence of recordation of the Non-Disturbance Agreement in the appropriate land records (iii) affirmative title insurance coverage and/or endorsements to the applicable Title Insurance Policy relating to the Joinder and the Non-Disturbance Agreement that is in form and substance acceptable to lender; and (iv) payment or reimbursement of all costs and expenses incurred by lender in connection with the release of the escrow, including reasonable legal fees and expenses. In addition, the Mortgage Loan Documents provide that (a) it is an event of default if any foreclosure or other enforcement action is taken by or on behalf of Fee Mortgagee with respect to the ground lessor’s property prior to the satisfaction of such conditions and (b) the borrower and the guarantor have recourse for losses arising from any failure to satisfy such conditions or any foreclosure or other enforcement action taken by or on behalf of Fee Mortgagee with respect to the ground lessor’s property prior to the satisfaction of such conditions, and any failure to pay any related defeasance costs and/or any yield maintenance premium incurred.

G-2-4

Annex A-1 ID#	Mortgage Loan	Representation	Exception
43 and 50	Metro Mini Storage The Woodlands and Metro Mini Storage College Station	(39) Organization of Borrower	The borrowers are affiliates.

G-2-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
KEYBANK NATIONAL ASSOCIATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
45	Walgreens – Silsbee, TX	(11) Taxes and Assessments
The related Loan Documents provide for a springing tax escrow requirement if (i) a material event of default occurs under the related Loan Documents, (ii) Walgreens’ lease for the Mortgaged Property is no longer in effect, (iii) Walgreens fails to pay taxes, (iv) the Borrower fails to deliver to the lender copies of all tax bills as soon as they are received, or (v) the Borrower fails to provide evidence that taxes have been paid.

45	Walgreens – Silsbee, TX	(16) Insurance
The related Loan Documents provide for a springing insurance escrow if (i) a material event of default occurs, (ii) Walgreens fails to pay its insurance premiums directly, (iii) Walgreens fails to maintain insurance policies required by the related Loan Documents, fails to self-insure according to the terms of Walgreens’ lease or fails to cover the Mortgaged Property by its blanket policy, (iv) the Borrower fails to deliver to the lender copies of insurance certificates evidencing compliance with the requirements of the related Loan Documents or its lease for the Mortgaged Property, (v) the Borrower fails to provide to lender evidence that all insurance premiums have been paid, or (vi) Walgreens’ lease is no longer in full force and effect.

The related Loan Documents provide that so long as Walgreens’ senior unsecured credit rating is at least “BBB-” from S&P (or the equivalent from another nationally recognized credit rating agency), Walgreens’ compliance with its insurance requirements under Walgreens’ lease, including the self-insurance requirements, will satisfy its requirements under the Loan Documents, so long as Walgreens’ lease remains in full force and effect and unmodified.  If at any time (i) Walgreens does not meet the above credit rating, (ii) Walgreens fails to maintain the insurance required under Walgreens’ lease or fails to comply with the self-insurance provisions under Walgreens’ ease, or (iii) Walgreens’ lease is terminated or modified so that Walgreens does not have an absolute obligation to rebuild or the right to abatement rent or to terminate in the event of a casualty, the Borrower must comply with the insurance requirements of the related Loan Documents.

G-3-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception

For so long as (i) Walgreens’ lease for the Mortgaged Property is in full force, (ii) Walgreens has the absolute obligation to rebuild and to utilize its insurance coverage to rebuild, (iii) Walgreens has no right to abate rent or terminate Walgreens’ lease, and (iv) no event of default exists under the related Loan Documents, in the event of a conflict between certain insurance sections of the related Loan Agreement and the terms and conditions of Walgreens’ lease, the terms of Walgreens’ lease will control.

Various	Various	(26) Recourse Obligations
The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

39	Metro Village Apartments	(26) Recourse Obligations
The related Loan Documents provide for liability for (i) misapplication or misappropriation of rents, insurance proceeds or condemnation awards in violation of the related Loan Documents; and (ii) material physical waste of the Mortgaged Property, except to the extent sufficient revenues are not available to the Borrower from the Mortgaged Property to prevent such material physical waste after payment of all operating expenses and debt service.

Various	Various	(27) Mortgage Releases
With respect to a taking of a portion of each Mortgaged Property, the principal balance of the Mortgage Loans is not required to be paid down if the holder of the Mortgage Loanreceives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust.

26	Harker Heights Medical Pavilion	(30) Due on Sale or Encumbrance
Limited partnership interests in the Borrower (i) may be transferred (without lender’s consent and without payment of a transfer fee) among other limited partners of the Borrower who are limited partners as of the closing date of the Mortgage Loan, or (ii) issued to new limited partners of the Borrower, provided that (A) no event of default is ongoing under the related Loan Documents, (B) no indemnitor or guarantor has been released from any guaranty or indemnity as a result of the transfer, (C) the Borrower pays all costs associated with documenting the transfer, (D) the Borrower reimburses the lender for reasonable costs incurred in connection with the transfer, including legal fees, (E) the same persons have the power to direct the management and policies of the Borrower and the management of the Mortgaged Property both before and after the transfer, and (F) the Borrower provides the lender with copies of any documentation executed in connection with the transfer.

G-3-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
12	Lancaster Commerce Center	(30) Due on Sale or Encumbrance
The direct or indirect interests in OREP Lancaster, LLC may be transferred (without lender’s consent and without payment of a transfer fee), provided that (i) the transfer will not result in a change of control of the Borrower or its principal, (B) the lender receives written notice of the transfer not less than 30 days after the Borrower becomes aware of the transfer, and (C) Borrower pays all costs in connection with the transfer (including lender’s legal fees and rating agency fees).  If, following the transfer, more than 49% in the aggregate of the direct or indirect interests of the Borrower or principal are owned by any person or affiliate that owned less than 49% of the direct or indirect interests in Borrower or principal as of the closing date of the Mortgage Loan, the Borrower must, upon lender’s request, deliver to lender an insolvency opinion acceptable to lender and the rating agencies.

26	Harker Heights Medical Pavilion	(34) Ground Leases
The related Ground Lease may be terminated following a default by the lessee that has not been cured by the lender or the lessee following notice of the default, however, in such event the lessor is required to enter into a new lease with lender.

26	Harker Heights Medical Pavilion	(34) Ground Leases
If the lender acquires title to the leasehold estate pursuant to its mortgage, it may assign the related Ground Lease and the lender, or its assignee, will be subject to the ground lease.  The lessor’s consent is not required in connection with any acquisition of the lessee’s interest by the lender through foreclosure or a transfer in lieu of foreclosure or upon the initial assignment by the lender following its acquisition of the lessee’s interest.  The related Ground Lease provides the lessor with a right of first refusal to purchase the leasehold interest if any such transfer is to a precluded transferee as provided in the Ground Lease.

G-3-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
LIBERTY ISLAND GROUP I LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Various	Various	(1) Whole Loan; Ownership of Mortgage Loans
Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the COMM 2013-CCRE13 Mortgage Trust subject to the terms of a primary servicing agreement.

3	Kalahari Resort and Convention Center	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan also secures one pari passu companion loan evidenced by two promissory notes, each with a principal balance as of the cut-off date of $14,977,024.
3	Kalahari Resort and Convention Center	(16) Insurance
Insurance coverage may be provided by T.H.E. Insurance Company for general liability coverage with respect to theme park and water park activities, so long as they maintain a rating of “A-:VII” with AM Best.

3	Kalahari Resort and Convention Center	(43) Cross-Collateralization	The Mortgage Loan also secures one pari passu companion loan evidenced by two promissory notes, each with a principal balance as of the cut-off date of $14,977,024.

G-4-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	various types of multifamily or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is October 21, 2013

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

ii

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difﬁcult for You to Resell Your Offered Certiﬁcates and May Have an Adverse Effect on the Market Value of Your Offered Certiﬁcates	10
The Trust Fund’s Assets May Be Insufﬁcient To Allow For Payment In Full On Your Certiﬁcates	11
Any Credit Support for Your Offered Certiﬁcates May Be Insufﬁcient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certiﬁcates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certiﬁcates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certiﬁcates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certiﬁcates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certiﬁcate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certiﬁcates	47
Distributions of Principal of the Certiﬁcates	49

iii

Distributions on the Certiﬁcates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certiﬁcateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Deﬁnitive Certiﬁcates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certiﬁcate Account	62
Modiﬁcations, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certiﬁcateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certiﬁcates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certiﬁcate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

iv

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certiﬁcates	92
Qualiﬁcation as a REMIC	92
Taxation of Regular Certiﬁcates	94
Taxation of Residual Certiﬁcates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	113
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certiﬁcates	113
Stripped Certiﬁcates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	121
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

v

[ THIS PAGE IS INTENTIONALLY LEFT BLANK ]

SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certiﬁcates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certiﬁcates, issuable in series. Each series of certiﬁcates will represent beneﬁcial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal ofﬁces are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and speciﬁed in the related prospectus supplement.

Trustee	The trustee for each series of certiﬁcates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certiﬁcates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certiﬁcates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certiﬁcates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so speciﬁed in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other speciﬁed duties with respect to the certiﬁcates, (ii) a certiﬁcate registrar, which will maintain the register of certiﬁcates and perform certain duties with respect to certiﬁcate transfer, (iii) an authenticating agent, which will countersign the certiﬁcates on behalf of the trustee and/or (iv) a ﬁscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certiﬁcates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certiﬁcates and will sell mortgage loans to the depositor. If speciﬁed in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an afﬁliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an afﬁliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certiﬁcates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certiﬁcates will, in general, consist:

	●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

	●	mortgage participations, pass-through certiﬁcates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

	●	a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our afﬁliates or, unless the related prospectus supplement speciﬁes otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is ﬁxed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a ﬁxed interest rate, or from a ﬁxed to an adjustable rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

	●	may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

	●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

	●	may provide for defeasance of the mortgage loan, and

	●	may provide for payments of principal, interest or both, on regular due dates or at such other interval as is speciﬁed in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, ﬁnancial statements or other ﬁnancial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so speciﬁes, the mortgage assets with respect to a series of certiﬁcates may also include, or consist of, mortgage participations, mortgage pass-through certiﬁcates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certiﬁcates

The Certiﬁcates
Each series of certiﬁcates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement speciﬁed in the related prospectus supplement and will represent in the aggregate the entire beneﬁcial ownership interest in the related trust fund.

The certiﬁcates of each series may consist of one or more classes of certiﬁcates that, among other things:

	●	are senior or subordinate to one or more other classes of certiﬁcates in entitlement to certain distributions on the certiﬁcates;

	●	are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

	●	are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

	●	provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates of such series;

●
provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal to be made, subject to available funds, based on a speciﬁed principal payment schedule or other methodology;

	●	provide for distributions based solely or primarily on speciﬁed mortgage assets or a speciﬁed group of mortgage assets; or

	●	provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so speciﬁed in the related prospectus supplement, a series of certiﬁcates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a speciﬁed principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates.”

If the related prospectus supplement so provides, a class of certiﬁcates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certiﬁcates will not be guaranteed or insured by us or any of our afﬁliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement speciﬁes otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the
Certiﬁcates
Each class of certiﬁcates, other than certain classes of principal-only certiﬁcates and certain classes of residual certiﬁcates, will accrue interest on its certiﬁcate balance or, in the case of certain classes of interest-only certiﬁcates, on a notional amount, based on a ﬁxed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certiﬁcate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certiﬁcates.

Distributions of interest with respect to one or more classes of certiﬁcates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certiﬁcates, and interest accrued with respect to a class of such certiﬁcates prior to the occurrence of such an event will either be added to the certiﬁcate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certiﬁcates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certiﬁcates” and “—Prepayments May Reduce the Yield on Your Certiﬁcates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certiﬁcates—Distributions of Interest on the Certiﬁcates.”

Distributions of Principal of the
Certiﬁcates
Each class of certiﬁcates of each series (other than certain classes of interest-only certiﬁcates and certain classes of residual certiﬁcates) will have a certiﬁcate balance. The certiﬁcate balance of a class of certiﬁcates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash ﬂow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certiﬁcates will be made on each distribution date to the holders of the class or classes of certiﬁcates of such series until the certiﬁcate balances of such certiﬁcates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certiﬁcates:

●
may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certiﬁcates of the same series; or

	●	may be made, subject to certain limitations, based on a speciﬁed principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certiﬁcates will be made on a pro rata basis among all of the certiﬁcates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow
Agreements
Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

	●	a letter of credit,

	●	a loan insurance policy,

	●	a certificate insurance policy,

	●	a guarantee,

	●	cross-support provisions,

	●	a surety bond,

	●	a reserve fund, or

	●	a combination of the items described above.

In addition, a trust fund may include:

	●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●
interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds— Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates— Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates— Termination” in this prospectus.

Repurchases and Substitutions of
Mortgage Assets; Acquisition of
Additional Mortgage Assets
If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements— Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period. No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering. No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets. See “Description of the Trust Funds—General” herein.

Registration of Book-Entry
Certificates
If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax
Consequences	The Certificates of each series will constitute or evidence ownership of either:

●
“regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates. You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are inﬂuenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be inﬂuenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash ﬂow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small ﬂuctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates. Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is inﬂuenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash ﬂow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reﬂect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reﬂect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash ﬂow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, ﬂoods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash ﬂows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash ﬂows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	ﬂoods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudﬂows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, ﬂoods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash ﬂow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash ﬂow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally ﬂuctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to ﬂuctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash ﬂow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reﬂect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reﬂect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reﬂected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or ﬂoor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reﬂecting interest paid on a debt, and will not be a commodities or securities index,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash ﬂow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or ﬂoor agreements,

each of which is designed to reduce the effects of interest rate ﬂuctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash ﬂows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or ﬂoor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash ﬂow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be inﬂuenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reﬂected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)          the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)         the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)        the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)        the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)         if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)        if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)       information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)      if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)        if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)          the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)         if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)       the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)      if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)      the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates.  Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)         all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)         all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)         all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)         any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)         any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)         any amounts paid under any Cash Flow Agreement;

(7)         all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)         to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)         all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)       any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)       any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)         to make distributions to the certificateholders on each distribution date;

(2)         to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)         to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)         if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)         to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)         to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)         if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)         if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)         to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)       to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)       if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)       to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)       to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)       to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)     such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)    the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS“) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certiﬁcates

REMIC Certiﬁcates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certiﬁcates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certiﬁcates and income with respect to Residual Certiﬁcates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certiﬁcates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certiﬁcates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certiﬁcates will be “qualiﬁed mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualiﬁcation as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulﬁll an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certiﬁcates) and at all times thereafter, may consist of assets other than “qualiﬁed mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualiﬁed assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualiﬁed assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualiﬁed organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certiﬁcates—Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Disqualiﬁed Organizations.”

A qualiﬁed mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a ﬁxed price contract in effect on the Startup Day. Qualiﬁed mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certiﬁcates of beneﬁcial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modiﬁed other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the ﬁrst bullet point of the preceding sentence as of the date of the last such modiﬁcation or at closing. A qualiﬁed mortgage includes a qualiﬁed replacement mortgage, which is any obligation that would have been treated as a qualiﬁed mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualiﬁed mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualiﬁed mortgage after such 90-day period.

Permitted investments include cash ﬂow investments, qualiﬁed reserve assets, and foreclosure property. A cash ﬂow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualiﬁed mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualiﬁed reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualiﬁed mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualiﬁed mortgages pursuant to their terms. The reserve fund will be disqualiﬁed if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualiﬁed mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualiﬁed mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with ﬁxed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a speciﬁed principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a ﬁxed rate or a qualiﬁed variable rate, or consist of a speciﬁed, nonvarying portion of the interest payments on qualiﬁed mortgages. Such a speciﬁed portion may consist of a ﬁxed number of basis points, a ﬁxed percentage of the total interest, or a ﬁxed or qualiﬁed variable or inverse variable rate on some or all of the qualiﬁed mortgages minus a different ﬁxed or qualiﬁed variable rate. The speciﬁed principal amount of a regular interest that provides for interest payments consisting of a speciﬁed, nonvarying portion of interest payments on qualiﬁed mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualiﬁed mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certiﬁcates of a series will constitute one or more classes of regular interests, and the Residual Certiﬁcates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certiﬁcates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualiﬁcation of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisﬁed.

Taxation of Regular Certiﬁcates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certiﬁcate will be treated as ordinary income to a holder of the Regular Certiﬁcate (the “Regular Certiﬁcateholder”) as they accrue, and principal payments on a Regular Certiﬁcate will be treated as a return of capital to the extent of the Regular Certiﬁcateholder’s basis in the Regular Certiﬁcate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certiﬁcateholders must use the accrual method of accounting with regard to Regular Certiﬁcates, regardless of the method of accounting otherwise used by such Regular Certiﬁcateholders.

Original Issue Discount

Accrual Certiﬁcates, interest only certiﬁcates and principal-only certiﬁcates will be, and other Classes of Regular Certiﬁcates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certiﬁcates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certiﬁcateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certiﬁcates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certiﬁcates.

Each Regular Certiﬁcate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certiﬁcateholder’s income. The total amount of original issue discount on a Regular Certiﬁcate is the excess of the “stated redemption price at maturity” of the Regular Certiﬁcate over its “issue price.” The issue price of a class of Regular Certiﬁcates offered pursuant to this Prospectus generally is the ﬁrst price at which a substantial amount of Regular Certiﬁcates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certiﬁcate also includes the amount paid by an initial Regular Certiﬁcateholder for accrued interest that relates to a period prior to the issue date of the Regular Certiﬁcate, unless the Regular Certiﬁcateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the ﬁrst distribution date. The stated redemption price at maturity of a Regular Certiﬁcate always includes the original principal amount of the Regular Certiﬁcate, but generally will not include distributions of stated interest if such interest distributions constitute “qualiﬁed stated interest.” Under the OID Regulations, qualiﬁed stated interest generally means interest payable at a single ﬁxed rate or a qualiﬁed variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certiﬁcate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certiﬁcate, it is possible that no interest on any class of Regular Certiﬁcates will be treated as qualiﬁed stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certiﬁcates as qualiﬁed stated interest. Distributions of interest on an Accrual Certiﬁcate, or on other Regular Certiﬁcates with respect to which deferred interest will accrue, will not constitute qualiﬁed stated interest, in which case the stated redemption price at maturity of such Regular Certiﬁcates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualiﬁed stated interest. Where the interval between the issue date and the ﬁrst distribution date on a Regular Certiﬁcate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certiﬁcate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate. For this purpose, the weighted average maturity of the Regular Certiﬁcate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certiﬁcate and the denominator of which is the stated redemption price at maturity of the Regular Certiﬁcate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certiﬁcates. The Prepayment Assumption with respect to a series of Regular Certiﬁcates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certiﬁcate is held as a capital asset. However, under the OID Regulations, Regular Certiﬁcateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certiﬁcateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as deﬁned below, of the original issue discount on the Regular Certiﬁcate accrued during an accrual period for each day on which it holds the Regular Certiﬁcate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certiﬁcate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certiﬁcate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certiﬁcate as of the end of that accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity and (b) the distributions made on the Regular Certiﬁcate during the accrual period that are included in the Regular Certiﬁcate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certiﬁcate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certiﬁcate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certiﬁcate at the beginning of any accrual period equals the issue price of the Regular Certiﬁcate, increased by the aggregate amount of original issue discount with respect to the Regular Certiﬁcate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certiﬁcate’s stated redemption price at maturity that were made on the Regular Certiﬁcate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certiﬁcateholder generally will increase to take into account prepayments on the Regular Certiﬁcates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certiﬁcates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certiﬁcates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certiﬁcates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certiﬁcates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certiﬁcateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certiﬁcateholders would be required to accrue interest from the issue date to the ﬁrst record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certiﬁcates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certiﬁcate issued after the date the ﬁnal regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certiﬁcate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certiﬁcate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certiﬁcates

Regular Certiﬁcates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certiﬁcates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certiﬁcate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certiﬁcate generally to be determined by assuming that interest will be payable for the life of the Regular Certiﬁcate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise speciﬁed in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualiﬁed stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualiﬁed stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable ﬁnal regulations, the depositor intends to treat Regular Certiﬁcates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having ﬁxed or adjustable rates, as having qualiﬁed stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certiﬁcates for purposes of accruing original issue discount will be a hypothetical ﬁxed rate based on the ﬁxed rates, in the case of ﬁxed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the ﬁrst weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reﬂect the actual Pass-Through Rate on the Regular Certiﬁcates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certiﬁcate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certiﬁcates may constitute income to the holders of such Regular Certiﬁcates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certiﬁcate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certiﬁcate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certiﬁcate; or

●	in the case of a Regular Certiﬁcate having original issue discount, is exceeded by the adjusted issue price of such Regular Certiﬁcate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certiﬁcate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certiﬁcate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certiﬁcate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certiﬁcate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certiﬁcate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certiﬁcate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certiﬁcateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certiﬁcateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certiﬁcate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certiﬁcate multiplied by the weighted average maturity of the Regular Certiﬁcate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certiﬁcate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certiﬁcateholder holds such Regular Certiﬁcate as a “capital asset” within the meaning of Code Section 1221, the Regular Certiﬁcateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certiﬁcates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certiﬁcates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certiﬁcate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certiﬁcate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualiﬁed stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certiﬁcates

If a Regular Certiﬁcateholder sells or exchanges a Regular Certiﬁcate, the Regular Certiﬁcateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certiﬁcate. The adjusted basis of a Regular Certiﬁcate generally will equal the cost of the Regular Certiﬁcate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certiﬁcate and reduced by amounts included in the stated redemption price at maturity of the Regular Certiﬁcate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certiﬁcate realized by an investor who holds the Regular Certiﬁcate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certiﬁcate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certiﬁcate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certiﬁcate.

In addition, gain or loss recognized from the sale of a Regular Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certiﬁcates will be required to report income with respect to Regular Certiﬁcates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certiﬁcates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certiﬁcate may have income, or may incur a diminution in cash ﬂow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certiﬁcates that are corporations or that otherwise hold the Regular Certiﬁcates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certiﬁcates becoming wholly or partially worthless, and that, in general, holders of Regular Certiﬁcates that are not corporations and do not hold the Regular Certiﬁcates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certiﬁcates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certiﬁcates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certiﬁcates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certiﬁcates.

Taxation of Residual Certiﬁcates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certiﬁcates (“Residual Certiﬁcateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certiﬁcateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certiﬁcateholders in proportion to their respective holdings of Residual Certiﬁcates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certiﬁcates, plus income on reinvestment of cash ﬂows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certiﬁcates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certiﬁcates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certiﬁcateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certiﬁcates of any class of the related series outstanding.

The taxable income recognized by a Residual Certiﬁcateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certiﬁcates or income from amortization of issue premium on the Regular Certiﬁcates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certiﬁcateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certiﬁcates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certiﬁcates on account of any unaccrued original issue discount relating to those Regular Certiﬁcates.

When there is more than one class of Regular Certiﬁcates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certiﬁcates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certiﬁcates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certiﬁcates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certiﬁcates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certiﬁcates, whereas to the extent that the REMIC Pool includes ﬁxed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certiﬁcateholders must have sufﬁcient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certiﬁcates, may have a signiﬁcant adverse effect upon the Residual Certiﬁcateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certiﬁcateholder is limited to the adjusted basis of the Residual Certiﬁcate as of the close of the quarter (or time of disposition of the Residual Certiﬁcate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certiﬁcate is the amount paid for such Residual Certiﬁcate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certiﬁcateholder and will be decreased (but not below zero), ﬁrst, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certiﬁcateholder. Any loss that is disallowed on account of this limitation may be carried over indeﬁnitely with respect to the Residual Certiﬁcateholder as to whom such loss was disallowed and may be used by such Residual Certiﬁcateholder only to offset any income generated by the same REMIC Pool.

A Residual Certiﬁcateholder will not be permitted to amortize directly the cost of its Residual Certiﬁcate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certiﬁcate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash ﬂows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for ﬁnancial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certiﬁcates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certiﬁcateholder (other than an original holder) in the Residual Certiﬁcate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certiﬁcateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certiﬁcate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of speciﬁc items of income and expense are subject to differing interpretations. The depositor makes no representation as to the speciﬁc method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certiﬁcates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certiﬁcateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certiﬁcates as described above under “Taxation of Regular Certiﬁcates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certiﬁcates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certiﬁcates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the ﬁnal payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certiﬁcateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certiﬁcate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certiﬁcate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certiﬁcate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certiﬁcate at the beginning of a quarter is the issue price of the Residual Certiﬁcate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certiﬁcate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certiﬁcates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certiﬁcateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certiﬁcateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certiﬁcateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certiﬁcateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certiﬁcateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as deﬁned below under “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certiﬁcates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certiﬁcate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certiﬁcateholder. First, alternative minimum taxable income for a Residual Certiﬁcateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certiﬁcateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certiﬁcates

Disqualiﬁed Organizations. If any legal or beneﬁcial interest in a Residual Certiﬁcate is transferred to a Disqualiﬁed Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certiﬁcate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certiﬁcate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualiﬁed Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certiﬁcate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualiﬁed Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certiﬁcate during a taxable year and a Disqualiﬁed Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certiﬁcate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualiﬁed Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualiﬁed Organization or stating such holder’s taxpayer identiﬁcation number and, during the period such person is the record holder of the Residual Certiﬁcate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certiﬁcate, all interests in the electing large partnership are treated as held by Disqualiﬁed Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualiﬁed Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simpliﬁed reporting provisions under the Code.

The Pooling Agreement with respect to a series of certiﬁcates will provide that no legal or beneﬁcial interest in a Residual Certiﬁcate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identiﬁcation number and stating that such transferee is the beneﬁcial owner of the Residual Certiﬁcate, is not a Disqualiﬁed Organization and is not purchasing such Residual Certiﬁcates on behalf of a Disqualiﬁed Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certiﬁcate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certiﬁcateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certiﬁcates, in which case the transferor continues to be treated as the owner of the Residual Certiﬁcates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as deﬁned below) to a Residual Certiﬁcateholder (other than a Residual Certiﬁcateholder who is not a U.S. Person, as deﬁned below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a signiﬁcant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufﬁcient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualiﬁed Organizations.” The REMIC Regulations explain that a signiﬁcant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the ﬁnancial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no signiﬁcant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash ﬂows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certiﬁcate to be attributable to a foreign permanent establishment or ﬁxed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certiﬁcates will require the transferee of a Residual Certiﬁcate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualiﬁed Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)          the present value of any consideration given to the transferee to acquire the interest;

(ii)         the present value of the expected future distributions on the interest; and

(iii)        the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax speciﬁed in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)          the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding ﬁscal years);

(ii)         the transferee must agree in writing that it will transfer the Residual Certiﬁcate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)        the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certiﬁcate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certiﬁcate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certiﬁcate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufﬁcient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certiﬁcate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certiﬁcates, a Residual Certiﬁcate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and ﬁnal Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certiﬁcate to a U.S. Person treated as a partnership for federal income tax purposes, any beneﬁcial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certiﬁcate

Upon the sale or exchange of a Residual Certiﬁcate, the Residual Certiﬁcateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certiﬁcates—Basis and Losses”) of such Residual Certiﬁcateholder in such Residual Certiﬁcate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certiﬁcateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certiﬁcate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certiﬁcateholder’s Residual Certiﬁcate, in which case, if the Residual Certiﬁcateholder has an adjusted basis in such Residual Certiﬁcateholder’s Residual Certiﬁcate remaining when its interest in the REMIC Pool terminates, and if such Residual Certiﬁcateholder holds such Residual Certiﬁcate as a capital asset under Code Section 1221, then such Residual Certiﬁcateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certiﬁcate will be treated as ordinary income (i) if a Residual Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certiﬁcate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certiﬁcates where the seller of the Residual Certiﬁcate, during the period beginning six months before the sale or disposition of the Residual Certiﬁcate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certiﬁcate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certiﬁcate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certiﬁcateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualiﬁed mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualiﬁed mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualiﬁed mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualiﬁed (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash ﬂow investments other than pursuant to a qualiﬁed liquidation.

Notwithstanding the ﬁrst or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certiﬁcates as a result of a default on qualiﬁed mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certiﬁcates is outstanding). The REMIC Regulations indicate that the modiﬁcation of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualiﬁed reserve fund by a Residual Certiﬁcateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualiﬁed liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s ﬁnal tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certiﬁcates and Residual Certiﬁcateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to ﬁle federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certiﬁcateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a uniﬁed administrative proceeding. The Residual Certiﬁcateholder owning the largest percentage interest in the Residual Certiﬁcates will be obligated to act as “tax matters person,” as deﬁned in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certiﬁcateholder will be deemed, by acceptance of such Residual Certiﬁcates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certiﬁcates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certiﬁcates in the case of a REMIC Pool that would not qualify as a ﬁxed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certiﬁcates, as well as holders of Residual Certiﬁcates, where such Regular Certiﬁcates are issued in a manner that is similar to pass-through certiﬁcates in a ﬁxed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certiﬁcateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certiﬁcates and Residual Certiﬁcates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certiﬁcates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certiﬁcates that are issued in a single class or otherwise consistently with ﬁxed investment trust status or in excess of cash distributions for the related period on Residual Certiﬁcates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certiﬁcates.

Taxation of Certain Foreign Investors

Regular Certiﬁcates

Interest, including original issue discount, distributable to Regular Certiﬁcateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneﬁcial owner and stating, among other things, that the beneﬁcial owner of the Regular Certiﬁcate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the beneﬁts of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certiﬁcate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classiﬁed as the beneﬁcial owner of the Regular Certiﬁcate; and Form W-8IMY, with supporting documentation as speciﬁed in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identiﬁcation number, the country under the laws of which it is created, and certiﬁcation that it is not acting for its own account. A “qualiﬁed intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneﬁcial owner’s certiﬁcation. A non-“qualiﬁed intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneﬁcial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneﬁcial owner of a Regular Certiﬁcate. A “qualiﬁed intermediary” is generally a foreign ﬁnancial institution or clearing organization or a non-U.S. branch or ofﬁce of a U.S. ﬁnancial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certiﬁcate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certiﬁcateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning a Regular Certiﬁcate.

  Residual Certiﬁcates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certiﬁcateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certiﬁcates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certiﬁcate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certiﬁcateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certiﬁcateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certiﬁcate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certiﬁcates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the speciﬁc tax consequences to them of owning Residual Certiﬁcates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the Regular Certificates, that were entered into on or before July 1, 2014 are not subject to FATCA, it is expected that these provisions will not apply to payments on the Regular Certificates.  Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certiﬁcates, and proceeds from the sale of the Regular Certiﬁcates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certiﬁcateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certiﬁcates would be refunded by the IRS or allowed as a credit against the Regular Certiﬁcateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certiﬁcates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certiﬁcates or beneﬁcial owners who own Regular Certiﬁcates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certiﬁcates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certiﬁcates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certiﬁcateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually, if applicable, to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certiﬁcateholders, furnished annually to holders of Regular Certiﬁcates, and ﬁled annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualiﬁed asset tests described above under “Status of REMIC Certiﬁcates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certiﬁcates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certiﬁcates that are not designated as “Stripped Certiﬁcates,“ as described below, as a REMIC (Certiﬁcates of such a series hereinafter referred to as “Standard Certiﬁcates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classiﬁed as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no ﬁxed retained yield with respect to the mortgage loans underlying the Standard Certiﬁcates, the holder of each such Standard Certiﬁcate (a “Standard Certiﬁcateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certiﬁcate and will be considered the beneﬁcial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certiﬁcate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certiﬁcate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certiﬁcateholder’s method of accounting. A Standard Certiﬁcateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certiﬁcates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certiﬁcates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certiﬁcates with respect to interest at the pass-through rate on such Standard Certiﬁcates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to signiﬁcant additional tax liability. Moreover, where there is ﬁxed retained yield with respect to the mortgage loans underlying a series of Standard Certiﬁcates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certiﬁcates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certiﬁcates will have the following status for federal income tax purposes:

1.      A Standard Certiﬁcate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certiﬁcate is of the type described in such section of the Code.

2.      A Standard Certiﬁcate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualiﬁed assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certiﬁcate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualiﬁed mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certiﬁcateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certiﬁcates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certiﬁcate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certiﬁcateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certiﬁcateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certiﬁcateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certiﬁcateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certiﬁcate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certiﬁcates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certiﬁcates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certiﬁcateholders would still be treated as owners of beneﬁcial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a ﬁxed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any signiﬁcant effect upon the timing or amount of income reported by a Standard Certiﬁcateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certiﬁcates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certiﬁcates

Upon sale or exchange of a Standard Certiﬁcate, a Standard Certiﬁcateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certiﬁcate. In general, the aggregate adjusted basis will equal the Standard Certiﬁcateholder’s cost for the Standard Certiﬁcate, increased by the amount of any income previously reported with respect to the Standard Certiﬁcate and decreased by the amount of any losses previously reported with respect to the Standard Certiﬁcate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain ﬁnancial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certiﬁcate was held as a capital asset. However, gain on the sale of a Standard Certiﬁcate will be treated as ordinary income:

●
if a Standard Certiﬁcate is held as part of a “conversion transaction” as deﬁned in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certiﬁcateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certiﬁcates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certiﬁcates that are subject to those rules will be referred to as “Stripped Certiﬁcates.” Stripped Certiﬁcates include interest-only certiﬁcates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certiﬁcates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certiﬁcates will be subject to those rules if:

●
the depositor or any of its afﬁliates retains (for its own account or for purposes of resale), in the form of ﬁxed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certiﬁcates—Recharacterization of Servicing Fees” above); and

●	certiﬁcates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certiﬁcate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped

Certiﬁcate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certiﬁcates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certiﬁcateholders, the servicing fees will be allocated to the Stripped Certiﬁcates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certiﬁcates for the related period or periods. The holder of a Stripped Certiﬁcate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certiﬁcates—General,” subject to the limitation described therein. Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certiﬁcates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certiﬁcates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise speciﬁed in the related prospectus supplement, each Stripped Certiﬁcate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certiﬁcates arguably should be made in one of the ways described below under “Taxation of Stripped Certiﬁcates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certiﬁcate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certiﬁcate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certiﬁcate would be treated as qualiﬁed stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these ﬁnal regulations provide that the purchaser of such a Stripped Certiﬁcate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certiﬁcate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certiﬁcates

No speciﬁc legal authority exists as to whether the character of the Stripped Certiﬁcates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certiﬁcates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certiﬁcates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certiﬁcates

Original Issue Discount. Except as described above under “General,” each Stripped Certiﬁcate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certiﬁcate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certiﬁcate (referred to in this discussion as a “Stripped Certiﬁcateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Original Issue Discount” and “—Variable Rate Regular Certiﬁcates.” However, with the apparent exception of a Stripped Certiﬁcate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certiﬁcate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualiﬁed stated interest to be made on the Stripped Certiﬁcate to such Stripped Certiﬁcateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certiﬁcateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certiﬁcateholder’s Stripped Certiﬁcate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certiﬁcate. If the certiﬁcate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certiﬁcate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certiﬁcateholder will not recover its investment. However, if the certiﬁcate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certiﬁcate should be able to recognize a loss equal to the portion of the adjusted issue price of the certiﬁcate that is allocable to the mortgage loan or MBS. Holders of Stripped Certiﬁcates are urged to consult with their own tax advisors regarding the proper treatment of these certiﬁcates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certiﬁcates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certiﬁcates. However, if ﬁnal regulations dealing with contingent interest with respect to the Stripped Certiﬁcates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certiﬁcates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certiﬁcates.

In light of the application of Code Section 1286, a beneﬁcial owner of a Stripped Certiﬁcate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certiﬁcates, which information will be based on pricing information as of the closing date, will largely fail to reﬂect the accurate accruals of original issue discount for these certiﬁcates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certiﬁcate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certiﬁcates. Sale or exchange of a Stripped Certiﬁcate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certiﬁcateholder’s adjusted basis in such Stripped Certiﬁcate, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Regular Certiﬁcates—Sale or Exchange of Regular Certiﬁcates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certiﬁcate-holder other than an original Stripped Certiﬁcateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certiﬁcates. Where an investor purchases more than one class of Stripped Certiﬁcates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certiﬁcates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certiﬁcates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certiﬁcateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certiﬁcate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certiﬁcate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certiﬁcates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certiﬁcate, or classes of Stripped Certiﬁcates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certiﬁcates and the resultant differing treatment of income recognition, Stripped Certiﬁcateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certiﬁcates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certiﬁcateholder or Stripped Certiﬁcateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certiﬁcateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certiﬁcates held by persons other than certiﬁcateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certiﬁcateholder, other than an original certiﬁcateholder that purchased at the issue price. In particular, in the case of Stripped Certiﬁcates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certiﬁcates. The trustee will also ﬁle such original issue discount information with the IRS. If a certiﬁcateholder fails to supply an accurate taxpayer identiﬁcation number or if the Secretary of the Treasury determines that a certiﬁcateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held ﬁxed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneﬁcial owner. A widely-held ﬁxed investment trust is deﬁned as an arrangement classiﬁed as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certiﬁcateholder or Stripped Certiﬁcateholder on the sale or exchange of such a certiﬁcate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certiﬁcation requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Certain Foreign Investors—Regular Certiﬁcates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”“.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate).  If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences.  Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.”  In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code.  In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond.  If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certiﬁcates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certiﬁcates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain ﬁduciary requirements and prohibited transaction restrictions on employee pension and welfare beneﬁt plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualiﬁed retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, “Tax Favored Plans”).

Certain employee beneﬁt plans, such as governmental plans (as deﬁned in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as deﬁned in Section 3(33) of ERISA) (collectively with ERISA Plans and Tax Favored Plans, “Plans”) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in offered certiﬁcates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law (“Similar Law”). Any such plan which is qualiﬁed and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on ﬁduciaries of ERISA Plans certain general ﬁduciary requirements, including those of investment prudence and diversiﬁcation and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of an ERISA Plan or a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualiﬁed persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain speciﬁed relationships to the ERISA Plan or Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneﬁciaries and ﬁduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of ﬁduciary responsibility under ERISA, a 20% civil penalty may be imposed on the ﬁduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certiﬁcates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (the “Plan Asset Regulations”) deﬁnes the term “Plan Assets” for purposes of applying the general ﬁduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when an ERISA Plan or a Tax Favored Plan acquires an equity interest in an entity, the ERISA Plan’s or Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “beneﬁt plan investors” (i.e., ERISA Plans and Tax Favored Plans and entities which are deemed to hold plan assets by virtue of an ERISA Plan’s or a Tax Favored Plan’s investment in such entities) is not “signiﬁcant,” both as deﬁned therein. For this purpose, in general, equity participation by beneﬁt plan investors will be “signiﬁcant” on any date if 25% or more of the value of any class of equity interests in the entity is held by beneﬁt plan investors. Equity participation in a trust fund will be signiﬁcant on any date if immediately after the most recent acquisition of any certiﬁcate, 25% or more of any class of certiﬁcates is held by beneﬁt plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain afﬁliates thereof to be considered or become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). If so, the acquisition or holding of certiﬁcates by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA, the Code or Similar Law, unless some statutory, regulatory or administrative exemption is available. Certiﬁcates acquired by a Plan may be assets of that Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Plan that acquires certiﬁcates. Special caution should be exercised before Plan Assets are used to acquire a certiﬁcate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an afﬁliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a ﬁduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain afﬁliates thereof may be deemed to be a Plan “ﬁduciary” and thus subject to the ﬁduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certiﬁcates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Plan acquires a “guaranteed governmental mortgage pool certiﬁcate,” the Plan’s assets include such certiﬁcate but do not solely by reason of the Plan’s holdings of such certiﬁcate include any of the mortgages underlying such certiﬁcate. The Plan Asset Regulations include in the deﬁnition of a “guaranteed governmental mortgage pool certiﬁcate” FHLMC Certiﬁcates, GNMA Certiﬁcates, FNMA Certiﬁcates and FAMC Certiﬁcates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certiﬁcates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certiﬁcates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certiﬁcates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certiﬁcates underwritten by an Underwriter (as hereinafter deﬁned), provided that certain conditions set forth in the Exemption are satisﬁed. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certiﬁcates.

The Exemption sets forth ﬁve general conditions which must be satisﬁed for the Exemption to apply. The conditions are as follows:

ﬁrst, the acquisition of certiﬁcates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certiﬁcates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an afﬁliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certiﬁcates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certiﬁcates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

ﬁfth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as deﬁned in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certiﬁcates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets; and

●
certiﬁcates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of certiﬁcates by or on behalf of a Plan or with Plan Assets.

A ﬁduciary of a Plan or any person investing Plan Assets intending to purchase a certiﬁcate must make its own determination that the conditions set forth above will be satisﬁed with respect to such certiﬁcate.

If the general conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certiﬁcate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certiﬁcates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain speciﬁc conditions of the Exemption are also satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certiﬁcates in the initial issuance of certiﬁcates between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certiﬁcates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an afﬁliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certiﬁcates by a Plan; and

●	the holding of certiﬁcates by a Plan or with Plan Assets.

Further, if certain speciﬁc conditions of the Exemption are satisﬁed, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the speciﬁc conditions of the Exemption required for this purpose will be satisﬁed with respect to the Certiﬁcates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisﬁed.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain speciﬁed relationships to such a person) solely as a result of the Plan’s ownership of certiﬁcates.

Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain certiﬁcates, such as Residual Certiﬁcates or any certiﬁcates (“ERISA Restricted Certiﬁcates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certiﬁcates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certiﬁcates, the transferee may provide a certiﬁcation substantially to the effect that the purchase of ERISA Restricted Certiﬁcates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisﬁed:

●	the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certiﬁcates is an “insurance company general account” (as such term is deﬁned in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 have been satisﬁed; and

●
there is no Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any “afﬁliate” thereof, as deﬁned in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certiﬁcates.

The purchaser or any transferee of any interest in an ERISA Restricted Certiﬁcate or Residual Certiﬁcate that is not a deﬁnitive certiﬁcate, by the act of purchasing such certiﬁcate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certiﬁcate or interest therein on behalf of, as named ﬁduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certiﬁcates and Residual Certiﬁcates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the certiﬁcates or, even if all the conditions speciﬁed therein were satisﬁed, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their speciﬁc circumstances prior to making an investment in the certiﬁcates. Neither the depositor, the trustee, the master servicer nor any of their respective afﬁliates will make any representation to the effect that the certiﬁcates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certiﬁcates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certiﬁcate (other than an ERISA Restricted Certiﬁcate or Residual Certiﬁcate), a ﬁduciary of a Plan should itself conﬁrm that (a) all the speciﬁc and general conditions set forth in the Exemption would be satisﬁed and (b) the certiﬁcate constitutes a “certiﬁcate” for purposes of the Exemption. In addition, a Plan ﬁduciary should consider its general ﬁduciary obligations under ERISA in determining whether to purchase a certiﬁcate on behalf of a Plan. Finally, a Plan ﬁduciary should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certiﬁcates described herein.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certiﬁcate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certiﬁcates—Taxation of Residual Certiﬁcates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so speciﬁed in the related prospectus supplement, certain classes of certiﬁcates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certiﬁcates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators speciﬁed in SMMEA and secured by ﬁrst liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certiﬁcates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certiﬁcates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certiﬁcates from time to time, but the timing and amount of offerings of certiﬁcates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certiﬁcates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certiﬁcates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certiﬁcates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated ﬁrm commitment or best efforts underwriting and public offering by one or more underwriters speciﬁed in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if speciﬁed in the related prospectus supplement, the offered certiﬁcates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certiﬁcates.

If underwriters are used in a sale of any offered certiﬁcates (other than in connection with an underwriting on a best efforts basis), such certiﬁcates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at ﬁxed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certiﬁcates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certiﬁcates, underwriters may receive compensation from the depositor or from purchasers of the offered certiﬁcates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certiﬁcates may be deemed to be underwriters in connection with such certiﬁcates, and any discounts or commissions received by them from the depositor and any proﬁt on the resale of offered certiﬁcates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certiﬁcates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certiﬁcates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certiﬁcates of such series.

The depositor anticipates that the offered certiﬁcates will be sold primarily to institutional investors. Purchasers of offered certiﬁcates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certiﬁcates. Holders of offered certiﬁcates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certiﬁcates may be acquired by the depositor or by an afﬁliate of the depositor in a secondary market transaction or from an afﬁliate. Such offered certiﬁcates may then be included in a trust fund, the beneﬁcial ownership of which will be evidenced by one or more classes of mortgage-backed certiﬁcates, including subsequent series of certiﬁcates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certiﬁcates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certiﬁcates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certiﬁcates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other ﬁrm as may be speciﬁed in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certiﬁcates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certiﬁcates. Accordingly, no ﬁnancial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its ﬁnancial statements will not be material to the offering of any offered certiﬁcates.

RATING

It is a condition to the issuance of any class of offered certiﬁcates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certiﬁcates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certiﬁcates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certiﬁcates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certiﬁcateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certiﬁcates do not address the price of such certiﬁcates or the suitability of such certiﬁcates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		excess servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
due-on-sale	80, 88	Nonrecoverable Advance	50

E		O

EC Trust	121	OID Regulations	94
electing large partnership	105, 106

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

(THIS PAGE INTENTIONALLY LEFT BLANK)

This CD-ROM relates to the prospectus supplement in regard to the COMM 2013-CCRE13 Mortgage Trust, Commercial Mortgage Pass-Through Certificates.  This CD-ROM should be reviewed only in conjunction with the entire prospectus supplement.  This CD-ROM does not contain all relevant information relating to the underlying Mortgage Loans.  Such information is described elsewhere in the prospectus supplement.  Any information contained in this CD-ROM will be more fully described elsewhere in the prospectus supplement.  The information in this CD ROM should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, a prospective investor shall receive and should carefully review the prospectus supplement.

“COMM 2013-CCRE13 Annex A-1.xls” is a Microsoft Excel*, Version 5.0 spreadsheet that provides in electronic format certain asset-level information shown in Annex A-1, as well as certain Mortgage Loan and Mortgaged Property information shown in Annex A-1.  This spreadsheet can be put on a user-specified hard drive or network drive.  Open this file as you would normally open any spreadsheet in Microsoft Excel.  After the file is opened, a disclaimer will be displayed.  READ THE DISCLAIMER CAREFULLY.  NOTHING IN THIS CD-ROM SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES.

*           Microsoft is a registered trademark of Microsoft Corporation.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

EXECUTIVE SUMMARY	xiii
SUMMARY	S-1
RISK FACTORS	S-45
THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	S-127
THE DEPOSITOR	S-154	$978,338,000 (Approximate)
THE SERVICERS	S-156
THE TRUSTEE	S-165
THE CERTIFICATE ADMINISTRATOR AND CUSTODIAN	S-168
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT	S-170
THE OPERATING ADVISOR	S-171	Deutsche Bank Securities
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-172
DESCRIPTION OF THE MORTGAGE POOL	S-174
DESCRIPTION OF THE OFFERED CERTIFICATES	S-218
YIELD AND MATURITY CONSIDERATIONS	S-256
THE POOLING AND SERVICING AGREEMENT	S-263	Cantor Fitzgerald & Co.
USE OF PROCEEDS	S-331
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-331
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-335
ERISA CONSIDERATIONS	S-335	CastleOak Securities, L.P.
LEGAL INVESTMENT	S-337
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	S-338	KeyBanc Capital Markets
LEGAL MATTERS	S-339
RATINGS	S-340
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA, NEW YORK, TEXAS, ILLINOIS AND OHIO	S-341	NOMURA
INDEX OF DEFINED TERMS	S-345

ANNEX A-1	–	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1-1
ANNEX A-2	–	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1	COMM 2013-CCRE13 Mortgage Trust
ANNEX A-3	–	CLASS A-SB PLANNED PRINCIPAL BALANCE	A-3-1
ANNEX B	–	DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C	–	GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	C-1
ANNEX D	–	DECREMENT TABLES	D-1
ANNEX E	–	PRICE/YIELD TABLES	E-1
ANNEX F	–	MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES	F-1	Commercial Mortgage Pass-Through Certificates
ANNEX G	–	EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES	G-1

Prospectus

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31	PROSPECTUS SUPPLEMENT
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74	December 13, 2013
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	128
RATING	129
INDEX OF DEFINED TERMS	130

Until the date that is ninety days from the date of this prospectus supplement, all dealers that buy, sell or trade the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.